                         Prospectus supplement dated December 28, 2006 (to prospectus dated December 27, 2006)

                                                            $1,831,882,000
                                                             (Approximate)

                                             Bear Stearns Mortgage Funding Trust 2006-AR5
                                                            Issuing Entity

                                                       EMC Mortgage Corporation
                                                         Servicer and Sponsor
                                             Structured Asset Mortgage Investments II Inc.
                                                               Depositor
                                             Bear Stearns Mortgage Funding Trust 2006-AR5
                                          Mortgage Pass-Through Certificates, Series 2006-AR5

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

The Trust
The trust will consist primarily of a pool of 30-year and 40-year  conventional,  adjustable rate, negative amortization mortgage loans secured by first liens on one- to four-family  residential  properties,  divided into two primary loan groups,  designated loan group I and loan group II.
The trust will issue the following classes of certificates that are offered under this prospectus supplement:
     o  4 classes of group I senior certificates designated Class I-A-1, Class I-A-2, Class I-A-3 and Class I-X Certificates;
     o  9 classes of group I subordinate  certificates  designated Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4,  Class I-B-5,
        Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates;
     o  3 classes of group II senior certificates designated Class II-A-1, Class II-A-2 and Class II-A-3 Certificates; and
     o  4 classes  of group II  subordinate  certificates  designated  Class  II-B-1,  Class  II-B-2,  Class  II-B-3  and Class  II-B-4
        Certificates;
     each as more fully described in the tables beginning on page S-2 of this prospectus supplement.
Credit Enhancement
Credit  enhancement  for the offered  certificates  will consist of excess  spread,  overcollateralization  and  additional  classes of subordinated  certificates.  The group II offered  certificates and the Class II-B-5 Certificates may receive additional  distributions in respect of interest from payments under the related cap contracts, as described herein.
Distributions on the  certificates  will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning in January 2007.
Neither the  Securities and Exchange  Commission nor any state  securities  commission has approved the  certificates  or determined if this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.
The Attorney  General of the State of New York has not passed on or endorsed the merits of this  offering.  Any  representation  to the contrary is unlawful.
The price to investors  will vary from time to time and will be determined at the time of sale.  The proceeds to the depositor from the offering  are  expected to be  approximately  100.28% of the  aggregate  principal  amount of the offered  certificates,  plus  accrued interest thereon, less expenses.  See “Method of Distribution” in this prospectus supplement.
The  Underwriter  will deliver to  purchasers  the offered  certificates  in  book-entry  form  through The  Depository  Trust  Company,
Clearstream Banking, société anonyme and the Euroclear System, in each case, on or about December 29, 2006.

                                                       Bear, Stearns & Co. Inc.
                                                              Underwriter

                              Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the  information  contained  in this  document.  We have not  authorized  anyone to provide you with  different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o    the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o    this prospectus supplement, which describes the specific terms of your certificates.

Schedule 1, Annex I, Annex II and Schedule A are  incorporated  into and comprise a part of this prospectus  supplement as if fully set forth herein.

The description of your  certificates in this  prospectus  supplement is intended to enhance the related  description in the prospectus and you should rely on the information in this prospectus supplement as providing additional detail not available in the prospectus.

The  Depositor’s  principal  offices are located at 383 Madison  Avenue,  New York,  New York 10179 and its  telephone  number is (212)
272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY,  THE SPONSOR, THE SERVICER,  THE TRUSTEE, EACH RECIPIENT OF THE
RELATED PROSPECTUS  SUPPLEMENT AND, BY ITS ACCEPTANCE  THEREOF,  EACH HOLDER OF A CERTIFICATE,  AGREES AND ACKNOWLEDGES THAT EACH PARTY
HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES,  REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE,  IMMEDIATELY UPON COMMENCEMENT
OF  DISCUSSIONS,  TO ANY AND ALL PERSONS THE TAX TREATMENT  AND TAX  STRUCTURE OF THE  CERTIFICATES  AND THE REMICS,  THE  TRANSACTIONS
DESCRIBED  HEREIN AND ALL MATERIALS OF ANY KIND  (INCLUDING  OPINIONS OR OTHER TAX ANALYSES)  THAT ARE PROVIDED TO ANY OF THEM RELATING
TO SUCH TAX TREATMENT AND TAX STRUCTURE.

                                                        European Economic Area

         In relation to each Member State of the European  Economic Area which has  implemented the Prospectus  Directive  (referred to herein as a Relevant  Member State),  the  Underwriter has represented and agreed that with effect from and including the date on which the Prospectus  Directive is implemented in that Relevant  Member State (referred to herein as a Relevant  Implementation  Date) it has not made and will not make an offer of notes to the public in that Relevant  Member State prior to the  publication  of a prospectus in relation to the notes which has been  approved  by the  competent  authority  in that  Relevant  Member  State or,  where  appropriate, approved in another  Relevant  Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance with the Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized  or  regulated  to operate in the  financial  markets  or, if not so  authorized  or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees  during the last  financial  year; (2) a total balance sheet of more than  €43,000,000  and (3) an annual net turnover of more than  €50,000,000,  as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the Issuer of a prospectus  pursuant to Article 3 of the
         Prospectus Directive.

         For the  purposes  of this  provision,  the  expression  an “offer of notes to the  public”  in  relation  to any notes in any
Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase  or  subscribe  the notes,  as the same may be varied in that
Member  State by any measure  implementing  the  Prospectus  Directive in that Member  State and the  expression  referred to herein as
Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                            United Kingdom

         The Underwriter has represented and agreed that:

(a)      it has only  communicated or caused to be communicated  and will only communicate or cause to be communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b)      it has complied and will comply with all  applicable  provisions  of the FSMA with respect to anything  done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                                                           TABLE OF CONTENTS
                                                         PROSPECTUS SUPPLEMENT

    Caption                                        Page

SUMMARY OF PROSPECTUS

DESCRIPTION OF THE

    Allocation of Realized Losses;
     Subordination.................................S-45
    Excess Spread and Overcollateralization

    Restrictions on Transfer of the
     the Residual Certificates.....................S-48
THE CAP CONTRACTS..................................S-48
YIELD AND PREPAYMENT

    Yield Sensitivity of the Subordinate
     Certificates..................................S-83
    Yield Sensitivity of the Class I-X
     Certificates..................................S-83
THE POOLING AND SERVICING

    Servicing and Other Compensation and Payment

    Realization Upon Defaulted
     Mortgage Loans ...............................S-88
    Monthly Reports to Certificateholders..........S-88
    Collection and Other Servicing Procedures

    Special Tax Considerations Applicable to the
    Class A Certificates and Class B Certificates..S-95

AFFILIATIONS, RELATIONSHIPS AND RELATED

                                                         TRANSACTION STRUCTURE

                                                   SUMMARY OF PROSPECTUS SUPPLEMENT

         The following  summary is a very broad overview of the offered  certificates  and does not contain all of the information that you should  consider in making your investment  decision.  To understand all of the terms of the offered  certificates,  read carefully this entire  prospectus  supplement  and the entire  accompanying  prospectus.  A glossary  is  included at the end of this  prospectus supplement.  Capitalized  terms used but not  defined in the  glossary at the end of this  prospectus  supplement  or in the  following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity..............................  Bear Stearns Mortgage Funding Trust 2006-AR5.
Title of Series.............................  Bear Stearns Mortgage Funding Trust 2006-AR5 Mortgage Pass-Through
                                              Certificates, Series 2006-AR5.
Cut-off Date................................  December 1, 2006.
Closing Date................................  On or about December 29, 2006.
Depositor...................................  Structured Asset Mortgage Investments II Inc.
Sponsor and Servicer........................  EMC Mortgage Corporation, an affiliate of the depositor.
Originators.................................  Bear Stearns Residential Mortgage Corporation and EMC Mortgage
                                              Corporation.
Trustee.....................................  Wells Fargo Bank, National Association.
Cap Counterparty............................  ABN AMRO Bank N.V.
Distribution Dates..........................  Distributions on the offered certificates will be made on the 25th day of each month or, if such day is not a business day, on the next succeeding business day, beginning in January 2007.
Offered Certificates........................  The classes of offered certificates and their pass-through rates and current principal amounts are set forth in the table below.

                                                                Group I

                                                         Offered Certificates

                           Pass-Through        Initial Current          Initial Rating
         Class                 Rate            Principal Amount         (S&P/Moody’s)              Designation
         I-A-1             Variable Rate         $455,207,000              AAA/Aaa            Group I Super Senior
         I-A-2             Variable Rate         $227,603,000              AAA/Aaa           Group I Senior Support
         I-A-3             Variable Rate         $75,868,000               AAA/Aaa           Group I Senior Support
          I-X               Fixed Rate             Notional                AAA/Aaa           Group I Senior Interest
                                                                                                      Only
         I-B-1             Variable Rate         $20,390,000               AA+/Aaa             Group I Subordinate
         I-B-2             Variable Rate         $16,142,000                AA/Aa1             Group I Subordinate
         I-B-3             Variable Rate          $5,947,000               AA-/Aa1             Group I Subordinate
         I-B-4             Variable Rate         $11,894,000                A+/Aa2             Group I Subordinate
         I-B-5             Variable Rate          $4,248,000                A/Aa3              Group I Subordinate
         I-B-6             Variable Rate          $4,248,000                A-/A1              Group I Subordinate
         I-B-7             Variable Rate          $7,221,000               BBB+/A3             Group I Subordinate
         I-B-8             Variable Rate          $4,248,000               BBB/Baa2            Group I Subordinate
         I-B-9             Variable Rate          $4,248,000              BBB-/Baa3            Group I Subordinate
Total Group I Offered Certificates:             $837,264,000

                                                       Group I
                                              Non-Offered Certificates
                           Pass-Through       Initial Current          Initial Rating
         Class                 Rate           Principal Amount         (S&P/Moody’s)               Designation
         I-XP-1                N/A                  N/A                      NR                Group I Subordinate
         I-XP-2                N/A                  N/A                      NR                Group I Subordinate
        I-B-IO                 N/A                   $0                      NR                Group I Subordinate
Total Group I Non-Offered Certificates:              $0

                                                       Group II

                                                 Offered Certificates
                           Pass-Through        Initial Current          Initial Rating
         Class                 Rate            Principal Amount         (S&P/Moody’s)              Designation
         II-A-1            Variable Rate         $550,417,000              AAA/Aaa            Group II Super Senior
         II-A-2            Variable Rate         $275,208,000              AAA/Aaa           Group II Senior Support
         II-A-3            Variable Rate         $91,736,000               AAA/Aaa           Group II Senior Support
         II-B-1            Variable Rate         $37,349,000                AA/Aaa            Group II Subordinate
         II-B-2            Variable Rate         $19,954,000                A/Aa3             Group II Subordinate
         II-B-3            Variable Rate         $14,326,000                BBB/A3            Group II Subordinate
         II-B-4            Variable Rate          $5,628,000              BBB-/Baa1           Group II Subordinate
Total Group II Offered Certificates:           $994,618,000

                                                      Group II

                                              Non-Offered Certificates
                           Pass-Through       Initial Current          Initial Rating
         Class                 Rate           Principal Amount         (S&P/Moody’s)               Designation
        II-B-5            Variable Rate           $20,977,000              BB/Ba1              Group II Subordinate
         II-XP                 N/A                    N/A                    NR                Group II Subordinate
        II-B-IO                N/A                     $0                    NR                Group II Subordinate
Total Group II Non-Offered Certificates:       $20,977,000

Total Offered Certificates $1,831,882,000
Total Certificates         $1,852,859,000

                                                Residual Certificates

Residual Certificates
                           Pass-Through       Initial Current          Initial Rating
         Class                 Rate           Principal Amount         (S&P/Moody’s)               Designation
           R                   N/A                   $0                      NR                      Residual
          R-X                  N/A                   $0                      NR                      Residual
Total Residual Certificates:                         $0

Other Information:

The pass-through rates on the certificates are described in detail on pages S-47 and S-53 in this prospectus supplement.

Class I-X Certificates:

The Class I-X  Certificates  are  sometimes  referred to herein as the Class X  Certificates.  The Class X  Certificates  do not have a principal amount.

The Class I-X Certificates  will have a notional amount equal to the aggregate  outstanding  principal  balance of the group I mortgage loans having "hard" prepayment  charges for a term of three years from  origination,  as set forth in this prospectus  supplement.  The
Class I-X Certificates will have an initial notional amount of approximately $626,636,221.

The Issuing Entity

The  depositor  will  establish  a trust with  respect to the Bear  Stearns  Mortgage  Funding  Trust  2006-AR5  Mortgage  Pass-Through
Certificates,  Series 2006-AR5,  pursuant to a pooling and servicing  agreement dated as of December 1, 2006, among the depositor,  the servicer and sponsor and the trustee.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust.

Distributions  of interest and/or  principal on the offered  certificates  will be made only from payments  received in connection with the related mortgage loans as described below.

See “Description of the Certificates” in this prospectus supplement.

The Sponsor

EMC Mortgage  Corporation,  in its capacity as mortgage loan seller,  a Delaware  corporation and an affiliate of the depositor and the underwriter, will sell the mortgage loans to the depositor and is sometimes referred to herein as the Sponsor or EMC.

The Originators

Approximately  35.97% of the group I mortgage loans and  approximately  36.20% of the group II mortgage  loans were  originated by Bear
Stearns Residential  Mortgage  Corporation.  Approximately  64.03% of the group I mortgage loans and approximately  63.80% of the group
II mortgage loans were originated by EMC Mortgage Corporation.

The Servicer

All of the mortgage loans will be serviced by EMC Mortgage Corporation.

The Mortgage Loans

The mortgage pool consists of approximately  4,781 first lien adjustable rate negative  amortization  mortgage loans secured by one- to four-family  residential  real  properties and individual  condominium  units.  The mortgage pool will be divided into two loan groups.
The group I mortgage loans will include  mortgage loans  originated under the Bear Stearns Option ARM program and the group II mortgage loans will include  mortgage  loans  originated  under the 5 Yr. Bear Stearns Secure Option ARM program,  each as more fully  described below.

The mortgage loans have an aggregate principal balance of approximately $1,872,852,623 as of the cut-off date.

All of the mortgage loans have a negative  amortization  feature,  under which accrued interest on a mortgage loan will be deferred and added to the  principal  balance of that mortgage  loan if the minimum  monthly  payment on any payment date is less than the amount of accrued interest due on the mortgage loan on that payment date. See “Description of the Mortgage  Loans-General-Negative  Amortization”
in this prospectus supplement.

The  mortgage  rate on each  group I  mortgage  loan is  adjustable,  generally  after a period of one or three  months  following  its origination,  and thereafter adjusts monthly. The mortgage rate on each group II mortgage loan is adjustable,  generally after a period of five years following its  origination,  and thereafter  adjusts every six (6) months or every twelve (12) months as set forth in the related  mortgage  note.  Approximately  14.86% of the group I mortgage loans and all of the group II mortgage loans are still in their initial fixed rate period.

With respect to the group I mortgage  loans,  the minimum  monthly  payment will be an interest  only payment in an amount equal to the full amount of accrued  interest of the mortgage loan calculated  based on the outstanding  principal  balance of the mortgage loan and the interest rate then in effect.  The minimum monthly  payment will adjust annually on a date specified in the related  mortgage note, subject to the conditions that (i) the amount of the monthly  payment (with the exception of each fifth payment  adjustment date or the final payment  adjustment  date) will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment,  (ii) as of the fifth  payment  adjustment  date and on the same day every fifth year  thereafter  and on the last  payment adjustment  date,  the monthly  payment will be recast  without  regard to the  limitation  in clause (i) above and (iii) if the unpaid principal  balance exceeds a percentage  (either 110% or 115%,  depending on the maximum negative  amortization for that mortgage loan)
of the original  principal  balance due to deferred  interest,  the monthly  payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over its remaining term to maturity.

With respect to the group II mortgage  loans,  during the initial fixed rate period,  the  mortgagor  will be required to pay a minimum monthly  payment  calculated  on the basis of the  original  loan amount and a note rate below the  original  note rate by up to 3% per annum.  The minimum  monthly  payment  will adjust at the earlier of (i) the end of the initial five year fixed rate period or (ii) the date upon which the unpaid principal  balance equals or exceeds a percentage  (either 110% or 115%,  depending on the maximum amount of negative  amortization for that mortgage loan) of the original  principal  balance of the mortgage loan due to deferred  interest.  The period from  origination to the date on which the minimum monthly  payment first adjusts is sometimes  referred to herein as the option period.  Upon  adjustment,  the  required  monthly  payment  will be an interest  only payment in an amount equal to the full amount of accrued  interest of the mortgage loan  calculated  based on the  outstanding  principal  balance of the mortgage loan and the interest rate then in effect.  The  required  monthly  payment  may change at the end of the  initial  fixed rate  period  once every six months thereafter based on the semi-annual  adjustment of interest or once every twelve months  thereafter  based on the annual  adjustment of interest.  This  interest-only  period will expire on the tenth  anniversary  of the loan,  at which time the monthly  payment  will be adjusted  semi-annually  or annually to pay interest and amortize  fully the then unpaid  principal  balance over its remaining term to maturity (assuming the then current interest rate remains in effect until maturity).

With  respect to the group I mortgage  loans and with  respect to the group II  mortgage  loans,  during  the option  period  only,  in addition to the minimum  monthly payment option,  the mortgagor is offered three  additional  payment options to the extent they result in a larger payment than the minimum  monthly  payment.  The payment  options  include an  interest-only  payment,  a fully  amortizing payment and a 15-year  amortizing  payment.  If a payment  option would not result in an amount  greater than the minimum  payment due, the payment option will not be available to a mortgagor.

See “Description of the Mortgage Loans-General” in this prospectus supplement.

After the initial  fixed-rate  period,  the interest rate on each group I mortgage loans will adjust monthly based on One-Year MTA, the
12-month  moving  average yield on United States  Treasury  Securities  adjusted to a constant  maturity of one year.  After the option period,  the interest rate on each group II mortgage  loan,  will adjust  semi-annually  based on Six-Month  LIBOR or annually based on
One-Year  LIBOR.  The rate  adjustments  are  subject to  limitations  set forth  under  “Description  of the  Mortgage  Loans” in this prospectus supplement.

Mortgage Pool Characteristics

The Group I Mortgage Loans

The following table summarizes the approximate characteristics of the group I mortgage loans as of the cut-off date:

Number of mortgage loans:...................2,121

Aggregate principal balance:.........$849,583,065

Range of principal
   balances:................$59,857 to $2,426,600
Average principal balance:...............$400,558
Range of mortgage rates (per annum):............     1.000% to 9.125%
Weighted average mortgage rate (per annum): 7.303%
Range of remaining terms to stated maturity (months):         355 to 480
Weighted average remaining term to stated maturity (months):  406
Weighted average loan-to-value ratio at origination: 77.64%
Weighted average gross margin (per annum):.3.488%
Weighted average maximum lifetime mortgage rate (per annum):  9.950%
Weighted average months to next interest adjustment date (months):     1
Loan Index:
One-Year MTA..............................100.00%

The Group II Mortgage Loans

The following table summarizes the approximate characteristics of the group II mortgage loans as of the cut-off date:

Number of mortgage loans:...................2,660

Aggregate principal balance:.......$1,023,269,558

Range of principal
   balances:................$60,351 to $1,964,900
Average principal balance:...............$384,688
Range of mortgage rates (per annum):............     5.750% to 10.125%
Weighted average mortgage rate (per annum): 7.675%
Range of remaining terms to stated maturity (months):         356 to 360
Weighted average remaining term to stated maturity (months):  359
Weighted average loan-to-value ratio at origination: 77.63%
Weighted average gross margin (per annum):.2.253%
Weighted average maximum lifetime mortgage rate (per annum):  12.673%
Weighted average months to next interest adjustment date (months):     59
Loan Index:
6 Month LIBOR..............................99.55%

1 Year LIBOR................................0.45%

For additional  information  regarding the mortgage loans,  see  “Description of the Mortgage Loans” in this prospectus  supplement and
Schedule A, which is attached and is part of this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The trustee will  acknowledge  the sale,  transfer and assignment to it (or the custodian as its agent) by the depositor and receipt of the mortgage  loans,  subject to further  review and the  exceptions  which may be noted  pursuant to the  procedures  described in the pooling and servicing  agreement.  If the trustee (or the custodian as its agent) finds that any mortgage loan appears defective on its face,  appears to have not been executed or received,  or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule  (determined on the basis of the mortgagor name,  original  principal balance and loan number),  the trustee (or the custodian as its agent) shall  promptly  notify the sponsor.  The sponsor must then correct or cure any such defect  within 90 days from the date of notice  from the  trustee  (or the  custodian  as its agent) of the defect and if the  sponsor  fails to correct or cure such defect within such period and such defect  materially and adversely  affects the interests of the  certificateholders  in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing  agreement and the mortgage loan purchase  agreement, within 90 days of the date of notice,  provide the trustee with a substitute  mortgage  loan (if within two years of the closing  date)
or repurchase  the mortgage loan;  provided that, if such defect would cause the mortgage loan to be other than a “qualified  mortgage”
as defined in Section  860G(a)(3)(a)  of the Internal  Revenue Code, any such cure or  substitution  must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The trust will issue the certificates in two certificate groups.

The Class I-A-1,  Class I-A-2,  Class I-A-3 and Class I-X  Certificates  will represent  interests  principally in loan group I and are sometimes referred to herein as the group I senior certificates.

The Class I-A-1, Class I-A-2 and Class I-A-3 Certificates are sometimes referred to herein as the Class I-A Certificates.

The Class I-X Certificates are sometimes referred to herein as the Class X Certificates.

The Class  I-B-1,  Class  I-B-2,  Class  I-B-3,  Class I-B-4,  Class  I-B-5,  Class  I-B-6,  Class  I-B-7,  Class I-B-8 and Class I-B-9
Certificates  will each  represent  subordinated  interests in the group I mortgage  loans and are sometimes  referred to herein as the group I subordinate certificates or the Class I-B Certificates.

The group I senior  certificates  and the group I  subordinate  certificates  are  sometimes  referred to herein as the group I offered certificates.

The Class I-XP-1,  Class I-XP-2 and Class I-B-IO Certificates are not offered by this prospectus  supplement and are sometimes referred to herein as the group I non-offered  certificates.  The Class  I-XP-1,  the Class I-XP-2 and the Class I-B-IO  Certificates  will each represent subordinated interests in the group I mortgage loans.

The  group I  offered  certificates  and the  group I  non-offered  certificates  are  sometimes  referred  to  herein  as the  group I certificates.

The Class  II-A-1,  the Class  II-A-2 and Class II-A-3  Certificates  will  represent  interests  principally  in loan group II and are sometimes referred to herein as the group II senior certificates or the Class II-A Certificates.

The group I senior certificates and the group II senior certificates are sometimes referred to herein as the senior certificates.

The Class II-B-1,  Class II-B-2, Class II-B-3,  Class II-B-4 and Class II-B-5 Certificates will each represent  subordinated  interests in the group II  mortgage  loans and are  sometimes  referred  to herein as the group II  subordinate  certificates  or the Class  II-B
Certificates.

The group II senior  certificates  and the Class  II-B-1,  Class  II-B-2,  Class II-B-3 and Class  II-B-4  Certificates  are  sometimes referred to herein as the group II offered certificates.

The group I subordinate  certificates  and the group II subordinate  certificates  are sometimes  referred to herein as the subordinate certificates.

The Class II-B-5, Class II-XP and Class II-B-IO Certificates,  which are not offered by this prospectus  supplement,  and are sometimes referred to herein as the group II  non-offered  certificates,  will each  represent  subordinated  interests  in the group II mortgage loans.

The  group II  offered  certificates  and the  group II  non-offered  certificates  are  sometimes  referred  to herein as the group II certificates.

Payments  of  interest  and  principal  on each class of group I  certificates  will be made from group I mortgage  loans.  Payments of interest and principal on each class of group II certificates will be made from group II mortgage loans.

The Class R  Certificates  and the Class R-X  Certificates  (also referred to herein as the residual  certificates)  are not offered by this prospectus  supplement and represent the residual  interests in the real estate mortgage  investment  conduits  established by the trust.
The group I offered certificates and the group II offered certificates are sometimes referred to herein as the offered certificates.

The group I non-offered certificates,  the group II non-offered  certificates,  the Class R Certificates and the Class R-X Certificates
are sometimes referred to herein as the non-offered certificates.

The non-offered certificates, together with the offered certificates are sometimes referred to herein as the certificates.

The Class I-XP-1, the Class I-XP-2 and the Class II-XP Certificates are sometimes referred to as the Class XP Certificates.

The assumed final  distribution  date for the group I offered  certificates is December 2036. The assumed final  distribution  date for the group II offered certificates is January 2037.

With respect to the group I mortgage  loans,  it is intended that the amounts  deposited in the final maturity  reserve account will be sufficient  to retire  the group I offered  certificates  on the  December  2036  assumed  final  distribution  date,  even  though the outstanding  principal  balance of the group I mortgage loans having  40-year  original terms to maturity will not have been reduced to zero on such assumed final  distribution  date. The actual final  distribution date for each class of the group I offered  certificates may be earlier,  and could be substantially  earlier,  than the distribution  date in December 2036. If amounts on deposit in the final maturity reserve account are not sufficient to pay the outstanding  current  principal amounts of the group I certificates to zero, the actual final distribution date of the group I certificates could be later than December 2036.

Record Date

For each class of offered  certificates  (other  than the Class X  Certificates),  and for any  distribution  date,  the  business  day preceding the applicable  distribution  date so long as the offered  certificates  remain in book-entry form. For each class of Class X
Certificates  and any other class of offered  certificate  that is no longer in book-entry  form,  and for any  distribution  date, the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

Denominations

For each class of certificates, other than the residual certificates, $25,000 and multiples of $1.00 in excess thereof.

Registration of Offered Certificates

The trust will issue the offered  certificates  initially in book-entry form. Persons acquiring interests in these offered certificates will hold their  beneficial  interests  through The Depository Trust Company,  in the United States,  or Clearstream  Banking,  société
anonyme or the Euroclear System, in Europe.

See“Description of the Certificates-Book-Entry Registration” in this prospectus supplement.

Interest Accrual Period

Interest will accrue at the rate described herein on each class of certificates.

The interest  accrual period for the offered  certificates  (other than the Class X  Certificates)  and the Class II-B-5  Certificates,
will be the period  commencing on the  distribution  date in the month preceding the month in which a distribution  date occurs (or the closing date, in the case of the first interest  accrual period) and ending on the day  immediately  prior to such  distribution  date.
Interest on the offered  certificates  (other than the Class X Certificates)  will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

The interest  accrual  period for the Class X  Certificates,  will be the calendar  month  immediately  preceding the calendar month in which a distribution  date occurs.  Interest on the Class X Certificates  will be calculated on the basis of a 360-day year  consisting of twelve 30-day months.

Pass -Through Rates

The pass-through rates on each class of offered certificates are as follows:

The offered  certificates  (other than the Class X  Certificates)  will bear interest at a pass-through  rate equal to the least of (i)
one-month LIBOR plus the related margin, (ii) 10.50% per annum and (iii) the related net rate cap of the related mortgage loans.

The net rate cap for the group I offered  certificates  (other than the Class X Certificates)  is equal to the weighted  average of the net rates of the group I mortgage loans,  less the coupon strip rate (described  below),  if applicable,  and the pass-through  rate on the Class X Certificates rate described below.

The net rate cap for the group II offered  certificates  and the Class II-B-5  Certificates is equal to the weighted average of the net rates of the group II mortgage loans.

The coupon  strip rate for loan group I will equal the coupon  strip,  if any,  payable to the final  maturity  reserve  account on any distribution  date,  expressed as a per annum rate  calculated on the basis of the aggregate  stated  principal  balance of the group I mortgage loans as of such distribution date.

The related margin for the Class I-A-1,  Class I-A-2,  Class I-A-3,  Class I-B-1,  Class I-B-2,  Class I-B-3, Class I-B-4, Class I-B-5,
Class I-B-6, Class I-B-7,  Class I-B-8,  Class I-B-9,  Class II-A-1,  Class II-A-2,  Class II-A-3,  Class II-B-1,  Class II-B-2,  Class
II-B-3,  Class  II-B-4 and Class  II-B-5  Certificates  will be  0.160%,  0.210%,  0.250%,  0.380%,  0.400%,  0.430%,  0.500%,  0.550%,
0.600%,1.150%,  1.500%, 2.100%, 0.190%,  0.230%, 0.270%, 0.380%, 0.570%, 1.500%, 2.150% and 2.150%, per annum,  respectively,  provided that, after the first possible related optional  termination  date, the related margin for the Class I-A-1,  Class I-A-2,  Class I-A-3,
Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4,  Class I-B-5,  Class I-B-6, Class I-B-7, Class I-B-8, Class I-B-9, Class II-A-1,
Class II-A-2,  Class II-A-3,  Class II-B-1,  Class II-B-2,  Class II-B-3,  Class II-B-4 and Class II-B-5  Certificates  will be 0.320%,
0.420%,  0.500%,  0.570%,  0.600%,  0.645%,  0.750%,  0.825%,  0.900%,  1.725%, 2.250%, 3.150%, 0.380%, 0.460%, 0.540%, 0.570%, 0.855%,
2.250%, 3.225% and 3.225%, per annum, respectively.

One-month  LIBOR for the first  interest  accrual  period and for all  subsequent  accrual  periods shall be determined as described in
“Description of the Certificates-Calculation of One-Month LIBOR” in this prospectus supplement.

The Class I-X Certificates  will bear interest at a fixed  pass-through rate equal to 0.500% per annum based on a notional amount equal to the aggregate  outstanding  principal  balance of the group I mortgage  loans having "hard"  prepayment  charges for a term of three years from origination  immediately  prior to such  distribution  date. The Class I-X Certificates will have an initial notional amount of approximately $626,636,221.

The Class  I-XP-1,  Class  I-XP-2,  Class  II-XP,  Class  I-B-IO,  Class  II-B-IO,  Class R and Class  R-X  Certificates  do not have a pass-through rate and will not bear interest.

Interest Payments

On each distribution date holders of the offered certificates and the Class II-B-5 Certificates will generally be entitled to receive:
•    the  interest  that has  accrued on the  current  principal  amount or  notional  amount of such  certificates  at the  applicable pass-through rate during the related interest accrual period, and
•    any interest due on a prior distribution date that was not paid, less
•    interest shortfalls allocated to such certificates.

However,  the amount of interest  distributable on a distribution date with respect to any class of certificates will be reduced by the amount,  if any, of net deferred  interest for the related  distribution  date that is  allocated to such class of  certificates,  and, after the distribution  date occurring in January 2017, any amounts paid into the final maturity reserve account,  if applicable,  each as described under “Description of the Certificates” in this prospectus supplement.

In the event that an increase  in the index  causes  interest  to accrue on a mortgage  loan for a given month in excess of the monthly payment for that mortgage loan, the excess  interest will be added to the  outstanding  principal  balance of that mortgage loan in the form of “negative  amortization.” For any distribution  date, the excess, if any, of (i) the aggregate amount of negative  amortization with  respect to all  mortgage  loans for the  calendar  month  prior to that  distribution  date,  over (ii) the  aggregate  amount of scheduled  and  unscheduled  payments of  principal  received  with  respect to all  mortgage  loans  during the related due period and prepayment period,  referred to herein as net deferred interest,  will be deducted from interest payable to the related certificates as described in this prospectus  supplement.  The amount deducted from the interest payable to each class of offered  certificates  (other than the Class I-X  Certificates)  and the  Class  II-B-5  Certificates  will be added to the  principal  balance  of that  class.  See
“Description of the Certificates” in this prospectus supplement.

Principal Payments

On each  distribution  date, to the extent that the scheduled and  unscheduled  payments of principal on the mortgage  loans during the related due period and prepayment  period exceed the deferred  interest on the mortgage loans,  principal will be paid on each class of certificates  entitled to receive principal  payments on each distribution  date. You should review the priority of payments  described under “Description of the Certificates -Distributions on the Certificates” in this prospectus supplement.

Final Maturity Reserve Account

If, on the  distribution  date occurring in January 2017 or on any distribution  date thereafter,  up to and including the distribution date for the group I offered  certificates in December 2036, any group I offered  certificates are outstanding and the aggregate stated
principal  balance of the group I mortgage  loans with original terms to maturity in excess of 30 years is greater than or equal to the scheduled  amount  specified  in Schedule 1 to this  prospectus  supplement  for the related  distribution  date,  the trustee  will be required to deposit,  from interest  collections from the group I mortgage loans,  into the final maturity reserve account on each such distribution  date, an amount equal to the lesser of (a) the product of (i) 1.00%,  (ii) the aggregate stated principal  balance of the group I mortgage  loans with original  terms to maturity in excess of 30 years as of the due date  occurring in the month prior to such distribution  date and (iii)  one-twelfth and (b) the excess of (i) the final maturity reserve fund target for such  distribution  date over (ii) the amount on deposit in the final maturity reserve fund  immediately  prior to such  distribution  date, until the amount on deposit in the final maturity  reserve account is equal to the final maturity  reserve account target.  Amounts on deposit in the final maturity  reserve  account  will be used to pay the  outstanding  current  principal  amount of the group I offered  certificates  then outstanding  on the  distribution  date in December  2036 (or such  earlier date upon which the final  distribution  of payments on the group I mortgage  loans and other assets of the trust is expected to be made).  See  "Description  of the  Certificates-Final  Maturity
Reserve Account" in this prospectus supplement.

Advances

The servicer will make cash advances with respect to  delinquent  payments of minimum  interest due on the mortgage  loans for which it acts as servicer,  generally  to the extent that the servicer  reasonably  believes  that such cash  advances can be repaid from future payments on the related mortgage loans. If the servicer fails to make any required  advances,  the Trustee may be obligated to do so in its capacity as successor  servicer,  as described in this prospectus  supplement.  These cash advances are only intended to maintain a regular flow of scheduled  interest and  principal  payments on the  certificates  and are not intended to guarantee or insure  against losses.  See  “The Pooling and Servicing Agreement-Monthly Advances” in this prospectus supplement.

Servicing Fee

The  servicer  will be  entitled to receive a  servicing  fee,  as  compensation  for its  activities  under the pooling and  servicing agreement,  equal to 1/12th of the servicing fee rate multiplied by the stated  principal  balance of each mortgage loan serviced by it as of the due date in the month  preceding  the month in which such  distribution  date occurs.  The  servicing fee rate will be 0.375%
per annum.  Interest  shortfalls on the related  mortgage loans resulting from prepayments in full in any calendar month will be offset by the servicer on the distribution date in the following  calendar month to the extent of compensating  interest payments as described in this prospectus supplement.
Credit Enhancement

Credit  enhancement  provides limited  protection to holders of specified  certificates  against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Excess Spread and  Overcollateralization.  The mortgage  loans are expected to generate more interest than is needed to pay interest on the  related  certificates  because we expect the  weighted  average  net  interest  rate of the  mortgage  loans to be higher than the weighted average pass-through rate on the related certificates.  In addition,  such higher interest rate is paid on a principal balance of mortgage loans that is larger than the current principal amount of the related  certificates.  Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the related  certificates,  related trust expenses and, with respect to the group I mortgage  loans,  on and after the  distribution  date occurring in January 2017, any amounts paid into the final  maturity  reserve  account,  will be used to reduce the total  current  principal  amount of the  related  certificates  until a required level of overcollateralization has been achieved.

See “Description of the Certificates-Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Subordination;  Allocation  of Losses.  By issuing  senior  certificates  and  subordinate  certificates,  the trust has  increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior  certificates  will have a payment  priority over the related  subordinate  certificates.  Among the classes of  subordinate certificates,  each class of Class B Certificate  with a lower numerical class  designation  will have payment priority over each class of related Class B Certificate with a higher numerical class designation.

Subordination  provides the holders of  certificates  having a higher payment  priority  protection  against  losses  realized when the remaining  unpaid principal  balance on a related  mortgage loan exceeds the amount of proceeds  recovered upon the liquidation of that mortgage  loan. In general,  this loss  protection is  accomplished  by allocating  any realized  losses in excess of available  excess spread  and any  current  overcollateralization  to the  related  subordinate  certificates,  beginning  with the  related  subordinate certificates  with the lowest payment  priority,  until the current principal amount of that subordinate class has been reduced to zero and then allocating any loss to the next most junior class of related subordinate  certificates,  until the current principal amount of each class of subordinate  certificates is reduced to zero. If no related subordinate  certificates  remain outstanding,  the principal portion of realized  losses on the mortgage  loans in each loan group will be allocated to the related senior  certificates  thereof in accordance with the priorities set forth herein under "Description of the Certificates-Allocation of Realized Losses; Subordination."

As of the closing date,  the aggregate  current  principal  amount of the Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4,  Class
I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9  Certificates will equal  approximately  9.25% of the aggregate  principal balance of the group I mortgage loans as of the cut-off date.

As of the closing date,  the aggregate  current  principal  amount of the Class II-B-1,  Class II-B-2,  Class II-B-3,  Class II-B-4 and
Class II-B-5  Certificates will equal  approximately  9.60% of the aggregate principal balance of the group II mortgage loans as of the cut-off date.

See “Description of the Certificates-Allocation of Realized Losses; Subordination” in this prospectus supplement.

The Cap Contracts

The group II offered  certificates  and the Class  II-B-5  certificates  will be entitled to the  benefits  provided by the related cap contract.  There can be no assurance as to the extent of benefits,  if any, that may be realized by the  certificateholders as a result of the cap contracts.

See “The Cap Contracts” in this prospectus supplement.

Optional Termination

At its option,  the  depositor or its designee may purchase  from the trust all of the (i) group I mortgage  loans,  together  with any properties  in respect  thereof  acquired on behalf of the trust and thereby  effect  termination  and early  retirement of the group I certificates after the stated principal balance of the group I mortgage loans (and properties  acquired in respect thereof),  remaining in the trust has been  reduced to less than 10% of the stated  principal  balance of the group I mortgage  loans as of the cut-off date and (ii) group II mortgage loans,  together with any properties in respect  thereof  acquired on behalf of the trust and thereby effect termination and early retirement of the group II certificates  after the stated  principal  balance of the group II mortgage loans (and properties  acquired in respect  thereof),  remaining in the trust has been reduced to less than 10% of the stated principal balance of the group II mortgage loans as of the cut-off date.
See “Pooling and Servicing Agreement-Termination” in this prospectus supplement.
Federal Income Tax Consequences
One or more  elections  will be made to treat the  mortgage  loans and  certain  related  assets  as one or more real  estate  mortgage investment conduits for federal income tax purposes.
See “Federal Income Tax Consequences” in this prospectus supplement.
Ratings
It is a condition to the issuance of the  certificates  that the offered  certificates  receive the  following  ratings from Standard &
Poor's  Rating  Services,  a division of The  McGraw-Hill  Companies,  Inc.,  which is referred to herein as S&P and Moody’s  Investors
Service, Inc., which is referred to herein as Moody’s:

Offered Certificates             S&P       Moody’s
Class I-A-1                      AAA         Aaa
Class I-A-2                      AAA         Aaa
Class I-A-3                      AAA         Aaa
Class I-X                        AAA         Aaa
Class II-A-1                     AAA         Aaa
Class II-A-2                     AAA         Aaa
Class II-A-3                     AAA         Aaa
Class I-B-1                      AA+         Aaa
Class I-B-2                      AA          Aa1
Class I-B-3                      AA-         Aa1
Class I-B-4                      A+          Aa2
Class I-B-5                       A          Aa3
Class I-B-6                      A-          A1
Class I-B-7                     BBB+         A3
Class I-B-8                      BBB        Baa2
Class I-B-9                     BBB-        Baa3
Class II-B-1                     AA          Aaa
Class II-B-2                      A          Aa3
Class II-B-3                     BBB         A3
Class II-B-4                     BBB-       Baa1
A rating is not a  recommendation  to buy, sell or hold  securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See “Yield and Prepayment Considerations” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The offered  certificates  (other than the Class I-B-4,  Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8, Class I-B-9, Class II-B-2,
Class II-B-3 and Class II-B-4  Certificates) will constitute  “mortgage related  securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally  recognized  statistical rating organization.  The Class I-B-4, Class
I-B-5,  Class I-B-6,  Class  I-B-7,  Class  I-B-8,  Class I-B-9,  Class  II-B-2,  Class II-B-3 and Class II-B-4  Certificates  will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the prospectus.

ERISA Considerations

The offered  certificates may be purchased by persons  investing assets of employee  benefit plans or individual  retirement  accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See “ERISA Considerations” in this prospectus supplement.

                                                             RISK FACTORS

         You are  encouraged  to  carefully  consider  the  following  risk  factors in  connection  with the  purchase  of the offered certificates:

         Your Yield on the Certificates Will be Subject to any Negative Amortization on the Related Mortgage Loans.

         All of the mortgage loans in the trust fund are negative amortization loans.

         Negative amortization may occur with respect to the group I mortgage loans, because,  generally,  after the initial fixed rate period  following  origination  (as set forth in the related  mortgage  note),  the interest rates on the negative  amortization  loans included in loan group I will typically adjust monthly but their monthly payments and  amortization  schedules adjust annually.  During a period of rising  interest  rates,  the amount of interest  accruing on the principal  balance of these mortgage loans may exceed the amount of the minimum monthly payment.  In addition,  in most  circumstances,  the amount by which a monthly payment may be adjusted on an annual  payment  adjustment  date may be limited and may not be  sufficient  to  amortize  fully the unpaid  principal  balance of a mortgage  loan over its  remaining  term to maturity.  Approximately  14.86% of the group I mortgage  loans are still in their  initial fixed rate period.  The initial  interest  rates on most of the group I mortgage  loans during the initial  fixed rate period are lower than the sum of the  indices  applicable  and the  related  margins  and range  from not  lower  than  1.000%  per annum and in no case exceeding  3.000% per annum.  For  approximately  12.36% of the group I mortgage  loans,  the interest  rates are currently  1.000% per annum.

         Negative  amortization  may occur with respect to the group II mortgage  loans  because  during the initial fixed rate period, monthly  payments made by the mortgagor  may be less than the interest  accrued on such group II mortgage loan for the related  payment period.

         As a result,  a portion of the accrued  interest on negatively  amortizing  loans may become  deferred  interest which will be added to their principal  balances and will also bear interest at the applicable  interest rates.  The amount of any deferred  interest accrued on a mortgage loan during a due period will reduce the amount of interest  available to be distributed  on the related  classes of certificates on the related distribution date.

         If the interest rates on the mortgage loans  decrease prior to an adjustment in the monthly  payment,  a larger portion of the monthly  payment  will be  applied  to the unpaid  principal  balance of the  mortgage  loan,  which may cause the  related  classes of certificates  to amortize more quickly.  Conversely,  if the interest  rates on the mortgage  loans  increase prior to an adjustment in the monthly  payment,  a smaller portion of the monthly payment will be applied to the unpaid  principal  balance of the mortgage loan, which may cause the related  classes of  certificates  to amortize  more  slowly.  With respect to the group I mortgage  loans,  on the fifth payment  adjustment date of a mortgage loan and every fifth payment  adjustment  date thereafter and the last payment  adjustment date prior to the mortgage loan's  maturity,  the monthly payment due on such mortgage loan will be reset without regard to the related periodic  payment  cap or if the unpaid  principal  balance  exceeds a  percentage  of 110% or 115%,  as  applicable,  of the  original principal  balance due to  deferred  interest,  the monthly  payment due on that  mortgage  loan will be reset,  without  regard to the related periodic  payment cap, in each case in order to provide for the outstanding  balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly  installments.  With respect to the group II mortgage  loans,  the initial minimum monthly payment is calculated  on the basis of the original  loan amount and an interest rate below the original  interest rate by generally up to 3% per annum.  After the end of the  five-year  period after  origination  or if the unpaid  principal  balance  equals or exceeds a percentage of 110% or 115% (as  applicable) of the original  principal  balance due to deferred  interest,  the monthly  payment due on that mortgage loan will be reset without regard to the related  periodic  payment cap, to an  interest-only  payment in an amount equal to the full amount of accrued  interest on the mortgage loan  calculated  based on the  outstanding  principal  balance of the mortgage loan and the interest rate then in effect.  These  adjustment  features are likely to  substantially  increase the monthly  payment due from  borrowers  and are likely to affect the rate at which  principal on these  mortgage  loans is paid. In addition,  the  adjustment features  may create a greater  risk of default if the  borrowers  are  unable to pay the higher  monthly  payments  that may result in increases in the interest  rates and increased  principal  balances.  It is expected  that if a borrower paid only the minimum  monthly payment  due under the  mortgage  loan,  such  mortgage  loan  would  reach the  applicable  negative  amortization  percentage  within approximately four years of origination.

         The amount of  deferred  interest,  if any,  with  respect to the  mortgage  loans for a given month will reduce the amount of interest  collected on these mortgage loans and available to be  distributed  as a distribution  of interest to the related  classes of certificates.  The resulting  reduction in interest  collections on the mortgage loans will be offset, in part or in whole, by applying all payments of principal  received on the mortgage loans in the related loan group to interest  distributions  on the related  classes of  certificates.  For any  distribution  date,  the net deferred  interest on the mortgage loans will be allocated to those classes of certificates as set forth in this prospectus  supplement under  “Description of the  Certificates-Distributions  on the  Certificates."
The amount of the reduction of accrued  interest  distributable to a class of certificates  attributable to net deferred  interest will be added to the current  principal  amount of that class.  Only the amount by which the payments of principal  received on the mortgage loans  exceed the amount of deferred  interest  on the  mortgage  loans will be  distributed  as  principal  to the related  classes of
certificates   in  accordance   with  the  priorities   set  forth  in  this   prospectus   supplement   under   “Description   of  the
Certificates-Distributions  on the  Certificates.”  The increase in the current  principal  amount of any class of certificates and the slower  reduction in the current  principal  amounts due to the use of all principal  collected on the related mortgage loans to offset the deferred  interest will have the effect of increasing the weighted  average lives of the  certificates and increasing your exposure to realized losses on the related  mortgage  loans.  We cannot predict the extent to which  mortgagors will prepay their mortgage loans and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.

         In addition,  as the  principal  balance of a mortgage  loan subject to negative  amortization  will increase by the amount of deferred interest allocated to such loan, the increasing  principal balance of a negative  amortization loan may approach or exceed the value of the related  mortgaged  property,  thus  increasing the  likelihood of defaults as well as the amount of any loss  experienced with respect to any such negative  amortization  that is required to be  liquidated.  Furthermore,  each mortgage loan provides for the payment of any remaining  unamortized  principal  balance thereto (due to the addition of deferred  interest,  if any, to the principal balance of the  mortgage  loan) in a single  payment at the  maturity of such  mortgage  loan.  Because the related  mortgagors  may be required to make a larger single payment upon  maturity,  it is possible that the default risk  associated  with mortgage loans subject to negative amortization is greater than associated with fully amortizing mortgage loans.

         Some of the Mortgage Loans Have a Limited Performance History.

         The 5 Yr. Bear Stearns  Secure Option ARM loans included in loan group II are a new product in the mortgage  marketplace.  The performance  of these  mortgage  loans may be  significantly  different  than mortgage loans that fully amortize or have other negative amortization  features that are more common to the mortgage marketplace.  In particular,  the depositor is not aware of any performance history for mortgage loans of this type,  including with respect to losses,  delinquencies or prepayments.  If the performance of these mortgage loans is  substantially  worse or different than assumed by an investor,  there may be delays in payment and increased  losses on the mortgage  loans.  Such delays and losses on the mortgage loans could affect the rate and timing of payments on the  certificates and could increase the risk that realized losses will be allocated to the certificates.

         The Offered  Certificates Will Have Limited  Liquidity,  So You May Be Unable to Sell Your Securities or May Be Forced to Sell
Them at a Discount from Their Fair Market Value.

         The  underwriter  intends  to make a  secondary  market in the  offered  certificates,  however  the  underwriter  will not be obligated  to do so.  There can be no  assurance  that a secondary  market for the  offered  certificates  will  develop or, if it does develop,  that it will provide holders of the offered  certificates  with liquidity of investment or that it will continue for the life of the offered  certificates.  As a result, any resale prices that may be available for any offered  certificate in any market that may develop may be at a discount from the initial  offering price or the fair market value thereof.  The offered  certificates  will not be listed on any securities exchange.

         Credit  Enhancement  Is Limited;  The  Failure of Credit  Enhancement  to Cover  Losses on the Trust Fund Assets May Result in
Losses Allocated to the Offered Certificates.

         The  subordination  of the  subordinate  certificates  to the related  senior  certificates  as described  in this  prospectus supplement,  is intended to enhance the likelihood that holders of the senior  certificates  and, to a more limited extent,  holders of the offered  subordinate  certificates,  will  receive  regular  payments of interest and  principal  and to provide the holders of the senior  certificates and, to a more limited extent, the holders of the related offered  subordinate  certificates with a higher payment priority,  with protection  against losses realized when the remaining unpaid principal  balance on a related mortgage loan exceeds the amount of proceeds  recovered  upon the  liquidation  of that  mortgage  loan. In general,  this loss  protection  is  accomplished  by allocating  the principal  portion of any realized  losses,  to the extent not covered by excess  spread or any  overcollateralization, among the certificates in the related loan group, beginning with the subordinate  certificates with the lowest payment priority,  until the current  principal  amount of that  subordinate  class has been reduced to zero. The principal  portion of realized losses are then allocated to the next most junior class of subordinate  certificates,  until the current  principal amount of each class of subordinate certificates is reduced to zero. If no subordinate  certificates  remain  outstanding,  the principal portion of realized losses on the mortgage  loans in a loan group will be  allocated  to the  related  senior  certificates  in the order of  priority  set forth in this prospectus  supplement under  “Description of the  Certificates-Allocation  of Losses;  Subordination."  Accordingly,  if the aggregate current  principal  amount of the  related  subordinate  certificates  were to be reduced to zero,  delinquencies  and  defaults on the mortgage  loans in a loan group would  reduce the amount of funds  available  for monthly  distributions  to the holders of the related senior certificates.

         The ratings of the offered  certificates by the rating  agencies may be lowered  following the initial  issuance  thereof as a result of losses on the mortgage  loans in the related loan group in excess of the levels  contemplated  by the rating  agencies at the time of their initial rating analysis.  None of the depositor,  the sponsor,  the trustee nor any of their  respective  affiliates will have any  obligation  to replace or  supplement  any credit  enhancement,  or to take any other  action to maintain  the ratings of the offered certificates.  See “Description of Credit Enhancement-Subordinate Securities” in the prospectus.

         Developments  in  Specified  Regions  Could  Have  a  Disproportionate  Effect  on the  Mortgage  Loans  due  to  Geographical
Concentrations of Mortgaged Properties.

         Approximately  67.35% of the  mortgage  loans as of the cut-off  date are secured by  properties  in  California.  Property in certain  regions  may be more  susceptible  than  properties  located in other  parts of the  country to certain  types of  uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.  In addition:

         •        economic  conditions in a specific  region with a significant  concentration  of properties  underlying  the mortgage loans (which may or may not affect real property  values) may affect the ability of borrowers to repay their loans on time;

         •        declines in a region’s  residential  real estate market may reduce the values of  properties  located in that region, which would result in an increase in the loan-to-value ratios; and

         •        any increase in the market value of properties  located in a particular region would reduce the loan-to-value  ratios and could,  therefore,  make  alternative  sources of financing  available to the borrowers at lower interest  rates, which could result in an increased rate of prepayment of the mortgage loans.

         Any risks  associated  with mortgage loan  concentration  may affect the yield to maturity of the offered  certificates to the extent losses caused by these risks are not covered by subordination provided by the subordinate certificates.

         A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

         The  primary  servicing  for a majority  of the  mortgage  loans was  transferred  to EMC within  the last three  months.  Any servicing transfer involves notifying  mortgagors to remit payments to a new servicer,  transferring  physical possession of loan files and records to the new servicer  and entering  loan and  mortgagor  data on the  management  information  systems of the new  servicer.
Accordingly,  such transfers could result in misdirected  notices,  misapplied  payments,  data input problems and other  problems.  In addition,  investors  should  note that when the  servicing  of  mortgage  loans is  transferred,  there is  generally  an  increase in delinquencies  associated  with such  transfer.  Such  increase in  delinquencies  and problems  incurred  with the transfer to the new servicer may result in losses,  which,  to the extent they are not absorbed by credit  enhancement,  will cause losses or shortfalls to be incurred by the holders of the offered  certificates.  In addition,  any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

         The  Underwriting  Standards of Some of the Mortgage  Loans Do Not Conform to the  Standards of Fannie Mae or Freddie Mac, And
May Increase the Risk of Payment Application Errors.

         Some of the  mortgage  loans were  underwritten  generally in  accordance  with  underwriting  standards  which are  primarily intended to provide for single family  “non-conforming”  mortgage loans. A  “non-conforming”  mortgage loan means a mortgage loan which is  ineligible  for  purchase  by  Fannie  Mae or  Freddie  Mac due to  either  credit  characteristics  of the  related  mortgagor  or documentation  standards in connection with the  underwriting  of the related  mortgage loan that do not meet the Fannie Mae or Freddie
Mac underwriting  guidelines for “A” credit mortgagors.  These credit  characteristics  include mortgagors whose  creditworthiness  and repayment  ability do not satisfy  such Fannie Mae or Freddie  Mac  underwriting  guidelines  and  mortgagors  who may have a record of credit  write-offs,  outstanding  judgments,  prior  bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie
Mac  underwriting  guidelines.  These  documentation  standards  may include  mortgagors  who provide  limited or no  documentation  in connection  with the  underwriting  of the related  mortgage loan.  Accordingly,  mortgage loans  underwritten  under the  originator's non-conforming credit underwriting  standards are likely to experience rates of delinquency,  foreclosure and loss that are higher, and may be substantially  higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting  guidelines.
Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

         Book-Entry Securities May Delay Receipt of Payment and Reports.

         If the trust fund issues  certificates in book-entry  form,  certificateholders  may experience  delays in receipt of payments and/or  reports  since  payments and reports will  initially be made to the  book-entry  depository  or its nominee.  In addition,  the issuance of certificates  in book-entry  form may reduce the liquidity of certificates so issued in the secondary  trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

         The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

         The yield to maturity on the offered certificates will depend, in general, on:

         •        the applicable purchase price; and

         •        the rate and timing of principal  payments  (including  prepayments and collections  upon defaults,  liquidations and repurchases)  relative to the amount and timing of deferred interest on the related mortgage loans and the allocation thereof to reduce or increase the current  principal  amount of the related  offered  certificates,  as well as other factors.

         The yield to  investors  on the  offered  certificates  will be  adversely  affected  by any  allocation  thereto of  interest shortfalls on the related mortgage loans.

         In general,  if the offered  certificates are purchased at a premium and principal  distributions  occur at a rate faster than anticipated at the time of purchase,  the investor’s  actual yield to maturity will be lower than that assumed at the time of purchase.
Conversely,  if the offered  certificates  are  purchased at a discount and  principal  distributions  occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered  certificates  were  determined  based on a number of  assumptions, including a 25% constant rate of  prepayment  each month or CPR,  relative to the then  outstanding  principal  balance of the mortgage loans.  No  representation  is made that the mortgage  loans will prepay at this rate or at any other rate or that the  mortgage  loans will prepay at the same rate.  The yield  assumptions  for the offered  certificates  will vary as determined at the time of sale.  See
“Yield and Prepayment Considerations” in this prospectus supplement.

         The rate and timing of distributions  allocable to principal on the offered  certificates will depend, in general, on the rate and timing of principal payments  (including  prepayments,  collections upon defaults,  liquidations and repurchases and the allocation of deferred  interest) on the related  mortgage loans and the allocation  thereof to pay principal on such  certificates as provided in this prospectus  supplement.  As is the case with mortgage pass-through  certificates  generally,  the offered certificates are subject to  substantial  inherent  cash-flow  uncertainties  because the mortgage  loans may be prepaid at any time.  However,  with respect to approximately  80.70% of the mortgage loans, a prepayment  within four months to three years of its origination may subject the related mortgagor to a prepayment  charge,  which may act as a deterrent to  prepayment  of the  mortgage  loan during the  applicable  period.
However,  under  certain  circumstances,  the  prepayment  charge may be waived by the  servicer.  There can be no  assurance  that any prepayment  charges will have any effect on the prepayment  performance of the mortgage loans.  See “Description of the Mortgage Loans”
in this prospectus supplement.

         The sponsor  may,  from time to time,  implement  programs  designed to  encourage  refinancing.  These  programs may include, without limitation,  modifications of existing loans,  general or targeted  solicitations,  the offering of pre-approved  applications, reduced origination fees or closing costs or other financial incentives.  Targeted  solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.  In addition,  the sponsor may encourage assumptions of mortgage loans,  including  defaulted  mortgage loans, under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these  programs,  with respect to the mortgage pool underlying any trust,  the rate of principal  prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and in some cases,  the average  credit or  collateral  quality of the mortgage  loans  remaining in the mortgage  pool may decline.

         Generally,  when prevailing  interest rates increase,  prepayment rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage  loans will result in a reduced rate of return of principal to investors in the offered  certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely,  when prevailing interest rates decline,  prepayment rates on mortgage loans tend to increase.  An increase in the prepayment  rates on the mortgage  loans will result in a greater rate of return of principal to investors in the offered  certificates at a time when reinvestment at comparable yields may not be possible.

         During at least the first three years after the closing date,  the entire amount of payments of principal  with respect to the mortgage loans will be allocated to the related senior  certificates,  as described herein,  unless the current principal amount of the senior  certificates  has been reduced to zero. This will accelerate the  amortization of the senior  certificates in each  certificate group as a whole  while,  in the  absence of losses in  respect of the  mortgage  loans,  increasing  the  percentage  interest  in the principal balance of the mortgage loans the subordinate certificates evidence.

         For  further  information  regarding  the  effect of  principal  prepayments  on the  weighted  average  lives of the  offered certificates, see “Yield and Prepayment Considerations” in this prospectus supplement.

         Excess Spread May be Inadequate to Cover Losses and/or to Build Overcollateralization.

         The mortgage loans are expected to generate more interest than is needed to pay interest on the offered  certificates  and the
Class  II-B-5  Certificates  because we expect the  weighted  average net  interest  rate on the  mortgage  loans to be higher than the weighted  average  pass-through  rate on the offered  certificates  and the Class II-B-5  Certificates.  If the mortgage loans generate more  interest than is needed to pay interest on the offered  certificates  and the Class II-B-5  Certificates  and trust fund expenses and,  with  respect to loan group I, on or after the  distribution  date  occurring  in January  2017,  any amounts paid into the final maturity reserve account,  such “excess spread” will be used to make additional  principal payments on the related offered certificates or the Class  II-B-5  Certificates  (as  applicable),  which will reduce the total  principal  balance of such  certificates  below the aggregate  principal  balance of the  related  mortgage  loans,  thereby  creating  “overcollateralization.”  Overcollateralization  is intended to provide limited protection to  certificateholders  by absorbing the certificate's  share of losses from liquidated mortgage loans.  However,  we cannot assure you that enough  excess spread will be generated on the mortgage  loans to establish or maintain the required level of  overcollateralization.  On the closing date the required level of  overcollateralization  is expected to be met with respect to both loan groups. If the protection afforded by overcollateralization  is insufficient,  then you could experience a loss on your investment.

         The excess spread available on any distribution date will be affected by the actual amount of interest  received,  advanced or recovered  in respect of the related  mortgage  loans  during the  preceding  month.  Such amount may be  influenced  by changes in the weighted  average of the mortgage rates  resulting from  prepayments,  defaults and  liquidations of the related  mortgage  loans.  The amount of deferred  interest on a mortgage  loan  resulting  from  negative  amortization  will  decrease  the amount of excess  spread available to increase  the  overcollateralization,  which may reduce the amount of  overcollateralization  available to provide  credit enhancement on the certificates.

         If at any time the  amount  of  overcollateralization  is at a level  below  the  required  level,  the  overcollateralization provisions are intended to result in an accelerated  rate of principal  distributions  to holders of the classes of  certificates  then entitled to  distributions of principal.  An earlier return of principal to the holders of the offered  certificates as a result of the overcollateralization  provisions  will influence the yield on such  certificates  in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the related offered certificates.

         The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

         When certain classes of  certificates  provide credit  enhancement for other classes of certificates it is sometimes  referred to as  “subordination.”  For purposes of this prospectus  supplement,  subordination  with respect to the offered  certificates and the
Class II-B-5 Certificates or “subordinated classes” generally means:

         •        with respect to the Class I-A-1  Certificates  and the Class I-X  Certificates:  the Class I-A-2, the Class I-A-3 and
                  the Class I-B Certificates;

         •        with respect to the Class I-A-2 Certificates: the Class I-A-3 Certificates and the Class I-B Certificates;

         •        with respect to the Class I-A-3 Certificates: the Class I-B Certificates;

         •        with respect to the Class I-B-1  Certificates:  the Class I-B-2,  the Class I-B-3,  the Class I-B-4, the Class I-B-5,
                  the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

         •        with respect to the Class I-B-2  Certificates:  the Class I-B-3,  the Class I-B-4,  the Class I-B-5, the Class I-B-6,
                  the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

         •        with respect to the Class I-B-3  Certificates:  the Class I-B-4,  the Class I-B-5,  the Class I-B-6, the Class I-B-7,
                  the Class I-B-8 and the Class I-B-9 Certificates;

         •        with respect to the Class I-B-4 Certificates:  the Class I-B-5, the Class I-B-6, the Class I-B-7, the Class I-B-8 and
                  the Class I-B-9 Certificates;

         •        with respect to the Class I-B-5  Certificates:  the Class I-B-6, the Class I-B-7, the Class I-B-8 and the Class I-B-9
                  Certificates;

         •        with respect to the Class I-B-6 Certificates: the Class I-B-7, the Class I-B-8 and the Class I-B-9 Certificates;

         •        with respect to the Class I-B-7 Certificates: the Class I-B-8 Certificates and the Class I-B-9 Certificates;

         •        with respect to the Class I-B-8 Certificates: the Class I-B-9 Certificates;

         •        with respect to the Class II-A-1 Certificates: the Class II-A-2, the Class II-A-3 and the Class II-B Certificates;

         •        with respect to the Class II-A-2  Certificates: the Class II-A-3 Certificates and the Class II-B Certificates;

         •        with respect to the Class II-A-3 Certificates: the Class II-B Certificates;

         •        with respect to the Class II-B-1  Certificates:  the Class II-B-2,  the Class II-B-3,  the Class II-B-4 and the Class
                  II-B-5 Certificates;

         •        with respect to the Class II-B-2 Certificates: the Class II-B-3, the Class II-B-4 and the Class II-B-5 Certificates;

         •        with respect to the Class II-B-3 Certificates: the Class II-B-4 Certificates and the Class II-B-5 Certificates; and

         •        with respect to the Class II-B-4 Certificates: the Class II-B-5 Certificates.

         In addition to excess spread and the  overcollateralization  features,  credit enhancement for the senior certificates will be provided by the right of the holders of the senior  certificates to receive certain payments of interest and principal,  as applicable, prior to the related  subordinated  classes and by the allocation of realized losses to the subordinated  classes before  allocation to the senior  certificates.  This form of credit  enhancement uses collections on the mortgage loans otherwise  payable to the holders of the  subordinate  classes to pay amounts due on the related more senior  classes.  Realized  losses in excess of any related  available excess spread and any related current  overcollateralization are allocated to the related subordinate certificates,  beginning with the related  Class B  Certificates  with the highest  numerical  designation,  until the current  principal  amount of the related  Class B
Certificates  has been reduced to zero.  Accordingly,  if the aggregate  current  principal  amount of a subordinated  class were to be reduced  to zero,  delinquencies  and  defaults  on the  mortgage  loans  would  reduce  the  amount  of funds  available  for  monthly distributions  to holders of the  related  remaining  subordinated  class or classes of  certificates  and,  if the  aggregate  current principal amount of all the related subordinated  classes were to be reduced to zero,  delinquencies and defaults on the mortgage loans in each loan  group  would  reduce  the  amount  of funds  available  for  monthly  distributions  to  holders  of the  related  senior certificates.  You should  fully  consider the risks of investing in a  subordinate  certificate,  including  the risk that you may not fully recover your initial  investment  as a result of realized  losses.  See  “Description  of the  Certificates”  in this  prospectus supplement.

         The weighted average lives of, and the yields to maturity on, the Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4, Class
I-B-5, Class I-B-6,  Class I-B-7, Class I-B-8 and Class I-B-9 Certificates will be progressively more sensitive,  in that order, to the rate and timing of mortgage  defaults  and the  severity  of ensuing  losses on the group I mortgage  loans.  The Class  II-B-1,  Class
II-B-2, Class II-B-3,  Class II-B-4 and Class II-B-5 Certificates will be progressively more sensitive,  in that order, to the rate and timing of  mortgagor  defaults and the severity of ensuing  losses on the group II mortgage  loans.  If the actual rate and severity of losses on the mortgage  loans is higher than those  assumed by an investor in such  certificates,  the actual yield to maturity of such certificates  may be lower than the yield  anticipated  by such holder based on such  assumption.  The timing of losses on the mortgage loans will also affect an  investor's  actual yield to  maturity,  even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's  expectations.  In general,  the earlier a loss occurs,  the greater the effect on an  investor's  yield to  maturity.  Realized  losses  on the  group I  mortgage  loans,  to the  extent  they  exceed  the  amount  of overcollateralization  following  distributions  of  principal  on the related  distribution  date,  will reduce the current  principal amounts of the Class I-B-9,  Class I-B-8,  Class I-B-7, Class I-B-6, Class I-B-5, Class I-B-4, Class I-B-3, Class I-B-2 and Class I-B-1
Certificates,  in  that  order.  Realized  losses  on  the  group  II  mortgage  loans,  to  the  extent  they  exceed  the  amount  of overcollateralization  following  distributions  of  principal  on the related  distribution  date,  will reduce the current  principal amounts of the Class II-B-5,  Class II-B-4,  Class II-B-3,  Class II-B-2 and Class II-B-1  Certificates,  in that order. As a result of such  reductions,  less  interest  will accrue on such class of  subordinate  certificates  than would  otherwise  be the case.  Once a realized loss is allocated to a subordinate  certificate,  no interest will be distributable  with respect to such written down amount.
However,  the amount of any  realized  losses  allocated  to the  subordinate  certificates  may be  reimbursed  to the  holders of the subordinate  certificates  according  to  the  priorities  set  forth  under  “Description  of  the  Certificates-Distributions  on the
Certificates” in this prospectus supplement.

         Unless the  current  principal  amounts  of the  related  senior  certificates  have been  reduced  to zero,  the  subordinate certificates  will not be entitled to any principal  distributions  until at least the  distribution  date occurring in January 2010 or during any period in which  delinquencies  or losses on the related  mortgage loans exceed certain  levels.  As a result,  the weighted average life of the  subordinate  certificates  will be longer than would  otherwise  be the case if  distributions  of principal  were allocated among all of the related  certificates at the same time. As a result of the longer weighted  average lives of the subordinate certificates,  the holders of such  certificates  have a greater risk of suffering a loss on their  investments.  Furthermore,  because such  certificates  might not receive any  principal if certain  delinquency  levels  occur,  it is possible for such  certificates  to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In  addition,  the  multiple  class  structure  of the  subordinate  certificates  causes  the  yield  of such  classes  to be particularly  sensitive to changes in the rates of prepayment of the related  mortgage loans.  Because  distributions of principal will be made to the holders of such  certificates  according to the priorities  described  herein,  the yield to maturity on such classes of certificates  will be sensitive to the rates of prepayment on the mortgage loans  experienced both before and after the commencement of principal  distributions  on such classes.  The yield to maturity on such classes of certificates  will also be extremely  sensitive to
losses  due  to  defaults  on  the  mortgage  loans  and  the  timing   thereof,   to  the  extent  such  losses  are  not  covered  by
overcollateralization,  excess spread, or a class of subordinate  certificates with a lower payment priority.  Furthermore,  the timing of receipt of  principal  and interest by the  subordinate  certificates  may be  adversely  affected by losses even if such classes of certificates do not ultimately bear such loss.

         The Net Rate Cap May Reduce the Yields on the Class A Certificates and the Class B Certificates.

         The pass-through  rates on the offered  certificates  (other than the Class X Certificates) and the Class II-B-5  Certificates
are each subject to a net rate cap equal to,  approximately,  the weighted  average of the net mortgage  rates on the related  mortgage loans (in the case of the group I offered  certificates,  less the related Coupon Strip Rate, if applicable,  and the pass-through rate on the Class X Certificates)  as more fully described in this  prospectus  supplement.  If on any  distribution  date the  pass-through rate for a class of offered  certificates and the Class II-B-5  Certificates is limited to the related net rate cap, the holders of the applicable  certificates  will receive a smaller  amount of interest  than they would have received on that  distribution  date had the pass-through  rate for that class not been calculated based on the related net rate cap. The holders of those  certificates will not be entitled to recover any  resulting  shortfall in interest on that  distribution  date or on any other  distribution  date except to the extent of excess cashflow  available for that purpose.  If mortgage loans with relatively higher mortgage rates prepay or default,  the net rate cap would result in lower interest than otherwise would be the case.

         The Offered Certificates May Not Always Receive Interest Based on One-Month LIBOR Plus the Related Margin.

         The offered  certificates  (other than the Class I-X Certificates) and the Class II-B-5  Certificates will receive interest at a pass-through  rate equal to the least of (i) one-month LIBOR plus the related margin,  (ii) 10.50% per annum and (iii) the applicable net rate  cap (in the  case of the  group I  offered  certificates,  less  the  related  Coupon  Strip  Rate,  if  applicable,  and the pass-through  rate on the Class X  Certificates).  For any class of such  certificates,  the  prepayment of the related  mortgage loans with  relatively  higher  pass-through  rates may cause the  related  net rate cap to be lower than  one-month  LIBOR plus the  related margin, in which case the pass-through rate for such certificates will be more likely to be limited to the related net rate cap.

         If on any  distribution  date the  pass-through  rate for any class of the  certificates is limited by the applicable net rate cap, a carryover  shortfall  amount,  equal to the  difference  between (i) interest that would have accrued at the lesser of one-month
LIBOR plus the related margin and 10.50% per annum and (ii) interest  accrued on that class of  certificates  as limited by the related net rate cap, will be payable to such certificates,  to the extent of available funds on that distribution date or future  distribution dates,  provided  that any basis risk  shortfall  carry-forward  amount will be reduced by the amount of net deferred  interest that is added to the current  principal amount of that class of certificates.  Such shortfall will be covered to the extent of excess cash flow available for that purpose and, for the group II offered  certificates  and the Class II-B-5  Certificates,  to the extent of available payments  under the related cap  contracts.  However,  payments  under the cap contracts are based on the lesser of the actual  current principal  amount of the  related  class of  certificates  and an  assumed  principal  amount  of such  certificates  based on  certain prepayment  assumptions  regarding  the  related  mortgage  loans.  If the  related  mortgage  loans do not prepay  according  to those assumptions,  it may  result in the cap  contracts  providing  insufficient  funds to cover  such  shortfalls.  In  addition,  each cap contract  provides for payment of the excess of the lesser of One-Month  LIBOR or the related  ceiling rate over a specified  per annum rate,  which also may not provide  sufficient  funds to cover such  shortfalls.  Accordingly,  such shortfalls may remain unpaid on the final  distribution  date,  including the optional  termination  date. The holders of the certificates will be subject to the risk that interest  distributable  to those classes will be limited by the net rate cap. See  "Description of the  Certificates-Distributions  on
the Certificates" in this prospectus supplement.

         In addition,  although the group II offered  certificates and the Class II-B-5 Certificates are entitled to payments under the related cap contracts during periods of increased  One-Month LIBOR rates,  the  counterparty  thereunder will only be obligated to make such payments under certain circumstances.

         To the  extent  that  payments  on the group II  offered  certificates  and the Class  II-B-5  Certificates  depend in part on payments to be received under the cap  contracts,  the ability of the trust to make payments on those classes of  certificates  will be subject to the credit risk of the cap counterparty.

         The cap contracts  terminate in accordance with their terms on the dates set forth in the related cap contract.  This date was selected based on certain prepayment  assumptions  regarding the related mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment  assumptions  were used to determine the projected  principal  balance of the applicable  class of  certificates  under the cap contracts.  If prepayments on the related  mortgage loans occur at rates that are slower than those  assumptions,  or even if such mortgage  loans prepay  according to those  assumptions,  if the optional  termination right is not exercised,  the contracts will terminate prior to the repayment in full of the related classes of  certificates.  See “The
Cap Contracts” in this prospectus supplement.

         Specific Considerations for the Class X Certificates.

         Interest  accruing  on the Class I-X  Certificates  will be based on a fixed rate of 0.500%  per annum and a notional  balance equal to the aggregate  outstanding  principal  balance of the group I mortgage  loans having "hard"  prepayment  charges for a term of three years from  origination,  calculated on the basis of a year of 360 days with twelve 30 day months.  Prepayments on mortgage loans with relatively  higher  pass-through  rates may cause the weighted average net rates of the related mortgage loans to be lower,  which could reduce the amount of interest accrued on the Class I-X Certificates.  See "Description of the  Certificates-Distributions  on the
Certificates" in this prospectus supplement.

         The Securities Are Not Suitable Investments for All Investors.

         The  certificates  are  complex  investments  that are not  appropriate  for all  investors.  The  interaction  of the factors described above is difficult to analyze and may change from time to time while the certificates  are  outstanding.  It is impossible to predict with any  certainty  the amount or timing of  distributions  on the  certificates  or the likely return on an investment in any such  securities.  As a result,  only  sophisticated  investors  with the  resources to analyze the  potential  risks and rewards of an investment in the certificates should consider such an investment.

         Statutory and Judicial  Limitations on Foreclosure  Procedures May Delay Recovery in Respect of the Mortgaged Property and, in
Some  Instances,  Limit the Amount that May Be  Recovered by the  Foreclosing  Lender,  Resulting in Losses on the Mortgage  Loans That
Might be Allocated to the Offered Certificates.

         Foreclosure  procedures may vary from state to state.  Two primary  methods of foreclosing a mortgage  instrument are judicial foreclosure,  involving  court  proceedings,  and  non-judicial  foreclosure  pursuant  to a power  of  sale  granted  in the  mortgage instrument.  A  foreclosure  action is  subject  to most of the  delays  and  expenses  of other  lawsuits  if  defenses  are raised or counterclaims are asserted.  Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the recording of notice of default and notice of sale and, in some states, notice to any party  having an  interest of record in the real  property,  including  junior  lienholders.  Some  states  have  adopted
“anti-deficiency”  statutes  that limit the  ability of a lender to collect the full  amount  owed on a loan if the  property  sells at foreclosure  for less than the full amount owed.  In addition,  United  States  courts have  traditionally  imposed  general  equitable principles to limit the remedies  available to lenders in foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these statutes and judicial  principles may be to delay and/or reduce  distributions in respect of the offered  certificates.
See “Legal Aspects of Mortgage Loans” in the prospectus.

         The Value of the Mortgage Loans May Be Affected By, Among Other Things,  a Decline in Real Estate Values,  Which May Result in
Losses on the Offered Certificates.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their levels on the dates of origination of the related  mortgage loans. If the residential  real estate market should  experience an overall decline in property values so that the  outstanding  balances of the mortgage  loans,  and any  secondary  financing on the  mortgaged  properties,  in the mortgage pool become equal to or greater than the value of the mortgaged  properties,  the actual rates of delinquencies,  foreclosures and losses could be higher than those now generally  experienced in the mortgage lending industry.  In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In  particular,  mortgage  loans with high  principal balances or high  loan-to-value  ratios will be affected by any decline in real estate  values.  Real estate  values in any area of the country may be affected by several factors,  including population trends,  mortgage interest rates, and the economic well-being of that area.  Any  decrease  in the value of the  mortgage  loans may  result in the  allocation  of losses  which are not  covered  by credit enhancement to the offered certificates.

         The Ratings on the Offered  Certificates  are Not a  Recommendation  to Buy,  Sell or Hold the  Offered  Certificates  and are
Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

         It is a  condition  to the  issuance  of the  offered  certificates  that each class of offered  certificates  be rated in the categories shown on pages S-2 and S-3 of this prospectus  supplement.  A security rating is not a  recommendation  to buy, sell or hold securities  and may be subject to revision or withdrawal at any time. In general,  ratings  address  credit risk and do not address the likelihood of  prepayments or basis risk  shortfalls.  No person is obligated to maintain the rating on any offered  certificate,  and, accordingly,  there can be no  assurance  that the  ratings  assigned  to any  offered  certificate  on the date on which  the  offered certificates are initially  issued will not be lowered or withdrawn by a rating agency at any time thereafter.  In the event any rating is revised or  withdrawn,  the  liquidity or the market  value of the related  offered  certificates  may be  adversely  affected.  See
“Ratings” in this prospectus supplement and “Ratings” in the prospectus.

         The  Mortgage  Loans May Have  Limited  Recourse to the  Related  Borrower,  Which May Result in Losses with  Respect to These
Mortgage Loans.

         Some or all of the mortgage  loans  included in the trust fund will be  non-recourse  loans or loans for which recourse may be restricted or  unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor  default will be limited to the specific real property and other assets,  if any, that were pledged to secure the mortgage  loan.  However,  even with respect to those mortgage loans that provide for recourse  against the mortgagor and its assets  generally,  there can be no assurance  that  enforcement  of the recourse  provisions will be practicable,  or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged  property.  Any risks associated with mortgage loans with no or limited  recourse may affect the yield to maturity of the offered  certificates  to the extent  losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

         The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

         To the extent that the servicer or the trustee (in its capacity as successor  servicer) for a mortgage loan acquires  title to any related  mortgaged  property on behalf of the trust,  which is  contaminated  with or affected  by  hazardous  wastes or  hazardous substances,  these mortgage loans may incur additional losses. See “Servicing of Mortgage  Loans-Realization  Upon or Sale of Defaulted
Mortgage Loans” and “Legal Aspects of Mortgage  Loans-Environmental  Legislation” in the prospectus.  To the extent these environmental risks result in losses on the mortgage loans,  the yield to maturity of the offered  certificates,  to the extent not covered by credit enhancement, may be affected.

         Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable  state and local laws generally  regulate  interest  rates and other  charges,  require  specific  disclosure,  and require licensing of the originator.  In addition,  other state and local laws, public policy and general principles of equity relating to the protection of consumers,  unfair and deceptive practices and debt collection  practices may apply to the origination,  servicing and collection of the mortgage loans.  The mortgage loans are also subject to various federal laws.

         Depending on the  provisions of the  applicable law and the specific  facts and  circumstances  involved,  violations of these federal or state  laws,  policies  and  principles  may limit the ability of the trust to collect  all or part of the  principal  of or interest on the mortgage loans,  may entitle the borrower to a refund of amounts  previously  paid and, in addition,  could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the prospectus.

         Under the  anti-predatory  lending laws of some  states,  the  borrower is required to meet a net  tangible  benefits  test in connection  with the  origination of the related  mortgage loan. This test may be highly  subjective and open to  interpretation.  As a result,  a court may determine  that a mortgage loan does not meet the test even if the  originator  reasonably  believed that the test was satisfied at the time of origination.  Any  determination by a court that the mortgage loan does not meet the test will result in a violation of the state  anti-predatory  lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

         On the closing  date,  the sponsor will  represent  that each  mortgage  loan at the time it was made complied in all material respects with all applicable laws and regulations,  including,  without  limitation,  usury, equal credit  opportunity,  disclosure and recording  laws and all predatory  lending laws; and each mortgage loan has been serviced in all material  respects in accordance  with all applicable laws and regulations,  including,  without limitation,  usury, equal credit  opportunity,  disclosure and recording laws and all predatory  lending laws and the terms of the related  mortgage note, the mortgage and other loan  documents.  In the event of a breach of this  representation,  the sponsor will be obligated to cure the breach or repurchase  or replace the affected  mortgage loan in the manner described in the prospectus.

         The Return on the Offered  Certificates  Could be Reduced by Shortfalls Due to The  Application of the  Servicemembers’  Civil
Relief Act and Similar State Laws.

         The  Servicemembers’  Civil Relief Act or the Relief Act and similar  state or local laws  provide  relief to  mortgagors  who enter active military  service and to mortgagors in reserve status who are called to active  military  service after the origination of their mortgage  loans.  The military  operations by the United States in Iraq and  Afghanistan  has caused an increase in the number of citizens in active  military duty,  including  those  citizens  previously in reserve  status.  Under the Relief Act, the interest rate applicable  to a  mortgage  loan for which  the  related  mortgagor  is called to active  military  service  will be  reduced  from the percentage  stated in the related mortgage note to 6.00%.  This interest rate reduction and any reduction  provided under similar state or local laws will  result in an  interest  shortfall  because the  servicer  will not be able to collect the amount of interest  which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable  thereto.  This shortfall  will not be paid by the  mortgagor on future due dates or advanced by the servicer  and,  therefore,  will reduce the amount available to pay interest to the  certificateholders  on subsequent  distribution  dates. We do not know how many mortgage loans in the mortgage  pool have been or may be affected by the  application  of the Relief Act or similar  state law. In  addition,  the Relief Act imposes  limitations  that would  impair the  ability of the  servicer  to  foreclose  on an  affected  single  family  loan during the mortgagor’s period of active duty status, and, under some circumstances,  during an additional three month period thereafter.  Thus, in the event that the Relief Act or similar  legislation  or regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the certificates in connection  therewith.  Any other interest shortfalls,  deferrals or forgiveness of payments on the mortgage  loans  resulting from similar  legislation  or  regulations  may result in delays in payments or losses to holders of the offered certificates.

                                                   DESCRIPTION OF THE MORTGAGE LOANS

General

         References  to  percentages  of the  mortgage  loans unless  otherwise  noted are  calculated  based on the  aggregate  unpaid principal balance of the mortgage loans as of the Cut-off Date.

         All of the  mortgage  loans will be acquired by the  Depositor  on the date of issuance of the Offered  Certificates  from the
Sponsor,  an affiliate of the Depositor and the  underwriter,  pursuant to the Mortgage Loan Purchase  Agreement.  The Sponsor acquired the  mortgage  loans  directly in privately  negotiated  transactions.  See  “Mortgage  Loan  Origination-General”  in this  prospectus supplement.

         We have provided below and in Schedule A to this prospectus  supplement  information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage  loans in the trust fund as of the Closing  Date.  Prior to the closing date of
December 29, 2006, we may remove  mortgage  loans from the mortgage pool and we may  substitute  other  mortgage loans for the mortgage loans we remove.  The Depositor  believes that the information set forth in this prospectus  supplement will be  representative  of the characteristics  of the  mortgage  pool as it will be  constituted  at the time the  Certificates  are  issued,  although  the range of mortgage  rates and  maturities and other  characteristics  of the mortgage  loans may vary. The actual  mortgage loans included in the trust fund as of the Closing Date may vary from the mortgage  loans as described in this  prospectus  supplement by up to plus or minus
5% as to any material  characteristics  described herein.  If, as of the Closing Date, any material pool  characteristic  differs by 5%
or more from the  description  in this  prospectus  supplement,  revised  disclosure  will be provided  either in a supplement  or in a
Current Report on Form 8-K.

         The mortgage  pool will  consist of  approximately  4,781 first lien  adjustable-rate  negative  amortization  mortgage  loans secured by one- to four-family  residences and individual  condominium  units,  having an aggregate unpaid principal  balance as of the
Cut-off Date of  approximately  $1,872,852,623.  The mortgage  loans  generally  have original terms to maturity of not greater than 30 years,  provided,  however,  approximately  39.13% of the group I mortgage loans have original terms to maturity of not greater than 40 years.

         The  mortgage  pool has been  divided  into two  primary  loan  groups,  designated  as Loan Group I and Loan Group II and are referred to herein as the group I mortgage  loans and the group II  mortgage  loans,  respectively.  Loan Group I and Loan Group II are each referred to herein as a Loan Group.

         Loan Group I will  consist  of 2,121  first lien  adjustable-rate  negative  amortization  mortgage  loans  secured by one- to four-family  residences  and individual  condominium  units,  having an aggregate  unpaid  principal  balance as of the Cut-off Date of approximately $849,583,065.

         Loan Group II will  consist of 2,660  first lien  adjustable-rate  negative  amortization  mortgage  loans  secured by one- to four-family  residences  and individual  condominium  units,  having an aggregate  unpaid  principal  balance as of the Cut-off Date of approximately $1,023,269,558.

         The group I mortgage loans will include  mortgage loans  originated under the Bear Stearns Option ARM program and the group II mortgage  loans will include  mortgage  loans  originated  under the 5 Yr. Bear Stearns  Secure Option ARM program,  each as more fully described below.

         The mortgage  loans will be selected for  inclusion in the mortgage  pool based on rating  agency  criteria,  compliance  with representations and warranties,  and conformity to criteria relating to the  characterization of securities for tax, ERISA, SMMEA, Form
S-3 eligibility and other legal purposes.

         The  mortgage  loans are being  serviced as  described  below under “The  Servicer-EMC”  in this  prospectus  supplement.  The mortgage loans were  originated  generally in accordance with the guidelines  described  under “Mortgage Loan  Origination-Underwriting
Guidelines” in this prospectus supplement.

         All of the mortgage loans have scheduled monthly payments due on the Due Date.

         Approximately  62.86% of the group I mortgage  loans and  approximately  64.76% of the group II mortgage  loans are  assumable under some  circumstances if, in the sole judgment of the servicer,  the prospective  purchaser of a mortgaged property is creditworthy and the  security  for the  mortgage  loan is not  impaired by the  assumption.  The  remainder  of the  mortgage  loans are subject to customary due-on-sale provisions.

         Any  mortgage  loan may be  prepaid  in full or in part at any time.  However,  certain  of the  mortgage  loans  provided  at origination  for the payment by the  borrower of a  prepayment  charge on voluntary  prepayments  typically  made up to the first three years from the date of execution of the related  mortgage  note. The holders of the Class I-XP-2  Certificates  will be entitled to the three-year  "hard"  prepayment  charges,  as described  herein,  received on the group I mortgage  loans,  and the holders of the Class
I-XP-1  Certificates  will be entitled  to all other  prepayment  charges  received  on the group I mortgage  loans,  to the extent not retained by the  Servicer.  The holders of the Class II-XP  Certificates  will be entitled to the  prepayment  charges  received on the group II mortgage loans. No prepayment  charges will be available for distribution on the other classes of  Certificates.  There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Bear Stearns Option ARM Loans

         The  mortgage  rates for the Bear  Stearns  Option ARM loans  included  in loan  group I are fixed for the one or three  month period  following  their  origination.  After the initial  fixed-rate  period,  the interest rate borne by each Bear Stearns Option ARM mortgage  loan will be adjusted  monthly  based on One-Year  MTA,  referred to in this  prospectus  supplement as an Index as described below,  computed in accordance with the related note, plus (or minus) the related gross margin and generally  subject to rounding.  The
Bear Stearns Option ARM mortgage loans generally  contain a maximum  lifetime  mortgage rate and a minimum  lifetime  mortgage rate. As of the Cut-off Date, approximately 14.86% of the group I mortgage loans are in their initial fixed rate period.

         Each month,  the mortgagor  will be required to pay a minimum  monthly  payment as provided in the related  mortgage note. The minimum  monthly  payment will be an interest  only  payment in an amount equal to the full amount of accrued  interest of the mortgage loan  calculated  based on the  outstanding  principal  balance of the mortgage loan and the interest rate then in effect.  The minimum monthly  payment will adjust annually on a date specified in the related  mortgage note,  subject to the conditions that (i) the amount of the monthly  payment (with the  exception of each fifth  payment  adjustment  date or the final  payment  adjustment  date) will not increase  or  decrease  by an amount  that is more than 7.50% of the  monthly  payment  prior to the  adjustment,  (ii) as of the fifth payment  adjustment date and on the same day every fifth year thereafter and on the last payment  adjustment  date, the monthly payment will be recast  without  regard to the limitation in clause (i) above and (iii) if the unpaid  principal  balance  exceeds a percentage
(either 110% or 115%,  depending on the maximum negative  amortization for that mortgage loan) of the original principal balance due to deferred  interest,  the monthly  payment will be recast  without  regard to the  limitation  in clause (i) to amortize  fully the then unpaid principal balance over its remaining term to maturity.

         In addition to the minimum monthly payment option,  under the Bear Stearns Option ARM program,  the mortgagor is offered three additional  payment  options to the extent they  result in a larger  payment  than the minimum  monthly  payment.  The payment  options include:  (i) the Interest Only Payment,  where the mortgagor would pay the full amount of accrued interest on the mortgage loan at the current  interest rate and the principal  balance would not be decreased by any amount,  (ii) the Fully  Amortized  Payment,  where the mortgagor  would make  payments in an amount that would pay  interest  and amortize  fully the then unpaid  principal  balance over its remaining term to maturity in  substantially  equal payments  (assuming the interest rate was not adjusted prior to maturity) and (iii)
the 15 Year  Amortized  Payment,  where the mortgagor  would make payments in an amount that would pay interest and amortize  fully the then unpaid principal  balance over a remaining term of fifteen (15) years in substantially  equal payments  (assuming the then current interest rate remains in effect until  maturity).  If a payment option would not result in an amount  greater than the minimum  payment due, the payment option will not be available to a mortgagor.

         5 Yr. Bear Stearns Secure Option ARM Loans

         The mortgage  rates for the 5 Yr. Bear Stearns  Secure Option ARM loans  included in loan group II are fixed for the five year period  following the  origination  of the mortgage  loan.  After the initial fixed rate period,  the interest rate borne by each 5 Yr.
Bear Stearns Secure Option ARM loan will be adjusted  semi-annually  based on Six-Month LIBOR or annually based on One-Year LIBOR, each
LIBOR index referred to in this  prospectus  supplement as an Index as described  below,  computed in accordance with the related note, plus (or minus) the related gross margin and generally  subject to rounding and to certain  other  limitations.  The 5 Yr. Bear Stearns
Secure Option ARM loans will generally  contain a maximum mortgage rate cap for the first  adjustment  date, a periodic  adjustment cap of 1% and a maximum  lifetime  mortgage  rate.  As of the Cut-off Date,  all of the group II mortgage  loans are in their initial fixed rate period.

         During the option  period,  the mortgagor  will be required to pay a minimum  monthly  payment  calculated on the basis of the original  loan amount and a note rate below the original  note rate of up to 3%. The optional  period will end and the minimum  monthly payment  will  adjust,  at the  earlier of (i) the end of the  initial  five year  fixed  period or (ii) the date upon which the unpaid principal  balance equals or exceeds a percentage  (either 110% or 115%,  depending on the maximum amount of negative  amortization for that mortgage loan) of the original  principal  balance of the mortgage loan due to deferred  interest.  Upon adjustment,  the required monthly  payment  will be an interest  only  payment in an amount  equal to the full amount of accrued  interest of the  mortgage  loan calculated  based on the  outstanding  principal  balance of the  mortgage  loan and the  interest  rate then in effect.  The  required monthly  payment may change at the end of the initial fixed rate period and once every six months  thereafter  based on the semi-annual adjustment of interest or once every twelve months thereafter based on the annual  adjustment of interest.  This  interest-only  period will expire on the tenth  anniversary  of the loan, at which time the monthly  payment will be adjusted  semi-annually  or annually (as applicable) to pay interest and amortize  fully the then unpaid  principal  balance over its remaining  term to maturity  (assuming the then current  interest rate is not adjusted prior to maturity).  In addition to the minimum  monthly  payment  option,  under the 5 Yr.
Bear Stearns Secure Option ARM program,  during the option period,  the mortgagor is offered three  additional  payment  options to the extent they result in a larger payment than the minimum monthly  payment.  The payment  options include the Interest Only Payment,  the
Fully Amortized  Payment and the 15 Year Amortized  Payment,  as offered  pursuant to the Bear Stearns Option ARM program.  As with the
Bear Stearns Option ARM program,  if a payment  option would not result in an amount greater than the minimum  payment due, the payment option will not be available to a mortgagor.

Billing and Payment Procedures

         The mortgage loans require  monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period as specified in the related  mortgage  note.  Each month,  the Servicer  sends monthly  invoices to borrowers  which provide the payment  options  available  to each  borrower.  Borrowers  may elect for monthly  payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online  transfers,  phone payment although an additional fee may be charged for these payment methods.

Prepayment Charges on the Mortgage Loans

         Approximately  94.02% of the group I mortgage  loans and  approximately  69.65% of the group II  mortgage  loans  provide  for payment by the  mortgagor of a  prepayment  charge in  connection  with some  prepayments.  The amount of the  prepayment  charge is as provided in the related mortgage note, and the prepayment  charge will generally apply if, in any twelve-month  period during the first year,  first three years or other period as provided in the related  mortgage note from the date of  origination  of the mortgage loan, the mortgagor  prepays an aggregate  amount  exceeding  20% of the original  principal  balance of the mortgage loan or another  amount permitted by applicable  law. The amount of the prepayment  charge will, for the majority of the mortgage  loans, be equal to 6 months’
advance  interest  calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original  principal  balance of the mortgage  loan,  but it may be a lesser or greater  amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged  property,  and in some circumstances, such as illegality, may be unenforceable.

         Generally,  the Servicer shall not waive any prepayment charge unless: (i) the enforceability  thereof shall have been limited by  bankruptcy,  insolvency,  moratorium,  receivership  and other  similar laws  relating to  creditors’  rights  generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal  agency has  threatened  legal  action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been  accelerated  in connection  with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably  foreseeable  default and would,  in the  reasonable  judgment of the  Servicer,  maximize  recovery  of total  proceeds  taking  into  account the value of such prepayment  charge and the related  mortgage loan.  Accordingly,  there can be no assurance  that the prepayment  charges will have any effect on the prepayment performance of the mortgage loans.

         Certain  prepayment  charges  are  classified  as “hard”  prepayment  charges,  meaning  that the  mortgagor  has to cover the prepayment  charge  regardless of the reason for  prepayment,  while others are classified as “soft,” meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related  mortgaged  property to a third-party.  Approximately  94.02%
of the group I mortgage loans and approximately  69.25% the group II mortgage loans have hard prepayment  charges and none of the group
I mortgage loans and approximately 0.40% of the group II mortgage loans have soft prepayment charges.

Negative Amortization

         All of the mortgage  loans have a negative  amortization  feature,  under which accrued  interest may be deferred and added to the principal  balance of the mortgage loan. In the case of the group I mortgage  loans,  negative  amortization  results from the fact that while the interest rate on a negative  amortization  loan adjusts  monthly,  the amount of the monthly  payment adjusts only on an annual basis. In addition,  the monthly payment may not fully amortize the principal  balance of the loan on an annual  adjustment date if a payment cap applies.

         In the case of the group II mortgage  loans,  negative  amortization  may result because during the initial fixed rate period, monthly  payments made by the mortgagor  may be less than the interest  accrued on such group II mortgage loan for the related  payment period.

         In any given month, the mortgage loan may be subject to:

              (1) reduced  amortization if the monthly  payment is sufficient to pay current accrued  interest at the mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule;

              (2) negative  amortization,  if current accrued interest is greater than the monthly  payment,  which would result in the accrued interest not currently paid being treated as Deferred Interest; or

              (3) accelerated  amortization if the monthly payment is greater than the amount  necessary to pay Current Interest and to reduce principal in accordance with a fully amortizing schedule.

         Deferred  Interest  may result in a final lump sum payment at maturity  significantly  greater  than the monthly  payment that would otherwise be payable.

         The total amount of Deferred  Interest  that may be added is limited by a provision  in the  mortgage  note to the effect that the principal  amount of the mortgage loan may not exceed a percentage or periodic cap,  multiplied by the principal amount of the loan at origination.

Indices on the Mortgage Loans

         One-Year MTA. The interest  rate on the group I mortgage  loans will adjust  monthly based on One-Year MTA.  One-Year MTA will be a per annum rate equal to the  twelve-month  moving  average  monthly  yield on United  States  Treasury  Securities  adjusted  to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve  Statistical  Release “Selected Interest
Rates (H.15),”  determined by averaging the monthly  yields for the most recently  available  twelve months.  The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

         The following  levels of One-Year MTA do not purport to be  representative  of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

                                                           One-Year MTA
Date                            2001          2002         2003          2004        2005       2006
January 1                       5.999%       3.260%        1.935%       1.234%       2.022%     3.751%
February 1                      5.871        3.056         1.858        1.229        2.171      3.888
March 1                         5.711        2.912         1.747        1.225        2.347      4.011
April 1                         5.530        2.786         1.646        1.238        2.504      4.143
May 1                           5.318        2.668         1.548        1.288        2.633      4.282
June 1                          5.102        2.553         1.449        1.381        2.737      4.432
July 1                          4.897        2.414         1.379        1.463        2.865      4.563
August 1                        4.671        2.272         1.342        1.522        3.019      4.664
September 1                     4.395        2.180         1.302        1.595        3.163      4.758
October 1                       4.088        2.123         1.268        1.677        3.326      4.827
November 1                      3.763        2.066         1.256        1.773        3.478      4.883
December 1                      3.481        2.002         1.244        1.887        3.618
         Six-Month  LIBOR.  The interest rate on approximately  99.55% of the group II mortgage loans will adjust  semi-annually  based on  Six-Month  LIBOR.  Six-Month  LIBOR will be a per annum rate equal to the average of interbank  offered  rates for  six-month  U.S.
dollar-denominated  deposits in the London market based on  quotations  of major banks as published in The Wall Street  Journal and are most recently available as of the time specified in the related mortgage note.

         The following does not purport to be  representative  of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                                   Six-Month LIBOR
Date                                      2001          2002         2003        2004        2005         2006
January 1.....................          6.20%           2.03%        1.38%       1.22%       2.78%        4.71%
February 1....................          5.26            2.08         1.35        1.21        2.97         4.82
March 1.......................          4.91            2.04         1.34        1.17        3.19         5.26
April 1.......................          4.71            2.36         1.23        1.16        3.39         5.14
May 1.........................          4.30            2.12         1.29        1.38        3.41         5.22
June 1........................          3.98            2.08         1.21        1.60        3.54         5.39
July 1........................          3.91            1.95         1.12        1.89        3.73         5.59
August 1......................          3.69            1.87         1.21        1.99        3.95         5.51
September 1...................          3.45            1.80         1.20        1.98        4.00         5.42
October 1.....................          2.52            1.71         1.14        2.20        4.27         5.37
November 1....................          2.15            1.60         1.23        2.32        4.47         5.37
December 1....................          2.03            1.47         1.27        2.63        4.63         5.35

         One-Year  LIBOR.  The  interest  rate on  approximately  0.45% of the group II mortgage  loans will adjust  annually  based on
One-Year  LIBOR.  One-Year  LIBOR  will be a per  annum  rate  equal to the  average  of  interbank  offered  rates for  one-year  U.S.
dollar-denominated  deposits in the London market based on  quotations  of major banks as published in The Wall Street  Journal and are most recently available as of the time specified in the related mortgage note.

                                                        STATIC POOL INFORMATION

         The depositor will provide static pool information,  material to this offering,  with respect to the experience of the sponsor
in   securitizing   asset  pools  of  a  type   similar  to  the  Bear  Stearns   Option  ARM  loans   included  in  Loan  Group  I  at
http://www.bearstearns.com/transactions/sami_ii/bsmf2006-ar5/.

         Information  provided through the internet address above will not be deemed to be a part of this prospectus  supplement or the registration  statement for the securities  offered hereby if it relates to any prior  securities  pool formed prior to January 1, 2006 or vintage data related to periods before January 1, 2006, or with respect to the mortgage pool (if  applicable)  for any period before
January 1, 2006.

         The 5 Yr.  Bear  Stearns  Secure  Option  ARM  mortgage  loans  included  in Loan Group II are a new  product in the  mortgage marketplace.  The  performance of these mortgage loans may be  significantly  different than mortgage loans that fully amortize or have other negative  amortization features that are more common to the mortgage  marketplace.  In particular,  the depositor is not aware of any performance history for these mortgage loans.

                                                          THE ISSUING ENTITY

         Bear Stearns  Mortgage  Funding  Trust  2006-AR5 is a common law trust formed under the laws of the State of New York pursuant to the Agreement.  The Agreement  constitutes the “governing  instrument” under the laws of the State of New York. After its formation,
Bear Stearns  Mortgage  Funding Trust  2006-AR5 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds  therefrom,  (ii) issuing the  certificates,  (iii) making payments on the  certificates and (iv)  engaging in other  activities  that are  necessary,  suitable or convenient  to  accomplish  the foregoing or are  incidental thereto or connected  therewith.  The foregoing  restrictions  are contained in the Agreement.  For a description  of other  provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements- Amendment” in the prospectus.

         The assets of Bear Stearns Mortgage Funding Trust 2006-AR5 will consist of the mortgage loans and certain related assets.

         Bear Stearns Mortgage Funding Trust 2006-AR5’s fiscal year end is December 31.

                                                             THE DEPOSITOR

         Structured  Asset Mortgage  Investments II Inc.,  referred to herein as the Depositor,  was formed in the state of Delaware in
June 2003,  and is a  wholly-owned  subsidiary of The Bear Stearns  Companies  Inc. The Depositor was organized for the sole purpose of serving as a private  secondary  mortgage  market  conduit.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private  secondary  mortgage market conduit for residential  mortgage loans since 2003. As of June 30, 2006,  the  Depositor has been involved in the issuance of securities  backed by  residential  mortgage  loans in excess of approximately  $115,594,490,169.  In conjunction  with the Sponsor’s  acquisition of the mortgage  loans,  the Depositor will execute a mortgage loan purchase  agreement  through which the loans will be transferred to itself.  These loans are subsequently  deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After issuance and registration of the securities  contemplated in this prospectus  supplement and any supplement  hereto, the
Depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The  Depositor’s  principal  executive  offices are located at 383 Madison  Avenue,  New York,  New York 10179.  Its telephone number is (212) 272-2000.

                                                              THE SPONSOR

         The sponsor,  EMC Mortgage  Corporation,  referred to herein as EMC or the Sponsor,  was incorporated in the State of Delaware on September  26, 1990,  as a wholly owned  subsidiary  corporation  of The Bear  Stearns  Companies  Inc.,  and is an affiliate of the
Depositor and the  Underwriter.  The Sponsor was established as a mortgage  banking company to facilitate the purchase and servicing of whole loan portfolios  containing various levels of quality from “investment  quality” to varying degrees of  “non-investment  quality”
up to and including real estate owned assets (“REO”). The Sponsor commenced operation in Texas on October 9, 1990.

         The Sponsor  maintains its principal office at 2780 Lake Vista Drive,  Lewisville,  Texas 75067. Its telephone number is (214)
626-3800.

         Since its inception in 1990,  the Sponsor has purchased  over $100 billion in  residential  whole loans and servicing  rights, which include the purchase of newly  originated  alternative  A, jumbo (prime) and sub-prime  loans.  Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States’ largest  purchasers of scratch and dent and sub-performing  residential  mortgages and REO from  various  institutions,  including  banks,  mortgage  companies,  thrifts  and the U.S.  government.  Loans are  generally purchased  with the ultimate  strategy of  securitization  into an array of Bear Stearns’  securitizations  based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first lien fixed rate and ARMs,  as well as closed end fixed rate second liens and lines of credit
(“HELOCs”).  Performing  loans  acquired by the Sponsor are subject to varying  levels of due diligence  prior to purchase.  Portfolios may be reviewed for credit, data integrity,  appraisal valuation,  documentation,  as well as compliance with certain laws.  Performing loans  purchased  will have been  originated  pursuant  to the  Sponsor’s  underwriting  guidelines  or the  originator’s  underwriting guidelines that are acceptable to the Sponsor.

         Subsequent  to  purchase by the  Sponsor,  performing  loans are pooled  together by product  type and credit  parameters  and structured into RMBS, with the assistance of Bear Stearns’  Financial  Analytics and Structured  Transactions  group,  for distribution into the primary market.

         The Sponsor has been  securitizing  residential  mortgage loans since 1999. The following table  describes  size,  composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

                                          December 31, 2003                         December331, 2004                       December 31, 2005                      September 30, 2006
          Loan Type                 Number         Total Portfolio of Loans              Number      Total Portfolio of Loans      Number    Total Portfolio of Loans     Number     Total Portfolio of Loans
Alt-A ARM                               12,268     $    3,779,319,393.84      44,821     $    11,002,497,283.49        73,638     $   19,087,119,981.75        54,448     $   16,005,022,680.66
Alt-A Fixed                             15,907     $    3,638,653,583.24      15,344     $     4,005,790,504.28        17,294     $    3,781,150,218.13        10,480     $    2,487,265,691.18
HELOC                                        -     $                -              -     $                 -            9,309     $      509,391,438.93         9,642     $      671,297,933.89
Neg-Am ARM                                   -     $                -              -     $                 -                -     $                -           36,469     $   13,375,355,933.41
Prime ARM                               16,279     $    7,179,048,567.39      30,311     $    11,852,710,960.78        27,384     $   13,280,407,388.92         7,050     $    3,481,137,519.89
Prime Fixed                              2,388     $    1,087,197,396.83       1,035     $       509,991,605.86         3,526     $    1,307,685,538.44         1,803     $      484,927,212.35
Prime Short Duration ARM                 7,089     $    2,054,140,083.91      23,326     $     7,033,626,375.35        38,819     $   14,096,175,420.37        12,256     $    5,085,828,335.31
Reperforming                             2,800     $      247,101,330.36       2,802     $       311,862,677.46         2,877     $      271,051,465.95         1,084     $      115,127,847.83
Seconds                                      -     $                -         14,842     $       659,832,093.32       114,899     $    5,609,656,263.12        96,106     $    5,363,659,738.17
SubPrime                                29,303     $    2,898,565,285.44      98,426     $     13,051,338,552.19      101,156     $   16,546,152,274.44        43,470     $    7,619,506,951.48
Totals                                  86,034     $   20,884,025,641.01     230,907     $    48,427,650,052.73       388,902     $   74,488,789,990.05       272,808     $   54,689,129,844.17

         With respect to some of the  securitizations  organized by the Sponsor, a "step-down" trigger has occurred with respect to the loss and  delinquency  experience  of the mortgage  loans  included in those  securitizations,  resulting  in a  sequential  payment of principal to the Offered  Certificates,  from the  certificates  with the highest credit rating to the one with the lowest  rating.  In addition,  with respect to one securitization  organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil  investigative  demand (CID), from the Federal Trade Commission (FTC),  seeking documents and data relating to the Sponsor’s  business and servicing  practices.  The CID was issued pursuant to a December 8, 2005 resolution of the
FTC authorizing  non-public  investigations of various unnamed subprime  lenders,  loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws.  The Sponsor is cooperating with the FTC’s inquiry.

                                                             THE SERVICER

General

         EMC will act as the Servicer of the mortgage  loans  pursuant to the Pooling and  Servicing  Agreement,  referred to herein as the  Agreement,  dated as of the Cut-off  Date,  among the  Depositor,  EMC, in its  capacity as Sponsor and  Servicer and the Trustee.
Among other  things,  the  Agreement  will require that the Servicer  accurately  and fully report its borrower  credit files to credit repositories in a timely manner.

         The  information set forth in the following  paragraphs  with respect to the Servicer has been provided by the Servicer.  None of the Depositor,  the Underwriter,  the Trustee or any of their respective affiliates (other than the Servicer) have made or will make any representation as to the accuracy or completeness of such information.

The Servicer

EMC

         For a description of EMC,  please see "-The  Sponsor" in this  prospectus  supplement.  EMC will service the mortgage loans in accordance with the description of the applicable  servicing  procedures  contained in this section in the prospectus  supplement.  EMC has been servicing residential mortgage loans since 1990.

         The  principal  business of EMC since  inception  has been  specializing  in the  acquisition,  securitization,  servicing and disposition of mortgage loans.  EMC's servicing portfolio consists primarily of two categories:

          o   "performing  loans," or performing  investment  quality  loans  serviced for EMC's own account or the account of
              Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

          o   "non-performing loans," or non-investment grade,  sub-performing loans,  non-performing loans and REO properties serviced for EMC's own account and for the account of investors in  securitized  performing  and  non-performing collateral transactions.

         EMC has been  servicing  residential  mortgage  loans since 1990.  As of September  30,  2006,  EMC was acting as servicer for approximately 250 series of residential  mortgage-backed  securities and other mortgage loans with an outstanding  principal balance of approximately  $66.8 billion.  From year end 2004 to June 30, 2006, the loan count of EMC’s servicing  portfolio grew by  approximately
95.9%, and the unpaid principal balance of EMC’s servicing portfolio grew by approximately 132.5%.

         There have been no appreciable changes to EMC’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

         The following table describes size,  composition and growth of EMC’s total  residential  mortgage loan servicing  portfolio as of the dates indicated.

                        As of December 31, 2003                    As of December 31, 2004
-----------------------------------------------------------------------------------------------------
  Loan Type    No. of    Dollar Amount  Percent Percent   No. of     Dollar Amount   Percent Percent
                                        by No.  by                                   by No.  by
                                          of    Dollar                                 of    Dollar
                Loans                    Loans   Amount    Loans                      Loans  Amount
               --------------------------------------------------------------------------------------
Alta-A Arm.     2,439    $653,967,868.93 1.40%    4.75%     19,498  $4,427,820,707.76  7.96%  15.94%
Alta-A Fixed   19,396    $3,651,416,056.11.14%   26.51%     25,539  $4,578,725,473.28 10.43%  16.48%
Prime Arm..     7,978    $868,798,347.46 4.58%    6.31%      8,311  $1,045,610,015.30  3.39%   3.76%
Prime Fixed    16,377    $1,601,411,491.39.40%   11.63%     14,560  $1,573,271,574.42  5.95%   5.66%
Seconds....    25,290    $690,059,168.8014.52%    5.01%     39,486  $1,381,961,155.08 16.13%   4.98%
Subprime...    76,166    $5,058,932,125.43.73%   36.73%     114,436 $13,706,363,249.7846.74%  49.34%
Other......    26,523    $1,249,014,372.15.23%    9.07%     23,010  $1,063,682,459.11  9.40%   3.83%
               --------------------------------------------------------------------------------------
Total......    174,169   $13,773,599,431100.00% 100.00%             $27,777,434,634.7100.00% 100.00%
                                                          244,840

               ------------------------------------------

                        As of December 31, 2005                    As of September 30, 2006
-----------------------------------------------------------------------------------------------------
  Loan Type    No. of    Dollar Amount   Percent Percent  No. of     Dollar Amount   Percent Percent
                                         by No.  by                                  by No.  by
                                           of    Dollar                                of    Dollar
                Loans                     Loans   Amount   Loans                      Loans  Amount
               --------------------------------------------------------------------------------------
Alta-A Arm.    57,510    $13,625,934,321.12.69%   23.00%   49,349   $12,808,629,726  10.53%  19.18%
Alta-A Fixed   17,680    $3,569,563,859.333.90%    6.03%   29,790   $5,963,962,332    6.36%   8.93%
Prime Arm..     7,428    $1,010,068,678.921.64%    1.71%   6,580     $892,567,395     1.40%   1.34%
Prime Fixed    15,975    $2,140,487,565.903.52%    3.61%   15,228   $2,175,294,849    3.25%   3.26%
Seconds....    155,510   $7,164,515,426.234.31%   12.10%  163,821   $7,935,367,230   34.96%  11.88%
Subprime...    142,890   $20,373,550,690.31.53%   34.40%  130,821   $18,898,856,705  27.91%  28.30%
Other......    56,216    $11,347,144,055.12.40%   19.16%   73,059   $18,107,974,659  15.59%  27.11%
               --------------------------------------------------------------------------------------
Total......    453,209   $59,231,264,598.100.00% 100.00%  468,648   66,782,652,895   100.00% 100.00%

---------------------------------------------------------------------------------------------------------------------------------------
                                                       MORTGAGE LOAN ORIGINATION

General

         A portion of the Bear Stearns Option ARM mortgage  loans  included in Loan Group I were  originated or acquired by the Sponsor from various sellers and were originated  generally in accordance with the  underwriting  guidelines  established by the Sponsor as set forth below.  A portion of the Bear Stearns  Option ARM mortgage  loans  included in Loan Group II were  originated  or acquired by the
Sponsor from various sellers and were originated  generally in accordance with the underwriting  guidelines  established by the Sponsor as set forth  below.  The  remainder  of the Bear Stearns  Option ARM  mortgage  loans  included in Loan Group I and Loan Group II were originated  by  Bear  Stearns  Residential  Mortgage  Corporation,  or  BSRM,  an  affiliate  of the  Sponsor,  the  Depositor  and the
Underwriter.

Underwriting Guidelines

         EMC Underwriting Guidelines

         The  following is a description  of the  underwriting  policies  customarily  employed by EMC with respect to the  residential mortgage loans that EMC originated  during the period of origination of the mortgage  loans.  EMC has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

         The mortgage loans originated by EMC, or EMC mortgage loans, are  “conventional  non-conforming  mortgage loans” (i.e.,  loans that are not insured by the Federal Housing Authority,  or FHA, or partially guaranteed by the Veterans  Administration or which do not qualify for sale to Fannie Mae or Freddie  Mac) and are  secured by first liens on one-to  four-family  residential  properties.  These loans typically  differ from those  underwritten to the guidelines  established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances,  loan-to-value ratios, borrower income, required documentation,  interest rates, borrower occupancy of the mortgaged  property,  property types and/or  mortgage loans with  loan-to-value  ratios over 80% that do not have primary  mortgage insurance.  The EMC mortgage  loans have either been  originated  or purchased by an  originator  and were  generally  underwritten  in accordance  with  the  standards  described  herein.  Exceptions  to the  underwriting  guidelines  are  permitted  when  the  seller's performance supports such action and the variance request is approved by credit management.

         Such underwriting  standards are applied to evaluate the prospective  borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged  property as collateral.  These standards are applied in accordance with the applicable federal and state laws and  regulations.  Exceptions to the  underwriting  standards are permitted where  compensating  factors are present and are managed through a formal exception process.

         Generally,  each  mortgagor  will have been required to complete an  application  designed to provide to the lender  pertinent credit  information  concerning  the  mortgagor.  The mortgagor will have given  information  with respect to its assets,  liabilities, income (except as described below),  credit history,  employment history and personal  information,  and will have furnished the lender with  authorization to obtain a credit report which  summarizes the mortgagor’s  credit history.  In the case of investment  properties and two- to four-unit  dwellings,  income derived from the mortgaged  property may have been considered for underwriting  purposes,  in addition to the income of the mortgagor  from other  sources.  With respect to second homes or vacation  properties,  no income derived from the property will have been considered for underwriting purposes.

         With respect to purchase money or rate/term  refinance loans secured by single family  residences the following  loan-to-value ratios and original  principal  balances are allowed:  loan-to-value  ratios at  origination  of up to 90% for EMC mortgage  loans with original principal  balances of up to $650,000 if the loan is secured by the borrower's  primary residence,  up to 90% for EMC mortgage loans secured by one-to-two family,  primary residences with original balances up to $1,000,000,  90% for EMC mortgage loans secured by single family  second homes with  original  principal  balances of up to $650,000,  up to 80% for EMC mortgage  loans secured by single family  second homes with  original  principal  balances of up to  $1,000,000  and up to 70% for mortgage  loans  secured by one-to-two family,  primary  residences  and single  family  second  homes with  original  principal  balances of up to  $3,000,000.  For cash out refinance loans, the maximum  loan-to-value  ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original amount of the related EMC mortgage loan.

         With  respect to mortgage  loans  secured by  investment  properties,  loan-to-value  ratios at  origination  of up to 90% for mortgage  loans with original  principal  balances up to $500,000 are permitted.  Mortgage  loans secured by investment  properties may have higher original  principal  balances if they have lower  loan-to-value  ratios at origination.  For cash out refinance  loans, the maximum  loan-to-value  ratio  generally is 90% and the maximum “cash out” amount  permitted is based in part on the original amount of the related mortgage loan.

         All other EMC mortgage  loans  included in the mortgage pool with a  loan-to-value  ratio at  origination  exceeding 80%, have primary  mortgage  insurance  policies  insuring a portion of the balance of the EMC Loan at least equal to the product of the original principal balance of the mortgage loan and a fraction,  the numerator of which is the excess of the original  principal balance of such mortgage  loan  over 75% of the  lesser  of the  appraised  value and the  selling  price of the  related  mortgaged  property  and the denominator  of which is the  original  principal  balance of the related  mortgage  loan,  plus accrued  interest  thereon and related foreclosure  expenses is generally  required.  No such primary mortgage  insurance policy will be required with respect to any such EMC
Loan after the date on which the related  loan-to-value  ratio  decreases to 80% or less or, based upon new  appraisal,  the  principal balance of such  mortgage  loan  represents  80% or less of the new  appraised  value.  All of the  insurers  that have issued  primary mortgage  insurance  policies with respect to the EMC mortgage  loans meet Fannie Mae’s or Freddie Mac’s  standard or are acceptable to the Rating Agencies.

         In determining  whether a prospective  borrower has sufficient  monthly  income  available (i) to meet the borrower’s  monthly obligation on their  proposed  mortgage  loan and (ii) to meet the monthly  housing  expenses and other  financial  obligations  on the proposed  mortgage loan, each lender generally  considers,  when required by the applicable  documentation  program,  the ratio of such amounts to the proposed  borrower’s  acceptable  stable monthly gross income.  Such ratios vary  depending on a number of  underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective  borrower’s credit report.  Generally,  each credit report provides a credit score for the borrower.  Credit scores generally range from 350 to 840 and are available from three major credit bureaus:  Experian (formerly TRW
Information  Systems and Services),  Equifax and Trans Union.  If three credit scores are obtained,  the originator  applies the middle score of the primary wage earner. If a primary wage earner cannot be determined  because of the  documentation  type, the lowest middle score of all borrowers is used.  Credit scores are  empirically  derived from  historical  credit bureau data and represent a numerical weighing of a borrower’s credit  characteristics  over a two-year period. A credit score is generated through the statistical  analysis of a number of credit-related  characteristics or variables.  Common characteristics  include the number of credit lines (trade lines), payment history, past delinquencies,  severity of delinquencies,  current levels of indebtedness,  types of credit and length of credit history.  Attributes  are the  specific  values of each  characteristic.  A  scorecard  (the model) is created  with  weights or points assigned to each attribute.  An individual loan applicant’s  credit score is derived by adding together the attribute  weights for that applicant.

         The mortgage loans have been underwritten under one of the following  documentation programs:  full/alternative  documentation
(“Full/Alt Doc”), stated  income/verified  asset documentation  (“SIVA”), no ratio documentation (“No Ratio”), and stated income/stated
assets (“SISA”) documentation.

         Under a stated  income/verified  asset  documentation  program,  more  emphasis  is placed on the  value and  adequacy  of the mortgaged property as collateral,  credit history and other assets of the borrower than on a verified income of the borrower.  Although the income is not verified,  the  originators  obtain a telephonic  verification  of the  borrower’s  employment  without  reference to income. Borrower’s assets are verified.

         Under the no ratio  documentation  program the  borrower’s  income is not stated and no ratios are  calculated.  Although  the income is not stated nor verified,  lenders obtain a telephonic  verification of the borrower’s employment without reference to income.
Borrower’s assets are verified.

         Under the stated  income/stated  asset  documentation  program,  the borrower’s income and assets are stated but not verified.
The  underwriting  of such  mortgage  loans may be based  entirely on the adequacy of the mortgaged  property as collateral  and on the credit history of the borrower.

         Under the no income/no asset  documentation  program,  the borrower’s  income and assets are neither stated nor verified.  The underwriting  of such mortgage  loans may be based  entirely on the adequacy of the mortgaged  property as collateral and on the credit history of the borrower

         Each  mortgaged  property  relating to an EMC mortgage  loan has been  appraised by a qualified  independent  appraiser who is approved by each lender.  All appraisals are required to conform to the Uniform  Standards of Professional  Appraisal  Practice adopted by the Appraisal Standard Board of the Appraisal  Foundation.  Each appraisal must meet the requirements of Fannie Mae and Freddie Mac.
Fannie Mae and  Freddie Mac  require,  among other  things,  that the  appraiser,  or its agent on its behalf,  personally  inspect the property  inside  and out,  verify  whether  the  property  was in good  condition  and  verify  that  construction,  if new,  had been substantially  completed.  The appraisal  generally will have been based on prices  obtained on recent sales of comparable  properties, determined in accordance  with Fannie Mae and Freddie Mac guidelines.  In certain cases an analysis based on income  generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

         BSRM

         The  following  is a  description  of BSRM and the  underwriting  policies  customarily  employed by BSRM with  respect to the residential  mortgage loans that BSRM originated  during the period of origination of the mortgage  loans.  BSRM has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

         BSRM is  a Delaware  corporation  and a  wholly-owned  subsidiary  of The Bear  Stearns  Companies,  Inc., a  publicly  traded
financial services firm (under “BSC” on the NYSE), with an executive and administrative  office located  in Scottsdale, Arizona.   BSRM
is a  full-service  residential  mortgage  banking  company that is licensed to originate  loans  throughout  the United  States.  BSRM originates  single-family  (1-4 unit) residential  mortgage loans for both prime and sub-prime credit borrowers and offers a full range of loan products from 30 yr fixed rate to hybrid and short-term adjustable rate mortgages.

         BSRM has been in the residential  mortgage  banking  business since March 2005. For the first five months ending May 31, 2006,
BSRM has originated  approximately  $1.3 billion in mortgage loans,  all of which are secured by one- to four-family  residential  real estate properties.

         The following  table  describes the size and  composition  of BSRM’s total  residential  mortgage loan  production  since it’s inception through May, 2006.

----------------------------  -------------------------  --------------------------  --------------------------  ------------------------------  ---------------------------  ----------------------------
                                   2nd Qtr. 2005               3rd Qtr. 2005               4th Qtr. 2005                   1st Qtr. 2006                Apr-May 2006                     Total
Loan Type                     -------------------------  --------------------------  --------------------------  ------------------------------  ---------------------------  ----------------------------
                               Loan Amount     Units      Loan Amount      Units       Loan Amount      Units        Loan Amount        Units      Loan Amount      Units       Loan Amount       Units
----------------------------  --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
Alt-A ARM                      $38,345,211      142       $89,814,104       322       $173,110,864       586        $ 256,139,998        826      $189,521,195       624        $746,931,373       2,500
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
MTA Option ARM                     $0            0         $3,512,827        7         $83,586,961       224        $ 149,955,670        409      $147,389,081       397        $384,444,539       1,037
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
5 Yr. Option ARM                   $0            0             $0            0             $0             0          $ 4,367,514         14       $253,217,629       772           $257,585,143      786
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
Alt-A Fixed                    $9,970,639        44       $45,157,203       165        $65,596,814       239         $ 57,511,280        254       $24,213,642       101           $202,449,578      803
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
Alt-A Second Lien              $5,769,960       106       $16,208,131       276        $48,277,170       472         $ 74,542,985       1,052      $105,170,955      1,445      $249,969,201       3,351
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
Sub-Prime                      $2,027,417        10        $2,977,950        21        $47,311,725       434         $ 44,504,754        254      $ 17,158,346       103        $113,980,192         822
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
     TOTAL                     $56,113,227      302       $157,670,215      791       $417,883,534      1,955       $587,022,201        2,809     $736,670,848      3,442      $1,955,360,025     9,299
----------------------------  --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------

         BSRM Underwriting Guidelines

         The BSRM Alt-A  Underwriting  Guidelines are intended to ensure that (i) the loan terms relate to the  borrower’s  willingness and ability to repay and (ii) the value and  marketability  of the property  are  acceptable.  Both the Bear  Stearns  Option ARM loans originated  by BSRM and the 5 Yr.  Bear  Stearns  Secure  Option  ARM loans are  originated  pursuant  to the BSRM  Alt-A  Underwriting
Guidelines.

         The BSRM Alt-A Underwriting  Guidelines are less stringent than the standards  generally  acceptable to Fannie Mae and Freddie
Mac with regard to: (i)  documentation  parameters  and (ii) debt to income  ratios.  The BSRM  Underwriting  Guidelines  establish the maximum  permitted  loan-to-value  ratio and maximum loan amount for each loan type based upon prior  payment  history,  credit  score, occupancy type and other risk factors.  The maximum loan amount allowable for the Alt A program is $3,000,000.

         All of the Alt-A mortgage loans originated by BSRM are based on loan application  packages  submitted through the wholesale or correspondent  channel.  Based on the documentation type each loan application package has an application  completed by the prospective borrower that includes  information with respect to the applicant’s  assets,  liabilities,  income,  credit and employment  history, as well as certain other  personal  information.  During the  underwriting  process,  BSRM  calculates  and verifies the loan  applicant’s sources of income (except documentation types, which do not require such information to be stated or independently  verified),  reviews the credit history of the applicant,  calculates the debt-to-income  ratio to determine the applicant’s  ability to repay the loan, and reviews the mortgaged  property for compliance  with the BSRM  Underwriting  Guidelines.  The mortgage loan file also contains a credit report  on each  applicant  from an  approved  credit  reporting  company.  Credit  history  is  measured  on credit  depth,  number of obligations, delinquency patterns and demonstrated intent to repay debts, which can be used to underwrite any file.

         The maximum allowable loan-to-value ratio varies based upon the income documentation,  property type,  creditworthiness,  debt service-to-income  ratio of the  applicant  and the  overall  risks  associated  with the loan  decision.  BSRM may  provide  secondary financing to a borrower  contemporaneously  with the origination of a mortgage loan, subject to a maximum combined  loan-to-value ratio of 100%.  BSRM’s  Underwriting  Guidelines do not prohibit or otherwise  restrict a borrower from  obtaining  secondary  financing from lenders other than BSRM, whether at origination of the mortgage loan or thereafter.

         With respect to purchase money or rate/term  refinance loans secured by single family  residences the following  loan-to-value ratios and original  principal  balances are allowed:  loan-to-value  ratios at  origination  of up to 95% for BSRM mortgage loans with original principal  balances of up to $500,000 if the loan is secured by the borrower's primary residence,  up to 90% for BSRM mortgage loans  secured by one-to-two  family,  primary  residences  with original  balances up to $650,000,  up to 80% for BSRM mortgage  loans secured by one-to-two  family,  primary  residences  with original  balances up to $1,000,000,  up to 75% for mortgage loans secured by one-to-two family,  primary residences with original principal balances of up to $3,000,000,  up to 90% for BSRM mortgage loans secured by single family second homes with original principal  balances of up to $500,000,  up to 80% for BSRM mortgage loans secured by single family  second homes with  original  principal  balances of up to  $1,000,000,  up to 70% for mortgage  loans  secured by single family second homes with  original  principal  balances of up to $1,500,000  and up to 65% for mortgage  loans secured by single family second homes with original principal  balances of up to $2,000,000.  For cash out refinance loans, the maximum  loan-to-value  ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original amount of the related BSRM mortgage loan.

         With  respect to mortgage  loans  secured by  investment  properties,  loan-to-value  ratios at  origination  of up to 90% for mortgage  loans with original  principal  balances up to $650,000 are permitted.  Mortgage  loans secured by investment  properties may have higher original  principal  balances if they have lower  loan-to-value  ratios at origination.  For cash out refinance  loans, the maximum  loan-to-value  ratio  generally is 90% and the maximum “cash out” amount  permitted is based in part on the original amount of the related mortgage loan.

         Exceptions to the BSRM Underwriting  Guidelines are considered with reasonable  compensating  factors on a case-by-case  basis and at the sole  discretion of senior  management.  When  exception  loans are  reviewed,  all loan elements are examined as a whole to determine the level of risk associated with approving the loan including  appraisal,  credit report,  employment,  compensating factors and  borrower’s  willingness  and ability to repay the loan.  Compensating  factors may include,  but are not limited to,  validated or sourced/seasoned  liquid  reserves in excess of the program  requirements,  borrower’s  demonstrated  ability to accumulate  savings or devote a greater  portion of income to housing  expense and  borrowers’  potential  for  increased  earnings  based on  education,  job training,  etc. Loan  characteristics  such as refinance  transactions where borrowers are reducing mortgage payments and lowering debt ratios may become compensating factors as well.

         Documentation Types

         The BSRM  mortgage  loans  were  originated  in  accordance  with  guidelines  established  by BSRM with one of the  following documentation  types: “Full  Documentation”;  “Limited  Documentation”;  “Lite  Documentation”;  “Stated  Income/Verified  Assets”; “No
Ratio/Verified  Assets”;  “Stated  Income/Stated  Assets”; “No Income/No Assets (NINA)”; “No Doc”; and “No Doc with Assets”. The nature of the  information  that a borrower is  required  to disclose  and whether  the  information  is  verified  depends,  in part,  on the documentation type used in the origination process.

         Full  Documentation:  The Full  Documentation  type is based upon  current  year to date income  documentation  as well as the previous two year’s income  documentation  (i.e., tax returns and/or W-2 forms) and either one recent pay-stub with current year income on pay stub or two recent  pay-stubs  within 30 days of closing if year to date income is not provided on pay-stub) or bank  statements for the previous 24 months.  Self-employed  borrowers  must be  self-employed  in the same business or have received 1099 income in the same job for the past two  years.  Borrowers  self-employed  for less than two  years  (but at least  one  year)  are  considered  on a case-by-case  basis subject to a two-year  history of previous  successful  employment in the same occupation or related field.  Assets must be  documented  and  independently  verified by means of a written  verification  of deposit  (VOD) with two (2)  months’  average balance;  most recent bank statements,  stocks or securities  statements covering a two-(2) month period. The borrower must demonstrate that they have  sufficient  reserves  (sourced and seasoned) of greater than or equal to three months  principal,  interest,  taxes and insurance. A verbal verification of employment is also completed within 10 days of funding the loan.

         Limited  Documentation:  The  Limited  Documentation  type is based on the  recent  twelve  (12)  months of  consecutive  bank statements.  Self-employed  borrowers must be  self-employed  in the same business or have received 1099 income in the same job for the past two years.  Assets must be documented  and  independently  verified by means of a written  verification  of deposit (VOD) with two
(2) months’  average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2)  month period.  The borrower  must  demonstrate  that they have  sufficient  reserves  (sourced  and  seasoned)  of greater  than or equal to three  months principal, interest, taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

         Lite  Documentation:  The Lite  Documentation  type is based on the  recent  six (6) months of  consecutive  bank  statements.
Self-employed  borrowers  must be  self-employed  in the same  business or have  received  1099 income in the same job for the past two years.  Assets must be documented and independently  verified by means of a written  verification of deposit (VOD) with two (2) months’
average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2) month period.  The borrower must demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months  principal,  interest, taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

         Stated Income: The Stated Income  documentation type requires the applicant’s  employment and income sources covering the past two (2) year  period to be stated on the  application.  Self-employed  borrowers  must be  self-employed  in the same  business or have received  1099  income in the same job for the past two years.  The  applicant’s  income as stated must be  reasonable  for the related occupation,  borrowers’  credit profile and stated asset, in the loan  underwriter’s  discretion.  However,  the applicant’s  income as stated on the application is not independently  verified.  Assets must be documented and  independently  verified by means of a written verification  of deposit (VOD) with two (2) months’  average  balance;  most recent bank  statements,  stocks or securities  statements covering a two-(2) month period.  The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal verification of employment is also completed within
10 days of funding the loan.

         No Ratio: The No Ratio  documentation  type requires the applicant’s  employment sources covering the past two (2) year period to be stated on the  application.  Self-employed  borrowers must be  self-employed in the same business or have received 1099 income in the  same job for the past  two  years.  The  applicant’s  employment  is  independently  verified  through  a verbal  verification  of employment,  however the income is not stated on the application.  Assets must be documented and  independently  verified by means of a written  verification  of deposit  (VOD) with two (2)  months’  average  balance;  most recent bank  statements,  stocks or  securities statements  covering a two-(2) month period.  The borrower must demonstrate that they have sufficient  reserves  (sourced and seasoned)
of greater than or equal to three months principal, interest, taxes and insurance.

         Stated  Income/Stated  Assets: The Stated  Income/Stated  Assets  documentation  type requires the applicant’s  employment and income sources  covering the past two (2) year period to be stated on the  application.  Self-employed  borrowers must be self-employed in the same  business or have  received 1099 income in the same job for the past two years.  The  applicant’s  income as stated must be reasonable for the related occupation,  borrowers’ credit profile and stated asset, in the loan underwriter’s discretion.  However, the applicant’s  income as  stated  on the  application  is not  independently  verified.  Assets  as  stated  on the  application  are not independently  verified.  The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

         No Income/No Assets (NINA):  The NINA  documentation  type requires the applicant’s  employment  sources covering the past two
(2) year period to be stated on the  application.  Self-employed  borrowers must be self-employed in the same business or have received
1099  income  in the same  job for the  past  two  years.  The  applicant’s  employment  is  independently  verified  through  a verbal verification  of  employment;  however  the income and the assets are not stated on the  application.  Borrower’s  ability to repay the loan is based upon past credit history and FICO score.

         No Doc: The No Doc  documentation  type does not require the  applicant’s  income,  employment  sources or assets to be stated
on the application.  Borrower’s ability to repay the loan is based upon past credit history and FICO score.

         No Doc with Assets:  The No Doc with Assets  documentation  type does not require the applicant’s  income,  employment sources to be stated on the application.  Assets must be documented and  independently  verified by means of a written  verification of deposit
(VOD) with two (2) months’ average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2) month period.  The borrower must  demonstrate  that they have  sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  Borrower’s ability to repay the loan is based upon past credit history;  FICO score and verified assets.

         Credit Profile

         The mortgage loan file also contains a credit report on each  applicant  from an approved  credit  reporting  company.  Credit history is measured on credit depth, number of obligations,  delinquency  patterns and demonstrated intent to repay reports,  which can be used to  underwrite  any file. A tri-merged  credit report is required for all loan  submissions.  The report must be from the three nationally recognized credit repositories and show all credit trades regardless of negative or positive status.

         The credit  profile  review must  encompass  the last  twenty-four  months.  If the  borrower  has lived in his or her current residence  for less than twelve  months,  credit  must be  searched  using both the  current  and former  address(es).  In  assessing a prospective borrower’s  creditworthiness,  BSRM may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a  borrower's  creditworthiness  and  likelihood  to default  on a consumer  obligation  over a  two-year  period  based on a borrower's  credit  history.  FICO  Credit  Scores  were not  developed  to predict the  likelihood  of default on mortgage  loans and, accordingly,  may not be  indicative  of the  ability  of a  borrower  to repay its  mortgage  loan.  FICO  Credit  Scores  range  from approximately  250 to approximately  900, with higher scores  indicating an individual with a more favorable credit history compared to an individual with a lower score.  Underwriters  arrive at each  borrower’s  credit score by selecting the middle score of three credit scores or the lower of two scores,  when only two scores are  reported.  The  representative  score for the loan is  determined  by the score of the primary  wage-earner or the  lowest-scoring  borrower in the case in which the income is not verified or  documented.  The minimum representative score for each loan underwritten to BSRM’s Alt-A underwriting guidelines is 620.

         Property Requirements

         The BSRM  Underwriting  Guidelines are applied in accordance with a procedure that complies with applicable  federal and state laws and  regulations  and requires (i) an appraisal of the mortgaged  property that conforms to the Uniform  Standards of Professional
Appraisal  Practice and are  generally  on forms  similar to those  acceptable  to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review is conducted by a BSRM underwriter.

         Properties that secure BSRM mortgage loans have a valuation  appraisal  performed by a qualified and licensed  appraiser.  All appraisers  providing  services must comply with the respective state and federal laws. An appraisal must not be more than 120 days old at the  Closing  Date or a  re-certification  of value is  required.  The  original  appraiser  must  perform  re-certification.  As an alternative,  a field review with comparable  properties  that sold in the last three months and support the value is also  acceptable, in lieu of the  re-certification  of value.  After 180 days,  a new  appraisal  is  required  regardless  of whether an existing or new construction  property.  All combined  loan amounts  greater than  $650,000 and less than or equal to  $1,000,000  require two original appraisals.  The second appraisal must be from a BSRM nationally approved  appraiser.  The value used to determine the LTV/CLTV will be the lesser of the two values.  BSRM  combined  loans  amounts  greater  that  $1,500,000  in the state of  California  will require two appraisals;  the second appraisal must be from a BSRM nationally approved  appraiser.  The value used to determine the LTV/CLTV will be the lesser of the two values.

         Each  appraisal  is  reviewed  by a  representative  of BSRM,  who has the  right to  request a second  appraisal,  additional information or explanations,  lower the approved loan amount,  reduce the maximum allowable  loan-to-value ratio or deny the loan based on the appraisal.

         Generally,  each mortgage with an LTV at origination  of greater than 80% is covered by a primary  mortgage  insurance  policy issued by a mortgage  insurance  company  acceptable to Fannie Mae or Freddie Mac. The policy provides  coverage in the amount equal to a specified  percentage  multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related  foreclosure  expenses.  The specified coverage  percentage is, generally,  12% for LTV’s between 80.01% and 85.00%,
25% for LTV’s between  85.01% and 90% and 30% for LTV’s between 90.01% and 95%.  However,  under certain  circumstances,  the specified coverage  levels for these mortgage  loans may vary from the  foregoing.  No primary  mortgage  insurance  policy will be required with respect to any mortgage loan if  maintaining  the policy is prohibited  by applicable  law,  after the date on which the related LTV is
80% or less,  or where,  based on a new  appraisal,  the  principal  balance of the  mortgage  loan  represents  80% or less of the new appraised value.

         BSRM  requires  title  insurance on all of its  mortgage  loans  secured by first liens on real  property.  In addition,  BSRM requires that fire and extended  coverage  casualty  insurance be  maintained on the mortgaged  property in an amount at least equal to the principal  balance of the related  single-family  mortgage loan or the  replacement  cost of the mortgaged  property,  whichever is less.  BSRM also requires  flood  insurance to be maintained on the mortgaged  property if and to the extent such insurance is required by applicable law or regulation.

                                                    DESCRIPTION OF THE CERTIFICATES

         The trust  will  issue the  certificates  pursuant  to the  Agreement.  The  Certificates  consist  of the  classes of offered certificates  reflected  on  pages  S-2  and  S-3 of this  prospectus  supplement,  which  we  refer  to  collectively  as the  Offered
Certificates,  and the Class  II-B-5,  Class  I-XP-1,  Class  I-XP-2,  Class  II-XP,  Class  I-B-IO,  Class  II-B-IO  and the  Residual
Certificates.  The Class II-B-5, Class I-XP-1,  Class I-XP-2,  Class II-XP, Class I-B-IO,  Class II-B-IO and the Residual  Certificates
are not offered  publicly and are  collectively  referred to herein as the  Non-Offered  Certificates.  The various  classes of Class A
Certificates  are also referred to as the Senior  Certificates;  and the various classes of Class B Certificates are referred to herein as the Class B Certificates, respectively or the Subordinate Certificates.
         Holders of the Class I-B-IO,  Class II-B-IO and the Residual  Certificates  will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant.  A holder of a Class I-B-IO,  Class II-B-IO or a Residual  Certificate
will not have a right to alter the  structure of the  transaction.  The initial  owner of the Class  I-B-IO,  the Class II-B-IO and the
Residual Certificates is expected to be Bear, Stearns Securities Corp.

General

         The  certificates  issued by Bear Stearns  Mortgage  Funding Trust 2006-AR5 will consist of the Offered  Certificates  and the
Non-Offered Certificates.  Only the Offered Certificates are offered by this prospectus supplement.

         The  Certificates  represent in the  aggregate  the entire  beneficial  ownership  interest in a trust fund  consisting of the following:

         o   all of the Depositor’s right,  title and interest in and to the mortgage loans, the related mortgage notes,  mortgages and other related  documents,  including  all interest and principal due with respect to the mortgage  loans after the Cut-off
             Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

         o   any mortgaged  properties  acquired on behalf of  certificateholders  by foreclosure or by deed in lieu of foreclosure and any revenues received thereon,

         o   the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement,

         o   the rights of the Depositor under the Mortgage Loan Purchase  Agreement and any subsequent  transfer  instruments  between the Depositor and the Sponsor,

         o   the rights of the Depositor with respect to the Cap Contracts,

         o   such assets  relating to the mortgage loans as from time to time may be held in the Custodial  Account,  the  Distribution
             Account and the Final Maturity Reserve Account, and

         o   any proceeds of the foregoing.

         The aggregate  principal balance of the mortgage loans as of the Cut-off Date, is approximately  $1,872,852,623,  subject to a permitted variance as described in this prospectus supplement under “Additional Information.”

         Each class of the Certificates  will have the approximate  initial Current Principal Amount or Notional Amount as set forth on
pages  S-2  and  S-3  hereof  and  will  have  the   pass-through   rate   determined   as  provided   under   “Summary  of  Prospectus
Supplement-Description  of the  Certificates-Pass  Through  Rates”  in this  prospectus  supplement.  The  Residual  Certificates  also represent  the right to receive  additional  distributions  in respect of the trust fund on any  distribution  date after all  required payments of principal  and interest  have been made on such date in respect of the other  classes of  Certificates  in the related Loan
Group,  although it is not anticipated that funds will be available for any additional  distribution.  The Class I-XP-1,  Class I-XP-2,
Class I-B-IO,  Class R, Class R-X, Class II-B-5,  Class II-XP and Class II-B-IO  Certificates  are not being offered by this prospectus supplement.

         For each  distribution  date,  the  Class  I-X  Certificates  will  accrue  interest  on a  Notional  Amount.  The  Class  I-X
Certificates  will have a notional  amount equal to the aggregate  outstanding  principal  balance of such mortgage loans having "hard"
prepayment charges for a term of three years from origination.

         The initial Notional Amount  of the Class I-X Certificates will be approximately $626,636,221.

         The Offered Certificates (other than the Residual  Certificates) will be issued,  maintained and transferred on the book-entry records of DTC,  Clearstream,  Luxembourg and the Euroclear System and each of their  participants in minimum  denominations of $25,000 and integral  multiples of $1.00 in excess  thereof.  One  certificate of each of these classes may be issued in a different  principal amount to accommodate the remainder of the initial  principal amount of the certificates of such class. The Offered  Certificates  will be issued as global securities.  See Annex II to this prospectus supplement and “Description of the Securities” in the prospectus.

         The  Book-Entry  Certificates  will  initially be  represented  by one or more Global  Securities  registered in the name of a nominee of DTC. The Depositor  has been  informed by DTC that DTC’s  nominee will be Cede & Co. No person  acquiring an interest in any class of the Book-Entry  Certificates  will be entitled to receive a certificate  representing  such person’s  interest,  except as set forth below under  “-Definitive  Certificates”.  Unless and until definitive  certificates  are issued under the limited  circumstances described in this prospectus supplement,  all references to actions by certificateholders  with respect to the Book-Entry  Certificates shall refer to actions  taken by DTC upon  instructions  from its  participants  and all  references in this  prospectus  supplement to distributions,  notices,  reports and  statements to  certificateholders  with respect to the  Book-Entry  Certificates  shall refer to distributions,  notices,  reports and statements to DTC or Cede & Co., as the registered  holder of the  Book-Entry  Certificates,  for distribution to Certificate  Owners in accordance with DTC procedures.  See “-Book-Entry  Registration” and “-Definitive  Certificates”
in this prospectus supplement.

         The Residual  Certificates  may not be purchased by or transferred to a Plan except upon delivery of a certification  of facts or an opinion of counsel, as provided in this prospectus  supplement.  See “-Restrictions on Transfer of the Residual Certificates” and
“ERISA  Considerations”  in  this  prospectus  supplement.  Transfer  of the  Residual  Certificates  will  be  subject  to  additional restrictions and transfer of the Residual  Certificates to any non-United  States person will be prohibited,  in each case as described under  “Federal  Income  Tax  Consequences-REMICS-Tax  and  Restrictions  on  Transfers  of  REMIC  Residual  Certificates  to  Certain
Organizations” and “-Taxation of Owners of REMIC Residual  Certificates-Noneconomic  REMIC Residual Certificates” in the prospectus. No service charge will be imposed for any  registration  of transfer or exchange,  but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All  distributions  to  holders  of the  Offered  Certificates,  other  than the final  distribution  on any class of  Offered
Certificates,  will be made on each  distribution  date by or on  behalf of the  Trustee  to the  persons  in whose  names the  Offered
Certificates  are  registered  at the close of business  on the related  Record  Date.  Distributions  will be made either (a) by check mailed to the address of each  certificateholder  as it appears in the certificate  register or (b) upon written request to the Trustee at least five Business Days prior to the relevant  Record Date by any holder of Offered  Certificate,  by wire transfer in  immediately available  funds to the account of the  certificateholders  specified in the request.  The final  distribution  on any class of Offered
Certificates will be made in a like manner,  but only upon presentment and surrender of the related  Certificate at the corporate trust office of the Trustee,  for these purposes  located at Sixth Street and Marquette  Avenue,  Minneapolis,  Minnesota  55479,  Attention:
Corporate  Trust  Group,  Bear  Stearns  Mortgage  Funding  Trust  2006-AR5,   or  any  other  location  specified  in  the  notice  to
certificateholders of the final distribution.

         The Certificates will not be listed on any securities  exchange or quoted in the automated  quotation system of any registered securities  association.  As a result,  investors in the Certificates may experience limited liquidity.  See “Risk Factors-The  Offered
Certificates  Will Have Limited  Liquidity,  So You May Be Unable to Sell Your  Securities  or May Be Forced to Sell Them at a Discount
from Their Fair Market Value” in this prospectus supplement.

Book-Entry Registration

         DTC is a  limited-purpose  trust company  organized  under the laws of the State of New York, a member of the Federal  Reserve
System,  a “clearing  corporation”  within the meaning of the New York Uniform  Commercial  Code,  and a “clearing  agency”  registered pursuant  to the  provisions  of Section 17A of the  Exchange  Act.  DTC was created to hold  securities  for its  participants  and to facilitate the clearance and settlement of securities  transactions  between  participants  through  electronic  book entries,  thereby eliminating the need for physical movement of certificates.

         Certificate  Owners that are not  participants or indirect  participants  but desire to purchase,  sell or otherwise  transfer ownership of, or other interests in, the Book-Entry  Certificates  may do so only through  participants and indirect  participants.  In addition,  Certificate  Owners will receive all  distributions  of principal of and interest on the  Book-Entry  Certificates  from the
Trustee  through DTC and DTC  participants.  The Trustee will forward  payments to DTC in same day funds and DTC will forward  payments to  participants in next day funds settled through the New York Clearing  House.  Each  participant  will be responsible for disbursing the  payments.  Unless and until  definitive  certificates  are  issued,  it is  anticipated  that the only  certificateholders  of the
Book-Entry  Certificates  will be Cede & Co.,  as  nominee  of DTC.  Certificate  Owners  will  not be  recognized  by the  Trustee  as certificateholders,  as such term is used in the  Agreement,  and  Certificate  Owners  will be  permitted  to  exercise  the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry  transfers of Book-Entry  Certificates  among  participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry  Certificates.  Participants and indirect participants with which  Certificate  Owners have  accounts  with  respect to the  Book-Entry  Certificates  similarly  are  required to make  book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners.  Accordingly,  although Certificate
Owners will not possess definitive  certificates,  the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because  DTC can only act on behalf of  participants,  who in turn act on behalf  of  indirect  participants  and on behalf of certain banks, the ability of a Certificate Owner to pledge  Book-Entry  Certificates to persons or entities that do not participate in the DTC  system,  or to  otherwise  act with  respect to  Book-Entry  Certificates,  may be  limited  due to the  absence  of  physical certificates for the Book-Entry  Certificates.  In addition,  under a book-entry  format,  Certificate  Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

         Under the  Rules,  DTC will  take  action  permitted  to be taken by a  certificateholders  under  the  Agreement  only at the direction of one or more  participants to whose DTC account the Book-Entry  Certificates are credited.  Additionally,  under the Rules,
DTC will take actions with respect to specified  voting rights only at the direction of and on behalf of  participants  whose  holdings of Book-Entry  Certificates  evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights authorize divergent action.

         The  Depositor,  the Servicer and the Trustee  will have no  liability  for any aspect of the records  relating to or payments made on account of  beneficial  ownership  interests  in the  Book-Entry  Certificates  held by Cede & Co.,  as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Definitive Certificates

         Definitive  certificates  will be issued to  Certificate  Owners or their  nominees,  respectively,  rather than to DTC or its nominee,  only if (1) the  Depositor  advises the Trustee in writing that DTC is no longer  willing or able to properly  discharge  its responsibilities  as clearing  agency with respect to the  Book-Entry  Certificates  and the  Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC.  Additionally,

after the occurrence of an event of default under the Agreement,  any Certificate Owner materially and adversely  affected thereby may, at its option,  request and,  subject to the procedures set forth in the Agreement,  receive a definitive  certificate  evidencing such
Certificate Owner’s fractional undivided interest in the related class of certificates.

         Upon its receipt of notice of the occurrence of any event described in the  immediately  preceding  paragraph,  the Trustee is required to request that DTC notify all Certificate  Owners through its  participants of the  availability of definitive  certificates.
Upon  surrender by DTC of the  definitive  certificates  representing  the  Book-Entry  Certificates  and receipt of  instructions  for re-registration,  the Trustee will reissue the Book-Entry  Certificates as definitive  certificates issued in the respective  principal amounts owned by individual  Certificate  Owners,  and thereafter the Trustee will recognize the holders of definitive  certificates as certificateholders under the Agreement.

Distributions on the Certificates

         Loan Group I

         On each  distribution  date, the Trustee will withdraw the available funds for Loan Group I from the Distribution  Account for such distribution date and apply such amounts as follows:

         First,  from Interest Funds from Loan Group I on each  distribution  date on and after the distribution  date in January 2017, if applicable, to the Final Maturity Reserve Account, an amount equal to the related Coupon Strip for such distribution date.

         Second,  from  Interest  Funds with  respect to Loan Group I, to pay any  accrued  and unpaid  interest on the Group I Offered
Certificates in the following order of priority:

          (1) to each class of Class I-A  Certificates  and the Class I-X  Certificates,  the Current  Interest  and then any  Interest
          Carry Forward Amount for each such class,  pro rata,  based on the Current  Interest and Interest Carry Forward Amount due to
          each such class;

          (2) to the Class I-B-1,  Class I-B-2,  Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class
          I-B-9 Certificates, sequentially, in that order, the Current Interest for each such class of certificates;

          (3) any Excess  Spread with respect to Loan Group I to the extent  necessary to meet a level of  overcollateralization  equal to the Group I  Overcollateralization  Target  Amount will be the Extra  Principal  Distribution  Amount with respect to Loan
          Group I and will be included as part of the Group I Principal  Distribution  Amount and  distributed in accordance with Third
          (A) and (B) below; and

          (4) any remaining  Excess Spread with respect to Loan Group I will be the Remaining  Excess Spread with respect to Loan Group
          I and will be applied,  together with the Group I  Overcollateralization  Release Amount, as Excess Cashflow for Loan Group I
          pursuant to clauses Fourth through Seventeenth below.

         As described in the definition of “Current  Interest,” the Current  Interest on each class of Group I Certificates  is subject to reduction  in the event of  specified  interest  shortfalls  and  shortfalls  resulting  from Net  Deferred  Interest on the group I mortgage loans allocated to such class of Group I Certificates,  the sum of the Coupon Strip, if applicable,  and the interest  portion of Realized Losses on the group I mortgage loans allocated to that class of Certificates.

         On any  distribution  date, any  shortfalls  resulting  from the  application  of the Relief Act and any  Prepayment  Interest
Shortfalls to the extent not covered by Compensating  Interest  Payments will be allocated,  first,  in reduction of amounts  otherwise distributable to the Class I-B-IO, the Class R and the Class R-X Certificates,  and thereafter,  to the Current Interest payable to the
Class I-A  Certificates  and Class I-X  Certificates  (in each case,  with respect to  shortfalls  resulting  from the group I mortgage loans) and Class I-B  Certificates,  on a pro rata  basis,  on such  distribution  date,  based on the  respective  amounts of interest accrued on such  certificates for such  distribution  date. The holders of the Class I-A, Class I-X and Class I-B Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Third, to pay as principal on the Class I-A Certificates and Class I-B Certificates, in the following order of priority:

(A)      On each  distribution  date (i) prior to the  related  Stepdown  Date or (ii) on which a Group I Trigger  Event is in  effect,
         Group I Principal Distribution Amount for such distribution date will be distributed as follows:
                  1.  to each class of Class I-A  Certificates  on a pro rata basis  until the  Current  Principal  Amount of each such class is reduced to zero;

                  2.  to the Class  I-B-1  Certificates,  any  remaining  Group I  Principal  Distribution  Amount  until  the  Current
         Principal Amount thereof is reduced to zero;

                  3.  to the Class  I-B-2  Certificates,  any  remaining  Group I  Principal  Distribution  Amount  until  the  Current
         Principal Amount thereof is reduced to zero;

                  4.  to the Class  I-B-3  Certificates,  any  remaining  Group I  Principal  Distribution  Amount  until  the  Current
         Principal Amount thereof is reduced to zero;

                  5.  to the Class  I-B-4  Certificates,  any  remaining  Group I  Principal  Distribution  Amount  until  the  Current
         Principal Amount thereof is reduced to zero;

                  6.  to the Class  I-B-5  Certificates,  any  remaining  Group I  Principal  Distribution  Amount  until  the  Current
         Principal Amount thereof is reduced to zero;

                  7.  to the Class  I-B-6  Certificates,  any  remaining  Group I  Principal  Distribution  Amount  until  the  Current
         Principal Amount thereof is reduced to zero;

                  8.  to the Class  I-B-7  Certificates,  any  remaining  Group I  Principal  Distribution  Amount  until  the  Current
         Principal Amount thereof is reduced to zero;

                  9.  to the Class  I-B-8  Certificates,  any  remaining  Group I  Principal  Distribution  Amount  until  the  Current
         Principal Amount thereof is reduced to zero; and

                  10. to the Class  I-B-9  Certificates,  any  remaining  Group I  Principal  Distribution  Amount  until  the  Current
         Principal Amount thereof is reduced to zero.

(B)      On each  distribution  date on or after the related Stepdown Date, so long as a Group I Trigger Event is not in effect,  Group
         I Principal Distribution Amount for such distribution date will be distributed as follows:

                  1.  to the Class I-A Certificates,  from the Group I Principal  Distribution Amount, an amount equal to the Class I-A
         Principal  Distribution  Amount  will be  distributed  to each class of Class I-A  Certificates  on a pro rata basis until the
         Current Principal Amount of each such class is reduced to zero;

                  2.  to the Class I-B-1  Certificates,  from any remaining  Group I Principal  Distribution  Amount,  the Class I- B-1
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  3.  to the Class I-B-2  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class I-B-2
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  4.  to the Class I-B-3  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class I-B-3
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  5.  to the Class I-B-4  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class I-B-4
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  6.  to the Class I-B-5  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class I-B-5
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  7.  to the Class I-B-6  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class I-B-6
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  8.  to the Class I-B-7  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class I-B-7
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  9.  to the Class I-B-8  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class I-B-8
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero; and

                  10. to the Class I-B-9  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class I-B-9
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero.

         Fourth,  from any Excess  Cashflow with respect to Loan Group I, to the Class I-A  Certificates,  pro rata in accordance  with the respective  amounts owed to each such class an amount equal to (a) any remaining  Interest Carry Forward  Amount,  and then (b) any
Unpaid Realized Loss Amount for such class for such distribution date;

         Fifth,  from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-1  Certificates,  an amount equal to
(a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Sixth,  from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-2  Certificates,  an amount equal to
(a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Seventh,  from any remaining  Excess Cashflow with respect to Loan Group I, to the Class I-B-3  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Eighth, from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-4  Certificates,  an amount equal to
(a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Ninth,  from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-5  Certificates,  an amount equal to
(a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Tenth,  from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-6  Certificates,  an amount equal to
(a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Eleventh,  from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-7  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Twelfth,  from any remaining  Excess Cashflow with respect to Loan Group I, to the Class I-B-8  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Thirteenth,  from any  remaining  Excess  Cashflow  with respect to Loan Group I, to the Class I-B-9  Certificates,  an amount equal to (a) any Interest  Carry Forward  Amount,  and then (b) any Unpaid  Realized  Loss Amount for such class for such  distribution date;

         Fourteenth,  from any remaining  Excess Cashflow with respect to Loan Group I, to the Class I-A  Certificates,  any Basis Risk
Shortfall or any Basis Risk Shortfall  Carry-forward  Amount (as applicable) for each such class for such distribution  date, pro rata, based on the Basis Risk Shortfall or Basis Risk Shortfall Carry-forward Amount (as applicable) owed to each such class;

         Fifteenth,  from any remaining  Excess  Cashflow with respect to Loan Group I, to the Class I-B-1,  Class I-B-2,  Class I-B-3,
Class I-B-4,  Class I-B-5, Class I-B-6, Class I-B-7 Class I-B-8 and Class I-B-9  Certificates,  sequentially,  in that order, any Basis
Risk Shortfall or Basis Risk Shortfall Carry-forward Amount (as applicable), in each case for such class for such distribution date;

         Sixteenth,  from any  remaining  Excess  Cashflow  with  respect to Loan Group I, to the Class I-B-IO  certificates  an amount specified in the Agreement; and

         Seventeenth, any remaining amounts to the Residual Certificates.

         On each  distribution  date,  all amounts  representing  prepayment  charges in respect of the group I mortgage loans received during the related  Prepayment  Period will be withdrawn from the  Distribution  Account and shall not be available for distribution to the holders of the Offered  Certificates.  All amounts  representing  three-year "hard" prepayment  charges with respect to the group I mortgage loans will be  distributed  to the Class I-XP-2  Certificates,  and all other  prepayment  charges with respect to the group I mortgage loans, to the extent not permitted to be retained by the Servicer, will be distributed to the Class I-XP-1 Certificates.

Loan Group II

         On each distribution  date, the Trustee will withdraw the available funds for Loan Group II from the Distribution  Account for such distribution date and apply such amounts as follows:

         First,  from  Interest  Funds with  respect to Loan Group II, to pay any accrued  and unpaid  interest on the Group II Offered
Certificates and the Class II-B-5 Certificates in the following order of priority:

          (1) to each class of Class II-A  Certificates,  the Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the Current Interest and Interest Carry Forward Amount due to each such class;

          (2) to the Class  II-B-1,  Class II-B-2,  Class II-B-3,  Class II-B-4 and Class II-B-5  Certificates,  sequentially,  in that order, the Current Interest for each such class of certificates;

          (3) any Excess Spread with respect to Loan Group II to the extent  necessary to meet a level of  overcollateralization  equal to the Group II  Overcollateralization  Target Amount will be the Extra  Principal  Distribution  Amount with respect to Loan
          Group II and will be included as part of the Group II  Principal  Distribution  Amount and  distributed  in  accordance  with
          Second (A) and (B) below;

          (4) any  remaining  Excess  Spread with  respect to Loan Group II will be the  Remaining  Excess  Spread with respect to Loan
          Group II and will be applied,  together  with the Group II  Overcollateralization  Release  Amount with respect to Loan Group
          II, as Excess Cashflow for Loan Group II pursuant to clauses Third through Twelfth below.

         As described in the definition of “Current  Interest,” the Current  Interest on each class of Group II Certificates is subject to reduction  in the event of  specified  interest  shortfalls  and  shortfalls  resulting  from Net Deferred  Interest on the group II mortgage  loans  allocated  to that class of Group II  Certificates  the interest  portion of Realized  Losses on the group II mortgage loans allocated to that class of Certificates.

         On any  distribution  date, any  shortfalls  resulting  from the  application  of the Relief Act and any  Prepayment  Interest
Shortfalls to the extent not covered by Compensating  Interest  Payments will be allocated,  first,  in reduction of amounts  otherwise distributable  to the Class II-B-IO,  the Class R and the Class R-X  Certificates,  and thereafter,  to the Current Interest payable to the Class II-A  Certificates  (in each case,  with respect to  shortfalls  resulting  from the group II mortgage  loans) and Class II-B
Certificates,  on a pro  rata  basis,  on such  distribution  date,  based  on the  respective  amounts  of  interest  accrued  on such certificates for such  distribution  date. The holders of the Class II-A  Certificates and Class II-B Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Second, to pay as principal on the Class II-A Certificates and Class II-B Certificates, in the following order of priority:

(A)      On each distribution  date (i) prior to the related Stepdown Date or (ii) on which a Group II Trigger Event is in effect,  the
         Group II Principal Distribution Amount for such distribution date will be distributed as follows:

                  1.  to each class of Class II-A  Certificates  on a pro rata basis  until the Current  Principal  Amount of each such class is reduced to zero;

                  2.  to the Class  II-B-1  Certificates,  any  remaining  Group II  Principal  Distribution  Amount  until the Current
         Principal Amount thereof is reduced to zero;

                  3.  to the Class  II-B-2  Certificates,  any  remaining  Group II  Principal  Distribution  Amount  until the Current
         Principal Amount thereof is reduced to zero;

                  4.  to the Class  II-B-3  Certificates,  any  remaining  Group II  Principal  Distribution  Amount  until the Current
         Principal Amount thereof is reduced to zero;

                  5.  to the Class  II-B-4  Certificates,  any  remaining  Group II  Principal  Distribution  Amount  until the Current
         Principal Amount thereof is reduced to zero; and

                  6.  to the Class  II-B-5  Certificates,  any  remaining  Group II  Principal  Distribution  Amount  until the Current
         Principal Amount thereof is reduced to zero.

(B)      On each distribution  date on or after the related Stepdown Date, so long as a Group II Trigger Event is not in effect,  Group
         II Principal Distribution Amount for such distribution date will be distributed as follows:

                  1.  to the Class II-A  Certificates,  from the Group II Principal  Distribution  Amount, an amount equal to the Class
         II-A Principal  Distribution  Amount will be distributed  to each class of Class II-A  Certificates  on a pro rata basis until the Current Principal Amount of each such class is reduced to zero;

                  2.  To the Class II-B-1  Certificates,  from any remaining Group II Principal  Distribution  Amount, the Class II-B-1
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  3.  To the Class II-B-2  Certificates,  from any remaining Group II Principal  Distribution  Amount, the Class II-B-2
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  4.  To the Class II-B-3  Certificates,  from any remaining Group II Principal  Distribution  Amount, the Class II-B-3
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  5.  To the Class II-B-4  Certificates,  from any remaining Group II Principal  Distribution  Amount, the Class II-B-4
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero; and

                  6.  To the Class II-B-5  Certificates,  from any remaining Group II Principal  Distribution  Amount, the Class II-B-5
         Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero.

         Third,  from any Excess  Cashflow with respect to Loan Group II, to the Class II-A  Certificates,  pro rata in accordance with the respective  amounts owed to each such class an amount equal to (a) any remaining  Interest Carry Forward  Amount,  and then (b) any
Unpaid Realized Loss Amount for such class for such distribution date;

         Fourth,  from any remaining Excess Cashflow with respect to Loan Group II, to the Class II-B-1  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Fifth,  from any remaining  Excess Cashflow with respect to Loan Group II, to the Class II-B-2  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Sixth,  from any remaining  Excess Cashflow with respect to Loan Group II, to the Class II-B-3  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Seventh,  from any remaining Excess Cashflow with respect to Loan Group II, to the Class II-B-4 Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Eighth,  from any remaining Excess Cashflow with respect to Loan Group II, to the Class II-B-5  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Ninth,  from any  remaining  Excess  Cashflow  with respect to Loan Group II, to the Class II-A  Certificates,  any Basis Risk
Shortfall or Basis Risk  Shortfall  Carry-forward  Amount (as  applicable)  for each such class for such  distribution  date, pro rata, based on the Basis Risk Shortfall or Basis Risk Shortfall Carry-forward Amount (as applicable) owed to each such class;

         Tenth,  from any remaining  Excess  Cashflow with respect to Loan Group II, to the Class II-B-1,  Class II-B-2,  Class II-B-3,
Class  II-B-4  and Class  II-B-5  Certificates,  sequentially,  in that  order,  any  Basis  Risk  Shortfall  or Basis  Risk  Shortfall
Carry-forward Amount (as applicable), in each case for such class for such distribution date;

         Eleventh,  from any  remaining  Excess  Cashflow with respect to Loan Group II, to the Class  II-B-IO  certificates  an amount specified in the Agreement; and

         Twelfth, any remaining amounts to the Residual Certificates.

         On each  distribution  date, all amounts  representing  prepayment  charges in respect of the group II mortgage  loans, to the extent not  permitted  to be  retained by the  Servicer,  received  during the related  Prepayment  Period will be  withdrawn  from the
Distribution  Account and shall not be available  for  distribution  to the holders of the Group II Offered  Certificates  or the Class
II-B-5  Certificates.  Such  prepayment  charges with  respect to the group II mortgage  loans will be  distributed  to the Class II-XP
Certificates.

         When a borrower  prepays all or a portion of a mortgage  loan  between Due Dates,  the  borrower  pays  interest on the amount prepaid only to the date of prepayment.  Accordingly,  an interest  shortfall will result equal to the difference between the amount of interest  collected and the amount of interest that would have been due absent such prepayment.  We refer to this interest shortfall as a  Prepayment  Interest  Shortfall.  Any  Prepayment  Interest  Shortfalls  resulting  from a  prepayment  in full or in part  that are distributed to the  certificateholders  in the calendar  month  following the month in which the prepayment was made are required to be paid by the  Servicer,  but only to the extent that such amount does not exceed the  aggregate  of the  Servicing  Fees on the mortgage loans serviced by it for the applicable  distribution  date. The Servicer is not obligated to fund interest  shortfalls  resulting from the application of the Relief Act. The amount of the Servicing Fees used to offset such Prepayment  Interest  Shortfalls is referred to herein as Compensating Interest Payments.

Final Maturity Reserve Account

         If, on the  distribution  date occurring in December 2036, or on any  distribution  date  thereafter,  up to and including the distribution  date in January 2017, if any Group I Offered  Certificates are outstanding and the aggregate Stated Principal  Balance of the group I mortgage  loans with  original  terms to maturity in excess of 30 years is greater than the amount  specified in Schedule 1 to this  prospectus  supplement  for the related  distribution  date,  the Trustee will be required to deposit from Interest Funds with respect to the group I mortgage loans into the Final Maturity  Reserve  Account the Coupon Strip for such  distribution  date until the amount on deposit in the Final  Maturity  Reserve  Account is equal to the Final Maturity  Reserve  Account  Target.  On any applicable distribution  date,  the "Coupon  Strip" for Loan Group I shall be an amount equal to the lesser of (a) the product of (i) 1.00%,  (ii)
the aggregate Stated  Principal  Balance of the mortgage loans with original terms to maturity in excess of 30 years in Loan Group I as of the Due Date  occurring  in the month  prior to such  distribution  date and (iii)  one-twelfth  and (b) the excess of (i) the Final
Maturity  Reserve  Account  Target for such  distribution  date over (ii) the amount on deposit in the Final Maturity  Reserve  Account immediately  prior to such  distribution  date. The "Final Maturity Reserve Account Target" means, for any distribution  date beginning with the  distribution  date in January  2017,  the lesser of (a) the  product of (i) the  aggregate  principal  balance of the group I mortgage  loans  with  original  terms to  maturity  in excess  of 30 years as of the Due Date  occurring  in the  month  prior to such distribution date and (ii) the fraction the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $35,336,223.

         On each  distribution  date, any amounts on deposit in the Final Maturity  Reserve  Account in excess of the lesser of (i) the
Current  Principal Amount of the Group I Offered  Certificates and (ii) the aggregate Stated Principal  Balance of the group I mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the Class I-B-IO Certificates.

         On the earlier of the distribution  date occurring in January 2017 and the distribution  date on which the final  distribution of  payments  from the group I mortgage  loans and the other  assets in the trust is  expected  to be made,  any  remaining  amounts on deposit in the Final  Maturity  Reserve  Account will be  distributed  to the Group I Offered  Certificates  in the following  order of priority:

         (1)      to the Class I-A Certificates,  pro rata, in accordance with their respective  outstanding  Current Principal Amounts until the Current Principal Amounts thereof have been reduced to zero;

         (2)       sequentially,  to the Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4,  Class I-B-5, Class I-B-6, Class I-B-7,
Class I-B-8 and Class I-B-9  Certificates,  in that order,  after giving effect to principal  distributions on such distribution  date, until the Current Principal Amounts thereof have been reduced to zero;

         (3)      to each class of Group I Offered  Certificates,  any Current Interest and Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest  distributions on such distribution  date in accordance with payment  priorities set forth in “Description of the Certificates-Distributions on the Certificates;”

         (4)      to each class of Group I Offered  Certificates,  any Basis Risk  Shortfall  Carry-forward  Amount for each such class remaining unpaid after giving effect to the  distributions on such  distribution  date in accordance with payment  priorities set forth in “Description of the Certificates-Distributions on the Certificates-Loan Group I;” and

         (5)      to the Class I-B-IO Certificates, any remaining amount.

         If the group I mortgage loans are purchased in connection  with an optional  termination of Loan Group I, the funds on deposit in the Final Maturity  Reserve Account will be used to make payments in accordance with priorities (4) and (5) above after  application of the purchase price pursuant to the exercise of the optional termination.

Monthly Advances

         If the  minimum  payment of  interest on a mortgage  loan which was due on a related  Due Date is  delinquent  other than as a result of application  of the Relief Act or similar state law, the Servicer will be required to deposit in to the Custodial  Account on the date  specified in the  Agreement an amount equal to such  delinquency,  net of the  Servicing  Fee Rate,  except to the extent the
Servicer  determines any such advance to be nonrecoverable  from Liquidation  Proceeds,  Insurance  Proceeds or from future payments on the  mortgage  loan for which  such  advance  was made.  Subject  to the  foregoing,  such  advances  will be made by the  Servicer  or subservicer,  if applicable,  through final disposition or liquidation of the related mortgaged  property.  Any failure of the Servicer to make such advances  would  constitute an Event of Default under the  Agreement,  in which case the Trustee,  as successor  servicer, will be required to make such advance in accordance  with the Agreement.  See “The  Agreements-Events  of Default and Rights Upon Event
of Default” in the prospectus.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections,  Insurance  Proceeds and  Liquidation  Proceeds  from the mortgage loan as to which the  unreimbursed  Monthly  Advance was made.  In addition,  any Monthly
Advances  previously  made in respect of any mortgage loan that are deemed by the Servicer or a subservicer to be  nonrecoverable  from related  late  collections,  Insurance  Proceeds  or  Liquidation  Proceeds  may be  reimbursed  to such  party out of any funds in the
Custodial Account prior to the distributions on the Certificates.

Allocation of Realized Losses; Subordination

General

         Subordination  provides the holders of Offered  Certificates in a Loan Group having a higher payment  priority with protection against  Realized Losses on the related  mortgage  loans.  In general,  this loss protection is accomplished by allocating any Realized
Losses in a Loan Group in excess of available  Excess Spread and any current  overcollateralization  (if any) for such loan group among the related Subordinate  Certificates,  beginning with the Subordinate  Certificates with the lowest payment priority until the Current
Principal Amount of that subordinate class has been reduced to zero.

         With respect to any defaulted mortgage loan that is finally liquidated  through  foreclosure sale,  disposition of the related mortgaged  property if acquired on behalf of the  certificateholders  by deed-in-lieu  of foreclosure or otherwise,  the amount of loss realized,  if any, will equal the portion of the unpaid  principal  balance  remaining,  if any, plus interest thereon through the last day of the month in which such  mortgage  loan was finally  liquidated,  after  application  of all amounts  recovered  (net of amounts reimbursable to the Servicer for Monthly  Advances,  the Servicing Fee,  servicing  advances and certain other amounts specified in the
Agreement)  towards  interest and principal  owing on the mortgage loan. The amount of such loss realized on a mortgage loan,  together with the amount of any  Bankruptcy  Loss (if any) in respect of a mortgage  loan is  referred  to in this  prospectus  supplement  as a
Realized Loss.

         There are two types of Bankruptcy  Losses that can occur with respect to a mortgage loan.  The first type of Bankruptcy  Loss, referred to in this prospectus  supplement as a Deficient Valuation,  results if a court, in connection with a personal bankruptcy of a mortgagor,  establishes  the value of a mortgaged  property at an amount less than the unpaid  principal  balance of the mortgage  loan secured by such  mortgaged  property.  In such a case,  the holder of such  mortgage  loan would  become an  unsecured  creditor to the extent of the difference  between the unpaid principal  balance of such mortgage loan and such reduced  unsecured debt. The second type of Bankruptcy Loss,  referred to in this prospectus  supplement as a Debt Service  Reduction,  results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal  portion of Debt Service  Reductions will not be allocated in reduction of the Current  Principal  Amount of any class of  Certificates.  Regardless of when they occur,  Debt Service  Reductions  may reduce the amount of available  funds that would otherwise be available for distribution on a distribution  date. As a result of the subordination of the Subordinate  Certificates in a loan group in right of distribution of available funds to the related Senior  Certificates,  any Debt Service  Reductions will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

         Any  allocation  of a principal  portion of a Realized Loss to a  Certificate  will be made by reducing the Current  Principal
Amount  thereof  by the amount so  allocated  as of the  distribution  date in the month  following  the  calendar  month in which such
Realized Loss was incurred.

         An  allocation of a Realized  Loss on a pro rata basis among two or more classes of  Certificates  means an allocation to each such class of Certificates on the basis of its then  outstanding  Current  Principal  Amount prior to giving effect to distributions to be made on such distribution date.

         The interest  portion of Realized  Losses will be allocated among the  outstanding  related  classes of  Certificates  offered hereby  to the extent described under “Distributions on the Certificates-Interest” above.

         In the event that the Servicer or any  subservicer  recovers any amount in respect of a Liquidated  Mortgage Loan with respect to which a Realized  Loss has been  incurred  after  liquidation  and  disposition  of such mortgage  loan,  any such amount,  which is referred to in this prospectus  supplement as a Subsequent Recovery,  will be distributed as part of available funds in accordance with the priorities  described under  “Description of the  Certificates-Distributions  on the  Certificates” in this prospectus  supplement.
Additionally,  the Current  Principal  Amount of each class of  Subordinate  Certificates  that has been reduced by the allocation of a
Realized Loss to such  Certificate  will be increased,  in order of seniority,  by the amount of such Subsequent  Recovery,  but not in excess  of the  amount of any  Realized  Losses  previously  allocated  to such  class of  Certificates  and not  previously  offset by
Subsequent  Recoveries.  Holders of such  Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

Allocation of Realized Losses

         The Applied  Realized  Loss Amount for the group I mortgage  loans will be allocated  first to the Class  I-B-9,  Class I-B-8,
Class I-B-7,  Class I-B-6,  Class I-B-5,  Class I-B-4,  Class I-B-3,  Class I-B-2 and Class I-B-1  Certificates,  sequentially  in that order,  in each case  until the  Current  Principal  Amount of each such  class has been  reduced to zero.  Thereafter,  the  principal portion of Realized  Losses on the group I mortgage  loans will be allocated  on any  distribution  date to the Class I-A-3,  the Class
I-A-2 and the Class I-A-1  Certificates,  sequentially in that order,  until the Current  Principal  Amount of each such class has been reduced to zero.  Realized Losses will not be allocated to the Class I-X Certificates.

         The Applied  Realized Loss Amount for the group II mortgage loans will be allocated  first to the Class II-B-5,  Class II-B-4,
Class II-B-3, Class II-B-2 and Class II-B-1  Certificates,  sequentially in that order, in each case until the Current Principal Amount of each such class has been  reduced to zero.  Thereafter,  the  principal  portion of Realized  Losses on the group II mortgage  loans will be allocated on any  distribution  date to the Class II-A-3,  the Class II-A-2 and the Class II-A-1  Certificates  sequentially in that order, until the Current Principal Amount of each such class has been reduced to zero.

         No reduction of the Current  Principal Amount of any class will be made on any distribution date on account of Realized Losses to the extent that such allocation would result in the reduction of the aggregate  Current  Principal Amounts of all Certificates as of
such  distribution  date, after giving effect to all  distributions  and prior  allocations of Realized Losses on the mortgage loans in the related Loan Group on such date,  to an amount less than the aggregate  Stated  Principal  Balance of all of the mortgage  loans in the related Loan Group as of the first day of the month of such  distribution  date.  The  limitation  described  in this  paragraph is referred to herein as the Loss Allocation Limitation.

Excess Spread and Overcollateralization Provisions

         Excess Spread in each Loan Group will be required to be applied as an Extra Principal  Distribution Amount with respect to the related Offered  Certificates  and the Class II-B-5  Certificates  whenever the related  Overcollateralization  Amount is less than the related  Overcollateralization  Target  Amount.  If on  any  distribution  date,  after  giving  effect  to  allocations  of  Principal
Distribution  Amounts,  the  aggregate  Current  Principal  Amount of the  Offered  Certificates  in a Loan Group and the Class  II-B-5
Certificates  exceeds the aggregate Stated  Principal  Balance of the related  mortgage loans for such  distribution  date, the Current
Principal  Amounts of the Subordinate  Certificates in such Loan Group will be reduced,  in inverse order of seniority  (beginning with the related Class B Certificates  with the highest numerical  designation) by an amount equal to such excess.  Any such reduction is an
Applied Realized Loss Amount.

Pass-Through Rates

         The pass-through  rate per annum for the Offered  Certificates  (other than the Class I-X  Certificates)  and the Class II-B-5
Certificates will be equal to the least of:

         1.       the London interbank offered rate for one month United States dollar deposits,  which we refer to as One-Month LIBOR, calculated as described below under “-Calculation of One-Month LIBOR”, plus the related Margin;

         2.       10.50% per annum; and

         3.       the related Net Rate Cap.

         The pass-through rate for the Class I-X Certificates will be a fixed rate equal to 0.500% per annum.

Calculation of One-Month LIBOR

         On the second LIBOR business day preceding the  commencement  of each Interest  Accrual  Period for the Offered  Certificates,
which date we refer to as an interest  determination  date, the Trustee will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate  Screen Page 3750,  as of 11:00 a.m.  London  time on such  interest  determination date.  If such rate does not appear on such page,  or such other page as may replace that page on that  service,  or if such service is no longer  offered,  such other  service for  displaying  LIBOR or  comparable  rates as may be  reasonably  selected  by the  Trustee,
One-Month LIBOR for the applicable  Interest  Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

         The  Reference  Bank Rate with  respect to any Interest  Accrual  Period,  means the  arithmetic  mean,  rounded  upwards,  if necessary,  to the nearest whole  multiple of 0.03125%,  of the offered rates for United States dollar  deposits for one month that are quoted by the Reference  Banks, as described below, as of 11:00 a.m., New York City time, on the related  interest  determination  date to prime  banks in the London  interbank  market  for a period of one month in amounts  approximately  equal to the  aggregate  Current
Principal Amount of all classes of Offered  Certificates  for such Interest  Accrual Period,  provided that at least two such Reference
Banks  provide such rate.  If fewer than two offered  rates  appear,  the  Reference  Bank Rate will be the  arithmetic  mean,  rounded upwards,  if  necessary,  to the nearest whole  multiple of 0.03125%,  of the rates quoted by one or more major banks in New York City, selected by the Trustee,  as of 11:00 a.m., New York City time, on such date for loans in U.S.  dollars to leading European banks for a period of one month in amounts  approximately  equal to the aggregate Current Principal Amount of all classes of Offered  Certificates.
As used in this  section,  LIBOR  business  day means a day on which banks are open for  dealing in foreign  currency  and  exchange in
London and New York City;  and Reference  Banks means leading banks selected by the Trustee and engaged in  transactions  in Eurodollar deposits in the international Eurocurrency market:

         1.       with an established place of business in London,

         2.       which have been designated as such by the Trustee, and

         3.       which are not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

         The establishment of one-month LIBOR on each interest  determination date by the Trustee and the Trustee's  calculation of the pass-through  rates  applicable to the related Offered  Certificates  for the related  Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Optional Purchase of Defaulted Loans

         With respect to any mortgage  loan which as of the first day of a Fiscal  Quarter is  delinquent in payment by 90 days or more or is an REO  Property,  the  Sponsor  shall  have the right to  purchase  such  mortgage  loan from the trust at a price  equal to the
Repurchase  Price;  provided,  however  (i) that such mortgage loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this  purchase option, if not theretofore  exercised,  shall terminate on the date prior to the last day of the related Fiscal Quarter.  This purchase option,  if not exercised,  shall not be thereafter  reinstated unless the delinquency is cured and the mortgage loan thereafter  again becomes 90 days or more  delinquent or becomes an REO Property,  in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

Restrictions on Transfer of the Residual Certificates

         The   Residual   Certificates   will  be  subject  to   additional   restrictions   described   under   “Federal   Income  Tax
Consequences-Special  Tax  Considerations  Applicable to Residual  Certificates” in this prospectus  supplement and “Federal Income Tax
Consequences-REMICS-Tax  and  Restrictions  on Transfers of REMIC Residual  Certificates  to Certain  Organizations”  and “-Taxation of
Owners of REMIC Residual Certificates-Noneconomic REMIC Residual Certificates” in the prospectus.

                                                           THE CAP CONTRACTS

         The Trustee,  on behalf of the Trust,  will enter into one or more cap contracts,  or Cap  Contracts,  with ABN AMRO Bank N.V.
that  provide for  payments to the Trustee  for the benefit of the holders of the Group II Offered  Certificates  and the Class  II-B-5
Certificates.  The Cap Contracts are intended to provide partial  protection to the Group II Offered  Certificates and the Class II-B-5
Certificates  in the event that the  pass-through  rate  applicable to such classes of  Certificates is limited by the related Net Rate
Cap and to cover certain interest shortfalls.

         The Cap Counterparty is ABN AMRO Bank N.V., or ABN AMRO. ABN AMRO, a public limited liability company  incorporated  under the laws of The  Netherlands,  is an  international  banking group  offering a wide range of banking  products and financial  services on a global basis through a network of 3,557 offices and branches in 58 countries and  territories  as of year-end  2005. ABN AMRO is one of the largest  banking  groups in the world,  with total  consolidated  assets of € 880.8 billion at December 31, 2005. As of the date of this prospectus supplement, ABN AMRO’s senior unsecured debt obligations are rated “AA-“ by Standard & Poor’s and ”Aa3” by Moody’s.

         Additional  information,  including  the most recent form 20-F for the year ended  December 31, 2005 of ABN AMRO Holding N.V., the parent company of ABN AMRO, and additional  quarterly and current reports filed with the Securities and Exchange  Commission by ABN
AMRO Holding N.V., may be obtained upon written request to ABN ARMO Bank N.V., ABN AMRO Investor  Relations  Department,  Hoogoorddreef
66-68,  P.O.  Box  283,  1101 BE  Amsterdam,  The  Netherlands.  Except  for the  information  provided  in this  paragraph  and in the immediately  preceding paragraph,  neither the Cap Counterparty nor ABN AMRO Holding N.V. have been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

         On or prior to each  distribution  date through and  including  the  distribution  date set forth in the related Cap Contract, payments under the related Cap Contract will be made to the Trustee,  under an account  established and maintained by the Trustee,  for the benefit of the holders of the related  Certificates.  The payment to be made by the Cap  Counterparty  under each Cap Contract will be equal to the interest  accrued during the Interest  Accrual Period on the related  notional balance at a rate equal to the excess of
(i) the lesser of (a)  One-Month  LIBOR and (b) the  ceiling  rate set forth in Annex I over (ii) the strike rate set forth in Annex I.
The  notional  balance  will be equal to the lesser of (i) the  Certificate  Principal  Balance of such class of  Certificates  for the related distribution date and (ii) the related certificate notional amount set forth in Annex I.

         On each distribution  date,  amounts received under each Cap Contract with respect to such distribution date will be allocated in the following order of priority:

         First, to the holders of the related class of Certificates,  the payment of any Basis Risk Shortfall  Carry-forward Amount for such distribution date, to the extent not covered by the related Excess Cashflow for such distribution date;

         Second, from any remaining amounts,  to the holders of the related class of Certificates,  the payment of any Current Interest and  Interest  Carry-forward  Amount for such class to the extent not  covered by  Interest  Funds or Excess  Cashflow on such distribution date;

         Third, from any excess amounts  available from the Cap Contracts,  to the Class II-A  Certificates,  pro rata, and then to the
         Class II-B-1, the Class II-B-2, the Class II-B-3,  the Class II-B-4 and the Class II-B-5  Certificates,  in that order, to the extent not paid pursuant to clauses first or second above; and

         Fourth, from any remaining amounts, for deposit into the Reserve Fund, allocated as further described herein.

         On each  distribution  date,  amounts on deposit in the Reserve Fund will be allocated  first to the Class II-A  Certificates, pro rata,  based on the current  Realized  Losses and any Unpaid Realized Loss Amount for each such class for such  distribution  date, and then to the Class II-B-1, the Class II-B-2, the Class II-B-3,  the Class II-B-4 and the Class II-B-5  Certificates,  in that order, to pay any current Realized Losses and any Unpaid Realized Loss Amount,  in each case, for such class and for such  distribution  date.
Any remaining amounts on deposit in the Reserve Fund on such distribution date will be distributed as described in the Agreement.

         The Cap Contracts terminate after the distribution date occurring in November 2011.

         The  Depositor  has  determined  that the  significance  percentage  of payments  under the Cap  Contracts,  as  calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                                                  YIELD AND PREPAYMENT CONSIDERATIONS

General

         The yield to maturity  and  weighted  average  life of each class of Offered  Certificates  will be affected by the amount and timing of principal  payments on the related  mortgage  loans,  the allocation of available  funds to such class of  Certificates,  the applicable  Pass-Through  Rate for such class of Certificates,  the purchase price paid for such  Certificates and the amount of Excess
Spread.  In addition,  the yields on the  Certificates  will be adversely  affected by Realized  Losses and interest  shortfalls on the related  mortgage loans.  The interaction of the foregoing  factors may have different  effects on the various classes of Certificates, and may have varying effects with respect to any one class of Certificates  during the life of such class.  No  representation  is made as to the  anticipated  rate of prepayments on the mortgage loans,  the amount and timing of Realized Losses or interest  shortfalls or as to the anticipated yield to maturity of any class of Certificates.  Prospective  investors are urged to consider their own estimates as to the  anticipated  rate of future  prepayments on the mortgage loans and the suitability of the  Certificates to their  investment objectives.  Investors should carefully  consider the associated risks discussed below and under the heading “Legal  Investment” herein and under the  headings  “Yield  Considerations,”  “Maturity  and  Prepayment  Considerations”  and “Legal  Investment  Matters” in the
prospectus.

         The mortgage  interest rates on the mortgage loans will adjust monthly,  semi-annually or annually,  as applicable,  after the expiration  of the  applicable  initial  fixed-rate  period,  and may vary  significantly  over time.  When a mortgage  loan begins its adjustable  period,  increases  and decreases in the mortgage  interest rate on that mortgage loan will be calculated  for each monthly accrual  period  based on the index as of a  specified  date.  The  index may not rise and fall  consistently  with  mortgage  interest rates.  As a result,  the mortgage  interest  rates on the mortgage loans at any time may not equal the  prevailing  mortgage  interest rates for  similar  adjustable-rate  loans  and  accordingly  the  prepayment  rate may be lower or  higher  than  would  otherwise  be anticipated.  Moreover, each mortgage loan is subject to a maximum interest rate.

         Although  mortgage  interest  rates will  increase  (subject to a maximum  interest  rate) or  decrease  as the index  changes
(following the initial  fixed-rate  period),  the Monthly  Payments on the group II mortgage  loans  generally will adjust only once or twice a year.  Monthly payments on the group I mortgagte loans generally will adjust monthly.  As a result,  an increase or decrease in the index will cause the  amortization of the mortgage loans to decelerate or accelerate,  thereby  causing a  corresponding  change in the  amortization  of the  Certificates.  In the event that an increase in the index causes the  interest due on a mortgage  loan for a given month to exceed the current minimum  monthly  payment for that month,  the shortfall in interest will be added to the outstanding principal  balance of that mortgage loan as Deferred  Interest.  In addition,  because the initial minimum monthly payment is set based on the initial fixed rate rather than the sum of the Margin and  then-current  Index,  the minimum  monthly  payment could be less than the interest due on that mortgage  loan during at least the first year (or during the first five years,  with respect to the 5 Yr. Bear
Stearns  Secure Option ARM loans) of a mortgage loan. If a mortgagor  only pays the minimum  monthly  payment due, there will likely be negative  amortization  on the  mortgage  loan until such time that the minimum  monthly  payment  will be reset to a fully  amortizing amount.

Prepayment Considerations

         The rate of principal payments on each class of Offered  Certificates  (other than the Class I-X Certificates),  the aggregate amount of distributions on each class of Offered  Certificates and the yield to maturity of each class of Offered  Certificates will be related to the rate and timing of payments of principal on the related mortgage loans.  The rate of principal  payments on the mortgage loans will in turn be affected by the  amortization  schedules  of the related  mortgage  loans and by the rate and timing of Principal
Prepayments on the related  mortgage loans  (including for this purpose  payments  resulting  from  refinancings,  liquidations  of the mortgage  loans due to defaults,  casualties,  condemnations  and  repurchases,  whether  optional or  required).  The  mortgage  loans generally  may be prepaid by the  mortgagors at any time;  however,  as described  under  “Description  of the Mortgage  Loans” in this prospectus  supplement,  with respect to approximately  80.70% of the mortgage loans, a prepayment may subject the related mortgagor to a  prepayment  charge.  Prepayment  charges may be  restricted  under some state laws as  described  under  “Legal  Aspects of Mortgage
Loans-Enforceability of Certain Provisions” in the prospectus.  Prepayment charges may be restricted under some state laws as described under  “Legal  Aspects of Mortgage  Loans” in the  prospectus.  All amounts  representing  three-year  "hard"  prepayment  charges with respect to the group I mortgage loans will be paid to the holders of the Class I-XP-2  Certificates,  and all other prepayment  charges with  respect to the group I mortgage  loans,  to the extent not  retained  by the  Servicer,  will be paid to the holders of the Class
I-XP-1  Certificates.  All  prepayment  charges  with  respect to the group II mortgage  loans will be paid to the holders of the Class
II-XP  Certificates.  Approximately  62.86% of the group I mortgage loans and  approximately  64.76% of the group II mortgage loans are assumable.  The remainder of the mortgage loans are subject to customary due-on-sale provisions.

         Because the interest rate on each mortgage loan adjust  semi-annually  or annually,  as  applicable,  (after any initial fixed period) and the minimum  monthly  payment  adjusts  annually,  the  portion of the monthly  payment  that will be applied to reduce the principal balance of the mortgage loan may vary.

         The  negative  amortization  feature  of the  mortgage  loans may  affect  the yield on the  Certificates.  As a result of the negative  amortization  of the mortgage  loans,  the  outstanding  principal  balance of a mortgage loan will increase by the amount of
Deferred  Interest as described in this  prospectus  supplement  under  “Description of the  Certificates-Interest.”  During periods in which the  outstanding  principal  balance of a mortgage loan is increasing  due to the addition of Deferred  Interest,  the increasing principal  balance of the mortgage loan may approach or exceed the value of the related  mortgaged  property,  thus increasing both the likelihood of defaults and the risk of loss on any mortgage  loan that is required to be  liquidated.  Furthermore,  each mortgage loan provides  for the  payment of any  remaining  unamortized  principal  balance of such  mortgage  loan (due to the  addition of Deferred
Interest,  if any, to the principal  balance of the mortgage loan) in a single  payment at the maturity of the mortgage  loan.  Because the mortgagors may be so required to make a larger single payment upon maturity,  it is possible that the default risk  associated with the  mortgage  loans is greater  than that  associated  with fully  amortizing  mortgage  loans.  The rate of Deferred  Interest on the mortgage loans will also affect the rate of principal  distributions  on the related  certificates  because  scheduled and  unscheduled principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

         Principal  Prepayments,  liquidations  and repurchases of the related mortgage loans, and with respect to the group I mortgage loans,  together with payments from the Final Maturity  Reserve  Account,  will result in  distributions in respect of principal to the holders  of the  related  Offered  Certificates  then  entitled  to receive  these  principal  distributions  that  otherwise  would be distributed  over the remaining  terms of the mortgage loans.  See “Maturity and Prepayment  Considerations”  in the prospectus.  Since the rate and timing of  payments  of  principal  on the  mortgage  loans  will  depend on future  events  and a variety of factors  (as described more fully in this  prospectus  supplement and in the prospectus  under “Yield  Considerations”  and “Maturity and Prepayment
Considerations”),  no  assurance  can be given as to the rate of  Principal  Prepayments.  The extent to which the yield to maturity of any class of Offered  Certificates  may vary from the  anticipated  yield will depend upon the degree to which they are  purchased at a discount or premium and the degree to which the timing of payments on the Offered  Certificates  is  sensitive  to  prepayments  on the mortgage loans.  Further, an investor should consider,  in the case of any Offered Certificate  purchased at a discount,  the risk that a slower than  anticipated  rate of Principal  Prepayments on the mortgage loans could result in an actual yield to an investor that is lower than the  anticipated  yield and,  in the case of any Offered  Certificate  purchased  at a premium,  the risk that a faster than anticipated  rate of principal  payments could result in an actual yield to the investor that is lower than the  anticipated  yield. In general,  the earlier a  prepayment  of  principal on the mortgage  loans,  the greater will be the effect on the  investor’s  yield to maturity.  As a result,  the effect on an investor’s  yield of principal  payments  occurring at a rate higher (or lower) than the rate anticipated  by the  investor  during the period  immediately  following  the issuance of the Offered  Certificates  would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly  unlikely  that the mortgage  loans will prepay at any constant  rate until  maturity or that all of the mortgage loans will prepay at the same rate.  Moreover,  the timing of  prepayments on the mortgage  loans may  significantly  affect the actual yield to maturity on the Offered  Certificates,  even if the average rate of principal  payments  experienced  over time is  consistent with an investor’s expectation.

         Because principal  distributions are paid to some classes of Offered Certificates before other classes,  holders of classes of
Offered  Certificates  having a later  priority  of payment  bear a greater  risk of losses  than  holders of  classes  having  earlier priorities for distribution of principal.

         The rate of payments  (including  prepayments) on pools of mortgage loans is influenced by a variety of economic,  geographic, social and other factors.  If prevailing  mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing)  would be expected to increase.  Conversely,  if prevailing  mortgage rates rise  significantly  above the mortgage  rates on the mortgage  loans,  the rate of  prepayment  on the mortgage  loans would be expected to decrease.  Other  factors affecting  prepayment of mortgage loans include  changes in mortgagors’  housing needs,  job transfers,  unemployment,  mortgagors’ net equity in the mortgaged  properties and servicing  decisions.  In addition,  the existence of the applicable periodic rate cap, maximum mortgage  rate and minimum  mortgage  rate may effect the  likelihood  of  prepayments  resulting  from  refinancings.  There can be no certainty as to the rate of  prepayments  on the  mortgage  loans  during any period or over the life of the  Certificates.  See “Yield
Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

         Excess  Spread.  The  weighted  average  life and  yield to  maturity  of each  class of  Offered  Certificates  will  also be influenced by the amount of Excess Spread  generated by the related  mortgage  loans and applied in reduction of the Current  Principal
Amounts of the related  Certificates.  The level of Excess Spread for each Loan Group available on any distribution  date to be applied in reduction of the Current Principal Amounts of the related Offered Certificates and will be influenced by, among other factors,

         o        the  overcollateralization  level of the assets in the related  mortgage pool at such time, i.e., the extent to which interest on the related  mortgage loans is accruing on a higher Stated Principal  Balance than the aggregate  Current
                  Principal Amount of the related Certificates;

         o        the delinquency and default experience of the related mortgage loans;

         o        whether a Coupon Strip payment, if applicable, is required to be made;

         o        the level of One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year MTA; and

         o        the  provisions  of the Agreement  that permit  principal  collections  to be  distributed  to the related Class B-IO
                  Certificates  and the  related  Residual  Certificates  in each  case as  provided  in the  Agreement  when  required overcollateralization levels have been met.

         To the extent that greater  amounts of Excess Spread are distributed in reduction of the Current  Principal  Amount of a class of Offered  Certificates,  the weighted average life thereof can be expected to shorten. No assurance,  however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The yields to maturity of the Offered  Certificates and, in particular the Subordinate  Certificates,  in the order of payment priority,  will be progressively  more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans . If an Applied  Realized Loss Amount is allocated to a class of Offered  Certificates  , that class will  thereafter  accrue  interest on a reduced  Current  Principal  Amount.  Although the Applied  Realized Loss Amount so allocated  may be recovered on future  distribution dates to the extent Excess  Cashflow is available for that purpose,  there can be no assurance  that those amounts will be available or sufficient.

         In general,  defaults on mortgage  loans are  expected to occur with  greater  frequency  in their early  years.  In addition, default  rates  generally  are higher for mortgage  loans used to refinance an existing  mortgage  loan.  In the event of a mortgagor’s default on a mortgage loan,  there can be no assurance that recourse  beyond the specific  mortgaged  property  pledged as security for repayment will be available.

         The Sponsor  may,  from time to time,  implement  programs  designed to  encourage  refinancing.  These  programs may include, without limitation,  modifications of existing loans,  general or targeted  solicitations,  the offering of pre-approved  applications, reduced origination fees or closing costs or other financial incentives.  Targeted  solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.  In addition,  the Sponsor may encourage assumptions of mortgage loans,  including  defaulted  mortgage loans, under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these  programs,  with respect to the mortgage pool underlying any trust,  the rate of Principal  Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and in some cases,  the average  credit or  collateral  quality of the mortgage  loans  remaining in the mortgage  pool may decline.

Interest Shortfalls and Realized Losses

         When a Principal  Prepayment in full is made on a mortgage  loan,  the mortgagor is charged  interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal  Prepayment,  instead of for a full month. When a partial
Principal  Prepayment is made on a mortgage loan,  the mortgagor is not charged  interest on the amount of the prepayment for the month in which the  prepayment  is made.  In addition,  the  application  of the Relief Act or similar  state law to any  mortgage  loan will adversely  affect,  for an  indeterminate  period of time,  the  ability of the  Servicer  to collect  full  amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans-The  Servicemembers  Civil Relief Act” in the prospectus.  Any interest  shortfalls resulting from a Principal  Prepayment in full or a partial Principal  Prepayment are required to be paid by the Servicer,  but only to the extent that such amount does not exceed the  Servicing  Fee on the mortgage  loans  serviced by it for the related Due Period.  The
Servicer is not  obligated to fund  interest  shortfalls  resulting  from the  application  of the Relief Act or similar state law. See
“Pooling and Servicing  Agreement-Servicing  and Other  Compensation and Payment of Expenses” in this prospectus  supplement and “Legal
Aspects of  Mortgage  Loans-The  Servicemembers  Civil  Relief Act” in the  prospectus.  Accordingly,  the effect of (1) any  Principal
Prepayments on the mortgage loans, to the extent that any resulting  interest shortfall due to such Principal  Prepayments  exceeds any
Compensating  Interest  Payments or (2) any shortfalls  resulting from the  application of the Relief Act or similar state law, will be to reduce the  aggregate  amount of  interest  collected  that is  available  for  distribution  to holders  of the  Certificates.  Any resulting  shortfalls will be allocated among the  Certificates as provided in this  prospectus  supplement  under  “Description of the
Certificates-Interest Distributions.”

         The yields to maturity and the aggregate amount of distributions  on the Offered  Certificates  will be affected by the timing of mortgagor  defaults  resulting in Realized  Losses.  The timing of Realized Losses on the related  mortgage loans and the allocation of  Realized  Losses  to the  related  Offered  Certificates  could  significantly  affect  the  yield to an  investor  in the  related
Certificates.  In addition,  Realized  Losses on the mortgage  loans may affect the market value of the related  Certificates,  even if these losses are not allocated to the related Certificates.

         The yield to  maturity on the class of  Subordinate  Certificates  in a Loan Group then  outstanding  with the lowest  payment priority will be extremely  sensitive to losses on the related  mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates.

         As described under “Description of the Certificates-Allocation of Losses;  Subordination”,  amounts otherwise distributable to holders  of the  Subordinate  Certificates  in a Loan  Group may be made  available  to  protect  the  holders  of the  related  Senior
Certificates against interruptions in distributions due to mortgagor  delinquencies,  to the extent not covered by Monthly Advances and amounts  otherwise  distributable  to holders  of the  Subordinate  Certificates  in a Loan  Group  with a lower  priority  may be made available  to protect the holders of  Subordinate  Certificates  with a higher  priority in such Loan Group  against  interruptions  in distributions.  Delinquencies  on the mortgage loans may affect the yield to investors on the related  Subordinate  Certificates,  and, even if  subsequently  cured,  will  affect the timing of the  receipt  of  distributions  by the  holders of the  related  Subordinate
Certificates.

Pass-Through Rates

         The yields to maturity on the Offered  Certificates will be affected by their  pass-through  rates. The pass-through  rates on the Offered  Certificates and the Class II-B-5  Certificates will be sensitive to the adjustable mortgage rates on the related mortgage loans.  As a result,  these  pass-through  rates will be sensitive to the index on the mortgage loans,  any periodic caps,  maximum and minimum rates and the related gross margins.

Assumed Final Distribution Date

         The assumed final  distribution  date for  distributions on the Group I Offered  Certificates is December 2036 and the assumed final  distribution  date for  distributions  on the Group II Offered  Certificates  is  January  2037.  It is  intended  that  amounts deposited in the Final  Maturity  Reserve  Account will be sufficient to retire the Group I Offered  Certificates  on the assumed final distribution  date even  though the  outstanding  Principal  Balance of the group I mortgage  loans  having 40 year  original  terms to maturity have not been reduced to zero on the assumed final  distribution  date. Since the rate of payment  (including  prepayments) of principal on the mortgage  loans can be expected to exceed the  scheduled  rate of payments  and could exceed the  scheduled  rate by a substantial  amount,  the disposition of the last remaining mortgage loan may be earlier and could be substantially  earlier,  than the assumed final distribution  date.  Furthermore,  the actual final distribution date with respect to each class of Offered  Certificates could occur  significantly  earlier than the assumed final  distribution  date because  Excess Spread for each Loan Group to the extent available and, with respect to Loan Group I, any amounts  available for distribution  from the Final Maturity Reserve Account,  will be applied as an  accelerated  payment of  principal  on the related  Offered  Certificates  to the extent  described  in this  prospectus supplement.  In addition,  the Depositor or its designee  may, at its option,  repurchase  all the mortgage  loans in a Loan Group from the  trust  and  thereby  effect  the  termination  of the trust and early  retirement  of the  related  Certificates,  on or after any distribution  date on which the aggregate unpaid  principal  balances of the mortgage loans in the related Loan Group are less than 10%
of the  Cut-off  Date  Stated  Principal  Balance  of  the  mortgage  loans  in  such  Loan  Group.  See  “The  Pooling  and  Servicing
Agreement-Termination” herein and “The Agreements-Termination; Retirement of Securities” in the prospectus.

Weighted Average Life

         The  weighted  average  life refers to the amount of time that will elapse from the date of issuance of a security  until each dollar of principal of the security will be repaid to the  investor.  The weighted  average life of a Certificate  is determined by (a)
multiplying the amount of the reduction,  if any, of the Current  Principal  Amount of such Certificate by the number of years from the date of issuance of such  Certificate  to the  related  distribution  date,  (b) adding the  results  and (c)  dividing  the sum by the aggregate  amount of the net reductions in the Current  Principal  Amount of such  Certificate  referred to in clause (a). The weighted average life of the Offered  Certificates  of each class will be  influenced  by the rate at which  principal on the mortgage  loans is paid,  which may be in the form of scheduled  payments or prepayments  (including  prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans) and the timing thereof.

         Prepayments on mortgage loans are commonly  measured  relative to a prepayment  standard or model.  The prepayment  model used in this prospectus  supplement with respect to the mortgage  loans,  assumes a constant rate of prepayment each month or CPR,  relative to the then outstanding  principal  balance of a pool of mortgage loans similar to the mortgage loans. To assume a 25% CPR or any other
CPR is to assume that the stated  percentage  of the  outstanding  principal  balance of the related  mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Certificates were structured assuming,  among other things, a 25% CPR for the Certificates.  The prepayment  assumption to be used for pricing  purposes for the respective  classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph  indicate the percentages of the initial  principal amount of the indicated classes of
Offered  Certificates that would be outstanding  after each of the dates shown at various  percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates  . The table is based on the following modeling assumptions:

         (1)      the mortgage pool consists of 87 group I mortgage loans and 473 group II mortgage loans with the  characteristics set forth in the table below,

         (2)      the mortgage loans prepay at the specified percentages of the CPR,

         (3)      no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         (4)      scheduled  payments on the  mortgage  loans are  received,  in cash,  on the first day of each month,  commencing  in
January 2007 and are computed prior to giving effect to prepayments received on the last day of the prior month,

         (5)      prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

         (6)      there are no  interest  shortfalls  caused by (a) the  application  of the  Relief  Act or  similar  state law or (b)
prepayments on the mortgage  loans,  which in the case of (b) have not been covered by Compensating  Interest  Payments and prepayments represent  prepayments  in full of  individual  mortgage  loans and are received on the last day of each month,  commencing in December
2006,

         (7)      Scheduled  Monthly  Payments of principal  and  interest on the mortgage  loans are  calculated  on their  respective principal  balances (prior to giving effect to prepayments  received thereon during the preceding  calendar  month),  mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities,

         (8)      the levels of One-Month LIBOR,  One-Year MTA,  Six-Month LIBOR and One-Year LIBOR remain constant at 5.350%,  4.883%,
5.300% and 5.120% respectively,

         (9)      the mortgage rate on each mortgage loan will be adjusted on each interest  adjustment  date (as  necessary) to a rate equal to the Index (as described in (8) above), plus the applicable gross margin,  subject to maximum lifetime mortgage rates,  minimum lifetime mortgage rates and periodic caps (as applicable),

         (10)     Scheduled  Monthly  Payments of principal and interest on the group I mortgage  loans will be adjusted in the payment adjustment date set forth in the following table,  subject to periodic payment caps of 7.50%,  negative  amortization limits of 110% or
115%,  as  applicable,  rate change  frequencies  of 1 month (after  expiration  of the initial  interest  periods) and payment  change frequencies  of twelve  months,  and Scheduled  Monthly  Payments of principal and interest on the group II mortgage  loans will adjust every 6 months or every 12 months (as  applicable)  after the first 5 years  following  origination,  subject to negative  amortization limits of 110% or 115%, as applicable,

         (11)     the initial  principal  amounts and  notional  amounts of the  Certificates  are as set forth on pages S-2 and S-3 in this prospectus supplement and under “Summary of Terms-Description of the Certificates”,

         (12)     distributions in respect of the Offered  Certificates are received in cash on the 25th day of each month,  commencing in January 2007,

         (13)     the Offered Certificates are purchased on December 29, 2006,

         (14)     the Servicing Fee Rate remains constant at 0.375%,

         (15)     neither the Depositor nor its designee  exercises  the option to repurchase  the mortgage  loans in either Loan Group described under the caption “The Pooling and Servicing Agreement-Termination”, and

         (16)     the Group I Offered  Certificates will be paid in full on the distribution date in December 2036 without  application of the amounts in the Final Maturity Reserve Account.

                                                       MORTGAGE LOAN ASSUMPTIONS

                                                                              Original   Remaining
                                                                              Term to    Term to
                                   Current        Current        Initial      Maturity   Maturity                   Initial      Subsequent
Loan                 Group     Gross Mortgage   Net Mortgage     Monthly        (in       (in         Gross         Periodic     Periodic
Number    Group    Balance ($)     Rate (%)       Rate (%)     Payment ($)     months)   months)    Margin (%)    Rate Cap (%)   Rate Cap (%)
   1        I      533,843.00   8.3750000000    8.0000000000     1,717.56       360        358     3.5000000000     Uncapped     Uncapped
   2        I     3,831,393.29  1.0000000000    0.6250000000    12,326.70       360        360     3.1947650864     Uncapped     Uncapped
   3        I      388,000.00   1.0000000000    0.6250000000     1,247.96       360        360     3.5000000000     Uncapped     Uncapped
   4        I      168,000.00   2.0000000000    1.6250000000       620.97       360        360     3.5000000000     Uncapped     Uncapped
   5        I    12,121,096.74  8.3201896091    7.9451896091    39,098.40       360        359     3.4451896091     Uncapped     Uncapped
   6        I      331,208.82   8.3750000000    8.0000000000     1,067.85       360        359     3.5000000000     Uncapped     Uncapped
   7        I     2,029,372.91  8.2449286945    7.8699286945     7,516.25       360        359     3.3699286945     Uncapped     Uncapped
   8        I     6,883,910.70  8.1953264198    7.8203264198    22,126.24       360        358     3.3046246473     Uncapped     Uncapped
   9        I      444,504.07   8.3750000000    8.0000000000     1,641.12       360        358     3.5000000000     Uncapped     Uncapped
   10       I      290,108.19   8.3750000000    8.0000000000     1,064.50       360        356     3.5000000000     Uncapped     Uncapped
   11       I     5,120,524.50  1.0000000000    0.6250000000    12,952.18       480        480     3.4095747713     Uncapped     Uncapped
   12       I      508,792.00   1.0000000000    0.6250000000     1,286.52       480        480     3.5000000000     Uncapped     Uncapped
   13       I      352,000.00   2.0000000000    1.6250000000     1,065.95       480        480     3.5000000000     Uncapped     Uncapped
   14       I      297,500.00   3.0000000000    2.6250000000     1,065.01       480        480     3.5000000000     Uncapped     Uncapped
   15       I     5,762,550.17  8.1255325255    7.7505325255    14,596.41       480        479     3.2505325255     Uncapped     Uncapped
   16       I     1,190,376.96  8.3750000000    8.0000000000     3,609.70       480        479     3.5000000000     Uncapped     Uncapped
   17       I      935,097.76   8.1783478941    7.8033478941     2,358.62       480        478     3.3033478941     Uncapped     Uncapped
   18       I     3,891,754.00  1.7500000000    1.3750000000    13,932.50       360        359     3.3750000000     Uncapped     Uncapped
   19       I     2,426,600.28  2.2500000000    1.8750000000     9,319.16       360        359     3.3750000000     Uncapped     Uncapped
   20       I     3,265,250.00  1.7500000000    1.3750000000    11,664.91       360        360     3.3614194931     Uncapped     Uncapped
   21       I      327,218.35   8.3750000000    8.0000000000     1,054.98       360        359     3.5000000000     Uncapped     Uncapped
   22       I      263,370.87   8.3750000000    8.0000000000       849.13       360        359     3.5000000000     Uncapped     Uncapped
   23       I     4,879,200.00  1.0000000000    0.6250000000    15,693.48       360        360     3.3380792445     Uncapped     Uncapped
   24       I     1,413,200.00  1.0000000000    0.6250000000     4,545.42       360        360     3.5000000000     Uncapped     Uncapped
   25       I      546,000.00   2.0000000000    1.6250000000     2,018.12       360        360     3.5000000000     Uncapped     Uncapped
   26       I    41,773,204.65  8.2275626561    7.8525626561   134,692.63       360        359     3.3525626561     Uncapped     Uncapped
   27       I     1,725,198.91  8.3750000000    8.0000000000     5,562.19       360        359     3.5000000000     Uncapped     Uncapped
   28       I     5,280,481.29  8.3166604301    7.9416604301    19,557.39       360        359     3.4416604301     Uncapped     Uncapped
   29       I    39,690,395.93  8.1983788267    7.8233788267   127,826.47       360        358     3.3214643161     Uncapped     Uncapped
   30       I     1,548,268.85  8.3750000000    8.0000000000     4,989.92       360        358     3.5000000000     Uncapped     Uncapped
   31       I     1,501,811.20  8.3750000000    8.0000000000     5,176.80       360        358     3.5000000000     Uncapped     Uncapped
   32       I     1,654,912.96  8.2777113517    7.9027113517     6,110.45       360        358     3.4027113517     Uncapped     Uncapped
   33       I     1,787,896.85  8.2626353172    7.8876353172     5,724.06       360        357     3.3876353172     Uncapped     Uncapped
   34       I      465,391.93   7.7500000000    7.3750000000     1,714.74       360        357     2.8750000000     Uncapped     Uncapped
   35       I    11,458,716.16  1.0000000000    0.6250000000    28,983.09       480        480     3.4040304058     Uncapped     Uncapped
   36       I     1,219,200.00  1.0000000000    0.6250000000     3,082.83       480        480     3.5000000000     Uncapped     Uncapped
   37       I    21,057,343.34  8.3360184037    7.9610184037    53,335.24       480        479     3.4610184037     Uncapped     Uncapped
   38       I      565,439.82   8.3750000000    8.0000000000     1,432.18       480        479     3.5000000000     Uncapped     Uncapped
   39       I     2,168,543.30  8.3750000000    8.0000000000     6,575.86       480        479     3.5000000000     Uncapped     Uncapped
   40       I    22,285,030.02  8.2748380186    7.8998380186    56,215.42       480        478     3.3998380186     Uncapped     Uncapped
   41       I      862,061.46   8.3750000000    8.0000000000     2,174.04       480        478     3.5000000000     Uncapped     Uncapped
   42       I      600,733.63   8.3750000000    8.0000000000     1,814.68       480        478     3.5000000000     Uncapped     Uncapped
   43       I      653,508.33   8.3750000000    8.0000000000     1,643.56       480        477     3.5000000000     Uncapped     Uncapped
   44       I     1,714,097.02  8.0000000000    7.6250000000     4,729.26       480        477     3.1250000000     Uncapped     Uncapped
   45       I      598,982.86   7.7500000000    7.3750000000     1,517.14       480        476     2.8750000000     Uncapped     Uncapped
   46       I      483,750.00   2.0000000000    1.6250000000     1,788.04       360        360     3.5000000000     Uncapped     Uncapped
   47       I     1,987,751.75  7.9824654965    7.6074654965     6,408.67       360        359     3.1074654965     Uncapped     Uncapped
   48       I      410,032.53   8.3750000000    8.0000000000     1,321.98       360        359     3.5000000000     Uncapped     Uncapped
   49       I      992,000.00   1.0000000000    0.6250000000     2,508.33       480        480     3.2500000000     Uncapped     Uncapped
   50       I      186,084.00   8.3750000000    8.0000000000       471.33       480        479     3.5000000000     Uncapped     Uncapped
   51       I      857,950.57   8.2500000000    7.8750000000     2,766.10       360        359     3.3750000000     Uncapped     Uncapped
   52       I      548,690.02   8.3750000000    8.0000000000     1,762.58       360        358     3.5000000000     Uncapped     Uncapped
   53       I      462,044.20   8.3750000000    8.0000000000     1,479.54       360        357     3.5000000000     Uncapped     Uncapped
   54       I      206,449.42   8.1250000000    7.7500000000       522.91       480        479     3.2500000000     Uncapped     Uncapped
   55       I      268,000.00   2.0000000000    1.6250000000       990.59       360        360     3.2500000000     Uncapped     Uncapped
   56       I      283,323.21   8.5000000000    8.1250000000       913.46       360        359     3.6250000000     Uncapped     Uncapped
   57       I    32,237,539.08  1.0000000000    0.6250000000   103,710.56       360        360     3.3868164270     Uncapped     Uncapped
   58       I     9,459,174.00  1.0000000000    0.6250000000    30,424.51       360        360     3.4411832101     Uncapped     Uncapped
   59       I     5,213,342.26  2.0000000000    1.6250000000    19,272.08       360        360     3.2667121614     Uncapped     Uncapped
   60       I    108,141,336.80 8.3907839239    8.0157839239   348,683.35       360        359     3.5157839239     Uncapped     Uncapped
   61       I     8,407,030.82  8.3720689848    7.9970689848    27,101.39       360        359     3.4970689848     Uncapped     Uncapped
   62       I    34,827,928.16  8.4393753837    8.0643753837   128,994.86       360        359     3.5643753837     Uncapped     Uncapped
   63       I     2,394,034.67  8.5558216764    8.1808216764    10,110.71       360        359     3.6808216764     Uncapped     Uncapped
   64       I    110,300,951.13 8.3802392475    8.0052392475   354,436.37       360        358     3.5052392475     Uncapped     Uncapped
   65       I     7,853,284.71  8.3988234359    8.0238234359    25,248.35       360        358     3.5238234359     Uncapped     Uncapped
   66       I    41,690,176.41  8.4907153844    8.1157153844   153,939.65       360        358     3.6157153844     Uncapped     Uncapped
   67       I     1,644,175.18  8.4085341822    8.0335341822     6,925.27       360        358     3.5335341822     Uncapped     Uncapped
   68       I     3,695,736.52  8.4076045135    8.0326045135    11,830.07       360        357     3.5326045135     Uncapped     Uncapped
   69       I     1,830,036.88  8.4041203551    8.0291203551     5,859.21       360        357     3.5291203551     Uncapped     Uncapped
   70       I     2,277,773.83  8.2307623250    7.8557623250     8,389.91       360        357     3.3774234029     Uncapped     Uncapped
   71       I     1,068,867.66  8.4586845800    8.0836845800     4,490.08       360        357     3.5836845800     Uncapped     Uncapped
   72       I      660,980.78   8.2601307276    7.8851307276     2,110.92       360        356     3.3851307276     Uncapped     Uncapped
   73       I      505,822.26   8.3750000000    8.0000000000     1,608.20       360        355     3.5000000000     Uncapped     Uncapped
   74       I    23,080,165.00  1.0000000000    0.6250000000    58,359.84       480        480     3.5183845414     Uncapped     Uncapped
   75       I    10,403,821.16  1.0000000000    0.6250000000    26,308.94       480        480     3.5888305970     Uncapped     Uncapped
   76       I     4,197,028.60  2.0000000000    1.6250000000    12,711.60       480        480     3.4814520146     Uncapped     Uncapped
   77       I    97,947,013.30  8.4180081730    8.0430081730   248,116.19       480        479     3.5430081730     Uncapped     Uncapped
   78       I     8,819,353.58  8.4567029982    8.0817029982    22,338.39       480        479     3.5817029982     Uncapped     Uncapped
   79       I    21,959,756.60  8.4342524710    8.0592524710    66,593.14       480        479     3.5592524710     Uncapped     Uncapped
   80       I    68,632,392.01  8.4401162305    8.0651162305   173,092.91       480        478     3.5626016859     Uncapped     Uncapped
   81       I     2,986,049.50  8.4521620468    8.0771620468     7,535.44       480        478     3.5771620468     Uncapped     Uncapped
   82       I    11,637,363.10  8.5449248736    8.1699248736    35,153.94       480        478     3.6699248736     Uncapped     Uncapped
   83       I      421,014.73   8.6250000000    8.2500000000     1,503.53       480        478     3.7500000000     Uncapped     Uncapped
   84       I     2,788,057.35  8.2755361520    7.9005361520     7,007.91       480        477     3.4005361520     Uncapped     Uncapped
   85       I      475,373.44   8.3750000000    8.0000000000     1,430.85       480        477     3.5000000000     Uncapped     Uncapped
   86       I      362,118.32   8.5000000000    8.1250000000       905.22       480        476     3.6250000000     Uncapped     Uncapped
   87       I      167,200.00   1.7500000000    1.3750000000       597.32       360        360     3.5000000000     Uncapped     Uncapped
   88      II      233,866.41   6.0000000000    5.6250000000       581.75       360        358     2.2500000000   5.0000000000 1.0000000000
   89      II     1,271,055.89  6.8750000000    6.5000000000     4,093.14       360        358     2.2500000000   5.0000000000 1.0000000000
   90      II      293,464.49   7.3750000000    7.0000000000     1,064.58       360        358     2.2500000000   5.0000000000 1.0000000000
   91      II      315,574.91   7.5000000000    7.1250000000     1,177.50       360        358     2.2500000000   5.0000000000 1.0000000000
   92      II      249,422.00   6.5000000000    6.1250000000       725.67       360        359     2.2500000000   5.0000000000 1.0000000000
   93      II      546,863.75   6.6250000000    6.2500000000     1,647.86       360        359     2.2500000000   5.0000000000 1.0000000000
   94      II      244,610.00   6.7500000000    6.3750000000       762.50       360        359     2.2500000000   5.0000000000 1.0000000000
   95      II      250,625.00   7.1250000000    6.7500000000       859.38       360        359     2.2500000000   5.0000000000 1.0000000000
   96      II      208,520.00   7.7500000000    7.3750000000       823.33       360        359     2.2500000000   5.0000000000 1.0000000000
   97      II      518,793.75   7.5000000000    7.1250000000     1,940.63       360        359     2.2500000000   5.0000000000 1.0000000000
   98      II      248,820.50   7.7500000000    7.3750000000       982.46       360        359     2.2500000000   5.0000000000 1.0000000000
   99      II      240,600.00   7.8750000000    7.5000000000       975.00       360        359     2.2500000000   5.0000000000 1.0000000000
  100      II      166,244.47   6.7500000000    6.3750000000       515.63       360        357     2.2500000000   5.0000000000 1.0000000000
  101      II      369,547.67   7.1250000000    6.7500000000     1,265.00       360        357     2.2500000000   5.0000000000 1.0000000000
  102      II      222,668.23   7.7500000000    7.3750000000       874.79       360        357     2.2500000000   1.5000000000 1.0000000000
  103      II      515,864.84   7.7500000000    7.3750000000     2,026.67       360        357     2.2500000000   5.0000000000 1.0000000000
  104      II     1,143,202.01  6.1250000000    5.7500000000     2,962.24       360        358     2.2500000000   5.0000000000 1.0000000000
  105      II      155,036.63   6.3750000000    6.0000000000       434.95       360        358     2.2500000000   5.0000000000 1.0000000000
  106      II     2,899,944.32  6.5000000000    6.1250000000     8,423.63       360        358     2.2500000000   5.0000000000 1.0000000000
  107      II      245,022.30   6.5000000000    6.1250000000       711.08       360        358     2.2500000000   5.0000000000 1.0000000000
  108      II     1,343,664.49  6.6250000000    6.2500000000     4,038.85       360        358     2.2500000000   5.0000000000 1.0000000000
  109      II     1,155,766.17  6.7500000000    6.3750000000     3,593.75       360        358     2.2500000000   5.0000000000 1.0000000000
  110      II      502,484.42   6.7500000000    6.3750000000     1,565.00       360        358     2.2500000000   5.0000000000 1.0000000000
  111      II     1,856,260.85  6.8750000000    6.5000000000     5,964.28       360        358     2.2500000000   5.0000000000 1.0000000000
  112      II      182,912.61   6.8750000000    6.5000000000       587.71       360        358     2.2500000000   5.0000000000 1.0000000000
  113      II     2,788,729.19  7.1250000000    6.7500000000     9,544.21       360        358     2.2500000000   5.0000000000 1.0000000000
  114      II      817,077.07   7.1250000000    6.7500000000     2,794.69       360        358     2.2500000000   5.0000000000 1.0000000000
  115      II     2,810,122.75  7.2500000000    6.8750000000     9,902.85       360        358     2.2500000000   5.0000000000 1.0000000000
  116      II      180,098.70   7.2500000000    6.8750000000       634.67       360        358     2.2500000000   5.0000000000 1.0000000000
  117      II     2,207,415.75  7.3750000000    7.0000000000     8,007.70       360        358     2.2500000000   5.0000000000 1.0000000000
  118      II     1,817,771.51  7.3750000000    7.0000000000     6,602.28       360        358     2.2500000000   5.0000000000 1.0000000000
  119      II     4,116,598.27  7.5000000000    7.1250000000    15,372.57       360        358     2.2500000000   5.0000000000 1.0000000000
  120      II     2,903,329.51  7.5000000000    7.1250000000    10,833.75       360        358     2.2500000000   5.0000000000 1.0000000000
  121      II     2,423,515.01  7.6250000000    7.2500000000     9,295.17       360        358     2.2500000000   5.0000000000 1.0000000000
  122      II     2,549,524.31  7.6250000000    7.2500000000     9,777.24       360        358     2.2500000000   5.0000000000 1.0000000000
  123      II     2,949,961.77  7.7500000000    7.3750000000    11,623.65       360        358     2.2500000000   5.0000000000 1.0000000000
  124      II     3,357,053.40  7.7500000000    7.3750000000    13,224.12       360        358     2.2500000000   5.0000000000 1.0000000000
  125      II     1,298,481.20  7.8750000000    7.5000000000     5,248.75       360        358     2.2500000000   5.0000000000 1.0000000000
  126      II     3,708,912.55  7.8750000000    7.5000000000    14,992.25       360        358     2.2500000000   5.0000000000 1.0000000000
  127      II     1,196,317.17  8.0000000000    7.6250000000     4,960.30       360        358     2.2500000000   5.0000000000 1.0000000000
  128      II     2,836,559.02  8.0000000000    7.6250000000    11,760.01       360        358     2.2500000000   5.0000000000 1.0000000000
  129      II     1,459,133.80  8.1250000000    7.7500000000     6,200.62       360        358     2.2500000000   5.0000000000 1.0000000000
  130      II     1,012,799.57  8.1250000000    7.7500000000     4,305.00       360        358     2.2500000000   5.0000000000 1.0000000000
  131      II     1,491,445.51  8.2500000000    7.8750000000     6,492.50       360        358     2.2500000000   5.0000000000 1.0000000000
  132      II     1,039,478.87  8.2500000000    7.8750000000     4,529.00       360        358     2.2500000000   5.0000000000 1.0000000000
  133      II     3,374,622.03  8.3750000000    8.0000000000    15,047.31       360        358     2.2500000000   5.0000000000 1.0000000000
  134      II     3,188,710.40  8.3750000000    8.0000000000    14,216.26       360        358     2.2500000000   5.0000000000 1.0000000000
  135      II     1,466,521.84  8.5000000000    8.1250000000     6,688.00       360        358     2.2500000000   5.0000000000 1.0000000000
  136      II      296,279.22   8.5000000000    8.1250000000     1,351.17       360        358     2.2500000000   5.0000000000 1.0000000000
  137      II      290,624.75   5.7500000000    5.3750000000       664.35       360        359     2.2500000000   5.0000000000 1.0000000000
  138      II      348,870.00   5.8750000000    5.5000000000       833.75       360        359     2.2500000000   5.0000000000 1.0000000000
  139      II      396,990.00   6.1250000000    5.7500000000     1,031.25       360        359     2.2500000000   5.0000000000 1.0000000000
  140      II      406,012.49   6.2500000000    5.8750000000     1,096.88       360        359     2.2500000000   5.0000000000 1.0000000000
  141      II     2,157,881.25  6.3750000000    6.0000000000     6,053.91       360        359     2.2500000000   5.0000000000 1.0000000000
  142      II      247,818.00   6.3750000000    6.0000000000       695.25       360        359     2.2500000000   5.0000000000 1.0000000000
  143      II     3,750,152.00  6.5000000000    6.1250000000    10,910.66       360        359     2.2500000000   4.4787211292 1.0000000000
  144      II     1,706,569.53  6.6250000000    6.2500000000     5,145.68       360        359     2.2500000000   5.0000000000 1.0000000000
  145      II     1,886,304.00  6.6250000000    6.2500000000     5,684.00       360        359     2.2500000000   5.0000000000 1.0000000000
  146      II     1,985,401.12  6.7500000000    6.3750000000     6,188.91       360        359     2.2500000000   5.0000000000 1.0000000000
  147      II     8,465,611.24  6.8750000000    6.5000000000    27,268.73       360        359     2.2500000000   4.8578956716 1.0000000000
  148      II     1,117,988.00  6.8750000000    6.5000000000     3,601.17       360        359     2.2500000000   5.0000000000 1.0000000000
  149      II    10,741,518.16  7.0000000000    6.6250000000    35,716.11       360        359     2.2500000000   5.0000000000 1.0000000000
  150      II     2,562,436.12  7.0000000000    6.6250000000     8,520.15       360        359     2.2500000000   5.0000000000 1.0000000000
  151      II    11,037,132.68  7.1250000000    6.7500000000    37,845.62       360        359     2.3573462315   5.0000000000 1.0000000000
  152      II     2,302,442.68  7.1250000000    6.7500000000     7,894.92       360        359     2.2500000000   5.0000000000 1.0000000000
  153      II    11,470,362.05  7.2500000000    6.8750000000    40,529.61       360        359     2.2500000000   5.0000000000 1.0000000000
  154      II     5,574,782.20  7.2500000000    6.8750000000    19,694.80       360        359     2.2500000000   5.0000000000 1.0000000000
  155      II     9,603,092.65  7.3750000000    7.0000000000    34,926.69       360        359     2.2500000000   4.8509261493 1.0000000000
  156      II     5,638,614.16  7.3750000000    7.0000000000    20,509.86       360        359     2.2500000000   5.0000000000 1.0000000000
  157      II    13,762,864.15  7.5000000000    7.1250000000    51,483.74       360        359     2.2500000000   5.0000000000 1.0000000000
  158      II     8,553,327.01  7.5000000000    7.1250000000    31,994.98       360        359     2.2734411709   5.0000000000 1.0000000000
  159      II     9,364,554.99  7.6250000000    7.2500000000    36,002.56       360        359     2.2500000000   5.0000000000 1.0000000000
  160      II     4,301,125.98  7.6250000000    7.2500000000    16,535.92       360        359     2.2500000000   5.0000000000 1.0000000000
  161      II    13,144,679.72  7.7500000000    7.3750000000    51,901.28       360        359     2.2500000000   5.0000000000 1.0000000000
  162      II     4,148,665.80  7.7500000000    7.3750000000    16,380.85       360        359     2.2500000000   5.0000000000 1.0000000000
  163      II    14,554,832.77  7.8750000000    7.5000000000    58,985.06       360        359     2.2500000000   5.0000000000 1.0000000000
  164      II     7,886,680.03  7.8750000000    7.5000000000    31,963.54       360        359     2.2500000000   5.0000000000 1.0000000000
  165      II     9,440,562.55  8.0000000000    7.6250000000    39,237.59       360        359     2.2500000000   5.0000000000 1.0000000000
  166      II     4,369,616.79  8.0000000000    7.6250000000    18,161.35       360        359     2.2500000000   5.0000000000 1.0000000000
  167      II     4,335,261.12  8.1250000000    7.7500000000    18,469.01       360        359     2.2500000000   5.0000000000 1.0000000000
  168      II     2,966,076.70  8.1250000000    7.7500000000    12,636.03       360        359     2.2500000000   5.0000000000 1.0000000000
  169      II     5,684,776.49  8.2500000000    7.8750000000    24,808.90       360        359     2.2500000000   5.0000000000 1.0000000000
  170      II     3,999,387.53  8.2500000000    7.8750000000    17,453.69       360        359     2.2500000000   5.0000000000 1.0000000000
  171      II     5,871,622.44  8.3750000000    8.0000000000    26,234.41       360        359     2.2500000000   5.0000000000 1.0000000000
  172      II     3,821,595.45  8.3750000000    8.0000000000    17,078.35       360        359     2.2500000000   5.0000000000 1.0000000000
  173      II      314,785.00   8.5000000000    8.1250000000     1,439.17       360        359     2.2500000000   5.0000000000 1.0000000000
  174      II      350,474.00   8.5000000000    8.1250000000     1,602.33       360        359     2.2500000000   5.0000000000 1.0000000000
  175      II      346,463.99   8.6250000000    8.2500000000     1,620.01       360        359     2.2500000000   5.0000000000 1.0000000000
  176      II      480,000.00   10.1250000000   9.7500000000     2,850.01       360        360     2.2500000000   5.0000000000 1.0000000000
  177      II      267,000.00   6.2500000000    5.8750000000       723.13       360        360     2.2500000000   5.0000000000 1.0000000000
  178      II      767,419.00   6.5000000000    6.1250000000     2,238.31       360        360     2.2500000000   5.0000000000 1.0000000000
  179      II      396,500.00   6.6250000000    6.2500000000     1,197.77       360        360     2.2500000000   5.0000000000 1.0000000000
  180      II     1,813,700.00  6.8750000000    6.5000000000     5,856.76       360        360     2.2500000000   5.0000000000 1.0000000000
  181      II      512,792.00   6.8750000000    6.5000000000     1,655.90       360        360     2.2500000000   5.0000000000 1.0000000000
  182      II      381,750.00   7.0000000000    6.6250000000     1,272.50       360        360     2.2500000000   5.0000000000 1.0000000000
  183      II      888,792.00   7.0000000000    6.6250000000     2,962.64       360        360     2.2500000000   5.0000000000 1.0000000000
  184      II     1,891,500.00  7.1250000000    6.7500000000     6,502.09       360        360     2.2500000000   5.0000000000 1.0000000000
  185      II      306,600.00   7.1250000000    6.7500000000     1,053.94       360        360     2.2500000000   5.0000000000 1.0000000000
  186      II     2,034,000.00  7.2500000000    6.8750000000     7,203.76       360        360     2.2500000000   5.0000000000 1.0000000000
  187      II      985,120.00   7.2500000000    6.8750000000     3,488.98       360        360     2.2500000000   5.0000000000 1.0000000000
  188      II     2,355,099.00  7.3750000000    7.0000000000     8,586.31       360        360     2.2500000000   5.0000000000 1.0000000000
  189      II      814,680.00   7.3750000000    7.0000000000     2,970.21       360        360     2.2500000000   5.0000000000 1.0000000000
  190      II     5,044,737.00  7.5000000000    7.1250000000    18,917.84       360        360     2.2500000000   5.0000000000 1.0000000000
  191      II     1,603,920.00  7.5000000000    7.1250000000     6,014.74       360        360     2.2500000000   5.0000000000 1.0000000000
  192      II     1,927,300.00  7.6250000000    7.2500000000     7,428.16       360        360     2.2500000000   5.0000000000 1.0000000000
  193      II     1,363,760.00  7.6250000000    7.2500000000     5,256.17       360        360     2.2500000000   5.0000000000 1.0000000000
  194      II     2,476,599.00  7.7500000000    7.3750000000     9,803.23       360        360     2.2500000000   5.0000000000 1.0000000000
  195      II     1,402,504.00  7.7500000000    7.3750000000     5,551.60       360        360     2.2500000000   5.0000000000 1.0000000000
  196      II     2,886,000.00  7.8750000000    7.5000000000    11,724.40       360        360     2.2500000000   5.0000000000 1.0000000000
  197      II     2,074,676.00  7.8750000000    7.5000000000     8,428.41       360        360     2.2500000000   5.0000000000 1.0000000000
  198      II      218,400.00   8.0000000000    7.6250000000       910.01       360        360     2.2500000000   5.0000000000 1.0000000000
  199      II      922,080.00   8.0000000000    7.6250000000     3,842.02       360        360     2.2500000000   5.0000000000 1.0000000000
  200      II      696,750.00   8.1250000000    7.7500000000     2,975.72       360        360     2.2500000000   5.0000000000 1.0000000000
  201      II      730,400.00   8.1250000000    7.7500000000     3,119.42       360        360     2.2500000000   5.0000000000 1.0000000000
  202      II      446,400.00   8.2500000000    7.8750000000     1,953.01       360        360     2.2500000000   5.0000000000 1.0000000000
  203      II     2,312,360.00  8.2500000000    7.8750000000    10,116.62       360        360     2.2500000000   5.0000000000 1.0000000000
  204      II      911,888.00   8.3750000000    8.0000000000     4,084.51       360        360     2.2500000000   5.0000000000 1.0000000000
  205      II      350,400.00   8.3750000000    8.0000000000     1,569.51       360        360     2.2500000000   5.0000000000 1.0000000000
  206      II      450,000.00   8.5000000000    8.1250000000     2,062.50       360        360     2.2500000000   5.0000000000 1.0000000000
  207      II      560,000.00   8.8750000000    8.5000000000     2,741.67       360        360     2.2500000000   5.0000000000 1.0000000000
  208      II      420,000.00   9.0000000000    8.6250000000     2,100.01       360        360     2.2500000000   5.0000000000 1.0000000000
  209      II      464,000.00   9.0000000000    8.6250000000     2,320.01       360        360     2.2500000000   5.0000000000 1.0000000000
  210      II      83,884.00    9.8750000000    9.5000000000       480.59       360        360     2.2500000000   5.0000000000 1.0000000000
  211      II      180,809.97   8.8750000000    8.5000000000       876.35       360        356     2.2500000000   5.0000000000 1.0000000000
  212      II      383,571.33   6.7500000000    6.3750000000     1,189.69       360        357     2.2500000000   5.0000000000 1.0000000000
  213      II      208,520.96   6.8750000000    6.5000000000       668.44       360        357     2.2500000000   5.0000000000 1.0000000000
  214      II      443,319.63   7.1250000000    6.7500000000     1,512.50       360        357     2.2500000000   5.0000000000 1.0000000000
  215      II      604,527.24   7.2500000000    6.8750000000     2,125.00       360        357     2.2500000000   5.0000000000 1.0000000000
  216      II      269,216.33   7.3750000000    7.0000000000       974.17       360        357     2.2500000000   5.0000000000 1.0000000000
  217      II      306,294.28   7.5000000000    7.1250000000     1,140.00       360        357     2.2500000000   5.0000000000 1.0000000000
  218      II      215,877.30   7.3750000000    7.0000000000       783.13       360        358     2.2500000000   5.0000000000 1.0000000000
  219      II      307,936.79   7.5000000000    7.1250000000     1,149.00       360        358     2.2500000000   5.0000000000 1.0000000000
  220      II      407,921.40   7.6250000000    7.2500000000     1,569.42       360        358     2.2500000000   5.0000000000 1.0000000000
  221      II      458,287.84   8.2500000000    7.8750000000     1,995.00       360        358     2.2500000000   5.0000000000 1.0000000000
  222      II      398,493.75   7.7500000000    7.3750000000     1,573.44       360        359     2.2500000000   5.0000000000 1.0000000000
  223      II      348,000.00   7.6250000000    7.2500000000     1,341.26       360        360     2.2500000000   5.0000000000 1.0000000000
  224      II      322,409.59   8.3750000000    8.0000000000     1,436.92       360        358     2.2500000000   5.0000000000 1.0000000000
  225      II      623,109.04   7.0000000000    6.6250000000     2,066.67       360        358     2.2500000000   5.0000000000 1.0000000000
  226      II      747,731.04   7.1250000000    6.7500000000     2,557.50       360        358     2.2500000000   5.0000000000 1.0000000000
  227      II      361,805.53   7.3750000000    7.0000000000     1,312.50       360        358     2.2500000000   5.0000000000 1.0000000000
  228      II      174,470.71   7.5000000000    7.1250000000       651.00       360        358     2.2500000000   5.0000000000 1.0000000000
  229      II     1,009,036.47  7.8750000000    7.5000000000     4,078.75       360        358     2.2500000000   5.0000000000 1.0000000000
  230      II      193,682.98   8.1250000000    7.7500000000       825.13       360        358     2.2500000000   5.0000000000 1.0000000000
  231      II      440,745.46   8.1250000000    7.7500000000     1,879.17       360        358     2.2500000000   5.0000000000 1.0000000000
  232      II      904,286.88   8.3750000000    8.0000000000     4,031.25       360        358     2.2500000000   5.0000000000 1.0000000000
  233      II      325,598.70   8.3750000000    8.0000000000     1,451.21       360        358     2.2500000000   5.0000000000 1.0000000000
  234      II      188,469.99   7.8750000000    7.5000000000       763.76       360        359     2.2500000000   5.0000000000 1.0000000000
  235      II      356,890.00   8.1250000000    7.7500000000     1,520.42       360        359     2.2500000000   5.0000000000 1.0000000000
  236      II      352,879.99   7.3750000000    7.0000000000     1,283.34       360        359     2.2500000000   5.0000000000 1.0000000000
  237      II      633,199.05   7.6250000000    7.2500000000     2,434.37       360        359     2.2500000000   5.0000000000 1.0000000000
  238      II      180,449.99   7.6250000000    7.2500000000       693.76       360        359     2.2500000000   5.0000000000 1.0000000000
  239      II      359,697.00   7.7500000000    7.3750000000     1,420.25       360        359     2.2500000000   5.0000000000 1.0000000000
  240      II      517,289.98   7.8750000000    7.5000000000     2,096.27       360        359     2.2500000000   5.0000000000 1.0000000000
  241      II      196,489.99   8.1250000000    7.7500000000       837.09       360        359     2.2500000000   5.0000000000 1.0000000000
  242      II      781,949.99   6.8750000000    6.5000000000     2,518.76       360        359     2.2500000000   5.0000000000 1.0000000000
  243      II      943,252.25   7.2500000000    6.8750000000     3,332.36       360        359     2.2500000000   5.0000000000 1.0000000000
  244      II      647,213.99   7.2500000000    6.8750000000     2,286.51       360        359     2.2500000000   5.0000000000 1.0000000000
  245      II      429,070.00   7.3750000000    7.0000000000     1,560.42       360        359     2.2500000000   5.0000000000 1.0000000000
  246      II      344,859.99   7.5000000000    7.1250000000     1,290.01       360        359     2.2500000000   5.0000000000 1.0000000000
  247      II     1,267,410.62  7.6250000000    7.2500000000     4,872.64       360        359     2.2500000000   5.0000000000 1.0000000000
  248      II      639,594.99   7.6250000000    7.2500000000     2,458.97       360        359     2.2500000000   5.0000000000 1.0000000000
  249      II     1,166,910.00  7.7500000000    7.3750000000     4,607.50       360        359     2.2500000000   5.0000000000 1.0000000000
  250      II      427,465.99   7.7500000000    7.3750000000     1,687.84       360        359     2.2500000000   5.0000000000 1.0000000000
  251      II     1,781,246.98  7.8750000000    7.5000000000     7,218.30       360        359     2.2500000000   5.0000000000 1.0000000000
  252      II      349,523.63   7.8750000000    7.5000000000     1,416.40       360        359     2.2500000000   5.0000000000 1.0000000000
  253      II      609,519.99   8.0000000000    7.6250000000     2,533.34       360        359     2.2500000000   5.0000000000 1.0000000000
  254      II      560,598.00   8.1250000000    7.7500000000     2,388.25       360        359     2.2500000000   5.0000000000 1.0000000000
  255      II      320,799.99   8.2500000000    7.8750000000     1,400.01       360        359     2.2500000000   5.0000000000 1.0000000000
  256      II      721,799.99   8.3750000000    8.0000000000     3,225.01       360        359     2.2500000000   5.0000000000 1.0000000000
  257      II      569,420.00   9.0000000000    8.6250000000     2,840.00       360        359     2.2500000000   5.0000000000 1.0000000000
  258      II      280,700.00   6.3750000000    6.0000000000       787.50       360        359     2.2500000000   5.0000000000 1.0000000000
  259      II      330,424.00   6.6250000000    6.2500000000       995.67       360        359     2.2500000000   5.0000000000 1.0000000000
  260      II      225,562.50   7.1250000000    6.7500000000       773.44       360        359     2.2500000000   5.0000000000 1.0000000000
  261      II     1,010,493.84  7.1250000000    6.7500000000     3,465.00       360        359     2.2500000000   5.0000000000 1.0000000000
  262      II      507,866.50   7.2500000000    6.8750000000     1,794.21       360        359     2.2500000000   5.0000000000 1.0000000000
  263      II      116,290.00   7.2500000000    6.8750000000       410.83       360        359     2.2500000000   5.0000000000 1.0000000000
  264      II     1,262,648.75  7.3750000000    7.0000000000     4,591.93       360        359     2.2500000000   5.0000000000 1.0000000000
  265      II      629,570.00   7.3750000000    7.0000000000     2,289.58       360        359     2.2500000000   5.0000000000 1.0000000000
  266      II     1,166,869.90  7.5000000000    7.1250000000     4,364.85       360        359     2.2500000000   5.0000000000 1.0000000000
  267      II     1,196,102.80  7.6250000000    7.2500000000     4,598.49       360        359     2.2500000000   5.0000000000 1.0000000000
  268      II      320,800.00   7.6250000000    7.2500000000     1,233.33       360        359     2.2500000000   5.0000000000 1.0000000000
  269      II      915,310.56   7.7500000000    7.3750000000     3,614.07       360        359     2.2500000000   5.0000000000 1.0000000000
  270      II     1,270,350.50  7.7500000000    7.3750000000     5,016.00       360        359     2.2500000000   5.0000000000 1.0000000000
  271      II     1,469,464.50  7.8750000000    7.5000000000     5,954.81       360        359     2.2500000000   5.0000000000 1.0000000000
  272      II      908,114.62   7.8750000000    7.5000000000     3,680.02       360        359     2.2500000000   5.0000000000 1.0000000000
  273      II      830,070.00   8.0000000000    7.6250000000     3,450.00       360        359     2.2500000000   5.0000000000 1.0000000000
  274      II     1,557,304.54  8.1250000000    7.7500000000     6,634.41       360        359     2.2500000000   5.0000000000 1.0000000000
  275      II      384,899.85   8.1250000000    7.7500000000     1,639.74       360        359     2.2500000000   5.0000000000 1.0000000000
  276      II     1,481,569.69  8.2500000000    7.8750000000     6,465.71       360        359     2.2500000000   5.0000000000 1.0000000000
  277      II     1,637,684.00  8.2500000000    7.8750000000     7,147.00       360        359     2.2500000000   5.0000000000 1.0000000000
  278      II     2,128,658.38  8.3750000000    8.0000000000     9,510.84       360        359     2.2500000000   5.0000000000 1.0000000000
  279      II     2,285,403.26  8.3750000000    8.0000000000    10,211.18       360        359     2.2500000000   5.0000000000 1.0000000000
  280      II      255,036.00   7.5000000000    7.1250000000       954.00       360        359     2.2500000000   5.0000000000 1.0000000000
  281      II      541,350.00   7.8750000000    7.5000000000     2,193.75       360        359     2.2500000000   5.0000000000 1.0000000000
  282      II      143,120.00   7.6250000000    7.2500000000       551.61       360        360     2.2500000000   5.0000000000 1.0000000000
  283      II      175,000.00   7.3750000000    7.0000000000       638.03       360        360     2.2500000000   5.0000000000 1.0000000000
  284      II      320,560.00   7.6250000000    7.2500000000     1,235.50       360        360     2.2500000000   5.0000000000 1.0000000000
  285      II      143,920.00   8.3750000000    8.0000000000       644.65       360        360     2.2500000000   5.0000000000 1.0000000000
  286      II      360,650.00   6.3750000000    6.0000000000     1,014.33       360        360     2.2500000000   5.0000000000 1.0000000000
  287      II      204,750.00   6.5000000000    6.1250000000       597.19       360        360     2.2500000000   5.0000000000 1.0000000000
  288      II      295,000.00   6.7500000000    6.3750000000       921.88       360        360     2.2500000000   5.0000000000 1.0000000000
  289      II      208,000.00   7.0000000000    6.6250000000       693.34       360        360     2.2500000000   5.0000000000 1.0000000000
  290      II      939,920.00   7.1250000000    6.7500000000     3,230.99       360        360     2.2500000000   5.0000000000 1.0000000000
  291      II      197,600.00   7.1250000000    6.7500000000       679.26       360        360     2.2500000000   5.0000000000 1.0000000000
  292      II     1,104,800.00  7.2500000000    6.8750000000     3,912.85       360        360     2.2500000000   5.0000000000 1.0000000000
  293      II      414,400.00   7.2500000000    6.8750000000     1,467.67       360        360     2.2500000000   5.0000000000 1.0000000000
  294      II      678,500.00   7.3750000000    7.0000000000     2,473.71       360        360     2.2500000000   5.0000000000 1.0000000000
  295      II      512,000.00   7.3750000000    7.0000000000     1,866.67       360        360     2.2500000000   5.0000000000 1.0000000000
  296      II     1,611,500.00  7.5000000000    7.1250000000     6,043.15       360        360     2.2500000000   5.0000000000 1.0000000000
  297      II     1,130,800.00  7.5000000000    7.1250000000     4,240.52       360        360     2.2500000000   5.0000000000 1.0000000000
  298      II      486,400.00   7.6250000000    7.2500000000     1,874.67       360        360     2.2500000000   5.0000000000 1.0000000000
  299      II     2,398,600.00  7.7500000000    7.3750000000     9,494.47       360        360     2.2500000000   5.0000000000 1.0000000000
  300      II      252,000.00   7.7500000000    7.3750000000       997.50       360        360     2.2500000000   5.0000000000 1.0000000000
  301      II      684,000.00   7.8750000000    7.5000000000     2,778.76       360        360     2.2500000000   5.0000000000 1.0000000000
  302      II      857,600.00   7.8750000000    7.5000000000     3,484.03       360        360     2.2500000000   5.0000000000 1.0000000000
  303      II      300,000.00   8.0000000000    7.6250000000     1,250.01       360        360     2.2500000000   5.0000000000 1.0000000000
  304      II     1,523,800.00  8.1250000000    7.7500000000     6,507.90       360        360     2.2500000000   5.0000000000 1.0000000000
  305      II      450,400.00   8.1250000000    7.7500000000     1,923.59       360        360     2.2500000000   5.0000000000 1.0000000000
  306      II      594,716.00   8.2500000000    7.8750000000     2,601.89       360        360     2.2500000000   5.0000000000 1.0000000000
  307      II      648,000.00   9.2500000000    8.8750000000     3,375.00       360        360     2.2500000000   5.0000000000 1.0000000000
  308      II      516,000.00   9.3750000000    9.0000000000     2,741.26       360        360     2.2500000000   5.0000000000 1.0000000000
  309      II      188,035.00   7.8750000000    7.5000000000       763.90       360        360     2.2500000000   5.0000000000 1.0000000000
  310      II      518,000.00   7.7500000000    7.3750000000     2,050.42       360        360     2.2500000000   5.0000000000 1.0000000000
  311      II      645,900.00   8.2500000000    7.8750000000     2,825.82       360        360     2.2500000000   5.0000000000 1.0000000000
  312      II      266,128.14   7.5000000000    7.1250000000       993.00       360        358     2.2500000000   5.0000000000 1.0000000000
  313      II      517,341.77   7.7500000000    7.3750000000     2,038.54       360        358     2.2500000000   5.0000000000 1.0000000000
  314      II      211,053.44   7.8750000000    7.5000000000       853.13       360        358     2.2500000000   5.0000000000 1.0000000000
  315      II      373,866.20   8.0000000000    7.6250000000     1,550.00       360        358     2.2500000000   5.0000000000 1.0000000000
  316      II      287,032.76   8.0000000000    7.6250000000     1,190.00       360        358     2.2500000000   5.0000000000 1.0000000000
  317      II      338,087.87   8.3750000000    8.0000000000     1,506.79       360        358     2.2500000000   5.0000000000 1.0000000000
  318      II      485,624.55   8.5000000000    8.1250000000     2,214.67       360        358     2.2500000000   5.0000000000 1.0000000000
  319      II      360,899.97   6.5000000000    6.1250000000     1,050.03       360        359     2.2500000000   5.0000000000 1.0000000000
  320      II      461,149.99   6.6250000000    6.2500000000     1,389.59       360        359     2.2500000000   5.0000000000 1.0000000000
  321      II      363,356.12   6.7500000000    6.3750000000     1,132.66       360        359     2.2500000000   5.0000000000 1.0000000000
  322      II     1,778,435.00  6.8750000000    6.5000000000     5,728.54       360        359     2.2500000000   5.0000000000 1.0000000000
  323      II     1,224,325.15  6.8750000000    6.5000000000     3,943.71       360        359     2.2500000000   5.0000000000 1.0000000000
  324      II      795,032.61   7.0000000000    6.6250000000     2,643.51       360        359     2.2500000000   5.0000000000 1.0000000000
  325      II     1,400,492.50  7.1250000000    6.7500000000     4,802.20       360        359     2.2500000000   5.0000000000 1.0000000000
  326      II      560,597.99   7.1250000000    6.7500000000     1,922.26       360        359     2.2500000000   5.0000000000 1.0000000000
  327      II      838,089.99   7.2500000000    6.8750000000     2,960.84       360        359     2.2500000000   5.0000000000 1.0000000000
  328      II     2,158,028.57  7.2500000000    6.8750000000     7,624.00       360        359     2.2500000000   5.0000000000 1.0000000000
  329      II     3,672,228.65  7.3750000000    7.0000000000    13,354.97       360        359     2.2500000000   5.0000000000 1.0000000000
  330      II     2,430,019.89  7.3750000000    7.0000000000     8,837.37       360        359     2.2500000000   5.0000000000 1.0000000000
  331      II     2,171,762.07  7.5000000000    7.1250000000     8,127.88       360        359     2.2500000000   5.0000000000 1.0000000000
  332      II     1,172,987.14  7.5000000000    7.1250000000     4,387.75       360        359     2.2500000000   5.0000000000 1.0000000000
  333      II     2,125,600.74  7.6250000000    7.2500000000     8,172.00       360        359     2.2500000000   5.0000000000 1.0000000000
  334      II     1,347,360.00  7.6250000000    7.2500000000     5,180.01       360        359     2.2500000000   5.0000000000 1.0000000000
  335      II     5,646,531.12  7.7500000000    7.3750000000    22,295.13       360        359     2.2500000000   5.0000000000 1.0000000000
  336      II     4,216,113.98  7.7500000000    7.3750000000    16,647.19       360        359     2.2500000000   5.0000000000 1.0000000000
  337      II     3,352,861.23  7.8750000000    7.5000000000    13,587.05       360        359     2.2500000000   5.0000000000 1.0000000000
  338      II     4,522,075.70  7.8750000000    7.5000000000    18,325.18       360        359     2.2500000000   5.0000000000 1.0000000000
  339      II     1,689,513.24  8.0000000000    7.6250000000     7,022.10       360        359     2.2500000000   5.0000000000 1.0000000000
  340      II     1,923,757.39  8.0000000000    7.6250000000     7,995.69       360        359     2.2500000000   5.0000000000 1.0000000000
  341      II     1,678,995.01  8.1250000000    7.7500000000     7,152.83       360        359     2.2500000000   5.0000000000 1.0000000000
  342      II     3,484,689.99  8.1250000000    7.7500000000    14,845.43       360        359     2.2500000000   5.0000000000 1.0000000000
  343      II      431,626.37   8.2500000000    7.8750000000     1,883.66       360        359     2.2500000000   5.0000000000 1.0000000000
  344      II      629,570.00   8.2500000000    7.8750000000     2,747.50       360        359     2.2500000000   5.0000000000 1.0000000000
  345      II     1,660,490.87  8.3750000000    8.0000000000     7,419.08       360        359     2.2500000000   5.0000000000 1.0000000000
  346      II     1,080,508.53  8.3750000000    8.0000000000     4,827.71       360        359     2.2500000000   5.0000000000 1.0000000000
  347      II     1,102,750.00  8.5000000000    8.1250000000     5,041.66       360        359     2.2500000000   5.0000000000 1.0000000000
  348      II      173,231.98   8.6250000000    8.2500000000       810.02       360        359     2.2500000000   5.0000000000 1.0000000000
  349      II      196,169.19   8.7500000000    8.3750000000       937.64       360        359     2.2500000000   5.0000000000 1.0000000000
  350      II      246,935.80   9.1250000000    8.7500000000     1,257.26       360        359     2.2500000000   5.0000000000 1.0000000000
  351      II      457,941.99   9.3750000000    9.0000000000     2,426.76       360        359     2.2500000000   5.0000000000 1.0000000000
  352      II      320,142.35   9.7500000000    9.3750000000     1,796.32       360        359     2.2500000000   5.0000000000 1.0000000000
  353      II      640,000.00   6.3750000000    6.0000000000     1,800.01       360        360     2.2500000000   5.0000000000 1.0000000000
  354      II     1,543,448.00  6.6250000000    6.2500000000     4,662.51       360        360     2.2500000000   5.0000000000 1.0000000000
  355      II      160,000.00   6.7500000000    6.3750000000       500.01       360        360     2.2500000000   5.0000000000 1.0000000000
  356      II     1,245,000.00  6.8750000000    6.5000000000     4,020.33       360        360     2.2500000000   5.0000000000 1.0000000000
  357      II     1,024,000.00  6.8750000000    6.5000000000     3,306.68       360        360     2.2500000000   5.0000000000 1.0000000000
  358      II     3,298,750.00  7.0000000000    6.6250000000    10,995.86       360        360     2.2500000000   5.0000000000 1.0000000000
  359      II      279,200.00   7.0000000000    6.6250000000       930.67       360        360     2.2500000000   5.0000000000 1.0000000000
  360      II     2,039,500.00  7.1250000000    6.7500000000     7,010.82       360        360     2.2500000000   5.0000000000 1.0000000000
  361      II     1,736,090.00  7.1250000000    6.7500000000     5,967.84       360        360     2.2500000000   5.0000000000 1.0000000000
  362      II     4,033,077.00  7.2500000000    6.8750000000    14,283.86       360        360     2.2500000000   5.0000000000 1.0000000000
  363      II     1,237,693.00  7.2500000000    6.8750000000     4,383.53       360        360     2.2500000000   5.0000000000 1.0000000000
  364      II     7,074,485.00  7.3750000000    7.0000000000    25,792.44       360        360     2.2500000000   5.0000000000 1.0000000000
  365      II      724,000.00   7.3750000000    7.0000000000     2,639.59       360        360     2.2500000000   5.0000000000 1.0000000000
  366      II     3,203,800.00  7.5000000000    7.1250000000    12,014.31       360        360     2.2500000000   5.0000000000 1.0000000000
  367      II     1,518,000.00  7.5000000000    7.1250000000     5,692.54       360        360     2.2500000000   5.0000000000 1.0000000000
  368      II     3,655,228.00  7.6250000000    7.2500000000    14,087.93       360        360     2.2500000000   5.0000000000 1.0000000000
  369      II     2,869,019.00  7.6250000000    7.2500000000    11,057.73       360        360     2.2500000000   5.0000000000 1.0000000000
  370      II     5,049,749.00  7.7500000000    7.3750000000    19,988.63       360        360     2.2500000000   5.0000000000 1.0000000000
  371      II     4,648,520.00  7.7500000000    7.3750000000    18,400.43       360        360     2.2500000000   5.0000000000 1.0000000000
  372      II     2,557,600.00  7.8750000000    7.5000000000    10,390.31       360        360     2.2500000000   5.0000000000 1.0000000000
  373      II     4,044,654.00  7.8750000000    7.5000000000    16,431.48       360        360     2.2500000000   5.0000000000 1.0000000000
  374      II      971,500.00   8.0000000000    7.6250000000     4,047.94       360        360     2.2500000000   5.0000000000 1.0000000000
  375      II      724,000.00   8.0000000000    7.6250000000     3,016.68       360        360     2.2500000000   5.0000000000 1.0000000000
  376      II      428,000.00   8.1250000000    7.7500000000     1,827.92       360        360     2.2500000000   5.0000000000 1.0000000000
  377      II      851,200.00   8.1250000000    7.7500000000     3,635.34       360        360     2.2500000000   5.0000000000 1.0000000000
  378      II     2,295,938.00  8.2500000000    7.8750000000    10,044.77       360        360     2.2500000000   5.0000000000 1.0000000000
  379      II      851,600.00   8.2500000000    7.8750000000     3,725.77       360        360     2.2500000000   5.0000000000 1.0000000000
  380      II     1,717,584.74  8.3750000000    8.0000000000     7,689.36       360        360     2.2500000000   5.0000000000 1.0000000000
  381      II      723,992.00   8.5000000000    8.1250000000     3,318.30       360        360     2.2500000000   5.0000000000 1.0000000000
  382      II     1,293,380.00  9.0000000000    8.6250000000     6,460.01       360        360     2.2500000000   5.0000000000 1.0000000000
  383      II      290,174.21   7.8750000000    7.5000000000     1,170.00       360        357     2.2500000000   5.0000000000 1.0000000000
  384      II      298,272.96   8.1250000000    7.7500000000     1,274.42       360        357     2.2500000000   5.0000000000 1.0000000000
  385      II      329,645.64   8.2500000000    7.8750000000     1,435.00       360        358     2.2500000000   5.0000000000 1.0000000000
  386      II      265,324.61   8.3750000000    8.0000000000     1,182.50       360        358     2.2500000000   5.0000000000 1.0000000000
  387      II      434,082.50   6.8750000000    6.5000000000     1,398.23       360        359     2.2500000000   5.0000000000 1.0000000000
  388      II      364,910.00   6.8750000000    6.5000000000     1,175.42       360        359     2.2500000000   5.0000000000 1.0000000000
  389      II      300,750.00   7.2500000000    6.8750000000     1,062.50       360        359     2.2500000000   5.0000000000 1.0000000000
  390      II      300,750.00   7.5000000000    7.1250000000     1,125.00       360        359     2.2500000000   5.0000000000 1.0000000000
  391      II      253,432.00   7.5000000000    7.1250000000       948.00       360        359     2.2500000000   5.0000000000 1.0000000000
  392      II      405,838.77   7.6250000000    7.2500000000     1,560.94       360        359     2.2500000000   5.0000000000 1.0000000000
  393      II      712,175.99   7.6250000000    7.2500000000     2,738.01       360        359     2.2500000000   5.0000000000 1.0000000000
  394      II      585,460.00   7.7500000000    7.3750000000     2,311.67       360        359     2.2500000000   5.0000000000 1.0000000000
  395      II      380,950.00   7.7500000000    7.3750000000     1,504.17       360        359     2.2500000000   5.0000000000 1.0000000000
  396      II      693,729.99   8.0000000000    7.6250000000     2,883.34       360        359     2.2500000000   5.0000000000 1.0000000000
  397      II      721,800.00   8.1250000000    7.7500000000     3,075.00       360        359     2.2500000000   5.0000000000 1.0000000000
  398      II      765,909.99   8.3750000000    8.0000000000     3,422.09       360        359     2.2500000000   5.0000000000 1.0000000000
  399      II      288,641.23   8.7500000000    8.3750000000     1,376.17       360        359     2.2500000000   5.0000000000 1.0000000000
  400      II      180,000.00   6.7500000000    6.3750000000       562.51       360        360     2.2500000000   5.0000000000 1.0000000000
  401      II      608,232.00   6.8750000000    6.5000000000     1,964.09       360        360     2.2500000000   5.0000000000 1.0000000000
  402      II      631,600.00   7.0000000000    6.6250000000     2,105.34       360        360     2.2500000000   5.0000000000 1.0000000000
  403      II      412,450.00   7.1250000000    6.7500000000     1,417.80       360        360     2.2500000000   5.0000000000 1.0000000000
  404      II      269,760.00   7.1250000000    6.7500000000       927.31       360        360     2.2500000000   5.0000000000 1.0000000000
  405      II      408,000.00   7.2500000000    6.8750000000     1,445.01       360        360     2.2500000000   5.0000000000 1.0000000000
  406      II     1,290,400.00  7.2500000000    6.8750000000     4,570.19       360        360     2.2500000000   5.0000000000 1.0000000000
  407      II      908,800.00   7.3750000000    7.0000000000     3,313.34       360        360     2.2500000000   5.0000000000 1.0000000000
  408      II      324,000.00   7.5000000000    7.1250000000     1,215.01       360        360     2.2500000000   5.0000000000 1.0000000000
  409      II     1,030,400.00  7.5000000000    7.1250000000     3,864.03       360        360     2.2500000000   5.0000000000 1.0000000000
  410      II     1,780,350.00  7.6250000000    7.2500000000     6,861.79       360        360     2.2500000000   5.0000000000 1.0000000000
  411      II      262,400.00   7.6250000000    7.2500000000     1,011.34       360        360     2.2500000000   5.0000000000 1.0000000000
  412      II      502,750.00   7.7500000000    7.3750000000     1,990.06       360        360     2.2500000000   5.0000000000 1.0000000000
  413      II      996,800.00   7.7500000000    7.3750000000     3,945.67       360        360     2.2500000000   5.0000000000 1.0000000000
  414      II      220,000.00   7.8750000000    7.5000000000       893.76       360        360     2.2500000000   5.0000000000 1.0000000000
  415      II      650,400.00   7.8750000000    7.5000000000     2,642.27       360        360     2.2500000000   5.0000000000 1.0000000000
  416      II     1,610,000.00  8.0000000000    7.6250000000     6,708.35       360        360     2.2500000000   5.0000000000 1.0000000000
  417      II      240,000.00   8.1250000000    7.7500000000     1,025.00       360        360     2.2500000000   5.0000000000 1.0000000000
  418      II      440,000.00   8.1250000000    7.7500000000     1,879.17       360        360     2.2500000000   5.0000000000 1.0000000000
  419      II      672,000.00   8.5000000000    8.1250000000     3,080.00       360        360     2.2500000000   5.0000000000 1.0000000000
  420      II      668,800.00   8.5000000000    8.1250000000     3,065.34       360        360     2.2500000000   5.0000000000 1.0000000000
  421      II      151,358.01   6.8750000000    6.5000000000       490.83       360        357     2.2500000000   5.0000000000 1.0000000000
  422      II     1,552,245.57  7.3750000000    7.0000000000     5,618.96       360        357     2.5376115246   5.0000000000 1.0000000000
  423      II      538,536.66   7.5000000000    7.1250000000     2,010.94       360        357     2.2500000000   5.0000000000 1.0000000000
  424      II      677,073.15   7.8750000000    7.5000000000     2,730.00       360        357     2.2500000000   5.0000000000 1.0000000000
  425      II      536,016.24   7.8750000000    7.5000000000     2,161.25       360        357     2.2500000000   5.0000000000 1.0000000000
  426      II      278,084.26   8.2500000000    7.8750000000     1,207.50       360        357     2.2500000000   5.0000000000 1.0000000000
  427      II      515,866.87   8.3750000000    8.0000000000     2,293.33       360        357     2.2500000000   5.0000000000 1.0000000000
  428      II      237,183.25   6.6250000000    6.2500000000       712.92       360        358     2.2500000000   5.0000000000 1.0000000000
  429      II      432,156.05   6.7500000000    6.3750000000     1,343.75       360        358     2.2500000000   5.0000000000 1.0000000000
  430      II     1,377,824.39  6.8750000000    6.5000000000     4,427.02       360        358     2.2500000000   5.0000000000 1.0000000000
  431      II      816,071.84   7.0000000000    6.6250000000     2,706.67       360        358     2.2500000000   5.0000000000 1.0000000000
  432      II      498,758.83   7.0000000000    6.6250000000     1,656.00       360        358     2.2500000000   5.0000000000 1.0000000000
  433      II     1,629,570.18  7.1250000000    6.7500000000     5,578.25       360        358     2.2500000000   5.0000000000 1.0000000000
  434      II      965,517.68   7.1250000000    6.7500000000     3,302.75       360        358     2.2500000000   5.0000000000 1.0000000000
  435      II      522,607.85   7.2500000000    6.8750000000     1,841.67       360        358     2.2500000000   5.0000000000 1.0000000000
  436      II     1,301,695.57  7.2500000000    6.8750000000     4,587.17       360        358     2.2500000000   5.0000000000 1.0000000000
  437      II     1,861,187.95  7.3750000000    7.0000000000     6,751.72       360        358     2.2500000000   5.0000000000 1.0000000000
  438      II     3,067,127.07  7.3750000000    7.0000000000    11,124.50       360        358     2.2500000000   5.0000000000 1.0000000000
  439      II     5,171,914.61  7.5000000000    7.1250000000    19,302.00       360        358     2.2500000000   5.0000000000 1.0000000000
  440      II     2,695,819.44  7.5000000000    7.1250000000    10,071.15       360        358     2.2500000000   5.0000000000 1.0000000000
  441      II     2,531,484.25  7.6250000000    7.2500000000     9,708.07       360        358     2.2500000000   5.0000000000 1.0000000000
  442      II     4,241,980.75  7.6250000000    7.2500000000    16,271.76       360        358     2.2840053240   5.0000000000 1.0000000000
  443      II     4,104,385.42  7.7500000000    7.3750000000    16,165.45       360        358     2.2500000000   5.0000000000 1.0000000000
  444      II     3,647,999.57  7.7500000000    7.3750000000    14,367.92       360        358     2.2500000000   5.0000000000 1.0000000000
  445      II     6,789,399.91  7.8750000000    7.5000000000    27,444.44       360        358     2.2500000000   5.0000000000 1.0000000000
  446      II     4,091,078.10  7.8750000000    7.5000000000    16,538.83       360        358     2.2500000000   5.0000000000 1.0000000000
  447      II     2,126,163.02  8.0000000000    7.6250000000     8,814.79       360        358     2.2500000000   5.0000000000 1.0000000000
  448      II     1,875,189.38  8.0000000000    7.6250000000     7,777.66       360        358     2.2500000000   5.0000000000 1.0000000000
  449      II     1,503,852.29  8.1250000000    7.7500000000     6,395.20       360        358     2.2500000000   5.0000000000 1.0000000000
  450      II     2,746,510.28  8.1250000000    7.7500000000    11,671.31       360        358     2.2500000000   5.0000000000 1.0000000000
  451      II     1,176,473.12  8.2500000000    7.8750000000     5,121.38       360        358     2.2500000000   5.0000000000 1.0000000000
  452      II     4,300,320.34  8.2500000000    7.8750000000    18,725.00       360        358     2.2500000000   5.0000000000 1.0000000000
  453      II     2,457,356.70  8.3750000000    8.0000000000    10,962.67       360        358     2.2500000000   5.0000000000 1.0000000000
  454      II     6,214,014.70  8.3750000000    8.0000000000    27,702.51       360        358     2.2500000000   5.0000000000 1.0000000000
  455      II      346,729.94   6.8750000000    6.5000000000     1,114.06       360        358     2.2500000000   5.0000000000 1.0000000000
  456      II      573,429.99   10.1250000000   9.7500000000     3,396.26       360        359     2.2500000000   5.0000000000 1.0000000000
  457      II      183,501.22   6.0000000000    5.6250000000       460.01       360        359     2.2500000000   5.0000000000 1.0000000000
  458      II      839,593.75   6.3750000000    6.0000000000     2,355.47       360        359     2.2500000000   5.0000000000 1.0000000000
  459      II     1,459,940.74  6.5000000000    6.1250000000     4,247.55       360        359     2.2500000000   5.0000000000 1.0000000000
  460      II      593,480.00   6.6250000000    6.2500000000     1,788.33       360        359     2.2500000000   5.0000000000 1.0000000000
  461      II      312,739.90   6.6250000000    6.2500000000       942.38       360        359     2.2500000000   5.0000000000 1.0000000000
  462      II     7,008,458.37  6.7500000000    6.3750000000    21,849.16       360        359     2.2500000000   5.0000000000 1.0000000000
  463      II     1,330,116.99  6.7500000000    6.3750000000     4,146.26       360        359     2.2500000000   5.0000000000 1.0000000000
  464      II     6,316,552.00  6.8750000000    6.5000000000    20,346.35       360        359     2.2500000000   4.8800152362 1.0000000000
  465      II     1,598,190.66  6.8750000000    6.5000000000     5,149.37       360        359     2.2500000000   5.0000000000 1.0000000000
  466      II     4,552,903.87  7.0000000000    6.6250000000    15,138.51       360        359     2.2500000000   4.8763417775 1.0000000000
  467      II     4,546,561.06  7.0000000000    6.6250000000    15,117.41       360        359     2.2500000000   5.0000000000 1.0000000000
  468      II     5,488,847.78  7.1250000000    6.7500000000    18,822.21       360        359     2.2500000000   5.0000000000 1.0000000000
  469      II     3,401,101.51  7.1250000000    6.7500000000    11,662.18       360        359     2.2500000000   5.0000000000 1.0000000000
  470      II    15,421,517.39  7.2500000000    6.8750000000    54,490.79       360        359     2.2500000000   5.0000000000 1.0000000000
  471      II     4,814,085.19  7.2500000000    6.8750000000    17,007.38       360        359     2.2500000000   5.0000000000 1.0000000000
  472      II    13,126,030.55  7.3750000000    7.0000000000    47,737.27       360        359     2.2500000000   5.0000000000 1.0000000000
  473      II    10,110,048.40  7.3750000000    7.0000000000    36,769.57       360        359     2.2500000000   5.0000000000 1.0000000000
  474      II    21,629,321.52  7.5000000000    7.1250000000    80,921.25       360        359     2.2563034802   5.0000000000 1.0000000000
  475      II    14,258,736.44  7.5000000000    7.1250000000    53,333.88       360        359     2.2500000000   5.0000000000 1.0000000000
  476      II     8,478,160.38  7.6250000000    7.2500000000    32,594.78       360        359     2.2500000000   5.0000000000 1.0000000000
  477      II    10,269,774.09  7.6250000000    7.2500000000    39,485.08       360        359     2.2628277919   5.0000000000 1.0000000000
  478      II    15,724,198.42  7.7500000000    7.3750000000    62,086.43       360        359     2.2624800877   5.0000000000 1.0000000000
  479      II    21,157,165.92  7.7500000000    7.3750000000    83,543.08       360        359     2.2638359741   5.0000000000 1.0000000000
  480      II    23,250,551.11  7.8750000000    7.5000000000    94,257.80       360        359     2.2500000000   5.0000000000 1.0000000000
  481      II    15,984,343.47  7.8750000000    7.5000000000    64,774.55       360        359     2.2624933502   5.0000000000 1.0000000000
  482      II    13,084,411.15  8.0000000000    7.6250000000    54,382.81       360        359     2.2500000000   5.0000000000 1.0000000000
  483      II    11,897,059.07  8.0000000000    7.6250000000    49,450.19       360        359     2.2500000000   5.0000000000 1.0000000000
  484      II    14,661,985.54  8.1250000000    7.7500000000    62,462.76       360        359     2.2500000000   5.0000000000 1.0000000000
  485      II     9,849,050.81  8.1250000000    7.7500000000    41,961.97       360        359     2.2500000000   5.0000000000 1.0000000000
  486      II      204,510.00   8.1300000000    7.7550000000       872.10       360        359     2.2500000000   5.0000000000 1.0000000000
  487      II    11,469,807.00  8.2500000000    7.8750000000    50,055.28       360        359     2.2500000000   5.0000000000 1.0000000000
  488      II    15,311,604.16  8.2500000000    7.8750000000    66,825.00       360        359     2.2500000000   5.0000000000 1.0000000000
  489      II      234,687.20   8.3500000000    7.9750000000     1,045.03       360        359     2.2500000000   5.0000000000 1.0000000000
  490      II    12,961,895.07  8.3750000000    8.0000000000    57,913.69       360        359     2.2500000000   5.0000000000 1.0000000000
  491      II    14,242,334.53  8.3750000000    8.0000000000    63,644.95       360        359     2.2500000000   5.0000000000 1.0000000000
  492      II      578,091.62   8.5000000000    8.1250000000     2,642.98       360        359     2.2500000000   5.0000000000 1.0000000000
  493      II     2,991,460.00  8.5000000000    8.1250000000    13,676.68       360        359     2.2500000000   5.0000000000 1.0000000000
  494      II      669,669.98   8.6250000000    8.2500000000     3,131.27       360        359     2.2500000000   5.0000000000 1.0000000000
  495      II     1,053,827.99  8.6250000000    8.2500000000     4,927.51       360        359     2.2500000000   5.0000000000 1.0000000000
  496      II     1,399,489.33  8.7500000000    8.3750000000     6,689.18       360        359     2.2500000000   5.0000000000 1.0000000000
  497      II      617,539.99   8.8750000000    8.5000000000     3,015.84       360        359     2.2500000000   5.0000000000 1.0000000000
  498      II      421,050.00   8.8750000000    8.5000000000     2,056.25       360        359     2.2500000000   5.0000000000 1.0000000000
  499      II      316,789.99   9.0000000000    8.6250000000     1,580.01       360        359     2.2500000000   5.0000000000 1.0000000000
  500      II      421,049.99   9.0000000000    8.6250000000     2,100.01       360        359     2.2500000000   5.0000000000 1.0000000000
  501      II      465,160.00   9.2500000000    8.8750000000     2,416.67       360        359     2.2500000000   5.0000000000 1.0000000000
  502      II      137,133.98   9.3750000000    9.0000000000       726.71       360        359     2.2500000000   5.0000000000 1.0000000000
  503      II      707,765.00   7.7500000000    7.3750000000     2,794.58       360        359     2.2500000000   5.0000000000 1.0000000000
  504      II      360,900.00   8.3750000000    8.0000000000     1,612.50       360        359     2.2500000000   5.0000000000 1.0000000000
  505      II      331,948.00   10.0000000000   9.6250000000     1,936.37       360        360     2.2500000000   5.0000000000 1.0000000000
  506      II      417,000.00   6.1250000000    5.7500000000     1,085.94       360        360     2.2500000000   5.0000000000 1.0000000000
  507      II      809,000.00   6.2500000000    5.8750000000     2,191.06       360        360     2.2500000000   5.0000000000 1.0000000000
  508      II      250,000.00   6.6250000000    6.2500000000       755.21       360        360     2.2500000000   5.0000000000 1.0000000000
  509      II      505,600.00   6.6250000000    6.2500000000     1,527.34       360        360     2.2500000000   5.0000000000 1.0000000000
  510      II     1,436,489.47  6.7500000000    6.3750000000     4,495.49       360        360     2.2500000000   5.0000000000 1.0000000000
  511      II      713,514.00   6.7500000000    6.3750000000     2,229.76       360        360     2.2500000000   5.0000000000 1.0000000000
  512      II     3,144,150.00  6.8750000000    6.5000000000    10,153.03       360        360     2.2500000000   5.0000000000 1.0000000000
  513      II     1,996,000.00  6.8750000000    6.5000000000     6,445.44       360        360     2.2500000000   5.0000000000 1.0000000000
  514      II     2,218,600.00  7.0000000000    6.6250000000     7,395.34       360        360     2.2500000000   5.0000000000 1.0000000000
  515      II      656,000.00   7.0000000000    6.6250000000     2,186.67       360        360     2.2500000000   5.0000000000 1.0000000000
  516      II     1,734,646.00  7.1250000000    6.7500000000     5,962.87       360        360     2.2500000000   5.0000000000 1.0000000000
  517      II     1,995,600.00  7.1250000000    6.7500000000     6,859.93       360        360     2.2500000000   5.0000000000 1.0000000000
  518      II     3,809,579.00  7.2500000000    6.8750000000    13,492.32       360        360     2.2500000000   5.0000000000 1.0000000000
  519      II     5,752,800.00  7.2500000000    6.8750000000    20,374.59       360        360     2.2500000000   5.0000000000 1.0000000000
  520      II     3,493,700.00  7.3750000000    7.0000000000    12,733.83       360        360     2.2500000000   5.0000000000 1.0000000000
  521      II     4,335,241.00  7.3750000000    7.0000000000    15,802.44       360        360     2.2500000000   5.0000000000 1.0000000000
  522      II     2,321,712.00  7.5000000000    7.1250000000     8,706.49       360        360     2.2500000000   5.0000000000 1.0000000000
  523      II     3,592,640.00  7.5000000000    7.1250000000    13,472.50       360        360     2.2500000000   5.0000000000 1.0000000000
  524      II     2,037,500.00  7.6250000000    7.2500000000     7,852.91       360        360     2.2500000000   5.0000000000 1.0000000000
  525      II     5,891,520.00  7.6250000000    7.2500000000    22,706.98       360        360     2.2500000000   5.0000000000 1.0000000000
  526      II     4,926,166.00  7.7500000000    7.3750000000    19,499.44       360        360     2.2500000000   5.0000000000 1.0000000000
  527      II     6,947,573.00  7.7500000000    7.3750000000    27,494.95       360        360     2.2500000000   5.0000000000 1.0000000000
  528      II     5,131,076.00  7.8750000000    7.5000000000    20,842.95       360        360     2.2500000000   5.0000000000 1.0000000000
  529      II    10,081,583.00  7.8750000000    7.5000000000    40,956.68       360        360     2.2500000000   5.0000000000 1.0000000000
  530      II     2,592,000.00  8.0000000000    7.6250000000    10,800.04       360        360     2.2500000000   5.0000000000 1.0000000000
  531      II     4,169,450.00  8.0000000000    7.6250000000    17,368.06       360        360     2.2500000000   5.0000000000 1.0000000000
  532      II     1,480,000.00  8.1250000000    7.7500000000     6,320.85       360        360     2.2500000000   5.0000000000 1.0000000000
  533      II     3,491,114.00  8.1250000000    7.7500000000    14,904.49       360        360     2.2500000000   5.0000000000 1.0000000000
  534      II      442,600.00   8.2500000000    7.8750000000     1,936.39       360        360     2.2500000000   5.0000000000 1.0000000000
  535      II     6,642,502.00  8.2500000000    7.8750000000    29,058.28       360        360     2.2500000000   5.0000000000 1.0000000000
  536      II      320,000.00   8.3750000000    8.0000000000     1,433.34       360        360     2.2500000000   5.0000000000 1.0000000000
  537      II     2,922,000.00  8.3750000000    8.0000000000    13,088.15       360        360     2.2500000000   5.0000000000 1.0000000000
  538      II      544,000.00   8.5000000000    8.1250000000     2,493.33       360        360     2.2500000000   5.0000000000 1.0000000000
  539      II      901,600.00   8.5000000000    8.1250000000     4,132.34       360        360     2.2500000000   5.0000000000 1.0000000000
  540      II      637,500.00   8.6250000000    8.2500000000     2,988.28       360        360     2.2500000000   5.0000000000 1.0000000000
  541      II     1,080,000.00  8.6250000000    8.2500000000     5,062.53       360        360     2.2500000000   5.0000000000 1.0000000000
  542      II      788,000.00   8.7500000000    8.3750000000     3,775.84       360        360     2.2500000000   5.0000000000 1.0000000000
  543      II      503,920.00   8.8750000000    8.5000000000     2,467.11       360        360     2.2500000000   5.0000000000 1.0000000000
  544      II      454,400.00   8.8750000000    8.5000000000     2,224.67       360        360     2.2500000000   5.0000000000 1.0000000000
  545      II      423,200.00   9.3750000000    9.0000000000     2,248.25       360        360     2.2500000000   5.0000000000 1.0000000000
  546      II      785,960.00   9.5000000000    9.1250000000     4,246.67       360        360     2.2500000000   5.0000000000 1.0000000000
  547      II      550,400.00   9.7500000000    9.3750000000     3,096.00       360        360     2.2500000000   5.0000000000 1.0000000000
  548      II      205,023.13   7.3750000000    7.0000000000       743.75       360        356     2.2500000000   5.0000000000 1.0000000000
  549      II      420,144.15   6.3750000000    6.0000000000     1,172.81       360        357     2.2500000000   5.0000000000 1.0000000000
  550      II      377,226.17   7.7500000000    7.3750000000     1,482.00       360        357     2.2500000000   5.0000000000 1.0000000000
  551      II      384,960.00   7.0000000000    6.6250000000     1,280.00       360        358     2.2500000000   5.0000000000 1.0000000000
  552      II      806,023.15   7.8750000000    7.5000000000     3,258.13       360        358     2.2500000000   5.0000000000 1.0000000000
  553      II      846,829.55   8.0000000000    7.6250000000     3,516.66       360        358     2.2500000000   5.0000000000 1.0000000000
  554      II      804,013.34   8.0000000000    7.6250000000     3,333.33       360        358     2.2500000000   5.0000000000 1.0000000000
  555      II      190,551.26   8.2500000000    7.8750000000       829.50       360        358     2.2500000000   5.0000000000 1.0000000000
  556      II      683,411.86   8.3750000000    8.0000000000     3,045.83       360        358     2.2500000000   5.0000000000 1.0000000000
  557      II      593,480.00   7.3750000000    7.0000000000     2,158.33       360        359     2.2500000000   5.0000000000 1.0000000000
  558      II      328,820.00   7.5000000000    7.1250000000     1,230.00       360        359     2.2500000000   5.0000000000 1.0000000000
  559      II      434,684.00   7.8750000000    7.5000000000     1,761.50       360        359     2.2500000000   5.0000000000 1.0000000000
  560      II      360,098.00   8.1250000000    7.7500000000     1,534.08       360        359     2.2500000000   5.0000000000 1.0000000000

                                                 MORTGAGE LOAN ASSUMPTIONS (CONTINUED)

                                                 Number of    Number of
                                                Months Until Months Until  Rate     Payment      Remaining
                     Maximum         Minimum     Next Rate    Next Pay   Adjustment Adjustment   Interest-                     Negative
Loan             Gross Mortgage   Gross Mortgage Adjustment   Adjustment Frequency  Frequency    Only                          Amortization
Number    Group      Rate (%)        Rate (%)    (in months) (in months) (in months)(in months)  (in months)   Index           Cap (%)
   1        I     9.9500000000    3.5000000000       1          11         1         12          N/A            MTA            110.00
   2        I     9.9500000000    3.1947650864       1          13         1         12          N/A            MTA            115.00
   3        I     9.9500000000    3.5000000000       1          13         1         12          N/A            MTA            115.00
   4        I     9.9500000000    3.5000000000       1          13         1         12          N/A            MTA            115.00
   5        I     9.9500000000    3.4451896091       1          12         1         12          N/A            MTA            115.00
   6        I     9.9500000000    3.5000000000       1          12         1         12          N/A            MTA            115.00
   7        I     9.9500000000    3.3699286945       1          12         1         12          N/A            MTA            115.00
   8        I     9.9500000000    3.3046246473       1          11         1         12          N/A            MTA            115.00
   9        I     9.9500000000    3.5000000000       1          11         1         12          N/A            MTA            115.00
   10       I     9.9500000000    3.5000000000       1           9         1         12          N/A            MTA            115.00
   11       I     9.9500000000    3.4095747713       1          13         1         12          N/A            MTA            115.00
   12       I     9.9500000000    3.5000000000       1          13         1         12          N/A            MTA            115.00
   13       I     9.9500000000    3.5000000000       1          13         1         12          N/A            MTA            115.00
   14       I     9.9500000000    3.5000000000       1          13         1         12          N/A            MTA            115.00
   15       I     9.9500000000    3.2505325255       1          12         1         12          N/A            MTA            115.00
   16       I     9.9500000000    3.5000000000       1          12         1         12          N/A            MTA            115.00
   17       I     9.9500000000    3.3033478941       1          11         1         12          N/A            MTA            115.00
   18       I     9.9500000000    3.3750000000       2          12         1         12          N/A            MTA            115.00
   19       I     9.9500000000    3.3750000000       2          12         1         12          N/A            MTA            115.00
   20       I     9.9500000000    3.3614194931       3          13         1         12          N/A            MTA            115.00
   21       I     9.9500000000    3.5000000000       1          12         1         12          N/A            MTA            110.00
   22       I     9.9500000000    3.5000000000       1          12         1         12          N/A            MTA            110.00
   23       I     9.9500000000    3.3380792445       1          13         1         12          N/A            MTA            115.00
   24       I     9.9500000000    3.5000000000       1          13         1         12          N/A            MTA            115.00
   25       I     9.9500000000    3.5000000000       1          13         1         12          N/A            MTA            115.00
   26       I     9.9500000000    3.3525626561       1          12         1         12          N/A            MTA            115.00
   27       I     9.9500000000    3.5000000000       1          12         1         12          N/A            MTA            115.00
   28       I     9.9500000000    3.4416604301       1          12         1         12          N/A            MTA            115.00
   29       I     9.9500000000    3.3214643161       1          11         1         12          N/A            MTA            115.00
   30       I     9.9500000000    3.5000000000       1          11         1         12          N/A            MTA            115.00
   31       I     9.9500000000    3.5000000000       1          11         1         12          N/A            MTA            115.00
   32       I     9.9500000000    3.4027113517       1          11         1         12          N/A            MTA            115.00
   33       I     9.9500000000    3.3876353172       1          10         1         12          N/A            MTA            115.00
   34       I     9.9500000000    2.8750000000       1          10         1         12          N/A            MTA            115.00
   35       I     9.9500000000    3.4040304058       1          13         1         12          N/A            MTA            115.00
   36       I     9.9500000000    3.5000000000       1          13         1         12          N/A            MTA            115.00
   37       I     9.9500000000    3.4610184037       1          12         1         12          N/A            MTA            115.00
   38       I     9.9500000000    3.5000000000       1          12         1         12          N/A            MTA            115.00
   39       I     9.9500000000    3.5000000000       1          12         1         12          N/A            MTA            115.00
   40       I     9.9500000000    3.3998380186       1          11         1         12          N/A            MTA            115.00
   41       I     9.9500000000    3.5000000000       1          11         1         12          N/A            MTA            115.00
   42       I     9.9500000000    3.5000000000       1          11         1         12          N/A            MTA            115.00
   43       I     9.9500000000    3.5000000000       1          10         1         12          N/A            MTA            115.00
   44       I     9.9500000000    3.1250000000       1          10         1         12          N/A            MTA            115.00
   45       I     9.9500000000    2.8750000000       1           9         1         12          N/A            MTA            115.00
   46       I     9.9500000000    3.5000000000       1          13         1         12          N/A            MTA            115.00
   47       I     9.9500000000    3.1074654965       1          12         1         12          N/A            MTA            115.00
   48       I     9.9500000000    3.5000000000       1          12         1         12          N/A            MTA            115.00
   49       I     9.9500000000    3.2500000000       1          13         1         12          N/A            MTA            115.00
   50       I     9.9500000000    3.5000000000       1          12         1         12          N/A            MTA            115.00
   51       I     9.9500000000    3.3750000000       1          12         1         12          N/A            MTA            115.00
   52       I     9.9500000000    3.5000000000       1          11         1         12          N/A            MTA            115.00
   53       I     9.9500000000    3.5000000000       1          10         1         12          N/A            MTA            115.00
   54       I     9.9500000000    3.2500000000       1          12         1         12          N/A            MTA            115.00
   55       I     9.9500000000    3.2500000000       1          13         1         12          N/A            MTA            110.00
   56       I     9.9500000000    3.6250000000       1          12         1         12          N/A            MTA            110.00
   57       I     9.9500000000    3.3868164270       1          13         1         12          N/A            MTA            115.00
   58       I     9.9500000000    3.4411832101       1          13         1         12          N/A            MTA            115.00
   59       I     9.9500000000    3.2667121614       1          13         1         12          N/A            MTA            115.00
   60       I     9.9500000000    3.5157839239       1          12         1         12          N/A            MTA            115.00
   61       I     9.9500000000    3.4970689848       1          12         1         12          N/A            MTA            115.00
   62       I     9.9500000000    3.5643753837       1          12         1         12          N/A            MTA            115.00
   63       I     9.9500000000    3.6808216764       1          12         1         12          N/A            MTA            115.00
   64       I     9.9500000000    3.5052392475       1          11         1         12          N/A            MTA            115.00
   65       I     9.9500000000    3.5238234359       1          11         1         12          N/A            MTA            115.00
   66       I     9.9500000000    3.6157153844       1          11         1         12          N/A            MTA            115.00
   67       I     9.9500000000    3.5335341822       1          11         1         12          N/A            MTA            115.00
   68       I     9.9500000000    3.5326045135       1          10         1         12          N/A            MTA            115.00
   69       I     9.9500000000    3.5291203551       1          10         1         12          N/A            MTA            115.00
   70       I     9.9500000000    3.3774234029       1          10         1         12          N/A            MTA            115.00
   71       I     9.9500000000    3.5836845800       1          10         1         12          N/A            MTA            115.00
   72       I     9.9500000000    3.3851307276       1           9         1         12          N/A            MTA            115.00
   73       I     9.9500000000    3.5000000000       1           8         1         12          N/A            MTA            115.00
   74       I     9.9500000000    3.5183845414       1          13         1         12          N/A            MTA            115.00
   75       I     9.9500000000    3.5888305970       1          13         1         12          N/A            MTA            115.00
   76       I     9.9500000000    3.4814520146       1          13         1         12          N/A            MTA            115.00
   77       I     9.9500000000    3.5430081730       1          12         1         12          N/A            MTA            115.00
   78       I     9.9500000000    3.5817029982       1          12         1         12          N/A            MTA            115.00
   79       I     9.9500000000    3.5592524710       1          12         1         12          N/A            MTA            115.00
   80       I     9.9500000000    3.5626016859       1          11         1         12          N/A            MTA            115.00
   81       I     9.9500000000    3.5771620468       1          11         1         12          N/A            MTA            115.00
   82       I     9.9500000000    3.6699248736       1          11         1         12          N/A            MTA            115.00
   83       I     9.9500000000    3.7500000000       1          11         1         12          N/A            MTA            115.00
   84       I     9.9500000000    3.4005361520       1          10         1         12          N/A            MTA            115.00
   85       I     9.9500000000    3.5000000000       1          10         1         12          N/A            MTA            115.00
   86       I     9.9500000000    3.6250000000       1           9         1         12          N/A            MTA            115.00
   87       I     9.9500000000    3.5000000000       3          13         1         12          N/A            MTA            115.00
   88      II    11.0000000000    2.2500000000       58         59         12        12          118       One-Year LIBOR      115.00
   89      II    11.8750000000    2.2500000000       58         59         12        12          118       One-Year LIBOR      115.00
   90      II    12.3750000000    2.2500000000       58         59         12        12          118       One-Year LIBOR      115.00
   91      II    12.5000000000    2.2500000000       58         59         12        12          118       One-Year LIBOR      115.00
   92      II    11.5000000000    2.2500000000       59         60         12        12          119       One-Year LIBOR      115.00
   93      II    11.6250000000    2.2500000000       59         60         12        12          119       One-Year LIBOR      115.00
   94      II    11.7500000000    2.2500000000       59         60         12        12          119       One-Year LIBOR      115.00
   95      II    12.1250000000    2.2500000000       59         60         12        12          119       One-Year LIBOR      115.00
   96      II    12.7500000000    2.2500000000       59         60         12        12          119       One-Year LIBOR      115.00
   97      II    12.5000000000    2.2500000000       59         60         12        12          119       One-Year LIBOR      115.00
   98      II    12.7500000000    2.2500000000       59         60         12        12          119       One-Year LIBOR      115.00
   99      II    12.8750000000    2.2500000000       59         60         12        12          119       One-Year LIBOR      115.00
  100      II    11.7500000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  101      II    12.1250000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  102      II     9.2500000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  103      II    12.7500000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  104      II    11.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  105      II    11.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  106      II    11.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  107      II    11.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  108      II    11.6250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  109      II    11.7500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  110      II    11.7500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  111      II    11.8750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  112      II    11.8750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  113      II    12.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  114      II    12.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  115      II    12.2500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  116      II    12.2500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  117      II    12.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  118      II    12.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  119      II    12.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  120      II    12.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  121      II    12.6250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  122      II    12.6250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  123      II    12.7500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  124      II    12.7500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  125      II    12.8750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  126      II    12.8750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  127      II    13.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  128      II    13.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  129      II    13.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  130      II    13.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  131      II    13.2500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  132      II    13.2500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  133      II    13.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  134      II    13.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  135      II    13.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  136      II    13.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  137      II    10.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  138      II    10.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  139      II    11.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  140      II    11.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  141      II    11.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  142      II    11.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  143      II    11.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  144      II    11.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  145      II    11.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  146      II    11.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  147      II    11.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  148      II    11.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  149      II    12.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  150      II    12.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  151      II    12.1250000000    2.3573462315       59         60         6          6          119      Six-Month LIBOR      115.00
  152      II    12.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  153      II    12.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  154      II    12.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  155      II    12.3073530425    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  156      II    12.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  157      II    12.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  158      II    12.5000000000    2.2734411709       59         60         6          6          119      Six-Month LIBOR      115.00
  159      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  160      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  161      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  162      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  163      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  164      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  165      II    13.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  166      II    13.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  167      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  168      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  169      II    13.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  170      II    13.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  171      II    13.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  172      II    13.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  173      II    13.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  174      II    13.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  175      II    13.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  176      II    15.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  177      II    11.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  178      II    11.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  179      II    11.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  180      II    11.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  181      II    11.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  182      II    12.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  183      II    12.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  184      II    12.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  185      II    12.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  186      II    12.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  187      II    12.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  188      II    12.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  189      II    12.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  190      II    12.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  191      II    12.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  192      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  193      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  194      II    12.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  195      II    12.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  196      II    12.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  197      II    12.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  198      II    13.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  199      II    13.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  200      II    13.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  201      II    13.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  202      II    13.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  203      II    13.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  204      II    13.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  205      II    13.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  206      II    13.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  207      II    13.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  208      II    14.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  209      II    14.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  210      II    14.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  211      II    13.8750000000    2.2500000000       56         57         6          6          116      Six-Month LIBOR      115.00
  212      II    11.7500000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  213      II    11.8750000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  214      II    12.1250000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  215      II    12.2500000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  216      II    12.3750000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  217      II    12.5000000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  218      II    12.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  219      II    12.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  220      II    12.6250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  221      II    13.2500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  222      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      110.00
  223      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      110.00
  224      II    13.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  225      II    12.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  226      II    12.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  227      II    12.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  228      II    12.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  229      II    12.8750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  230      II    13.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  231      II    13.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  232      II    13.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  233      II    13.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  234      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  235      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  236      II    12.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  237      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  238      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  239      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  240      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  241      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  242      II    11.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  243      II    12.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  244      II    12.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  245      II    12.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  246      II    12.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  247      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  248      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  249      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  250      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  251      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  252      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  253      II    13.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  254      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  255      II    13.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  256      II    13.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  257      II    14.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  258      II    11.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  259      II    11.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  260      II    12.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  261      II    12.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  262      II    12.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  263      II    12.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  264      II    12.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  265      II    12.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  266      II    12.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  267      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  268      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  269      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  270      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  271      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  272      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  273      II    13.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  274      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  275      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  276      II    13.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  277      II    13.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  278      II    13.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  279      II    13.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  280      II    12.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  281      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  282      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  283      II    12.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  284      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  285      II    13.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  286      II    11.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  287      II    11.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  288      II    11.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  289      II    12.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  290      II    12.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  291      II    12.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  292      II    12.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  293      II    12.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  294      II    12.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  295      II    12.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  296      II    12.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  297      II    12.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  298      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  299      II    12.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  300      II    12.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  301      II    12.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  302      II    12.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  303      II    13.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  304      II    13.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  305      II    13.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  306      II    13.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  307      II    14.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  308      II    14.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  309      II    12.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  310      II    12.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      110.00
  311      II    13.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      110.00
  312      II    12.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  313      II    12.7500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  314      II    12.8750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  315      II    13.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  316      II    13.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  317      II    13.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  318      II    13.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  319      II    11.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  320      II    11.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  321      II    11.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  322      II    11.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  323      II    11.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  324      II    12.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  325      II    12.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  326      II    12.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  327      II    12.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  328      II    12.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  329      II    12.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  330      II    12.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  331      II    12.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  332      II    12.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  333      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  334      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  335      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  336      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  337      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  338      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  339      II    13.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  340      II    13.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  341      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  342      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  343      II    13.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  344      II    13.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  345      II    13.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  346      II    13.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  347      II    13.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  348      II    13.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  349      II    13.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  350      II    14.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  351      II    14.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  352      II    14.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  353      II    11.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  354      II    11.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  355      II    11.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  356      II    11.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  357      II    11.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  358      II    12.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  359      II    12.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  360      II    12.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  361      II    12.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  362      II    12.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  363      II    12.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  364      II    12.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  365      II    12.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  366      II    12.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  367      II    12.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  368      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  369      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  370      II    12.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  371      II    12.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  372      II    12.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  373      II    12.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  374      II    13.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  375      II    13.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  376      II    13.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  377      II    13.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  378      II    13.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  379      II    13.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  380      II    13.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  381      II    13.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  382      II    14.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  383      II    12.8750000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  384      II    13.1250000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  385      II    13.2500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  386      II    13.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  387      II    11.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  388      II    11.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  389      II    12.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  390      II    12.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  391      II    12.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  392      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  393      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  394      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  395      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  396      II    13.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  397      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  398      II    13.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  399      II    13.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  400      II    11.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  401      II    11.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  402      II    12.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  403      II    12.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  404      II    12.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  405      II    12.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  406      II    12.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  407      II    12.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  408      II    12.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  409      II    12.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  410      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  411      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  412      II    12.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  413      II    12.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  414      II    12.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  415      II    12.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  416      II    13.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  417      II    13.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  418      II    13.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  419      II    13.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  420      II    13.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  421      II    11.8750000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  422      II    12.3750000000    2.5376115246       57         58         6          6          117      Six-Month LIBOR      115.00
  423      II    12.5000000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  424      II    12.8750000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  425      II    12.8750000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  426      II    13.2500000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  427      II    13.3750000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  428      II    11.6250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  429      II    11.7500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  430      II    11.8750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  431      II    12.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  432      II    12.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  433      II    12.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  434      II    12.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  435      II    12.2500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  436      II    12.2500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  437      II    12.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  438      II    12.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  439      II    12.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  440      II    12.5000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  441      II    12.6250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  442      II    12.6250000000    2.2840053240       58         59         6          6          118      Six-Month LIBOR      115.00
  443      II    12.7500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  444      II    12.7500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  445      II    12.8750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  446      II    12.8750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  447      II    13.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  448      II    13.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  449      II    13.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  450      II    13.1250000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  451      II    13.2500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  452      II    13.2500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  453      II    13.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  454      II    13.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  455      II    11.8750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  456      II    15.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  457      II    11.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  458      II    11.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  459      II    11.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  460      II    11.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  461      II    11.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  462      II    11.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  463      II    11.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  464      II    11.7550152362    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  465      II    11.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  466      II    12.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  467      II    12.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  468      II    12.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  469      II    12.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  470      II    12.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  471      II    12.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  472      II    12.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  473      II    12.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  474      II    12.5000000000    2.2563034802       59         60         6          6          119      Six-Month LIBOR      115.00
  475      II    12.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  476      II    12.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  477      II    12.6250000000    2.2628277919       59         60         6          6          119      Six-Month LIBOR      115.00
  478      II    12.7500000000    2.2624800877       59         60         6          6          119      Six-Month LIBOR      115.00
  479      II    12.7500000000    2.2638359741       59         60         6          6          119      Six-Month LIBOR      115.00
  480      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  481      II    12.8750000000    2.2624933502       59         60         6          6          119      Six-Month LIBOR      115.00
  482      II    13.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  483      II    13.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  484      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  485      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  486      II    13.1300000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  487      II    13.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  488      II    13.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  489      II    13.3500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  490      II    13.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  491      II    13.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  492      II    13.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  493      II    13.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  494      II    13.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  495      II    13.6250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  496      II    13.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  497      II    13.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  498      II    13.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  499      II    14.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  500      II    14.0000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  501      II    14.2500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  502      II    14.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  503      II    12.7500000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  504      II    13.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  505      II    15.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  506      II    11.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  507      II    11.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  508      II    11.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  509      II    11.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  510      II    11.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  511      II    11.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  512      II    11.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  513      II    11.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  514      II    12.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  515      II    12.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  516      II    12.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  517      II    12.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  518      II    12.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  519      II    12.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  520      II    12.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  521      II    12.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  522      II    12.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  523      II    12.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  524      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  525      II    12.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  526      II    12.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  527      II    12.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  528      II    12.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  529      II    12.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  530      II    13.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  531      II    13.0000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  532      II    13.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  533      II    13.1250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  534      II    13.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  535      II    13.2500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  536      II    13.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  537      II    13.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  538      II    13.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  539      II    13.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  540      II    13.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  541      II    13.6250000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  542      II    13.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  543      II    13.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  544      II    13.8750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  545      II    14.3750000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  546      II    14.5000000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  547      II    14.7500000000    2.2500000000       60         61         6          6          120      Six-Month LIBOR      115.00
  548      II    12.3750000000    2.2500000000       56         57         6          6          116      Six-Month LIBOR      115.00
  549      II    11.3750000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  550      II    12.7500000000    2.2500000000       57         58         6          6          117      Six-Month LIBOR      115.00
  551      II    12.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  552      II    12.8750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  553      II    13.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  554      II    13.0000000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  555      II    13.2500000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  556      II    13.3750000000    2.2500000000       58         59         6          6          118      Six-Month LIBOR      115.00
  557      II    12.3750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  558      II    12.5000000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  559      II    12.8750000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00
  560      II    13.1250000000    2.2500000000       59         60         6          6          119      Six-Month LIBOR      115.00

There will be discrepancies  between the characteristics of the actual mortgage loans and the characteristics  assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial  principal  amounts  outstanding (and the weighted average lives) of the classes of Offered  Certificates  set forth in the tables.  In addition,  to the extent that the actual  mortgage loans included in the mortgage pool have  characteristics  that differ from those assumed in preparing the tables below, the classes of
Offered  Certificates  set forth  below may  mature  earlier or later  than  indicated  by the  tables  below.  Based on the  foregoing assumptions,  the tables below indicate the weighted  average life of each class of Offered  Certificates and sets forth the percentage of the  initial  principal  balances  of each such class that would be  outstanding  after each of the  distribution  dates  shown,  at specified  percentages of the CPR.  Neither the prepayment  model used in this prospectus  supplement nor any other prepayment model or assumption  purports to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans,  including the mortgage loans included in the trust fund.  Variations in the prepayment  experience and the balance of the mortgage  loans that prepay may increase or decrease the  percentages  of the initial  principal  balances (and weighted average lives) shown in the following  tables.  Variations may occur even if the average  prepayment  experience of all of the mortgage loans equals any of the specified  percentages  of the CPR. The timing of changes in the rate of prepayment  may  significantly  affect the actual yield to maturity to investors,  even if the average rate of Principal  Prepayments is consistent  with the  expectations of investors.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                                Class I-A Certificates                     Class I-B-1 Certificates
                     -------------------------------------------- -------------------------------------------

                        5%      15%      25%      40%      50%      5%      15%      25%      40%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
December 2007......     99       88       76       58       47      100     100      100      100      100
December 2008......     99       77       57       32       19      100     100      100      100      100
December 2009......     97       66       42       16       4       100     100      100      100      100
December 2010......     92       55       30       12       4       100     100       90       37       87
December 2011......     86       44       22       7        3       100     100       67       22       9
December 2012......     80       36       17       4        1       100     100       51       14       0
December 2013......     75       31       13       3        *       100      71       30       6        0
December 2014......     69       26       10       1        0       100      60       22       0        0
December 2015......     64       22       7        1        0       100      50       16       0        0
December 2016......     60       18       5        *        0       100      42       12       0        0
December 2017......     55       15       4        0        0       100      35       9        0        0
December 2018......     50       13       3        0        0       100      29       7        0        0
December 2019......     46       11       2        0        0       100      24       1        0        0
December 2020......     43       9        1        0        0       97       20       0        0        0
December 2021......     40       7        1        0        0       90       17       0        0        0
December 2022......     37       6        *        0        0       83       14       0        0        0
December 2023......     34       5        *        0        0       77       12       0        0        0
December 2024......     31       4        *        0        0       71       10       0        0        0
December 2025......     28       3        0        0        0       65       8        0        0        0
December 2026......     26       3        0        0        0       59       6        0        0        0
December 2027......     23       2        0        0        0       53       2        0        0        0
December 2028......     21       2        0        0        0       48       0        0        0        0
December 2029......     19       1        0        0        0       43       0        0        0        0
December 2030......     17       1        0        0        0       38       0        0        0        0
December 2031......     15       1        0        0        0       33       0        0        0        0
December 2032......     13       *        0        0        0       28       0        0        0        0
December 2033......     11       *        0        0        0       24       0        0        0        0
December 2034......     9        0        0        0        0       20       0        0        0        0
December 2035......     7        0        0        0        0       15       0        0        0        0
December 2036......     0        0        0        0        0        0       0        0        0        0
Weighted Average
  Life
--------------------
to Maturity
  (years)**           14.00     6.01     3.41     1.85     1.26    22.02   10.47     6.54     4.27     4.38

   (*)   Indicates a number that is greater than zero but less than 0.5%.

   (**)  The weighted  average life of a certificate  is determined by (i)  multiplying  the net  reduction,  if any, of the Current
   Principal  Amount by the number of years from the date of issuance of the  certificate  to the related  distribution  date,  (ii)
   adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current  Principal  Amount  described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                               Class I-B-2 Certificates                    Class I-B-3 Certificates
                     -------------------------------------------- -------------------------------------------

                        5%      15%      25%      40%      50%      5%      15%      25%      40%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
December 2007......    100      100      100      100      100      100     100      100      100      100
December 2008......    100      100      100      100      100      100     100      100      100      100
December 2009......    100      100      100      100      100      100     100      100      100      100
December 2010......    100      100       90       37       18      100     100       90       37       18
December 2011......    100      100       67       22       9       100     100       67       22       9
December 2012......    100      100       51       12       0       100     100       51       10       0
December 2013......    100       71       30       1        0       100      71       30       0        0
December 2014......    100       60       22       0        0       100      60       22       0        0
December 2015......    100       50       16       0        0       100      50       16       0        0
December 2016......    100       42       12       0        0       100      42       12       0        0
December 2017......    100       35       9        0        0       100      35       9        0        0
December 2018......    100       29       2        0        0       100      29       0        0        0
December 2019......    100       24       0        0        0       100      24       0        0        0
December 2020......     97       20       0        0        0       97       20       0        0        0
December 2021......     90       17       0        0        0       90       17       0        0        0
December 2022......     83       14       0        0        0       83       14       0        0        0
December 2023......     77       12       0        0        0       77       12       0        0        0
December 2024......     71       10       0        0        0       71       10       0        0        0
December 2025......     65       8        0        0        0       65       0        0        0        0
December 2026......     59       1        0        0        0       59       0        0        0        0
December 2027......     53       0        0        0        0       53       0        0        0        0
December 2028......     48       0        0        0        0       48       0        0        0        0
December 2029......     43       0        0        0        0       43       0        0        0        0
December 2030......     38       0        0        0        0       38       0        0        0        0
December 2031......     33       0        0        0        0       33       0        0        0        0
December 2032......     28       0        0        0        0       28       0        0        0        0
December 2033......     24       0        0        0        0       24       0        0        0        0
December 2034......     20       0        0        0        0       20       0        0        0        0
December 2035......     15       0        0        0        0       15       0        0        0        0
December 2036......     0        0        0        0        0        0       0        0        0        0
Weighted Average
  Life
--------------------
to Maturity (years)*  22.02    10.38     6.48     4.18     3.99    22.02   10.31     6.43     4.10     3.82

   (*)   The weighted  average life of a certificate  is determined by (i)  multiplying  the net  reduction,  if any, of the Current
   Principal  Amount by the number of years from the date of issuance of the  certificate  to the related  distribution  date,  (ii)
   adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current  Principal  Amount  described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                               Class I-B-4 Certificates                    Class I-B-5 Certificates
                     -------------------------------------------- -------------------------------------------

                        5%      15%      25%      40%      50%      5%      15%      25%      40%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
December 2007......    100      100      100      100      100      100     100      100      100      100
December 2008......    100      100      100      100      100      100     100      100      100      100
December 2009......    100      100      100      100      100      100     100      100      100      100
December 2010......    100      100       90       37       18      100     100       90       37       18
December 2011......    100      100       67       22       *       100     100       67       22       0
December 2012......    100      100       50       7        0       100      96       40       0        0
December 2013......    100       71       30       0        0       100      71       30       0        0
December 2014......    100       60       22       0        0       100      60       22       0        0
December 2015......    100       50       16       0        0       100      50       16       0        0
December 2016......    100       42       12       0        0       100      42       3        0        0
December 2017......    100       35       *        0        0       100      35       0        0        0
December 2018......    100       29       0        0        0       100      29       0        0        0
December 2019......    100       24       0        0        0       100      24       0        0        0
December 2020......     97       20       0        0        0       97       20       0        0        0
December 2021......     90       17       0        0        0       90       17       0        0        0
December 2022......     83       14       0        0        0       83       14       0        0        0
December 2023......     77       11       0        0        0       77       0        0        0        0
December 2024......     71       3        0        0        0       71       0        0        0        0
December 2025......     65       0        0        0        0       65       0        0        0        0
December 2026......     59       0        0        0        0       59       0        0        0        0
December 2027......     53       0        0        0        0       53       0        0        0        0
December 2028......     48       0        0        0        0       48       0        0        0        0
December 2029......     43       0        0        0        0       43       0        0        0        0
December 2030......     38       0        0        0        0       38       0        0        0        0
December 2031......     33       0        0        0        0       33       0        0        0        0
December 2032......     28       0        0        0        0       28       0        0        0        0
December 2033......     24       0        0        0        0       24       0        0        0        0
December 2034......     20       0        0        0        0       20       0        0        0        0
December 2035......     15       0        0        0        0       15       0        0        0        0
December 2036......     0        0        0        0        0        0       0        0        0        0
Weighted Average
  Life
--------------------
to Maturity
  (years)**           22.02    10.22     6.37     4.06     3.70    21.98   10.09     6.29     4.02     3.59

         (*)      Indicates a number that is greater than zero but less than 0.5%.

         (**)     The weighted  average life of a certificate is determined by (i) multiplying the net reduction,  if any, of the Current  Principal  Amount by the number of years from the date of issuance  of the  certificate  to the related distribution  date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the
         Current Principal Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                               Class I-B-6 Certificates                    Class I-B-7 Certificates
                     -------------------------------------------- -------------------------------------------

                        5%      15%      25%      40%      50%      5%      15%      25%      40%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
December 2007......    100      100      100      100      100      100     100      100      100      100
December 2008......    100      100      100      100      100      100     100      100      100      100
December 2009......    100      100      100      100      100      100     100      100      100      100
December 2010......    100      100       90       37       18      100     100       90       37       10
December 2011......    100      100       67       22       0       100     100       67       22       0
December 2012......    100       84       40       0        0       100      84       40       0        0
December 2013......    100       71       30       0        0       100      71       30       0        0
December 2014......    100       60       22       0        0       100      60       22       0        0
December 2015......    100       50       16       0        0       100      50       4        0        0
December 2016......    100       42       0        0        0       100      42       0        0        0
December 2017......    100       35       0        0        0       100      35       0        0        0
December 2018......    100       29       0        0        0       100      29       0        0        0
December 2019......    100       24       0        0        0       100      24       0        0        0
December 2020......     97       20       0        0        0       97       20       0        0        0
December 2021......     90       17       0        0        0       90       7        0        0        0
December 2022......     83       7        0        0        0       83       0        0        0        0
December 2023......     77       0        0        0        0       77       0        0        0        0
December 2024......     71       0        0        0        0       71       0        0        0        0
December 2025......     65       0        0        0        0       65       0        0        0        0
December 2026......     59       0        0        0        0       59       0        0        0        0
December 2027......     53       0        0        0        0       53       0        0        0        0
December 2028......     48       0        0        0        0       48       0        0        0        0
December 2029......     43       0        0        0        0       43       0        0        0        0
December 2030......     38       0        0        0        0       38       0        0        0        0
December 2031......     33       0        0        0        0       33       0        0        0        0
December 2032......     28       0        0        0        0       28       0        0        0        0
December 2033......     24       0        0        0        0       24       0        0        0        0
December 2034......     20       0        0        0        0       17       0        0        0        0
December 2035......     15       0        0        0        0        *       0        0        0        0
December 2036......     0        0        0        0        0        0       0        0        0        0
Weighted Average
  Life
--------------------
to Maturity
  (years)**           21.93     9.99     6.23     4.00     3.54    21.80    9.81     6.12     3.94     3.44

       (*)        Indicates a number that is greater than zero but less than 0.5%.

       (**)       The weighted  average life of a certificate is determined by (i) multiplying the net reduction,  if any, of the
       Current  Principal Amount by the number of years from the date of issuance of the certificate to the related  distribution date,  (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current  Principal
       Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                               Class I-B-8 Certificates                    Class I-B-9 Certificates
                     -------------------------------------------- -------------------------------------------

                        5%      15%      25%      40%      50%      5%      15%      25%      40%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
December 2007......    100      100      100      100      100      100     100      100      100      100
December 2008......    100      100      100      100      100      100     100      100      100      100
December 2009......    100      100      100      100      100      100     100      100      100      100
December 2010......    100      100       90       37       0       100     100       90       37       0
December 2011......    100      100       67       8        0       100     100       67       0        0
December 2012......    100       84       40       0        0       100      84       40       0        0
December 2013......    100       71       30       0        0       100      71       15       0        0
December 2014......    100       60       7        0        0       100      60       0        0        0
December 2015......    100       50       0        0        0       100      50       0        0        0
December 2016......    100       42       0        0        0       100      42       0        0        0
December 2017......    100       35       0        0        0       100      35       0        0        0
December 2018......    100       29       0        0        0       100      15       0        0        0
December 2019......    100       20       0        0        0       100      0        0        0        0
December 2020......     97       0        0        0        0       97       0        0        0        0
December 2021......     90       0        0        0        0       90       0        0        0        0
December 2022......     83       0        0        0        0       83       0        0        0        0
December 2023......     77       0        0        0        0       77       0        0        0        0
December 2024......     71       0        0        0        0       71       0        0        0        0
December 2025......     65       0        0        0        0       65       0        0        0        0
December 2026......     59       0        0        0        0       59       0        0        0        0
December 2027......     53       0        0        0        0       53       0        0        0        0
December 2028......     48       0        0        0        0       48       0        0        0        0
December 2029......     43       0        0        0        0       43       0        0        0        0
December 2030......     38       0        0        0        0       38       0        0        0        0
December 2031......     33       0        0        0        0       29       0        0        0        0
December 2032......     28       0        0        0        0       11       0        0        0        0
December 2033......     17       0        0        0        0        0       0        0        0        0
December 2034......     0        0        0        0        0        0       0        0        0        0
December 2035......     0        0        0        0        0        0       0        0        0        0
December 2036......     0        0        0        0        0        0       0        0        0        0
Weighted Average
  Life
--------------------
to Maturity (years)*  21.56     9.52     5.94     3.80     3.32    21.16    9.15     5.71     3.67     3.20

         (*)      The weighted  average life of a certificate is determined by (i) multiplying  the net reduction,  if any, of the  Current  Principal  Amount by the number of years from the date of issuance  of the  certificate  to the related distribution  date,  (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the
         Current Principal Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                              Class II-A -1 Certificates                  Class II-A -2 Certificates
                     -------------------------------------------- -------------------------------------------

                        5%      15%      25%      40%      50%      5%      15%      25%      40%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
December 2007......     98       86       75       57       46      98       86       75       57       46
December 2008......     96       74       55       31       18      96       74       55       31       18
December 2009......     94       64       40       15       4       94       64       40       15       4
December 2010......     92       55       30       12       4       92       55       30       12       4
December 2011......     88       45       23       7        3       88       45       23       7        3
December 2012......     83       37       17       5        1       83       37       17       5        1
December 2013......     78       33       14       3        *       78       33       14       3        *
December 2014......     73       28       10       2        0       73       28       10       2        0
December 2015......     69       24       8        1        0       69       24       8        1        0
December 2016......     65       20       6        *        0       65       20       6        *        0
December 2017......     60       17       4        0        0       60       17       4        0        0
December 2018......     54       14       3        0        0       54       14       3        0        0
December 2019......     49       11       2        0        0       49       11       2        0        0
December 2020......     45       9        1        0        0       45       9        1        0        0
December 2021......     41       8        1        0        0       41       8        1        0        0
December 2022......     37       6        1        0        0       37       6        1        0        0
December 2023......     34       5        *        0        0       34       5        *        0        0
December 2024......     31       4        0        0        0       31       4        0        0        0
December 2025......     28       3        0        0        0       28       3        0        0        0
December 2026......     25       3        0        0        0       25       3        0        0        0
December 2027......     22       2        0        0        0       22       2        0        0        0
December 2028......     19       2        0        0        0       19       2        0        0        0
December 2029......     16       1        0        0        0       16       1        0        0        0
December 2030......     14       1        0        0        0       14       1        0        0        0
December 2031......     11       *        0        0        0       11       *        0        0        0
December 2032......     9        *        0        0        0        9       *        0        0        0
December 2033......     6        0        0        0        0        6       0        0        0        0
December 2034......     4        0        0        0        0        4       0        0        0        0
December 2035......     2        0        0        0        0        2       0        0        0        0
December 2036......     0        0        0        0        0        0       0        0        0        0
Weighted Average
  Life
--------------------
to Maturity
  (years)**           13.94     6.04     3.40     1.83     1.24    13.94    6.04     3.40     1.83     1.24

         (*)      Indicates a number that is greater than zero but less than 0.5%.

         (**)     The weighted  average life of a certificate is determined by (i) multiplying the net reduction,  if any, of the Current  Principal  Amount by the number of years from the date of issuance  of the  certificate  to the related distribution  date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the
         Current Principal Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                              Class II-A-3 Certificates                    Class II-B-1 Certificates
                     -------------------------------------------- -------------------------------------------

                        5%      15%      25%      40%      50%      5%      15%      25%      40%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
December 2007......     98       86       75       57       46      100     100      100      100      100
December 2008......     96       74       55       31       18      100     100      100      100      100
December 2009......     94       64       40       15       4       100     100      100      100      100
December 2010......     92       55       30       12       4       100     100       90       37       69
December 2011......     88       45       23       7        3       100     100       68       22       9
December 2012......     83       37       17       5        1       100     100       52       14       0
December 2013......     78       33       14       3        *       100      74       31       5        0
December 2014......     73       28       10       2        0       100      63       23       0        0
December 2015......     69       24       8        1        0       100      53       17       0        0
December 2016......     65       20       6        *        0       100      45       13       0        0
December 2017......     60       17       4        0        0       100      38       9        0        0
December 2018......     54       14       3        0        0       100      31       6        0        0
December 2019......     49       11       2        0        0       100      26       1        0        0
December 2020......     45       9        1        0        0       100      21       0        0        0
December 2021......     41       8        1        0        0       92       17       0        0        0
December 2022......     37       6        1        0        0       84       14       0        0        0
December 2023......     34       5        *        0        0       77       12       0        0        0
December 2024......     31       4        0        0        0       69       9        0        0        0
December 2025......     28       3        0        0        0       62       8        0        0        0
December 2026......     25       3        0        0        0       56       3        0        0        0
December 2027......     22       2        0        0        0       49       0        0        0        0
December 2028......     19       2        0        0        0       43       0        0        0        0
December 2029......     16       1        0        0        0       37       0        0        0        0
December 2030......     14       1        0        0        0       31       0        0        0        0
December 2031......     11       *        0        0        0       25       0        0        0        0
December 2032......     9        *        0        0        0       20       0        0        0        0
December 2033......     6        0        0        0        0       15       0        0        0        0
December 2034......     4        0        0        0        0        9       0        0        0        0
December 2035......     2        0        0        0        0        0       0        0        0        0
December 2036......     0        0        0        0        0        0       0        0        0        0
Weighted Average
  Life
--------------------
to Maturity
  (years)**           13.94     6.04     3.40     1.83     1.24    21.24   10.60     6.60     4.26     4.31

         (*)      Indicates a number that is greater than zero but less than 0.5%.

         (**)     The weighted  average life of a certificate is determined by (i) multiplying the net reduction,  if any, of the Current  Principal  Amount by the number of years from the date of issuance  of the  certificate  to the related distribution  date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the
         Current Principal Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                              Class II-B-2 Certificates                    Class II-B-3 Certificates
                     -------------------------------------------- -------------------------------------------

                        5%      15%      25%      40%      50%      5%      15%      25%      40%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
December 2007......    100      100      100      100      100      100     100      100      100      100
December 2008......    100      100      100      100      100      100     100      100      100      100
December 2009......    100      100      100      100      100      100     100      100      100      100
December 2010......    100      100       90       37       18      100     100       90       37       18
December 2011......    100      100       68       22       5       100     100       68       22       0
December 2012......    100      100       52       11       0       100      90       44       1        0
December 2013......    100       74       31       0        0       100      74       31       0        0
December 2014......    100       63       23       0        0       100      63       23       0        0
December 2015......    100       53       17       0        0       100      53       17       0        0
December 2016......    100       45       13       0        0       100      45       8        0        0
December 2017......    100       38       7        0        0       100      38       0        0        0
December 2018......    100       31       0        0        0       100      31       0        0        0
December 2019......    100       26       0        0        0       100      26       0        0        0
December 2020......    100       21       0        0        0       100      21       0        0        0
December 2021......     92       17       0        0        0       92       17       0        0        0
December 2022......     84       14       0        0        0       84       13       0        0        0
December 2023......     77       12       0        0        0       77       4        0        0        0
December 2024......     69       7        0        0        0       69       0        0        0        0
December 2025......     62       *        0        0        0       62       0        0        0        0
December 2026......     56       0        0        0        0       56       0        0        0        0
December 2027......     49       0        0        0        0       49       0        0        0        0
December 2028......     43       0        0        0        0       43       0        0        0        0
December 2029......     37       0        0        0        0       37       0        0        0        0
December 2030......     31       0        0        0        0       31       0        0        0        0
December 2031......     25       0        0        0        0       25       0        0        0        0
December 2032......     20       0        0        0        0       20       0        0        0        0
December 2033......     15       0        0        0        0       14       0        0        0        0
December 2034......     7        0        0        0        0        0       0        0        0        0
December 2035......     0        0        0        0        0        0       0        0        0        0
December 2036......     0        0        0        0        0        0       0        0        0        0
Weighted Average
  Life
--------------------
to Maturity
  (years)**           21.19    10.46     6.50     4.12     3.83    21.12   10.28     6.38     4.03     3.62

         (*)      Indicates a number that is greater than zero but less than 0.5%.

         (**)     The weighted  average life of a certificate is determined by (i) multiplying the net reduction,  if any, of the Current  Principal  Amount by the number of years from the date of issuance  of the  certificate  to the related distribution  date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the
         Current Principal Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                              Class II-B-4 Certificates                    Class II-B-5 Certificates
                     -------------------------------------------- -------------------------------------------

                        5%      15%      25%      40%      50%      5%      15%      25%      40%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
December 2007......    100      100      100      100      100      100     100      100      100      100
December 2008......    100      100      100      100      100      100     100      100      100      100
December 2009......    100      100      100      100      100      100     100      100      100      100
December 2010......    100      100       90       37       18      100     100       90       26       0
December 2011......    100      100       68       22       0       100     100       68       6        0
December 2012......    100       87       41       0        0       100      87       31       0        0
December 2013......    100       74       31       0        0       100      74       17       0        0
December 2014......    100       63       23       0        0       100      61       7        0        0
December 2015......    100       53       14       0        0       100      48       0        0        0
December 2016......    100       45       0        0        0       100      37       0        0        0
December 2017......    100       38       0        0        0       100      27       0        0        0
December 2018......    100       31       0        0        0       100      18       0        0        0
December 2019......    100       26       0        0        0       100      11       0        0        0
December 2020......    100       21       0        0        0       100      5        0        0        0
December 2021......     92       15       0        0        0       92       0        0        0        0
December 2022......     84       0        0        0        0       84       0        0        0        0
December 2023......     77       0        0        0        0       77       0        0        0        0
December 2024......     69       0        0        0        0       69       0        0        0        0
December 2025......     62       0        0        0        0       61       0        0        0        0
December 2026......     56       0        0        0        0       52       0        0        0        0
December 2027......     49       0        0        0        0       43       0        0        0        0
December 2028......     43       0        0        0        0       34       0        0        0        0
December 2029......     37       0        0        0        0       26       0        0        0        0
December 2030......     31       0        0        0        0       18       0        0        0        0
December 2031......     25       0        0        0        0       10       0        0        0        0
December 2032......     20       0        0        0        0        3       0        0        0        0
December 2033......     0        0        0        0        0        0       0        0        0        0
December 2034......     0        0        0        0        0        0       0        0        0        0
December 2035......     0        0        0        0        0        0       0        0        0        0
December 2036......     0        0        0        0        0        0       0        0        0        0
Weighted Average
  Life
--------------------
to Maturity (years)*  21.01    10.09     6.24     3.97     3.49    20.22    9.25     5.75     3.63     3.23

         (*)      The weighted  average life of a certificate is determined by (i) multiplying  the net reduction,  if any, of the  Current  Principal  Amount by the number of years from the date of issuance  of the  certificate  to the related distribution  date,  (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the
         Current Principal Amount described in (i) above.

Yield Sensitivity of the Subordinate Certificates

         As the Current  Principal Amount of a class of Subordinate  Certificates is reduced to zero, the yield to maturity on the next most junior related class of Subordinate  Certificates  will become  extremely  sensitive to losses on the related  mortgage loans (and the timing  thereof)  that are covered by  subordination,  because the entire  amount of losses on the  related  mortgage  loans to the extent not  covered  by any  related  Excess  Spread or  related  overcollateralization  will be  allocated  such class of  Subordinate
Certificates.  The initial  undivided  interest in the mortgage loans  evidenced by the Class I-B  Certificates,  in the aggregate,  is approximately  9.25%. The initial undivided interest in the mortgage loans evidenced by the Class II-B Certificates,  in the aggregate, is approximately 9.60%.  Investors in the Subordinate  Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these  investors to fully recover their  investments.  For additional  considerations  relating to the yield on the Subordinate Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Yield Sensitivity of the Class I-X Certificates

         The Class X Certificates  receive only  distributions of interest.  The yield to maturity on the Class X Certificates  will be extremely  sensitive to both the timing of receipt of  prepayments  and the overall rate of Principal  Prepayments  and defaults on the group I mortgage loans having "hard" prepayment  charges for a term of three years from  origination.  The related yield to maturity on the Class X Certificates  may fluctuate  significantly  over time because the Notional  Amount of the Class X Certificates  is equal to the aggregate  outstanding  principal  balance of such mortgage loans having "hard"  prepayment  charges for a term of three years from origination.  Investors in the Class X  Certificates  should fully  consider the risk that a rapid rate of  prepayments  on the related mortgage loans could result in the failure of such investors to fully recover their investments.

         The  following  table  indicates  the  sensitivity  of the pre-tax  yield to maturity on the Class X  Certificates  to various constant  rates of  prepayment  on the related  group I mortgage  loans by  projecting  the monthly  aggregate  payments on the Class X
Certificates  and  computing  the  corresponding  pre-tax  yields to  maturity  on a  corporate  bond  equivalent  basis,  based on the structuring  assumptions,  including the assumptions regarding the characteristics and performance of such mortgage loans, which differ from the actual  characteristics  and performance  thereof and assuming the aggregate  purchase price for the Class X Certificates  set forth below. Any differences  between such assumptions and the actual  characteristics  and performance of the related group I mortgage loans and of the Class X  Certificates  may result in yields  being  different  from those shown in such table.  Discrepancies  between assumed and actual  characteristics and performance  underscore the hypothetical nature of the tables,  which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                        Pre-Tax Yield to Maturity of the Class X Certificates at the Following CPR Percentages

Assumed Purchase Price                       5%               15%                25%               40%                50%
           $9,643,235.18                   32.00%            19.75%             6.74%            (14.57)%          (30.33)%

         Each pre-tax  yield to maturity set forth in the preceding  tables was  calculated by  determining  the monthly  discount rate which,  when applied to the assumed stream of cash flows to be paid on the Class X  Certificates,  would cause the  discounted  present value of such assumed  stream of cash flows to equal the assumed  purchase price listed in the table.  Accrued  interest is included in the assumed purchase price in computing the yields shown.  These yields do not take into account the different  interest rates at which investors may be able to reinvest  funds  received by them as  distributions  on the Class X  Certificates  and thus do not reflect the return on any  investment  in the Class X  Certificates  when any  reinvestment  rates other than the  discount  rates set forth in the preceding table are considered.

         Notwithstanding  the assumed  prepayment  rates  reflected in the preceding  tables,  it is highly  unlikely that the mortgage loans will be prepaid  according  to one  particular  pattern.  For this  reason and  because  the timing of cash flows is  critical to determining  yields,  the pre-tax  yield to maturity  on the Class X  Certificates  are likely to differ from those shown in the tables above,  even if the  prepayment  assumption  equals the  percentages of CPR indicated in the tables above over any given time period or over the entire life of the Class X Certificates.

         There  can be no  assurance  that  the  mortgage  loans  having  "hard"  prepayment  charges  for a term of three  years  from origination  will prepay at any  particular  rate or that the yield on the Class X  Certificates  will conform to the yields  described herein.  Moreover,  the various  remaining  terms to maturity and mortgage  rates of the mortgage  loans could produce slower or faster principal  distributions than indicated in the preceding tables at the various  percentages of the CPR specified,  even if the weighted average  remaining term to maturity and weighted average  mortgage rate of those mortgage loans are as assumed.  Investors are urged to make their  investment  decisions based on their  determinations  as to anticipated  rates of prepayment  under a variety of scenarios.
Investors in the Class X  Certificates  should fully  consider the risk that a rapid rate of  prepayments  on the mortgage  loans could result in the failure of such investors to fully recover their investments.

         For  additional  considerations  relating  to the  yield  on the  Offered  Certificates,  see  "Yield  Considerations"  in the
prospectus.

                                                  THE POOLING AND SERVICING AGREEMENT

General

         The  Certificates  will be issued  pursuant  to the  Agreement,  a form of which is filed as an  exhibit  to the  registration statement.  A current report on Form 8-K relating to the  Certificates  containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange  Commission within fifteen days of the initial issuance of the  Certificates.  The trust fund created under the Agreement will consist of (1) all of the  Depositor’s  right,  title and interest in and to the mortgage  loans, the related  mortgage  notes,  mortgages  and other  related  documents,  including  all interest and principal due with respect to the mortgage  loans after the Cut-off Date,  but  excluding any payments of principal or interest due on or prior to the Cut-off Date,  (2)
any mortgaged  properties  acquired on behalf of  certificateholders  by foreclosure or by deed in lieu of foreclosure and any revenues received thereon,  (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement,  (4)
the rights of the  Depositor  under the Mortgage  Loan  Purchase  Agreement  between the  Depositor  and the  Sponsor,  (5) such assets relating to the  mortgage  loans as from time to time may be held in the  Custodial  Account,  the  Distribution  Account and the Final
Maturity  Reserve  Account,  (6) the rights with respect to the Cap Contracts and (7) any proceeds of the foregoing.  Reference is made to the prospectus for important  information in addition to that set forth in this prospectus  supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered  Certificates.  The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee;  for these purposes and for purposes of presentment  and surrender  located at Sixth Street and Marquette Avenue,  Minneapolis,  Minnesota 55479, Attention:  Corporate Trust Group, Bear Stearns Mortgage Funding 2006-AR5 and for
all other purposes  located at 9062 Old Annapolis Road,  Columbia,  Maryland 21045,  Attention:  Client Manager,  Bear Stearns Mortgage
Funding 2006-AR5.  The Depositor will provide to prospective or actual  certificateholders  without charge, on written request,  a copy
(without  exhibits) of the  Agreement.  Requests  should be addressed to Structured  Asset  Mortgage  Investments  II Inc., 383 Madison
Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

         At the time of issuance of the  Certificates,  the Depositor  will cause the mortgage  loans,  together with all principal and interest due on or with respect to such  mortgage  loans after the Cut-off Date,  to be sold to the trust.  The mortgage  loans will be identified  in a schedule  appearing as an exhibit to the Agreement (as  amended).  Such  schedule will include  information  as to the principal  balance of each mortgage loan as of the Cut-off Date, as well as  information  including,  among other things,  the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the loan-to-value ratio.

Representations and Warranties

         In the Mortgage Loan Purchase  Agreement  pursuant to which the Depositor  purchased the mortgage loans from the Sponsor,  the
Sponsor made certain  representations  and warranties to the Depositor  concerning the mortgage  loans.  The Trustee,  on behalf of the certificateholders,  will be assigned all right,  title and interest in the Mortgage Loan Purchase  Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The  representations  and warranties of the Sponsor with respect to the mortgage  loans  generally will include the following, among others:

         (1)      The information set forth in the mortgage loan schedule is true,  complete and correct in all material respects as of the date such representation was made;

         (2)      Immediately  prior to the sale of the mortgage  loans pursuant to the Mortgage Loan Purchase  Agreement,  the Sponsor
was the sole owner of beneficial  title and holder of each mortgage and mortgage note relating to the related  mortgage loans as of the
Closing Date or as of another  specified  date,  is conveying  the same to the  Depositor  free and clear of any  encumbrance,  equity, participation  interest,  lien,  pledge,  charge,  claim or security  interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3)      As of the Closing Date,  there is no monetary  default  existing under any mortgage or the related  mortgage note and there is no material  event  which,  with the  passage of time or with notice and the  expiration  of any grace or cure  period,  would constitute a default,  breach or event of  acceleration;  and neither the Sponsor nor any of its  respective  affiliates  has taken any action to waive any default,  breach or event of  acceleration;  and no  foreclosure  action is threatened or has been  commenced  with respect to the mortgage loan.

         Generally,  the Mortgage Loan Purchase  Agreement will provide that, in the case of a breach of any representation or warranty set forth above which materially and adversely  affects the value of the interests of  certificateholders  or the Trustee in any of the mortgage loans,  within 90 days from the date of discovery or notice from the Trustee,  the Depositor or the Sponsor,  the Sponsor will either (i) cure such breach in all material  respects,  (ii) provide the Trustee with a substitute  mortgage  loan (if within two years of the Closing Date) or (iii) purchase the related  mortgage loan at the applicable  Repurchase  Price.  The obligations of the Sponsor to cure,  purchase or substitute shall constitute the Trustee’s sole and exclusive remedy  respecting a breach of such  representations and warranties.

The Custodian

         Wells Fargo Bank,  National  Association  (“Wells Fargo Bank”) is acting as custodian of the mortgage  loan files  pursuant to the  custodial  agreement.  In that  capacity,  Wells Fargo Bank is  responsible  to hold and  safeguard  the mortgage  notes and other contents of the mortgage  files on behalf of the Trustee and the  certificateholders.  Wells Fargo Bank  maintains  each  mortgage loan file in a  separate  file  folder  marked  with a unique  bar code to assure  loan-level  file  integrity  and to  assist in  inventory management.  Files are  segregated  by  transaction  or investor.  Wells Fargo Bank has been engaged in the mortgage  document  custody business for more than 25 years.  Wells Fargo Bank maintains  document custody  facilities in its Minneapolis,  Minnesota  headquarters and in three regional  offices located in Richfield,  Minnesota,  Irvine,  California,  and Salt Lake City,  Utah. As of June 30, 2006,
Wells Fargo Bank  maintains  mortgage  custody  vaults in each of those  locations  with an aggregate  capacity of over eleven  million files.

         Wells Fargo Bank serves or may have served within the past two years as loan file  custodian for various  mortgage loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those  mortgage loans may be included in the Trust.
The  terms  of any  custodial  agreement  under  which  those  services  are  provided  by  Wells  Fargo  Bank  are  customary  for the mortgage-backed  securitization  industry and provide for the delivery,  receipt,  review and safekeeping of mortgage loan files. For a general description of Wells Fargo Bank, see the description herein under "The Trustee."

The Trustee

         Wells Fargo Bank will act as Trustee for the  certificates  pursuant to the Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned  subsidiary of Wells Fargo & Company.  A diversified  financial services company with approximately $482 billion in assets,  23 million  customers and 153,000+  employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding
company,   providing  banking,   insurance,   trust,   mortgage  and  consumer  finance  services  throughout  the  United  States  and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust,  custody,  securities  lending, securities transfer,  cash management,  investment  management and other financial and fiduciary services.  The Depositor,  the Sponsor and the Servicer may maintain banking and other  commercial  relationships  with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road,  Columbia,  Maryland 21045-1951 (among other locations)
and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         As of June 30, 2006,  Wells Fargo Bank acts as a trustee for a variety of transactions  and asset types,  including  corporate and municipal bonds,  mortgage-backed  and asset-backed  securities and  collateralized  debt  obligations.  As of June 30, 2006, Wells
Fargo Bank was acting as trustee on approximately  1,230 series of residential  mortgage-backed  securities with an aggregate principal balance of approximately $282,142,062,265.

         Wells Fargo Bank serves or has served  within the past two years as  warehouse  master  servicer  for various  mortgage  loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those  mortgage  loans may be included in the
Trust.  The terms of the  warehouse  master  servicing  agreement  under  which  those  services  are  provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The  Trustee  will be  entitled  to  receive as  compensation  under the  Agreement  the  investment  income on amounts in the
Distribution  Account for the period  specified  in the  Agreement.  The  Agreement  will  provide  that the Trustee and any  director, officer,  employee or agent of the Trustee will be entitled to recover  from the  Distribution  Account all  reasonable  out-of  pocket expenses,  disbursements and advances and expenses of the Trustee in connection with any Monthly Advance,  Event of Default, any breach of the Agreement or any loss,  liability,  expense,  claim or legal action  (including any pending or threatened claim or legal action)
incurred or made by the  Trustee in the  administration  of the trust  created  pursuant to the  Agreement  (including  the  reasonable compensation and  disbursements of its counsel),  other than any such expense,  disbursement or advance as may arise from the Trustee’s negligence or intentional misconduct or which is the responsibility of the certificateholders.

         If an event of default has not occurred (or has occurred but is no longer  continuing) under the Agreement,  then the Trustee, will perform only such duties as are  specifically  set forth in the Agreement as being the duties to be performed by the Trustee prior to the  occurrence  (or  following  the  discontinuance)  of an event of  default  thereunder.  If an event of  default  occurs  and is continuing under the Agreement,  the Trustee is required to exercise such of the rights and powers vested in it by the Agreement,  such as (upon the  occurrence  and during the  continuance  of certain  events of default)  either  acting as the  servicer or  appointing a successor  servicer,  and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances  in the conduct of such  investor’s  own  affairs.  Subject to certain  qualifications  specified in the  Agreement,  the
Trustee, will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee’s duties and responsibilities  under the Agreement include, upon receipt of resolutions,  certificates and reports which are specifically  required to be furnished to it pursuant to the Agreement,  examining them to determine  whether they are in the form required by the  Agreement,  providing to the Rating  Agencies  notices of the  occurrence of certain  events of default under the
Agreement, appointing a successor servicer, and effecting any optional termination of either Loan Group or the Trust.

         The Trustee  may resign at any time,  in which event the  Depositor  will be  obligated  to appoint a successor  trustee.  The
Depositor  may also remove the Trustee if the Trustee  ceases to be eligible to continue as Trustee  under the  Agreement  and fails to resign  after  written  request  therefor  by the  Depositor  or if the  Trustee  becomes  insolvent.  Upon  becoming  aware  of  those circumstances,  the  Depositor  will be  obligated to appoint a successor  trustee.  The Trustee may also be removed at any time by the holders of certificates  evidencing not less than 51% of the aggregate  voting rights in the related trust.  Any resignation or removal of the Trustee and appointment of a successor  trustee will not become  effective until  acceptance of the appointment by the successor trustee as set forth in the Agreement.

         On and after the time the Servicer  receives a notice of termination  pursuant to the Agreement,  the Trustee shall become the successor to the Servicer,  or shall appoint a successor  servicer (as described  below) with respect to the  transactions set forth or provided for in the  Agreement  and after a transition  period (not to exceed 90 days),  shall be subject to all the  responsibilities, duties,  liabilities  and  limitations  on  liabilities  relating  thereto  placed on the Servicer by the terms and  provisions  of the
Agreement;  provided,  however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed  recoverable and not previously made) incurred by the Servicer at or prior to the time of termination.  Effective on the date of such notice of termination,  as compensation  therefor,  the Trustee shall be entitled to all  compensation,  reimbursement of expenses and  indemnification  that the Servicer  would have been entitled to if it had  continued to act pursuant to the  Agreement  except for those amounts due the Servicer as  reimbursement  permitted under this Agreement for advances  previously  made or expenses  previously incurred.  Notwithstanding  the  foregoing,  the Trustee  may, if it shall be  unwilling to so act, or shall,  if it is  prohibited  by applicable law from making advances or if it is otherwise unable to so act, appoint,  or petition a court of competent  jurisdiction to appoint,  any  established  mortgage loan servicing  institution  the  appointment of which does not adversely  affect the then current rating of the  certificates  by each rating agency as the  successor to the pursuant to the  Agreement in the  assumption of all or any part of the  responsibilities,  duties or liabilities of the Servicer  pursuant to the  Agreement.  Any successor  servicer shall be an established  housing and home finance  institution which is a Fannie Mae- or Freddie  Mac-approved  servicer and shall have a net worth of not less than  $10,000,000;  provided,  that the Trustee shall obtain a letter from each Rating Agency that the ratings,  if any, on each of the  Certificates  will not be lowered as a result of the selection of the successor to the  Servicer.  If the Trustee  assumes the duties and  responsibilities  of the  Servicer,  the Trustee  shall not resign as  servicer  until a  successor  servicer  has been appointed and has accepted such  appointment.  Pending  appointment of a successor to the Servicer  under the  Agreement,  the Trustee, unless the Trustee is prohibited by law from so acting,  shall act in such capacity as provided in the  Agreement.  In connection  with such  appointment  and assumption,  the Trustee may make such  arrangements  for the  compensation of such successor out of payments on mortgage  loans or otherwise as it and such  successor  shall agree;  provided  that such  compensation  shall not be in excess of that which the Servicer  would have been  entitled to if the Servicer had  continued  to act under the  Agreement,  and that such  successor shall  undertake and assume the  obligations of the Trustee to pay  compensation  to any third Person acting as an agent or independent contractor in the  performance  of servicing  responsibilities  under the  Agreement.  The Trustee and such  successor  shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

         The costs and  expenses  of the  Trustee in  connection  with the  termination  of the  Servicer,  appointment  of a successor servicer and any transfer of servicing,  including,  without  limitation,  all costs and expenses associated with the complete transfer of all servicing  data and the  completion,  correction or  manipulation  of such  servicing  data as may be required by the Trustee to correct any errors or  insufficiencies  in the  servicing  data or otherwise  enable the Trustee or  successor  servicer to service the mortgage loans properly and  effectively,  to the extent not paid by the terminated  servicer,  will be payable to the Trustee pursuant to the Agreement.  Any successor  servicer shall give notice to the applicable  mortgagors of such change of servicer and will,  during the term of its service as  successor  servicer,  maintain in force the policy or  policies  that the  Servicer is required to maintain pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Servicer  respecting the mortgage loans as provided herein,  it will do so in a separate  capacity and not in its capacity as Trustee and,  accordingly,  the  provisions of the Agreement  concerning  the Trustee’s duties will be  inapplicable  to the Trustee in its duties as the  successor  to the Servicer in the  servicing  of the mortgage  loans
(although such provisions will continue to apply to the Trustee in its capacity as Trustee);  the provisions of the Agreement  relating to the Servicer, however, will apply to the Trustee in its capacity as successor servicer.

         Upon any  termination or  appointment  of a successor to the Servicer,  the Trustee will give prompt written notice thereof to the Rating Agencies.

Servicing and Other Compensation and Payment of Expenses

         The Servicer will be entitled to receive a Servicing  Fee as  compensation  for its  activities  under the Agreement  equal to
1/12 of the Servicing  Fee Rate  multiplied  by the Stated  Principal  Balance of each mortgage loan as of the first day of the related
Due Period.  The Servicing Fee Rate for each mortgage loan will be 0.375% per annum.

         In addition to the primary  compensation  described above, the Servicer may be entitled to retain assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the Agreement.

         The Servicer will pay all related  expenses  incurred in connection  with its servicing  responsibilities  (subject to limited reimbursement as described in the Agreement).

Servicing Responsibilities

         The Servicer will be  responsible  for servicing the mortgage loans in accordance  with the  provisions of the Agreement.  The responsibilities generally include:

              o   communicating with borrowers;

              o   sending monthly remittance statements to borrowers;

              o   collecting payments from borrowers;

              o   recommending  a loss  mitigation  strategy for  borrowers  who have  defaulted on their loans (i.e.  repayment  plan, modification, foreclosure, etc.);

              o   accurate  and timely  accounting,  reporting  and  remittance  of the  principal  and  interest  portions  of monthly installment payments to the Trustee, together with any other sums paid by borrowers that are required to be remitted;

              o   accurate and timely accounting and administration of escrow and impound accounts, if applicable;

              o   accurate and timely reporting of negative amortization amounts, if any;

              o   paying escrows for borrowers, if applicable;

              o   calculating and reporting payoffs and liquidations;

              o   maintaining an individual file for each loan; and

              o   maintaining  primary  mortgage  insurance  commitments or certificates if required,  and filing any primary  mortgage insurance claims.

Table of Fees

         The following  table  indicates  the fees expected to be paid from the cash flows from the mortgage  loans and other assets of the trust fund while the Offered Certificates are outstanding.

         The  Servicing Fee is expressed as a  percentage,  at an  annualized  rate,  applied to the  outstanding  aggregate  principal balance of the mortgage loans.

                   Item                        Fee(1)                              Paid From
               Servicing Fee              0.375% per annum            Mortgage Loan Interest Collections

         (1)  The Servicing Fee is paid on a first priority basis from  collections  allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Realization Upon Defaulted Mortgage Loans

         The  Servicer  will take such action  either as it deems to be in the best  interest of the trust,  or as is  consistent  with accepted  servicing  practices or in accordance  with  established  practices for other  mortgage  loans  serviced by the Servicer with respect to defaulted mortgage loans and foreclose upon or otherwise  comparably convert the ownership of properties  securing defaulted mortgage  loans as to which no  satisfactory  collection  arrangements  can be made.  To the  extent  set forth in the  Agreement,  the
Servicer will service the property  acquired by the trust  through  foreclosure  or  deed-in-lieu  of  foreclosure  in accordance  with procedures that the Servicer employs and exercises in servicing and  administering  mortgage loans for its own account and which are in accordance with accepted mortgage servicing  practices of prudent lending  institutions,  and Fannie Mae guidelines.  The Servicer will not be required to expend its own moneys with respect to the  restoration or to make servicing  advances with respect to such mortgaged properties  unless the Servicer has determined  that (i) such amounts would be recovered,  and (ii) it believes such  restoration  will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

         Since Insurance  Proceeds  received in connection with a mortgage loan cannot exceed  deficiency  claims and certain  expenses incurred by the Servicer,  no insurance  payments will result in a recovery to  certificateholders  which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable Net Rate.

Monthly Reports to Certificateholders

         On each  distribution  date,  the Trustee will make  available  to each  certificateholder,  the Servicer and the  Depositor a statement generally setting forth, among other information:

         (a)      the  Current  Principal  Amount or  Notional  Amount of each class of  Certificates  after  giving  effect (i) to all distributions  allocable to principal on such  distribution  date and (ii) the allocation of any Applied Realized Loss Amounts for such distribution date;

         (b)      the amount of the related  distribution to holders of each class allocable to principal,  separately  identifying (A)
the aggregate amount of any Principal  Prepayments  included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

         (c)      the  pass-through  rate for each  applicable  class of Certificates  with respect to the current Due Period,  and, if applicable, whether such pass-through rate was limited by the applicable Net Rate Cap;

         (d)      the amount of such distribution to holders of each class allocable to interest;

         (e)      the applicable accrual periods dates for calculating distributions and general distribution dates;

         (f)      the total cash flows received and the general sources thereof;

         (g)      the amount,  if any,  of fees or  expenses  accrued  and paid,  with an  identification  of the payee and the general purpose of such fees  including  the related  amount of the  Servicing  Fees paid to or retained  by the  Servicer  for the related Due
Period;

         (h)      the Interest Carry Forward Amount and any Basis Risk Shortfall Carry-forward Amount for each class of Certificates;

         (i)      with respect to each Loan Group, the aggregate of the Stated  Principal  Balance of all of the mortgage loans for the following distribution date;

         (j)      the number and outstanding  principal  balance of the mortgage loans that were Delinquent  (exclusive of any mortgage loan in  foreclosure)  (A) that are 30 to 59  days Delinquent,  (B) that  are 60  to 89 days  Delinquent,  (C) that are 90 or more days
Delinquent and (D) for which foreclosure  proceedings have been commenced,  in each case as of the close of business on the last day of the calendar month preceding such distribution  date and separately  identifying such information for the first lien mortgage loans and second lien mortgage loans;

         (k)      with respect to each Loan Group,  the amount of Monthly Advances  included in the  distribution on such  distribution date (including the general purpose of such Monthly Advances);

         (l)      with respect to each Loan Group, the cumulative amount of Applied Realized Loss Amounts to date;

         (m)      if applicable,  material  modifications,  extensions or waivers to mortgage loan terms,  fees,  penalties or payments during the preceding calendar month or that have become material over time;

         (n)      with  respect to each Loan Group and with  respect to any  mortgage  loan that was  liquidated  during the  preceding calendar month,  the loan number and aggregate  Stated  Principal  Balance of, and Realized Loss on, such mortgage loan as of the close of business on the determination date preceding such distribution date;

         (o)      with respect to each Loan Group,  the total number and principal  balance of any real estate owned or REO  Properties as of the close of business on the last day of the calendar month preceding such distribution date;

         (p)      with  respect to each Loan  Group,  the three month  rolling  average of the percent  equivalent  of a fraction,  the numerator of which is the  aggregate  Stated  Principal  Balance of the mortgage  loans that are 60 days or more  Delinquent  or are in bankruptcy or foreclosure or are REO Properties,  and the denominator of which is the aggregate Stated Principal  Balance of all of the mortgage loans in each case as of the close of business on the last day of the calendar  month  preceding  such  distribution  date and separately identifying such information for the first lien mortgage loans;

         (q)      with  respect to each Loan Group,  the  Realized  Losses  during the related Due Period and the  cumulative  Realized
Losses through the end of the preceding month;

         (r)      with respect to each Loan Group, whether a Trigger Event exists;

         (s)      updated pool composition data, including the weighted average mortgage rate and the weighted average remaining term;

         (t)      the special hazard amount,  fraud loss amount and bankruptcy  amount,  if applicable,  as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

         (u)      the amount of the distribution made on such  distribution date to the holders of the Class XP Certificates  allocable to prepayment charges; and

         (v)      the amount of the Reimbursement Amount, if any.

         The Trustee will make the monthly  statement and, at its option,  any additional  files  containing the same information in an alternative format,  available each month to  certificateholders  via the Trustee’s internet website at www.ctslink.com.  Assistance in using the website service can be obtained by calling the Trustee’s  customer  service desk at (301)  815-6600.  Parties that are unable to use the above  distribution  options are  entitled to have a paper copy mailed to them via first class mail by calling the  customer service  desk and  indicating  such.  The  Trustee  may  change  the way  monthly  statements  are  distributed  in order to make  such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K,  the  distribution  reports on Form 10-D,  the current  reports on Form 8-K and amendments to those reports filed or furnished  with respect to the trust  pursuant to section 13(a) or 15(d) of the Exchange Act which were filed by the Trustee  will be made  available  on the website of the Trustee  promptly  after such  material is  electronically  filed with,  or furnished to, the SEC. In addition,  upon request,  the Trustee will prepare and make  available to a requesting  certificateholder  of record during the previous calendar year a statement containing  information  necessary to enable  certificateholders  to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

Collection and Other Servicing Procedures and Modifications

         The Servicer  will use its  reasonable  efforts to ensure that all payments  required  under the terms and  provisions  of the mortgage  loans are collected,  and will follow  collection  procedures  comparable to the  collection  procedures of prudent  mortgage lenders servicing mortgage loans for its own account, to the extent such procedures will be consistent with the Agreement.

         In  instances  in which a  mortgage  loan is in default or if default is  reasonably  foreseeable,  and if  determined  by the
Servicer to be in the best interests of the certificateholders,  the Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications,  payment forbearances,  partial forgiveness,  entering into repayment  schedule  arrangements,  and  capitalization  of arrearages  rather than proceeding  with  foreclosure or  repossession,  if applicable.  In making that  determination,  the estimated  Realized Loss that might result if the loan were liquidated  would be taken into  account.  Modifications  may have the effect of, among other  things,  reducing the loan rate,  forgiving  payments of principal, interest or other amounts owed under the mortgage loan or contract,  such as taxes or insurance premiums,  extending the final maturity date of the loan,  capitalizing  delinquent interest and other amounts owed under the mortgage loan or contract,  or any combination of these or other  modifications.  In addition,  if the loan is not in default or if default is not reasonably  foreseeable,  the Servicer may modify the loan only to the extent set forth in the Agreement;  provided that, such  modification will not result in the imposition of taxes on any REMIC or otherwise  adversely  affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in  collections  resulting from a modification  may result in reduced  distributions  of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

         Approximately  62.86% of the group I mortgage  loans and  approximately  64.76% of the group II mortgage  loans are  assumable under some  circumstances if, in the sole judgment of the servicer,  the prospective  purchaser of a mortgaged property is creditworthy and the  security  for the  mortgage  loan is not  impaired by the  assumption.  The  remainder  of the  mortgage  loans are subject to customary due-on-sale provisions.

         Certain  mortgage  loans  contain  due-on-sale  clauses.  If a Mortgaged  Property  has been or is about to be conveyed by the
Mortgagor  and the Servicer has  knowledge  thereof,  the Servicer  will  accelerate  the maturity of the mortgage  loan, to the extent permitted by the terms of the related  mortgage  note, the terms of any primary  mortgage  insurance  policy and applicable  law. If it reasonably  believes that the due-on-sale  clause cannot be enforced under  applicable law, or would otherwise  potentially  impair any recovery under a primary mortgage  insurance  policy,  if applicable,  the Servicer in some cases with the prior consent of the Trustee
(not to be  unreasonably  withheld) may enter into an assumption  agreement  with the person to whom such property has been or is about to be conveyed,  pursuant to which such person  becomes liable under the mortgage note and the  Mortgagor,  to the extent  permitted by applicable  law,  remains  liable  thereon.  The Servicer will retain any fee  collected  for entering into an assumption  agreement as additional  servicing  compensation  to the  extent  provided  in the  Servicing  Agreement.  In regard to  circumstances  in which the
Servicer may be unable to enforce  due-on-sale  clauses,  see “Legal Aspects of Mortgage Loans” in the  prospectus.  In connection with any such  assumption,  the mortgage  rate borne by the related  mortgage  note may not be changed.  Certain  other  mortgage  loans are assumable  under some  circumstances  if, in the sole judgment of the servicer,  the prospective  purchaser of a mortgaged  property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         The Servicer will establish and maintain,  in addition to the Custodial Account described under “-The Custodial  Account,” one or more accounts  which comply with the  requirements  of the  Servicing  Agreement.  The Servicer will deposit and retain  therein all collections  from the  mortgagors  for the payment of taxes,  assessments,  insurance  premiums,  or  comparable  items as agent of the mortgagors as provided in the Servicing  Agreement.  Each of these  accounts and the  investment of deposits  therein shall comply with the requirements of the Servicing  Agreement and shall meet the  requirements of the Rating  Agencies.  Withdrawals of amounts from the
Protected Accounts may be made to effect timely payment of taxes,  assessments,  insurance premiums,  or comparable items, to reimburse the Servicer for any advances made with respect to such items, for application to restoration or repair of the Mortgaged  Property,  to refund to any  mortgagors  any sums as may be  determined  to be overages,  to pay to the  Servicer,  or to the Mortgagor to the extent required by law,  interest paid on the funds on deposit in such accounts to clear and terminate,  such accounts at or at any time after the termination of the Servicing Agreement, and to make such other withdrawals as provided in the Servicing Agreement.

         The Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

         The Servicer  will maintain and keep, or cause to be maintained  and kept,  with respect to each mortgage  loan,  other than a mortgage loan secured by a condominium  unit, in full force and effect for each Mortgaged  Property a hazard  insurance policy equal to at least the  lesser  of (i) the  Outstanding  Principal  Balance  of the  mortgage  loan or (ii) the  maximum  insurable  value of the improvements  securing such mortgage  loan, or equal to such other amount as calculated  pursuant to a similar  formulation as provided in the Servicing  Agreement,  and containing a standard or union mortgagee  clause;  provided,  however,  that the amount of the hazard insurance  may not be less than the amount  necessary  to prevent  loss due to the  application  of any  co-insurance  provision of the related policy.  Any amounts  collected by the Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged  Property or amounts released to the Mortgagor in accordance with normal  servicing  procedures)
shall be deposited in a Protected  Account.  Any cost incurred in maintaining  any such hazard  insurance  policy shall not be added to the amount  owing  under the  mortgage  loan for the  purpose of  calculating  monthly  distributions  by the  Servicer  to the Trustee notwithstanding  that the terms of the mortgage  loan so permit.  Such costs shall be  recoverable  by the Servicer out of related late payments by the Mortgagor or out of Insurance  Proceeds or Liquidation  Proceeds or any other amounts in the related Protected Account.
The right of the  Servicer  to  reimbursement  for such costs  incurred  will be prior to the right of Trustee to receive  any  related
Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

         In  general,  the  standard  form of fire and  extended  coverage  policy  covers  physical  damage to or  destruction  of the improvements on the property by fire, lightning,  explosion,  smoke,  windstorm and hail, riot, strike and civil commotion,  subject to the  conditions  and  exclusions  particularized  in each  policy.  Although  the  policies  relating  to the  mortgage  loans  will be underwritten  by different  insurers  and  therefore  will not contain  identical  terms and  conditions,  the basic terms  thereof are dictated by state law.  Such  policies  typically do not cover any physical  damage  resulting  from the  following:  war,  revolution, governmental  actions,  floods and other  water-related  causes,  earth  movement  (including  earthquakes,  landslides and mud flows), nuclear reactions,  wet or dry rot, vermin, rodents,  insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Since the amount of hazard  insurance to be  maintained  on the  improvements  securing the mortgage  loans may decline as the principal balances owing thereon decrease,  and since residential  properties have historically  appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property  securing a mortgage loan is located at the time of origination,  or at such other time as set forth in the
Servicing  Agreement,  in a federally designated flood area, the Servicer will cause with respect to such mortgage loan flood insurance to the extent  available and in accordance  with industry  practices to be maintained.  Such flood insurance will be in an amount equal to the lesser of (i) the  Outstanding  Principal  Balance of the related  mortgage loan and (ii) the minimum amount  required under the terms of  coverage to  compensate  for any damage or loss on a  replacement  cost basis,  or equal to such other  amount as  calculated pursuant to a similar  formulation  as provided in the  Servicing  Agreement,  but not more than the maximum  amount of such  insurance available for the related  Mortgaged  Property under either the regular or emergency  programs of the National Flood Insurance  Program
(assuming that the area in which such Mortgaged Property is located is participating in such program).

         The  Servicer,  on behalf of the Trustee and  Certificateholders,  will  present  claims to the insurer  under any  applicable hazard insurance policy.  If the Servicer obtains and maintains a blanket hazard insurance policy,  the Servicer is required to deposit in a Protected Account the amount not otherwise payable due to such deductible under such blanket hazard insurance policy.

Evidence as to Compliance

         The  Agreement  will provide that on or before  March 15 of each year,  beginning  with the first year after the year in which the Cut-off Date occurs,  each party  participating  in the  servicing  function  will provide to the  Servicer,  the Depositor and the
Trustee a report on an assessment of compliance with the minimum servicing  criteria  established in Item 1122(a) of Regulation AB (the
“AB Servicing  Criteria”).  The AB Servicing  Criteria include specific  criteria  relating to the following areas:  general  servicing considerations,  cash collection and administration,  investor remittances and reporting,  and pool-asset  administration.  Such report will indicate  that the AB Servicing  Criteria  were used to test  compliance  on a platform  level basis and will set out any material instances of noncompliance.

         The Agreement  will also provide that each party  participating  in the servicing  function will deliver to the Servicer,  the
Depositor and the Trustee along with its report on assessment of compliance,  an attestation  report from a firm of independent  public accountants on the assessment of compliance with the AB Servicing Criteria.

         The  Agreement  will also  provide  for  delivery  on or before  March 15 of each year,  of a  separate  annual  statement  of compliance from each party  participating  in the servicing  function to the effect that, to the best knowledge of the signing officer, such party has fulfilled in all material  respects its obligations under the Agreement or related  servicing  agreement  throughout the preceding  year or, if there has been a material  failure in the  fulfillment of any such  obligation,  the statement will specify such failure and the nature and status  thereof.  This statement may be provided as a single form making the required  statements as to more than one Agreement or related servicing agreement.

         Copies of the annual reports of assessment of compliance,  attestation  reports,  and statements of compliance may be obtained by  certificateholders  without  charge upon written  request to the Servicer at the address of the Servicer set forth above under “The
Servicer.”  These items will be filed with the Issuing  Entity’s  annual report on Form 10-K, to the extent  required under  Regulation
AB.

The Custodial Account

         The Servicer will establish and maintain in the name of the Trustee,  for the benefit of the  certificateholders,  an account, referred to herein as the  Custodial  Account,  into which it will  deposit  daily all  collections  of  principal  and interest on any mortgage  loans,  including  but not  limited  to  Principal  Prepayments,  Insurance  Proceeds,  Liquidation  Proceeds  (less  amounts reimbursable  to the Servicer out of Liquidation  Proceeds in accordance  with the  Agreement),  the Repurchase  Price for any mortgage loans  repurchased  and  Monthly  Advances  made from the  Servicer’s  own funds (less the  Servicing  Fee) and  Compensating  Interest
Payments.  The amount at any time  credited to the  Custodial  Account,  if  invested,  shall be invested in the name of the Trustee in permitted  investments  selected by the Servicer.  The Servicer will be entitled to any amounts earned on permitted  investments in the
Custodial  Account.  The Servicer will also deposit into the  Custodial  Account any amounts  required to be deposited  with respect to losses on Permitted  Investments and any other amounts  received by the Servicer and required to be deposited in the Custodial  Account pursuant to the Agreement.  The Custodial  Account and amounts at any time credited  thereto shall comply with the  requirements of the
Agreement and shall meet the requirements of the Rating Agencies.

The Distribution Account

         The Trustee shall establish and maintain in the name of the Trustee,  for the benefit of the  certificateholders,  an account, referred to herein as the Distribution  Account,  into which on the second Business Day prior to each distribution  date, all available funds in the  Custodial  Account  for such  distribution  date will be  transferred  by the  Servicer.  All  amounts  deposited  to the
Distribution  Account shall be held in the name of the Trustee in trust for the benefit of the  certificateholders  in accordance  with the terms and  provisions  of the  Agreement.  The amount at any time  credited to the  Distribution  Account,  if  invested,  shall be invested in the name of the Trustee in  permitted  investments  selected by the  Trustee.  The Trustee  will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

         On each  distribution  date, the Trustee shall pay the  certificateholders  in accordance  with the provisions set forth under
“Description of the Certificates-Distributions on the Certificates” herein.

The Reserve Fund

         The Trustee shall establish and maintain,  for the benefit of the holders of the Group II Offered  Certificates,  Class II-B-5
Certificates  and Class  II-B-IO  Certificates,  an account,  referred to herein as the Reserve Fund,  into which on each  distribution date,  amounts  received  under each Cap Contract  will be  deposited in  accordance  with the  provisions  as set forth under “The Cap
Contracts” in this  prospectus  supplement.  The amount at any time on deposit in the Reserve Fund held in trust for the benefit of the
Group II Offered  Certificates,  Class II-B-5  Certificates  and Class II-B-IO  Certificates,  shall be held either (i) uninvested in a trust or deposit  account of the Trustee with no liability  for interest or other  compensation  thereon or (ii)  invested in permitted investments  that mature no later than the Business Day prior to the next  succeeding  distribution  date. Any losses on such permitted investments  shall not in any case be a  liability  of the  Trustee  but an  amount  equal to such  losses  shall be given by the Class
II-B-IO  Certificateholders  to the Trustee out of such  Certificateholders’  own funds  immediately  as  realized,  for deposit by the
Trustee into the Reserve Fund.

         On each  distribution  date,  amounts held in the Reserve Fund for the benefit of the Group II Certificates  will be allocated to the Group II Offered  Certificates  and the Class II-B-5  Certificates,  to the extent of amounts  available for  distribution  with respect to the related Loan Group in the Reserve Fund,  in accordance  with the  provisions  set forth with respect  thereto under “The
Cap Contracts” in this prospectus supplement.

Voting Rights

         Voting  rights  of the trust in  general  will be  allocated  among the  classes  of  certificates  (other  than the  Residual
Certificates) as set forth in the Agreement.

Termination

         The  obligations  of the Trustee and the Servicer  created by the Agreement will terminate upon (i) the later of the making of the final  payment or other  liquidation  or any advance  with  respect  thereto,  of the last  mortgage  loan  subject  thereto or the disposition of all property  acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans,  (ii)
the payment to  certificateholders  of all amounts  required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the  direction of the Depositor or its designee of all of the mortgage  loans and all related REO Property in the trust,  as further discussed below.

         On any distribution  date on which the aggregate  Stated  Principal  Balance of the group I mortgage loans is less than 10% of the aggregate  Stated Principal  Balance of the group I mortgage loans as of the Cut-off Date or aggregate Stated Principal  Balance of the group II  mortgage  loans is less than 10% of the  aggregate  Stated  Principal  Balance of the group II  mortgage  loans as of the
Cut-off  Date,  the  Depositor or its  designee,  may  repurchase  from the trust all of the  mortgage  loans in the related Loan Group remaining  outstanding and any REO Property  remaining in the trust at a purchase price equal to the sum of, without  duplication,  (a)
the unpaid principal  balance of the mortgage loans in the related Loan Group (other than mortgage loans related to REO Property),  net of the principal  portion of any  unreimbursed  Monthly  Advances  relating to the mortgage loans in the related Loan Group made by the purchaser,  plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including,  the first day of the month of  repurchase,  (b) the  appraised  value of any related REO  Property,  less the good faith  estimate of the Servicer of  liquidation expenses to be  incurred  in  connection  with its  disposal  thereof  (but not more than the unpaid  principal  balance of the related mortgage loan,  together with accrued but unpaid interest on that balance at the applicable  mortgage rate, but not including the first day of the month of repurchase),  (c) unreimbursed  out-of-pocket costs of the Servicer related to the applicable Loan Group, including unreimbursed  servicing  advances and the principal portion of any unreimbursed  Monthly  Advances,  made on the related mortgage loans prior to the exercise of such  repurchase and (d) any  unreimbursed  costs and expenses of the Trustee  related to the applicable  Loan
Group  payable  in  accordance  with the terms of the  Agreement.  Such  person  exercising  this  right,  if not the  Depositor  or an affiliate,  shall be deemed to represent that one of the following will be true and correct:  (i) the exercise of such option shall not result in a  non-exempt  prohibited  transaction  under  ERISA or  Section  4975 of the Code or (ii) such  person is (A) not a party in interest with respect to any Plan and (B) is not a "benefit plan  investor"  (other than a plan sponsored or maintained by such person, provided  that no assets of such plan are  invested  or deemed to be  invested  in the  certificates).  If the  holder of the option is unable to exercise such option by reason of the preceding  sentence,  then the Depositor may exercise such option.  Any such repurchase will result in the  retirement of all of the  certificates  and  termination  of the trust.  The trust may also be  terminated  and the
Certificates may be retired on any distribution  date upon the Depositor’s  determination,  based upon an opinion of counsel,  that the status of the trust  fund as a REMIC  has been  lost or that a  substantial  risk  exists  that such  status  will be lost for the then current  taxable year. In no event will the trust created by the Agreement  continue  beyond the  expiration of 21 years from the death of the survivor of the persons named in the Agreement.  See “The Agreements-Termination; Retirement of Securities” in the prospectus.

                                                    FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Offered  Certificates,  Orrick,  Herrington & Sutcliffe LLP,  counsel to the Depositor,  will deliver its opinion generally to the effect that,  assuming  compliance with all provisions of the Agreement,  for federal income tax purposes, each REMIC  election made by the trust fund will qualify as a REMIC under the Internal  Revenue Code of 1986, or the Code.  The Offered
Certificates  will represent  ownership of regular interests in a REMIC coupled,  except in the case of the Class X Certificates,  with certain  rights to the  payment of amounts in respect of Basis Risk  Shortfalls  and,  in the case of the Group I Offered  Certificates
(other than the Class X  Certificates),  amounts in respect of  interest  accrued at a  pass-through  rate in excess of the related net rate cap calculated  using the maximum Coupon Strip Rate instead of the actual Coupon Strip Rate, if applicable  ("Excess  Coupon Strip
Amount"),  and are  herein  referred  to as the  “Regular  Certificates”  or the “REMIC  Regular  Certificates.”  Each of the  Residual
Certificates  will  be  designated  as the  residual  interest  in the  related  REMIC  and are  herein  referred  to as the  “Residual
Certificates” or the “REMIC Residual  Certificates”.  All  certificateholders  are advised to see “Federal Income Tax  Consequences” in the prospectus for a discussion of the anticipated  federal income tax  consequences of the purchase,  ownership and disposition of the
REMIC  Regular  Certificates  and the REMIC  Residual  Certificates.  Holders  of the  Offered  Certificates  should see  “Special  Tax
Considerations Applicable to the Class A Certificates and Class B Certificates” in this prospectus supplement.

         The portions of the Regular  Certificates  that represent  ownership of regular interests in a REMIC generally will be taxable as debt obligations under the Code and interest paid or accrued on that portion of the Regular  Certificates,  including original issue discount with respect to any Regular  Certificates  issued with  original  issue  discount,  will be taxable to  certificateholders  in accordance with the accrual method of accounting,  regardless of their usual method of accounting.  It is anticipated that, for federal income tax purposes,  some or all of the Regular  Certificates  may be issued with original  issue  discount.  See “Federal  Income Tax
Consequences-Taxation  of Classes of  Exchangeable  Securities-Tax  Accounting  for  Exchangeable  Securities” in the  prospectus.  The
Internal  Revenue Service  referred to herein as the IRS, has issued OID regulations  under Sections 1271 to 1275 of the Code generally addressing  the treatment of debt  instruments  issued with original  issue  discount  referred to herein as the OID  Regulations.  All purchasers  of REMIC Regular  Certificates  are urged to consult  their tax advisors for advice  regarding  the effect,  in any, of the original issue discount  provisions and regulations on the purchase of the Regular  Certificates.  The prepayment  assumption that will be used in  determining  the rate of accrual of original  issue  discount  with  respect to the Regular  Certificates  is 25% CPR.  The prepayment  assumption  represents a rate of payment of unscheduled  principal on a pool of mortgage loans,  expressed as an annualized percentage  of the  outstanding  principal  balance  of such  mortgage  loans  at the  beginning  of each  period.  See  “Yield  on the
Certificates-Weighted  Average  Life”  herein  for  a  description  of  the  prepayment  assumption  model  used  herein.  However,  no representation is made as to the rate at which prepayments actually will occur.

         In certain  circumstances  the OID  Regulations  permit the holder of a debt  instrument to recognize  original issue discount under a method  that  differs  from  that  used by the  Issuing  Entity.  Accordingly,  it is  possible  that the  holder  of a Regular
Certificate  may be able to select a method for  recognizing  original  issue  discount  that  differs from that used by the Trustee in preparing reports to the certificateholders and the IRS.

         Certain  classes of the  Regular  Certificates  may be treated  for  federal  income tax  purposes  as having been issued at a premium.  Whether any holder of such a class of certificates  will be treated as holding a certificate  with  amortizable  bond premium will depend on such  certificateholder's  purchase price and the distributions  remaining to be made on such certificate at the time of its  acquisition by such  certificateholder.  Holders of such classes of certificates  should consult their tax advisors  regarding the possibility of making an election to amortize such premium.  See “Federal Income Tax  Consequences-Taxation  of Classes of Exchangeable
Securities-Tax Accounting for Exchangeable Securities” in the prospectus.

Special Tax Considerations Applicable to the Class A Certificates and Class B Certificates

         All holders of the Class A  Certificates  and Class B  Certificates  will be entitled to amounts paid in respect of Basis Risk
Shortfall  Carryforward  Amounts  from  excess  cash flow and, in the case of the Class I-A  Certificates  and Class I-B  Certificates,
Excess Coupon Strip Amounts,  if any.  Accordingly,  holders of the Class A Certificates  and Class B Certificates  will be treated for federal  income tax  purposes  as owning a regular  interest  in a REMIC and a  beneficial  ownership  interest in the right to receive payments of Basis Risk  Shortfall  Carryforward  Amounts  and, in the case of the Class I-A  Certificates  and Class I-B  Certificates,
Excess Coupon Strip Amounts,  if any,  which are not included in any REMIC.  The treatment of amounts  received by a  Certificateholder with respect to such  Certificateholder's  right to receive Basis Risk Shortfall  Carry-forward  Amounts as a result of the application of the Net Rate Cap or Excess Coupon Strip  Amounts,  if any, will depend upon the portion of such  Certificateholder's  purchase price allocable thereto.  Under the REMIC regulations,  each  Certificateholder of a Class A Certificate or Class B Certificate must allocate its purchase price for its  Certificate  between its undivided  interest in the related REMIC regular  interest and its interest in the right to receive  payments  from the reserve fund in respect of any Basis Risk  Shortfall  Carry-forward  Amounts  and, if  applicable,
Excess Coupon Strip Amounts,  if any in accordance  with the relative fair market values of each property  right.  Such allocation will be used for,  among other  things,  purposes of computing  any original  issue  discount,  market  discount or premium,  as well as for determining  gain or loss on  disposition.  No  representation  is or will be  made as to the  relative  fair  market  values  thereof.
Generally,  payments  made to  Certificates  with respect to any Basis Risk  Shortfall  Carry-forward  Amounts and Excess  Coupon Strip
Amounts,  if any, will be included in income based on, and the purchase  price  allocated to such  property  rights may be amortized in accordance with, the regulations  relating to notional principal contracts.  In the case of non-corporate  holders, the amortization of the purchase price may be subject to limitations  as an itemized  deduction,  and may not be useable at all, if the taxpayer is subject to the  alternative  minimum tax.  However,  regulations  have been proposed that modify the taxation of notional  principal  contracts that contain contingent  nonperiodic  payments.  As the application of such regulations (i.e.,  whether they apply, and if so, how they apply) are, at this time,  unclear,  holders of the Class A  Certificates  and Class B  Certificates  should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

Characterization of the Offered Certificates

         We make no  representation  on whether the Offered  Certificates  (or what, if any,  portion  thereof) will  constitute  "real estate assets" or whether the interest (or any portion)  thereon will be considered  "interest on  obligations  secured by mortgages on real property",  in each case for real estate  investment  trusts,  or REITs.  In addition,  we make no  representation  on whether the
Offered  Certificates (or what, if any, portion thereof) will constitute a "regular  interest in a REMIC" under section  7701(a)(19)(C)
for purposes of domestic building and loan associations.

Backup Withholding

         Pursuant to the  Agreement,  the Trustee will (i) deliver or cause to be delivered a United States  Internal  Revenue  Service
Form W-9 for the Trust or successor  applicable form, or other appropriate  United States tax forms as may be reasonably  required,  to the Cap  Counterparty  on or before  the  first  payment  date  under the Cap  Contracts  and  thereafter  prior to the  expiration  or obsolescence  of such  form,  and (ii)  request  each  Class  II-B-IO  Certificateholder,  as  required  by the  Agreement,  to provide certification  reasonably  acceptable to the Trustee to enable the Trust to make  payments on  the Class II-B-IO  Certificates  without
U.S.  federal backup  withholding and (iii) as authorized by the Class II-B-IO  Certificateholders,  deliver such  certification to the
Cap Counterparty  upon request.  If the above  obligations are satisfied,  under current law, no U.S. federal backup  withholding taxes will  be  required  to be  deducted  or  withheld  from  payments  by  the  Cap  Counterparty  to  the  Trust.  If  any  Class  II-B-IO
Certificateholder  fails to provide the forms required by clause (ii) above,  amounts otherwise  payable by the Cap Counterparty  under the Cap Contracts may be reduced on account of taxes withheld by the Cap Counterparty and/or the Trustee.

Penalty Protection

         If penalties were asserted  against  purchasers of the  Certificates  offered  hereunder in respect of their  treatment of the
Certificates for tax purposes,  the summary of tax considerations  contained and the opinions stated,  herein and in the prospectus may not meet the  conditions  necessary for  purchasers’  reliance on that summary and those  opinions to exculpate  them from the asserted penalties.

                                                        METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting  agreement,  the Offered  Certificates,  are being purchased from the  Depositor  by the  Underwriter  upon  issuance.  The  Underwriter  is an  affiliate of the  Depositor  and BSRM.  The Offered
Certificates  will be offered by the Underwriter  (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated  transactions  or otherwise at varying  prices to be  determined at the time of sale.  Proceeds to the Depositor are expected to be  approximately  100.28% of the aggregate  principal  balance of the Offered  Certificates,  as of the Cut-off Date, plus accrued interest  thereon,  but before deducting  expenses payable by the Depositor in connection with the Offered  Certificates  which are estimated to be  approximately  $2,270,000.  The  Depositor  will  indemnify the  Underwriter  against  certain civil  liabilities, including  liabilities under the Securities Act of 1933, as amended,  or will contribute to payments the Underwriter may be required to make in respect thereof.

         The  Underwriter may effect these  transactions by selling the  underwritten  certificates  to or through  dealers,  and those dealers may receive compensation in the form of underwriting  discounts,  concessions or commissions from the underwriter for whom they act as  agent.  In  connection  with  the sale of the  underwritten  certificates,  the  Underwriter  may be  deemed  to have  received compensation  from the Depositor in the form of underwriting  compensation.  The Underwriter and any dealers that  participate with the underwriters  in the  distribution of the related  underwritten  certificates  may be deemed to be  underwriters  and any profit on the resale of the  underwritten  certificates  positioned  by them may be deemed to be  underwriting  discounts and  commissions  under the
Securities Act.

         There is currently no secondary market for the  certificates  and no assurances are made that such a market will develop.  The
Underwriter  intends to  establish  a market in the Offered  Certificates,  but is not  obligated  to do so. Any such  market,  even if established, may or may not continue.

                                                           SECONDARY MARKET

         There is currently no secondary market for the  Certificates  and no assurances are made that such a market will develop.  The
Underwriter  intends to  establish  a market in the Offered  Certificates,  but is not  obligated  to do so. Any such  market,  even if established, may or may not continue.

         The primary source of information  available to investors  concerning the Offered  Certificates will be the monthly statements discussed in this prospectus supplement under “The Pooling and Servicing  Agreement-Monthly Reports to Certificateholders,”  which will include  information as to the Current  Principal  Amount of the Offered  Certificates  and the status of the applicable form of credit enhancement.  There can be no assurance that any additional  information  regarding the Offered  Certificates will be available through any other  source.  In  addition,  the  Depositor  is not  aware of any  source  through  which  price  information  about the  Offered
Certificates  will be generally  available on an ongoing basis.  The limited nature of information  regarding the Offered  Certificates may  adversely  affect the  liquidity of the Offered  Certificates,  even if a secondary  market for the Offered  Certificates  becomes available.

                                                             LEGAL MATTERS

         Legal  matters  relating to the Offered  Certificates  will be passed upon for the Depositor  and the  Underwriter  by Orrick,
Herrington & Sutcliffe LLP, New York, New York.

                                                           LEGAL PROCEEDINGS

         There are no material  legal  proceedings  pending  against the  Depositor,  the Trustee,  the Issuing  Entity,  BSRM, the Cap
Counterparty or the Custodian,  or with respect to which the property of any of the foregoing  transaction parties is subject, that are material  to  the  certificateholders.  No  legal  proceedings  against  any  of the  foregoing  transaction  parties  is  known  to be contemplated by governmental  authorities,  that are material to the  certificateholders.  We refer you to “The Sponsor” and “Servicing of the Mortgage Loans-The Servicer” for a description of the legal proceedings against the Sponsor and the Servicer.

                                         AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor,  the Issuing  Entity,  the  underwriter,  BSRM, ABN AMRO Bank N.V., the Servicer and the Depositor are affiliated parties.  The  Custodian  and the Trustee are the same entity.  There are no  affiliations  between the  Sponsor,  the  Depositor,  the underwriter,  BSRM,  the Servicer or the Issuing Entity and any of the Trustee,  the Cap  Counterparty  or the Custodian.  There are no
affiliations  among the Trustee and any 10%  concentration  originator,  the Cap  Counterparty or the Servicer.  There are currently no business  relationships,  agreements,  arrangements,  transactions or  understandings  between (a) the Sponsor,  the Depositor,  or the
Issuing Entity and (b) any of the parties  referred to in the preceding  sentence,  or any of their  respective  affiliates,  that were entered into outside the normal  course of business or that contain  terms other than would be obtained in an arm’s length  transaction with an unrelated  third party and that are material to the  investor's  understanding  of the  certificates,  or,  except as disclosed herein, that relate to the certificates or the pooled assets. No such business  relationship,  agreement,  arrangement,  transaction or understanding  has  existed  during the past two  years,  other  than as  described  under “The  Pooling  and  Servicing  Agreement-The
Custodian” herein.

                                                                RATINGS

         It is a  condition  to the  issuance  of each class of Offered  Certificates  that it  receives at least the ratings set forth below from S&P and Moody’s.

                                                                 Rating
                               Class                     S&P              Moody’s
                   Class I-A-1                           AAA                Aaa
                   Class I-A-2                           AAA                Aaa
                   Class I-A-3                           AAA                Aaa
                   Class I-X                             AAA                Aaa
                   Class II-A-1                          AAA                Aaa
                   Class II-A-2                          AAA                Aaa
                   Class II-A-3                          AAA                Aaa
                   Class I-B-1                           AA+                Aaa
                   Class I-B-2                            AA                Aa1
                   Class I-B-3                           AA-                Aa1
                   Class I-B-4                            A+                Aa2
                   Class I-B-5                            A                 Aa3
                   Class I-B-6                            A-                A1
                   Class I-B-7                           BBB+               A3
                   Class I-B-8                           BBB               Baa2
                   Class I-B-9                           BBB-              Baa3
                   Class II-B-1                           AA                Aaa
                   Class II-B-2                           A                 Aa3
                   Class II-B-3                          BBB                A3
                   Class II-B-4                          BBB-              Baa1

         The ratings  assigned by S&P and Moody’s to mortgage  pass-through  certificates  address the likelihood of the receipt of all distributions on the mortgage loans by the related  certificateholders  under the agreements  pursuant to which such  certificates were issued.  S&P’s and Moody’s  ratings take into  consideration  the credit  quality of the related  mortgage  pool,  structural and legal aspects  associated  with such  certificates  and the extent to which the  payment  stream in the  mortgage  pool is  adequate  to make payments  required under such  certificates.  S&P’s and Moody’s ratings on such  certificates do not,  however,  constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings of the Rating  Agencies do not address the  possibility  that, as a result of Principal  Prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

         The ratings  assigned to the Offered  Certificates  should be evaluated  independently  from similar ratings on other types of securities.  A rating is not a recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The  Depositor  has not requested a rating of the Offered  Certificates  by any rating agency other than the Rating  Agencies.
However,  there can be no assurance as to whether any other rating agency will rate the Offered  Certificates  or, in such event,  what rating would be assigned to the Offered  Certificates by such other rating agency.  The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

         The fees paid by the  Depositor  to the  Rating  Agencies  at closing  include a fee for  ongoing  surveillance  by the Rating
Agencies  for so long as any Offered  Certificates  are  outstanding.  However,  the Rating  Agencies  are under no  obligation  to the
Depositor to continue to monitor or provide a rating on the Offered Certificates.

                                                           LEGAL INVESTMENT

         The Offered  Certificates  (other than the Class I-B-4,  Class  I-B-5,  Class I-B-6,  Class I-B-7,  Class I-B-8,  Class I-B-9,
Class II-B-2,  Class II-B-3 and Class II-B-4  Certificates) will constitute “mortgage related securities” for purposes of the Secondary
Mortgage  Market  Enhancement  Act of 1984  referred  to  herein as SMMEA so long as they are  rated in one of the two  highest  rating categories by a nationally  recognized  statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA,  subject to state laws overriding  SMMEA.  Certain states have enacted  legislation  overriding the legal investment  provisions of SMMEA.  It is not  anticipated  that the Class I-B-4,  Class I-B-5,  Class I-B-6,  Class I-B-7,  Class I-B-8,
Class I-B-9,  Class II-B-2,  Class II-B-3 and Class II-B-4  Certificates  will be rated in one of the two highest rating categories and therefore will not constitute  “mortgage related  securities” for purposes of SMMEA. The Class I-B-4,  Class I-B-5,  Class I-B-6, Class
I-B-7,  Class I-B-8,  Class I-B-9,  Class II-B-2,  Class II-B-3 and Class II-B-4  Certificates  are referred to herein as the Non-SMMEA
Certificates.  The appropriate  characterization  of the Non-SMMEA  Certificates  under various legal investment  restrictions and thus the  ability  of  investors  subject  to  these  restrictions  to  purchase  Non-SMMEA  Certificates,  may be  subject  to  significant interpretative uncertainties.

         The Office of Thrift  Supervision  referred to herein as the OTS has issued  Thrift  Bulletins  73a,  entitled  “Investing  in
Complex  Securities”  referred to herein as TB 73a,  which is  effective  as of December  18, 2001 and applies to savings  associations regulated by the OTS and 13a, entitled “Management of Interest Rate Risk,  Investment  Securities and Derivatives  Activities” referred to herein as TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

         One of the  primary  purposes  of TB 73a is to require  savings  associations,  prior to taking any  investment  position,  to determine that the investment  position meets  applicable  regulatory and policy  requirements  (including  those set forth TB 13a (see below))  and  internal  guidelines,  is  suitable  for the  institution  and is safe and sound.  The OTS  recommends,  with  respect to purchases of specific  securities,  additional  analysis,  including,  among  others,  analysis of repayment  terms,  legal  structure, expected  performance of the issuer and any underlying assets as well as analysis of the effects of payment  priority,  with respect to a security  which is divided into separate  tranches with unequal  payments and  collateral  investment  parameters,  with respect to a security that is prefunded or involves a revolving  period.  TB 73a  reiterates the OTS's due diligence  requirements  for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable  regulatory  requirements, the savings  association's  investment  practices will be subject to criticism and the OTS may require  divestiture of such securities.
The OTS also  recommends,  with respect to an  investment  in any “complex  securities,”  that  savings  associations  should take into account  quality  and  suitability,  interest  rate risk and  classification  factors.  For the  purposes of each of TB 73a and TB 13a,
“complex  security”  includes among other things any  collateralized  mortgage  obligation or real estate mortgage  investment  conduit security,  other than any “plain  vanilla”  mortgage  pass-through  security  (that is,  securities  that are part of a single class of securities in the related pool that are non-callable  and do not have any special  features).  Accordingly,  all classes of the Offered
Certificates would likely be viewed as “complex  securities.” With respect to quality and suitability  factors, TB 73a warns (i) that a savings  association's  sole  reliance  on outside  ratings  for  material  purchases  of complex  securities  is an unsafe and unsound practice,  (ii) that a savings  association  should  only use  ratings and  analyses  from  nationally  recognized  rating  agencies in conjunction  with and in validation  of, its own  underwriting  processes and (iii) that it should not use ratings as a substitute  for its own thorough  underwriting  analyses.  With respect the interest  rate risk factor,  TB 73a  recommends  that savings  associations should follow the guidance set forth in TB 13a.

         One of the primary  purposes of TB 13a is to require  thrift  institutions,  prior to taking any investment  position,  to (i)
conduct a pre-purchase  portfolio sensitivity analysis for any “significant  transaction” involving securities or financial derivatives and (ii) conduct a  pre-purchase  price  sensitivity  analysis of any “complex  security” or financial  derivative.  The OTS recommends that while a thrift institution should conduct its own in-house  pre-acquisition  analysis,  it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of  “complex  securities  with high price  sensitivity”  be limited to  transactions  and  strategies  that lower a thrift institution's  portfolio  interest rate risk. TB 13a warns that  investment in complex  securities by thrift  institutions  that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors  whose  investment  activities  are subject to legal  investment  laws and  regulations  or to review by certain regulatory  authorities may be subject to restrictions on investment in the Certificates.  Any such institution  should consult its own legal advisors in determining  whether and to what extent there may be restrictions on its ability to invest in the  Certificates.  See
“Legal Investment Matters” in the prospectus.

                                                         ERISA CONSIDERATIONS

         Fiduciaries of employee  benefit plans subject to Title I of the Employee  Retirement  Income Security Act of 1974, as amended
(referred to herein as ERISA),  should consider the ERISA fiduciary  investment  standards before authorizing an investment by any such plan in the Certificates.  In addition,  fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other  retirement  arrangements  that  are not  subject  to Title I of ERISA  but are  subject  to  Section  4975 of the Code  (such as individual  retirement  accounts and Keogh plans  covering only a sole  proprietor or partners) or any entity whose  underlying  assets include  plan  assets by reason of a plan or  account  investing  in such  entity,  including  an  insurance  company  general  account
(collectively  referred to herein as Plan(s)),  should  consult  with their legal  counsel to determine  whether an  investment  in the
Certificates  will cause the assets of the Trust  (referred to herein as Trust  Assets) to be  considered  plan assets  pursuant to the plan asset  regulations  set forth at 29 C.F.R.  § 2510.3-101,  as modified by Section  3(42) of ERISA  (referred to herein as the Plan
Asset  Regulations),  thereby subjecting the Plan to the prohibited  transaction rules with respect to the Trust Assets and the Trustee or the  Servicer to the  fiduciary  investments  standards of ERISA or cause the excise tax  provisions  of Section 4975 of the Code to apply to the Trust  Assets,  unless an  exemption  granted by the United  States  Department  of Labor  (referred to herein as the DOL)
applies to the purchase, sale, transfer or holding of the Certificates.

         The DOL has issued  Prohibited  Transaction  Exemption  90-30 (as most recently  amended by Prohibited  Transaction  Exemption
2002-41)  (referred  to  herein  as the  Underwriter’s  Exemption)  to the  Underwriter  which is  expected  to  apply  to the  Offered
Certificates  (other than the Residual  Certificates)  if the conditions  described  below are satisfied.  However,  the  Underwriter’s
Exemption  contains a number of  conditions  which must be met for the  exemption to apply,  including  the  requirements  that (i) the investing  Plan must be an  “accredited  investor”  as defined  in Rule  501(a)(1)  of  Regulation  D of the  Securities  and  Exchange
Commission  under the Securities Act and (ii) the Offered  Certificates  be rated at least “BBB-” (or its  equivalent) by Fitch Inc. or
Fitch, S&P or Moody’s,  at the time of the Plan’s purchase,  provided that no Mortgage Loan has an LTV in excess of 100% on the Closing
Date. See “ERISA  Considerations” in the prospectus.  The DOL amended the Underwriter’s  Exemption in Prohibited  Transaction Exemption
2002-41  (67 Fed.  Reg.  54487,  September  22,  2002) to allow the  Trustee  to be  affiliated  with the  underwriter  in spite of the restriction in PTE 2000-58 to the contrary.

         The Underwriter’s  Exemption is expected to apply to the Subordinate  Certificates (other than the Class II-B-5  Certificates)
if the conditions  described above are satisfied.  Therefore,  each beneficial owner of a Subordinate  Certificate  (other than a Class
II-B-5  Certificate)  or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition  or holding of that
Certificate  or interest  therein,  that  either (i) that  Certificate  was rated at least  “BBB-” at the time of  purchase,  (ii) such beneficial  owner is not a benefit plan  investor or (iii) (1) it is an insurance  company,  (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance  company general  account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any  Subordinate  Certificate or any interest  therein is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next  preceding  permitted  beneficial  owner will be treated as the  beneficial  owner of that  Subordinate
Certificate,  retroactive to the date of transfer to the purported  beneficial owner. Any purported  beneficial owner whose acquisition or holding of that  Certificate or interest  therein was effected in violation of the conditions  described in the preceding  paragraph shall  indemnify and hold harmless the Depositor,  the Trustee,  the Servicer,  any  subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before  purchasing  an Offered  Certificate,  a fiduciary of a Plan should  itself  confirm that the  Certificate  constitutes
“securities” for purposes of the Underwriter’s  Exemption and that the specific and general  conditions of the Underwriter’s  Exemption and the other requirements set forth in the Underwriter’s  Exemption would be satisfied.  The Residual  Certificates do not satisfy the requirements of the Underwriter’s Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plans.

         Any Plan  fiduciary  that proposes to cause a Plan to purchase a Certificate  should  consult with its counsel with respect to the potential  applicability  to such investment of the fiduciary  responsibility  and prohibited  transaction  provisions of ERISA and
Section 4975 of the Code to the proposed  investment.  For further information  regarding the ERISA  considerations of investing in the
Certificates, see “ERISA Considerations” in the prospectus.

         A  governmental  plan, as defined in Section  3(32) of ERISA,  is not subject to Title I of ERISA or Section 4975 of the Code.
However,  such  governmental  plan may be  subject to  Federal,  state and local law,  which is, to a material  extent,  similar to the fiduciary  provisions of Title I of ERISA. A fiduciary of a governmental  plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards.

         The sale of any  Certificates to a Plan is in no respect a  representation  by the Underwriter  that such an investment  meets all relevant legal  requirements  with respect to investments by Plans  generally or any particular  Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                                               INCORPORATION OF INFORMATION BY REFERENCE

         There are  incorporated  into this  prospectus  supplement  by  reference  all  documents,  including  but not  limited to the financial  statements  and reports filed or caused to be filed or  incorporated  by reference by the depositor  with respect to a trust fund pursuant to the  requirements  of Sections  13(a) or 15(d) of the Exchange Act,  prior to the  termination  of the offering of the
Offered  Certificates  of the  related  series;  provided,  however,  this  prospectus  supplement  and any related  prospectus  do not incorporate by reference the Issuing Entity's annual reports filed on Form 10-K with respect to a trust fund.

         The  Depositor  will  provide or cause to be provided  without  charge to each person to whom this  prospectus  supplement  is delivered in connection with the offering of one or more classes of Offered  Certificates,  upon written or oral request of the person, a copy of any or all the reports  incorporated in this prospectus  supplement,  in each case to the extent the reports relate to one or more of such classes of the Offered  Certificates,  other than the  exhibits to the  documents,  unless the  exhibits are  specifically incorporated by reference in the documents.  Requests should be directed in writing to Structured  Asset Mortgage  Investments II Inc.,
383 Madison Avenue, New York, New York 10179,  Attention:  Secretary,  or by telephone at (212) 272-2000.  The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                                               GLOSSARY

         Below are  abbreviated  definitions  of  significant  capitalized  terms used  herein.  Capitalized  terms used herein but not defined herein shall have the meanings assigned to them in the prospectus.

Actual Monthly  Payments - For any mortgage loan and each Due Period,  the actual monthly  payments of principal and interest  received during such month on such mortgage loan.

Adjusted Rate Cap - With respect to the Class I-A Certificates and Class I-B  Certificates,  each distribution date and the related Due
Period,  the sum of (i) the  scheduled  Monthly  Payments  owed on the group I  mortgage  loans for such Due  Period  less the  related
Servicing Fees and (ii) the related Actual Monthly  Payments  received in excess of such  scheduled  Monthly  Payments,  expressed as a per annum rate  calculated on the basis of the aggregate  Stated  Principal  Balance of the group I mortgage  loans for such Due Period and further  reflecting  the accrual of interest on an  actual/360  basis,  minus the sum of (a) the interest  payable to the Class I-X
Certificates  and (b) the Coupon  Strip with  respect to Loan Group I, if any,  payable  to the Final  Maturity  Reserve  Account  with respect to such distribution date, expressed as a per annum rate.

With respect to the Group II Certificates,  each  distribution  date and the related Due Period,  the sum of (i) the scheduled  Monthly
Payments owed on the group II mortgage  loans for such Due Period less the related  Servicing  Fees and (ii) the related Actual Monthly
Payments  received  in excess  of such  scheduled  Monthly  Payments,  expressed  as a per annum  rate  calculated  on the basis of the aggregate  Stated Principal  Balance of the group II mortgage loans for such Due Period and further  reflecting the accrual of interest on an actual/360 basis.

Agreement - The Pooling and Servicing  Agreement,  dated as of December 1, 2006, among the Depositor,  the Sponsor and Servicer and the
Trustee.

Applied Realized Loss Amount - With respect to any class of Offered  Certificates  (other than the Class X Certificates)  and the Class
II-B-5  Certificates,  and as to any  distribution  date,  the sum of the Realized  Losses with  respect to the  mortgage  loans in the related  Loan Group,  which have been applied in reduction  of the Current  Principal  Amount of such class,  in an amount equal to the amount,  if any, by which, (i) the aggregate  Current  Principal Amount of all of the Certificates in the related Loan Group (after all distributions of principal on such  distribution  date) exceeds (ii) the aggregate  Stated  Principal  Balance of the mortgage loans in the related Loan Group for such distribution date.

Bankruptcy  Loss - Any loss  resulting  from a  bankruptcy  court,  in  connection  with a  personal  bankruptcy  of a  mortgagor,  (1)
establishing the value of a mortgaged  property at an amount less than the Outstanding  Principal  Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Shortfall - On any distribution date, the excess, if any of:

           1.     The amount of Current Interest that such class would have been entitled to receive on such  distribution date had the applicable  pass-though  rate been  calculated  at a per annum  rate  equal to the  lesser of (i)  One-Month  LIBOR plus the related Margin and (ii) 10.50% per annum, over

           2.     The amount of Current  Interest on such class  calculated  using a pass-though  rate equal to the applicable Net Rate
           Cap for such distribution date.

Basis  Risk  Shortfall  Carry-forward  Amount - As of any  distribution  date for the  Offered  Certificates  (other  than the  Class X
Certificates)  and the Class II-B-5  Certificates,  the sum of the Basis Risk Shortfall for such  distribution  date and the Basis Risk
Shortfall for all previous  distribution  dates not previously  paid,  together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

Book-Entry Certificates - The Class A, the Class X and the Class B Certificates issued, maintained and transferred at the DTC.

BSRM - Bear Stearns Residential Mortgage Corporation.

Business Day - Generally any day other than a Saturday,  a Sunday or a day on which the New York Stock  Exchange or Federal  Reserve is closed or on which banking  institutions  in New York City or in any  jurisdiction  in which the Trustee,  Custodian or the Servicer is located are obligated by law or executive order to be closed.

Cap Contracts - The interest rate cap contracts that the Trustee,  on behalf of the Trust,  entered into with the Cap Counterparty with respect to the Group II Offered Certificates and the Class II-B-5 Certificates.

Cap Counterparty - ABN AMRO Bank N.V.

Cede - Cede & Co.

Certificate Owner - Any person who is the beneficial owner of a Book-entry Certificate.

Certificates - The Offered Certificates and the Non-Offered Certificates.

Class I-A Certificates - The Class I-A-1, Class I-A-2, and Class I-A-3 Certificates.

Class I-A Principal  Distribution  Amount - For any distribution  date on or after the related Stepdown Date on which a Group I Trigger
Event is not in  effect,  an  amount  equal to the  excess  (if any) of (x) the  aggregate  Current  Principal  Amount of the Class I-A
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction for  Principal  Prepayments  and
Realized  Losses on the group I mortgage loans incurred  during the related  calendar  month) over (b) the aggregate  Stated  Principal
Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction for  Principal  Prepayments  and
Realized  Losses  on the group I  mortgage  loans  incurred  during  the  related  Prepayment  Period)  multiplied  by (i) prior to the distribution date in December 2012,  approximately  26.750% and (ii) on or after the distribution date in December 2012,  approximately
21.400%,  and (II) the excess of (a) the aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments  and Realized  Losses on the group I mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class I-B  Certificates  - The  Class  I-B-1,  Class  I-B-2,  Class  I-B-3,  Class  I-B-4,  Class  I-B-5,  Class  I-B-6,  Class  I-B-7,
Class I-B-8 and Class I-B-9 Certificates.

Class  I-B-1  Principal  Distribution  Amount - For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-1
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction for  Principal  Prepayments  and
Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate
Current Principal Amount of the Class I-A Certificates  (after taking into account the payment of the Class I-A Principal  Distribution
Amount for such  distribution  date) and (2) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments  and Realized  Losses on the group I mortgage loans incurred during the related  Prepayment Period)  multiplied by (i) prior to the distribution date in December 2012,  approximately  20.750% and (ii) on or after the  distribution  date in December 2012,  approximately  16.600%,  and (II) the excess of (a) the aggregate  Stated Principal
Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction for  Principal  Prepayments  and
Realized Losses on the group I mortgage loans incurred during the related  Prepayment  Period) over (b) 0.50% of the principal  balance of the group I mortgage loans as of the Cut-off Date.

Class  I-B-2  Principal  Distribution  Amount - For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-2
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction for  Principal  Prepayments  and
Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate
Current Principal Amount of the Class I-A Certificates  (after taking into account the payment of the Class I-A Principal  Distribution
Amount for such  distribution  date), (2) the aggregate  Current  Principal Amount of the Class I-B-1  Certificates  (after taking into account  the  payment of the Class I-B-1  Principal  Distribution  Amounts for such  distribution  date) and (3) the  aggregate  Stated
Principal  Balance  of the  group I  mortgage  loans as of the last day of the  related  Due  Period  (after  reduction  for  Principal
Prepayments and Realized Losses on the group I mortgage loans incurred during the related  Prepayment  Period)  multiplied by (i) prior to the  distribution  date in December  2012,  approximately  16.000%  and (ii) on or after the  distribution  date in  December  2012, approximately  12.800%,  and (II) the excess of (a) the  aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group I mortgage  loans incurred  during the  related  Prepayment  Period)  over (b) 0.50% of the  principal  balance  of the group I mortgage  loans as of the
Cut-off Date.

Class  I-B-3  Principal  Distribution  Amount - For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-3
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance  of the  group I  mortgage  loans as of the last day of the  related  Due  Period  (after  reduction  for  Principal
Prepayments and Realized Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1)
the  aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after  taking  into  account  the  payment of the Class I-A
Principal  Distribution  Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class I-B-1 Certificates
(after  taking into  account the  payment of the Class I-B-1  Principal  Distribution  Amounts  for such  distribution  date),  (3) the aggregate  Current  Principal  Amount of the Class  I-B-2  Certificates  (after  taking  into  account  the  payment of the Class I-B-2
Principal  Distribution  Amounts for such  distribution  date) and (4) the aggregate Stated  Principal  Balance of the group I mortgage loans as of the last day of the related Due Period  (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group I mortgage  loans incurred  during the related  Prepayment  Period)  multiplied by (i) prior to the  distribution  date in December 2012, approximately  14.250% and (ii) on or after the distribution date in December 2012,  approximately  11.400%, and (II) the excess of (a)
the aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments and Realized Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b)
0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class  I-B-4  Principal  Distribution  Amount - For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-4
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance  of the  group I  mortgage  loans as of the last day of the  related  Due  Period  (after  reduction  for  Principal
Prepayments and Realized Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1)
the  aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after  taking  into  account  the  payment of the Class I-A
Principal  Distribution  Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class I-B-1 Certificates
(after  taking into  account the  payment of the Class I-B-1  Principal  Distribution  Amounts  for such  distribution  date),  (3) the aggregate  Current  Principal  Amount of the Class  I-B-2  Certificates  (after  taking  into  account  the  payment of the Class I-B-2
Principal  Distribution  Amounts  for  such  distribution  date),  (4) the  aggregate  Current  Principal  Amount  of the  Class  I-B-3
Certificates (after taking into account the payment of the Class I-B-3 Principal  Distribution  Amounts for such distribution date) and
(5) the  aggregate  Stated  Principal  Balance  of the group I  mortgage  loans as of the last day of the  related  Due  Period  (after reduction for Principal  Prepayments and Realized Losses on the group I mortgage loans incurred during the related  Prepayment  Period)
multiplied by (i) prior to the distribution  date in December 2012,  approximately  10.750% and (ii) on or after the distribution  date in December 2012,  approximately  8.600%,  and (II) the excess of (a) the aggregate  Stated  Principal  Balance of the group I mortgage loans as of the last day of the related Due Period  (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal  balance of the group I mortgage loans as of the Cut-off Date.

Class  I-B-5  Principal  Distribution  Amount - For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-5
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance  of the  group I  mortgage  loans as of the last day of the  related  Due  Period  (after  reduction  for  Principal
Prepayments and Realized Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1)
the  aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after  taking  into  account  the  payment of the Class I-A
Principal  Distribution  Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class I-B-1 Certificates
(after  taking into  account the  payment of the Class I-B-1  Principal  Distribution  Amounts  for such  distribution  date),  (3) the aggregate  Current  Principal  Amount of the Class  I-B-2  Certificates  (after  taking  into  account  the  payment of the Class I-B-2
Principal  Distribution  Amounts  for  such  distribution  date),  (4) the  aggregate  Current  Principal  Amount  of the  Class  I-B-3
Certificates  (after taking into account the payment of the Class I-B-3 Principal  Distribution  Amounts for such  distribution  date),
(5) the aggregate  Current Principal Amount of the Class I-B-4  Certificates  (after taking into account the payment of the Class I-B-4
Principal  Distribution  Amounts for such  distribution  date) and (6) the aggregate Stated  Principal  Balance of the group I mortgage loans as of the last day of the related Due Period  (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group I mortgage  loans incurred  during the related  Prepayment  Period)  multiplied by (i) prior to the  distribution  date in December 2012, approximately  9.500% and (ii) on or after the distribution  date in December 2012,  approximately  7.600%,  and (II) the excess of (a)
the aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments and Realized Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b)
0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class  I-B-6  Principal  Distribution  Amount - For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-6
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance  of the  group I  mortgage  loans as of the last day of the  related  Due  Period  (after  reduction  for  Principal
Prepayments and Realized Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1)
the  aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after  taking  into  account  the  payment of the Class I-A
Principal  Distribution  Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class I-B-1 Certificates
(after  taking into  account the  payment of the Class I-B-1  Principal  Distribution  Amounts  for such  distribution  date),  (3) the aggregate  Current  Principal  Amount of the Class  I-B-2  Certificates  (after  taking  into  account  the  payment of the Class I-B-2
Principal  Distribution  Amounts  for  such  distribution  date),  (4) the  aggregate  Current  Principal  Amount  of the  Class  I-B-3
Certificates  (after taking into account the payment of the Class I-B-3 Principal  Distribution  Amounts for such  distribution  date),
(5) the aggregate  Current Principal Amount of the Class I-B-4  Certificates  (after taking into account the payment of the Class I-B-4
Principal  Distribution  Amounts  for  such  distribution  date),  (6) the  aggregate  Current  Principal  Amount  of the  Class  I-B-5
Certificates (after taking into account the payment of the Class I-B-5 Principal  Distribution  Amounts for such distribution date) and
(7) the  aggregate  Stated  Principal  Balance  of the group I  mortgage  loans as of the last day of the  related  Due  Period  (after reduction for Principal  Prepayments and Realized Losses on the group I mortgage loans incurred during the related  Prepayment  Period)
multiplied by (i) prior to the distribution date in December 2012,  approximately  8.250% and (ii) on or after the distribution date in
December 2012,  approximately  6.600%,  and (II) the excess of (a) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments  and Realized  Losses on the group I mortgage loans incurred during the related  Prepayment  Period) over (b) 0.50% of the principal  balance of the group I mortgage loans as of the
Cut-off Date.

Class  I-B-7  Principal  Distribution  Amount - For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-7
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance  of the  group I  mortgage  loans as of the last day of the  related  Due  Period  (after  reduction  for  Principal
Prepayments and Realized Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1)
the  aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after  taking  into  account  the  payment of the Class I-A
Principal  Distribution  Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class I-B-1 Certificates
(after  taking into  account the  payment of the Class I-B-1  Principal  Distribution  Amounts  for such  distribution  date),  (3) the aggregate  Current  Principal  Amount of the Class  I-B-2  Certificates  (after  taking  into  account  the  payment of the Class I-B-2
Principal  Distribution  Amounts  for  such  distribution  date),  (4) the  aggregate  Current  Principal  Amount  of the  Class  I-B-3
Certificates  (after taking into account the payment of the Class I-B-3 Principal  Distribution  Amounts for such  distribution  date),
(5) the aggregate  Current Principal Amount of the Class I-B-4  Certificates  (after taking into account the payment of the Class I-B-4
Principal  Distribution  Amounts  for  such  distribution  date),  (6) the  aggregate  Current  Principal  Amount  of the  Class  I-B-5
Certificates  (after taking into account the payment of the Class I-B-5 Principal  Distribution  Amounts for such  distribution  date),
(7) the aggregate  Current Principal Amount of the Class I-B-6  Certificates  (after taking into account the payment of the Class I-B-6
Principal  Distribution  Amounts for such  distribution  date) and (8) the aggregate Stated  Principal  Balance of the group I mortgage loans as of the last day of the related Due Period  (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group I mortgage  loans incurred  during the related  Prepayment  Period)  multiplied by (i) prior to the  distribution  date in December 2012, approximately  6.125% and (ii) on or after the distribution  date in December 2012,  approximately  4.900%,  and (II) the excess of (a)
the aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments and Realized Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b)
0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class  I-B-8  Principal  Distribution  Amount - For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-8
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance  of the  group I  mortgage  loans as of the last day of the  related  Due  Period  (after  reduction  for  Principal
Prepayments and Realized Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1)
the  aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after  taking  into  account  the  payment of the Class I-A
Principal  Distribution  Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class I-B-1 Certificates
(after  taking into  account the  payment of the Class I-B-1  Principal  Distribution  Amounts  for such  distribution  date),  (3) the aggregate  Current  Principal  Amount of the Class  I-B-2  Certificates  (after  taking  into  account  the  payment of the Class I-B-2
Principal  Distribution  Amounts  for  such  distribution  date),  (4) the  aggregate  Current  Principal  Amount  of the  Class  I-B-3
Certificates  (after taking into account the payment of the Class I-B-3 Principal  Distribution  Amounts for such  distribution  date),
(5) the aggregate  Current Principal Amount of the Class I-B-4  Certificates  (after taking into account the payment of the Class I-B-4
Principal  Distribution  Amounts  for  such  distribution  date),  (6) the  aggregate  Current  Principal  Amount  of the  Class  I-B-5
Certificates  (after taking into account the payment of the Class I-B-5 Principal  Distribution  Amounts for such  distribution  date),
(7) the aggregate  Current Principal Amount of the Class I-B-6  Certificates  (after taking into account the payment of the Class I-B-6
Principal  Distribution  Amounts  for  such  distribution  date),  (8) the  aggregate  Current  Principal  Amount  of the  Class  I-B-7
Certificates (after taking into account the payment of the Class I-B-7 Principal  Distribution  Amounts for such distribution date) and
(9) the  aggregate  Stated  Principal  Balance  of the group I  mortgage  loans as of the last day of the  related  Due  Period  (after reduction for Principal  Prepayments and Realized Losses on the group I mortgage loans incurred during the related  Prepayment  Period)
multiplied by (i) prior to the distribution date in December 2012,  approximately  4.875% and (ii) on or after the distribution date in
December 2012,  approximately  3.900%,  and (II) the excess of (a) the aggregate Stated Principal Balance of the group I mortgage loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments  and Realized  Losses on the group I mortgage loans incurred during the related  Prepayment  Period) over (b) 0.50% of the principal  balance of the group I mortgage loans as of the
Cut-off Date.

Class  I-B-9  Principal  Distribution  Amount - For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-9
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance  of the  group I  mortgage  loans as of the last day of the  related  Due  Period  (after  reduction  for  Principal
Prepayments and Realized Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1)
the  aggregate  Current  Principal  Amount of the Class I-A  Certificates  (after  taking  into  account  the  payment of the Class I-A
Principal  Distribution  Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class I-B-1 Certificates
(after  taking into  account the  payment of the Class I-B-1  Principal  Distribution  Amounts  for such  distribution  date),  (3) the aggregate  Current  Principal  Amount of the Class  I-B-2  Certificates  (after  taking  into  account  the  payment of the Class I-B-2
Principal  Distribution  Amounts  for  such  distribution  date),  (4) the  aggregate  Current  Principal  Amount  of the  Class  I-B-3
Certificates  (after taking into account the payment of the Class I-B-3 Principal  Distribution  Amounts for such  distribution  date),
(5) the aggregate  Current Principal Amount of the Class I-B-4  Certificates  (after taking into account the payment of the Class I-B-4
Principal  Distribution  Amounts  for  such  distribution  date),  (6) the  aggregate  Current  Principal  Amount  of the  Class  I-B-5
Certificates  (after taking into account the payment of the Class I-B-5 Principal  Distribution  Amounts for such  distribution  date),
(7) the aggregate  Current Principal Amount of the Class I-B-6  Certificates  (after taking into account the payment of the Class I-B-6
Principal  Distribution  Amounts for such distribution date) (8) the aggregate Current Principal Amount of the Class I-B-7 Certificates
(after  taking into  account the  payment of the Class I-B-7  Principal  Distribution  Amounts  for such  distribution  date),  (9) the aggregate  Current  Principal  Amount of the Class  I-B-8  Certificates  (after  taking  into  account  the  payment of the Class I-B-8
Principal  Distribution  Amounts for such  distribution  date) and (10) the aggregate Stated Principal  Balance of the group I mortgage loans as of the last day of the related Due Period  (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group I mortgage  loans incurred  during the related  Prepayment  Period)  multiplied by (i) prior to the  distribution  date in December 2012, approximately  3.625% and (ii) on or after the distribution  date in December 2012,  approximately  2.900%,  and (II) the excess of (a)
the aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments and Realized Losses on the group I mortgage loans incurred  during the related  Prepayment  Period) over (b)
0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class II-A Certificates - The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

Class  II-A  Principal  Distribution  Amount - For any  distribution  date on or after the  related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount equal to the excess (if any) of (x) the  aggregate  Current  Principal  Amount of the Class
II-A  Certificates  immediately  prior to such  distribution  date over (y) the  lesser of (I) the excess of (a) the  aggregate  Stated
Principal  Balance  of the group II  mortgage  loans as of the last day of the  related  Due  Period  (after  reduction  for  Principal
Prepayments  and Realized  Losses on the group II mortgage loans  incurred  during the related  calendar  month) over (b) the aggregate
Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction for Principal
Prepayments and Realized Losses on the group II mortgage loans incurred during the related  Prepayment  Period) multiplied by (i) prior to the  distribution  date in December  2012,  approximately  25.875%  and (ii) on or after the  distribution  date in  December  2012, approximately  20.700%,  and (II) the excess of (a) the aggregate  Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction  for  Principal  Prepayments  and Realized  Losses on the group II mortgage  loans incurred  during the related  Prepayment  Period)  over (b) 0.50% of the  principal  balance of the group II  mortgage  loans as of the
Cut-off Date.

Class II-B Certificates  - The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates.

Class II-B-1  Principal  Distribution  Amount - For any  distribution  date on or after the related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  II-B-1
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction for  Principal  Prepayments  and
Realized  Losses on the group II mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate
Current  Principal  Amount of the Class  II-A  Certificates  (after  taking  into  account  the  payment  of the Class  II-A  Principal
Distribution  Amount for such  distribution  date) and (2) the aggregate Stated Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments  and Realized Losses on the group II mortgage loans incurred  during the related  Prepayment  Period)  multiplied by (i) prior to the  distribution  date in December  2012,  approximately
16.750% and (ii) on or after the distribution date in December 2012,  approximately  13.400%,  and (II) the excess of (a) the aggregate
Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction for Principal
Prepayments  and Realized Losses on the group II mortgage loans incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-2  Principal  Distribution  Amount - For any  distribution  date on or after the related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  II-B-2
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction for  Principal  Prepayments  and
Realized  Losses on the group II mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate
Current  Principal  Amount of the Class  II-A  Certificates  (after  taking  into  account  the  payment  of the Class  II-A  Principal
Distribution  Amount for such distribution  date), (2) the aggregate Current Principal Amount of the Class II-B-1  Certificates  (after taking into account the payment of the Class II-B-1 Principal  Distribution  Amounts for such distribution  date) and (3) the aggregate
Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction for Principal
Prepayments and Realized Losses on the group II mortgage loans incurred during the related  Prepayment  Period) multiplied by (i) prior to the  distribution  date in December  2012,  approximately  11.875%  and (ii) on or after the  distribution  date in  December  2012, approximately  9.500%,  and (II) the excess of (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments  and Realized Losses on the group II mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-3  Principal  Distribution  Amount - For any  distribution  date on or after the related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  II-B-3
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance  of the group II  mortgage  loans as of the last day of the  related  Due  Period  (after  reduction  for  Principal
Prepayments and Realized Losses on the group II mortgage loans incurred during the related  Prepayment  Period) over (b) the sum of (1)
the  aggregate  Current  Principal  Amount of the Class II-A  Certificates  (after  taking  into  account the payment of the Class II-A
Principal  Distribution  Amount  for  such  distribution  date),  (2) the  aggregate  Current  Principal  Amount  of the  Class  II-B-1
Certificates  (after taking into account the payment of the Class II-B-1 Principal  Distribution  Amounts for such distribution  date),
(3) the  aggregate  Current  Principal  Amount of the Class  II-B-2  Certificates  (after  taking into account the payment of the Class
II-B-2 Principal  Distribution  Amounts for such  distribution  date) and (4) the aggregate  Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period  (after  reduction for Principal  Prepayments  and Realized  Losses on the
group II mortgage loans incurred during the related  Prepayment  Period)  multiplied by (i) prior to the distribution  date in December
2012,  approximately 8.375% and (ii) on or after the distribution date in December 2012,  approximately  6.700%, and (II) the excess of
(a) the  aggregate  Stated  Principal  Balance of the group II  mortgage  loans as of the last day of the  related  Due  Period  (after reduction for Principal  Prepayments and Realized Losses on the group II mortgage loans incurred during the related  Prepayment Period)
over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-4  Principal  Distribution  Amount - For any  distribution  date on or after the related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  II-B-4
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction for  Principal  Prepayments  and
Realized  Losses on the group II mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate
Current  Principal  Amount of the Class  II-A  Certificates  (after  taking  into  account  the  payment  of the Class  II-A  Principal
Distribution  Amount for such distribution  date), (2) the aggregate Current Principal Amount of the Class II-B-1  Certificates  (after taking into account the payment of the Class II-B-1  Principal  Distribution  Amounts for such  distribution  date),  (3) the aggregate
Current  Principal  Amount of the Class  II-B-2  Certificates  (after  taking into  account the payment of the Class  II-B-2  Principal
Distribution  Amounts for such distribution  date), (4) the aggregate Current Principal Amount of the Class II-B-3  Certificates (after taking into account the payment of the Class II-B-3 Principal  Distribution  Amounts for such distribution  date) and (5) the aggregate
Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction for Principal
Prepayments and Realized Losses on the group II mortgage loans incurred during the related  Prepayment  Period) multiplied by (i) prior to the  distribution  date in  December  2012,  approximately  7.000%  and (ii) on or after the  distribution  date in  December  2012, approximately  5.600%,  and (II) the excess of (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments  and Realized Losses on the group II mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-5  Principal  Distribution  Amount - For any  distribution  date on or after the related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  II-B-5
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction for  Principal  Prepayments  and
Realized  Losses on the group II mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate
Current  Principal  Amount of the Class  II-A  Certificates  (after  taking  into  account  the  payment  of the Class  II-A  Principal
Distribution  Amount for such distribution  date), (2) the aggregate Current Principal Amount of the Class II-B-1  Certificates  (after taking into account the payment of the Class II-B-1  Principal  Distribution  Amounts for such  distribution  date),  (3) the aggregate
Current  Principal  Amount of the Class  II-B-2  Certificates  (after  taking into  account the payment of the Class  II-B-2  Principal
Distribution  Amounts for such distribution  date), (4) the aggregate Current Principal Amount of the Class II-B-3  Certificates (after taking into account the payment of the Class II-B-3  Principal  Distribution  Amounts for such  distribution  date),  (5) the aggregate
Current  Principal  Amount of the Class  II-B-4  Certificates  (after  taking into  account the payment of the Class  II-B-4  Principal
Distribution  Amounts for such  distribution  date) and (6) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for Principal  Prepayments  and Realized Losses on the group II mortgage loans incurred  during the related  Prepayment  Period)  multiplied by (i) prior to the  distribution  date in December  2012,  approximately
1.875% and (ii) on or after the  distribution  date in December 2012,  approximately  1.500%,  and (II) the excess of (a) the aggregate
Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period (after  reduction for Principal
Prepayments  and Realized Losses on the group II mortgage loans incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class A Certificates - The Class I-A Certificates and the Class II-A Certificates.

Class B Certificates - The Class I-B Certificates and the Class II-B Certificates.

Class X Certificates - The Class I-X Certificates.

Class XP Certificates - The Class I-XP-1, Class I-XP-2 and Class II-XP Certificates.

Closing Date - December 29, 2006.

Compensating  Interest Payments - Any payments made by the Servicer from its own funds to cover Prepayment  Interest  Shortfalls on the related mortgage loans.

Coupon Strip - With respect to Loan Group I, as defined in “Description of the  Certificates-Final  Maturity  Reserve  Account” in this prospectus supplement.

Coupon Strip Rate - With respect to Loan Group I, shall equal the related Coupon Strip, if any,  payable to the Final Maturity  Reserve
Account on any distribution  date,  expressed as a per annum rate calculated on the basis of the aggregate Stated Principal  Balance of the group I mortgage loans as of such distribution date.

CPR - A constant rate of prepayment on the mortgage loans.

Credit  Enhancement  Percentage - For any distribution date is the percentage  obtained by dividing (x) the aggregate Current Principal
Amount of the Subordinate  Certificates in the related Loan Group (including the related  Overcollateralization  Amount) thereto by (y)
the aggregate  principal  balance of the mortgage loans in the related Loan Group,  calculated after taking into account  distributions of principal  on the related  mortgage  loans and  distribution  of the  Principal  Distribution  Amounts to the holders of the related
Certificates then entitled to distributions of principal on such distribution date.

Cumulative  Loss Test  Violation - The Group I  Cumulative  Loss Test  Violation or the Group II  Cumulative  Loss Test  Violation,  as
applicable.

Current Interest - With respect to each class of Offered  Certificates and the Class II-B-5  Certificates and each  distribution  date, the interest accrued at the applicable  pass-through  rate for the applicable  Interest Accrual Period on the Current  Principal Amount
or Notional Amount of such class plus any amount  previously  distributed  with respect to interest for such class that is recovered as a voidable  preference  by a trustee in  bankruptcy  reduced  by, in the case of a Class A  Certificate  or Class B  Certificate,  such class's  share of (x) any Net Deferred  Interest  allocated  to that class of  Certificates,  (y) the interest  portion of any Realized
Losses on the related  mortgage loans allocated to that class of certificates and (z) any Prepayment  Interest  Shortfall to the extent not covered by  Compensating  Interest  Payments and any shortfalls  resulting from the  application of the Relief Act, in each case to the extent  allocated to such class of certificates as described under clause Second in “Description of the  Certificates-Distributions
on the Certificates” in this prospectus supplement.

Current  Principal Amount - With respect to any class of Offered  Certificates  and the Class II-B-5  Certificates and any distribution date,  the original  current  principal  amount of such class plus the amount of any Net  Deferred  Interest  allocated  thereto on the related distribution date and all previous  distribution dates plus any Subsequent  Recoveries added to the Current Principal Amount of such certificate,  as described under “Description of the  Certificates-Allocation of Realized Losses;  Subordination” herein, less the sum of (i) all amounts in respect of principal  distributed to such class on previous  distribution dates and (ii) any Applied Realized
Loss Amounts allocated to such class on previous distribution dates.

Custodial Account - As described under “The Pooling and Servicing Agreement-Custodial Account” in this prospectus supplement.

Cut-off Date -December 1, 2006.

Deferred  Interest - The amount of accrued  interest on the mortgage loans, the payment of which is deferred and added to the principal balance of a mortgage loan due to the negative amortization feature as described in this prospectus supplement.

Deficient Valuation - A Bankruptcy Loss that results if a court, in connection with a personal  bankruptcy of a mortgagor,  establishes the value of a mortgaged  property at an amount less than the unpaid  principal  balance of the mortgage loan secured by such mortgaged property.

Delinquency Test Violation - A Group I Delinquency Test Violation or a Group II Delinquency Test Violation, as applicable.

Delinquent - A mortgage  loan is  "Delinquent"  if any payment due thereon is not made  pursuant to the terms of such  mortgage loan by the close of business on the day such payment is scheduled to be due. A mortgage loan is "30 days  delinquent"  if such payment has not been  received by the close of business on the last day of the month  immediately  succeeding  the month in which such payment was due.
For  example,  a mortgage  loan with a payment due on December 1 that  remained  unpaid as of the close of business on January 31 would then be considered to be 30 to 59 days delinquent. Similarly for "60 days delinquent," "90 days delinquent" and so on.

Distribution Account - As described under “The Pooling and Servicing Agreement-Distribution Account” in this prospectus supplement.

DOL - United States Department of Labor.

Due Date - With  respect to each  mortgage  loan,  the date in each month on which its  Monthly  Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

Due Period - With respect to any  distribution  date, the period  commencing on the second day of the month  immediately  preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EMC - EMC Mortgage Corporation.

Excess Cashflow - With respect to any  distribution  date and each Loan Group the sum of (i) the Remaining  Excess Spread for such Loan
Group and such distribution date and (ii) the Overcollateralization Release Amount for such Loan Group and such distribution date.

Excess  Overcollateralization  Amount - With  respect  to any  distribution  date and each  Loan  Group,  the  excess,  if any,  of the
Overcollateralization Amount for such Loan Group over the Overcollateralization Target Amount for such Loan Group.

Excess Spread - With respect to any distribution  date and each Loan Group, the excess,  if any, of the related Interest Funds for such distribution  date over the sum of (i) with respect to Loan Group I only, the Coupon Strip,  if applicable,  (ii) the Current  Interest on the related  Offered  Certificates  and the Class II-B-5  Certificates  and (iii) any Interest Carry Forward  Amounts on the related
Senior Certificates on such distribution date.

Extra Principal  Distribution  Amount - With respect to any  distribution  date and each Loan Group, an amount derived from the related
Excess Spread equal to the lesser of (a) the excess,  if any, of the  Overcollateralization  Target Amount for such Loan Group and such distribution  date over the  Overcollateralization  Amount for such Loan Group and such distribution date and (b) the Excess Spread for such Loan Group and such distribution date.

Final  Maturity  Reserve  Account - As  described  under  “Description  of the  Certificates-Final  Maturity  Reserve  Account” in this prospectus supplement.

Final  Maturity  Reserve  Account Target - As defined in  “Description  of the  Certificates-Final  Maturity  Reserve  Account” in this prospectus supplement.

Group I Cumulative Loss Test Violation - If on any  distribution  date the aggregate amount of Realized Losses incurred on the mortgage loans in Loan Group I since the Cut-off  Date  through the last day of the prior  calendar  month  divided by the  aggregate  principal balance of the related  mortgage loans as of the Cut-off Date exceeds the applicable  percentages  set forth below with respect to such distribution date:

                  Distribution Date Occurring in                Percentage

                  January 2010 through December 2010            0.50%

                  January 2011 through December 2011            0.85%

                  January 2012 through December 2012            1.25%

                  January 2013 through December 2013            1.70%

                  January 2014 and thereafter                   1.85%

Group I Delinquency Test Violation - If on any distribution date if the percentage  obtained by dividing (x) the aggregate  outstanding principal  balance of the Group I mortgage  loans that are 60 days or more  Delinquent or are in bankruptcy or  foreclosure  or are REO
Properties by (y) the aggregate  outstanding  principal  balance of the Group I mortgage loans, in each case, as of the last day of the previous calendar month,  exceeds (i) prior to the distribution date in December 2012, 27.00% of the Credit Enhancement  Percentage and
(ii) on or after the distribution date in December 2012, 33.75%.

Group I Offered  Certificates - The Class I-A-1,  Class I-A-2,  Class I-A-3,  Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class
I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates.

Group I  Overcollateralization  Amount - With respect to any  distribution  date,  the excess,  if any, of (i) the aggregate  principal balance of the group I mortgage  loans as of the last day of the related  Due Period  (after  giving  effect to  scheduled  payments of principal due during the related Due Period,  to the extent  received or advanced,  and unscheduled  collections of principal  received during the related  Prepayment  Period, and after reduction for Realized Losses on the related mortgage loans incurred during the prior calendar month) over (ii) the aggregate Current  Principal Amount of the Class I-A Certificates and the Class I-B  Certificates,  after taking into account the distributions of principal, less Net Deferred Interest, to be made on such distribution date.

Group I  Overcollateralization  Release  Amount - With respect to Loan Group I and any  distribution  date for which the related Excess
Overcollateralization  Amount is, or would be, after taking into account all other  distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the related  Excess  Overcollateralization  Amount for that  distribution  date and (ii) related Principal Funds for that distribution date.

Group I  Overcollateralization  Target  Amount - With  respect  to Loan Group I and any  distribution  date,  (i) prior to the  related
Stepdown  Date, an amount equal to  approximately  1.450% of the aggregate  principal  balance of the group I mortgage  loans as of the
Cut-off Date,  (ii) on or after the related  Stepdown  Date  provided a Group I Trigger Event is not in effect,  the greater of (x) (1)
prior to the distribution  date in December 2012,  3.625% of the then current  aggregate  outstanding  principal balance of the group I mortgage  loans as of the last day of the related Due Period  (after  giving  effect to scheduled  payments of principal due during the related Due Period,  to the extent  received  or  advanced,  and  unscheduled  collections  of  principal  received  during the related
Prepayment  Period,  and after  reduction for Realized  Losses on the group I mortgage loans incurred  during the prior calendar month)
and (2) on or after the distribution date in December 2012, 2.900% of the then current aggregate  outstanding  principal balance of the group I mortgage  loans as of the last day of the related Due Period  (after  giving  effect to  scheduled  payments of  principal  due during the related Due Period,  to the extent  received or advanced,  and  unscheduled  collections  of principal  received  during the related  Prepayment  Period,  and after  reduction for Realized Losses on the group I mortgage loans incurred during the prior calendar month)  and (y)  0.50% of the  aggregate  principal  balance  of the  group I  mortgage  loans as of the  Cut-Off  Date  (approximately
$4,247,915)  or  (iii)  on  or  after  the  related  Stepdown  Date  and  if a  Group  I  Trigger  Event  is in  effect,  the  Group  I
Overcollateralization Target Amount for the immediately preceding distribution date.

Group I Principal Distribution Amount - With respect to each distribution date, an amount equal to:
         1.       the Principal Funds for Loan Group I for such distribution date, plus
         2.       any Extra Principal Distribution Amount with respect to Loan Group I for such distribution date, minus
         3.       any Group I Overcollateralization Release Amount for such distribution date.

Group I Trigger Event - The occurrence of either a Group I Delinquency Test Violation or Group I Cumulative Loss Test Violation.

Group II  Cumulative  Loss Test  Violation  - If on any  distribution  date the  aggregate  amount of Realized  Losses  incurred on the mortgage  loans in Loan Group II since the Cut-off  Date  through the last day of the prior  calendar  month  divided by the  aggregate principal  balance of the  related  mortgage  loans as of the Cut-off  Date  exceeds the  applicable  percentages  set forth below with respect to such distribution date:

                  Distribution Date Occurring in                Percentage

                  January 2010 through December 2010            0.45%

                  January 2011 through December 2011            0.75%

                  January 2012 through December 2012            1.10%

                  January 2013 through December 2013            1.50%

                  January 2014 and thereafter                   1.65%

Group  II  Delinquency  Test  Violation  - If on any  distribution  date if the  percentage  obtained  by  dividing  (x) the  aggregate outstanding  principal  balance of the Group II mortgage loans that are 60 days or more  Delinquent or are in bankruptcy or foreclosure or are REO Properties by (y) the aggregate  outstanding  principal balance of the Group II mortgage loans, in each case, as of the last day of the previous  calendar month,  exceeds (i) prior to the  distribution  date in December 2012,  26.10% of the Credit  Enhancement
Percentage and (ii) on or after the distribution date in December 2012, 32.65%.

Group II Offered  Certificates  - The Class II-A-1,  Class II-A-2,  Class II-A-3,  Class II-B-1,  Class II-B-2,  Class II-B-3 and Class
II-B-4 Certificates.

Group II  Overcollateralization  Amount - With respect to any  distribution  date, the excess,  if any, of (i) the aggregate  principal balance of the group II mortgage  loans as of the last day of the related Due Period  (after  giving  effect to  scheduled  payments of principal due during the related Due Period,  to the extent  received or advanced,  and unscheduled  collections of principal  received during the related  Prepayment  Period, and after reduction for Realized Losses on the related mortgage loans incurred during the prior calendar  month) over (ii) the aggregate  Current  Principal  Amount of the Class II-A  Certificates  and the Class II-B  Certificates,
after taking into account the distributions of principal, less Net Deferred Interest, to be made on such distribution date.

Group II  Overcollateralization  Release Amount - With respect to Loan Group II and any distribution  date for which the related Excess
Overcollateralization  Amount is, or would be, after taking into account all other  distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the related  Excess  Overcollateralization  Amount for that  distribution  date and (ii) related Principal Funds for that distribution date.

Group II  Overcollateralization  Target  Amount - With  respect to Loan Group II and any  distribution  date,  (i) prior to the related
Stepdown  Date, an amount equal to  approximately  0.750% of the aggregate  principal  balance of the group II mortgage loans as of the
Cut-off  Date,  (ii) on or after the  related  Stepdown  Date  provided  a Group II  Trigger  Event is not in  effect,  the  greater of
(x) (1) prior to the distribution  date in December 2012,  1.875% of the then current  aggregate  outstanding  principal balance of the group II mortgage  loans as of the last day of the related Due Period  (after  giving  effect to scheduled  payments of  principal  due during the related Due Period,  to the extent  received or advanced,  and  unscheduled  collections  of principal  received  during the related  Prepayment  Period,  and after reduction for Realized Losses on the group II mortgage loans incurred during the prior calendar month) and (2) on or after the distribution date in December 2012, 1.500% of the then current aggregate  outstanding  principal balance of the group II mortgage  loans as of the last day of the related Due Period (after  giving  effect to scheduled  payments of principal due during the related Due Period,  to the extent received or advanced,  and unscheduled  collections of principal  received during the related  Prepayment  Period,  and after reduction for Realized Losses on the group II mortgage loans incurred during the prior calendar month)  and (y) 0.50% of the  aggregate  principal  balance  of the  group II  mortgage  loans as of the  Cut-Off  Date  (approximately
$5,116,348)  or  (iii)  on or  after  the  related  Stepdown  Date  and if a  Group  II  Trigger  Event  is in  effect,  the  Group  II
Overcollateralization Target Amount for the immediately preceding distribution date.

Group II Principal Distribution Amount - With respect to each distribution date, an amount equal to

         1.       the Principal Funds for Loan Group II for such distribution date, plus

         2.       any Extra Principal Distribution Amount with respect to Loan Group II for such distribution date, minus

         3.       any Group II Overcollateralization Release Amount for such distribution date.

Group II Trigger Event - The occurrence of either a Group II Delinquency Test Violation or Group II Cumulative Loss Test Violation.

Insurance  Proceeds - All proceeds of any insurance  policies,  to the extent such proceeds are not applied to the  restoration  of the property or released to the  mortgagor in  accordance  with the  servicer's  normal  servicing  procedures,  other than  proceeds  that represent  reimbursement  of the  Servicer's  costs and  expenses  incurred in  connection  with  presenting  claims  under the related insurance policies.

Interest  Accrual  Period  - For  each of the  Offered  Certificates  (other  than  the  Class X  Certificates)  and the  Class  II-B-5
Certificates and for any distribution  date, the period  commencing on the distribution  date in the month preceding the month in which a distribution  date occurs (or the Closing Date, in the case of the first Interest  Accrual  Period) and ending on the day immediately prior to such  distribution  date. For each of the Class X Certificates  and for any  distribution  date, the calendar month  preceding the month in which such distribution date occurs.

Interest  Carry Forward Amount - With respect to each class of Offered  Certificates  and the Class II-B-5  Certificates  and the first distribution date, zero, and for each distribution date thereafter, the sum of:

         1.       the excess of:

                  (a)      Current Interest for such class with respect to prior distribution dates, over

                  (b)      the amount actually  distributed to such class with respect to interest on or after such prior  distribution dates, and

         2.       interest on such excess (to the extent  permitted  by  applicable  law) at the  applicable  pass through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Funds - With respect to each Loan Group any distribution date, the sum, without duplication, of:

         1.       all scheduled  interest  collected in respect of the related  mortgage loans during the related Due Period,  less the
                  Servicing Fee, if any, and any related  amounts  required to be reimbursed to EMC, the Servicer,  the Trustee and the
                  Custodian as provided in the Agreement,

         2.       all advances relating to interest on the related mortgage loans made by the Servicer,

         3.       all Compensating Interest Payments with respect to the related mortgage loans,

         4.       Insurance Proceeds,  Liquidation Proceeds and Subsequent Recoveries received during the related Prepayment Period, to the extent such  proceeds  relate to interest,  less all  non-recoverable  advances  relating to interest and certain expenses, in each case, with respect to the mortgage loans in the related Loan Group,

         5.       the interest  portion of proceeds  from  mortgage  loans in the related Loan Group that were  repurchased  during the related Due Period,

         6.       the  interest  portion of the  purchase  price of the assets of the Trust  allocated  to the related  Loan Group upon exercise by the depositor or its designee of its optional termination right, and

         7.       the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds,  Repurchase
                  Proceeds and scheduled principal payments,  in that order,  allocated to the related Loan Group included in available funds for such  distribution  date that are applied in connection  with any Deferred  Interest in accordance with the definition of Net Deferred Interest,

                  minus

         8.       any amounts  required to be  reimbursed  to EMC,  the  Depositor,  the  Servicer,  the Trustee or the  Custodian  and
                  allocated to the related Loan Group, as provided in the Agreement.

Issuing Entity- Bear Stearns Mortgage Funding Trust 2006-AR5.

Liquidated  Mortgage Loan - Any defaulted  mortgage loan as to which the Servicer has  determined  that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation  Proceeds  - All net  proceeds,  other than  Insurance  Proceeds,  received  in  connection  with the  partial or  complete liquidation of the related mortgage loans,  whether through  trustee’s sale,  foreclosure sale or otherwise,  or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties  acquired by the Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted  mortgage loans,  other than the amount of such net proceeds  representing  any profit  realized by the Servicer in connection with the disposition of any such properties, and Subsequent Recoveries.

Loan Group - Loan Group I and Loan Group II, as applicable.

Loan Group I - The pool of mortgage loans designated as Loan Group I.

Loan Group II - The pool of mortgage loans designated as Loan Group II.

Loss Allocation Limitation - As defined under “Description of the Certificates-Allocation of Realized Losses”.

Margin - With respect to the Class I-A-1,  Class I-A-2,  Class I-A-3,  Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5,
Class I-B-6, Class I-B-7,  Class I-B-8,  Class I-B-9,  Class II-A-1,  Class II-A-2,  Class II-A-3,  Class II-B-1,  Class II-B-2,  Class
II-B-3,  Class  II-B-4 and Class  II-B-5  Certificates  will be  0.160%,  0.210%,  0.250%,  0.380%,  0.400%,  0.430%,  0.500%,  0.550%,
0.600%,1.150%,  1.500%, 2.100%, 0.190%,  0.230%, 0.270%, 0.380%, 0.570%, 1.500%, 2.150% and 2.150%, per annum,  respectively,  provided that,  after the first possible  related optional  termination  date, the related margin with respect to the Class I-A-1,  Class I-A-2,
Class I-A-3,  Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4,  Class I-B-5,  Class I-B-6, Class I-B-7, Class I-B-8, Class I-B-9,
Class II-A-1,  Class II-A-2,  Class II-A-3,  Class II-B-1,  Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates will be 0.320%,  0.420%,  0.500%,  0.570%,  0.600%,  0.645%, 0.750%, 0.825%, 0.900%, 1.725%, 2.250%, 3.150%, 0.380%, 0.460%, 0.540%, 0.570%,
0.855%, 2.250%, 3.225% and 3.225%, per annum, respectively.

Moody’s - Moody’s Investors Service, Inc., and any successor in interest.

Monthly  Advance - The aggregate of all payments of interest,  net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were  delinquent on the related Due Date (other than  shortfalls in interest due to the  application of the
Relief Act or similar state law).

Monthly  Payments - For any mortgage  loan and any month,  the  scheduled  payment or payments of  principal  (if any) and interest due during such month on such  mortgage  loan which  either is payable by a mortgagor in such month under the related  mortgage  note or in the case of any mortgaged  property  acquired  through  foreclosure or deed in lieu of  foreclosure,  would otherwise have been payable under the related mortgage note.

Mortgage Loan Purchase  Agreement - The Mortgage Loan Purchase  Agreement,  dated as of December 29, 2006 between the Depositor and the
Sponsor.

Net  Deferred  Interest - On any  distribution  date,  Deferred  Interest on the  mortgage  loans in the related  Loan Group during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments,  Net Liquidation Proceeds,  Repurchase Proceeds
and scheduled  principal  payments,  in that order,  available to be distributed on the  Certificates on that  distribution  date. With respect to any Class of Certificates as of any distribution  date will be an amount equal to the product of (1) the difference,  if any between (a) the lesser of (i) the  pass-through  rate for such class  without  regard to the related Net Rate Cap on such  distribution date and (ii) the related Net Rate Cap on such  distribution  date, and (b) the Adjusted Rate Cap for such  distribution  date, (2) the
Current  Principal Amount of the Certificate  immediately  prior to such  distribution  date, and (3) the actual number of days in such
Interest Accrual Period divided by 360.

Net Liquidation Proceeds - Liquidation Proceeds net of unreimbursed  advances by the Servicer,  Monthly Advances,  expenses incurred by the Servicer in  connection  with the  liquidation  of such  mortgage  loan and the related  mortgaged  property and any other  amounts payable to the Servicer under the Agreement.

Net Rate - For any mortgage  loan,  the then  applicable  mortgage rate thereon less the  Servicing Fee Rate,  expressed as a per annum rate.

Net Rate Cap - (A) With  respect to the Group I Offered  Certificates  (other than the Class X  Certificates)  is equal to the weighted average of the Net Rates of the group I mortgage loans (less the Coupon Strip Rate, if  applicable,  and the  pass-through  rate on the
Class X  Certificates)  and (B) with respect to the Group II Offered  Certificates  and the Class II-B-5  Certificates  is equal to the weighted  average of the Net Rates of the group II mortgage  loans,  in each case as  adjusted  to an  effective  rate  reflecting  the accrual of interest on an actual/360 basis.

Non-Offered  Certificates - The Class II-B-5, Class I-XP-1,  Class I-XP-2, Class II-XP, Class I-B-IO, Class II-B-IO,  Class R and Class
R-X Certificates.

Offered Certificates - The Group I Offered Certificates and the Group II Offered Certificates.

Overcollateralization Amount - The Group I Overcollateralization Amount or the Group II Overcollateralization Amount, as applicable.

Overcollateralization  Release Amount - The Group I Overcollateralization  Release Amount or the Group II Overcollateralization Release
Amount, as applicable.

Overcollateralization  Target  Amount -The Group I  Overcollateralization  Target Amount or the Group II  Overcollateralization  Target
Amount, as applicable.

Prepayment  Interest  Shortfalls - With respect to any  distribution  date,  for each  mortgage  loan that was the subject of a partial principal  prepayment  during the prior  calendar month or a principal  prepayment in full during the related  prepayment  period,  the amount,  if any, by which (i) one month’s interest at the applicable net rate on the scheduled  principal balance of such mortgage loan immediately prior to such prepayment,  or, in the case of a partial  principal  prepayment,  on the amount of such prepayment,  exceeds
(ii) the amount of interest paid or collected in connection with such principal  prepayment less the sum of (a) any prepayment  charges relating to such mortgage loan and (b) the Servicing Fee.

Prepayment Period - With respect to any distribution  date and (i) Principal  Prepayments in full, the period from the sixteenth day of the calendar month preceding the calendar month in which such  distribution  date occurs through the close of business on the fifteenth day of the  calendar  month in which  such  distribution  date  occurs,  or (ii)  Liquidation  Proceeds,  Realized  Losses,  Subsequent
Recoveries and partial Principal Prepayments, the prior calendar month.

Principal  Distribution  Amount - The  Group I  Principal  Distribution  Amount  or the  Group II  Principal  Distribution  Amount,  as
applicable.

Principal Funds - With respect to each Loan Group and each  distribution  date, the greater of zero and the sum,  without  duplication, of:

         1.       the scheduled  principal  collected on the mortgage  loans in the related Loan Group during the related Due Period or advanced on or before the servicer advance date,

         2.       Principal  Prepayments  in respect of the  mortgage  loans in the related  Loan Group,  exclusive  of any  prepayment charges, collected in the related Prepayment Period,

         3.       the Stated  Principal  Balance of each mortgage loan in the related Loan Group that was  repurchased by the Depositor or the Servicer during the related Due Period,

         4.       the amount,  if any, by which the aggregate unpaid principal  balance of any replacement  mortgage loans is less than the aggregate unpaid  principal  balance of any deleted mortgage loans delivered by the Servicer in connection with a substitution of a mortgage loan in the related Loan Group during the related Due Period,

         5.       Insurance Proceeds,  Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage  loans in the related Loan Group,  to the extent such  proceeds  relate to  principal,  less all related non-recoverable advances relating to principal reimbursed during the related Due Period,

         6.       the principal  portion of the purchase price of the assets of the Trust  allocated to the related Loan Group upon the exercise by the depositor or its designee of its optional termination right,

         7.       the principal  portion of the amounts,  if any,  transferred from the Final Maturity Reserve Account and allocated to
                  Loan Group I on such distribution date,

                  minus

         8.       any amounts required to be reimbursed to EMC, the Depositor,  the Servicer, the Trustee or the Custodian, as provided in the Agreement, and

         9.       the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds,  Repurchase
                  Proceeds and scheduled  principal payments,  in that order,  included in available funds and allocated to the related
                  Loan Group for such  distribution date that are applied as Interest Funds in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest.

Principal  Prepayment - Any payment or other  recovery of principal  on a mortgage  loan which is received in advance of its  scheduled
Due Date to the extent  that it is not  accompanied  by an amount as to interest  representing  scheduled  interest  due on any date or dates in any month or months  subsequent  to the month of  prepayment,  including  Insurance  Proceeds  and  Repurchase  Proceeds,  but
excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies - Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Realized  Loss - With  respect to a mortgage  loan is (1) a  Bankruptcy  Loss or (2) as to any  Liquidated  Mortgage  Loan,  the unpaid principal  balance  thereof  plus  accrued  and unpaid  interest  thereon at the  mortgage  rate  through  the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

Record Date - For each class of Offered  Certificates  (other than the Class X Certificates)  and for any distribution  date, the close of business on the business day prior to that distribution  date. For the Class X Certificates and for any distribution  date, the last business day of the prior calendar month.

Regular Certificates - All classes of certificates other than the Residual Certificates.

Remaining  Excess Spread - With respect to any  distribution  date and each Loan Group,  the related Excess Spread  remaining after the distribution of any related Extra Principal Distribution Amount for such distribution date.

REO Property - A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase  Price - With respect to any mortgage  loan  required to be  repurchased,  an amount equal to the sum of (i) (a) 100% of the
Outstanding  Principal  Balance of such  mortgage loan plus accrued but unpaid  interest on the  Outstanding  Principal  Balance at the related  mortgage rate through and  including  the last day of the month of repurchase  reduced by (b) any portion of the Servicing Fee or advances  payable to the purchaser of the mortgage loan and (ii) any costs and damages  incurred by the trust in connection with any violation of such mortgage loan of any predatory lending laws.

Repurchase  Proceeds - The Repurchase  Price in connection with any repurchase of a mortgage loan by the seller and any cash deposit in connection  with the  substitution  of a mortgage  loan.  See  “Description  of the  Securities” in the prospectus and “The Pooling and
Servicing Agreement-Representations and Warranties” in this prospectus supplement.

Reserve Fund - As described under “The Pooling and Servicing Agreement-The Reserve Fund” in this prospectus supplement.

Residual Certificates - The Class R Certificates and the Class R-X Certificates.

Rules - The rules, regulations and procedures creating and affecting DTC and its operations.

S&P - Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Scheduled  Monthly Payments - For any mortgage loan and each Due Period,  the minimum payment of principal and interest due during such
Due Period on such  mortgage  loan which either is payable by a mortgagor in such Due Period under the related  mortgage note or in the case of any mortgaged  property  acquired through  foreclosure or deed in lieu of foreclosure,  would otherwise have been payable under the related mortgage note.

Senior Certificates - The Class I-A-1, Class I-A-2, Class I-A-3, Class I-X, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

Servicer - EMC Mortgage Corporation.

Servicing Fee - With respect to each  mortgage  loan, a fee that accrues at the  Servicing  Fee Rate on the same  principal  balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate - 0.375% per annum.

Sponsor - EMC Mortgage Corporation.

Stated Principal  Balance - For any mortgage loan, with respect to any distribution  date, the sum of the principal  balance thereof as of the Cut-off Date (taking  account of the principal  payment to be made on the related Due Date and  irrespective  of any delinquency in its payment),  as specified in the amortization  schedule at the time relating  thereto (before any adjustment to such  amortization schedule by reason of any bankruptcy or similar proceeding  occurring after the Cut-off Date (other than a Deficient  Valuation) or any moratorium or similar  waiver or grace period) plus any amount by which the principal  balance  thereof has been increased for Deferred
Interest pursuant to the terms of the related mortgage note on or prior to such distribution date, minus the sum of:

         1.       the principal  portion of the Scheduled  Monthly  Payments due from mortgagors with respect to such mortgage loan due during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

         2.       all  prepayments of principal  with respect to such mortgage loan received prior to or during the related  Prepayment
                  Period,  and all Liquidation  Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with the Agreement or the Servicing  Agreement  that were received by the Servicer as of the close of business on the last day of the calendar month related to such distribution date; and

         3.       any Realized Loss thereon incurred prior to or during the related Prepayment Period.

         The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown  Date - (a) With respect to Loan Group I, the earlier to occur of (i) the  distribution  date on which the  aggregate  Current
Principal  Amount of the Class I-A  Certificates  has been  reduced  to zero and (ii) the later to occur of (x) the  distribution  date occurring in January 2010 and (y) the first  distribution  date for which the aggregate  Current  Principal  Amount of the  Subordinate
Certificates in the Loan Group I plus the related  Overcollateralization  Amount divided by the aggregate Stated  Principal  Balance of the group I mortgage loans is greater than or equal (i) prior to the distribution  date in December 2012,  26.750% and (ii) on or after the  distribution  date in December 2012,  21.400%;  or (b) with respect to Loan Group II, the earlier to occur of (i) the distribution date on which the aggregate  Current  Principal  Amount of the Class II-A  Certificates  has been reduced to zero and (ii) the later to occur of (x) the  distribution  date  occurring in January 2010 and (y) the first  distribution  date for which the  aggregate  Current
Principal  Amount of the  Subordinate  Certificates in the Loan Group II plus the related  Overcollateralization  Amount divided by the aggregate  Stated  Principal  Balance of the group II mortgage  loans is greater  than or equal (i) prior to the  distribution  date in
December 2012, 25.875% and (ii) on or after the distribution date in December 2012, 20.700%.

Subordinate Certificates - The Class B Certificates.

Subsequent  Recoveries - As of any  distribution  date,  amounts  received  during the prior  calendar month by the Servicer or surplus amounts held by the Servicer to cover estimated expenses  (including,  but not limited to, recoveries in respect of the representations and warranties made by the Sponsor)  specifically  related to a Liquidated Mortgage Loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Trigger Event - A Group I Trigger Event or a Group II Trigger Event, as applicable.

Trust- Bear Stearns Mortgage Funding Trust 2006-AR5.

Trustee - Wells Fargo Bank, National Association.

Unpaid  Realized Loss Amount - With respect to any class of Class A  Certificates  or Class B Certificates  and as to any  distribution date, the excess of:

         1.       Applied Realized Loss Amounts with respect to such class, over

         2.       the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

         Any amounts  distributed to a class of Offered  Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Current Principal Amount of such class.

                                                              Schedule 1

----------------------- -----------------------------------
                                Balance of 40 Year
  Distribution Date          Group I Loans at 16% CPR
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2006                332,444,537.44
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2007                328,746,325.11
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2007                325,434,662.29
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2007                 322,160,007.75
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2007                 318,921,908.60
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2007                  315,719,917.92
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2007                  312,553,594.61
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2007                  309,422,503.33
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2007                 306,326,214.44
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2007               303,264,144.47
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2007                300,235,077.24
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2007                297,221,692.99
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2007                294,215,556.15
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2008                291,233,933.16
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2008                288,285,822.08
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2008                 285,370,810.98
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2008                 282,488,493.31
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2008                  279,638,467.88
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2008                  276,820,338.72
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2008                  274,033,715.08
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2008                 271,278,211.31
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2008               268,553,302.86
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2008                265,857,893.79
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2008                263,176,346.64
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2008                260,501,046.35
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2009                257,847,586.75
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2009                255,224,095.32
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2009                 252,630,202.28
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2009                 250,065,542.71
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2009                  247,529,756.51
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2009                  245,022,488.27
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2009                  242,500,619.86
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2009                 239,350,051.62
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2009               236,035,413.58
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2009                232,693,509.87
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2009                229,360,622.55
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2009                225,998,409.41
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2010                222,678,012.97
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2010                219,393,824.27
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2010                 216,157,551.47
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2010                 212,967,513.66
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2010                  209,824,032.76
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2010                  206,726,433.13
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2010                  203,674,048.92
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2010                  200,665,601.34
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2010                197,701,079.89
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2010                 194,779,846.95
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2010                 191,901,274.17
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2010                 189,064,742.24
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2011                 186,269,640.85
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2011                 183,515,368.51
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2011                  180,801,332.44
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2011                  178,126,948.43
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2011                   175,491,640.73
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2011                   172,894,841.93
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2011                   170,335,992.84
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2011                  167,814,542.33
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2011                165,329,947.28
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2011                 162,881,672.42
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2011                 160,469,190.23
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2011                 158,091,980.83
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2012                 155,749,531.86
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2012                 153,441,338.38
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2012                  151,166,902.76
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2012                  148,925,734.57
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2012                   146,717,350.50
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2012                   144,541,274.20
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2012                   142,397,036.26
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2012                  140,284,174.03
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2012                138,202,231.58
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2012                 136,150,759.59
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2012                 134,129,315.21
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2012                 132,137,462.04
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2013                 130,174,769.98
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2013                 128,240,815.17
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2013                  126,335,179.87
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2013                  124,457,452.42
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2013                   122,607,227.08
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2013                   120,784,104.03
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2013                   118,987,689.22
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2013                  117,217,594.29
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2013                115,473,436.54
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2013                 113,754,838.80
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2013                 112,061,429.34
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2013                 110,392,841.85
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2014                 108,748,715.31
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2014                 107,128,693.93
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2014                  105,532,427.07
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2014                  103,959,569.18
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2014                   102,409,779.72
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2014                   100,882,723.05
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2014                    99,378,068.45
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2014                   97,895,489.93
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2014                 96,434,666.28
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2014                  94,995,280.90
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2014                  93,577,021.80
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2014                  92,179,581.51
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2015                  90,802,657.01
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2015                  89,445,949.67
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2015                   88,109,165.20
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2015                   86,792,013.56
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2015                    85,494,208.92
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2015                    84,215,469.60
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2015                    82,955,517.98
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2015                   81,714,080.50
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2015                 80,490,887.54
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2015                  79,285,673.39
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2015                  78,098,176.19
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2015                  76,928,137.88
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2016                  75,775,304.16
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2016                  74,639,424.39
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2016                   73,520,251.57
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2016                   72,417,542.29
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2016                    71,331,056.66
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2016                    70,260,558.27
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2016                    69,205,814.15
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2016                   68,166,594.69
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2016                 67,142,673.62
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2016                  66,133,827.96
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2016                  65,139,837.94
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2016                  64,160,486.99
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2017                  63,195,561.70
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2017                  62,244,851.72
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2017                   61,308,149.78
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2017                   60,385,251.60
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2017                    59,475,955.87
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2017                    58,580,064.19
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2017                    57,697,381.06
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2017                   56,827,713.80
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2017                 55,970,872.53
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2017                  55,126,670.12
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2017                  54,294,922.15
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2017                  53,475,446.91
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2018                  52,668,065.28
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2018                  51,872,600.77
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2018                   51,088,879.44
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2018                   50,316,729.88
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2018                    49,555,983.16
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2018                    48,806,472.81
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2018                    48,068,034.77
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2018                   47,340,507.36
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2018                 46,623,731.26
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2018                  45,917,549.45
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2018                  45,221,807.19
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2018                  44,536,351.99
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2019                  43,861,033.57
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2019                  43,195,703.85
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2019                   42,540,216.87
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2019                   41,894,428.81
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2019                    41,258,197.94
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2019                    40,631,384.57
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2019                    40,013,851.06
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2019                   39,405,461.75
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2019                 38,806,082.97
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2019                  38,215,582.97
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2019                  37,633,831.93
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2019                  37,060,701.91
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2020                  36,496,066.84
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2020                  35,939,802.45
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2020                   35,391,786.31
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2020                   34,851,897.74
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2020                    34,320,017.85
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2020                    33,796,029.44
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2020                    33,279,817.04
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2020                   32,771,266.83
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2020                 32,270,266.68
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2020                  31,776,706.06
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2020                  31,290,476.06
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2020                  30,811,469.34
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2021                  30,339,580.15
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2021                  29,874,704.24
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2021                   29,416,738.90
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2021                   28,965,582.91
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2021                    28,521,136.51
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2021                    28,083,301.41
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2021                    27,651,980.73
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2021                   27,227,079.00
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2021                 26,808,502.15
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2021                  26,396,157.49
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2021                  25,989,953.63
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2021                  25,589,800.57
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2022                  25,195,609.56
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2022                  24,807,293.20
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2022                   24,424,765.31
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2022                   24,047,941.00
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2022                    23,676,736.59
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2022                    23,311,069.64
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2022                    22,950,858.89
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2022                   22,596,024.26
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2022                 22,246,486.87
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2022                  21,902,168.95
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2022                  21,562,993.87
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2022                  21,228,886.13
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2023                  20,899,771.32
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2023                  20,575,576.11
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2023                   20,256,228.25
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2023                   19,941,656.52
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2023                    19,631,790.75
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2023                    19,326,561.81
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2023                    19,025,901.53
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2023                   18,729,742.79
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2023                 18,438,019.40
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2023                  18,150,666.16
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2023                  17,867,618.81
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2023                  17,588,814.03
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2024                  17,314,189.42
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2024                  17,043,683.49
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2024                   16,777,235.65
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2024                   16,514,786.18
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2024                    16,256,276.25
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2024                    16,001,647.87
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2024                    15,750,843.90
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2024                   15,503,808.05
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2024                 15,260,484.81
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2024                  15,020,819.53
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2024                  14,784,758.31
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2024                  14,552,248.08
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2025                  14,323,236.50
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2025                  14,097,672.02
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2025                   13,875,503.84
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2025                   13,656,681.89
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2025                    13,441,156.84
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2025                    13,228,880.09
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2025                    13,019,803.71
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2025                   12,813,880.52
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2025                 12,611,063.99
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2025                  12,411,308.28
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2025                  12,214,568.23
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2025                  12,020,799.33
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2026                 11,829,957.71
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2026                 11,642,000.16
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2026                  11,456,884.09
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2026                  11,274,567.52
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2026                   11,095,009.12
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2026                   10,918,168.11
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2026                   10,744,004.36
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2026                  10,572,478.29
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2026                10,403,550.91
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2026                 10,237,183.80
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2026                 10,073,339.09
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2026                  9,911,979.49
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2027                  9,753,068.22
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2027                  9,596,569.07
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2027                   9,442,446.34
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2027                   9,290,664.84
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2027                    9,141,189.94
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2027                    8,993,987.46
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2027                    8,849,023.76
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2027                   8,706,265.68
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2027                 8,565,680.53
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2027                  8,427,236.12
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2027                  8,290,900.72
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2027                  8,156,643.07
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2028                  8,024,432.36
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2028                  7,894,238.23
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2028                   7,766,030.77
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2028                   7,639,780.51
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2028                    7,515,458.40
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2028                    7,393,035.82
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2028                    7,272,484.58
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2028                   7,153,776.89
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2028                 7,036,885.37
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2028                  6,921,783.04
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2028                  6,808,443.32
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2028                  6,696,840.01
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2029                  6,586,947.30
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2029                  6,478,739.76
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2029                   6,372,192.33
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2029                   6,267,280.31
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2029                    6,163,979.38
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2029                    6,062,265.56
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2029                    5,962,115.22
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2029                   5,863,505.09
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2029                 5,766,412.23
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2029                  5,670,814.05
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2029                  5,576,688.27
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2029                   5,484,012.95
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2030                   5,392,766.48
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2030                   5,302,927.55
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2030                    5,214,475.16
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2030                    5,127,388.64
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2030                     5,041,647.61
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2030                     4,957,231.99
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2030                     4,874,121.99
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2030                    4,792,298.12
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2030                  4,711,741.17
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2030                   4,632,432.21
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2030                   4,554,352.59
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2030                   4,477,483.95
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2031                   4,401,808.17
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2031                   4,327,307.41
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2031                    4,253,964.10
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2031                    4,181,760.92
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2031                     4,110,680.80
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2031                     4,040,706.94
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2031                     3,971,822.77
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2031                    3,904,011.95
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2031                  3,837,258.42
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2031                   3,771,546.32
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2031                   3,706,860.04
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2031                   3,643,184.20
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2032                   3,580,503.64
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2032                   3,518,803.42
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2032                    3,458,068.84
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2032                    3,398,285.39
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2032                     3,339,438.78
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2032                     3,281,514.96
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2032                     3,224,500.04
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2032                    3,168,380.37
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2032                  3,113,142.48
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2032                   3,058,773.11
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2032                   3,005,259.20
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2032                   2,952,587.86
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2033                   2,900,746.42
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2033                   2,849,722.37
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2033                    2,799,503.40
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2033                    2,750,077.38
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2033                     2,701,432.35
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2033                     2,653,556.54
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2033                     2,606,438.34
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2033                    2,560,066.32
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2033                  2,514,429.21
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2033                   2,469,515.92
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2033                   2,425,315.52
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2033                   2,381,817.23
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2034                   2,339,010.44
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2034                   2,296,884.70
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2034                    2,255,429.69
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2034                    2,214,635.27
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2034                     2,174,491.45
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2034                     2,134,988.36
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2034                     2,096,116.31
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2034                    2,057,865.72
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2034                  2,020,227.19
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2034                   1,983,191.42
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2034                   1,946,749.27
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2034                   1,910,891.73
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2035                   1,875,609.92
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2035                   1,840,895.11
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2035                    1,806,738.67
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2035                    1,773,132.12
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2035                     1,740,067.09
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2035                     1,707,535.35
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2035                     1,675,528.78
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2035                    1,644,039.38
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2035                  1,613,059.28
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2035                   1,582,580.71
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2035                   1,552,596.04
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2035                   1,523,097.72
----------------------- -----------------------------------
----------------------- -----------------------------------
     January 2036                   1,494,078.34
----------------------- -----------------------------------
----------------------- -----------------------------------
    February 2036                   1,465,530.58
----------------------- -----------------------------------
----------------------- -----------------------------------
      March 2036                    1,437,447.25
----------------------- -----------------------------------
----------------------- -----------------------------------
      April 2036                    1,409,821.25
----------------------- -----------------------------------
----------------------- -----------------------------------
       May 2036                     1,382,645.59
----------------------- -----------------------------------
----------------------- -----------------------------------
      June 2036                     1,355,913.39
----------------------- -----------------------------------
----------------------- -----------------------------------
      July 2036                     1,329,617.85
----------------------- -----------------------------------
----------------------- -----------------------------------
     August 2036                    1,303,752.30
----------------------- -----------------------------------
----------------------- -----------------------------------
    September 2036                  1,278,310.15
----------------------- -----------------------------------
----------------------- -----------------------------------
     October 2036                   1,253,284.92
----------------------- -----------------------------------
----------------------- -----------------------------------
    November 2036                   1,228,670.22
----------------------- -----------------------------------
----------------------- -----------------------------------
    December 2036                   1,204,459.75
----------------------- -----------------------------------

                                                                                                                                ANNEX I

  Distribution       Class II-A   Class II-A  Class II-A  Class II-B-1      Class    Class       Class II-B-2     Class       Class
                                                                           II-B-1    II-B-1                       II-B-2     II-B-2
      Date           Notional     Strike Rate  Ceiling      Notional     Strike Rate Ceiling       Notional       Strike     Ceiling
                    Balance ($)       (%)      Rate (%)    Balance ($)       (%)      Rate (%)    Balance ($)    Rate (%)    Rate (%)
  January 2007    917,361,000.00     7.88       10.31    37,349,000.00      7.71       10.12    19,954,000.00     7.52        9.93
 February 2007    901,028,678.37     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
   March 2007     884,966,614.50     7.59       10.31    37,349,000.00      7.42       10.12    19,954,000.00     7.23        9.93
   April 2007     869,170,237.52     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
    May 2007      853,635,020.16     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
   June 2007      838,356,514.08     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
   July 2007      823,330,348.48     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
  August 2007     808,552,228.70     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 September 2007   794,017,934.92     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
  October 2007    779,723,320.78     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
 November 2007    765,664,312.10     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 December 2007    751,836,905.62     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
  January 2008    738,237,167.72     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 February 2008    724,861,233.18     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
   March 2008     711,705,304.00     7.32       10.31    37,349,000.00      7.15       10.12    19,954,000.00     6.96        9.93
   April 2008     698,765,648.19     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
    May 2008      686,038,598.60     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
   June 2008      673,520,551.79     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
   July 2008      661,207,966.87     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
  August 2008     649,097,364.46     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 September 2008   637,185,325.50     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
  October 2008    625,468,490.30     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
 November 2008    613,943,557.39     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 December 2008    602,607,282.55     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
  January 2009    591,456,477.81     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 February 2009    580,488,010.39     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
   March 2009     569,698,801.80     7.59       10.31    37,349,000.00      7.42       10.12    19,954,000.00     7.23        9.93
   April 2009     559,085,826.83     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
    May 2009      548,646,112.64     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
   June 2009      538,376,737.82     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
   July 2009      528,274,831.50     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
  August 2009     518,337,572.42     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 September 2009   508,562,188.11     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
  October 2009    498,945,954.01     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
 November 2009    489,486,192.59     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 December 2009    480,180,272.57     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
  January 2010    471,022,529.20     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 February 2010    462,013,593.69     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
   March 2010     453,150,966.44     7.59       10.31    37,349,000.00      7.42       10.12    19,954,000.00     7.23        9.93
   April 2010     444,432,190.98     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
    May 2010      435,854,853.19     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
   June 2010      427,416,580.55     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
   July 2010      419,115,041.40     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
  August 2010     410,947,944.26     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 September 2010   402,913,037.06     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
  October 2010    395,008,106.53     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
 November 2010    387,230,977.45     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 December 2010    379,579,511.99     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
  January 2011    372,051,609.10     6.84       10.31    37,349,000.00      6.67       10.12    19,954,000.00     6.48        9.93
 February 2011    364,642,514.84     6.84       10.31    37,349,000.00      6.67       10.12    19,954,000.00     6.48        9.93
   March 2011     357,294,002.56     7.59       10.31    37,349,000.00      7.42       10.12    19,954,000.00     7.23        9.93
   April 2011     349,180,041.20     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
    May 2011      340,808,342.38     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
   June 2011      332,578,267.58     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
   July 2011      324,499,819.32     7.07       10.31    37,349,000.00      6.90       10.12    19,954,000.00     6.71        9.93
  August 2011     316,570,204.10     6.83       10.31    37,349,000.00      6.66       10.12    19,954,000.00     6.47        9.93
 September 2011   308,786,679.92     6.84       10.31    37,349,000.00      6.67       10.12    19,954,000.00     6.48        9.93
  October 2011    301,146,555.26     7.12       10.31    37,349,000.00      6.95       10.12    19,954,000.00     6.76        9.93
 November 2011    296,170,550.45     7.56       10.31    36,459,127.73      7.39       10.12    19,478,578.67     7.20        9.93

                                     Class      Class                      Class       Class                      Class       Class
                    Class II-B-3    II-B-3      II-B-3    Class II-B-4     II-B-4     II-B-4     Class II-B-5     II-B-5     II-B-5
Distribution Date    Notional     Strike Rate  Ceiling      Notional       Strike     Ceiling      Notional       Strike     Ceiling
                    Balance ($)       (%)      Rate (%)    Balance ($)    Rate (%)    Rate (%)    Balance ($)    Rate (%)    Rate (%)
  January 2007    14,326,000.00      6.59       9.00      5,628,000.00     5.94        8.35     20,977,000.00     5.94        8.35
 February 2007    14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
   March 2007     14,326,000.00      6.30       9.00      5,628,000.00     5.65        8.35     20,977,000.00     5.65        8.35
   April 2007     14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
    May 2007      14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
   June 2007      14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
   July 2007      14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
  August 2007     14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 September 2007   14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
  October 2007    14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
 November 2007    14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 December 2007    14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
  January 2008    14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 February 2008    14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
   March 2008     14,326,000.00      6.03       9.00      5,628,000.00     5.38        8.35     20,977,000.00     5.38        8.35
   April 2008     14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
    May 2008      14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
   June 2008      14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
   July 2008      14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
  August 2008     14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 September 2008   14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
  October 2008    14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
 November 2008    14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 December 2008    14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
  January 2009    14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 February 2009    14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
   March 2009     14,326,000.00      6.30       9.00      5,628,000.00     5.65        8.35     20,977,000.00     5.65        8.35
   April 2009     14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
    May 2009      14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
   June 2009      14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
   July 2009      14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
  August 2009     14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 September 2009   14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
  October 2009    14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
 November 2009    14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 December 2009    14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
  January 2010    14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 February 2010    14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
   March 2010     14,326,000.00      6.30       9.00      5,628,000.00     5.65        8.35     20,977,000.00     5.65        8.35
   April 2010     14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
    May 2010      14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
   June 2010      14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
   July 2010      14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
  August 2010     14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 September 2010   14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
  October 2010    14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
 November 2010    14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 December 2010    14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
  January 2011    14,326,000.00      5.55       9.00      5,628,000.00     4.90        8.35     20,977,000.00     4.90        8.35
 February 2011    14,326,000.00      5.55       9.00      5,628,000.00     4.90        8.35     20,977,000.00     4.90        8.35
   March 2011     14,326,000.00      6.30       9.00      5,628,000.00     5.65        8.35     20,977,000.00     5.65        8.35
   April 2011     14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
    May 2011      14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
   June 2011      14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
   July 2011      14,326,000.00      5.78       9.00      5,628,000.00     5.13        8.35     20,977,000.00     5.13        8.35
  August 2011     14,326,000.00      5.54       9.00      5,628,000.00     4.89        8.35     20,977,000.00     4.89        8.35
 September 2011   14,326,000.00      5.55       9.00      5,628,000.00     4.90        8.35     20,977,000.00     4.90        8.35
  October 2011    14,326,000.00      5.83       9.00      5,628,000.00     5.18        8.35     20,977,000.00     5.18        8.35
 November 2011    13,984,670.65      6.27       9.00      5,493,908.03     5.62        8.35     20,477,204.81     5.62        8.35

                                                                                                                               ANNEX II

                                     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances,  the certificates,  which are referred to as the global securities, will be available only in  book-entry  form.  Investors  in the global  securities  may hold  interests in these  global  securities  through any of DTC,
Clearstream or Euroclear.  Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding  interests in global securities  through  Clearstream and Euroclear will be conducted in accordance  with their normal rules and  operating  procedures  and in accordance  with  conventional  eurobond  practice.
Secondary  market trading between  investors  holding  interests in global  securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading between investors holding interests in global securities through Clearstream or Euroclear and investors  holding  interests  in global  securities  through DTC  participants  will be effected on a  delivery-against-payment  basis through the respective depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although  DTC,  Euroclear  and  Clearstream  are  expected to follow the  procedures  described  below in order to  facilitate transfers of interests in the global securities among participants of DTC,  Euroclear and Clearstream,  they are under no obligation to perform or continue to perform those  procedures  and those  procedures may be  discontinued  at any time.  None of the Depositor,  the
Servicer nor the Trustee will have any  responsibility  for the  performance  by DTC,  Euroclear and  Clearstream  or their  respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S.  holders  of global  securities  will be  subject  to U.S.  withholding  taxes  unless  those  holders  meet  certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The global  securities  will be  registered  in the name of Cede & Co. as nominee of DTC.  Investors'  interests in the global securities  will be represented  through  financial  institutions  acting on their behalf as direct and indirect  participants  in DTC.
Clearstream and Euroclear will hold positions on behalf of their  participants  through their  respective  depositories,  which in turn will hold such positions in accounts as DTC participants.

         Investors  electing to hold  interests in global  securities  through DTC  participants,  rather than through  Clearstream  or
Euroclear  accounts,  will be  subject  to the  settlement  practices  applicable  to similar  issues of  mortgage-backed  certificate.
Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing  to hold  interests  in global  securities  through  Clearstream  or  Euroclear  accounts  will follow the settlement  procedures  applicable to conventional  eurobonds,  except that there will be no temporary global security and no “lock-up”
or restricted  period.  Interests in global  securities  will be credited to the securities  custody  accounts on the  settlement  date against payment in same-day funds.

Secondary Market Trading

         Since the  purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers  between  DTC  Participants.  Secondary  market  trading  between  DTC  participants  will be settled  using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between  Clearstream and/or Euroclear  Participants.  Secondary market trading between  Clearstream  participants or
Euroclear  participants  and/or  investors  holding  interests in global  securities  through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers  between  DTC Seller  and  Clearstream  or  Euroclear  Purchaser.  When  interests  in global  securities  are to be transferred  on behalf of a seller from the account of a DTC  participant  to the account of a Clearstream  participant  or a Euroclear participant  for a purchaser,  the purchaser will send  instructions to Clearstream or Euroclear  through a Clearstream  participant or
Euroclear  participant  at least one  business  day prior to  settlement.  Clearstream  or the  Euroclear  operator  will  instruct its respective  depository to receive an interest in the global  securities  against payment.  Payment will include interest accrued on the global  securities  from and including the last payment date to but excluding  the  settlement  date.  Payment will then be made by the respective  depository  to the DTC  participant's  account  against  delivery  of an  interest  in the  global  securities.  After this settlement  has been  completed,  the  interest  will be credited to the  respective  clearing  system and by the clearing  system,  in accordance  with its usual  procedures,  to the  Clearstream  participant's  or  Euroclear  participant's  account.  The credit of this interest  will appear on the next  business day and the cash debit will be  back-valued  to and the  interest on the global  securities will accrue  from,  the value date,  which would be the  preceding  day when  settlement  occurred in New York.  If  settlement  is not completed  through DTC on the intended  value date,  i.e.,  the trade fails,  the  Clearstream  or Euroclear  cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants and Euroclear  participants will need to make available to the respective  clearing system the funds necessary to process  same-day funds  settlement.  The most direct means of doing so is to pre-position  funds for settlement from cash on hand, in which case the  Clearstream  participants  or Euroclear  participants  will take on credit  exposure to  Clearstream or the
Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative,  if Clearstream or the Euroclear operator has extended a line of credit to them,  Clearstream  participants or  Euroclear  participants  can elect not to  pre-position  funds and allow that credit line to be drawn upon.  Under this  procedure,
Clearstream  participants  or Euroclear  participants  receiving  interests in global  securities for purchasers  would incur overdraft charges for one day,  to the extent  they  cleared  the  overdraft  when  interests  in the global  securities  were  credited to their accounts.  However,  interest on the global  securities  would  accrue from the value date.  Therefore,  the  investment  income on the interest in the global  securities  earned  during that  one-day  period  would tend to offset the amount of these  overdraft  charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the  settlement  through  DTC will take place  during New York  business  hours,  DTC  participants  are  subject to DTC procedures for  transferring  interests in global  securities to the respective  depository of Clearstream or Euroclear for the benefit of  Clearstream  participants  or Euroclear  participants.  The sale  proceeds  will be  available to the DTC seller on the  settlement date.  Thus, to the seller settling the sale through a DTC  participant,  a cross-market  transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally,  intra-day  traders that use  Clearstream  participants  or Euroclear  participants  to purchase  interests in global securities from DTC participants or sellers settling  through them for delivery to Clearstream  participants or Euroclear  participants should note that these trades will  automatically  fail on the sale side unless  affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o    borrowing  interests in global securities  through  Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected  in the relevant  Clearstream  or  Euroclear  accounts,  in  accordance  with the clearing  system's  customary procedures;

o    borrowing  interests in global  securities in the United States from a DTC  participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant  Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o    staggering  the  value  dates  for the buy and sell  sides  of the  trade so that the  value  date for the  purchase  from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers  between  Clearstream  or  Euroclear  Seller  and DTC  Purchaser.  Due to time  zone  differences  in  their  favor,
Clearstream  participants  and Euroclear  participants  may employ their  customary  procedures for  transactions in which interests in global securities are to be transferred by the respective  clearing system,  through the respective  depository,  to a DTC participant.
The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream  participant or Euroclear  participant at least one business day prior to  settlement.  Clearstream  or  Euroclear  will  instruct  its  respective  depository,  to credit an interest in the global  securities to the DTC  participant's  account against  payment.  Payment will include  interest  accrued on the global  securities  from and including the last payment date to but excluding the  settlement  date. The payment will then be reflected in the account of the Clearstream  participant or Euroclear  participant the following business day and receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would be back-valued to the value date, which would be the preceding day, when  settlement  occurred  through DTC in New York. If settlement is not completed on the intended  value date,  i.e.,  the trade fails, receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an individual or corporation  holding the global security on its own behalf through  Clearstream or
Euroclear  or through  DTC if the  holder  has an address  outside  the U.S.,  will be  subject  to the 30% U.S.  withholding  tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o    each clearing system,  bank or other institution that holds customers'  securities in the ordinary course of its trade or business in the chain of  intermediaries  between  the  beneficial  owner or a foreign  corporation  or foreign  trust and the U.S.  entity required to withhold tax complies with applicable certification requirements; and

o    the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o    Exemption for Non-U.S.  Persons-Form  W-8BEN.  Beneficial  holders of global  securities that are Non-U.S.  persons  generally can obtain a  complete  exemption  from the  withholding  tax by filing a signed  Form  W-8BEN or  Certificate  of  Foreign  Status of
     Beneficial Owner for United States Tax Withholding.  Non-U.S.  persons residing in a country that has a tax treaty with the United
     States  can  obtain  an  exemption  or  reduced  tax  rate,  depending  on  the  treaty  terms,  by  filing  Form  W-8BEN.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o    Exemption  for  Non-U.S.  persons  with  effectively  connected  income-Form  W-8ECI.  A  Non-U.S.  person,  including  a non-U.S.
     corporation or bank with a U.S.  branch,  for which the interest  income is  effectively  connected with its conduct of a trade or business in the United States,  can obtain an exemption from the  withholding  tax by filing Form W-8ECI or Certificate of Foreign
     Person's  Claim for Exemption  from  Withholding  on Income  Effectively  Connected with the Conduct of a Trade or Business in the
     United States.

o    Exemption for U.S.  Persons-Form W-9. U.S. persons can obtain a complete  exemption from the withholding tax by filing Form W-9 or
     Payer's Request for Taxpayer Identification Number and Certification.

         U.S.  Federal  Income Tax  Reporting  Procedure.  The  holder of a global  security  or, in the case of a Form  W-8BEN or Form
W-8ECI filer,  his agent,  files by submitting  the  appropriate  form to the person  through whom it holds the  security-the  clearing agency,  in the case of persons  holding  directly on the books of the  clearing  agency.  Form W-8BEN and Form  W-8ECI  generally  are effective until the third  succeeding  calendar year from the date the form is signed.  However,  the W-8BEN and W-8ECI with a taxpayer identification  number will remain  effective until a change in  circumstances  makes any  information on the form incorrect,  provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S.  The term “U.S. person” means:

o    a citizen or resident of the United States;

o    a  corporation,  partnership  or other entity  treated as a corporation  or a partnership  for United  States  federal  income tax purposes  organized in or under the laws of the United  States or any state  thereof,  including  for this purpose the District of
     Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o    a trust if a court within the United States is able to exercise primary  supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within
30 days of the change.  Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person.  The term “Non-U.S. person” means any person who is not a U.S. person.  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                                                        SCHEDULE A

                                                      CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
   The description  herein of the Mortgage Loans is based upon the estimates of the composition  thereof as of the Cut-off Date, as adjusted to reflect the Principal  Balances as of the Cut-off Date. Prior to the issuance of the  Certificates,  Mortgage Loans may be removed as a result of (i) Principal
Prepayments thereof in full prior to December 1, 2006, (ii) requirements of Moody's or S&P, or (iii)  delinquencies,  or otherwise.  In any such event, other  mortgage  loans may be included in the Trust.  SAMI II believes  that the  estimated  information  set forth herein with respect to the Mortgage
Loans as  presently  constituted  is  representative  of the  characteristics  thereof  at the time  the  Certificates  are  issued,  although  certain characteristics of the Mortgage Loans may vary.

Principal Balances of the Mortgage Loans at Origination in Group I

                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
         Original Principal Balance ($)                                Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                               0  -  100,000                                            12                         $ 1,029,056                     0.12%
                         100,001  -  200,000                                           206                          33,951,399                     4.00
                         200,001  -  300,000                                           445                         113,529,240                    13.36
                         300,001  -  400,000                                           526                         184,895,331                    21.76
                         400,001  -  500,000                                           466                         211,807,699                    24.93
                         500,001  -  600,000                                           244                         133,472,383                    15.71
                         600,001  -  700,000                                           124                          79,349,530                     9.34
                         700,001  -  800,000                                            33                          24,481,957                     2.88
                         800,001  -  900,000                                            27                          22,949,605                     2.70
                         900,001  -  1,000,000                                          20                          19,458,049                     2.29
                       1,000,001  -  1,100,000                                           2                           2,076,117                     0.24
                       1,100,001  -  1,200,000                                           5                           5,841,206                     0.69
                       1,200,001  -  1,300,000                                           2                           2,553,899                     0.30
                       1,300,001  -  1,400,000                                           4                           5,558,929                     0.65
                       1,400,001  -  1,500,000                                           3                           4,487,967                     0.53
                       1,500,001 or Greater                                              2                           4,140,697                     0.49
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Minimum Original Principal Balance:                                                 $60,000
         Maximum Original Principal Balance:                                                 $2,438,000
         Average Original Principal Balance:                                                 $400,731

        Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group I

                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
         Principal Balance ($)                                         Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                               0  -  100,000                                            12                         $ 1,029,056                     0.12%
                         100,001  -  200,000                                           204                          33,550,962                     3.95
                         200,001  -  300,000                                           441                         112,126,268                    13.20
                         300,001  -  400,000                                           529                         185,494,888                    21.83
                         400,001  -  500,000                                           450                         203,486,889                    23.95
                         500,001  -  600,000                                           260                         141,147,150                    16.61
                         600,001  -  700,000                                           127                          81,199,426                     9.56
                         700,001  -  800,000                                            33                          24,481,957                     2.88
                         800,001  -  900,000                                            25                          21,147,900                     2.49
                         900,001  -  1,000,000                                          20                          19,255,440                     2.27
                       1,000,001  -  1,100,000                                           4                           4,080,431                     0.48
                       1,100,001  -  1,200,000                                           5                           5,841,206                     0.69
                       1,200,001  -  1,300,000                                           2                           2,553,899                     0.30
                       1,300,001  -  1,400,000                                           3                           4,157,340                     0.49
                       1,400,001  -  1,500,000                                           3                           4,387,745                     0.52
                       1,500,001 or Greater                                              3                           5,642,509                     0.66
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Minimum Principal Balance:                                                          $59,857
         Maximum Principal Balance:                                                          $242,600
         Average Principal Balance:                                                          $400,558

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group I

                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
         Mortgage Interest Rates (%)                                   Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                           1.000   - 1.249                                             257                       $ 104,991,725                    12.36%
                           1.750   - 1.999                                               8                           7,324,204                     0.86
                           2.000   - 2.249                                              37                          11,228,121                     1.32
                           2.250   - 2.499                                               1                           2,426,600                     0.29
                           3.000   - 3.249                                               1                             297,500                     0.04
                           7.000   - 7.249                                               2                           1,937,426                     0.23
                           7.250   - 7.499                                              10                           4,857,732                     0.57
                           7.500   - 7.749                                              23                           8,140,185                     0.96
                           7.750   - 7.999                                              93                          39,364,319                     4.63
                           8.000   - 8.249                                             238                          95,876,813                    11.29
                           8.250   - 8.499                                             605                         249,539,645                    29.37
                           8.500   - 8.749                                             842                         322,318,449                    37.94
                           8.750   - 8.999                                               3                             935,185                     0.11
                           9.000   - 9.249                                               1                             345,158                     0.04
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Minimum Mortgage Rate:                                                              1.000%
         Maximum Mortgage Rate:                                                              9.125%
         Weighted Average Mortgage Rate:                                                     7.303%

  Original Loan-to-Value Ratios* of the Mortgage Loans as of the Cut Off Date in Group I

                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
         Original Loan-to-Value Ratios($)                                Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                            0.00  -  30.00                                               4                           $ 465,105                     0.05%
                           30.01  -  40.00                                               9                           2,410,716                     0.28
                           40.01  -  50.00                                              12                           3,434,126                     0.40
                           50.01  -  55.00                                              10                           3,266,449                     0.38
                           55.01  -  60.00                                              18                           9,307,089                     1.10
                           60.01  -  65.00                                              35                          17,899,362                     2.11
                           65.01  -  70.00                                              95                          43,622,091                     5.13
                           70.01  -  75.00                                             290                         126,227,529                    14.86
                           75.01  -  80.00                                           1,565                         616,568,634                    72.57
                           80.01  -  85.00                                              15                           4,360,778                     0.51
                           85.01  -  90.00                                              66                          21,520,971                     2.53
                           90.01  -  95.00                                               1                             194,734                     0.02
                           95.01  -  100.00                                              1                             305,481                     0.04
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Weighted Average Original Loan-to-Value:                                            77.64%

         *Loan to Value Ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.

   Geographic Distribution* of the Mortgaged Properties in Group I

                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
         Geographic Distribution                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         Arizona                                                                       114                        $ 38,753,571                     4.56%
         California                                                                  1,326                         591,203,661                    69.59
         Colorado                                                                       16                           4,250,809                     0.50
         Connecticut                                                                     4                             820,628                     0.10
         Delaware                                                                        1                             385,080                     0.05
         District of Columbia                                                            9                           3,207,800                     0.38
         Florida                                                                       205                          59,169,416                     6.96
         Georgia                                                                         7                           1,708,879                     0.20
         Hawaii                                                                          7                           4,033,707                     0.47
         Idaho                                                                           1                             145,984                     0.02
         Illinois                                                                        5                           1,398,749                     0.16
         Kansas                                                                          1                             114,400                     0.01
         Maryland                                                                       57                          24,437,869                     2.88
         Massachusetts                                                                  10                           3,656,099                     0.43
         Michigan                                                                        2                             400,208                     0.05
         Minnesota                                                                       3                             488,614                     0.06
         Missouri                                                                        1                             125,200                     0.01
         Nevada                                                                        123                          40,466,643                     4.76
         New Hampshire                                                                   1                             336,299                     0.04
         New Jersey                                                                     18                           5,285,166                     0.62
         New Mexico                                                                      1                             196,800                     0.02
         New York                                                                        6                           1,675,755                     0.20
         North Carolina                                                                  2                           1,628,704                     0.19
         Oregon                                                                         23                           5,573,883                     0.66
         Pennsylvania                                                                   12                           2,641,697                     0.31
         Rhode Island                                                                    1                             191,542                     0.02
         South Carolina                                                                  1                             486,338                     0.06
         Tennessee                                                                       1                             131,443                     0.02
         Texas                                                                           4                           1,185,778                     0.14
         Utah                                                                            8                           1,941,527                     0.23
         Virginia                                                                       93                          35,314,134                     4.16
         Washington                                                                     54                          17,378,668                     2.05
         Wisconsin                                                                       4                             848,014                     0.10
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         *No more than approximately 0.79% of the Mortgage Loans by Principal
          Balance in the pool will be secured by properties located in any one zip code area.

       Credit Scores as of the Date of Origination of the Mortgage Loans in Group I

         Range of Credit Scores
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                       Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                                     N/A                                                 8                         $ 2,025,790                     0.24%
                             620   - 639                                               101                          35,778,166                     4.21
                             640   - 659                                               131                          45,218,648                     5.32
                             660   - 679                                               313                         123,062,720                    14.49
                             680   - 699                                               398                         158,049,634                    18.60
                             700   - 719                                               345                         141,563,820                    16.66
                             720   - 739                                               302                         125,102,907                    14.73
                             740   - 759                                               246                         103,804,202                    12.22
                             760   - 779                                               172                          70,189,626                     8.26
                             780   - 799                                                82                          35,916,570                     4.23
                             800   - 819                                                23                           8,870,982                     1.04
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Non-Zero Weighted Average Credit Score:                                             710

   Property Types of Mortgaged Properties in Group I

         Property Type
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         2-4 Family                                                                     78                        $ 32,291,366                     3.80%
         Condominium                                                                   189                          60,856,372                     7.16
         PUD                                                                           418                         177,176,338                    20.85
         Single Family                                                               1,400                         570,226,585                    67.12
         Townhouse                                                                      36                           9,032,403                     1.06
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

  Occupancy Status of Mortgaged Properties in Group I

         Occupancy Status
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                       Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         Investor                                                                      181                        $ 55,922,626                     6.58%
         Owner Occupied                                                              1,855                         765,964,940                    90.16
         Second Home                                                                    85                          27,695,498                     3.26
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

     Loan Purpose of the Mortgage Loans in Group I

         Loan Purpose
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                       Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         Cash Out Refinance                                                            867                       $ 318,367,350                    37.47%
         Purchase                                                                      637                         270,917,817                    31.89
         Rate/Term Refinance                                                           617                         260,297,897                    30.64
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

  Documentation Type of the Mortgage Loans in Group I

         Documentation Type
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         Full/Alternative                                                               92                        $ 30,640,950                     3.61%
         No Income/No Asset                                                              1                             179,992                     0.02
         No Ratio                                                                      976                         411,254,688                    48.41
         Stated Income                                                                 809                         326,403,757                    38.42
         Stated/Stated                                                                 243                          81,103,677                     9.55
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

  Original Terms to Stated Maturity of the Mortgage Loans in Group I

         Original Term (Months)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         360                                                                         1,321                       $ 517,138,527                    60.87%
         480                                                                           800                         332,444,537                    39.13
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Minimum Original Term to Stated Maturity (Mths):                                    360
         Maximum Original Term to Stated Maturity (Mths):                                    480
         Weighted Average Original Term to Stated Maturity (Mths):                           407

 Remaining Terms to Stated Maturity of the Mortgage Loans in Group I

         Stated Remaining Term (Months)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                       Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
          300 -  359                                                                 1,159                       $ 454,818,479                    53.53%
          360 -  360                                                                   162                          62,320,049                     7.34
          361 or Greater                                                               800                         332,444,537                    39.13
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Minimum Remaining Term to Stated Maturity (Mths):                                   355
         Maximum Remaining Term to Stated Maturity (Mths):                                   480
         Weighted Average Remaining Term to Stated Maturity (Mths):                          406

        Index of the Mortgage Loans in Group I

                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                       Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         MTA                                                                         2,121                       $ 849,583,065                   100.00%
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

      Rate Adjustment Frequency of the Mortgage Loans in Group I

         Rate Adjustment Frequency
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                       Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         1 Month                                                                     2,121                       $ 849,583,065                   100.00%
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

    Payment Adjustment Frequency of the Mortgage Loans in Group I

         Pay Adjustment Frequency
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         1 Year                                                                      2,121                       $ 849,583,065                   100.00%
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

   Months to Next Rate Adjustment* of the Mortgage Loans in Group I

         Months to Next Rate Adjust
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                       Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         1                                                                           2,112                       $ 839,832,260                    98.85%
         2                                                                               4                           6,318,354                     0.74
         3                                                                               5                           3,432,450                     0.40
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Weighted Average Next Rate Adjustment (Mths):                                       1

   Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group I

         Maximum Mortgage Rate (%)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                       Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                           9.751  -  10.000                                          2,121                       $ 849,583,065                   100.00%
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Weighted Average Maximum Mortgage Rate:                                             9.950%

  Periodic Rate Cap of the Mortgage Loans in Group I

         Periodic Rate Cap (%)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                       Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         NonCapped                                                                   2,121                       $ 849,583,065                   100.00%
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Non-Zero Weighted Average Periodic Rate Cap:                                        NonCapped

   Initial Rate Cap of the Mortgage Loans in Group I

         Initial Rate Cap (%)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         NonCapped                                                                   2,121                       $ 849,583,065                   100.00%
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Non-Zero Weighted Average Initial Rate Cap:                                         NonCapped

     Gross Margin of the Mortgage Loans in Group I

         Gross Margin (%)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                       Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       ---------------------------------------------------------------------------------
                           2.001 -   2.250                                               4                         $ 2,428,426                     0.29%
                           2.251 -   2.500                                              12                           5,876,546                     0.69
                           2.501 -   2.750                                              26                           9,419,435                     1.11
                           2.751 -   3.000                                             115                          48,124,799                     5.66
                           3.001 or Greater                                          1,964                         783,733,858                    92.25
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,121                       $ 849,583,065                   100.00%
                                                                       =================================================================================

         Weighted Average Gross Margin:                                                      3.488%

 Principal Balances of the Mortgage Loans at Origination in Group II

         Original Principal Balance ($)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                       Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                               0  -  100,000                                            23                         $ 1,883,574                     0.18%
                         100,001  -  200,000                                           322                          53,015,660                     5.18
                         200,001  -  300,000                                           642                         163,851,827                    16.01
                         300,001  -  400,000                                           614                         217,609,008                    21.27
                         400,001  -  500,000                                           493                         220,761,054                    21.57
                         500,001  -  600,000                                           308                         168,371,886                    16.45
                         600,001  -  700,000                                           143                          92,379,141                     9.03
                         700,001  -  800,000                                            50                          37,828,143                     3.70
                         800,001  -  900,000                                            19                          16,416,011                     1.60
                         900,001  -  1,000,000                                          29                          28,216,185                     2.76
                       1,000,001  -  1,100,000                                           1                           1,089,718                     0.11
                       1,100,001  -  1,200,000                                           4                           4,556,598                     0.45
                       1,200,001  -  1,300,000                                           4                           5,070,773                     0.50
                       1,300,001  -  1,400,000                                           2                           2,750,994                     0.27
                       1,400,001  -  1,500,000                                           4                           5,960,238                     0.58
                       1,500,001  -  or Greater                                          2                           3,508,750                     0.34
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Minimum Original Principal Balance:                                                 $60,200
         Maximum Original Principal Balance:                                                 $1,960,000
         Average Original Principal Balance:                                                 $383,827

       Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group II

         Principal Balance ($)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                               0  -  100,000                                            22                         $ 1,783,374                     0.17%
                         100,001  -  200,000                                           310                          50,509,811                     4.94
                         200,001  -  300,000                                           643                         162,848,822                    15.91
                         300,001  -  400,000                                           602                         211,589,342                    20.68
                         400,001  -  500,000                                           499                         221,363,242                    21.63
                         500,001  -  600,000                                           313                         169,572,165                    16.57
                         600,001  -  700,000                                           155                          99,504,446                     9.72
                         700,001  -  800,000                                            45                          33,715,178                     3.29
                         800,001  -  900,000                                            24                          20,325,637                     1.99
                         900,001  -  1,000,000                                          22                          21,098,529                     2.06
                       1,000,001  -  1,100,000                                           9                           9,111,660                     0.89
                       1,100,001  -  1,200,000                                           4                           4,556,598                     0.45
                       1,200,001  -  1,300,000                                           4                           5,070,773                     0.50
                       1,300,001  -  1,400,000                                           1                           1,350,000                     0.13
                       1,400,001  -  1,500,000                                           3                           4,353,731                     0.43
                       1,500,001  -  or Greater                                          4                           6,516,250                     0.64
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Minimum Principal Balance:                                                          $60,351
         Maximum Principal Balance:                                                          $1,964,900
         Average Principal Balance:                                                          $384,688

         Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group II

         Mortgage Interest Rates (%)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                           5.750   - 5.999                                               2                           $ 639,495                     0.06%
                           6.000   - 6.249                                               5                           2,374,560                     0.23
                           6.250   - 6.499                                              18                           6,583,836                     0.64
                           6.500   - 6.749                                              55                          20,051,477                     1.96
                           6.750   - 6.999                                             148                          54,177,750                     5.29
                           7.000   - 7.249                                             213                          79,046,498                     7.72
                           7.250   - 7.499                                             396                         150,051,482                    14.66
                           7.500   - 7.749                                             477                         177,377,403                    17.33
                           7.750   - 7.999                                             613                         241,293,821                    23.58
                           8.000   - 8.249                                             323                         125,696,952                    12.28
                           8.250   - 8.499                                             337                         135,554,417                    13.25
                           8.500   - 8.749                                              39                          15,507,072                     1.52
                           8.750   - 8.999                                              13                           5,410,020                     0.53
                           9.000   - 9.249                                               8                           3,731,576                     0.36
                           9.250   - 9.499                                               6                           2,647,436                     0.26
                           9.500   - 9.749                                               1                             785,960                     0.08
                           9.750   - 9.999                                               3                             954,426                     0.09
                          10.000   - 10.249                                              3                           1,385,378                     0.14
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Minimum Mortgage Rate:                                                              5.750%
         Maximum Mortgage Rate:                                                              10.125%
         Weighted Average Mortgage Rate:                                                     7.675%

 Original Loan-to-Value Ratios* of the Mortgage Loans as of the Cut Off Date in Group II

         Original Loan-to-Value Ratios(%)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                            0.00  -  30.00                                               2                           $ 335,275                     0.03%
                           30.01  -  40.00                                               8                           1,722,786                     0.17
                           40.01  -  50.00                                              29                           9,703,709                     0.95
                           50.01  -  55.00                                              20                           7,353,084                     0.72
                           55.01  -  60.00                                              32                          10,879,242                     1.06
                           60.01  -  65.00                                              68                          28,974,806                     2.83
                           65.01  -  70.00                                             110                          51,981,985                     5.08
                           70.01  -  75.00                                             164                          72,310,364                     7.07
                           75.01  -  80.00                                           2,217                         837,816,074                    81.88
                           80.01  -  85.00                                               2                             313,782                     0.03
                           85.01  -  90.00                                               5                             961,172                     0.09
                           90.01  -  95.00                                               3                             917,279                     0.09
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Weighted Average Original Loan-to-Value:                                            77.63%

         *Loan to Value Ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.

   Geographic Distribution* of the Mortgaged Properties in Group II

         Geographic Distribution
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         Alabama                                                                         5                           $ 655,043                     0.06%
         Arizona                                                                       198                          58,004,529                     5.67
         California                                                                  1,521                         670,117,398                    65.49
         Colorado                                                                       24                           7,915,435                     0.77
         Connecticut                                                                     3                           2,240,050                     0.22
         Delaware                                                                        3                             884,526                     0.09
         District of Columbia                                                            6                           2,201,555                     0.22
         Florida                                                                       221                          63,624,573                     6.22
         Georgia                                                                        23                           6,070,583                     0.59
         Hawaii                                                                          7                           2,784,041                     0.27
         Idaho                                                                           1                             417,040                     0.04
         Illinois                                                                        7                           1,851,468                     0.18
         Indiana                                                                         2                             340,449                     0.03
         Iowa                                                                            1                             222,668                     0.02
         Maine                                                                           2                           1,116,719                     0.11
         Maryland                                                                       88                          32,001,157                     3.13
         Massachusetts                                                                   3                           1,027,470                     0.10
         Michigan                                                                       15                           2,241,209                     0.22
         Minnesota                                                                      24                           5,909,120                     0.58
         Missouri                                                                        5                           2,441,333                     0.24
         Nevada                                                                        133                          43,998,781                     4.30
         New Jersey                                                                     41                          14,578,558                     1.42
         New Mexico                                                                      2                             330,874                     0.03
         New York                                                                        4                           1,910,394                     0.19
         North Carolina                                                                  6                           1,467,458                     0.14
         Oregon                                                                         37                          10,076,144                     0.98
         Pennsylvania                                                                   10                           2,723,711                     0.27
         Rhode Island                                                                    1                             203,508                     0.02
         South Carolina                                                                  7                           2,566,052                     0.25
         Tennessee                                                                       3                             607,515                     0.06
         Texas                                                                          14                           2,489,493                     0.24
         Utah                                                                           12                           3,911,815                     0.38
         Virginia                                                                      122                          42,024,128                     4.11
         Washington                                                                    104                          33,552,900                     3.28
         Wisconsin                                                                       5                             761,863                     0.07
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         *No more than approximately 0.68% of the Mortgage Loans by Principal
          Balance in the pool will be secured by properties located in any one zip code area.

      Credit Scores as of the Date of Origination of the Mortgage Loans in Group II

         Range of Credit Scores
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                                     N/A                                                 4                           $ 879,798                     0.09%
                             620   - 639                                                46                          17,973,047                     1.76
                             640   - 659                                                74                          26,907,223                     2.63
                             660   - 679                                               450                         164,087,014                    16.04
                             680   - 699                                               500                         200,001,677                    19.55
                             700   - 719                                               483                         189,662,773                    18.53
                             720   - 739                                               428                         165,219,070                    16.15
                             740   - 759                                               275                         109,319,015                    10.68
                             760   - 779                                               232                          87,823,024                     8.58
                             780   - 799                                               125                          45,691,727                     4.47
                             800   - 819                                                41                          14,975,992                     1.46
                             820   - 839                                                 2                             729,200                     0.07
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Non-Zero Weighted Average Credit Score:                                             713

  Property Types of Mortgaged Properties in Group II

         Property Type
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         2-4 Family                                                                     67                        $ 27,621,848                     2.70%
         Condominium                                                                   275                          82,063,881                     8.02
         PUD                                                                           687                         272,063,668                    26.59
         Single Family                                                               1,597                         630,867,282                    61.65
         Townhouse                                                                      34                          10,652,879                     1.04
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

 Occupancy Status of Mortgaged Properties in Group II

         Occupancy Status
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         Investor                                                                      163                        $ 43,560,704                     4.26%
         Owner Occupied                                                              2,449                         963,657,022                    94.17
         Second Home                                                                    48                          16,051,832                     1.57
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

    Loan Purpose of the Mortgage Loans in Group II

         Loan Purpose
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         Cash Out Refinance                                                            482                       $ 196,954,475                    19.25%
         Purchase                                                                    1,642                         622,351,890                    60.82
         Rate/Term Refinance                                                           536                         203,963,193                    19.93
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

 Documentation Type of the Mortgage Loans in Group II

         Documentation Type
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         Full/Alternative                                                              197                        $ 60,756,774                     5.94%
         Limited                                                                         5                           1,201,861                     0.12
         No Income/No Asset                                                             47                          19,072,711                     1.86
         No Income/Verif Asset                                                         333                         117,711,773                    11.50
         No Ratio                                                                      828                         339,290,157                    33.16
         Stated Income                                                               1,223                         475,167,483                    46.44
         Stated/Stated                                                                  27                          10,068,799                     0.98
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

 Original Terms to Stated Maturity of the Mortgage Loans in Group II

         Original Term (Months)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         360                                                                         2,660                     $ 1,023,269,558                   100.00%
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Minimum Original Term to Stated Maturity (Mths):                                    360
         Maximum Original Term to Stated Maturity (Mths):                                    360
         Weighted Average Original Term to Stated Maturity (Mths):                           360

 Remaining Terms to Stated Maturity of the Mortgage Loans in Group II

         Stated Remaining Term (Months)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
          300 -  359                                                                 2,026                       $ 783,372,144                    76.56%
          360 -  360                                                                   634                         239,897,414                    23.44
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Minimum Remaining Term to Stated Maturity (Mths):                                   356
         Maximum Remaining Term to Stated Maturity (Mths):                                   360
         Weighted Average Remaining Term to Stated Maturity (Mths):                          359

        Index of the Mortgage Loans in Group II

         Index
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         1 Year LIBOR                                                                   13                         $ 4,622,217                     0.45%
         6 Month LIBOR                                                               2,647                       1,018,647,342                    99.55
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

     Rate Adjustment Frequency of the Mortgage Loans in Group II

         Rate Adjustment Frequency
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         6 Months                                                                    2,647                     $ 1,018,647,342                    99.55%
         12 Months                                                                      13                           4,622,217                     0.45
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

    Payment Adjustment Frequency of the Mortgage Loans in Group II

         Pay Adjustment Frequency
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         6 Months                                                                    2,647                     $ 1,018,647,342                    99.55%
         12 Months                                                                      13                           4,622,217                     0.45
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

  Months to Next Rate Adjustment* of the Mortgage Loans in Group II

         Months to Next Rate Adjust
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         56                                                                              2                           $ 385,833                     0.04%
         57                                                                             24                           9,124,773                     0.89
         58                                                                            355                         144,901,880                    14.16
         59                                                                          1,645                         628,959,658                    61.47
         60                                                                            634                         239,897,414                    23.44
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Weighted Average Next Rate Adjustment (Mths):                                       59

   Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group II

         Maximum Mortgage Rate (%)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                                 -   9.75                                                3                           $ 691,838                     0.07%
                          10.501  -  10.750                                              1                             290,625                     0.03
                          10.751  -  11.000                                              3                             766,238                     0.07
                          11.001  -  11.250                                              8                           3,439,205                     0.34
                          11.251  -  11.500                                             39                          15,039,374                     1.47
                          11.501  -  11.750                                             74                          26,471,095                     2.59
                          11.751  -  12.000                                            194                          71,651,995                     7.00
                          12.001  -  12.250                                            302                         114,243,614                    11.16
                          12.251  -  12.500                                            487                         183,449,455                    17.93
                          12.501  -  12.750                                            506                         190,777,923                    18.64
                          12.751  -  13.000                                            478                         191,166,601                    18.68
                          13.001  -  13.250                                            317                         123,768,439                    12.10
                          13.251  -  13.500                                            202                          82,637,667                     8.08
                          13.501  -  13.750                                             19                           6,632,994                     0.65
                          13.751  -  14.000                                             13                           6,222,360                     0.61
                          14.001  -  or Greater                                         14                           6,020,136                     0.59
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Weighted Average Maximum Mortgage Rate:                                             12.673%

  Periodic Rate Cap of the Mortgage Loans in Group II

         Periodic Rate Cap (%)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         1.000                                                                       2,660                     $ 1,023,269,558                   100.00%
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Non-Zero Weighted Average Periodic Rate Cap:                                        1.000%

  Initial Rate Cap of the Mortgage Loans in Group II

         Initial Rate Cap (%)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
         1.500                                                                           1                           $ 222,668                     0.02%
         2.000                                                                           6                           1,970,113                     0.19
         5.000                                                                       2,653                       1,021,076,777                    99.79
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Non-Zero Weighted Average Initial Rate Cap:                                         4.993%

    Gross Margin of the Mortgage Loans in Group II

         Gross Margin (%)
                                                                                                 Aggregate Principal Balance
                                                                          Number of                   Outstanding as of                    % of
                                                                        Mortgage Loans                   Cut-off Date                 Mortgage Loans
                                                                       --------------------  ----------------------------------     --------------------
                           2.001 -   2.250                                           2,650                     $ 1,019,456,889                    99.63%
                           2.501 -   2.750                                               9                           3,495,879                     0.34
                           3.001 -   or Greater                                          1                             316,790                     0.03
                                                                       ---------------------------------------------------------------------------------
                  Total                                                              2,660                     $ 1,023,269,558                   100.00%
                                                                       =================================================================================

         Weighted Average Gross Margin:                                                      2.253%

                                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                                                Depositor

                                                    MORTGAGE PASS-THROUGH CERTIFICATES
                                                          MORTGAGE-BACKED NOTES

___________________________________________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page 6 in this prospectus and the risk factors in the prospectus supplement.
___________________________________________________________________________________________________________________________________

The Offered Securities

The  depositor  proposes to establish  one or more trusts to issue and sell from time to time one or more  classes of offered  securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

      o     mortgage loans secured by first and junior liens on the related mortgage property;
      o     home equity revolving lines of credit;
      o     mortgage loans where the borrower has little or no equity in the related mortgaged property;
      o     mortgage loans secured by one-to-four-family residential properties;
      o     mortgage loans secured by multifamily  properties,  commercial  properties and mixed  residential  and commercial  properties, provided that the concentration of these properties is less than 10% of the pool;
      o     manufactured housing conditional sales contracts and installment loan agreements or interests therein; and
      o     mortgage  securities  issued  or  guaranteed  by  Ginnie  Mae,  Fannie  Mae,  Freddie  Mac or  other  government  agencies  or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement

If so specified in the related  prospectus  supplement,  the trust for a series of securities may include any one or any  combination of a financial guaranty insurance policy,  mortgage pool insurance policy,  letter of credit,  special hazard insurance policy or reserve fund, currency or interest rate exchange  agreements or other type of credit  enhancement.  In addition to or in lieu of the  foregoing,  credit enhancement  may be  provided  by  means  of  subordination  of one or  more  classes  of  securities,  by  cross-collateralization  or by overcollateralization.

The  securities of each series will  represent  interests or obligations  of the issuing  entity,  and will not represent  interests in or obligations of the sponsor, depositor, or any of their affiliates.

The  offered  securities  may be offered to the public  through  different  methods as  described  in "Methods  of  Distribution"  in this prospectus.

Neither the Securities and Exchange  Commission nor any state securities  commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus  supplement is truthful or complete.  Any  representation to the contrary is a criminal offense.

                                             The date of this prospectus is December 27, 2006.

                                 TABLE OF CONTENTS

Caption                                                                      Page

   Servicing and Other Compensation and Payment of Expenses;

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;

                                                               INTRODUCTION

                             All capitalized terms in this prospectus are defined in the glossary at the end.

General

         The  mortgage  pass-through  certificates  or  mortgage-backed  notes  offered  by this  prospectus  and the  related  prospectus supplement  will be offered  from time to time in series.  The  securities  of each series will consist of the offered  securities  of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of  certificates  will  represent in the aggregate the entire  beneficial  ownership  interest in, and each series of notes will represent  indebtedness of, a trust fund to be established by the depositor.  Each trust fund will consist  primarily of a pool of mortgage loans or interests therein,  which may include mortgage  securities,  acquired by the depositor from one or more affiliated or unaffiliated  sellers. See "The Depositor" and "The Mortgage Pools" in this prospectus.  The mortgage loans may include sub-prime mortgage loans.  The trust fund assets,  may also include,  if  applicable,  reinvestment  income,  reserve funds,  cash accounts,  swaps and other derivatives  that are described in this  prospectus,  and various forms of credit  enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders  pursuant to: (1) with respect to each series of certificates,  a pooling and servicing  agreement or other agreement,  or (2) with respect to each series of notes, an indenture,  in each case as more fully described in this prospectus and in the related  prospectus  supplement.  Information  regarding the offered securities of a series, and the general characteristics  of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related  prospectus supplement.

         Each series of  securities  will include one or more classes.  Each class of  securities of any series will  represent the right, which  right may be senior or  subordinate  to the rights of one or more of the other  classes of the  securities,  to receive a specified portion of payments of principal or interest or both on the  mortgage  loans and the other trust fund assets in the related  trust fund in the manner  described in this prospectus  under  "Description of the Securities" and in the related  prospectus  supplement.  A series may include  one or  more  classes  of  securities  entitled  to  principal  distributions,  with  disproportionate,  nominal  or no  interest distributions,  or to interest distributions,  with disproportionate,  nominal or no principal distributions.  A series may include two or more  classes of  securities  which  differ as to the  timing,  sequential  order,  priority of  payment,  pass-through  rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to  representations  and warranties made by the  depositor,  except as provided in the related  prospectus  supplement.  The master  servicer and each  principal  servicer for any series of  securities  will be named in the related  prospectus  supplement.  The  principal  obligations  of the master  servicer will be pursuant to its contractual  servicing  obligations,  which include its limited  obligation to make advances in the event of delinquencies in payments  on the  related  mortgage  loans if the  servicer of a mortgage  loan fails to make such  advance.  See  "Description  of the
Securities" in this prospectus.

         If so  specified  in the related  prospectus  supplement,  the trust fund for a series of  securities  may include any one or any combination of a financial guaranty insurance policy,  mortgage pool insurance policy, letter of credit,  special hazard insurance policy, reserve fund,  currency or interest rate exchange  agreements or any other type of credit  enhancement  described in this  prospectus.  In addition  to or in lieu of the  foregoing,  credit  enhancement  may be  provided  by means of  subordination  of one or more  classes  of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement" in this prospectus.

         The rate of payment of principal of each class of securities  entitled to a portion of principal  payments on the mortgage  loans in the related  mortgage  pool and the trust fund  assets  will depend on the  priority of payment of the class and the rate and timing of principal  payments on the mortgage loans and other trust fund assets,  including by reason of  prepayments,  defaults,  liquidations  and repurchases of mortgage  loans.  A rate of principal  payments  lower or faster than that  anticipated  may affect the yield on a class of securities in the manner  described in this  prospectus  and in the related  prospectus  supplement.  See "Yield  Considerations"  in this prospectus.

         With  respect to each series of  securities,  one or more  separate  elections  may be made to treat the related  trust fund or a designated  portion  thereof as a REMIC for  federal  income tax  purposes.  If  applicable,  the  prospectus  supplement  for a series of securities  will specify which class or classes of the  securities  will be  considered  to be regular  interests in the related REMIC and which class of securities or other  interests will be designated as the residual  interest in the related REMIC.  See "Federal  Income Tax
Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods,  including offerings through  underwriters,  as more fully described under "Methods of Distribution" in this prospectus and in the related prospectus supplement.

         There will be no  secondary  market for the offered  securities  of any series  prior to the  offering  thereof.  There can be no assurance  that a secondary  market for any of the offered  securities  will develop or, if it does develop,  that it will  continue.  The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                                                               RISK FACTORS

         You should  carefully  consider,  among other  things,  the  following  factors in  connection  with the  purchase of the offered certificates:

The Offered  Certificates  or Notes Will Have Limited  Liquidity,  So You May Be Unable to Sell Your  Securities  or May Be Forced to Sell
Them at a Discount from Their Fair Market Value.

         The underwriter  intends to make a secondary  market in the offered  certificates or notes,  however the underwriter  will not be obligated to do so. There can be no assurance that a secondary  market for the offered  certificates  or notes will develop or, if it does develop,  that it will provide holders of the offered  certificates or notes with liquidity of investment or that it will continue for the life of the offered  certificates  or notes.  As a result,  any resale  prices that may be available  for any offered  certificate  in any market that may develop may be at a discount from the initial  offering price or the fair market value thereof.  The offered  certificates or notes will not be listed on any securities exchange.

The Rate and Timing of Principal Distributions on the Offered Certificates or Notes Will Be Affected by Prepayment Speeds.

         The rate and timing of distributions  allocable to principal on the offered  certificates or notes,  other than the interest only certificates,  will  depend,  in general,  on the rate and timing of  principal  payments,  including  prepayments  and  collections  upon defaults,  liquidations  and  repurchases,  on the  mortgage  loans in the related loan group,  or in the case of the offered  subordinate certificates,  both loan  groups,  and the  allocation  thereof to pay  principal  on these  certificates  as provided  in the  prospectus supplement.  As is the case  with  mortgage  pass-through  certificates  generally,  the  offered  certificates  or notes are  subject  to substantial  inherent  cash-flow  uncertainties  because the  mortgage  loans may be prepaid at any time.  However,  if  applicable,  with respect to the percentage of the mortgage loans set forth in the prospectus  supplement,  a prepayment  within five years,  as provided in the  mortgage  note,  of its  origination  may subject the related  mortgagor  to a  prepayment  charge,  which may act as a deterrent  to prepayment of the mortgage loan.  See "The Mortgage Pool" in the prospectus supplement.

         Generally,  when prevailing  interest rates are increasing,  prepayment  rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered  certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely,  when prevailing  interest rates are declining,  prepayment rates on mortgage loans tend to increase.  An increase in the prepayment  rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered  certificates or notes, at time when reinvestment at comparable yields may not be possible.

         During a certain  period as described in the related  prospectus  supplement  after the closing  date,  the entire  amount of any prepayments  and certain other  unscheduled  recoveries of principal  with respect to the mortgage loans in a loan group will be allocated to the senior  certificates  in the related  certificate  group,  other than the interest only  certificates,  with such  allocation to be subject to further  reduction  over an additional  four year period  thereafter,  as described in the  prospectus  supplement,  unless the amount of subordination  provided to the senior  certificates by the subordinate  certificates is twice the amount as of the cut-off date, and  certain  loss and  delinquency  tests are  satisfied.  This will  accelerate  the  amortization  of the senior  certificates  in each certificate  group,  other than the interest  only  certificates,  as a whole  while,  in the absence of losses in respect of the mortgage loans in the related loan group,  increasing  the  percentage  interest in the principal  balance of the mortgage loans in such loan group the subordinate certificates evidence.

         For further information  regarding the effect of principal  prepayments on the weighted average lives of the offered certificates or notes, see "Yield on the Certificates" or "Yield on the Notes" in the prospectus  supplement,  including the table entitled "Percent of
Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" in the prospectus supplement.

The Yield to Maturity on the Offered Certificates or Notes Will Depend on a Variety of Factors.

         The yield to maturity on the offered  certificates  or notes,  particularly  the interest  only  certificates,  will  depend,  in general, on:

         o        the applicable purchase price; and

         o        the rate and timing of principal  payments,  including  prepayments  and  collections  upon defaults,  liquidations  and repurchases,  on the  related  mortgage  loans and the  allocation  thereof to reduce the  current  principal  amount or notional amount of the offered certificates or notes, as well as other factors.

         The yield to investors on the offered  certificates  or notes will be adversely  affected by any  allocation  thereto of interest shortfalls on the mortgage loans.

         In general,  if the offered  certificates  or notes,  other than the interest  only  certificates  or notes,  are  purchased at a premium and principal  distributions  occur at a rate faster than  anticipated  at the time of purchase,  the  investor's  actual yield to maturity  will be lower than that  assumed at the time of  purchase.  Conversely,  if the offered  certificates  or notes,  other than the interest only certificates,  are purchased at a discount and principal  distributions  occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The  proceeds  to the  depositor  from  the sale of the  offered  certificates  or notes  were  determined  based on a number  of assumptions,  including a constant  rate of prepayment  each month,  or CPR,  relative to the then  outstanding  principal  balance of the mortgage  loans.  No  representation  is made that the mortgage  loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield  assumptions  for the offered  certificates  or notes will vary as determined at the time of sale. See "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

         Mortgage  loans secured by properties  located in the State of California are more likely to incur defaults or losses as a result of physical  damage to the properties  resulting from natural  causes such as earthquake,  mudslide and wildfire,  as compared to mortgage loans secured by properties  located in other  locations.  Investors  should note that some  geographic  regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and,  consequently,  will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally.  For example,  a region's economic condition and housing market may be directly,  or indirectly,  adversely affected by natural disasters or civil disturbances such as earthquakes,  hurricanes,  floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region  immediately  affected by the disaster or disturbance.  The mortgage loans securing the offered  certificates or notes may be concentrated in these regions,  and any concentration may present risk  considerations in addition to those generally present for similar  mortgage-backed  securities without this  concentration.  Any risks associated with mortgage loan  concentration may affect the yield to maturity of the offered  certificates or notes to the extent  losses  caused by these  risks are not  covered  by the  subordination  provided  by the  non-offered  subordinate certificates or notes.

Statutory  and Judicial  Limitations  on  Foreclosure  Procedures  May Delay  Recovery in Respect of the  Mortgaged  Property and, in Some
Instances,  Limit the Amount That May Be  Recovered by the  Foreclosing  Lender,  Resulting in Losses on the Mortgage  Loans That Might be
Allocated to the Offered Certificates or Notes.

         Foreclosure  procedures  may vary from state to state.  Two primary  methods of  foreclosing a mortgage  instrument  are judicial foreclosure,  involving court proceedings,  and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure  action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims  are asserted.
Delays may also result from difficulties in locating necessary  defendants.  Non-judicial  foreclosures may be subject to delays resulting from state laws  mandating  the  recording  of notice of default and notice of sale and,  in some  states,  notice to any party  having an interest of record in the real property,  including junior  lienholders.  Some states have adopted  "anti-deficiency"  statutes that limit the  ability of a lender to collect  the full amount owed on a loan if the  property  sells at  foreclosure  for less than the full amount owed.  In addition,  United States courts have  traditionally  imposed  general  equitable  principles to limit the remedies  available to lenders in foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these statutes and judicial  principles may be to delay  and/or  reduce  distributions  in  respect  of the  offered  certificates  or  notes.  See  "Legal  Aspects  of  Mortgage
Loans—Foreclosure on Mortgages and Some Contracts" in this prospectus.

The Value of the Mortgage  Loans May Be Affected By, Among Other Things,  a Decline in Real Estate  Values,  Which May Result in Losses on
the Offered Certificates or Notes.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential  real estate market should  experience an overall decline in property values so that the outstanding  balances of the mortgage loans,  and any secondary  financing on the mortgaged  properties,  in the mortgage pool become equal to or greater than the value of the mortgaged  properties,  the actual rates of delinquencies,  foreclosures and losses could be higher than those now generally  experienced in the mortgage lending industry.  In some areas of the United States,  real estate values have risen at a greater  rate in recent  years than in the past.  In  particular,  mortgage  loans with high  principal  balances  or high loan-to-value  ratios  will be  affected  by any  decline in real  estate  values.  Real  estate  values in any area of the country may be affected by several  factors,  including  population  trends,  mortgage  interest  rates,  and the economic  well-being of that area.  Any decrease in the value of the mortgage  loans may result in the  allocation  of losses which are not covered by credit  enhancement  to the offered certificates or notes.

The Ratings on the Offered  Certificates or Notes Are Not a Recommendation to Buy, Sell or Hold the Offered  Certificates or Notes and Are
Subject to Withdrawal at Any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates or Notes.

         It is a condition  to the  issuance  of the offered  certificates  or notes that each class of offered  certificates  or notes be rated in one of the four highest  rating  categories by a nationally  recognized  statistical  rating agency.  A security  rating is not a recommendation  to buy,  sell or hold  securities  and may be subject to revision or  withdrawal  at any time.  No person is  obligated to maintain the rating on any offered  certificate,  and,  accordingly,  there can be no assurance  that the ratings  assigned to any offered certificate  on the date on which the offered  certificates  or notes are  initially  issued will not be lowered or  withdrawn by a rating agency at any time thereafter.  In the event any rating is revised or withdrawn,  the liquidity or the market value of the related offered certificates or notes may be adversely affected. See "Ratings" in the prospectus supplement and "Rating" in this prospectus.

         The ratings of the offered  certificates or notes by the rating agencies may be lowered  following the initial  issuance  thereof as a result of losses on the  mortgage  loans in excess of the levels  contemplated  by the rating  agencies at the time of their  initial rating analysis.  Neither the depositor,  the master servicer, the servicers, the securities  administrator,  the trustee nor any of their respective  affiliates will have any obligation to replace or supplement any credit  enhancement,  or to take any other action to maintain the  ratings  of the  offered  certificates  or  notes.  See  "Description  of  Credit  Enhancement—Reduction  or  Substitution  of Credit
Enhancement" in this prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

         Some or all of the  mortgage  loans  included  in the trust fund will be  nonrecourse  loans or loans for which  recourse  may be restricted or unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor default will be limited to the specific real property and other assets,  if any, that were pledged to secure the mortgage  loan.  However,  even with respect to those  mortgage  loans that provide for recourse  against the mortgagor and its assets  generally,  there can be no assurance  that  enforcement  of the recourse provisions  will be  practicable,  or that the other  assets of the  mortgagor  will be  sufficient  to permit a recovery  in respect of a defaulted  mortgage loan in excess of the liquidation  value of the related mortgaged  property.  Any risks associated with mortgage loans with no or limited  recourse may affect the yield to maturity of the offered  certificates  or notes to the extent  losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

         To the extent that a servicer or the master servicer,  in its capacity as successor servicer,  for a mortgage loan acquires title to any related  mortgaged  property which is contaminated  with or affected by hazardous  wastes or hazardous  substances,  these mortgage loans may incur losses.  See  "Servicing of Mortgage  Loans—Realization  Upon or Sale of Defaulted  Mortgage  Loans" and "Legal Aspects of
Mortgage  Loans—Environmental  Legislation" in this prospectus.  To the extent these  environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable state and local laws generally  regulate interest rates and other charges,  require specific  disclosure,  and require licensing of the  originator.  In addition,  other state and local laws,  public policy and general  principles of equity  relating to the protection  of consumers,  unfair and  deceptive  practices and debt  collection  practices  may apply to the  origination,  servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o        the Federal  Truth-in-Lending  Act and Regulation Z promulgated  thereunder,  which require specific  disclosures to the borrowers regarding the terms of the mortgage loans;

         o        the Equal Credit  Opportunity Act and Regulation B promulgated  thereunder,  which prohibit  discrimination on the basis of age, race, color, sex,  religion,  marital status,  national origin,  receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o        the Fair Credit  Reporting Act, which  regulates the use and reporting of information  related to the borrower's  credit experience.

         Depending on the  provisions  of the  applicable  law and the specific  facts and  circumstances  involved,  violations  of these federal or state laws,  policies and  principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage  loans,  may entitle the borrower to a refund of amounts  previously  paid and, in  addition,  could  subject the trust to damages and administrative enforcement.  See "Legal Aspects of Mortgage Loans" in this prospectus.

         On the closing  date,  the Sponsor  will  represent  that each  mortgage  loan at the time it was made  complied in all  material respects with all applicable  laws and  regulations,  including,  without  limitation,  usury,  equal credit  opportunity,  disclosure and recording laws and all  anti-predatory  lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations,  including,  without limitation,  usury, equal credit opportunity,  disclosure and recording laws and all  anti-predatory  lending laws and the terms of the related  mortgage  note, the mortgage and other loan  documents.  In the event of a breach of this  representation,  the Sponsor will be obligated to cure the breach or repurchase or substitute  the affected  mortgage loan in the manner described in the prospectus.

         Under the  anti-predatory  lending  laws of some  states,  the  borrower  is  required to meet a net  tangible  benefits  test in connection  with the  origination  of the related  mortgage loan.  This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine  that a mortgage loan does not meet the test even if the originator  reasonably  believed that the test was satisfied,  Any  determination  by a court  that the  mortgage  loan  does not meet the test  will  result  in a  violation  of the  state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the trust.

The Return on the Offered  Certificates or Notes Could Be Reduced by Shortfalls Due to the Application of the Servicemembers  Civil Relief
Act and Similar State Laws.

         The  Servicemembers  Civil Relief Act, or the Relief Act, and similar state laws provide  relief to  mortgagors  who enter active military  service  and to  mortgagors  in  reserve  status and the  national  guard who are called to active  military  service  after the origination of their mortgage  loans.  The military  operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active  military duty,  including  those citizens  previously in reserve  status.  Under the Relief Act the interest rate  applicable  to a mortgage  loan for which the  related  mortgagor  is called to active  military  service  will be reduced  from the percentage  stated in the related  mortgage note to 6.00%.  This interest rate  reduction and any reduction  provided  under similar state laws will  result in an interest  shortfall  because  neither the master  servicer  nor the related  servicer  will be able to collect the amount of interest  which  otherwise  would be payable with respect to such  mortgage  loan if the Relief Act or similar state law was not applicable  thereto.  This  shortfall  will not be paid by the  mortgagor  on future due dates or advanced  by the master  servicer or the related servicer and, therefore,  will reduce the amount available to pay interest to the  certificateholders  on subsequent  distribution dates.  We do not know how many mortgage  loans in the mortgage pool have been or may be affected by the  application of the Relief Act or similar state law. In addition,  the Relief Act imposes  limitations  that would impair the ability of the master  servicer or the related servicer  to  foreclose  on an  affected  single  family  loan  during the  mortgagor's  period of active  duty  status,  and,  under some circumstances,  during an  additional  three month period  thereafter.  Thus, in the event that the Relief Act or similar  legislation  or regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the certificates or notes in connection  therewith.  Any other  interest  shortfalls,  deferrals or  forgiveness  of payments on the mortgage  loans  resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

Negative Amortization May Increase Losses Applied to the Certificates or Notes.

         When interest due on a negative  amortization  loan is added to the principal  balance of the negative  amortization loan through negative  amortization,  the mortgaged  property  provides  proportionally  less  security for the repayment of the negative  amortization loan.  Therefore,  if the  mortgagor  defaults  on the  negative  amortization  loan,  there is a greater  likelihood  that a loss will be incurred upon the  liquidation  of the mortgaged  property.  Furthermore,  the loss will be larger than would  otherwise  have been in the absence of negative amortization.

Allocation of Deferred Interest May Affect the Yield on the Certificates or Notes.

         The amount of deferred  interest,  if any,  with  respect to the  negative  amortization  loans for a given month will reduce the amount of interest  collected on the negative  amortization  loans and  available to be  distributed  as interest to the  certificates  or notes.  The reduction in interest  collections  will be offset,  in whole or in part, by applying  principal  prepayments  received on the mortgage loans to interest  distributions  on the  certificates  or notes.  To the extent the amount of deferred  interest on the negative amortization loans exceeds the principal  prepayments and/or other amounts as described in the related prospectus  supplement  received on the mortgage loans, the net rate cap on the certificates or notes will be reduced.

A Security  Interest In A Manufactured  Home Could Be Rendered  Subordinate to the Interests of Other Parties  Claiming an Interest in the
Home.

         Perfection of security  interests in manufactured  homes and enforcement of rights to realize upon the value of the  manufactured homes as  collateral  for the  manufactured  housing  contracts  are subject to a number of federal and state laws,  including the Uniform
Commercial  Code as adopted in each state and each state's  certificate  of title  statutes.  The steps  necessary to perfect the security interest  in a  manufactured  home will vary from state to state.  If the  servicer  of the  contract  fails,  due to  clerical  errors or otherwise,  to take the appropriate  steps to perfect the security  interest,  the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.  Additionally,  courts in many states have held that manufactured homes may become subject to real estate title and recording  laws. As a result,  a security  interest in a  manufactured  home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

Acquiring Board Approval for the Sale of Cooperative  Loans Could Limit the Number of Potential  Purchasers for those Shares and Otherwise
Limit the Servicer's Ability to Sell, and Realize the Value of, those Shares Backed by Such Loans.

         With respect to collateral  securing a cooperative loan, any prospective  purchaser will generally have to obtain the approval of the board of directors of the relevant  cooperative  before  purchasing  the shares and acquiring  rights under the  proprietary  lease or occupancy  agreement  securing the cooperative  loan. This approval is usually based on the purchaser's  income and net worth and numerous other factors.  The necessity of acquiring  board  approval could limit the number of potential  purchasers for those shares and otherwise limit the  servicer's  ability to sell, and realize the value of, those shares.  In addition,  the servicer will not require that a hazard or flood insurance  policy be maintained for any  cooperative  loan.  Generally,  the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative,  and the  tenant-stockholders  of that cooperative do not maintain  individual hazard insurance  policies.  However,  if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain  adequate coverage or any insurance  proceeds are not applied to the restoration of the damaged  property,  damage to the related borrower's  cooperative  apartment or the  cooperative's  building could  significantly  reduce the value of the  collateral  securing the cooperative note.

Defects in Security Interest Could Result in Losses.

         o        The security interest in certain manufactured homes may not be perfected.

         Every  contract  will be secured  by either (1) a security  interest  in the  manufactured  home or (2) if it is a  land-and-home contract,  the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed.  Several federal and state laws,  including (i) the UCC as adopted in the relevant state,  (ii) certificate of title statutes as adopted in the relevant states;  and
(iii) if applicable,  the real estate laws as adopted in the states in which the manufactured homes are located,  govern the perfection of security  interests  in the  manufactured  homes and the  enforcement  of rights to realize  upon the value of the  manufactured  homes as collateral for the  contracts.  The steps required to perfect a security  interest in a  manufactured  home vary from state to state.  The originator will represent and warrant that each contract is secured by a perfected  security  interest in the  manufactured  home, and the originator must repurchase the contract if there is a breach of this  representation and warranty.  Nevertheless,  if the originator fails to perfect its security  interest in the  manufactured  homes securing a number of contracts,  it could cause an increase in losses on the contracts,  and you could suffer a loss on your  investment  as a result.  In addition,  under federal and state laws, a number of factors may limit the ability of the holder of a  perfected  security  interest in  manufactured  homes to realize  upon the related  manufactured homes or may limit the amount  realized  to less than the amount  due under the  related  contract  which  could  result in a loss on your investment.

         o        The assignment of the security interest in the manufactured home to the trustee may not be perfected.

         Due to the expense and  administrative  inconvenience,  the  originator  will not amend a certificate  of title to a manufactured home to name the trustee as the lienholder or note the trustee's  interest on the  certificate of title.  As a result,  in some states the assignment  of the security  interest in the  manufactured  home to the trustee may not be effective  against the seller's  creditors or a trustee in the event the seller enters  bankruptcy,  or the security  interest may not be perfected.  Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust  securing  land-and-home  contracts  because of the expense and  administrative inconvenience  involved.  As a result,  in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the  seller's  creditors  or  bankruptcy  trustee.  If an  affiliate  of the seller is no longer the servicer and the trustee or a successor  servicer is unable to enforce the security interest in the manufactured  home following a default on a contract,  losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO Scores are Not an Indicator of Future Performance of Borrowers.

         Investors  should be aware that FICO  scores are based on past  payment  history of the  borrower.  Investors  should not rely on
FICO scores as an indicator of future borrower performance.  See "Loan Program — FICO Scores" in this prospectus.

                                                            THE MORTGAGE POOLS

General

         Each mortgage pool will consist  primarily of mortgage loans. The mortgage loans may consist of single family loans,  multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single  family loans will be  evidenced by mortgage  notes and secured by  mortgages  that,  in each case,  create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged  property.  The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If  specified  in the related  prospectus  supplement  relating to a series of  securities,  the single  family loans may include cooperative  apartment  loans  evidenced by a mortgage  note secured by security  interests in the related  mortgaged  property  including shares issued by cooperatives and in the related  proprietary leases or occupancy  agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The  multifamily  loans will be  evidenced  by  mortgage  notes and  secured by  mortgages  that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial  loans will be evidenced by mortgage notes and secured  mortgages that create a first or junior lien on commercial properties  including  office building,  retail building and a variety of other  commercial  properties as may be described in the related prospectus supplement.

         The  mixed-use  loans will be  evidenced  by  mortgage  loans and  secured by  mortgages  that  create a first or junior  lien on properties consisting of mixed residential and commercial structures.

         The aggregate  concentration by original  principal  balance of commercial,  multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates.  However,  if so specified in the related  prospectus  supplement,  mortgage loans may be insured by the FHA or guaranteed by the VA. See  "Description of Primary  Mortgage
Insurance, Hazard Insurance; Claims Thereunder—FHA Insurance" and "—VA Mortgage Guaranty" in this prospectus.

         A mortgage pool may include  mortgage  loans that are  delinquent as of the date the related  series of securities is issued.  In that case,  the related  prospectus  supplement  will set forth,  as to each  mortgage  loan,  available  information  as to the period of delinquency and any other information relevant for a prospective  investor to make an investment decision.  No mortgage loan in a mortgage pool shall be  non-performing.  Mortgage loans which are more than 30 days delinquent  included in any mortgage pool will have delinquency data relating to them included in the related  prospectus  supplement.  No mortgage pool will include a  concentration  of mortgage  loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same  borrower with respect to a single  mortgaged  property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include  "sub-prime"  mortgage loans.  "Sub-prime"  mortgage loans will be underwritten in accordance with underwriting  standards  which are less stringent than guidelines for "A" quality  borrowers.  Mortgagors may have a record of outstanding judgments,  prior  bankruptcies  and other credit items that do not satisfy the  guidelines for "A" quality  borrowers.  They may have had past debts written off by past lenders.

         A mortgage  pool may include  mortgage  loans that do not meet the purchase  requirements  of Fannie Mae and Freddie  Mac.  These mortgage  loans are known as  nonconforming  loans.  The mortgage  loans may be  nonconforming  because they exceed the maximum  principal balance of mortgage  loans  purchased  by Fannie Mae and Freddie  Mac,  known as jumbo  loans,  because  the  mortgage  loan may have been originated  with limited or no  documentation,  because they are sub-prime  mortgage  loans,  or because of some other failure to meet the purchase  criteria of Fannie Mae and Freddie  Mac. The related  prospectus  supplement  will detail to what extent the mortgage  loans are nonconforming mortgage loans.

         Each  mortgage  loan will be selected by the  depositor  or its  affiliates  for  inclusion  in a mortgage  pool from among those purchased by the depositor,  either  directly or through its  affiliates,  from  Unaffiliated  Sellers or Affiliated  Sellers.  As to each series of securities,  the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria,  compliance with  representations  and warranties,  and conformity to criteria relating to the  characterization  of securities for tax, ERISA, SMMEA,
Form S-3 eligibility and other legal  purposes.  If a mortgage pool is composed of mortgage loans acquired by the depositor  directly from
Unaffiliated  Sellers,  the related prospectus  supplement will specify the extent of mortgage loans so acquired.  The  characteristics of the mortgage  loans will be as  described  in the related  prospectus  supplement.  Other  mortgage  loans  available  for purchase by the depositor  may have  characteristics  which would make them  eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The  mortgage  loans may be  delivered  to the trust fund  pursuant to a Designated  Seller  Transaction,  concurrently  with the issuance of the related series of securities.  These  securities may be sold in whole or in part to the Seller in exchange for the related mortgage  loans,  or may be offered under any of the other methods  described in this  prospectus  under  "Methods of  Distribution."  The related  prospectus  supplement for a mortgage pool composed of mortgage loans acquired by the depositor  pursuant to a Designated  Seller
Transaction  will  generally  include  information,  provided  by the  related  Seller,  about  the  Seller,  the  mortgage  loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related  prospectus  supplement,  the trust fund for a series of securities may include mortgage  securities, as described in this  prospectus.  The mortgage  securities may have been issued  previously by the depositor or an affiliate  thereof,  a financial  institution or other entity engaged  generally in the business of mortgage lending or a limited purpose  corporation  organized for the purpose of, among other  things,  acquiring  and  depositing  mortgage  loans into  trusts,  and selling  beneficial  interests in trusts.  In  addition  the  mortgage  securities  may have been issued or  guaranteed  by Ginnie  Mae,  Fannie  Mae,  Freddie Mac or other government agencies or government-sponsored  agencies, as specified in the related prospectus supplement.  The mortgage securities will be generally similar to securities  offered under this prospectus.  In any securitization  where mortgage  securities are included in a trust fund, unless the mortgage  securities are exempt from registration under the Securities Act, the offering of the mortgage  securities will be registered if required in  accordance  with Rule 190 under the  Securities  Act. As to any series of mortgage  securities,  the related prospectus  supplement will include a description of (1) the mortgage securities and any related credit enhancement,  and (2) the mortgage loans underlying the mortgage securities.

         In addition,  if specified in the related prospectus  supplement United States Treasury securities and other securities issued by the U.S.  Government,  any of its  agencies or other  issuers  established  by federal  statute  may be  included in the trust fund.  Such securities  will be backed by the full faith and credit of the United States or will represent the  obligations of the U.S.  Government or such agency or such other  issuer or  obligations  payable from the proceeds of U.S.  Government  Securities,  as specified in the related prospectus supplement.

The Mortgage Loans

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

      o     Fixed-rate,  fully-amortizing  mortgage loans (which may include mortgage loans converted from adjustable-rate  mortgage loans or  otherwise  modified)  providing  for level  monthly  payments  of  principal  and  interest  and terms at  origination  or modification of not more than approximately 15 years;

      o     Fixed-rate,  fully-amortizing  mortgage loans (which may include mortgage loans converted from adjustable-rate  mortgage loans or  otherwise  modified)  providing  for level  monthly  payments  of  principal  and  interest  and terms at  origination  or modification of more than 15 years, but not more than approximately 30 years;

      o     Fully-amortizing  ARM Loans  having an original or modified  term to maturity of not more than  approximately  30 years with a related mortgage rate which generally  adjusts  initially either three months,  six months or one, two, three,  five, seven or ten years or other  intervals  subsequent to the initial  payment  date,  and  thereafter  at either three- month,  six-month, one-year or other intervals (with  corresponding  adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related  Note Margin and the note index.  The related  prospectus  supplement  will set forth the relevant Index,  which will be of a type that is customarily  used in the debt and fixed income markets to measure the cost of borrowed  funds,  and the  highest,  lowest and  weighted  average  Note Margin  with  respect to the ARM Loans in the related mortgage pool. The related  prospectus  supplement  will also indicate any periodic or lifetime  limitations on changes in any per annum mortgage rate at the time of any  adjustment.  If specified in the related  prospectus  supplement,  an ARM Loan may include a provision  that allows the  mortgagor to convert the  adjustable  mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

      o     Negatively-amortizing  ARM Loans having  original or modified terms to maturity of not more than  approximately  30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus  supplement,  and on each of specified periodic payment dates thereafter,  to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when  described in the related  prospectus  supplement to an amount that would fully  amortize the mortgage loan over its remaining  term on a level debt service  basis;  provided that  increases in the scheduled  monthly payment may be subject to limitations as specified in the related prospectus  supplement.  Any Deferred Interest will be added to the principal balance of the mortgage loan;

      o     Fixed-rate,  graduated payment mortgage loans having original or modified terms to maturity of not more than  approximately 15 years with monthly  payments  during the first year  calculated on the basis of an assumed  interest rate which is a specified percentage  below the mortgage rate on the mortgage loan.  Monthly  payments on these mortgage loans increase at the beginning of the second year by a specified  percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately  15-year term.  Deferred  Interest,  if any, will be added to the principal balance of these mortgage loans;

      o     Fixed-rate,  graduated payment mortgage loans having original or modified terms to maturity of not more than  approximately 30 years with monthly  payments  during the first year  calculated on the basis of an assumed  interest rate which is a specified percentage  below the mortgage rate on the mortgage loan.  Monthly  payments on these mortgage loans increase at the beginning of the second year by a specified  percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately  30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

      o     Balloon loans having payment terms similar to those described in one of the preceding  paragraphs,  calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding  principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

      o     Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

      o     Mortgage loans that require that each monthly payment  consist of an installment of interest which is calculated  according to the simple interest  method.  This method  calculates  interest using the outstanding  principal  balance of the mortgage loan multiplied by the loan rate and further  multiplied by a fraction,  the numerator of which is the number of days in the period elapsed  since the  preceding  payment of interest was made and the  denominator  of which is the number of days in the annual period for which  interest  accrues on the mortgage  loan. As payments are received on simple  interest  mortgage  loans,  the amount  received is applied  first to interest  accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

      o     Mortgage  loans which  provide for an interest  only period and do not provide for the payment of principal  for the number of years specified in the related prospectus supplement.

         The mortgage pool may contain  mortgage loans secured by junior liens.  The related senior lien,  which may have been made at the same time as the first lien,  may or may not be included  in the  mortgage  pool as well.  The primary  risk to holders of mortgage  loans secured by junior liens is the  possibility  that  adequate  funds will not be received in connection  with a  foreclosure  of the related senior  liens to satisfy  fully both the senior liens and the  mortgage  loan  secured by a junior  lien.  In the event that a holder of a senior lien  forecloses on a mortgaged  property,  the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure,  second to real estate taxes,  third in satisfaction of all principal,  interest, prepayment  or  acceleration  penalties,  if any,  and any other sums due and owing to the holder of the senior  liens.  The claims of the holders of the senior  liens will be  satisfied  in full out of proceeds of the  liquidation  of the related  mortgaged  property,  if the proceeds are  sufficient,  before the trust fund as holder of the junior lien  receives any payments in respect of the mortgage  loan.  If the master  servicer or a servicer  were to foreclose on a mortgage  loan secured by a junior lien,  it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the  foreclosure  sale of the mortgage  loan would have to bid an amount  sufficient  to pay off all sums due under the  mortgage  loan and the senior liens or purchase the  mortgaged  property  subject to the senior liens.  In the event that the proceeds  from a foreclosure  or similar sale of the related mortgaged  property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate,  the trust fund, as the holder of the junior lien,  and,  accordingly,  holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions  while a  deficiency  judgment  against the  borrower is sought and (2) the risk of loss if the  deficiency  judgment is not realized upon.  Moreover,  deficiency  judgments may not be available in some  jurisdictions  or the mortgage loan may be nonrecourse.  In addition,  a junior  mortgagee may not foreclose on the property  securing a junior  mortgage  unless it forecloses  subject to the senior mortgages.

         A mortgage loan may require  payment of a prepayment  charge or penalty,  the terms of which will be more fully  described in the prospectus supplement.  Prepayment penalties may apply if the borrower makes a substantial  prepayment,  or may apply only if the borrower refinances  the mortgage  loans.  A  multifamily,  commercial or mixed-use  loan may also contain a prohibition  on prepayment or lock-out period.

         The  mortgage  loans may be "equity  refinance"  mortgage  loans,  as to which a portion of the proceeds are used to refinance an existing  mortgage  loan,  and the  remaining  proceeds may be retained by the  mortgagor or used for purposes  unrelated to the mortgaged property.  Alternatively,  the mortgage  loans may be "rate and term  refinance"  mortgage  loans,  as to which  substantially  all of the proceeds (net of related costs incurred by the  mortgagor)  are used to refinance an existing  mortgage loan or loans (which may include a junior lien)  primarily in order to change the interest rate or other terms  thereof.  The mortgage loans may be mortgage loans which have been consolidated  and/or have had various terms changed,  mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate  mortgage  loans,  or  construction  loans which have been  converted to permanent  mortgage  loans.  In addition,  a mortgaged property may be subject to secondary  financing at the time of origination of the mortgage loan or  thereafter.  In addition,  some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related  prospectus  supplement,  a mortgage pool may contain  convertible  mortgage loans which allow the mortgagors  to convert the interest  rates on these  mortgage  loans from a fixed rate to an adjustable  rate, or an adjustable  rate to a fixed rate, at some point during the life of these mortgage loans. In addition,  if provided for in the related prospectus  supplement,  a mortgage pool may contain  mortgage loans which may provide for  modification to other fixed rate or adjustable  rate programs  offered by the Seller. If specified in the related  prospectus  supplement,  upon any conversion or modification,  the depositor,  the related master servicer,  the related servicer,  the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related  prospectus  supplement.  Upon the failure of any party so obligated to  repurchase  any  converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus  supplement,  the mortgage loans may include buydown mortgage loans. Under the terms of a buydown  mortgage  loan,  the monthly  payments made by the mortgagor  during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

      o     funds contributed by the Seller of the mortgaged property or another source and placed in a custodial account,

      o     if funds contributed by the Seller are contributed on a present value basis, investment earnings on these funds, or

      o     additional funds to be contributed over time by the mortgagor's employer or another source.

         Generally,  the  mortgagor  under  each  buydown  mortgage  loan will be  qualified  at the  applicable  lower  monthly  payment.
Accordingly,  the repayment of a buydown  mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus  supplement for each series of securities  will contain  information as to the type of mortgage loans that will be included in the related  mortgage  pool.  Each  prospectus  supplement  applicable  to a series of  securities  will include  information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

      o     the aggregate principal balance of the mortgage loans,

      o     the type of property securing the mortgage loans,

      o     the original or modified terms to maturity of the mortgage loans,

      o     the range of principal balances of the mortgage loans at origination or modification,

      o     the earliest origination or modification date and latest maturity date of the mortgage loans,

      o     the Loan-to-Value Ratios of the mortgage loans,

      o     the mortgage rate or range of mortgage rates borne by the mortgage loans,

      o     if any of the mortgage loans are ARM Loans,  the  applicable  Index,  the range of Note Margins and the weighted  average Note
            Margin,

      o     the geographical distribution of the mortgage loans,

      o     the percentage of buydown mortgage loans, if applicable, and

      o     the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

      A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed,  together with the related pooling and servicing agreement, with respect to each series of certificates,  or the related servicing agreement,  owner trust agreement and indenture,  with respect to each series of notes,  with the Commission  after the initial  issuance of the securities.
In the event that mortgage  loans are added to or deleted from the trust fund after the date of the related  prospectus  supplement but on or before the date of issuance of the  securities if any material pool  characteristic  differs by 5% or more from the  description in the prospectus  supplement,  revised  disclosure  will be provided  either in a  supplement  or in a Current  Report on Form 8-K which will be available to investors on the SEC website.

         The  depositor  will cause the mortgage  loans  included in each  mortgage  pool,  or mortgage  securities  evidencing  interests therein, to be assigned,  without recourse, to the trustee named in the related prospectus  supplement,  for the benefit of the holders of the  securities of a series.  Except to the extent that servicing of any mortgage loan is to be  transferred  to a special  servicer,  the master servicer named in the related prospectus supplement will service the mortgage loans,  directly or through servicers,  pursuant to a pooling and servicing agreement,  with respect to each series of certificates,  or a servicing  agreement,  with respect to each series of notes,  and will  receive  a fee for these  services.  See  "Servicing  of  Mortgage  Loans,"  "Description  of the  Securities"  and "The
Agreements" in this  prospectus.  The master  servicer's  obligations  with respect to the mortgage loans will consist  principally of its contractual  servicing  obligations under the related pooling and servicing agreement or servicing agreement  (including its obligation to supervise,  monitor and oversee the obligations of the servicers to service and administer their  respective  mortgage loans in accordance with the terms of the  applicable  servicing  agreements),  as more fully  described  in this  prospectus  under  "Servicing  of  Mortgage
Loans—Servicers,"  and, if and to the extent set forth in the related prospectus  supplement,  its obligation to make cash advances in the event of  delinquencies  in payments on or with respect to the mortgage loans as described in this  prospectus  under  "Description of the
Securities—Advances")  or pursuant to the terms of any mortgage  securities.  The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

         Mortgage  loans to be included in a mortgage  pool will be  purchased  on the closing date by the  depositor  either  directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing  re-underwriting  criteria which it believes are  appropriate,  depending to some extent on the depositor's or its affiliates'  prior  experience with the Seller and the servicer,  as well as the  depositor's  prior  experience  with a particular  type of mortgage loan or with mortgage loans relating to mortgaged  properties in a particular  geographical  region. A standard  approach to  re-underwriting  is to compare loan file information and  information  that is represented  to the depositor on a tape with respect to a percentage of the mortgage  loans the depositor  deems appropriate in the circumstances.  The depositor will not undertake any independent  investigations of the  creditworthiness of particular obligors.

         The mortgage  loans,  as well as mortgage loans  underlying  mortgage  securities  will have been  originated in accordance  with underwriting standards described below.

         The  underwriting  standards to be used in originating the mortgage loans are primarily  intended to assess the  creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The mortgage loans will be originated under  "full/alternative",  "stated income/verified assets", "stated income/stated assets",
"no  documentation"  or "no  ratio"  programs.  The  "full/alternative"  documentation  programs  generally  verify  income  and assets in accordance with Fannie Mae/Freddie Mac automated  underwriting  requirements.  The stated  income/verified  assets,  stated  income/stated
assets, no documentation or no ratio programs generally require less  documentation and verification than do full  documentation  programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of  income/employment,  assets and certain payment histories.  Generally,  under both  "full/alternative"  documentation  programs,  at least one month of income  documentation is provided.
This  documentation  is also  required  to include  year-to-date  income or prior  year  income in case the  former is not  sufficient  to establish  consistent  income.  Generally  under a "stated income verified  assets"  program no  verification  of a mortgagor's  income is undertaken  by the  origination  however,  verification  of the  mortgagor's  assets is obtained.  Under a "stated  income/stated  assets"
program,  no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator  although both income and assets are stated on the loan application and a "reasonableness  test" is applied.  Generally,  under a "no  documentation"  program,  the mortgagor is not required to state his or her income or assets and therefore,  no  verification  of such  mortgagor's  income or assets is undertaken by the originator.  The  underwriting  for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged  property and the LTV ratio at origination  as well as on the payment  history and credit score.  Generally,  under a "no ratio"
program,  the mortgagor is not required to disclose their income  although the nature of employment is disclosed.  Additionally,  on a "no ratio" program assets are verified.

         The primary  considerations  in underwriting a mortgage loan are the mortgagor's  employment  stability and whether the mortgagor has  sufficient  monthly  income  available (1) to meet the  mortgagor's  monthly  obligations  on the proposed  mortgage loan  (generally determined  on the basis of the  monthly  payments  due in the year of  origination)  and other  expenses  related to the home  (including property  taxes and hazard  insurance)  and (2) to meet  monthly  housing  expenses and other  financial  obligations  and monthly  living expenses.  However,  the Loan-to-Value  Ratio of the mortgage loan is another critical factor. In addition,  a mortgagor's  credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV  Loans  are  underwritten  with an  emphasis  on the  creditworthiness  of the  related  mortgagor.  High LTV  Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily  loans,  commercial loans or mixed-use loans,  lenders typically look to the debt service coverage ratio of a loan as an  important  measure of the risk of  default  on that  loan.  Unless  otherwise  defined  in the  related  prospectus supplement,  the debt service  coverage ratio of a multifamily  loan,  commercial loan or mixed-use loan at any given time is the ratio of
(1) the net operating income of the related mortgaged property for a twelve-month  period to (2) the annualized  scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged  property  prior to the lien of the related  mortgage.  The net  operating  income of a mortgaged  property is the total  operating  revenues  derived  from a  multifamily,  commercial  or mixed-use property,  as applicable,  during that period,  minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation  and  amortization,  (b) capital  expenditures and (c) debt service on loans (including the related  mortgage  loan)  secured by liens on that  property.  The net  operating  income of a  multifamily,  commercial  or mixed-use property,  as applicable,  will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary  source of the  operating  revenues of a  multifamily,  commercial or mixed-use  property,  as  applicable, rental income (and maintenance  payments from  tenant-stockholders  of a cooperatively owned multifamily  property) may be affected by the condition of the applicable real estate market and/or area economy.  Increases in operating  expenses due to the general  economic climate or economic  conditions  in a locality or industry  segment,  such as increases in interest  rates,  real estate tax rates,  energy costs, labor costs and other operating expenses,  and/or to changes in governmental rules,  regulations and fiscal policies,  may also affect the risk of  default  on a  multifamily,  commercial  or  mixed-use  loan.  Lenders  also look to the  Loan-to-Value  Ratio of a  multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each  prospective  mortgagor will generally  complete a mortgage loan  application  that includes  information on the applicant's liabilities,  income,  credit  history,  employment  history and personal  information.  One or more credit reports on each applicant from national credit reporting  companies  generally will be required.  The report typically  contains  information  relating to credit history with local and national  merchants and lenders,  installment  debt payments and any record of defaults,  bankruptcies,  repossessions,  or judgments.  In the case of a multifamily  loan,  commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information  regarding the related  mortgaged  property,  including a current rent roll and operating income  statements (which may be pro forma and unaudited).  In addition,  the originator will generally also consider the location of the mortgaged property,  the availability of competitive  lease space and rental income of comparable  properties in the relevant  market area, the overall  economy and demographic features of the  geographic  area and the  mortgagor's  prior  experience in owning and operating  properties  similar to the  multifamily properties or commercial properties, as the case may be.

         Mortgaged  properties  generally will be appraised by licensed  appraisers or through an automated  valuation  system. A licensed appraiser will generally  address  neighborhood  conditions,  site and zoning status and condition and valuation of  improvements.  In the case of mortgaged  properties  secured by single family loans,  the appraisal report will generally  include a reproduction  cost analysis
(when  appropriate)  based on the current  cost of  constructing  a similar  home and a market  value  analysis  based on recent  sales of comparable homes in the area. With respect to multifamily properties,  commercial properties and mixed-use properties,  the appraisal must specify whether an income  analysis,  a market  analysis or a cost analysis was used. An appraisal  employing the income approach to value analyzes a property's projected net cash flow,  capitalization and other operational  information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar  properties in the property's  area, with  adjustments  made for  variations  between those other  properties and the property  being  appraised.  The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued  depreciation.  In any case, the value of the property being financed,  as indicated by the appraisal,  must support,  and support in the future, the outstanding loan  balance.  All  appraisals by licensed  appraisers  are required to be on forms  acceptable  to Fannie Mae or Freddie Mac.  Automated valuation  systems  generally rely on publicly  available  information  regarding  property values and will be described more fully in the related  prospectus  supplement.  An appraisal  for  purposes of  determining  the Value of a mortgaged  property may include an automated valuation.

         Notwithstanding the foregoing,  Loan-to-Value  Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of  mortgage  loans.  For  example,  the value of a mortgaged  property  as of the date of initial  issuance of the related series of securities may be less than the Value  determined at loan  origination,  and will likely continue to fluctuate from time to time based upon changes in economic  conditions and the real estate  market.  Mortgage  loans which are subject to negative  amortization  will have  Loan-to-Value  Ratios which will increase  after  origination  as a result of negative  amortization.  Also,  even when current,  an appraisal is not necessarily a reliable estimate of value for a multifamily  property or commercial property.  As stated above,  appraised values of multifamily,  commercial and mixed-use  properties are generally  based on the market  analysis,  the cost analysis,  the income analysis,  or upon a selection from or  interpolation  of the values derived from those  approaches.  Each of these appraisal  methods can present analytical  difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property  may have  little to do with its  current  market  value;  and income  capitalization  is  inherently  based on inexact projections  of income and expenses and the  selection  of an  appropriate  capitalization  rate.  Where more than one of these  appraisal methods are used and  provide  significantly  different  results,  an accurate  determination  of value and,  correspondingly,  a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus  supplement,  the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include  environmental  testing.  Under the laws of some states,  contamination  of real  property may give rise to a lien on the property to assure the costs of  cleanup.  In several  states,  this type of lien has  priority  over an  existing  mortgage  lien on that property. In addition,  under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator",  for costs of addressing  releases or  threatened  releases of  hazardous  substances  at a property,  if agents or  employees of the lender have become sufficiently  involved in the operations of the borrower,  regardless of whether or not the  environmental  damage or threat was caused by the borrower or a prior owner.  A lender also risks such  liability on  foreclosure  of the mortgage as described  under "Legal Aspects of
Mortgage Loans—Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage  loan Seller will be required to  represent  that it has complied  with the applicable  underwriting  policies of the FHA or VA,  respectively.  See "Description of Primary  Mortgage  Insurance,  Hazard  Insurance;
Claims Thereunder—FHA Insurance" and "—VA Insurance" in this prospectus.

FICO Scores

         The FICO Score is a statistical  ranking of likely future credit performance  developed by Fair, Isaac & Company ("Fair,  Isaac")
and the three national credit  repositories-Equifax,  Trans Union and First American  (formerly Experian which was formerly TRW). The FICO
Scores  available from the three national credit  repositories  are calculated by the assignment of weightings to the most predictive data collected  by the  credit  repositories  and  range  from the  300's to the  900's.  Although  the FICO  Scores  are  based  solely on the information  at the  particular  credit  repository,  such FICO Scores  have been  calibrated  to  indicate  the same level of credit risk regardless  of which  credit  repository  is used.  The FICO Scores is used along with,  but not limited  to,  mortgage  payment  history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

Qualifications of Originators and Sellers

         Each mortgage loan generally will be originated,  directly or through mortgage brokers and correspondents,  by a savings and loan association,  savings bank,  commercial bank, credit union,  insurance company, or similar institution which is supervised and examined by a federal or state authority,  or by a mortgagee  approved by the Secretary of Housing and Urban Development  pursuant to sections 203 and
211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

         Each Seller will have made  representations  and warranties in respect of the mortgage loans and/or  mortgage  securities sold by the Seller and  evidenced  by a series of  securities.  In the case of mortgage  loans,  representations  and  warranties  will  generally include, among other things, that as to each mortgage loan:

         o        With respect to any first lien mortgage  loan, a lender's  title  insurance  policy (on an ALTA or CLTA form) or binder, or other  assurance of title  customary in the relevant  jurisdiction  therefore in a form  acceptable  to Fannie Mae or
                  Freddie Mac, was issued on the date that each  mortgage  loan was created by a title  insurance  company  which,  to the best of the related seller's  knowledge,  was qualified to do business in the jurisdiction  where the related  mortgaged property is located,  insuring the related  seller and its  successors and assigns that the mortgage is a first priority lien on the related  mortgaged  property in the original  principal  amount of the mortgage loan; and the related seller is the sole insured  under such  lender's  title  insurance  policy,  and such policy,  binder or assurance is valid and remains in full force and effect,  and each such policy,  binder or assurance shall contain all applicable  endorsements including a negative  amortization  endorsement,  if applicable.  With respect to any second lien mortgage  loan,  other than any  Piggyback  Loan that has an initial  principal  amount less than or equal to  $200,000,  (a) a lender's  title insurance  policy or binder,  or other  assurance of title  customary in the relevant  jurisdiction  therefore in a form acceptable  to Fannie  Mae or  Freddie  Mac,  was  issued on the date that each  mortgage  loan was  created  by a title insurance  company  which,  to the  best  of the  related  seller's  knowledge,  was  qualified  to do  business  in the jurisdiction  where the related  mortgaged  property is located,  insuring  the related  seller and its  successors  and assigns;  and the related  seller is the sole insured  under such  lender's  title  insurance  policy,  and such policy, binder or assurance  is valid and remains in full force and effect,  and each such  policy,  binder or  assurance  shall contain all  applicable  endorsements  including  a negative  amortization  endorsement,  if  applicable,  or (b) a lien search  was conducted at the time of origination with respect to the related property;

         o        immediately  prior to the  transfer to the  depositor,  the related  Seller was the sole owner of  beneficial  title and holder of the mortgage and mortgage  note  relating to such  mortgage  loan and is conveying  the same free and clear of any and all liens, claims,  encumbrances,  participation interests,  equities, pledges, charges or security interests of any nature and the  related  Seller has full right and  authority  to sell or assign the same  pursuant  to the  related mortgage loan purchase agreement;

         o        there is no mechanics' lien or claim for work,  labor or material  affecting the premises  subject to any mortgage which is or may be a lien prior to, or equal with,  the lien of such  mortgage  except those which are insured  against by the title insurance policy referred to above;

         o        the mortgage is a valid and enforceable  first or other  applicable lien on the property  securing the related  mortgage note and each  mortgaged  property is owned by the  mortgagor in fee simple  (except with respect to common areas in the case of  condominiums,  PUDs and de  minimis  PUDs)  or by  leasehold  for a term  longer  than the term of the  related mortgage,  subject only to (i) the lien of current real property taxes and assessments,  (ii) covenants,  conditions and restrictions,  rights  of way,  easements  and  other  matters  of public  record  as of the date of  recording  of such mortgage,  such exceptions being acceptable to mortgage lending institutions  generally or specifically reflected in the appraisal  obtained in  connection  with the  origination  of the related  mortgage  loan or referred to in the lender's title insurance  policy  delivered to the originator of the related  mortgage loan and (iii) other matters to which like properties  are commonly  subject which do not  materially  interfere  with the benefits of the security  intended to be provided by such mortgage;

         o        the  physical  property  subject  to the  mortgage  is free of  material  damage  and is in good  repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         o        there was no delinquent  tax or  assessment  lien against the property  subject to any mortgage,  except where such lien was being contested in good faith and a stay had been granted against levying on the property; and

         o        each mortgage  loan at the time it was made  complied in all material  respects  with all  applicable  local,  state and federal laws and regulations,  including, without limitation, usury, equal credit opportunity,  disclosure and recording laws and all  applicable  predatory,  abusive and fair lending  laws;  and each  mortgage  loan has been serviced in all material respects in accordance with all applicable laws and regulations,  including,  without limitation,  usury, equal credit opportunity,  disclosure and recording laws and all applicable  anti-predatory  lending laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage  loans include  cooperative  mortgage  loans,  representations  and warranties  with respect to title  insurance or hazard insurance may not be given.  Generally,  the cooperative  itself is responsible for the maintenance of hazard insurance for property owned by the  cooperative,  and the borrowers  (tenant-stockholders)  of the  cooperative do not maintain hazard  insurance on their  individual dwelling units. In the case of mortgage  securities,  representations  and warranties will generally include,  among other things, that as to each mortgage  security,  the Seller has good title to the mortgage  security free of any liens. In the event of a breach of a Seller's representation  or warranty  that  materially  adversely  affects the  interests  of the  securityholders  in a mortgage  loan or mortgage security,  the related Seller will be obligated to cure the breach or repurchase  or, if permitted,  replace the mortgage loan or mortgage security as described  below.  However,  there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the  representations  and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage  loan or mortgage  security was  purchased  from the Seller by or on behalf of the  depositor,  unless a specific  representation  or warranty relates to an earlier date, in which case such  representation  or warranty shall be made as of such earlier date. As a result,  the date as of which the  representations  and warranties were made may be a date prior to the date of initial issuance of the related  series of  securities  or, in the case of a  Designated  Seller  Transaction,  will be the date of closing of the related sale by the applicable  Seller.  A substantial  period of time may have elapsed  between the date as of which the  representations and  warranties  were made and the later  date of  initial  issuance  of the  related  series of  securities.  Accordingly,  the  Seller's repurchase obligation (or, if specified in the related prospectus  supplement,  limited replacement option) described below will not arise if, during the period  commencing on the date of sale of a mortgage  loan or mortgage  security by the Seller,  an event occurs that would have given rise to a repurchase  obligation had the event occurred prior to sale of the affected  mortgage loan or mortgage  security,  as the case may be. The only  representations  and  warranties  to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage  security  relating to the period  commencing  on the date of sale of the mortgage loan or mortgage  security by the Seller to or on behalf of the  depositor  will be the limited  corporate  representations  of the  depositor  and the master  servicer described under "Description of the Securities—Assignment of Trust Fund Assets" below.

         The depositor  will assign to the trustee for the benefit of the holders of the related  series of  securities  all of its right, title and interest in each  purchase  agreement by which it purchased a mortgage loan or mortgage  security  from a Seller  insofar as the purchase agreement relates to the  representations  and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of  representations  and warranties with respect to the mortgage loan or mortgage security.  If a Seller  cannot  cure a breach of any  representation  or  warranty  made by it in respect of a mortgage  loan or  mortgage security  which  materially and adversely  affects the interests of the  securityholders  therein  within a specified  period after having discovered or received  notice of a breach,  then, the Seller will be obligated to repurchase the mortgage loan or mortgage  security at a purchase price set forth in the related  pooling and servicing  agreement or other  agreement which purchase price generally will be equal to the principal  balance thereof as of the date of repurchase  plus accrued and unpaid  interest  through or about the date of repurchase at the related  mortgage rate or pass-through  rate, as applicable  (net of any portion of this interest  payable to the Seller in respect of master servicing compensation,  special servicing compensation or servicing compensation,  as applicable,  and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided  above,  rather than repurchase the mortgage loan, the
Seller, if so specified in the related prospectus  supplement,  will be entitled,  at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified  Substitute Mortgage Loan;  however,  with respect to a series of certificates for which no REMIC election is to be made, the  substitution  must be effected within 120 days of the date of the initial  issuance of the related series of  certificates.  With respect to a trust fund for which a REMIC election is to be made, the  substitution  of a defective mortgage loan must be effected  within two years of the date of the initial  issuance of the related series of  certificates,  and may not be made if the substitution  would cause the trust fund, or any portion  thereof,  to fail to qualify as a REMIC or result in a Prohibited
Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

      o     have an outstanding  principal  balance,  after deduction of the principal  portion of the monthly payment due in the month of substitution,  not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be  deposited  in the  Distribution  Account by the related  Seller or the master  servicer in the month of  substitution  for distribution to the securityholders),

      o     have a mortgage  rate and a Net  Mortgage  Rate not less than (and not  materially  greater  than) the  mortgage  rate and Net
            Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

      o     have a  Loan-to-Value  Ratio at the time of  substitution  no higher  than that of the  Deleted  Mortgage  Loan at the time of substitution,

      o     have a remaining  term to maturity not  materially  earlier or later than (and not later than the latest  maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

      o     comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related  mortgage loan  purchase  agreement  may include  additional  requirements  relating to ARM Loans or other  specific  types of mortgage  loans,  or  additional  provisions  relating to meeting  the  foregoing  requirements  on an  aggregate  basis where a number of substitutions  occur  contemporaneously.  A Seller will have an option to  substitute  for a mortgage  security  that it is  obligated  to repurchase  in  connection  with a breach of a  representation  and warranty  only if it  satisfies  the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing  agreement or servicing  agreement to use reasonable  efforts to enforce this repurchase or substitution  obligation for the benefit of the trustee and the  securityholders, following  those  practices it would  employ in its good faith  business  judgment and which are normal and usual in its general  mortgage servicing  activities;  provided,  however,  that this repurchase or  substitution  obligation will not become an obligation of the master servicer in the event the  applicable  Seller  fails to honor the  obligation.  In  instances  where a Seller is unable,  or disputes  its obligation,  to  repurchase  affected  mortgage  loans and/or  mortgage  securities,  the master  servicer or the trustee,  employing  the standards set forth in the preceding  sentence,  may negotiate and enter into one or more  settlement  agreements  with the related Seller that could provide for the repurchase of only a portion of the affected  mortgage loans and/or mortgage  securities.  Any settlement could lead to losses on the mortgage loans and/or mortgage  securities  which would be borne by the related  securities.  In accordance with the above described  practices,  the master servicer or trustee will not be required to enforce any repurchase  obligation of a Seller arising from any  misrepresentation  by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the  misrepresentation  did not directly cause or are not likely to directly cause a loss on the related  mortgage loan or mortgage  security.  If the Seller fails to repurchase and no breach of any other party's  representations  has occurred,  the Seller's repurchase  obligation will not become an obligation of the depositor or any other party. In the case of a Designated  Seller  Transaction where the Seller fails to repurchase a mortgage  loan or mortgage  security and neither the depositor nor any other entity has assumed the representations  and  warranties,  the  repurchase  obligation  of the Seller will not become an  obligation of the depositor or any other party.  The foregoing  obligations  will  constitute  the sole remedies  available to  securityholders  or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the  depositor nor the master  servicer will be obligated to repurchase a mortgage loan or mortgage  security if a Seller defaults on its  obligation  to do so, and no  assurance  can be given that the Sellers  will carry out their  repurchase  obligations.  A default  by a Seller  is not a  default  by the  depositor  or by the  master  servicer.  However,  to the  extent  that a  breach  of the representations  and warranties of a Seller also  constitutes a breach of a  representation  made by the depositor or the master servicer, as described below under  "Description of the  Securities—Assignment  of Trust Fund Assets," the depositor or the master servicer may have a repurchase or  substitution  obligation.  Any mortgage loan or mortgage  security not so repurchased or substituted  for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement,  to the extent available,  and otherwise to one or more classes of the related series of securities.

         If a  person  other  than a  Seller  makes  the  representations  and  warranties  referred  to in the  first  paragraph  of this
"—Representations  by Sellers" section,  or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage  security  for a breach of those  representations  and  warranties,  the identity of that person will be specified in the related prospectus  supplement.  The master servicer's  responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

         If the  related  prospectus  supplement  so  specifies,  the master  servicer or another  entity  identified  in such  prospectus supplement  may, at its option,  purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an
REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

                                                         STATIC POOL INFORMATION

         For each mortgage pool discussed  above,  the depositor will provide  static pool  information  with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities,  the information  referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                                       SERVICING OF MORTGAGE LOANS

General

         The mortgage loans and mortgage  securities  included in each mortgage pool will be serviced and administered  pursuant to either a pooling and servicing  agreement or a servicing  agreement.  A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the  registration  statement of which this  prospectus is a part.  However,  the  provisions of each pooling and servicing  agreement or servicing  agreement will vary  depending upon the nature of the related  mortgage pool. The following summaries describe the material  servicing-related  provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any  servicing-related  provision of its related pooling and servicing  agreement or servicing  agreement that materially  differs from the description  thereof  contained in this prospectus.  If the related mortgage pool includes  mortgage  securities,  the related  prospectus  supplement will summarize the material provisions of the related pooling and servicing  agreement and identify the  responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes  mortgage  securities,  the servicing and administration  of the mortgage loans  underlying  any mortgage  securities  will be pursuant to the terms of those  mortgage  securities.
Mortgage  loans  underlying  mortgage  securities  in a mortgage  pool will be serviced and  administered  generally in the same manner as mortgage loans included in a mortgage pool,  however,  there can be no assurance that this will be the case,  particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

         The master  servicer,  if any,  for a series of  securities  will be named in the  related  prospectus  supplement  and may be an affiliate of the depositor.  The master  servicer is required to maintain a fidelity bond and errors and omissions  policy with respect to its officers and employees and other persons acting on behalf of the master  servicer in connection  with its  activities  under a pooling and servicing agreement or a servicing agreement.

         The master  servicer  shall  supervise,  monitor and oversee the  obligation  of the  servicers to service and  administer  their respective mortgage loans in accordance with the terms of the applicable  servicing  agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and  administration.  In addition, the Master  Servicer  shall  oversee and consult with each  servicer as necessary  from  time-to-time  to carry out the master  servicer's obligations  under the pooling  and  servicing  agreement  or  servicing  agreement,  shall  receive,  review and  evaluate  all  reports, information  and other data  provided to the master  servicer by each  servicer  and shall cause each  servicer to perform and observe the covenants,  obligations  and  conditions to be performed or observed by such  servicer  under its  applicable  servicing  agreement.  Each pooling and servicing  agreement or servicing  agreement,  as  applicable,  for a series of  securities,  will provide that in the event a servicer fails to perform its  obligations in accordance with its servicing  agreement,  the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing  agreement with a successor  servicer selected by the master servicer.

The Servicers

         Each of the  servicers,  if any, for a series of  securities  will be named in the related  prospectus  supplement  and may be an affiliate  of the  depositor  or the Seller of the  mortgage  loans for which it is acting as  servicer.  Each  servicer  will service the mortgage loans pursuant to a servicing  agreement  between the master servicer and the related  servicer,  which servicing  agreement will not contain any terms which are  inconsistent  with the related  pooling and  servicing  agreement  or other  agreement  that  governs the servicing  responsibilities  of the master  servicer or pursuant to the related  pooling and  servicing  agreement,  as  specified  in the related prospectus  supplement.  Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection  with its activities  under a servicing  agreement or the related pooling and servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

         The master servicer for any mortgage pool will be obligated under the pooling and servicing  agreement or servicing  agreement to supervise,  monitor and oversee the  obligations  of the  servicers  to service and  administer  their  respective  mortgage  loans in the mortgage pool for the benefit of the related  securityholders,  in accordance  with applicable law, the terms of the pooling and servicing agreement or servicing  agreement,  the mortgage loans and any instrument of credit  enhancement  included in the related trust fund, and, to the extent consistent with the foregoing,  the customs and standards of prudent  institutional  mortgage lenders  servicing  comparable mortgage loans for their own account in the jurisdictions  where the related mortgaged  properties are located.  Subject to the foregoing, the master  servicer will have full power and authority to do any and all things in connection with servicing and  administration  that it may deem necessary and desirable.

         As part of its  servicing  duties,  the  master  servicer  will be  required  to,  and to cause each of the  servicers  to,  make reasonable  efforts to collect all payments  called for under the terms and provisions of the mortgage loans that it services.  The master servicer and each servicer will be obligated to follow the same  collection  procedures as it would follow for  comparable  mortgage loans held for its own account,  so long as these procedures are consistent with the servicing  standard of and the terms of the related pooling and servicing  agreement or servicing  agreement and the servicing standard  generally  described in the preceding  paragraph,  and do not impair recovery under any instrument of credit enhancement included in the related trust fund.  Consistent with the foregoing,  the master servicer or any  servicer  will be  permitted,  to the extent  provided  in the related  prospectus  supplement,  to waive any  prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing  agreement,  a master servicer and each servicer may be granted discretion to extend relief to mortgagors whose payments become  delinquent.  In the case of single family loans and Contracts,  a master servicer or servicer  may, for example,  grant a period of temporary  indulgence  to a mortgagor or may enter into a  liquidating  plan  providing for repayment  of  delinquent  amounts  within a specified  period from the date of  execution of the plan.  However,  the master  servicer or servicer must first  determine  that any waiver or extension  will not impair the coverage of any related  insurance  policy or materially adversely affect the security for the mortgage loan. In addition,  unless otherwise specified in the related prospectus  supplement,  if a material default occurs or a payment default is reasonably  foreseeable with respect to a multifamily  loan,  commercial loan or mixed-use loan,  the master  servicer or servicer  will be  permitted,  subject to any  specific  limitations  set forth in the related  pooling and servicing  agreement or servicing  agreement and described in the related  prospectus  supplement,  to modify,  waive or amend any term of such mortgage  loan,  including  deferring  payments,  extending the stated  maturity  date or otherwise  adjusting the payment  schedule, provided that the  modification,  waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would  liquidation  and (2) will not adversely  affect the coverage under any applicable  instrument of credit enhancement.

         In the case of multifamily  loans,  commercial  loans and mixed-use loans, a mortgagor's  failure to make required  mortgage loan payments may mean that  operating  income is  insufficient  to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage  debt. In addition,  a mortgagor  under a  multifamily,  commercial or mixed-use loan that is unable to make mortgage  loan  payments may also be unable to make timely  payment of taxes and  otherwise  to maintain and insure the related  mortgaged property.  Generally,  the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default,  evaluate whether the causes of the default can be corrected over a reasonable  period without  significant  impairment of the value of the related  mortgaged  property,  initiate  corrective  action in cooperation with the mortgagor if cure is likely,  inspect the related  mortgaged  property and take any other actions as are consistent with the servicing  standard  described above and in the pooling and servicing  agreement or servicing  agreement.  A significant  period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional  initiatives.  The time within which the master servicer or servicer  can make the initial  determination  of  appropriate  action,  evaluate the success of  corrective  action,  develop  additional initiatives,  institute  foreclosure  proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure)
on behalf of the  securityholders  of the related  series may vary  considerably  depending on the particular  multifamily,  commercial or mixed-use  loan,  the mortgaged  property,  the  mortgagor,  the presence of an  acceptable  party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy  petition,  the master servicer or servicer may not be permitted to accelerate  the maturity of the related  multifamily,  commercial  or mixed-use  loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans" in this prospectus.

         Some or all of the mortgage  loans in a mortgage  pool may contain a  due-on-sale  clause that  entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged  property made without the lender's consent.  In any case in which a mortgaged  property is being conveyed by the mortgagor,  the master  servicer will in general be obligated,  to the extent it has  knowledge of the  conveyance,  to exercise  its rights,  or cause the  servicer of the  mortgage  loan to exercise its rights,  to accelerate the maturity of the related mortgage loan under any due-on-sale  clause applicable  thereto,  but only if the exercise of these rights is permitted by  applicable  law and only to the extent it would not  adversely  affect or  jeopardize  coverage  under any Primary
Insurance  Policy or  applicable  credit  enhancement  arrangements.  If  applicable  law  prevents the master  servicer or servicer  from enforcing a due-on-sale or  due-on-encumbrance  clause or if the master servicer or servicer  determines that it is reasonably likely that the related  mortgagor  would  institute a legal action to avoid  enforcement of a due-on-sale or  due-on-encumbrance  clause,  the master servicer or servicer  may enter into (1) an  assumption  and  modification  agreement  with the person to whom the property has been or is about to be  conveyed,  pursuant to which this person  becomes  liable under the mortgage  note  subject to specified  conditions  and the mortgagor,  to the extent  permitted by applicable law,  remains liable thereon or (2) a substitution of liability  agreement  pursuant to which the  original  mortgagor  is released  from  liability  and the person to whom the  property  has been or is about to be conveyed is substituted  for the original  mortgagor  and becomes  liable  under the mortgage  note,  subject to  specified  conditions.  The original mortgagor may be released from liability on a single family loan if the master  servicer or servicer  shall have  determined in good faith that the release will not adversely  affect the  collectability  of the mortgage  loan.  The master  servicer or servicer  will  determine whether to  exercise  any right the  trustee  may have under any  due-on-sale  or  due-on-encumbrance  provision  in a  multifamily  loan, commercial loan or mixed-use loan in a manner consistent with the servicing  standard.  The master servicer or servicer  generally will be entitled to retain as  additional  servicing  compensation  any fee collected in  connection  with the  permitted  transfer of a mortgaged property.  See "Legal  Aspects of  Mortgage  Loans—Enforceability  of Certain  Provisions"  in this  prospectus.  FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time,  request partial releases of the mortgaged  properties,  easements,  consents to alteration or demolition  and other similar  matters.  The master  servicer or the servicer may approve a request if it has  determined,  exercising its good faith  business  judgment in the same manner as it would if it were the owner of the related  mortgage  loan,  that approval will not adversely  affect the security for, or the timely and full  collectability  of, the related mortgage loan. Any fee collected by the master servicer  or  servicer  for  processing  these  requests  will be retained  by the master  servicer  or  servicer,  as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged  properties,  the master servicer will be required to file,  or cause the  servicer of the  mortgage  loans to file,  of record a request  for notice of any action by a superior  lienholder under the senior lien for the protection of the related  trustee's  interest,  where permitted by local law and whenever  applicable state law does not require that a junior  lienholder be named as a party  defendant in foreclosure  proceedings in order to foreclose the junior lienholder's  equity of  redemption.  The master  servicer also will be required to notify,  or cause the servicer of the mortgage loan to notify,  any superior  lienholder in writing of the existence of the mortgage  loan and request  notification  of any action (as described below) to be taken against the mortgagor or the mortgaged  property by the superior  lienholder.  If the master  servicer or a servicer is notified that any superior  lienholder has  accelerated or intends to accelerate  the  obligations  secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory  note secured  thereby,  or has filed or intends to file an election to have the related  mortgaged  property sold or foreclosed,  then, the master servicer will be required to take, or cause the servicer of the related  mortgaged  property to take, on behalf of the related trust fund,  whatever  actions are necessary to protect the interests of the related  securityholders,  and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if  applicable.  The master  servicer will be required to advance,  or cause the servicer of the mortgage  loan to advance,  the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related  securityholders  and the master  servicer or the  servicer,  as the case may be,  determines  the  advances are  recoverable  out of payments on or proceeds of the related mortgage loan.

         The master  servicer for any mortgage pool will also be required to perform,  or cause the servicers of the mortgage loans in the mortgage pool to perform,  other customary functions of a servicer of comparable loans,  including  maintaining escrow or impound accounts for payment of taxes,  insurance  premiums  and similar  items,  or otherwise  monitoring  the timely  payment of those  items;  adjusting mortgage rates on ARM Loans;  maintaining Buydown Accounts;  supervising  foreclosures and similar  proceedings;  managing REO properties;
and  maintaining  servicing  records  relating to the mortgage  loans in the mortgage pool.  The master  servicer will be responsible  for filing  and  settling  claims in  respect of  particular  mortgage  loans  under any  applicable  instrument  of credit  enhancement.  See
"Description of Credit Enhancement" in this prospectus.

Special Servicers

         If and to the extent  specified in the related  prospectus  supplement,  a special servicer may be a party to the related pooling and  servicing  agreement  or  servicing  agreement  or may be  appointed  by the master  servicer or another  specified  party to perform specified  duties in respect of servicing  the related  mortgage  loans that would  otherwise be  performed  by the master  servicer  (for example,  the workout  and/or  foreclosure  of defaulted  mortgage  loans).  The rights and  obligations  of any special  servicer will be specified in the related  prospectus  supplement,  and the master servicer will be liable for the  performance of a special  servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

         Except as  described  below  and in the  related  prospectus  supplement,  the  master  servicer  will be  required,  in a manner consistent with the servicing  standard,  to, or to cause the servicers of the mortgage loans to,  foreclose upon or otherwise  comparably convert the ownership of properties  securing any mortgage  loans in the related  mortgage pool that come into and continue in default and as to which no satisfactory  arrangements  can be made for collection of delinquent  payments.  Generally,  the  foreclosure  process will commence no later than 90 days after  delinquency of the related  mortgage loan. The master  servicer and each servicer will be authorized to  institute  foreclosure  proceedings,  exercise  any  power  of  sale  contained  in the  related  mortgage,  obtain  a deed in lieu of foreclosure,  or otherwise acquire title to the related mortgaged property, by operation of law or otherwise,  if the action is consistent with the servicing  standard.  The master  servicer's or applicable  servicer's  actions in this regard must be conducted,  however,  in a manner that will permit recovery under any instrument of credit enhancement  included in the related trust fund. In addition,  neither the master  servicer nor any other  servicer will be required to expend its own funds in  connection  with any  foreclosure  or to restore any damaged  property unless it shall determine that (1) the foreclosure  and/or  restoration will increase the proceeds of liquidation of the mortgage loan to the related  securityholders  after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds,  Liquidation Proceeds or amounts drawn out of any fund or under any instrument  constituting credit enhancement  (respecting  which it shall have priority for purposes of withdrawal  from the  Distribution  Account in accordance  with the pooling and servicing agreement or servicing agreement).

         However,  unless otherwise  specified in the related  prospectus  supplement,  neither the master servicer nor any other servicer may acquire title to any multifamily  property or commercial  property  securing a mortgage loan or take any other action that would cause the related  trustee,  for the benefit of  securityholders  of the related series,  or any other specified person to be considered to hold title to, to be a  "mortgagee-in-possession"  of, or to be an "owner" or an "operator" of such  mortgaged  property  within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously  determined,  based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1)      the mortgaged  property is in compliance  with applicable  environmental  laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged  property into compliance with these laws is reasonably  likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2)      there  are no  circumstances  or  conditions  present  at the  mortgaged  property  that have  resulted  in any contamination for which  investigation,  testing,  monitoring,  containment,  clean-up or remediation could be required under any applicable  environmental  laws and  regulations or, if those  circumstances  or conditions are present for which any such action could be  required,  taking  those  actions  with respect to the  mortgaged  property is  reasonably  likely to produce a greater recovery  on a  present  value  basis  than not  taking  those  actions.  See  "Legal  Aspects  of  Mortgage  Loans—Environmental
         Legislation" in this prospectus.

         Neither the master  servicer nor any other  servicer  will be obligated to foreclose  upon or otherwise  convert the ownership of any  mortgaged  property  securing a single  family  loan if it has  received  notice or has actual  knowledge  that the  property  may be contaminated  with or affected by hazardous  wastes or hazardous  substances;  however,  environmental  testing will not be required.  The master servicer or servicer,  as applicable,  will not be liable to the securityholders of the related series if, based on its belief that no such  contamination or effect exists,  the master servicer or such servicer  forecloses on a mortgaged  property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage  loan in default,  the master  servicer or servicer of the mortgage  loan may pursue  foreclosure  (or similar  remedies)  concurrently  with  pursuing any remedy for a breach of a  representation  and warranty.  However,  neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both  remedies if it  determines  that one remedy is more likely than the other to result in a greater  recovery.  Upon the first to occur of final  liquidation  (by foreclosure or otherwise) or a repurchase or  substitution  pursuant to a breach of a  representation  and  warranty,  the mortgage loan will be removed from the related trust fund if it has not been removed  previously.  The master servicer or servicer may elect to treat a defaulted mortgage loan as having been  finally  liquidated  if a  substantial  portion or all of the  amounts  expected to be received  from that  mortgage  loan have been received.  Any additional  liquidation  expenses  relating to the mortgage loan  thereafter  incurred will be  reimbursable  to the master servicer or servicer,  as applicable,  from any amounts otherwise  distributable to holders of securities of the related series, or may be offset by any  subsequent  recovery  related to the  mortgage  loan.  Alternatively,  for  purposes of  determining  the amount of related
Liquidation  Proceeds to be distributed to  securityholders,  the amount of any Realized Loss or the amount required to be drawn under any applicable  form of credit  support,  the master  servicer  and  servicer may take into account  minimal  amounts of  additional  receipts expected to be received,  as well as estimated  additional  liquidation  expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided  above,  the master  servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan;  however,  the master servicer or servicer may only do this if the master servicer or servicer  reasonably believes it will maximize the proceeds to the  securityholders in the aggregate.  To the extent the master servicer or servicer receives additional recoveries following  liquidation,  the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated,  the amount of  overcollateralization  or the principal  balance of the most  subordinate  class of  securities in the trust may be increased.  However,  the holders of any  securities whose  principal  balance is  increased  will not be  reimbursed  interest  for the period  during  which the  principal  balance of their securities was lower.

         With respect to a series of  securities,  if so provided in the related  prospectus  supplement,  the  applicable  form of credit enhancement  may  provide,  to the extent of  coverage,  that a defaulted  mortgage  loan will be removed from the trust fund prior to the final  liquidation  thereof.  In addition,  a pooling and  servicing  agreement  or servicing  agreement  may grant to the  depositor,  an affiliate of the depositor,  the master servicer,  a special servicer,  a provider of credit  enhancement  and/or the holder or holders of specified  classes of  securities  of the related  series a right of first  refusal to purchase  from the trust fund,  at a  predetermined purchase  price,  any  mortgage  loan as to which a specified  number of  scheduled  payments are  delinquent.  If the  purchase  price is insufficient to fully fund the entitlements of securityholders  to principal and interest,  it will be specified in the related prospectus supplement.  Furthermore,  a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted  mortgage loan if and when the master servicer or servicer  determines,  consistent with the servicing standard,  that the sale would  produce a greater  recovery to  securityholders  on a present  value basis than would  liquidation  of the related mortgaged property.

         In the event that title to any  mortgaged  property is acquired by  foreclosure  or by deed in lieu of  foreclosure,  the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of  securityholders  of the related series.  Notwithstanding any acquisition of title and  cancellation of the related  mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding  mortgage loan held in the trust fund until the mortgaged  property is sold and all  recoverable  Liquidation  Proceeds and
Insurance Proceeds have been received with respect to the defaulted  mortgage loan. For purposes of calculations of amounts  distributable to  securityholders  in respect of an REO Mortgage  Loan,  the  amortization  schedule in effect at the time of any  acquisition  of title
(before any  adjustment  thereto by reason of any  bankruptcy  or any similar  proceeding  or any  moratorium  or similar  waiver or grace period) will be deemed to have  continued in effect (and,  in the case of an ARM Loan,  the  amortization  schedule will be deemed to have adjusted in  accordance  with any interest rate changes  occurring on any  adjustment  date  therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged  property is acquired by a trust fund as to which a REMIC election has been made, the master  servicer, on behalf of the trust fund,  will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged  property within three years of  acquisition,  unless (1) the IRS grants an extension  of time to sell the property or (2) the trustee  receives an opinion of  independent  counsel to the effect that the holding of the property by the trust fund for more than three years after its  acquisition will not result in the  imposition  of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing and any other tax-related  constraints,  the master servicer generally will be required to solicit bids, or to cause a servicer to solicit  bids,  for any mortgaged  property so acquired in a manner as will be reasonably likely to realize a fair price for the property.  If title to any mortgaged  property is acquired by a trust fund as to which a
REMIC election has been made, the master  servicer will also be required to ensure that the mortgaged  property is administered so that it constitutes  "foreclosure  property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from  non-permitted  assets as described in Section  860F(a)(2)(B)  of the Code, and that the trust fund does not derive any "net income from foreclosure  property"  within the meaning of Section  860G(c)(2) of the Code with respect to the property.

         If Liquidation  Proceeds collected with respect to a defaulted  mortgage loan are less than the outstanding  principal balance of the defaulted  mortgage loan plus accrued interest plus the aggregate amount of reimbursable  expenses  incurred by the master servicer or the servicer,  as applicable,  with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement,  the trust fund will realize a loss in the amount of the difference.  The master servicer or servicer, as applicable,  will be entitled to reimburse  itself from the Liquidation  Proceeds  recovered on any defaulted  mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders,  amounts that represent unpaid servicing  compensation in respect of the mortgage loan,  unreimbursed  servicing  expenses incurred with respect to the mortgage loan and any unreimbursed  advances of delinquent  payments made with respect to the mortgage loan. If so provided in the related  prospectus  supplement,  the applicable form of credit  enhancement may provide for reinstatement  subject to specified  conditions in the event that,  following the final liquidation of a mortgage loan and a draw under the credit enhancement,  subsequent  recoveries are received.  In addition, if a gain results from the final liquidation of a defaulted  mortgage  loan or an REO  Mortgage  Loan which is not  required  by law to be remitted  to the  related  mortgagor,  the master servicer or  servicer,  as  applicable,  will be  entitled  to retain the gain as  additional  servicing  compensation  unless the related prospectus  supplement  provides  otherwise.  For a description of the master  servicer's  (or other  specified  person's)  obligations to maintain and make claims under  applicable forms of credit  enhancement and insurance  relating to the mortgage loans, see "Description of
Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus.

Servicing and Other Compensation and Payment of Expenses; Retained Interest

         The principal  servicing  compensation  to be paid to the master  servicer in respect of its master  servicing  activities  for a series of securities will be equal to the percentage or range of percentages per annum described in the related  prospectus  supplement of the  outstanding  principal  balance of each mortgage  loan, and this  compensation  will be retained by it on a monthly or other periodic basis from  collections  of interest on each mortgage loan in the related trust fund at the time the  collections  are deposited  into the applicable  Distribution  Account.  This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the  principal  balance of the mortgage  loan.  In addition,  to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment  premiums,  assumption fees and late payment charges, to the extent collected from  mortgagors,  and any benefit which may accrue as a result of the investment of funds in the  applicable  Distribution  Account.  Any additional servicing compensation will be described in the related prospectus supplement.

         The  principal  servicing  compensation  to be paid to each  servicer  in respect  of its  servicing  activities  for a series of securities  will be equal to the  percentage  or range of  percentages  per annum  described in the related  prospectus  supplement of the outstanding  principal balance of each mortgage loan serviced by such servicer,  and this compensation will be retained by it on a monthly or other  periodic  basis from  collections  of interest on each mortgage loan in the related trust fund at the time the  collections  are deposited  into such  servicer's  Protected  Account.  This portion of the servicing fee will be calculated  with respect to each mortgage loan serviced by a servicer by multiplying  the fee by the principal  balance of the mortgage loan. In addition,  each servicer may retain all prepayment  premiums,  assumption fees and late payment charges,  to the extent  collected from mortgagors,  and any benefit which may accrue as a result of the investment of funds in its Protected  Account.  Any additional  servicing  compensation will be described in the related prospectus supplement.

         The master  servicer will pay or cause to be paid some of the ongoing  expenses  associated  with each trust fund and incurred by it in connection with its responsibilities  under the pooling and servicing agreement or servicing agreement,  including,  if so specified in the  related  prospectus  supplement,  payment of any fee or other  amount  payable in respect of any  alternative  credit  enhancement arrangements,  payment of the fees and disbursements of the trustee,  any custodian  appointed by the trustee and the security  registrar, and payment of expenses  incurred in enforcing the  obligations of the servicers and the Sellers.  The master servicer will be entitled to reimbursement  of expenses  incurred in enforcing  the  obligations  of the servicers  and the Sellers  under  limited  circumstances.  In addition,  the master servicer and each servicer will be entitled to  reimbursements  for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged  properties,  this right of reimbursement being prior to the rights of  securityholders  to receive any related  Liquidation  Proceeds or Insurance  Proceeds.  If and to the extent so provided in the related  prospectus  supplement,  the master servicer and each servicer will be entitled to receive  interest on amounts advanced to cover reimbursable  expenses for the period that the advances are  outstanding  at the rate  specified  in the  prospectus  supplement,  and the master  servicer and each  servicer  will be entitled to payment of the interest  periodically  from general  collections  on the mortgage loans in the related  trust fund prior to any payment to  securityholders  or as otherwise  provided in the related  pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         If and to the extent  provided in the related  prospectus  supplement,  the master  servicer and the servicers may be required to apply a portion of the servicing  compensation  otherwise  payable to it in respect of any period to any  Prepayment  Interest  Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations" in this prospectus.

                                                      DESCRIPTION OF THE SECURITIES

General

         The  securities  will be  issued  in  series.  Each  series  of  certificates  (or,  in some  instances,  two or more  series  of certificates)  will be issued  pursuant  to a pooling  and  servicing  agreement,  similar to one of the forms  filed as an exhibit to the registration  statement of which this prospectus is a part.  Each pooling and servicing  agreement will be filed with the Commission as an exhibit to a Current  Report on Form 8-K.  Each  series of notes  (or,  in some  instances,  two or more  series of notes)  will be issued pursuant to an indenture  between the related issuing entity and the trustee,  similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created  pursuant to an owner trust  agreement  between the depositor and the owner trustee.  Each  indenture,  along with the related  servicing  agreement and owner trust  agreement,  will be filed with the
Commission  as an exhibit to a Current  Report on Form 8-K.  Qualified  counsel will render an opinion to the effect that the trust fund's assets will not be considered  assets of the Seller or the depositor in the event of the  bankruptcy of the Seller or the  depositor.  The following  summaries  (together with additional  summaries under "The Agreements" below) describe the material  provisions relating to the securities common to each Agreements.

         Certificates  of each  series  covered by a  particular  pooling and  servicing  agreement  will  evidence  specified  beneficial ownership  interests in a separate trust fund created pursuant to the pooling and servicing  agreement.  Each series of notes covered by a particular  indenture will evidence  indebtedness of a separate trust fund created pursuant to the related owner trust agreement.  A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

      o     the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities)  underlying a particular  series of  securities  as from time to time are  subject to the  pooling  and  servicing  agreement  or  servicing agreement,  exclusive of, if specified in the related prospectus supplement,  any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

      o     all payments and  collections in respect of the mortgage loans or mortgage  securities due after the related  cut-off date, as from time to time are identified as deposited in respect thereof in the related  Protected  Account,  Distribution  Account or any other account established pursuant to the Agreement as described below;

      o     any property  acquired in respect of mortgage loans in the trust fund,  whether  through  foreclosure of a mortgage loan or by deed in lieu of foreclosure;

      o     hazard insurance  policies,  Primary  Insurance  Policies,  FHA insurance  policies and VA guarantees,  if any,  maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

      o     U.S. Government Securities;

      o     the rights of the depositor  under any mortgage  loan  purchase  agreement,  including in respect of any  representations  and warranties therein; and

      o     any combination,  as and to the extent  specified in the related  prospectus  supplement,  of a financial  guaranty  insurance policy,  mortgage pool insurance  policy,  letter of credit,  special hazard  insurance  policy,  or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" in this prospectus.

         If provided in the  related  prospectus  supplement,  the  original  principal  amount of a series of  securities  may exceed the principal balance of the mortgage loans or mortgage securities  initially being delivered to the trustee.  Cash in an amount equal to this difference  will be  deposited  into a  pre-funding  account  maintained  with the  trustee.  During the  period set forth in the  related prospectus  supplement,  amounts on deposit in the  pre-funding  account may be used to  purchase  additional  mortgage  loans or mortgage securities for the related trust fund. Any amounts  remaining in the  pre-funding  account at the end of the period will be distributed as a  principal  prepayment  to the  holders of the  related  series of  securities  at the time and in the  manner set forth in the  related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed                                 A class of  securities  designated to receive  principal  payments primarily  from the interest  that  accrues on  specified  Accrual
                                                   Classes.

Accrual                                            A  class  of  securities  where  the  accrued  interest  otherwise payable to such  certificates is allocated to specified classes of
                                                   certificates   as   principal   payments  in  reduction  of  their
                                                   certificate  principal balance. The certificate  principal balance of the Accrual  Class will be increased to the extent such accrued interest is so allocated.

Companion                                          A class that receives  principal payments on any distribution date only if scheduled  payments  have been made on  specified  planned amortization  classes,  targeted amortization classes or scheduled principal classes.

Component                                          A class consisting of  "components."  The components of a class of component  securities may have different principal and/or interest payment  characteristics  but together  constitute a single class.
                                                   Each  component  of  a  class  of  component   securities  may  be
                                                   identified  as falling into one or more of the  categories in this list.

Fixed Rate                                         A class with an interest  rate that is fixed  throughout  the life of the class.

Floating Rate                                      A class that receives  interest payments based on an interest rate that fluctuates  each payment period based on a designated  index, which will be of a type that is  customarily  used in the debt and fixed income markets to measure the cost of borrowed  funds,  plus a specified margin.

Interest Only or IO                                A class of securities  with no principal  balance and which is not entitled to principal  payments.  Interest  usually  accrues based on a specified notional amount.

Inverse Floating Rate                              A class of securities  where the  pass-through  rate adjusts based on the  excess  between  a  specified  rate and  LIBOR or  another index,  which  will be of a type that is  customarily  used in the debt and fixed  income  markets  to measure  the cost of  borrowed funds.

Lock Out                                           A class of securities  which is "locked out" of certain  payments, usually principal, for a specified period of time.

Partial Accrual                                    A class that accretes a portion of the amount of accrued  interest thereon,  which amount will be added to the  principal  balance of
                                                   such  class  on  each  applicable   distribution  date,  with  the
                                                   remainder of such accrued interest to be distributed  currently as interest  on such  class.  Such  accretion  may  continue  until a specified  event has occurred or until such Partial  Accrual class is retired.

Principal Only                                     A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC                  A class of  securities  with a principal  balance  that is reduced based on a  schedule  of  principal  balances,  assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                                A class that is designed  to receive  principal  payments  using a predetermined  principal balance schedule but is not designated as a Planned  Amortization Class or Targeted  Amortization  Class. In
                                                   many  cases,  the  schedule is derived by  assuming  two  constant prepayment  rates for the underlying  assets.  These two rates are the  endpoints  for the  "structuring  range"  for  the  scheduled principal class.

Senior Support                                     A class that absorbs the realized  losses other than excess losses that would  otherwise  be  allocated to a Super Senior Class after the  related  classes  of  subordinated  securities  are no longer outstanding.

Sequential Pay                                     Classes that receive principal payments in a prescribed  sequence, that do not have  predetermined  principal  balance  schedules and
                                                   that  under  all  circumstances   receive  payments  of  principal
                                                   continuously  from  the  first  distribution  date on  which  they receive  principal  until they are  retired.  A single  class that receives  principal  payments before or after all other classes in the same series of  securities  may be  identified as a sequential pay class.

Super Senior                                       A class  that will not bear its  proportionate  share of  realized losses  (other  than  excess  losses) as its share is  directed to another class,  referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC                         A class of  securities  with a principal  balance  that is reduced based on a scheduled  of  principal  balances,  assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                                      A class with an  interest  rate that  resets  periodically  and is
                                                   calculated   by  reference  to  the  rate  or  rates  of  interest
                                                   applicable to specified assets or instruments  (e.g., the mortgage rates borne by the underlying loans).

With respect to any series of notes, the related Equity  Certificates,  insofar as they represent the beneficial ownership interest in the
Issuing  Entity,  will be subordinate to the related notes.  As to each series,  the offered  securities  will be rated in one of the four highest rating  categories by one or more Rating Agencies.  Credit support for the offered  securities of each series may be provided by a financial guaranty insurance policy,  mortgage pool insurance policy,  letter of credit,  reserve fund, currency or interest rate exchange agreement,  overcollateralization,  cross-collateralization  or by the subordination of one or more other classes of securities,  each, as described under "Description of Credit Enhancement" in this prospectus, or by any combination of the foregoing.

         If so specified in the prospectus  supplement  relating to a series of  certificates,  one or more elections may be made to treat the related trust fund, or a designated  portion  thereof,  as a REMIC.  If an election is made with respect to a series of  certificates, one of the classes of certificates  in the series will be designated as evidencing the sole class of "residual  interests" in each related
REMIC, as defined in the Code;  alternatively,  a separate class of ownership  interests will evidence the residual  interests.  All other classes of  certificates  in the series will  constitute  "regular  interests"  in the related  REMIC,  as defined in the Code. As to each series of  certificates  as to which a REMIC  election  is to be made,  the master  servicer,  trustee or other  specified  entity will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

         Except as  described  below,  the offered  securities  of each series will be issued as physical  certificates  or notes in fully registered form only in the denominations  specified in the related  prospectus  supplement,  and will be transferable and exchangeable at the  corporate  trust  office of the  registrar  named in the  related  prospectus  supplement.  No  service  charge  will be made for any registration  of exchange or transfer of offered  securities,  but the trustee may require payment of a sum sufficient to cover any tax or other  governmental  charge. A "securityholder"  or "holder" is the entity whose name appears on the records of the registrar  (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related  prospectus  supplement,  specified  classes of a series of  securities  will be initially  issued through the book-entry facilities of DTC. As to any class of DTC Registered  Securities,  the recordholder of the securities will be DTC's nominee.  DTC is a  limited-purpose  trust  company  organized  under the laws of the State of New York,  which holds  securities  for its participants and facilitates the clearance and settlement of securities  transactions between  participants through electronic  book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered  Securities,  no Beneficial Owner will be entitled to receive a security  representing its interest in  registered,  certificated  form,  unless either (1) DTC ceases to act as  depository  in respect  thereof and a successor depository is not obtained,  or (2) the depositor  elects,  with the consent of the Beneficial  Owners, to discontinue the registration of the securities  through DTC. Prior to one of these events,  Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related  securities for purposes of the related  pooling and servicing  agreement or indenture,  and  Beneficial  Owners will be able to exercise their rights as owners of the securities  only  indirectly  through DTC,  participants  and  Intermediaries.  Any
Beneficial  Owner that desires to purchase,  sell or otherwise  transfer any interest in DTC Registered  Securities may do so only through
DTC, either  directly if the Beneficial  Owner is a participant or indirectly  through  participants  and, if applicable,  Intermediaries.
Pursuant to the procedures of DTC, transfers of the beneficial  ownership of any DTC Registered  Securities will be required to be made in minimum  denominations  specified  in the related  prospectus  supplement.  The  ability of a  Beneficial  Owner to pledge DTC  Registered
Securities to persons or entities that are not  participants in the DTC system,  or to otherwise act with respect to the  securities,  may be limited  because of the lack of physical  certificates  or notes  evidencing  the  securities and because DTC may act only on behalf of participants.

         Distributions  in respect of the DTC Registered  Securities  will be forwarded by the trustee or other  specified  entity to DTC, and DTC will be responsible  for forwarding the payments to  participants,  each of which will be responsible  for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries.  Accordingly,  Beneficial Owners may experience delays in the receipt of payments in respect of their  securities.  Under DTC's  procedures,  DTC will take actions  permitted to be taken by holders of any class of DTC  Registered  Securities  under the pooling and  servicing  agreement  or indenture  only at the  direction of one or more participants to whose account the DTC Registered  Securities are credited and whose aggregate  holdings represent no less than any minimum amount of  Percentage  Interests  or voting  rights  required  therefor.  DTC may take  conflicting  actions with respect to any action of holders of securities of any class to the extent that participants  authorize these actions.  None of the master servicer,  the depositor, the trustee or any of their  respective  affiliates will have any liability for any aspect of the records  relating to or payments made on account of beneficial  ownership  interests in the DTC Registered  Securities,  or for  maintaining,  supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

         Some of the offered  securities may be Global  Securities.  Except in some limited  circumstances,  the Global Securities will be available only in book-entry form.  Investors in the Global Securities may hold those Global Securities  through any of DTC,  Clearstream, or Euroclear  System (in  Europe).  The Global  Securities  will be  traceable  as home market  instruments  in both the European and U.S.
domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary  market trading between  investors  through  Clearstream and Euroclear  System will be conducted in the ordinary way in accordance  with the normal rules and  operating  procedures of  Clearstream  and Euroclear  System and in  accordance  with  conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between  investors through DTC will be conducted  according to DTC's rules and procedures  applicable to
U.S. corporate debt obligations.

         Secondary  cross-market  trading  between  Clearstream  or  Euroclear  System and DTC  participants  holding  interests in Global
Securities will be effected on a  delivery-against-payment  basis through the respective  depositories of Clearstream and Euroclear System
(in that capacity) and as DTC participants.

         Non-U.S.  holders (as described below) of interests in Global  Securities will be subject to U.S.  withholding taxes unless those holders  meet  various  requirements  and deliver  appropriate  U.S.  tax  documents to the  securities  clearing  organizations  or their participants.

         All Global  Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors'  interests in the Global Securities will be represented  through financial  institutions  acting on their behalf as direct and indirect  participants in DTC. As a result,  Clearstream  and  Euroclear  System will hold  positions  on behalf of their  participants  through  their  relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors  electing to hold their  interests in Global  Securities  through DTC will follow DTC  settlement  practices.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing to hold their interests in Global  Securities  through  Clearstream or Euroclear  System accounts will follow the settlement  procedures applicable to conventional  eurobonds,  except that there will be no temporary global security and no "lock-up"
or restricted  period.  Global  Securities will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

         Since the  purchaser  determines  the place of  delivery,  it is  important  to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary  market trading  between DTC  participants  will occur in accordance with DTC rules.  Secondary  market trading between
Clearstream  participants or Euroclear System  participants will be settled using the procedures  applicable to conventional  eurobonds in same-day  funds.  When Global  Securities  are to be  transferred  from the account of a DTC  participant  to the account of a Clearstream participant  or a Euroclear  System  participant,  the purchaser  will send  instructions  to  Clearstream  or Euroclear  System through a
Clearstream  participant or Euroclear  System  participant at least one business day prior to settlement.  Clearstream or Euroclear System will  instruct  the  relevant  depositary,  as the case may be, to receive the Global  Securities  against  payment.  Payment will include interest  accrued on the Global  Securities  from and including the last coupon payment date to and excluding the settlement  date, on the basis of the actual  number of days in that accrual  period and a year assumed to consist of 360 days.  For  transactions  settling on the
31st of the month,  payment will include  interest  accrued to and excluding the first day of the  following  month.  Payment will then be made by the relevant  depositary to the DTC  participant's  account against delivery of the Global  Securities.  After settlement has been completed,  the Global  Securities will be credited to the respective  clearing system and by the clearing system,  in accordance with its usual procedures,  to the Clearstream  participant's or Euroclear System participant's account. The securities credit will appear the next day (European  time) and the cash debit will be  back-valued  to, and the interest on the Global  Securities  will accrue from,  the value date (which would be the preceding day when  settlement  occurred in New York).  If settlement is not completed on the intended value date
(i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants and Euroclear System  participants  will need to make available to the respective  clearing systems the funds necessary to process same-day funds  settlement.  The most direct means of doing so is to preposition  funds for settlement,  either from cash on hand or existing lines of credit, as they would for any settlement  occurring within  Clearstream or Euroclear System.  Under this  approach,  they may take on credit  exposure to Clearstream  or Euroclear  System until the Global  Securities are credited to their account  one day  later.  As an  alternative,  if  Clearstream  or  Euroclear  System has  extended a line of credit to them,  Clearstream participants or Euroclear System  participants  can elect not to preposition  funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure,  Clearstream  participants or Euroclear System  participants  purchasing  Global Securities would incur overdraft charges for one day,  assuming they cleared the overdraft when the Global  Securities were credited to their accounts.  However, interest  on the Global  Securities  would  accrue  from the value  date.  Therefore,  in many cases the  investment  income on the Global
Securities  earned during that one-day  period may  substantially  reduce or offset the amount of those  overdraft  charges,  although the result will depend on each Clearstream  participant's or Euroclear System participant's  particular cost of funds. Since the settlement is taking place during New York business hours, DTC  participants  can employ their usual  procedures for crediting Global  Securities to the respective European  depositary for the benefit of Clearstream  participants or Euroclear System  participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC  participants a cross-market  transaction will settle no differently than a trade between two DTC participants.

         Due to time zone  differences  in their favor,  Clearstream  participants  and  Euroclear  System  participants  may employ their customary  procedures for transactions in which Global  Securities are to be transferred by the respective  clearing  system,  through the respective  depositary,  to a DTC participant.  The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant  or Euroclear  System  participant  at least one business day prior to  settlement.  In these cases  Clearstream  or Euroclear
System will instruct the respective depositary,  as appropriate,  to credit the Global Securities to the DTC participant's account against payment.  Payment will include interest  accrued on the Global  Securities from and including the last coupon payment to and excluding the settlement  date on the basis of the  actual  number of days in that  accrual  period  and a year  assumed  to  consist  to 360 days.  For transactions  settling on the 31st of the month,  payment will include  interest  accrued to and  excluding the first day of the following month.  The payment will then be reflected in the account of Clearstream  participant or Euroclear  System  participant the following day, and receipt of the cash proceeds in the Clearstream  participant's or Euroclear System  participant's  account would be back-valued to the value date (which would be the preceding  day, when  settlement  occurred in New York).  Should the  Clearstream  participant or Euroclear
System  participant  have a line of credit with its respective  clearing  system and elect to be in debt in anticipation of receipt of the sale proceeds in its account,  the  back-valuation  will extinguish any overdraft  incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails),  receipt of the cash proceeds in the Clearstream  participant's or Euroclear
System participant's account would instead be valued as of the actual settlement date.

         Finally,  day traders that use  Clearstream  or  Euroclear  System and that  purchase  interests  in Global  Securities  from DTC participants for delivery to Clearstream  participants or Euroclear System  participants should note that these trades would automatically fail on the sale side unless  affirmative  action is taken.  At least three  techniques  should be readily  available  to  eliminate  this potential problem:

      o     borrowing  through  Clearstream  or Euroclear  System for one day (until the purchase  side of the trade is reflected in their
            Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

      o     borrowing the Global  Securities in the U.S. from a DTC  participant  no later than one day prior to  settlement,  which would give the Global  Securities  sufficient  time to be reflected in their  Clearstream  or Euroclear  System  account in order to settle the sale side of the trade; or

      o     staggering  the value  dates for the buy and sell  sides of the trade so that the  value  date for the  purchase  from the DTC participant  is at least one day prior to the value  date for the sale to the  Clearstream  participant  or  Euroclear  System participant.

         A beneficial owner of interests in Global Securities holding  securities through  Clearstream or Euroclear System (or through DTC if the holder has an address  outside  the U.S.) will be subject to the 30% U.S.  withholding  tax that  generally  applies to payments of interest  (including  original issue  discount) on registered  debt issued by U.S.  Persons (as defined  below),  unless (i) each clearing system,  bank or other  financial  institution  that holds  customers'  securities in the ordinary  course of its trade or business in the chain  of  intermediaries  between  that  beneficial  owner  and the U.S.  entity  required  to  withhold  tax  complies  with  applicable certification  requirements  and (ii) that  beneficial  owner takes one of the following steps to obtain an exemption or reduced tax rate:
Exemption for Non-U.S.  Persons (Form W-8BEN).  Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below)  can obtain a complete  exemption  from the  withholding  tax by filing a signed  Form  W-8BEN  (Certificate  of Foreign  Status of
Beneficial  Owner for United States Tax  Withholding).  If the information  shown on Form W-8BEN changes,  a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S.  Person (as defined  below),  including a non-U.S.  corporation  or bank with a U.S.  branch,  for which the  interest income is  effectively  connected  with its  conduct  of a trade or  business  in the United  States,  can  obtain an  exemption  from the withholding tax by filing Form W-8ECI  (Exemption from Withholding of Tax on Income  Effectively  Connected with the Conduct of a Trade or
Business in the United States).

         Non-U.S.  Persons  residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate
(depending on the treaty terms) by filing Form W-8BEN  (Holdership,  Exemption or Reduced Rate  Certificate).  Form W-8BEN may be filed by
Noteholders or their agent.

         U.S.  Persons  can obtain a complete  exemption  from the  withholding  tax by filing  Form W-9  (Payer's  Request  for  Taxpayer
Identification Number and Certification).

         The holder of an interest in a Global  Security  or, in the case of a Form W-8BEN or a Form  W-8ECI  filer,  his agent,  files by submitting the  appropriate  form to the person through whom it holds the security (the clearing  agency,  in the case of persons  holding directly on the books of the  clearing  agency).  Form W-8BEN and Form  W-8ECI are  effective  for three  calendar  years.  The term "U.S.
Person" means a citizen or resident of the United  States,  a  corporation,  partnership or other entity created or organized in, or under the laws of, the United States or any political  subdivision  thereof  (except,  in the case of a partnership,  to the extent  provided in regulations),  or an estate whose income is subject to United States federal  income tax  regardless of its source,  or a trust if a court within the United  States is able to exercise  primary  supervision  over the  administration  of the trust and one or more United  States
Persons have the authority to control all  substantial  decisions of the trust.  The term "Non-U.S.  Person" means any person who is not a
U.S.  Person.  This summary does not deal with all aspects of U.S.  Federal income tax withholding that may be relevant to foreign holders of the Global  Securities.  Investors are advised to consult their own tax advisors for specific tax advice  concerning  their holding and disposing of the Global Securities.

Exchangeable Securities

       General

         As the related prospectus  supplement will discuss, some series will include one or more classes of exchangeable  securities.  In any of these  series,  the holders  specified  in the related  prospectus  supplement  will be  entitled,  after notice and payment to the trustee of an administrative  fee, to exchange all or a portion of those classes for  proportionate  interests in one or more of the other classes of exchangeable securities.

         If the related  prospectus  supplement  describes the issuance of exchangeable  securities,  all of these classes of exchangeable securities  will be listed on the cover of the prospectus  supplement.  The classes of securities  that are  exchangeable  for one another will be  referred  to in the  related  prospectus  supplement  as  "related"  to each other,  and each  related  grouping of  exchangeable securities will be referred to as a "combination."  Each  combination of exchangeable  securities will be issued by the related trust fund and, in the  aggregate,  will  represent a distinct  combination  of  uncertificated  interests in the trust fund. At any time after their initial issuance, any class of exchangeable  securities may be exchanged for the related class or classes of exchangeable  securities.  In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus  supplement about the securities of that series,  including  descriptions of principal and interest  distributions,  registration and denomination of securities,  credit enhancement,  yield and prepayment  considerations and tax,
ERISA and legal investment  considerations,  will also apply to each class of exchangeable  securities.  The related prospectus supplement will  separately  describe  the  yield and  prepayment  considerations  applicable  to,  and the risks of  investment  in,  each  class of exchangeable  securities in a combination.  For example,  separate decrement tables and yield tables, if applicable,  will be included for each class of a combination of exchangeable securities.

       Exchanges

         If a holder elects to exchange its  exchangeable  securities for related  exchangeable  securities the following three conditions must be satisfied:

         o        the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

         o        the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

         o        the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are  different  types of  combinations  that can exist.  Any  individual  series of securities  may have multiple  types of combinations.  Some examples of combinations include:

         o        A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate.  In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate.  In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

         o        An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments.  The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

         o        Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of  exchangeable  securities  describe  combinations  of exchangeable  securities  which differ in their  interest  characteristics.  In some  series,  a  securityholder  may be able to  exchange  its  exchangeable  securities  for other exchangeable securities that have different principal payment characteristics.  Examples of these types of combinations include:

         o        A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

         o        A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number  of  factors  may limit  the  ability  of an  exchangeable  securityholder  to effect  an  exchange.  For  example,  the securityholder  must own, at the time of the proposed  exchange,  the class or classes  necessary  to make the  exchange in the  necessary proportions.  If a  securityholder  does not own the necessary  classes or does not own the necessary  classes in the proper  proportions, the  securityholder  may not be able to obtain the desired  class of  exchangeable  securities.  The  securityholder  desiring to make the exchange may not be able to purchase the necessary class from the  then-current  owner at a reasonable  price or the necessary  proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

       Procedures

         The related  prospectus  supplement  will describe the  procedures  that must be followed to make an exchange.  A  securityholder will be required to provide  notice to the trustee five  business days prior to the proposed  exchange  date or as otherwise  specified in the related  prospectus  supplement.  The notice must  include the  outstanding  principal  or  notional  amount of the  securities  to be exchanged and to be received,  and the proposed  exchange date.  When the trustee  receives this notice,  it will provide  instructions to the securityholder  regarding delivery of the securities and payment of the administrative  fee. A securityholder's  notice to the trustee will become  irrevocable on the second business day prior to the proposed  exchange date. Any  exchangeable  securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related  prospectus  supplement  describes exchange  proportions for a combination of classes of exchangeable  securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first  payment on an  exchangeable  security  received  in an  exchange  will be made on the  distribution  date in the month following  the month of the exchange or as  otherwise  described in the related  prospectus  supplement.  This payment will be made to the securityholder of record as of the applicable record date.

Assignment of Trust Fund Assets

         At the time of issuance of a series of securities,  the depositor will assign,  or cause to be assigned,  to the related  trustee
(or its  nominee),without  recourse,  the mortgage loans or mortgage  securities being included in the related trust fund,  together with, all principal and interest  received on or with respect to the mortgage loans or mortgage  securities  after the cut-off date,  other than principal and interest due on or before the cut-off date. If specified in the related prospectus  supplement,  the depositor or any of its affiliates  may retain an  interest  in the trust fund  assets,  if any,  for itself or transfer  the same to others.  The  trustee  will, concurrently  with the  assignment,  deliver the  securities  of the series to or at the  direction  of the  depositor in exchange for the mortgage loans and/or mortgage  securities in the related trust fund. Each mortgage loan will be identified in a schedule  appearing as an exhibit to the related  pooling  and  servicing  agreement  or  servicing  agreement.  The  schedule  will  include,  among other  things, information  as to the principal  balance of each  mortgage loan in the related trust fund as of the cut-off date, as well as  information respecting the mortgage rate, the currently  scheduled  monthly  payment of principal and interest,  the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition,  the depositor will, as to each mortgage loan, other than (1) mortgage loans underlying any mortgage  securities and
(2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

      o     the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

      o     the mortgage  with  evidence of recording  indicated  on the  mortgage  (except for any mortgage not returned  from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

      o     an  assignment  of the  mortgage  in blank or to the  trustee  (or its  nominee) in  recordable  form (or,  with  respect to a cooperative  mortgage  loan, an assignment of the respective  security  agreements,  any applicable UCC financing  statements, recognition  agreements,  relevant  stock  certificates,  related  blank stock  powers and the related  proprietary  leases or occupancy agreements),

      o     any  intervening  assignments  of the mortgage with evidence of recording on the  assignment  (except for any  assignment  not returned from the public recording office),

      o     if applicable, any riders or modifications to the mortgage note and mortgage,

      o     if the mortgage loan is secured by additional collateral,  certain security and assignment documents relating to the pledge of the additional collateral, and

      o     any other documents set forth in the related pooling and servicing  agreement,  mortgage loan purchase  agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding  the foregoing,  a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor  delivers,  or causes to be delivered,  to the related trustee (or the custodian) a copy or a duplicate  original of the mortgage note,  together with an affidavit  certifying that the original  thereof has been lost or destroyed.  In addition,  if the depositor  cannot  deliver,  with respect to any mortgage loan, the mortgage or any  intervening  assignment with evidence of recording on the  assignment  concurrently  with the  execution  and delivery of the related  pooling and  servicing  agreement or servicing  agreement because of a delay caused by the public recording  office,  the depositor will deliver,  or cause to be delivered,  to the related trustee
(or the  custodian) a true and correct  photocopy of the mortgage or assignment as submitted for recording  within one year. The depositor will deliver,  or cause to be delivered,  to the related  trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office.  If the depositor cannot deliver,  with respect to any mortgage loan, the mortgage or any intervening  assignment with evidence of recording on the mortgage or assignment  concurrently with the execution and delivery of the related pooling and servicing  agreement or servicing  agreement because the mortgage or assignment has been lost,  the depositor will deliver,  or cause to be delivered,  to the related  trustee (or the custodian) a true and correct  photocopy of the mortgage or assignment  with evidence of recording on the mortgage or assignment.  If the depositor  cannot  deliver,  with respect to any mortgage  loan,  the mortgage or any  intervening  assignment  with  evidence of recording on the mortgage or  assignment  because the applicable  jurisdiction  retains the originals of such documents,  the depositor will deliver photocopies of such documents containing an original  certification  by the  judicial  or other  governmental  authority  of the  jurisdiction  where such  documents  were  recorded.
Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the  appropriate  public  recording  office,  except
(1) where  recordation is not required by the Rating  Agencies  rating the applicable  securities,  (2) in states where, in the opinion of counsel  acceptable to the trustee,  recording is not required to protect the  trustee's  interests in the mortgage loan against the claim of any  subsequent  transferee  or any  successor to or creditor of the  depositor  or the  originator  of the mortgage  loan or (3) where
Mortgage  Electronic  Registration  Systems,  Inc. is  identified  on the mortgage or a properly  recorded  assignment  of mortgage as the mortgagee of record solely as nominee for a Seller and its successors  and assigns.  In addition,  the depositor  shall not be required to deliver  intervening  assignments  or mortgage note  endorsements  between the  underlying  sellers of the mortgage  loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each  Contract,  the  depositor  will deliver,  or cause to be delivered,  to the related  trustee (or the  custodian)  the following documents:

      o     the original Contract endorsed, without recourse, to the order of the trustee,

      o     copies of documents and instruments  related to the Contract and the security  interest in the Manufactured  Home securing the
            Contract, and

      o     a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give  notice of the right,  title and  interest  of the  securityholders  to the  Contracts,  the  depositor  will cause to be executed and  delivered to the trustee a UCC-1  financing  statement  identifying  the trustee as the secured  party and  identifying  all
Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver,  or cause to be delivered,  to the related trustee (or the  custodian),  either (i) cause an  electronic  transfer of that  security or (ii) provide a physical  certificate  or note evidencing the mortgage security,  registered in the name of the related trustee (or its nominee),  or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the  custodian)  will hold the documents in trust for the benefit of the related  securityholders,  and generally will review the documents  within 180 days after receipt thereof in the case of documents  delivered  concurrently  with the execution and delivery of the related  pooling and servicing  agreement or indenture,  and within the time period  specified in the related  pooling and servicing  agreement  or indenture in the case of all other  documents  delivered.  If any document is found to be missing or defective in any material respect,  the trustee (or the custodian) will be required to promptly so notify the master servicer,  the depositor,  and the related  Seller.  If the related  Seller does not cure the omission or defect  within a specified  period after notice is given thereto by the trustee,  and the omission or defect materially and adversely affects the interests of  securityholders  in the affected mortgage loan or mortgage  security,  then, the related  Seller will be obligated to repurchase the mortgage loan or mortgage  security from the trustee at its purchase price (or, if and to the extent it would  otherwise be permitted to do so for a breach of  representation  and warranty as described under "The Mortgage  Pools—Representations  of Sellers," to substitute for the mortgage loan or mortgage security).  The trustee will be obligated to enforce this  obligation of the Seller to the extent  described  above under "The Mortgage  Pools—Representations  by
Sellers," but there can be no assurance  that the applicable  Seller will fulfill its  obligation to repurchase  (or  substitute  for) the affected  mortgage loan or mortgage  security as described  above. The depositor will not be obligated to repurchase or substitute for the mortgage  loan or mortgage  security if the Seller  defaults  on its  obligation  to do so. This  repurchase  or  substitution  obligation constitutes the sole remedy available to the related  securityholders  and the related trustee for omission of, or a material defect in, a constituent  document.  Any affected  mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians  pursuant to a custodial  agreement to hold title to the mortgage  loans and/or  mortgage  securities in any mortgage pool, and to maintain  possession of and, if applicable,  to review,  the documents  relating to the  mortgage  loans  and/or  mortgage  securities,  in any case as the agent of the  trustee.  The identity of any custodian to be appointed on the date of initial  issuance of the securities  will be set forth in the related  prospectus  supplement.  A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage  securities,  the Seller will make  representations  and warranties as to the types and  geographical  concentrations  of the mortgage loans and as to the accuracy of some of the information  furnished to the related trustee in respect of each mortgage loan (for example,  the original  Loan-to-Value  Ratio, the principal  balance as of the cut-off date, the mortgage rate and maturity).  Upon a breach of any of these  representations  which materially and adversely  affects the interests of the  securityholders  in a mortgage  loan,  the Seller will be obligated to cure the breach in all material  respects,  to repurchase  the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified  Substitute  Mortgage Loan in accordance  with the provisions for  substitution  by Sellers as described  above under "The Mortgage  Pools—Representations  by Sellers."  This  repurchase or substitution  obligation  constitutes the sole remedy available to  securityholders  or the trustee for a breach of a representation  by a
Seller.  Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related  pooling and  servicing  agreement or servicing  agreement,  the master  servicer for any mortgage  pool, either  directly or through  servicers,  will service and  administer the mortgage loans included in the mortgage pool and assigned to the related  trustee as more fully set forth under  "Servicing  of Mortgage  Loans" in this  prospectus.  Each of the depositor and the master servicer  will make  limited  representations  and  warranties  regarding  its  authority  to enter  into,  and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

         General.  The master servicer,  trustee or securities  administrator,  as applicable,  will, as to each trust fund, establish and maintain or cause to be established  and maintained a Distribution  Account,  which will be established so as to comply with the standards of each Rating  Agency that has rated any one or more  classes of  securities  of the related  series.  A  Distribution  Account  shall be maintained  as an Eligible  Account,  and the funds held  therein may be held as cash or invested  in  Permitted  Investments.  The master servicer,  trustee  or  securities  administrator,  or other  entity  designated  in the  related  prospectus  supplement,  will have sole discretion to determine  the  particular  investments  made so long as it complies with the  investment  terms of the related  pooling and servicing  agreement or the related  servicing  agreement  and  indenture.  Any  Permitted  Investments  shall not cause the  depositor to register under the Investment  Company Act of 1940. Any interest or other income earned on funds in the Distribution  Account will be paid to the master  servicer,  trustee or  securities  administrator,  or other entity  designated  in the related  prospectus  supplement,  as additional  compensation  or will be available for payments on the  securities as provided in the prospectus  supplement.  If permitted by the Rating Agency or Agencies and so specified in the related  prospectus  supplement,  a Distribution  Account may contain funds relating to more than one series of mortgage  pass-through  certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits.  With respect to each series of securities,  the related master servicer,  servicers,  trustee or special servicer will be required to deposit or cause to be deposited in the Distribution  Account for the related trust fund within a period following  receipt
(in the case of collections and payments),  the following  payments and collections  received,  or advances made, by the master  servicer, the  servicers,  the trustee or any special  servicer  subsequent to the cut-off date with respect to the mortgage  loans and/or  mortgage securities in the trust fund (other than payments due on or before the cut-off date):

      o     all payments on account of principal, including principal prepayments, on the mortgage loans;

      o     all payments on account of interest on the mortgage loans,  including any default interest collected,  in each case net of any portion thereof  retained by the master  servicer,  any servicer or any special  servicer as its servicing  compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

      o     all payments on the mortgage securities;

      o     all payments on the U.S. Government Securities (if any);

      o     all Insurance Proceeds and Liquidation Proceeds;

      o     any amounts paid under any instrument or drawn from any fund that  constitutes  credit  enhancement  for the related series of securities as described under "Description of Credit Enhancement" in this prospectus;

      o     any advances made as described under "—Advances" below;

      o     any Buydown Funds (and, if applicable,  investment earnings on the Buydown Funds) required to be paid to  securityholders,  as described below;

      o     any  amounts  paid by the master  servicer  and the  servicers  to cover  Prepayment  Interest  Shortfalls  arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage  Loans—Servicing  and Other Compensation and Payment of
            Expenses; Retained Interest" in this prospectus;

      o     to the extent that any item does not constitute  additional  servicing  compensation to the master  servicer,  a servicer or a special servicer,  any payments on account of modification or assumption fees, late payment charges or prepayment  premiums on the mortgage loans;

      o     any amount  required to be deposited by the master  servicer or the trustee in connection  with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

      o     any other  amounts  required to be  deposited in the  Distribution  Account as provided in the related  pooling and  servicing agreement or the related  servicing  agreement and indenture  and  described in this  prospectus or in the related  prospectus supplement.

         With respect to each buydown  mortgage loan, the master  servicer will be required to deposit,  or cause the related  servicer to deposit,  the related  Buydown  Funds  provided to it in a Buydown  Account  which will  comply  with the  requirements  set forth in this prospectus  with respect to the  Distribution  Account.  The terms of all buydown  mortgage loans provide for the  contribution of Buydown
Funds in an amount equal to or exceeding  either (1) the total payments to be made from the funds pursuant to the related  buydown plan or
(2) if the Buydown  Funds are to be  deposited  on a discounted  basis,  that amount of Buydown  Funds  which,  together  with  investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown  mortgage loan.  Neither the master  servicer,  any servicer nor the  depositor  will be obligated to add to any  discounted  Buydown Funds any of its own funds should investment  earnings  prove  insufficient  to maintain  the  scheduled  level of  payments.  To the extent that any  insufficiency  is not recoverable  from the mortgagor or, in an appropriate  case,  from the Seller,  distributions  to  securityholders  may be affected.  With respect to each buydown mortgage loan, the master servicer will be required  monthly to withdraw from the Buydown Account and deposit,  or cause the servicer of the  mortgage  loans to withdraw  from the Buydown  Account and deposit,  in the  Distribution  Account as described above the amount,  if any, of the Buydown Funds (and, if applicable,  investment  earnings on the Buydown Funds) for each buydown mortgage loan that,  when added to the amount due from the mortgagor on the buydown  mortgage loan,  equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the  mortgagor on a buydown  mortgage  loan prepays the mortgage loan in its entirety  during the Buydown  Period,  the master servicer or servicer of the mortgage  loan will be required to withdraw  from the Buydown  Account and remit to the mortgagor or the other designated  party in accordance  with the related buydown plan any Buydown Funds  remaining in the Buydown  Account.  If a prepayment by a mortgagor  during the Buydown  Period  together with Buydown Funds will result in full  prepayment of a buydown  mortgage loan, the master servicer  or  servicer  of the  mortgage  loan  generally  will be  required  to  withdraw  from the  Buydown  Account  and deposit in the
Distribution  Account the Buydown Funds and  investment  earnings on the Buydown Funds,  if any,  which together with the prepayment  will result in a  prepayment  in full;  provided  that  Buydown  Funds may not be available  to cover a  prepayment  under some  mortgage  loan programs.  Any Buydown  Funds so remitted to the master  servicer or the servicer of the  mortgage  loan in  connection  with a prepayment described  in the  preceding  sentence  will be deemed to reduce the amount that would be required  to be paid by the  mortgagor  to repay fully the related  mortgage loan if the mortgage  loan were not subject to the buydown  plan.  Any  investment  earnings  remaining in the
Buydown  Account  after  prepayment  or after  termination  of the Buydown  Period will be remitted to the related  mortgagor or the other designated party pursuant to the Buydown  Agreement  relating to each buydown mortgage loan. If the mortgagor  defaults during the Buydown
Period with respect to a buydown mortgage loan and the property  securing the buydown mortgage loan is sold in liquidation  (either by the master servicer,  the servicer of the mortgage loan, the primary insurer,  any pool insurer or any other insurer),  the master servicer or related  servicer  will be required to withdraw  from the Buydown  Account the Buydown  Funds and all  investment  earnings on the Buydown
Funds,  if any, and either deposit the same in the  Distribution  Account or,  alternatively,  pay the same to the primary  insurer or the pool insurer,  as the case may be, if the mortgaged  property is  transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the  deposit of funds into the  Distribution  Account,  as  described  under  "—Deposits"  above,  funds  related to the mortgage loans  serviced by a master  servicer or a servicer may be maintained by a master  servicer or a servicer in a Protected  Account which will be  established  so as to comply with the  standards of each Rating Agency that has rated any one or more classes of securities of the related series.  Each Protected Account shall be maintained as an Eligible Account,  and the funds held therein may be held as cash or invested in  Permitted  Investments.  Any interest or other  income  earned on funds in a Protected  Account will be paid to the master servicer or servicer,  as applicable,  as additional  compensation.  If permitted by the Rating Agency or Agencies and so specified in the related  prospectus  supplement,  a  Protected  Account  may  contain  funds  relating  to more than one series of  mortgage  pass-through certificates  or  mortgage-backed  notes and may contain other funds  representing  payments on mortgage loans owned by the related master servicer  or  serviced  by it on behalf of others.  In the event  that a trust  fund has  multiple  servicers,  funds  from the  Protected
Accounts  may first be remitted  to a Master  Servicer  Collection  Account,  meeting  the same  eligibility  standards  as the  Protected
Accounts, prior to being deposited into the Distribution Account.

         Withdrawals.  With respect to each series of securities,  the master  servicer,  trustee or special  servicer  generally may make withdrawals  from the  Distribution  Account for the related trust fund for any one or more of the following  purposes,  unless  otherwise provided in the related agreement and described in the related prospectus supplement:

         (1)      to make distributions to the related securityholders on each distribution date;

         (2)      to reimburse the master servicer,  any servicer or any other specified  person for  unreimbursed  amounts advanced by it in respect of mortgage loans in the trust fund as described under  "—Advances"  below,  these  reimbursements to be made out of amounts  received which were identified and applied by the master  servicer or a servicer as late  collections of interest (net of related  servicing  fees) on and principal of the  particular  mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3)      to reimburse  the master  servicer,  a servicer or a special  servicer for unpaid  servicing  fees earned by it and some unreimbursed  servicing  expenses  incurred  by it with  respect  to  mortgage  loans in the trust  fund and  properties acquired in respect  thereof,  these  reimbursement  to be made out of amounts that represent  Liquidation  Proceeds and
                  Insurance  Proceeds  collected  on the  particular  mortgage  loans and  properties,  and net  income  collected  on the particular  properties,  with  respect to which the fees were  earned or the  expenses  were  incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4)      to reimburse the master  servicer,  a servicer or any other  specified  person for any advances  described in clause (2)
                  above made by it and any  servicing  expenses  referred to in clause (3) above  incurred by it which,  in the good faith judgment of the master servicer,  the applicable  servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3),  respectively,  the  reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided  by the related  pooling  and  servicing  agreement  or the related servicing  agreement and indenture and described in the related  prospectus  supplement,  only from that portion of amounts  collected on the other mortgage loans that is otherwise  distributable on one or more classes of subordinate securities of the related series;

         (5)      if and to the extent described in the related prospectus  supplement,  to pay the master servicer, a servicer, a special servicer or another  specified  entity  (including a provider of credit  enhancement)  interest  accrued on the advances described in clause (2) above made by it and the servicing  expenses  described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6)      to reimburse the master servicer, a servicer, the depositor, or any of their respective directors,  officers,  employees and agents, as the case may be, for expenses,  costs and liabilities  incurred  thereby,  as and to the extent described under "The Agreements—Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

         (7)      if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

         (8)      to reimburse the trustee or any of its  directors,  officers,  employees  and agents,  as the case may be, for expenses, costs and liabilities  incurred  thereby,  as and to the extent described under "The  Agreements—Some  Matters Regarding the Trustee" in this prospectus;

         (9)      to pay the master  servicer or the trustee,  as  additional  compensation,  interest  and  investment  income  earned in respect of amounts held in the Distribution Account;

         (10)     to pay  (generally  from related  income) the master  servicer,  a servicer or a special  servicer for costs incurred in connection  with the operation,  management  and  maintenance  of any mortgaged  property  acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11)     if one or more elections have been made to treat the trust fund or designated  portions  thereof as a REMIC,  to pay any federal,  state or local taxes imposed on the trust fund or its assets or  transactions,  as and to the extent described under  "Federal  Income  Tax  Consequences—REMICS—Prohibited  Transactions  and  Other  Possible  REMIC  Taxes"  in this prospectus;

         (12)     to pay for the cost of an  independent  appraiser  or other expert in real estate  matters  retained to determine a fair sale price for a defaulted  mortgage loan or a property  acquired in respect  thereof in connection with the liquidation of the mortgage loan or property;

         (13)     to pay for the cost of various opinions of counsel obtained  pursuant to the related pooling and servicing  agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

         (14)     to pay to itself,  the depositor,  a Seller or any other  appropriate  person all amounts  received with respect to each mortgage loan  purchased,  repurchased  or removed from the trust fund pursuant to the terms of the related  pooling and servicing  agreement or the related servicing  agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15)     to make any other  withdrawals  permitted  by the  related  pooling and  servicing  agreement  or the related  servicing agreement and indenture and described in the related prospectus supplement;

         (16)     to pay for costs and expenses  incurred by the trust fund for environmental  site assessments  performed with respect to multifamily or commercial  properties that constitute  security for defaulted  mortgage loans,  and for any containment, clean-up or  remediation of hazardous  wastes and materials  present on that mortgaged  properties,  as described  under
                  "Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans" in this prospectus; and

         (17)     to clear and terminate the Distribution Account upon the termination of the trust fund.

Distributions

         Distributions  on the securities of each series will be made by or on behalf of the related trustee or securities  administrator, as applicable,  on each  distribution date as specified in the related  prospectus  supplement from the available funds for the series and the  distribution  date. The available funds for any series of securities and any  distribution  date will generally refer to the total of all payments or other  collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage  securities and any other assets included in the related trust fund that are available for distribution to the  securityholders  of the series on that date. The particular  components of the available funds for any series on each distribution  date will be more  specifically  described in the related prospectus supplement.

         Distributions  on the  securities of each series (other than the final  distribution  in retirement of any  certificate)  will be made to the  persons in whose  names the  securities  are  registered  on the Record  Date,  and the amount of each  distribution  will be determined as of the  Determination  Date. All  distributions  with respect to each class of securities on each  distribution date will be allocated in accordance  with the holder's  Percentage  Interest in a particular  class.  Payments will be made either by wire transfer in immediately  available funds to the account of a securityholder at a bank or other entity having appropriate  facilities therefor,  if the securityholder  has  provided  the trustee or other  person  required to make the  payments  with wiring  instructions  no later than five business days prior to the related Record Date or other date specified in the related  prospectus  supplement  (and, if so provided in the related prospectus  supplement,  the securityholder  holds securities in any requisite amount or denomination  specified  therein),  or by check mailed to the address of the securityholder as it appears on the security register;  provided,  however, that the final distribution in retirement of any class of securities  will be made only upon  presentation  and surrender of the securities at the location  specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

         Each class of  securities of each series,  other than Strip  Securities  and REMIC  Residual  Certificates  that have no security interest  rate, may have a different per annum rate at which interest  accrues on that class of securities,  which may be fixed,  variable or adjustable,  or any combination of rates. The related prospectus  supplement will specify the security interest rate or, in the case of a variable or adjustable  security  interest  rate, the method for  determining  the security  interest rate, for each class.  The related prospectus  supplement  will specify  whether  interest on the  securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions  of  interest  in  respect of the  securities  of any class,  other  than any class of  Accrual  Securities,  Strip
Securities or REMIC Residual  Certificates that is not entitled to any  distributions of interest,  will be made on each distribution date based on the accrued  interest for the class and the distribution  date,  subject to the sufficiency of the portion of the available funds allocable to the class on the  distribution  date. Prior to the time interest is  distributable  on any class of Accrual  Securities,  the amount of accrued  interest  otherwise  distributable  on the class will be added to the principal  balance  thereof on each  distribution date. With respect to each class of  interest-bearing  securities,  accrued interest for each  distribution date will be equal to interest at the applicable  security  interest rate accrued for a specified  period  (generally  one month) on the  outstanding  principal  balance thereof  immediately  prior to the  distribution  date.  Accrued  interest  for each  distribution  date on Strip  Securities  entitled to distributions  of interest will be similarly  calculated  except that it will accrue on a notional  amount that is based on either (1) the principal  balances of some or all of the  mortgage  loans  and/or  mortgage  securities  in the related  trust fund or (2) the  principal balances of one or more other classes of securities  of the same series.  Reference to a notional  amount with respect to a class of Strip
Securities  is solely for  convenience  in making  calculations  of  accrued  interest  and does not  represent  the right to receive  any distribution  of  principal.  If so specified  in the related  prospectus  supplement,  the amount of accrued  interest  that is otherwise distributable on (or, in the case of Accrual  Securities,  that may otherwise be added to the principal balance of) one or more classes of the  securities  of a series  will be  reduced  to the  extent  that  any  Prepayment  Interest  Shortfalls,  as  described  under  "Yield
Considerations"  in this prospectus,  exceed the amount of any sums (including,  if and to the extent specified in the related  prospectus supplement,  the master  servicer's  or applicable  servicer's  servicing  compensation)  that are applied to offset the  shortfalls.  The particular  manner in which the  shortfalls  will be  allocated  among some or all of the  classes of  securities  of that  series will be specified in the related prospectus  supplement.  The related  prospectus  supplement will also describe the extent to which the amount of accrued interest that is otherwise  distributable on (or, in the case of Accrual Securities,  that may otherwise be added to the principal balance of) a class of offered  securities  may be reduced as a result of any other  contingencies,  including  delinquencies,  losses and
Deferred  Interest on or in respect of the related  mortgage loans or  application  of the Relief Act with respect to the mortgage  loans.
Any reduction in the amount of accrued  interest  otherwise  distributable  on a class of  securities  by reason of the  allocation to the class of a portion of any Deferred  Interest on or in respect of the related  mortgage  loans will result in a  corresponding  increase in the principal balance of the class.

         As and to the extent  described in the related  prospectus  supplement,  distributions  of principal  with respect to a series of securities  will be made on each  distribution  date to the holders of the class or classes of securities of the series  entitled  thereto until the  principal  balance or  balances  of the  securities  have been  reduced to zero.  In the case of a series of  securities  which includes two or more classes of securities,  the timing,  order,  priority of payment or amount of  distributions in respect of principal, and any schedule or formula or other provisions  applicable to the determination  thereof (including  distributions among multiple classes of senior securities or subordinate  securities),  shall be as set forth in the related prospectus supplement.  Distributions of principal with respect to one or more classes of  securities  may be made at a rate that is faster (and, in some cases,  substantially  faster) than the rate at which  payments or other  collections  of principal  are received on the mortgage  loans  and/or  mortgage  securities  in the related trust fund,  may not commence  until the occurrence of events such as the retirement of one or more other classes of securities of the same series,  or may be made at a rate that is slower (and, in some cases,  substantially  slower) than the rate at which  payments or other  collections of principal are received on the mortgage loans and/or mortgage  securities.  In addition,  distributions  of principal with  respect to one or more classes of  securities  may be made,  subject to  available  funds,  based on a specified  principal  payment schedule  and, with respect to one or more classes of  securities,  may be contingent  on the  specified  principal  payment  schedule for another class of the same series and the rate at which payments and other  collections of principal on the mortgage loans and/or  mortgage securities in the related trust fund are received.

Pre-Funding Account

         If so specified in the related  prospectus  supplement,  the pooling and servicing  agreement or other  agreement may provide for the transfer by the Sellers of additional  mortgage loans to the related trust after the Closing Date. The additional  mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing  agreement or other agreement  providing for the transfer,  and will be underwritten  to the same standards as the mortgage loans initially  included in the trust fund as described in the prospectus  supplement.  As  specified  in the  related  prospectus  supplement,  the  transfer  may be funded by the  establishment  of a pre-funding account  established with the trustee.  If a pre-funding account is established,  all or a portion of the proceeds of the sale of one or more classes of securities of the related  series will be deposited in the account to be released as additional  mortgage  loans are transferred.  A pre-funding  account will be required to be maintained as an Eligible Account,  the amounts therein may be required to be invested in  Permitted  Investments  and the amount held  therein  shall at no time exceed 50% of the  proceeds of the  offering of the related  securities.  The related  pooling and servicing  agreement or other agreement  providing for the transfer of additional  mortgage loans  generally  will provide that the transfers must be made within up to three months (with respect to any series of  certificates)  or up to, but not in excess of, one year (with  respect to any series of notes)  after the Closing  Date,  and that amounts set aside to fund the transfers  (whether in a pre-funding  account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus  supplement.  To the extent amounts in any pre-funding account have not been used to purchase  additional  mortgage  loans,  holders of the  securities may receive an additional  prepayment,  which may affect their yield to maturity.  In addition,  securityholders  may not be able to reinvest amounts received from any pre-funding  account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

         Prepayment premiums will generally be retained by the master servicer, a servicer,  or by the Seller as additional  compensation.
However,  if so provided in the related prospectus  supplement,  prepayment  premiums received on or in connection with the mortgage loans or  mortgage  securities  in any trust  fund will be  distributed  on each  distribution  date to the  holders  of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

         The amount of any losses or shortfalls in  collections  on the mortgage  loans and/or  mortgage  securities in any trust fund (to the  extent  not  covered  or offset by draws on any  reserve  fund or under any  instrument  of credit  enhancement  or  applied  against overcollateralization)  will be allocated  among the  respective  classes of securities of the related  series in the priority and manner, and subject to the limitations,  specified in the related prospectus supplement. As described in the related prospectus supplement,  these allocations may result in reductions in the  entitlements to interest and/or principal  balances of one or more classes of securities,  or may be effected simply by a prioritization of payments among classes of securities.

Advances

         If and to the extent  provided in the related  prospectus  supplement,  and subject to any  limitations  specified  therein,  the related  master  servicer or any servicer will be obligated to advance,  or have the option of advancing,  on or before each  distribution date, from its own funds or from excess funds held in the related Master  Servicer  Collection  Account or Protected  Account that are not part of the  available  funds for the related  series of  securities  for that  distribution  date,  an amount up to the  aggregate of any scheduled  payments of interest  (and,  if specified in the related  prospectus  supplement,  principal)  on the mortgage  loans that were delinquent on, or not received by, the related  Determination Date (or such other date specified in the Agreement,  but in any event prior to the  related  distribution  date).  No notice will be given to the  certificateholders  of these  advances.  Advances  are  intended to maintain a regular flow of scheduled  interest and principal  payments to holders of the class or classes of securities  entitled thereto, rather than to guarantee or insure against  losses.  Accordingly,  all advances made from the master  servicer's or a servicer's own funds will be reimbursable out of related  recoveries on the mortgage loans  (including,  to the extent described in the prospectus  supplement, amounts  received under any fund or instrument  constituting  credit  enhancement)  respecting which advances were made and other specific sources as may be identified  in the related  prospectus  supplement,  including  amounts which would  otherwise be payable to the offered securities.  No  Nonrecoverable  Advance will be required to be made by the master  servicer or a servicer;  and, if previously  made by a master servicer or a servicer,  a Nonrecoverable  Advance will be reimbursable from any amounts in the related Master Servicer  Collection
Account or Protected Account prior to any distributions  being made to the related series of  securityholders.  If advances have been made from excess funds in a Master Servicer  Collection  Account,  the master servicer will be required to replace the funds in such account on any  future  distribution  date to the  extent  that  funds  then in such  account  are  insufficient  to  permit  full  distributions  to securityholders on that date. If so specified in the related prospectus  supplement,  the obligation of a master servicer or a servicer to make advances may be secured by a cash advance  reserve fund or a surety bond. If applicable,  information  regarding the  characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related  prospectus  supplement.  If any person other than the master servicer has any obligation to make advances as described  above, the related  prospectus  supplement will identify the person.
If and to the extent so provided in the related  prospectus  supplement,  any entity making advances will be entitled to receive  interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus  supplement,  and the entity will be entitled to payment of the interest  periodically  from general  collections  on the mortgage  loans in the related trust fund prior to any payment to  securityholders  or as otherwise  provided in the related  pooling and  servicing  agreement or  servicing  agreement  and described in the prospectus  supplement.  As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes  mortgage  securities,  the advancing  obligations  with respect to the  underlying  mortgage  loans will be pursuant to the terms of the mortgage  securities,  as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

Modifications

         In instances in which a mortgage  loan is in default or if default is  reasonably  foreseeable,  and if  determined by the master servicer to be in the best interest of the  securityholders,  the master servicer or servicer may permit  servicing  modifications  of the mortgage loan rather than proceeding with  foreclosure.  However,  the master  servicer's and the servicer's  ability to perform servicing modifications will be subject to some limitations, including but not limited to the following:

         o        Advances and other  amounts may be added to the  outstanding  principal  balance of a mortgage loan only once during the life of a mortgage loan.

         o        Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the mortgage  loan, will be required to be fully amortized over the remaining term of the mortgage loan.

         o        All  capitalizations  are to be implemented in accordance  with the sponsor's  standards and may be implemented  only by servicers that have been approved by the master servicer for that purpose.

         o        The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.

         o        No servicing  modification  with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate.

         Any advances  made on any mortgage  loan will be reduced to reflect any related  servicing  modifications  previously  made.  The mortgage  rate and Net  Mortgage  Rate as to any  mortgage  loan will be deemed not  reduced by any  servicing  modification,  so that the calculation  of accrued  certificate  interest (as defined in the prospectus  supplement)  payable on the offered  securities  will not be affected by the servicing modification.

Reports to Securityholders

         With each distribution to securityholders of a particular class of offered  securities,  the related master servicer,  trustee or other  specified  person will make  available to each holder of record of the class of securities a monthly  statement or statements  with respect to the related  trust fund setting forth the  information  specifically  described in the related  prospectus  supplement  and the related pooling and servicing agreement or the related servicing agreement or indenture.

         In addition,  within a reasonable period of time after the end of each calendar year, the master servicer,  trustee or securities administrator,  as  applicable,  will  furnish a report to each holder of record of a class of offered  securities  at any time during the calendar year or, in the event the person was a holder of record of a class of securities  during a portion of the calendar  year, for the applicable  portion  of the year.  Reports,  whether  monthly or annual,  will be  transmitted  in the  method  described  in the  related prospectus  supplement to the holder of record of the class of  securities  contemporaneously  with the  distribution  on that  particular class.  In addition,  the monthly  reports will be posted on a website as described below under  "Available  Information"  and "Reports to
Securityholders" in this prospectus.

                                                    DESCRIPTION OF CREDIT ENHANCEMENT

General

         As set  forth  below  and in the  applicable  prospectus  supplement,  credit  enhancement  may be  provided  by one or more of a financial  guaranty  insurance  policy,  a special hazard insurance  policy,  a mortgage pool insurance  policy or a letter of credit.  In addition,  if provided in the applicable  prospectus  supplement,  in lieu of or in addition to any or all of the foregoing  arrangements, credit  enhancement  may be in the form of a  reserve  fund to cover the  losses,  subordination  of one or more  classes  of  subordinate securities  for the  benefit of one or more  classes of senior  securities,  of  cross-collateralization  or  overcollateralization,  or a combination  of the  foregoing.  The credit  support may be provided by an assignment of the right to receive  specified  cash amounts,  a deposit of cash into a reserve fund or other  pledged  assets,  or by  guarantees  provided by a third-party  or any  combination  thereof identified in the  applicable  prospectus  supplement.  Each  component will have  limitations  and will provide  coverage with respect to
Realized  Losses on the related  mortgage  loans.  Credit support will cover  Defaulted  Mortgage  Losses,  but coverage may be limited or unavailable  with respect to Special Hazard Losses,  Fraud Losses,  Bankruptcy  Losses and  Extraordinary  Losses.  To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit  enhancement  arrangements as well as the providers thereof,  if applicable,  with respect to the offered  securities  of each series will be set forth in the  related  prospectus  supplement.  To the extent  provided in the  applicable prospectus  supplement and the pooling and servicing  agreement or indenture,  the credit  enhancement  arrangements  may be  periodically modified,  reduced and substituted for based on the aggregate  outstanding  principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities.  See "Description of Credit  Enhancement—Reduction  or Substitution
of Credit  Enhancement"  in this  prospectus.  If  specified  in the  applicable  prospectus  supplement,  credit  support for the offered securities of one series may cover the offered securities of one or more other series.

         In general,  references to "mortgage  loans" under this  "Description of Credit  Enhancement"  section are to mortgage loans in a trust fund.  However,  if so provided in the prospectus  supplement for a series of securities,  any mortgage  securities  included in the related trust fund and/or the related  underlying  mortgage loans may be covered by one or more of the types of credit  support  described in this prospectus.  The related prospectus  supplement will specify, as to each form of credit support,  the information  indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

         If so  specified  in the  related  prospectus  supplement,  one or more  classes of  securities  of a series  may be  subordinate securities.  Subordinate securities may be offered securities.  To the extent specified in the related prospectus  supplement,  the rights of the  holders of  subordinate  securities  to receive  distributions  from the  Distribution  Account on any  distribution  date will be subordinated to the  corresponding  rights of the holders of senior  securities.  In addition,  as provided in the prospectus  supplement, losses or shortfalls will be allocated to subordinate  securities before they are allocated to more senior  securities.  If so provided in the  related  prospectus  supplement,  the  subordination  of a class may apply only in the event of (or may be limited  to) some types of losses or shortfalls.  The related  prospectus  supplement will set forth  information  concerning the manner and amount of  subordination provided  by a class or classes of  subordinate  securities  in a series  and the  circumstances  under  which the  subordination  will be available.

Cross-Collateralization

         If the mortgage loans and/or mortgage  securities in any trust fund are divided into separate groups,  each supporting a separate class or classes of securities of the related series,  credit  enhancement may be provided by  cross-collateralization  support provisions requiring that distributions be made on senior securities  evidencing  interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate  securities  evidencing  interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a  cross-collateralization  provision will describe the manner and conditions for applying the provisions.

Overcollateralization

         If so specified in the related  prospectus  supplement,  interest  collections on the mortgage loans may exceed interest payments on the offered  securities for the related  distribution  date.  The excess  interest may be deposited into a reserve fund or applied as a payment of principal on the  securities.  To the extent excess  interest is applied as principal  payments on the  securities,  the effect will be to reduce the principal  balance of the securities  relative to the outstanding  balance of the mortgage loans,  thereby  creating overcollateralization  and  additional  protection  to the  securityholders,  as specified  in the related  prospectus  supplement.  If so provided in the related prospectus supplement,  overcollateralization  may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

         If so specified in the related  prospectus  supplement,  a financial guaranty insurance policy may be obtained and maintained for a class or series of  securities.  The insurer  with  respect to a financial  guaranty  insurance  policy will be described in the related prospectus supplement.

         A financial  guaranty  insurance  policy will be  unconditional  and  irrevocable and will guarantee to holders of the applicable securities  that an amount  equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution  date. The specific terms of any financial  guaranty insurance policy will be set forth in the related  prospectus  supplement.  A  financial  guaranty  insurance  policy may have  limitations  and  generally  will not insure the obligation of the Sellers or the master  servicer to repurchase or substitute for a defective  mortgage loan,  will not insure  Prepayment
Interest  Shortfalls  or  interest  shortfalls  due to the  application  of the Relief Act and will not  guarantee  any  specific  rate of principal  payments.  The insurer  will be  subrogated  to the rights of each holder to the extent the insurer  makes  payments  under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

         Any  mortgage  pool  insurance  policy  obtained by the  depositor  for a trust fund will be issued by the  insurer  named in the applicable  prospectus  supplement.  Each mortgage pool  insurance  policy will cover  Defaulted  Mortgage  Losses in an amount equal to a percentage  specified in the  applicable  prospectus  supplement of the aggregate  principal  balance of the mortgage loans on the cut-off date,  or will cover a portion of Defaulted  Mortgage  Losses on any mortgage up to a specified  percentage  of the Value of that mortgage loan. As set forth under  "Maintenance of Credit  Enhancement"  in this  prospectus,  the master  servicer will use reasonable  efforts to maintain,  or cause the  servicers to maintain,  any mortgage pool  insurance  policy and to present  claims  thereunder to the insurer on behalf of itself, the related trustee and the related  securityholders.  The mortgage pool insurance  policies,  however,  are not blanket policies  against  loss,  since  claims  thereunder  may only be made  respecting  particular  defaulted  mortgage  loans  and  only  upon satisfaction  of the terms of the related  policy.  Any  exceptions  to coverage will be described in the related  prospectus  supplement.
Unless specified in the related prospectus  supplement,  the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

         If any component of credit  enhancement as to the offered  securities of a series is to be provided by a letter of credit, a bank will deliver to the related  trustee an irrevocable  letter of credit.  The letter of credit may provide  direct  coverage with respect to the  mortgage  loans.  The bank that  delivered  the letter of credit,  as well as the amount  available  under the letter of credit  with respect to each  component of credit  enhancement,  will be  specified in the  applicable  prospectus  supplement.  If so specified in the related  prospectus  supplement,  the letter of credit may permit draws only in the event of certain types of losses and  shortfalls.  The letter of credit may also  provide for the payment of required  advances  which the master  servicer or any  servicer  fails to make.  The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed  payments  thereunder and may otherwise  be reduced as described  in the related  prospectus  supplement.  The letter of credit will expire on the  expiration  date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

         Any special hazard  insurance  policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable  prospectus  supplement.  Each special hazard insurance policy will, subject to limitations  described below,  protect holders of the related series of securities from Special Hazard Losses.  See "Description of Primary  Mortgage  Insurance,
Hazard Insurance;  Claims  Thereunder" in this prospectus.  However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection,  some governmental actions,  errors in design, faulty workmanship or materials (except under some circumstances), nuclear  reaction,  chemical  contamination,  waste by the mortgagor and other risks.  Aggregate  claims under a special hazard  insurance policy will be limited to the amount set forth in the related  prospectus  supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the  foregoing  limitations,  a special  hazard  insurance  policy will provide  that,  where there has been damage to property  securing a  foreclosed  mortgage  loan  (title to which has been  acquired by the  insured)  and to the extent the damage is not covered by the hazard  insurance policy or flood insurance  policy,  if any,  maintained by the mortgagor or the master servicer,  special servicer or the servicer,  the insurer will pay the lesser of (1) the cost of repair or  replacement  of the property or (2) upon transfer of the  property  to the  insurer,  the unpaid  principal  balance of the  mortgage  loan at the time of  acquisition  of the  property by foreclosure  or deed in lieu of  foreclosure,  plus accrued  interest at the mortgage  rate to the date of claim  settlement  and expenses incurred by the master  servicer,  special  servicer or servicer with respect to the property.  If the property is  transferred to a third party in a sale  approved by the issuer of the special  hazard  insurance  policy,  the amount that the issuer will pay will be the amount under (2) above  reduced by the net  proceeds of the sale of the  property.  No claim may be validly  presented  under the special  hazard insurance  policy  unless  hazard  insurance  on the  property  securing  a  defaulted  mortgage  loan has been  kept in force  and  other reimbursable  protection,  preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard  insurance  policy).  If the unpaid principal  balance plus accrued  interest and expenses is paid by the insurer,  the amount of further  coverage under the related  special hazard  insurance  policy will be reduced by that amount less any net proceeds from the sale of the property.  Any amount paid as the cost of repair of the property will further reduce coverage by that amount.  Restoration of the property with the proceeds  described  under (1) above will satisfy the condition  under each mortgage pool  insurance  policy that the property be restored  before a claim under the mortgage pool insurance  policy may be validly  presented with respect to the defaulted mortgage  loan  secured by the  property.  The payment  described  under (2) above will render  presentation  of a claim in respect of the mortgage loan under the related  mortgage pool  insurance  policy  unnecessary.  Therefore,  so long as a mortgage pool  insurance  policy remains in effect,  the payment by the insurer under a special hazard  insurance  policy of the cost of repair or of the unpaid  principal balance  of the  related  mortgage  loan plus  accrued  interest  and  expenses  will not  affect  the total  Insurance  Proceeds  paid to securityholders,  but will affect the  relative  amounts of coverage  remaining  under the related  special  hazard  insurance  policy and mortgage pool insurance policy.

         As and to the extent set forth in the  applicable  prospectus  supplement,  coverage  in respect of Special  Hazard  Losses for a series of securities  may be provided,  in whole or in part, by a type of instrument  other than a special hazard  insurance  policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

         If so provided in the related  prospectus  supplement,  the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable  letters of credit or one or more Permitted  Investments in specified  amounts,  or any other instrument  satisfactory  to the relevant  Rating  Agency or Agencies,  which will be applied and  maintained  in the manner and under the conditions  specified in the  prospectus  supplement.  In the  alternative or in addition to the deposit,  to the extent  described in the related prospectus  supplement,  a reserve fund may be funded through  application of all or a portion of amounts otherwise payable on any related subordinate  securities,  from the retained interest of the depositor or otherwise.  To the extent that the funding of the reserve fund is dependent on amounts otherwise  payable on related  subordinate  securities,  any retained interest of the depositor or other cash flows  attributable  to the related  mortgage  loans or  reinvestment  income,  the reserve fund may provide less coverage than  initially expected  if the cash flows or  reinvestment  income on which the funding is  dependent  are lower than  anticipated.  In  addition,  with respect  to any  series of  securities  as to which  credit  enhancement  includes  a letter of credit,  if so  specified  in the  related prospectus  supplement,  if specified  conditions  are met, the  remaining  amount of the letter of credit may be drawn by the trustee and deposited  in a reserve  fund.  Amounts in a reserve  fund may be  distributed  to  securityholders,  or applied to  reimburse  the master servicer or a servicer for  outstanding  advances,  or may be used for other  purposes,  in the manner and to the extent  specified in the related prospectus  supplement.  The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund.
If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection  with the  establishment  of any reserve fund,  the reserve fund will be structured so that the trustee will have a perfected  security interest for the benefit of the  securityholders  in the assets in the reserve fund.  However,  to the extent that the depositor,  any affiliate  thereof or any other entity has an interest in any reserve fund, in the event of the  bankruptcy,  receivership or  insolvency  of that  entity,  there  could  be  delays  in  withdrawals  from  the  reserve  fund and  corresponding  payments  to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts  deposited in any reserve fund for a series will be invested in Permitted  Investments  by, or at the  direction  of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

         If so provided in the related  prospectus  supplement,  the trust fund may include  guaranteed  investment  contracts pursuant to which moneys held in the funds and accounts  established  for the related series will be invested at a specified rate. The principal terms of a guaranteed  investment  contract or other cash flow agreement,  and the identity of the obligor,  will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

         To the  extent  that the  applicable  prospectus  supplement  does not  expressly  provide  for  alternative  credit  enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial  guaranty  insurance policy has been obtained for one or more classes of securities of a series,  the trustee will be obligated to exercise  reasonable  efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable  pooling and servicing  agreement or servicing  agreement,  until the specified class or classes of securities have been paid in full, unless coverage  thereunder has been exhausted through payment of claims, or until the financial  guaranty  insurance policy is replaced in accordance  with the terms of the  applicable  pooling and  servicing  agreement or servicing  agreement.  The trustee will agree to remit the premiums for each financial  guaranty  insurance policy,  from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing  agreement or servicing  agreement,  on a timely basis. In the event the insurer  ceases to be a qualified  insurer as described in the related  prospectus  supplement,  or fails to make a required payment  under the related  financial  guaranty  insurance  policy,  neither the trustee nor any other person will have any  obligation to replace the insurer.  Any losses  associated  with any reduction or withdrawal in rating by an applicable  Rating Agency shall be borne by the related securityholders.

         If a mortgage pool  insurance  policy has been obtained for some or all of the mortgage  loans related to a series of securities, the master servicer will be obligated to exercise  reasonable  efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing  agreement or servicing  agreement to the extent  provided in the related  prospectus  supplement.  The master  servicer  will agree to pay the premiums for each  mortgage pool insurance  policy on a timely basis.  In the event the pool insurer ceases to be a qualified  insurer because it ceases to be qualified by law to transact pool  insurance  business or coverage is  terminated  for any reason other than  exhaustion  of the  coverage,  the master servicer will use reasonable  efforts to obtain from another qualified  insurer a replacement  insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding  coverage of the mortgage pool insurance policy,  provided that, if the cost of the  replacement  policy is greater than the cost of the mortgage pool insurance  policy,  the coverage of the  replacement policy will,  unless  otherwise  agreed to by the depositor,  be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit  enhancement  has been obtained for a series,  the trustee will be obligated to exercise  reasonable  efforts cause to be kept or to keep the letter of credit (or an alternate form of credit  support) in full force and effect throughout the term of the applicable pooling and servicing  agreement or indenture,  unless coverage thereunder has been exhausted through payment of claims or otherwise,  or substitution  therefor is made as described below under  "—Reduction or Substitution of Credit
Enhancement."  Unless  otherwise  specified  in the  applicable  prospectus  supplement,  if a letter of credit  obtained  for a series of securities is scheduled to expire prior to the date the final  distribution  on the  securities  is made and coverage  under the letter of credit has not been exhausted and no  substitution  has occurred,  the trustee will draw the amount  available  under the letter of credit and maintain the amount in trust for the securityholders.

         If a special  hazard  insurance  policy has been obtained for the mortgage  loans related to a series of  securities,  the master servicer will also be obligated to exercise  reasonable  efforts to maintain and keep the policy in full force and effect  throughout  the term of the applicable  pooling and servicing  agreement or servicing  agreement,  unless coverage  thereunder has been exhausted  through payment of claims or  otherwise  or  substitution  therefor  is made as  described  below  under  "—Reduction  or  Substitution  of Credit
Enhancement."  If coverage  for Special  Hazard  Losses  takes the form of a special  hazard  insurance  policy,  the policy will  provide coverage  against risks of the type  described in this  prospectus  under  "Description  of Credit  Enhancement—Special  Hazard  Insurance
Policies."  The  master  servicer  may obtain a  substitute  policy  for the  existing  special  hazard  insurance  policy if prior to the substitution the master servicer obtains written  confirmation  from the Rating Agency or Agencies that rated the related  securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer,  on behalf of itself, the trustee and  securityholders,  will provide the trustee  information  required for the  trustee to draw under the  letter of credit  and will  present  claims to each pool  insurer,  to the issuer of each  special  hazard insurance  policy,  and, in respect of  defaulted  mortgage  loans for which there is no servicer,  to each  primary  insurer and take any reasonable  steps as are necessary to permit recovery under the letter of credit,  insurance  policies or comparable  coverage  respecting defaulted  mortgage loans or mortgage loans which are the subject of a bankruptcy  proceeding.  As set forth above, all collections by the master  servicer under any mortgage pool insurance  policy or any Primary  Insurance  Policy and, where the related  property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution  Account,  subject to withdrawal as described above.  All draws under any letter of credit are also to be  deposited  in the  related  Distribution  Account.  In those cases in which a mortgage loan is serviced by a servicer,  the servicer,  on behalf of itself, the trustee and the  securityholders  will present claims to the primary  insurer,  and all paid claims shall  initially be deposited  in a Protected  Account  prior to being  delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted  mortgage loan is damaged and proceeds,  if any, from the related hazard insurance policy or any applicable  special hazard  insurance  policy are  insufficient  to restore the damaged  property to a condition  sufficient to permit recovery  under any  financial  guaranty  insurance  policy,  mortgage  pool  insurance  policy,  letter of credit or any related  Primary
Insurance  Policy,  neither the master  servicer  nor any  servicer  is  required to expend its own funds to restore the damaged  property unless it determines (1) that the restoration will increase the proceeds to one or more classes of  securityholders  on liquidation of the mortgage loan after  reimbursement  of the master  servicer for its expenses and (2) that the expenses will be  recoverable  by it through liquidation  Proceeds or Insurance  Proceeds.  If recovery under any financial guaranty insurance policy,  mortgage pool insurance policy, letter of credit or any related  Primary  Insurance  Policy is not available  because the master servicer or a servicer has been unable to make the above  determinations,  has made the  determinations  incorrectly  or recovery is not available for any other reason,  the master servicer and each servicer is nevertheless  obligated to follow the normal  practices and procedures  (subject to the preceding  sentence)
as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the  determinations  have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

         The amount of credit  support  provided  pursuant to any form of credit  enhancement  may be reduced.  In most cases,  the amount available  pursuant to any form of credit  enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary  basis pursuant to the terms of the related pooling and servicing  agreement or indenture.  Additionally,  in most cases, the form of credit support (and any  replacements  therefor) may be replaced,  reduced or terminated,  and the formula used in calculating the amount of coverage with respect to Bankruptcy  Losses,  Special  Hazard Losses or Fraud losses may be changed,  without the consent of the  securityholders,  upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely  affected.  Furthermore,  in the event that the credit rating of any obligor under any applicable  credit enhancement is downgraded,  the credit rating or ratings of the related series of securities may be downgraded to a  corresponding  level, and,  neither the master  servicer nor any other person will be obligated  to obtain  replacement  credit  support in order to restore the rating or ratings of the related  series of  securities.  The master  servicer  will also be permitted to replace the credit  support with other credit  enhancement  instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would  satisfy the  downgraded  level,  provided that the  then-current  rating or ratings of the related  series of securities  are maintained.  Where the credit  support is in the form of a reserve fund, a permitted  reduction in the amount of credit  enhancement  will result in a release of all or a portion of the assets in the reserve fund to the depositor,  the master  servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

                                          OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

         The trust fund may include  one or more  derivative  instruments,  as  described  in this  section.  All  derivative  instruments included in any trust fund will be used only in a manner that reduces or alters risk  resulting  from the  mortgage  loans or other assets in the pool,  and only in a manner  such that the return on the offered  securities  will be based  primarily  on the  performance  of the mortgage loans or other assets in the pool.  Derivative  instruments may include 1) interest rate swaps (or caps,  floors and collars) and yield  supplement  agreements as described  below,  2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest  rate swap is an agreement  between two parties to exchange a stream of interest  payments on an agreed  hypothetical or "notional"  principal amount. No principal amount is exchanged between the  counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional  principal  amount,  while the  counterparty  pays a floating rate based on one or more reference  interest  rates  including the London  Interbank  Offered Rate, or LIBOR, a specified  bank's prime rate or U.S.  Treasury Bill rates.  Interest rate swaps also permit  counterparties  to exchange a floating rate  obligation  based upon one reference  interest rate, such as LIBOR,  for a floating  rate  obligation  based upon another  referenced  interest  rate,  such as U.S.  Treasury  Bill rates.  An interest rate cap,  collar or floor is an agreement where the  counterparty  agrees to make payments  representing  interest on a notional principal amount when a specified  reference  interest rate is above a strike rate,  outside of a range of strike rates, or below a strike rate as  specified in the  agreement,  generally in exchange  for a fixed  amount paid to the  counterparty  at the time the  agreement is entered  into. A yield  supplement  agreement is a type of cap  agreement,  and is  substantially  similar to a cap agreement as described above.

         The trustee,  securities  administrator or supplemental interest trust trustee on behalf of the related trust fund may enter into interest rate swaps,  caps,  floors and collars,  or yield supplement  agreements,  to minimize the risk to  securityholders  from adverse changes in interest rates or to provide  supplemental credit support.  Cap agreements and yield supplement  agreements may be entered into to  supplement  the interest  rate or other rates  available to make  interest  payments on one or more classes of the  securities  of any series.

         A market value swap might be used in a structure  where the pooled assets are hybrid ARMs,  or mortgage  loans that provide for a fixed rate period and then convert by their terms to adjustable  rate loans.  Such a structure might provide that at a specified date near the end of the fixed rate period,  the investors  must tender their  securities  to the trustee who will then  transfer the  securities to other investors in a mandatory auction  procedure.  The market value swap would ensure that the original  investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         In a market value swap,  five business  days prior to the  mandatory  auction date set forth in the  prospectus  supplement,  the auction  administrator  will  auction the classes of  certificates  referred to in the  prospectus  supplement  as the  mandatory  auction certificates  then  outstanding,  to third party investors.  On the mandatory  auction date, the mandatory  auction  certificates  will be transferred,  as described in the prospectus supplement,  to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates,  after application of all principal  distributions and realized losses on the mandatory  auction date, plus accrued  interest on such classes at the related  pass-through  rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

         The auction  administrator  will enter into a market value swap with a swap counterparty  pursuant to which the swap counterparty will agree to pay the excess,  if any, of the current  principal amount of the mandatory  auction  certificates,  after application of all principal  distributions  and realized losses on such  distribution  date,  plus,  accrued  interest as described  above,  over the amount received in the  auction.  The  transfer in the auction  will not occur in the event that the swap  counterparty  fails to pay any amounts payable under the market value swap.

         In the event  that all or a  portion  of a class of the  mandatory  auction  certificates  is not sold in the  auction,  the swap counterparty  will make no payment with  respect to such class or portion  thereof,  and the holders  thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction.  However,  the auction  administrator will repeat the auction procedure  each month  thereafter  until a bid has been  received  for each  class or portion  thereof.  Upon  receipt of a bid,  the swap counterparty will make the payment described above if required.

         Any derivative  contracts will be documented  based upon the standard forms provided by the  International  Swaps and Derivatives
Association,  or  ISDA.  These  forms  generally  consist  of an  ISDA  master  agreement,  a  schedule  to the  master  agreement,  and a confirmation,  although in some cases the schedule and  confirmation  will be combined in a single  document and the standard  ISDA master agreement  will  be  incorporated  therein  by  reference.  Standard  ISDA  definitions  also  will be  incorporated  by  reference.  Each confirmation  will  provide for payments to be made by the  derivative  counterparty  to the trust,  and in some cases by the trust to the derivative  counterparty,  generally  based upon specified  notional  amounts and upon  differences  between  specified  interest rates or values.  For example,  the  confirmation  for an interest rate cap agreement  will contain a schedule of fixed interest  rates,  generally referred to as strike  rates,  and a schedule of notional  amounts,  for each  distribution  date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate,  generally a floating or adjustable  interest rate, and will provide that payments  will be made by the  derivative  counterparty  to the trust on each  distribution  date,  based on the notional  amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the  withdrawal  of the credit rating of a derivative  counterparty  or the downgrade of such credit rating below levels  specified in the derivative  contract (where the derivative  contract is relevant to the ratings of the offered  securities,  such levels  generally are set by the rating  agencies  rating the offered  securities),  the derivative  counterparty  may be required to post collateral for the  performance of its obligations  under the derivative  contract,  or to take certain other measures  intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance the trustee,  securities  administrator  or  supplemental  interest trust trustee will be able to enter into  derivatives  at any  specific  time or at prices or on other terms that are  advantageous.  In  addition,  although the terms of the derivatives  may  provide for  termination  under  various  circumstances,  there can be no  assurance  that the  trustee  will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

Purchase Obligations

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus  supplement,  may be subject to a purchase  obligation  that would become  applicable on one or more specified  dates, or upon the occurrence of one or more specified  events,  or on demand made by or on behalf of the  applicable  securityholders.  A purchase  obligation may be in the form of a conditional or unconditional  purchase  commitment,  liquidity facility,  maturity guaranty,  put option or demand feature.  The terms and conditions  of each  purchase  obligation,  including  the  purchase  price,  timing  and  payment  procedure,  will be  described  in the accompanying  prospectus  supplement.  A purchase  obligation  relating to trust  assets may apply to those trust assets or to the related securities.  Each purchase obligation may be a secured or unsecured obligation of the provider thereof,  which may include a bank or other financial  institution or an insurance company.  Each purchase obligation will be evidenced by an instrument  delivered to the trustee for the benefit of the  applicable  securityholders  of the related  series.  As specified in the  accompanying  prospectus  supplement,  each purchase  obligation  relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series.  Other purchase  obligations  may be payable to the trustee or directly to the holders of the securities to which that  obligation relate.

                                       DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                                            CLAIMS THEREUNDER

General

         The mortgaged  property with respect to each  mortgage loan will be required to be covered by a hazard  insurance  policy and, if required as described below, a Primary  Insurance Policy.  The following is only a brief description of these insurance  policies and does not purport to summarize or describe all of the provisions of these  policies.  The insurance is subject to  underwriting  and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

         In a  securitization  of single family loans,  single family loans included in the related  mortgage pool having a  Loan-to-Value
Ratio at  origination  of over 80% (or other  percentage  as  described  in the  related  prospectus  supplement)  may be  required by the depositor to be covered by a Primary Insurance  Policy.  The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof  exceeding 75% of the Value of the related  mortgaged  property (or other percentage as described in the related  prospectus  supplement) at origination of the mortgage loan,  unless and until the principal  balance of the mortgage loan is reduced to a level that would produce a  Loan-to-Value  Ratio equal to or less than at least 80% (or other  percentage as described in the prospectus  supplement).  This type of mortgage loan will not be  considered  to be an exception to the  foregoing  standard if no Primary
Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above  Loan-to-Value  Ratio percentage as of the  applicable  cut-off  date.  Mortgage  loans which are subject to negative  amortization  will only be covered by a Primary  Insurance
Policy if the coverage was so required  upon their  origination,  notwithstanding  that  subsequent  negative  amortization  may cause the mortgage loan's  Loan-to-Value  Ratio, based on the then-current  balance, to subsequently exceed the limits which would have required the coverage  upon their  origination.  Multifamily,  commercial  and  mixed-use  loans will not be  covered  by a Primary  Insurance  Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary  Insurance  Policies  issued by a primary insurer will differ from those in Primary
Insurance  Policies issued by other primary  insurers,  each Primary  Insurance Policy will in general cover the Primary Insurance Covered
Loss. The primary insurer generally will be required to pay:

      o     the insured percentage of the Primary Insurance Covered Loss;

      o     the entire amount of the Primary Insurance  Covered Loss, after receipt by the primary insurer of good and merchantable  title to, and possession of, the mortgaged property; or

      o     at the option of the primary insurer,  the sum of the delinquent monthly payments plus any advances made by the insured,  both to the date of the claim  payment  and,  thereafter,  monthly  payments  in the amount  that  would have  become due under the mortgage  loan if it had not been  discharged  plus any  advances  made by the  insured  until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As  conditions  precedent to the filing or payment of a claim under a Primary  Insurance  Policy,  in the event of default by the mortgagor, the insured will typically be required, among other things, to:

      o     advance or discharge (1) hazard insurance  premiums and (2) as necessary and approved in advance by the primary insurer,  real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o     in the event of any physical loss or damage to the mortgaged  property,  have the mortgaged  property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

      o     tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single  family loan for which the coverage is required  under the standard  described  above,  the master  servicer  will maintain,  or will cause each servicer to maintain,  in full force and effect and to the extent coverage is available a Primary  Insurance
Policy with regard to each single  family loan,  provided  that the Primary  Insurance  Policy was in place as of the cut-off date and the depositor had knowledge of the Primary  Insurance  Policy.  The master servicer or the Seller will not cancel or refuse to renew a Primary
Insurance  Policy in effect at the time of the initial  issuance of a series of securities  that is required to be kept in force under the applicable  pooling and servicing  agreement or indenture unless the replacement  Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose  claims-paying  ability is acceptable to the Rating Agency or Agencies that rated the series of securities  for  mortgage  pass-through  certificates  or  mortgage-backed  notes  having a rating  equal to or  better  than the  highest then-current  rating of any class of the  series of  securities.  For  further  information  regarding  the extent of  coverage  under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit  Enhancement—Mortgage  Pool insurance  Policies" in this prospectus.

Hazard Insurance Policies

         The terms of the  mortgage  loans  require  each  mortgagor  to  maintain  a hazard  insurance  policy for their  mortgage  loan.
Additionally,  the pooling and servicing  agreement or servicing  agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard  insurance  policy  providing for no less than the coverage of the standard form of fire insurance policy with extended  coverage  customary in the state in which the  property is located.  The  coverage  generally  will be in an amount equal to the lesser of the  principal  balance owing on the mortgage loan and 100% of the  insurable  value of the  improvements  securing the mortgage loan;  provided,  that in any case, such amount shall be sufficient to prevent the mortgagor  and/or mortgagee from becoming a co-insurer.
The ability of the master  servicer to ensure that hazard  insurance  proceeds  are  appropriately  applied may be dependent on it, or the servicer of the mortgage  loan,  being named as an additional  insured  under any hazard  insurance  policy and under any flood  insurance policy  referred to below,  or upon the extent to which  information  in this regard is furnished to the master  servicer by mortgagors or servicers.

         As set forth above,  all amounts  collected by the master  servicer or a servicer  under any hazard policy (except for amounts to be applied to the  restoration  or repair of the mortgaged  property or released to the mortgagor in accordance  with teamster  servicer's normal  servicing  procedures) will be deposited in the related  Distribution  Account.  The pooling and servicing  agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard  policies to be maintained by  maintaining,  or causing a servicer to  maintain,  a blanket  policy  insuring  against  losses on the mortgage  loans.  If the blanket  policy  contains a deductible  clause,  the master  servicer will deposit,  or will cause the  applicable  servicer to deposit,  in the related  Distribution
Account all sums which would have been deposited therein but for the clause.

         In general,  the standard form of fire and extended  coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning,  explosion,  smoke, windstorm,  hail, riot, strike and civil commotion,  subject to the conditions and exclusions  specified in each policy.  Although the policies  relating to the mortgage loans will be  underwritten  by different  insurers under  different  state laws in accordance  with  different  applicable  state forms and therefore  will not contain  identical  terms and conditions,  the basic terms  thereof are  dictated  by  respective  state laws,  and most of these  policies  typically  do not cover any physical damage  resulting from the following:  war,  revolution,  governmental  actions,  floods and other  water-related  causes,  earth movement  (including  earthquakes,  landslides and mudflows),  nuclear  reactions,  wet or dry rot, vermin,  rodents,  insects or domestic animals,  theft and, depending on the case, vandalism.  The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be  all-inclusive.  Where the  improvements  securing a mortgage loan are located in a federally  designated flood area at the time of  origination  of the mortgage loan, the pooling and servicing  agreement or servicing  agreement  requires the master  servicer to cause to be maintained for this mortgage loan,  flood  insurance (to the extent  available) in an amount equal in general to the lesser of the amount  required to  compensate  for any loss or damage on a  replacement  cost basis or the  maximum  insurance  available  under the federal flood insurance program.

         The hazard  insurance  policies  covering  the  mortgaged  properties  typically  contain a  co-insurance  clause which in effect requires the insured at all times to carry insurance of a specified  percentage  (generally 80% to 90%) of the full  replacement  value of the  improvements  on the property in order to recover the full amount of any partial  loss. If the  insured's  coverage  falls below this specified  percentage,  the clause  generally  provides  that the  insurer's  liability  in the event of partial  loss does not exceed the greater of (1) the  replacement  cost of the  improvements  damaged or destroyed less physical  depreciation  or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard  insurance that  mortgagors are required to maintain on the  improvements  securing the mortgage loans may decline as the  principal  balances of the related  mortgage  loans  decrease,  and since  residential  properties  have  historically appreciated in value over time,  hazard  insurance  proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See  "Description  of Credit  Enhancement—Special  Hazard  Insurance  Policies" in this  prospectus for a description of the limited  protection  afforded by any special hazard  insurance policy against losses  occasioned by hazards which are otherwise  uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage  loans,  mortgagors are generally  required to present claims to insurers under hazard  insurance policies  maintained on the mortgaged  properties.  The master  servicer,  on behalf of the trustee and  securityholders,  is obligated to present claims,  or cause the servicer of the mortgage loans to present claims,  under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged  properties.  However,  the ability of the master servicer or servicer to present the claims is dependent upon the extent to which  information in this regard is furnished to the master  servicer or the servicers by mortgagors.

FHA Mortgage Insurance

         The Housing Act  authorizes  various FHA mortgage  insurance  programs.  Some of the mortgage  loans may be insured  under either
Section  203(b),  Section 221,  Section 223,  Section 234 or Section 235 of the Housing Act. Under Section  203(b),  FHA insures  mortgage loans of up to 30 years' duration for the purchase of one- to four-family  dwelling units.  Mortgage loans for the purchase of multifamily residential  rental  properties  are insured by the FHA under Section 221 and Section 223.  Mortgage loans for the purchase of condominium units are insured by FHA under  Section 234.  Trust assets  insured  under these  programs  must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as  established  by HUD, and may not exceed  specified  percentages  of the lesser of the  appraised  value of the property and the sales price,  less  seller-paid  closing  costs for the  property,  up to certain  specified maximums.  In addition,  FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b)
and Section 234 programs.
         Under  Section 235,  assistance  payments are paid by HUD to the  mortgagee  on behalf of eligible  borrowers  for as long as the borrowers  continue to be eligible for the payments.  To be eligible,  a borrower must be part of a family,  have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The  regulations  governing  these  programs  provide  that  insurance  benefits  are  payable  either on  foreclosure,  or other acquisition of possession,  and  conveyance of the mortgaged  premises to HUD or on assignment of the defaulted  mortgage loan to HUD. The
FHA  insurance  that may be  provided  under  these  programs  on the  conveyance  of the home to HUD is equal to 100% of the  outstanding principal  balance of the mortgage loan, plus accrued  interest,  as described  below,  and certain  additional  costs and expenses.  When entitlement to insurance  benefits  results from assignment of the mortgage loan to HUD, the insurance  payment is computed as of the date of the  assignment  and includes  the unpaid  principal  amount of the  mortgage  loan plus  mortgage  interest  accrued and unpaid to the assignment date.

         When  entitlement to insurance  benefits  results from  foreclosure  (or other  acquisition of possession)  and  conveyance,  the insurance  payment is equal to the unpaid  principal  amount of the mortgage  loan,  adjusted to reimburse  the mortgagee for certain tax, insurance  and similar  payments  made by it and to deduct  certain  amounts  received or retained by the mortgagee  after  default,  plus reimbursement not to exceed two-thirds of the mortgagee's  foreclosure  costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The  mortgage  loans may also be insured  under Title I Program of the FHA.  The  applicable  provisions  of this program will be described  in the related  prospectus  supplement.  The master  servicer  will be required to take steps,  or cause the  servicers  of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

         The Servicemen's  Readjustment Act of 1944, as amended,  permits a veteran or, in some instances,  his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to  four-family  dwelling unit to be occupied as the veteran's  home at an interest  rate not exceeding  the maximum rate in effect at the time the loan is made,  as  established  by HUD. The program has no limit on the amount of a mortgage  loan,  requires no down payment for the  purchaser  and permits the guaranty of mortgage loans with terms,  limited by the estimated economic life of the property,  up to 30 years. The maximum guaranty that may be issued by the
VA under this  program is 50% of the  original  principal  amount of the mortgage  loan up to a dollar  limit  established  by the VA. The liability on the  guaranty is reduced or increased  pro rata with any  reduction  or increase in amount of  indebtedness,  but in no event will the amount  payable  on the  guaranty  exceed  the  amount of the  original  guaranty.  Notwithstanding  the  dollar  and  percentage limitations  of the  guaranty,  a mortgagee  will  ordinarily  suffer a monetary  loss only when the  difference  between the  unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged  premises is greater than the original guaranty as adjusted.  The VA may, at its option,  and without regard to the guaranty,  make full payment to a mortgagee of the  unsatisfied  indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal  amount of a  VA-guaranteed  mortgage loan but there is a limit on the amount of the VA guaranty,  additional  coverage under a Primary  Mortgage  Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional  coverage will be set forth in the related  prospectus  supplement.
Any VA  guaranty  relating  to  Contracts  underlying  a series of  certificates  or notes will be  described  in the  related  prospectus supplement.

                                                               THE SPONSOR

         The sponsor will be EMC Mortgage  Corporation  ("EMC") for each series of securities  unless  otherwise  indicated in the related prospectus  supplement.  The sponsor was  incorporated  in the State of Delaware on  September  26,  1990,  as a wholly  owned  subsidiary corporation of The Bear Stearns  Companies  Inc., and is an affiliate of the depositor and the  underwriter.  The sponsor was  established as a mortgage  banking  company to facilitate  the purchase and servicing of whole loan  portfolios  containing  various levels of quality from  "investment  quality" to varying  degrees of  "non-investment  quality" up to and including  real estate owned assets  ("REO").  The sponsor commenced operation in Texas on October 9, 1990.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing  rights,  which include the  purchase of newly  originated  alternative  A, jumbo  (prime) and  sub-prime  loans.  Loans are  purchased on a bulk and flow basis. The sponsor is one of the United States' largest  purchasers of scratch and dent,  sub-performing  and  non-performing  residential mortgages and REO from various  institutions,  including banks, mortgage companies,  thrifts and the U.S. government.  Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns'  securitizations  based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first  lien fixed rate and ARMs,  as well as closed end fixed rate  second  liens and lines of credit
("HELOCs").  Performing  loans  acquired by the sponsor are subject to varying levels of due diligence  prior to purchase.  Portfolios may be reviewed for credit, data integrity,  appraisal  valuation,  documentation,  as well as compliance with certain laws.  Performing loans purchased will have been originated pursuant to the sponsor's  underwriting  guidelines or the originator's  underwriting  guidelines that are acceptable to the sponsor.

         Subsequent  to  purchase  by the  sponsor,  performing  loans are pooled  together  by product  type and  credit  parameters  and structured into RMBS, with the assistance of Bear Stearns' Financial  Analytics and Structured  Transactions  Group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999.

                                                              THE DEPOSITOR

         The  depositor,  Structured  Asset  Mortgage  Investments II Inc., was formed in the state of Delaware on June 10, 2003, and is a wholly-owned  subsidiary  of The Bear Stearns  Companies  Inc. The  depositor  was  organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private  secondary  mortgage  market  conduit for  residential  mortgage loans since 2003. In conjunction  with the Seller's  acquisition of the mortgage loans, the depositor will execute a mortgage loan purchase  agreement  through which the loans will be transferred to itself.  These loans are subsequently  deposited in a common law or statutory  trust,  described in this prospectus supplement, which will then issue the certificates or notes.

         After issuance and registration of the securities  contemplated in this prospectus,  in the related prospectus supplement and any supplement  hereto,  the  depositor  will  have  substantially  no duties  or  responsibilities  with  respect  to the pool  assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

                                                              THE AGREEMENTS

General

         Each series of  certificates  will be issued pursuant to a pooling and servicing  agreement or other  agreement  specified in the related prospectus supplement.  In general, the parties to a pooling and servicing agreement will include the depositor,  the trustee, the master  servicer and, in some cases,  a special  servicer.  However,  a pooling and servicing  agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage  securities,  and a pooling and servicing  agreement that relates to a trust fund that consists solely of mortgage  securities may not include a master servicer,  special servicer or other servicer as a party.  All parties to each pooling and servicing  agreement under which securities of a series are issued will be identified in the related  prospectus  supplement.  Each series of notes will be issued  pursuant to an indenture.  The parties to each  indenture  will be the  related  Issuing  Entity and the  trustee.  The Issuing  Entity  will be created  pursuant to an owner trust agreement  between the depositor and the owner trustee and the mortgage loans or mortgage  securities  securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

         Forms of the Agreements have been filed as exhibits to the  registration  statement of which this prospectus is a part.  However, the provisions of each  Agreement will vary depending upon the nature of the related  securities and the nature of the related trust fund.
The  following  summaries  describe  provisions  that may  appear  in a  pooling  and  servicing  agreement  with  respect  to a series of certificates or in either the servicing  agreement or indenture with respect to a series of notes. The prospectus  supplement for a series of securities will describe material  provisions of the related  Agreements that differ from the description  thereof set forth below. The depositor will provide a copy of each Agreement  (without  exhibits) that relates to any series of securities  without charge upon written request of a holder of an offered security of the series addressed to it at its principal  executive  offices specified in this prospectus under "The Depositor".  As to each series of securities,  the related  agreements will be filed with the Commission in a current report on
Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

         The pooling and servicing  agreement or servicing  agreement for each series of securities  will provide that the master servicer may not resign from its obligations and duties except upon a determination  that performance of the duties is no longer  permissible under applicable  law or except (1) in  connection  with a permitted  transfer of  servicing  or (2) upon  appointment  of a successor  servicer reasonably  acceptable to the trustee and upon receipt by the trustee of letter from each Rating  Agency  generally to the effect that the resignation and appointment  will not, in and of itself,  result in a downgrading of the securities.  No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's  responsibilities,  duties,  liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing  agreement  and  servicing  agreement  will also provide that the master  servicer,  the depositor and their directors,  officers,  employees or agents will not be under any liability to the trust fund or the  securityholders  for any action taken or for  refraining  from the taking of any action in good  faith,  or for errors in  judgment,  unless  the  liability  which  would otherwise be imposed was by reason of willful  misfeasance,  bad faith or gross  negligence in the  performance  of duties or by reason of reckless disregard of obligations and duties.  Each pooling and servicing  agreement and servicing agreement will further provide that the master  servicer,  the depositor,  and any director,  officer,  employee or agent of the master  servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss,  liability or expense  (including  reasonable legal fees and disbursements  of counsel)  incurred in  connection  with any legal action  relating to the pooling and  servicing  agreement or servicing agreement or the related  series of  securities,  other than any loss,  liability  or expense  related to any  specific  mortgage  loan or mortgage  loans (except a loss,  liability or expense  otherwise  reimbursable  pursuant to the pooling and servicing  agreement)  and any loss,  liability or expense incurred by reason of willful  misfeasance,  bad faith or gross negligence in the performance of its duties or by reason of reckless  disregard of obligations  and duties.  In addition,  each pooling and servicing  agreement and servicing  agreement will provide that neither the master  servicer nor the depositor will be under any obligation to appear in,  prosecute or defend any legal or  administrative  action that is not  incidental  to its  respective  duties  under the pooling and  servicing  agreement  or  servicing agreement and which in its opinion may involve it in any expense or liability.  The master servicer or the depositor may, however,  in its discretion  undertake  any action  which it may deem  necessary  or  desirable  with  respect to the pooling and  servicing  agreement  or servicing  agreement  and the rights and duties of the parties to that  agreement  and the  interests  of the  securityholders.  The legal expenses and costs of the action and any resulting  liability  will be expenses,  costs and  liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or  consolidated,  any person  resulting from any merger or consolidation to which the master  servicer is a party or any person  succeeding  to the business of the master  servicer  will be the  successor of the master servicer under the related  pooling and servicing  agreement or servicing  agreement,  provided that (1) the person is qualified to service  mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger,  consolidation  or succession does not adversely affect the  then-current  ratings of the classes of  securities  of the related  series that have been rated.  In addition,  notwithstanding  the prohibition  on its  resignation,  the master  servicer  may assign  its rights  under a pooling  and  servicing  agreement  or  servicing agreement,  provided  clauses (1) and (2) above are satisfied and the person is reasonably  satisfactory to the depositor and the trustee.
In the case of an  assignment,  the master  servicer will be released from its  obligations  under the pooling and servicing  agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing  agreement in respect of a series of certificates,  unless otherwise  specified in the prospectus supplement, will include:

      o     any failure by the master  servicer to make a required  deposit to the  Distribution  Account  (other than a Monthly  Advance)
            which continues  unremedied for 3 days (or other time period described in the related prospectus  supplement) after the giving of written notice of the failure to the master servicer;

      o     any  failure by the master  servicer to observe or perform in any  material  respect any other of its  material  covenants  or agreements in the pooling and servicing  agreement with respect to the series of certificates,  which covenants and agreements materially affect the rights of  certificateholders  of such series, and which failure continues unremedied for a period of 60 days days (or other time period  described in the related  prospectus  supplement)  after the date on which written  notice of such failure,  properly requiring the same to be remedied,  shall have been given to the master servicer by the trustee, or to the master  servicer and the trustee by the holders of  certificates  evidencing not less than 25% of the aggregate  undivided interests (or, if applicable, voting rights) in the related trust fund;

      o     events of insolvency,  readjustment of debt,  marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer  indicating its insolvency or inability to pay its obligations,  as specified in the related pooling and servicing agreement;

      o     any  failure  of  the  master  servicer  to  make  advances  as  described  in  this  prospectus  under  "Description  of  the
            Securities—Advances," by the date and time set forth in the pooling and servicing agreement;

      o     any  assignment or delegation by the master  servicer of its rights and duties under the pooling and servicing  agreement,  in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

      o     any other event of default as set forth in the pooling and servicing agreement.

Additional  events of default will be  described in the related  prospectus  supplement.  A default  pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default  remains  unremedied,  either the trustee or holders of  certificates  evidencing  not less than a percentage specified in the related prospectus  supplement of the aggregate undivided interests (or, if applicable,  voting rights) in the related trust fund as specified in the related  pooling and servicing  agreement may, by written  notification to the master servicer (and to the  trustee if given by  certificateholders),  with the  consent of EMC,  terminate  all of the rights and  obligations  of the master servicer under the pooling and servicing  agreement (other than any right of the master servicer as  certificateholder  and other than the right to receive  servicing  compensation  and expenses for master servicing the mortgage loans during any period prior to the date of the termination)  covering the trust fund and in and to the mortgage loans and the proceeds thereof.  Upon such notification,  the trustee or, upon notice to the depositor  and with the  depositor's  (or an affiliate of the  depositor's)  consent,  its designee will succeed to all responsibilities,  duties and liabilities of the master servicer under the pooling and servicing  agreement  (other than any obligation to purchase mortgage loans) and will be entitled to similar  compensation  arrangements.  In the event that the trustee would be obligated to succeed the master  servicer  but is  unwilling  so to act, it may appoint (or if it is unable so to act, it shall  appoint) or petition a court of competent  jurisdiction for the appointment of, an established  mortgage loan servicing  institution with a net worth of at least an amount  specified in the related  prospectus  supplement  to act as successor to the master  servicer  under the pooling and  servicing agreement (unless  otherwise set forth in the pooling and servicing  agreement).  Pending an appointment,  the trustee is obligated to act as master servicer.  The trustee and the successor may agree upon the servicing  compensation to be paid, which in no event may be greater than the  compensation  to the initial  master  servicer  under the pooling and servicing  agreement.  Notwithstanding  the above,  upon a termination or  resignation of the master  servicer in accordance  with terms of the pooling and servicing  agreement,  EMC shall have the right to either assume the duties of the master servicer or appoint a successor  master  servicer  meeting the  requirements  set forth in the pooling and  servicing  agreement.  In  addition,  even if none of the events of default  listed  above under  "—Events of Default and
Rights Upon Event of Default — Pooling and Servicing  Agreement"  have  occurred,  EMC will have the right under the pooling and servicing agreement to terminate the master  servicer  without  cause and either  assume the duties of the master  servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No  certificateholder  will have any right under a pooling and servicing  agreement to institute any  proceeding  with respect to the pooling and servicing  agreement  unless (1) that holder  previously  gave the trustee written notice of a default that is continuing,
(2) the holders of certificates  evidencing not less than the percentage  specified in the related prospectus  supplement of the aggregate undivided  interests  (or, if  applicable,  voting  rights) in the related  trust fund  requested  the trustee in writing to institute the proceeding  in its own name as trustee and shall have  offered to the trustee  such  reasonable  indemnity  as it may require  against the costs,  expenses and  liabilities  that may be incurred in or because of the  proceeding  and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates  representing at least 51% of the aggregate  undivided  interests (or, if applicable,  voting rights)
evidenced  by those  certificates  may waive the  default or event of default  (other  than a failure  by the master  servicer  to make an advance);  provided,  however,  that (1) a default or event of default  under the first or fourth items listed under  "—Events of Default"
above may be waived  only by all of the  holders of  certificates  affected  by the  default or event of default  and (2) no waiver  shall reduce in any manner the amount of, or delay the timing of,  payments  received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o        any failure by the master  servicer to make a required  deposit to the  Distribution  Account or, if the master servicer is so required,  to  distribute to the holders of any class of notes or Equity  Certificates  of the series any required payment which  continues  unremedied  for 5 business days (or other period of time  described in the related  prospectus supplement)  after the giving of written  notice of the  failure to the master  servicer  by the  trustee or the Issuing
                  Entity;

         o        any failure by the master  servicer to observe or perform in any material  respect any other of its  material  covenants or  agreements in the servicing  agreement  with respect to the series of  securities,  which  covenants and  agreements materially  affect the rights of the  securityholders  of such series,  and which  failure  continues  unremedied  for a period of 60 days after the date on which written  notice of such failure,  properly  requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

         o        events of insolvency,  readjustment of debt,  marshaling of assets and liabilities or similar proceedings  regarding the master servicer and some actions by the master servicer  indicating its insolvency or inability to pay its  obligations, as specified in the related servicing agreement;

         o        any  failure of the master  servicer  to make  advances  as  described  in this  prospectus  under  "Description  of the
                  Securities—Advances," and

         o        any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains  unremedied,  either the trustee or holders of notes evidencing not less than a percentage specified in the related  prospectus  supplement of the voting  rights of the related  trust fund,  as specified in the related  servicing agreement may, by written  notification  to the master  servicer and to the Issuing  Entity (and to the trustee if given by  noteholders), with the consent of EMC,  terminate all of the rights and  obligations of the master  servicer under the servicing  agreement  (other than any right of the master  servicer as  noteholder  or as holder of the Equity  Certificates  and other than the right to receive  servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the  termination),  whereupon the trustee will succeed to all  responsibilities,  duties and  liabilities of the master servicer under the servicing  agreement  (other than any  obligation  to purchase  mortgage  loans) and will be entitled to similar  compensation  arrangements.  In the event that the trustee would be  obligated  to succeed the master  servicer  but is  unwilling  so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent  jurisdiction  for the  appointment of an approved  mortgage  servicing  institution  with a net worth of at least an amount  specified  in the  related  prospectus  supplement  to act as  successor  to the  master  servicer  under the servicing agreement (unless otherwise set forth in the servicing agreement).  Pending the appointment,  the trustee is obligated to act in the capacity.  The trustee and the successor may agree upon the servicing  compensation to be paid,  which in no event may be greater than the  compensation  to the initial  master  servicer  under the servicing  agreement.  Notwithstanding  the above,  upon a  termination  or resignation  of the master  servicer in accordance  with terms of the servicing  agreement,  EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the  requirements  set forth in the servicing  agreement.  In addition,  even if none of the events of default  listed  above under  "—Events  of Default  and Rights  Upon Event of Default—  Servicing
Agreement" have occurred,  EMC will have the right under the related  servicing  agreement to terminate the master servicer  without cause and either assume the duties of the master servicer or a appoint a successor  master servicer  meeting the  requirements  set forth in the related servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o        a  default  for five days or more (or other  period of time  described  in the  related  prospectus  supplement)  in the payment of any principal of or interest on any note of the series;

         o        failure to perform any other  covenant of the  Depositor in the  indenture  which  continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o        any  representation  or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant  thereto or in  connection  therewith  with  respect to or  affecting  the series  having been  incorrect  in a material  respect as of the time made,  and the breach is not cured within thirty days after notice  thereof is given in accordance with the procedures described in the related indenture;

         o        events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

         o        any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding  occurs and is continuing,  the trustee or the holders of a majority of the then  aggregate  outstanding  amount of the notes of the series may declare the  principal  amount of all the notes of the series to be due and payable  immediately.  The declaration may, in some circumstances,  be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default  with respect to any series of notes,  the notes of the series have been  declared to be due and payable,  the trustee may, in its discretion,  notwithstanding  the acceleration,  elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no  declaration  of  acceleration  if the collateral  continues  to provide  sufficient  funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a  declaration.  In  addition,  the  trustee  may not sell or  otherwise  liquidate  the  collateral securing the notes of a series following an event of default,  unless (1) the holders of 100% of the then aggregate  outstanding amount of the notes of the series consent to the sale,  (2) the proceeds of the sale or  liquidation  are sufficient to pay in full the principal of and accrued interest,  due and unpaid,  on the outstanding notes of the series at the date of the sale or (3) the trustee  determines that the  collateral  would not be sufficient  on an ongoing  basis to make all payments on the notes as the payments  would have become due if the notes had not been  declared due and  payable,  and the trustee  obtains the consent of the holders of a  percentage  specified in the related prospectus supplement of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee  liquidates the collateral in connection with an event of default,  the indenture provides that the trustee will have a prior lien on the proceeds of the  liquidation  for unpaid fees and expenses.  As a result,  upon the occurrence of an event of default,  the amount  available for payments to the  noteholders  would be less than would  otherwise be the case.  However,  the trustee may not institute a proceeding for the  enforcement of its lien except in connection  with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the  principal of the notes of a series is declared due and payable,  as described  above,  the holders of the notes issued at a discount  from par may be entitled to receive no more than an amount  equal to the unpaid  principal  amount  thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity  Certificate  generally  will have any right under an owner trust  agreement or indenture to institute any  proceeding  with respect to the Agreement  unless (1) that holder  previously  has given to the trustee  written  notice of default and the continuance  thereof,  (2) the holders of notes or Equity  Certificates  of any class  evidencing not less than 25% of the aggregate Percentage  Interests  constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee  reasonable  security or  indemnity  against the costs,  expenses and  liabilities that may be incurred in or because of the  proceeding,  (3) the trustee has neglected or refused to institute the  proceeding  for 60 days after  receipt of the request and  indemnity  and (4) no  direction  inconsistent  with the written  request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

         Each  pooling  and  servicing  agreement  may be amended by the  parties  thereto,  without  the consent of any of the holders of certificates covered by the pooling and servicing agreement,

      o     to cure any ambiguity,

      o     to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

      o     if a REMIC  election  has been made with  respect  to the  related  trust  fund,  to  modify,  eliminate  or add to any of its provisions (A) to the extent as shall be necessary to maintain the  qualification  of the trust fund as a REMIC or to avoid or minimize the risk of  imposition  of any tax on the related  trust fund,  provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the  qualification or to avoid or minimize the risk,  and (2) the action will not  adversely  affect in any  material  respect the  interests  of any holder of  certificates covered by the pooling and servicing agreement,  or (B) to restrict the transfer of the REMIC Residual Certificates,  provided that the depositor has determined that the then-current  ratings of the classes of the certificates  that have been rated will not be adversely  affected,  as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

      o     to make any other provisions with respect to matters or questions arising under the pooling and servicing  agreement which are not materially  inconsistent with the provisions  thereof,  provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

      o     to comply with any changes in the Code.

         The pooling and servicing  agreement may also be amended by the parties  thereto with the consent of the holders of  certificates evidencing over 50% of the aggregate  Percentage  Interests of the trust fund or of the applicable class or classes, if such amendment affects  only such class or classes,  for the purpose of adding any  provisions  to or  changing in any manner or  eliminating  any of the provisions of the pooling and servicing  agreement or of modifying in any manner the rights of the holders of certificates  covered by the pooling  and  servicing  agreement,  except  that the  amendment  may not (1)  reduce in any manner the amount of, or delay the timing of, payments  received on mortgage  loans which are required to be distributed on a certificate of any class without the consent of the holder of the  certificate or (2) reduce the aforesaid  percentage of  certificates  of any class the holders of which are required to consent to the amendment  without the consent of the holders of all  certificates  of the class covered by the pooling and servicing  agreement  then outstanding.

         With  respect to each series of notes,  each related  servicing  agreement  or  indenture  may be amended by the parties  thereto without the consent of any of the holders of the notes covered by the Agreement,  to cure any ambiguity,  to correct, modify or supplement any provision  therein,  or to make any other  provisions  with respect to matters or questions  arising under the Agreement which are not inconsistent  with the provisions  thereof,  provided that the action will not adversely  affect in any material  respect the interests of any holder of notes covered by the Agreement.  Each  Agreement may also be amended by the parties  thereto with the consent of the holders of notes evidencing not less than the percentage  specified in the related  prospectus  supplement of the voting rights,  for any purpose;
provided, however, that the amendment may not:

                  (1)      reduce in any manner the amount of or delay the timing of,  payments  received on trust fund  assets  which are required to be distributed on any certificate without the consent of the holder of the certificate,

                  (2)      adversely  affect in any material  respect the interests of the holders of any class of notes in a manner other than as described  in (1),  without the consent of the holders of notes of the class  evidencing  not less than the percentage  specified in the related  prospectus  supplement of the aggregate  Percentage  Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes or

                  (3)      reduce the aforesaid  percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting  rights  evidenced by any security  will be the portion of the voting  rights of all of the  securities  in the related  series allocated in the manner described in the related prospectus supplement.

         Notwithstanding  the  foregoing,  if a REMIC  election  has been made with  respect to the  related  trust  fund,  the trustee or indenture  trustee will not be entitled to consent to any amendment to a pooling and servicing  agreement or an indenture  without  having first  received an opinion of counsel to the effect that the  amendment or the exercise of any power granted to the master  servicer,  the depositor,  the trustee or indenture  trustee,  or any other  specified  person in accordance  with the  amendment  will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

         The Master  Servicer and any director,  officer,  employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

         The  obligations  created by the related  Agreements  for each series of  securities  (other than the limited  payment and notice obligations  of the trustee) will  terminate upon the payment to  securityholders  of that series of all amounts held in the  Distribution
Account or by the master  servicer  and required to be paid to them  pursuant to the  Agreements  following  the earlier of, (1) the final payment or other  liquidation  or  disposition  (or any advance with  respect  thereto) of the last  mortgage  loan,  REO property  and/or mortgage  security  subject  thereto and (2) the purchase by the master  servicer,  a servicer,  the  depositor or its designee (or (a) if specified  in the  related  prospectus  supplement  with  respect to each  series of  certificates,  by the  holder of the REMIC  Residual
Certificates  (see "Federal Income Tax Consequences"  below) or (b) if specified in the prospectus  supplement with respect to each series of notes, by the holder of the Equity  Certificates)  from the trust fund for the series of all remaining  mortgage loans,  REO properties and/or mortgage  securities.  In addition to the foregoing,  the master servicer,  a servicer,  the depositor or its designee may have the option to purchase,  in whole but not in part, the securities  specified in the related  prospectus  supplement in the manner set forth in the related prospectus  supplement.  With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either:  (1) the aggregate  principal  balance of the  certificates  as of the date is equal to or less than the percentage specified in the related  prospectus  supplement of the aggregate  principal balance of the certificates as of the Closing Date or (2) the aggregate  principal  balance  of the  mortgage  loans as of the date is equal to or less than the  percentage  specified  in the  related prospectus  supplement of the aggregate  principal  balance of the mortgage  loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance  outstanding,  the certificates will use the word  "Callable" in their title.  With respect to any series of notes which  provides for such a purchase,  the purchase  shall not be made unless the aggregate  principal balance of the notes as of the date is equal to or less than the percentage  specified in the related prospectus  supplement  of the  aggregate  principal  balance of the notes as of the  Closing  Date or a period  specified  in the related prospectus  supplement  has elapsed since the initial  distribution  date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate  principal balance  outstanding,  the notes will use the word "Callable" in their title. Upon the purchase of the securities or at any time  thereafter,  at the option of the master servicer,  a servicer,  the depositor or its designee, the assets of the trust fund may be sold,  thereby  effecting a retirement of the securities and the termination of the trust fund, or the securities  so purchased  may be held or resold by the master  servicer,  the  depositor or its  designee.  In no event,  however,  unless otherwise  provided in the  prospectus  supplement,  will a trust  created by a pooling  and  servicing  agreement  related to a series of certificates  continue  beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement.  Written  notice of  termination of the pooling and servicing  agreement  will be given to each  securityholder,  and the final distribution  will be made only upon surrender and  cancellation  of the securities at an office or agency  appointed by the trustee which will be specified in the notice of termination.  If the  securityholders are permitted to terminate the trust under the applicable pooling and  servicing  agreement,  a penalty  may be imposed  upon the  securityholders  based upon the fee that would be  foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property  acquired in respect of mortgage loans  evidenced by a series of securities  shall be made at the option of the master servicer,  a servicer,  the depositor,  its designee or, if applicable,  the holder of the REMIC Residual
Certificates or Equity  Certificates at the price specified in the related  prospectus  supplement.  The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer,  a servicer,  the depositor,  its designee or, if applicable,  the holder to so purchase is subject to the aggregate  principal balance of the mortgage loans and/or mortgage  securities in the trust fund for that series as of the distribution  date on which the purchase is to occur being less than the percentage  specified in the related  prospectus  supplement of the aggregate  principal  balance of the mortgage loans and/or  mortgage  securities at the cut-off date or closing  date,  as  specified  in the  prospectus  supplement,  for that  series.  The  prospectus  supplement  for each series of securities  will set forth the amounts  that the holders of the  securities  will be entitled to receive  upon the early  retirement.  The early  termination may adversely affect the yield to holders of the securities.  With respect to any series of  certificates,  an optional purchase of the  mortgage  loans in the related  trust fund may not result in the related  certificates  receiving  an amount equal to the principal  balance  thereof  plus accrued and unpaid  interest and any  undistributed  shortfall on the related  certificates.  If a REMIC election has been made, the termination of the related trust fund will be effected in a manner  consistent with applicable  federal income tax regulations and its status as a REMIC.

         Following  any  optional  termination,  there  will be no  continuing  direct or  indirect  liability  of the  trust  fund or any securityholder as sellers of the assets of the trust fund.

The Securities Administrator

         Each prospectus  supplement for a series of securities may provide for a securities  administrator which shall be responsible for performing certain  administrative and tax functions typically performed by the trustee.  The securities  administrator shall at all times be a corporation  or an association  organized and doing business under the laws of any state or the United States of America,  authorized under the laws to  exercise  corporate  trust  powers,  having a combined  capital  and  surplus of at least  $40,000,000  and  subject to supervision or examination by federal or state authority.  The entity that serves as securities  administrator may have typical banking or other  relationships with the depositor and its affiliates.  The securities  administrator may also act as master servicer for a series of securities.

Duties of Securities Administrator

         The securities  administrator  for each series of securities will make no representation as to the validity or sufficiency of the related  Agreements,  the securities or any underlying  mortgage loan,  mortgage  security or related document and will not be accountable for the use or  application  by or on  behalf of any  master  servicer  (unless  the  securities  administrator  is also  acting as master servicer),  servicer  or special  servicer  of any funds paid to the  master  servicer,  servicer  or special  servicer  in respect of the securities or the  underlying  mortgage loans or mortgage  securities,  or any funds  deposited  into or withdrawn  from the  Distribution
Account  for the  series or any other  account by or on behalf of the master  servicer,  servicer  or  special  servicer.  The  securities administrator  for each series of  securities  will be required  to perform  only those  duties  specifically  required  under the related
Agreement.  However,  upon  receipt of any of the  various  certificates,  reports or other  instruments  required to be  furnished  to it pursuant to the related  Agreement,  a securities  administrator  will be required to examine the documents and to determine  whether they conform to the requirements of the agreement.

Some Matters Regarding the Securities Administrator

         As and to the extent  described  in the  related  prospectus  supplement,  the fees and normal  disbursements  of any  securities administrator  may be the expense of the related master servicer or other  specified  person or may be required to be borne by the related trust fund.

         The securities  administrator for each series of securities  generally will be entitled to  indemnification  from amounts held in the Distribution  Account for the series, for any loss,  liability or expense incurred by the securities  administrator in connection with the securities  administrator's  administration  of the trust under the related  pooling and servicing  agreement or indenture  unless the loss,  liability,  cost or expense was incurred by reason of willful  misfeasance,  bad faith or negligence on the part of the  securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

         The  securities  administrator  for each  series of  securities  may resign at any time,  in which  event the  depositor  will be obligated to appoint a successor securities  administrator.  The depositor may also remove the securities  administrator if the securities administrator  ceases to be eligible to continue as such under the pooling and  servicing  agreement  or  indenture  or if the  securities administrator  becomes  incapable  of acting,  bankrupt,  insolvent  or if a receiver or public  officer  takes  charge of the  securities administrator  or its property.  Upon such  resignation  or removal of the  securities  administrator,  the depositor  will be entitled to appoint a successor securities  administrator.  The securities  administrator may also be removed at any time by the holders of securities evidencing  ownership of not less than the percentage  specified in the related prospectus  supplement of the trust. In the event that the securityholders  remove the securities  administrator,  the compensation of any successor  securities  administrator  shall be paid by the securityholders  to the  extent  that such  compensation  exceeds  the  amount  agreed to by the  depositor  and the  original  securities administrator.  Any resignation or removal of the securities  administrator and appointment of a successor  securities  administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The Trustee

         The trustee under each pooling and servicing  agreement and indenture  will be named in the related  prospectus  supplement.  The trustee shall at all times be a corporation  or an  association  organized  and doing  business  under the laws of any state or the United
States of America,  authorized  under the laws to  exercise  corporate  trust  powers,  having a combined  capital and surplus of at least
$40,000,000  and subject to supervision or examination by federal or state  authority.  The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

Duties of the Trustee

         The  trustee  for each  series of  securities  will make no  representation  as to the  validity  or  sufficiency  of the related
Agreements,  the securities or any underlying  mortgage loan,  mortgage  security or related  document and will not be accountable for the use or  application  by or on behalf of any master  servicer,  servicer  or  special  servicer  of any funds paid to the master  servicer, servicer  or special  servicer  in respect of the  securities  or the  underlying  mortgage  loans or  mortgage  securities,  or any funds deposited  into or withdrawn  from the  Distribution  Account for the series or any other account by or on behalf of the master  servicer, servicer or special  servicer.  If no event of default has occurred and is continuing,  the trustee for each series of securities  will be required to perform only those duties  specifically  required  under the related  pooling and servicing  agreement or indenture.  However, upon  receipt of any of the various  certificates,  reports or other  instruments  required to be  furnished to it pursuant to the related
Agreement,  a trustee  will be required to examine  the  documents  and to  determine  whether  they  conform to the  requirements  of the agreement.

         If an Event of Default shall occur,  the trustee shall,  by notice in writing to the master  servicer,  which may be delivered by telecopy,  immediately  terminate all of the rights and obligations  (but not the liabilities) of the master servicer  thereafter  arising under the Agreements,  but without  prejudice to any rights it may have as a security holder or to  reimbursement  of Monthly Advances and other  advances of its own funds.  Upon the receipt by the master  servicer of the written  notice,  all authority and power of the master servicer  under the  Agreements,  whether with respect to the  securities,  the Mortgage  Loans,  REO Property or under any other  related agreements (but only to the extent that such other  agreements  relate to the Mortgage Loans or related REO Property) shall  automatically and without  further  action pass to and be vested in the trustee.  The trustee shall act to carry out the duties of the master  servicer, including  the  obligation  to make any Monthly  Advance the  nonpayment  of which was an Event of Default.  Any such action  taken by the trustee must be prior to the distribution on the relevant Distribution Date.

         Upon the receipt by the master servicer of a notice of termination,  the trustee shall automatically  become the successor in all respects to the master  servicer in its capacity  under the Agreements  and the  transactions  set forth or provided for therein and shall thereafter be subject to all the  responsibilities,  duties,  liabilities  and limitations on liabilities  relating  thereto placed on the master servicer by the terms and provisions thereof;  provided,  however,  that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor  master servicer;  provided  further,  however,  that the trustee shall have no obligation  whatsoever with respect to any liability (other than advances deemed  recoverable and not previously made) incurred by the master  servicer at or prior to the time of termination.  As  compensation,  the trustee shall be entitled to  compensation  which the master servicer would have been entitled to retain if the master  servicer had continued to act  thereunder,  except for those amounts due the master  servicer as  reimbursement  permitted  under the  Agreements for advances  previously  made or expenses  previously  incurred.
Notwithstanding  the above,  the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act,  appoint or petition a court of competent  jurisdiction to appoint,  any established  housing and home finance  institution  which is a Fannie Mae- or
Freddie  Mac-approved  servicer,  and with  respect to a successor  to the master  servicer  only,  having a net worth of not less than an amount specified in the related prospectus  supplement,  as the successor to the master servicer hereunder in the assumption of all or any part of the  responsibilities,  duties or liabilities of the master servicer hereunder;  provided,  that the trustee shall obtain a letter from each rating  agency that the  ratings,  if any, on each of the  securities  will not be lowered as a result of the  selection  of the successor to the master servicer.  Pending  appointment of a successor to the master  servicer,  the trustee shall act in such capacity as hereinabove provided.  In connection with such appointment and assumption,  the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree;  provided,  however, that the provisions of the
Agreements  shall apply,  the  compensation  shall not be in excess of that which the master  servicer  would have been entitled to if the master  servicer had continued to act hereunder,  and that such successor shall undertake and assume the obligations of the Trustee to pay compensation  to any third Person acting as an agent or independent  contractor in the  performance of master  servicing  responsibilities hereunder.  The trustee and such successor shall take such action,  consistent  with the  Agreements,  as shall be necessary to effectuate any such succession.

         If the trustee shall succeed to any duties of the master servicer  respecting the Mortgage Loans as provided herein,  it shall do so in a separate capacity and not in its capacity as trustee and,  accordingly,  the provisions of the Agreements concerning the trustee's duties shall be  inapplicable  to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans
(although such provisions  shall continue to apply to the trustee in its capacity as trustee);  the provisions of the Agreements  relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master  servicer,  the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

         The trustee  shall  transmit by mail to all  securityholders,  within the number of days  specified by the  Agreements  after the occurrence of any Event of Default  actually known to a responsible  officer of the trustee,  unless such Event of Default shall have been cured,  notice of each such  Event of  Default.  In the event  that the  security  holders  waive  the Event of  Default  pursuant  to the
Agreements, the trustee shall give notice of any such waiver to the rating agencies.

         Upon written request of three or more  securityholders of record, for purposes of communicating with other  securityholders  with respect to their rights under the  Agreements,  the trustee will afford such  securityholders  access  during  business  hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

         As and to the extent  described in the related  prospectus  supplement,  the fees and normal  disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities  generally will be entitled to  indemnification  from amounts held in the  Distribution
Account for the series,  for any loss,  liability  or expense  incurred by the trustee in  connection  with the  trustee's  acceptance  or administration of its trusts under the related pooling and servicing  agreement or indenture unless the loss,  liability,  cost or expense was incurred by reason of willful  misfeasance,  bad faith or negligence on the part of the trustee in the  performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

         The  trustee  may resign at any time,  in which  event the  depositor  will be  obligated  to appoint a  successor  trustee.  The depositor may also remove the trustee if the trustee  ceases to be eligible to continue  under the pooling and  servicing  agreement or if the trustee becomes insolvent.  Upon becoming aware of the circumstances,  the depositor will be obligated to appoint a successor trustee.
The  trustee  may also be removed at any time by the  holders of  securities  evidencing  not less than the  percentage  specified  in the related  prospectus  supplement of the aggregate  undivided  interests (or, if  applicable,  voting rights) in the related trust fund. Any resignation  or removal of the  trustee  and  appointment  of a  successor  trustee  will not become  effective  until  acceptance  of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor,  the expenses  associated with the change of trustees will be paid by the former trustee and reimbursed  from the  Distribution  Account by the paying agent. If the trustee is removed by holders of securities,  such holders shall be responsible for paying any compensation  payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                                                           YIELD CONSIDERATIONS

         The yield to  maturity  of an  offered  security  will  depend on the price paid by the holder  for the  security,  the  security interest  rate on a security  entitled to payments of interest  (which  security  interest  rate may vary if so  specified  in the related prospectus supplement) and the rate and timing of principal payments (including  prepayments,  defaults,  liquidations and repurchases) on the mortgage loans and the allocation  thereof to reduce the principal  balance of the security (or notional amount thereof if applicable)
and other factors.

         A class of securities may be entitled to payments of interest at a fixed security  interest  rate, a variable  security  interest rate or adjustable  security  interest rate, or any combination of security  interest rates,  each as specified in the related  prospectus supplement.  A variable  security  interest rate may be calculated  based on the weighted average of the Net Mortgage Rates of the related mortgage  loans,  or the weighted  average of the interest rates (which may be net of trustee fees) paid on the mortgage  securities,  for the month  preceding  the  distribution  date if so specified in the related  prospectus  supplement.  As will be described in the related prospectus supplement,  the aggregate payments of interest on a class of securities,  and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional  balance of securities  entitled only to payments of interest),  in the case of securities  evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities  evidencing  interests in mortgage  securities  with floating or variable  rates,  by changes in such rates and the indices on which they are based.  See "Maturity and Prepayment  Considerations"  below.  The yield on the securities will also be affected by  liquidations  of  mortgage  loans  following  mortgagor  defaults  and by  purchases  of  mortgage  loans in the event of  breaches of representations  and warranties made in respect of the mortgage loans by the depositor,  the master servicer and others, or conversions of
ARM Loans to a fixed interest rate. See "The Mortgage  Pools—Representations  by Sellers" and  "Descriptions of the  Securities—Assignment
of Trust Fund Assets" above.  Holders of Strip  Securities or a class of securities  having a security  interest rate that varies based on the weighted average  mortgage rate of the underlying  mortgage loans may be affected by  disproportionate  prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With  respect to any series of  securities,  a period of time will  elapse  between  the date upon which  payments on the related mortgage  loans are due and the  distribution  date on which  the  payments  are  passed  through  to  securityholders.  That  delay  will effectively  reduce the yield that would otherwise be produced if payments on the mortgage loans were  distributed to  securityholders  on or near the date they were due.

         In general,  if a class of  securities  is  purchased  at initial  issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than  anticipated at the time of purchase,  the  purchaser's  actual yield to maturity will be lower than that  assumed at the time of  purchase.  Similarly,  if a class of  securities  is  purchased  at initial  issuance at a discount and payments of principal on the related  mortgage  loans occur at a rate slower than that  assumed at the time of purchase,  the  purchaser's actual yield to maturity will be lower than that originally anticipated.  The effect of principal prepayments,  liquidations and purchases on yield will be  particularly  significant in the case of a series of securities  having a class entitled to payments of interest only or to payments of interest that are disproportionately  high relative to the principal payments to which the class is entitled.  Such a class will likely be sold at a substantial  premium to its principal  balance and any faster than anticipated rate of prepayments will adversely affect the yield to its  holders.  Extremely  rapid  prepayments  may  result in the  failure of such  holders  to recoup  their  original investment.  In addition, the yield to maturity on other types of classes of securities,  including Accrual Securities and securities with a security  interest rate which  fluctuates  inversely with or at a multiple of an index,  may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal  payments on or  repurchases  of the mortgage  loans may  significantly  affect an investor's  actual  yield to  maturity,  even if the average  rate of  principal  payments  experienced  over time is  consistent  with an investor's  expectation.  In general,  the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity.  As a result,  the effect on an investor's yield of principal  payments and repurchases  occurring at a rate higher (or lower) than the rate anticipated by the investor during the period  immediately  following the issuance of a series of  securities  would not be fully  offset by a  subsequent  like  reduction  (or  increase) in the rate of principal payments.

         When a principal  prepayment in full is made on a mortgage loan, the borrower is generally  charged  interest only for the period from the due date of the preceding  scheduled payment up to the date of the prepayment,  instead of for the full accrual period,  that is, the period  from the due date of the  preceding  scheduled  payment up to the due date for the next  scheduled  payment.  In  addition,  a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and,  accordingly,  be accompanied by accrued interest for less than the full accrual  period).  However,  interest accrued and  distributable on any series of securities on any distribution  date will generally  correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual  periods.  Consequently,  if a prepayment on any mortgage loan is distributable to  securityholders  on a particular  distribution date, but the prepayment is not  accompanied by accrued  interest for the full accrual period,  the interest  charged to the borrower (net of servicing and  administrative  fees and any retained interest of the depositor) may be less than the  corresponding  amount of interest accrued and otherwise  payable on the related mortgage loan, and a Prepayment  Interest  Shortfall will result.  If and to the extent that the  shortfall is allocated to a class of offered  securities,  its yield will be adversely  affected.  The  prospectus  supplement  for a series of  securities  will  describe the manner in which the  shortfalls  will be allocated  among the classes of the  securities.  If so specified in the related prospectus  supplement,  the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing  compensation for the corresponding  period to offset the amount of the shortfalls.  The related  prospectus  supplement  will also  describe any other amounts  available to off set the  shortfalls.  See  "Servicing of Mortgage
Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest" in this prospectus.

         The trust fund with respect to any series may include ARM Loans.  As is the case with  conventional,  fixed-rate  mortgage  loans originated  in a high interest  rate  environment  which may be subject to a greater rate of principal  prepayments  when  interest  rates decrease,  ARM Loans may be subject to a greater  rate of  principal  prepayments  (or  purchases  by the  related  servicer or the master servicer) due to their refinancing in a low interest rate environment.  For example, if prevailing interest rates fall significantly,  ARM
Loans  could be subject to higher  prepayment  rates than if  prevailing  interest  rates  remain  constant  because the  availability  of fixed-rate  or other  adjustable-rate  mortgage  loans  at  competitive  interest  rates  may  encourage  mortgagors  to  refinance  their adjustable-rate  mortgages to "lock in" a lower fixed  interest rate or to take  advantage of the  availability  of other  adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include  convertible  ARM Loans.  Convertible ARM Loans may be subject to a greater rate of principal  prepayments  (or purchases by the related  servicer or the master  servicer) due to their  conversion to fixed interest rate loans in a low interest rate  environment.  The  conversion  feature may also be exercised in a rising  interest rate  environment as mortgagors  attempt to limit their risk of higher rates. A rising interest rate  environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases  convertible ARM Loans, a mortgagor's  exercise of the conversion  option will result in a distribution  of the principal  portion  thereof to the  securityholders,  as described in this prospectus.  Alternatively,  to the extent a servicer or the master  servicer fails to purchase  converting  ARM Loans,  the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage loans and thus the yield on the  securities.  In general,  defaults on single  family loans are  expected to occur with  greater  frequency in their early years.  The rate of default on single family loans which are refinanced or limited  documentation  mortgage  loans,  and on mortgage loans,  with high  Loan-to-Value  Ratios,  may be higher  than for other  types of  mortgage  loans.  Furthermore,  the rate and timing of prepayments,  defaults and  liquidations  on the mortgage  loans will be affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and prepayments are less likely in regions where a weak or deteriorating  economy exists, as may be evidenced by, among other factors,  increasing  unemployment or falling property values.

         With respect to some  mortgage  loans in a mortgage  pool,  the  mortgage  rate at  origination  may be below the rate that would result if the index and margin relating thereto were applied at origination.  Under the applicable underwriting  standards,  the mortgagor under each mortgage loan  generally  will be qualified,  or the mortgage  loan  otherwise  approved,  on the basis of the mortgage rate in effect at  origination.  The  repayment  of the mortgage  loan may thus be dependent on the ability of the  mortgagor to make larger level monthly  payments  following the adjustment of the mortgage rate. In addition,  the periodic  increase in the amount paid by the mortgagor of a buydown  mortgage  loan  during  or at the end of the  applicable  Buydown  Period  may  create a greater  financial  burden  for the mortgagor,  who might not have otherwise qualified for a mortgage under applicable underwriting  guidelines,  and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage  rates on ARM Loans subject to negative  amortization  generally  adjust  monthly and their  amortization  schedules adjust less frequently.  During a period of rising interest rates as well as immediately  after  origination  (initial  mortgage rates are generally lower than the sum of the Indices  applicable at origination and the related Note Margins),  the amount of interest  accruing on the principal balance of the mortgage loans may exceed the amount of their minimum  scheduled  monthly payment.  As a result, a portion of the accrued interest on negatively  amortizing  mortgage loans may become Deferred  Interest which will be added to the principal  balance thereof and will bear interest at the  applicable  mortgage rate.  The addition of the Deferred  Interest to the principal  balance of any related  class or classes of  securities  will  lengthen the  weighted  average  life  thereof and may  adversely  affect yield to holders thereof,  depending  upon the price at which the securities  were  purchased.  In addition,  with respect to ARM Loans subject to negative amortization,  during a period of declining  interest  rates,  it might be expected  that each minimum  scheduled  monthly  payment on the mortgage loan would exceed the amount of scheduled  principal and accrued interest on the principal balance thereof,  and since the excess will be applied  to reduce the  principal  balance of the  related  class or classes  of  securities,  the  weighted  average  life of the securities will be reduced and may adversely  affect the yield to holders  thereof,  depending upon the price at which the securities were purchased.

                                                  MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated  above under "The Mortgage  Pools," the original  terms to maturity of the mortgage  loans in a given  mortgage pool will vary depending  upon the type of mortgage  loans included in the mortgage pool. The prospectus  supplement for a series of securities will contain  information  with respect to the types and  maturities of the mortgage  loans in the related  mortgage  pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which,  based on the amortization  schedule of the mortgage loans, is expected to be a substantial  amount) will generally depend on the mortgagor's  ability to obtain  refinancing of the mortgage loans or to sell the mortgaged  property  prior to the maturity of the balloon loan. The ability to obtain  refinancing  will depend on a number of factors  prevailing at the time  refinancing or sale is required,  including  real estate values,  the  mortgagor's  financial  situation, prevailing  mortgage loan interest rates,  the  mortgagor's  equity in the related  mortgaged  property,  tax laws and prevailing  general economic conditions.  None of the depositor,  the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of  prepayments  of principal of the mortgage  loans may be affected by a number of factors,  including  solicitations and the availability of mortgage credit,  the relative  economic  vitality of the area in which the mortgaged  properties are located and, in the case of multifamily,  commercial and mixed-use  loans, the quality of management of the mortgage  properties,  the servicing of the mortgage loans,  possible changes in tax laws and other opportunities for investment.  In addition,  the rate of principal payments on the mortgage  loans may be affected by the existence of lock-out  periods and  requirements  that  principal  prepayments  be  accompanied  by prepayment  premiums,  as well as  due-on-sale  and  due-on-encumbrance  provisions,  and by the  extent  to which the  provisions  may be practicably  enforced.  See "Servicing of Mortgage  Loans—Collection  and Other  Servicing  Procedures" and "Legal Aspects of the Mortgage
Loans—Enforceability  of Certain  Provisions" in this  prospectus  for a description of provisions of the pooling and servicing  agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing  market  interest rates for mortgage loans of a comparable  type,  term and risk level.  When the  prevailing  market  interest  rate is below a mortgage  coupon,  a borrower may have an increased  incentive to refinance its mortgage loan. In addition,  as prevailing  market  interest rates decline,  even borrowers with ARM
Loans that have  experienced a  corresponding  interest  rate decline may have an increased  incentive to refinance for purposes of either
(1)  converting to a fixed rate loan and thereby  "locking in" the rate or (2) taking  advantage of the initial  "teaser rate" (a mortgage interest  rate below what it would  otherwise  be if the  applicable  index and gross  margin  were  applied) on another  adjustable  rate mortgage loan.  Moreover,  although the mortgage rates on ARM Loans will be subject to periodic  adjustments,  the  adjustments  generally will not increase or decrease the mortgage rates by more than a fixed  percentage  amount on each  adjustment  date, will not increase the mortgage rates over a fixed  percentage  amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently  with mortgage  interest  rates) plus the related Note Margin (which may be different from margins being used at the time for newly  originated  adjustable  rate  mortgage  loans).  As a  result,  the  mortgage  rates on the ARM Loans at any time may not equal the prevailing rates for similar,  newly originated  adjustable rate mortgage loans. In high interest rate environments,  the prevailing rates on fixed-rate  mortgage loans may be sufficiently  high in relation to the then-current  mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of  refinancings.  There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing  agreement for a series of securities  provides for a pre-funding  account or other means
of  funding  the  transfer  of  additional   mortgage  loans  to  the  related  trust  fund,  as  described  under   "Description  of  the
Securities—Pre-Funding  Account" in this  prospectus,  and the trust fund is unable to acquire the  additional  mortgage  loans within any applicable  time limit,  the amounts set aside for the purpose may be applied as principal  payments on one or more classes of  securities of the series.  See "Yield  Considerations"  in this  prospectus  for a description  of certain  provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

         There can be no  assurance  as to the rate of  prepayment  of the  mortgage  loans.  The  depositor  is not aware of any publicly available  statistics relating to the principal  prepayment  experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended  period of time. All statistics  known to the depositor that have been compiled with respect to prepayment  experience on mortgage loans indicate that while some mortgage loans may remain  outstanding until their stated  maturities,  a substantial  number will be paid prior to their  respective  stated  maturities.  No  representation  is made as to the  particular  factors  that will  affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this  prospectus and in the  prospectus  supplement,  the master  servicer,  the  depositor,  an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered  certificates,  other than the REMIC  Residual  Certificates,  if offered) may have the option to purchase the assets in a trust fund and effect early  retirement of the related series of securities. See "The Agreements—Termination; Retirement of Securities" in this prospectus.

                                                     LEGAL ASPECTS OF MORTGAGE LOANS

         The following  discussion  summarizes legal aspects of mortgage loans that is general in nature.  The summaries do not purport to be complete.  They do not reflect the laws of any  particular  state nor the laws of all states in which the mortgaged  properties  may be situated.  This is because  these  legal  aspects  are  governed in part by the law of the state that  applies to a  particular  mortgaged property  and the laws of the states may vary  substantially.  You should refer to the  applicable  federal and state laws  governing  the mortgage loans.

Mortgages

         Each single  family,  multifamily,  commercial  and  mixed-use  loan and, if  applicable,  the Contracts (in each case other than cooperative  mortgage  loans),will  be  evidenced  by a note or bond and  secured by an  instrument  granting a security  interest in real property,  which may be a mortgage,  deed of trust or a deed to secure debt,  depending upon the prevailing  practice and law in the state in which the related mortgaged property is located,  and may have first, second or third priority.  Mortgages and deeds to secure debt are referred  to as  "mortgages."  Contracts  evidence  both the  obligation  of the obligor to repay the loan  evidenced  thereby and grant a security interest in the related  Manufactured  Homes to secure repayment of the loan.  However,  as Manufactured Homes have become larger and often have been  attached to their sites  without any  apparent  intention by the  borrowers to move them,  courts in many states have held that  Manufactured  Homes may become  subject to real estate title and recording  laws. See  "—Contracts"  below.  In some states,  a mortgage or deed of trust creates a lien upon the real property  encumbered  by the mortgage or deed of trust.  However,  in other states, the mortgage or deed of trust  conveys legal title to the property  respectively,  to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness  secured thereby).  The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under  governmental  police powers.
Priority between mortgages depends on their terms or on the terms of separate  subordination or inter-creditor  agreements,  the knowledge of the parties in some cases and generally on the order of  recordation of the mortgage in the  appropriate  recording  office.  There are two parties to a mortgage,  the mortgagor,  who is the borrower and homeowner,  and the mortgagee,  who is the lender.  Under the mortgage instrument,  the  mortgagor  delivers to the  mortgagee  a note or bond and the  mortgage.  In the case of a land  trust,  there are three parties  because  title to the property is held by a land trustee under a land trust  agreement of which the borrower is the  beneficiary;
at origination of a mortgage loan,  the borrower  executes a separate  undertaking to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage,  a deed of trust has three parties: the trustor who is the  borrower-homeowner;  the beneficiary who is the lender; and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property,  irrevocably until the debt is paid,  in trust,  generally  with a power of sale, to the trustee to secure  payment of the  obligation.  The trustee's  authority under a deed of trust,  the grantee's  authority under a deed to secure debt and the  mortgagee's  authority under a mortgage are governed by the law of the state in which the real property is located,  the express  provisions of the deed of trustor  mortgage,  and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

         If specified in the  prospectus  supplement  relating to a series of  certificates,  the mortgage loans and Contracts may include cooperative  mortgage loans.  Each mortgage note evidencing a cooperative  mortgage loan will be secured by a security  interest in shares issued by the related  Cooperative,  and in the related  proprietary lease or occupancy  agreement  granting  exclusive rights to occupy a specific dwelling unit in the Cooperative's  building.  The security agreement will create a lien upon the shares of the Cooperative,  the priority of which will depend on, among other things,  the terms of the particular  security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative  buildings  relating to the  cooperative  mortgage loans are located  primarily in the State of New York.  Generally, each  Cooperative  owns in fee or has a long-term  leasehold  interest in all the real property and owns in fee or leases the building and all separate dwelling units therein.  The Cooperative is directly  responsible for property management and, in most cases, payment of real estate taxes,  other governmental  impositions and hazard and liability  insurance.  If there is an underlying  mortgage (or mortgages) on the  Cooperative's  building or underlying  land,  as is generally  the case,  or an underlying  lease of the land, as is the case in some instances,  the  Cooperative,  as mortgagor  or lessor,  as the case may be, is also  responsible  for  fulfilling  the mortgage or rental obligations.  An  underlying  mortgage loan is ordinarily  obtained by the  Cooperative  in  connection  with either the  construction  or purchase of the  Cooperative's  building or the obtaining of capital by the  Cooperative.  The interest of the occupant under  proprietary leases or occupancy  agreements as to which that Cooperative is the landlord is generally  subordinate to the interest of the holder of an underlying  mortgage and to the interest of the holder of a land lease. If the  Cooperative is unable to meet the payment  obligations (1)
arising under an underlying  mortgage,  the mortgagee  holding an underlying  mortgage could  foreclose on that mortgage and terminate all subordinate  proprietary leases and occupancy  agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate  proprietary leases and occupancy  agreements.  In addition,  an underlying mortgage on a Cooperative  may provide  financing in the form of a mortgage that does not fully amortize,  with a significant  portion of principal being due in one final  payment at maturity.  The inability of the  Cooperative  to refinance a mortgage and its  consequent  inability to make the final payment could lead to  foreclosure by the mortgagee.  Similarly,  a land lease has an expiration  date and the inability of the Cooperative to extend its term or, in the alternative,  to purchase the land, could lead to termination of the Cooperative's  interest in the property and termination of all  proprietary  leases and occupancy  agreements.  In either event, a foreclosure by the holder of an underlying  mortgage or the  termination of the underlying  lease could  eliminate or  significantly  diminish the value of any collateral held by the mortgagee who financed the purchase by an individual  tenant-stockholder  of shares of the  Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as  tenant-stockholders)  who, through ownership of stock or shares in the
Cooperative,  receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings.  Generally, a tenant-stockholder  of a Cooperative  must make a monthly payment to the  Cooperative  pursuant to the  proprietary  lease,  which payment represents the  tenant-stockholder's  proportional share of the Cooperative's  payments for its underlying mortgage,  real property taxes, maintenance  expenses and other capital or ordinary  expenses.  An ownership  interest in a Cooperative and accompanying  occupancy rights may be financed through a cooperative  mortgage loan evidenced by a mortgage note and secured by an assignment of and a security  interest in the occupancy  agreement or proprietary lease and a security interest in the related shares of the related  Cooperative.  The mortgagee generally takes  possession of the share  certificate and a counterpart of the  proprietary  lease or occupancy  agreement and a financing statement  covering the proprietary  lease or occupancy  agreement and the Cooperative  shares is filed in the appropriate state and local offices to perfect  the  mortgagee's  interest  in its  collateral.  Subject  to the  limitations  discussed  below,  upon  default of the tenant-stockholder,  the lender may sue for  judgment on the  mortgage  note,  dispose of the  collateral  at a public or private  sale or otherwise  proceed  against the  collateral or  tenant-stockholder  as an individual  as provided in the security  agreement  covering the assignment  of the  proprietary  lease or  occupancy  agreement  and the pledge of  Cooperative  shares.  See  "—Foreclosure  on Shares of
Cooperatives" below.

Tax Aspects of Cooperative Ownership

         In  general,  a  "tenant-stockholder"  (as  defined  in Section  216(b)(2)  of the Code) of a  corporation  that  qualifies  as a
"cooperative  housing  corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation  representing his  proportionate  share of interest expenses and real estate taxes allowable as a deduction  under Section  216(a) of the Code to the  corporation  under  Sections 163 and 164 of the Code. In order for a corporation to qualify  under  Section  216(b)(1)  of the Code for its taxable year in which the items are  allowable as a deduction to the  corporation, that  section  requires,  among  other  things,  that  at  least  80% of  the  gross  income  of  the  corporation  be  derived  from  its tenant-stockholders.  By virtue of this  requirement,  the status of a corporation  for purposes of Section  216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently,  there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any  particular  year. In the event that the  Cooperative  fails to qualify for one or more years,  the value of the collateral  securing any related  cooperative  mortgage loans could be  significantly  impaired because no deduction would be allowable to tenant-  stockholders  under Section 216(a) of the Code with respect to those years.  In view of the  significance of the tax benefits accorded  tenant-stockholders  of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

         Mortgages that encumber  income-producing  multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the  borrower  assigns to the lender the  borrower's  right,  title and  interest  as landlord  under each lease and the income derived  therefrom,  while (unless rents are to be paid directly to the lender)  retaining a revocable license to collect the rents for so long as there is no default.  If the borrower  defaults,  the license  terminates  and the lender is entitled to collect the rents.
Local law may require that the lender take possession of the property and/or obtain a  court-appointed  receiver before becoming  entitled to collect the rents.

Contracts

         Under  the laws of most  states,  manufactured  housing  constitutes  personal  property  and is  subject  to the  motor  vehicle registration laws of the state or other  jurisdiction in which the unit is located.  In a few states,  where certificates of title are not required for  manufactured  homes,  security  interests  are perfected by the filing of a financing  statement  under Article 9 of the UCC which has been adopted by all states.  Financing  statements  are  effective  for five years and must be renewed  prior to the end of each five year  period.  The  certificate  of title laws  adopted by the  majority of states  provide  that  ownership  of motor  vehicles  and manufactured  housing shall be evidenced by a certificate  of title issued by the motor vehicles  department (or a similar  entity) of the state. In the states that have enacted  certificate of title laws, a security  interest in a unit of manufactured  housing,  so long as it is not attached to land in so permanent a fashion as to become a fixture,  is generally  perfected by the recording of the interest on the certificate  of title to the unit in the  appropriate  motor  vehicle  registration  office or by delivery of the required  documents  and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master  servicer will be required under the related  pooling and servicing  agreement or servicing  agreement to, or to cause the servicer of the Contract to,  effect the notation or delivery of the required  documents  and fees,  and to obtain  possession  of the certificate of title, as appropriate  under the laws of the state in which any  Manufactured  Home is registered.  In the event the master servicer or servicer,  as  applicable,  fails,  due to clerical  errors or  otherwise,  to effect the  notation or delivery,  or files the security interest under the wrong law (for example,  under a motor vehicle title statute rather than under the UCC, in a few states),  the trustee may not have a first priority security interest in the Manufactured  Home securing a Contract.  As Manufactured  Homes have become larger and often have been  attached to their sites without any apparent  intention by the  borrowers to move them,  courts in many states have held that  Manufactured  Homes may become  subject to real estate title and  recording  laws. As a result,  a security  interest in a
Manufactured  Home could be rendered  subordinate  to the  interests of other  parties  claiming an interest in the home under  applicable state real estate law. In order to perfect a security  interest in a Manufactured  Home under real estate laws, the holder of the security interest must file either a "fixture  filing" under the provisions of the UCC or a real estate  mortgage under the real estate laws of the state where the home is located.  These  filings must be made in the real estate  records  office of the county where the home is located.
Generally,  Contracts will contain  provisions  prohibiting the obligor from permanently  attaching the Manufactured  Home to its site. So long as the obligor does not violate this agreement,  a security  interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security  interest on the  certificate of title or the filing of a UCC financing  statement will be effective to maintain the  priority of the security  interest in the  Manufactured  Home.  If,  however,  a  Manufactured  Home is permanently  attached to its site, other parties could obtain an interest in the Manufactured  Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor  will assign or cause to be assigned a security  interest in the  Manufactured  Homes to the trustee,  on behalf of the securityholders.  Neither the depositor,  the master servicer,  any servicer,  nor the trustee will amend the certificates of title to identify the trustee,  on behalf of the  securityholders,  as the new secured  party and,  accordingly,  the  depositor or the Seller will continue  to be named as the  secured  party on the  certificates  of title  relating  to the  Manufactured  Homes.  In most  states,  the assignment is an effective  conveyance of the security  interest without  amendment of any lien noted on the related  certificate of title and the new secured party succeeds to the depositor's  rights as the secured party.  However,  in some states there exists a risk that, in the absence of an amendment to the  certificate  of title,  the assignment of the security  interest  might not be held effective  against creditors of the depositor or Seller.

         In the absence of fraud,  forgery or permanent  affixation of the Manufactured  Home to its site by the Manufactured  Home owner, or administrative  error by state recording  officials,  the notation of the lien of the depositor on the certificate of title or delivery of the  required  documents  and fees will be  sufficient  to protect  the  trustee  against  the  rights of  subsequent  purchasers  of a
Manufactured Home or subsequent  lenders who take a security interest in the Manufactured  Home. If there are any Manufactured Homes as to which the  depositor  has failed to perfect or cause to be  perfected  the  security  interest  assigned to the trust fund,  the  security interest would be subordinate to, among others,  subsequent  purchasers for value of Manufactured  Homes and holders of perfected security interests.  There also exists a risk in not identifying  the trustee,  on behalf of the  securityholders,  as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a  Manufactured  Home  moves it to a state  other  than the state in which the  Manufactured  Home initially is registered,  under the laws of most states the perfected  security  interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner  re-registers the  Manufactured  Home in the state of relocation.  If the owner were to relocate a Manufactured  Home to another state and re-register the  Manufactured  Home in that state, and if the depositor did not take steps to  re-perfect  its  security  interest  in that  state,  the  security  interest  in the  Manufactured  Home would cease to be perfected.  A majority of states generally  require surrender of a certificate of title to re-register a Manufactured  Home;  accordingly, the depositor must surrender  possession if it holds the  certificate of title to the  Manufactured  Home or, in the case of  Manufactured
Homes  registered in states that provide for notation of lien, the depositor  would receive  notice of surrender if the security  interest in the  Manufactured  Home is noted on the certificate of title.  Accordingly,  the depositor would have the opportunity to re-perfect its security  interest  in the  Manufactured  Home in the state of  relocation.  In states  that do not  require  a  certificate  of title for registration of a Manufactured Home,  re-registration  could defeat perfection.  Similarly,  when an obligor under a manufactured  housing conditional  sales  contract  sells a Manufactured  Home,  the obligee must  surrender  possession of the  certificate of title or it will receive  notice as a result of its lien noted thereon and  accordingly  will have an opportunity  to require  satisfaction  of the related manufactured  housing  conditional  sales  contract  before  release of the lien.  Under each related  pooling and servicing  agreement or servicing  agreement,  the master  servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states,  liens for repairs performed on a Manufactured  Home take priority even over a perfected  security interest.  The depositor will obtain the  representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract.  However,  these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

         Foreclosure  of a deed of trust is generally  accomplished  by a non-judicial  trustee's  sale under a specific  provision in the deed of trust which  authorizes  the trustee to sell the property upon any default by the borrower  under the terms of the note or deed of trust. In addition to any notice  requirements  contained in a deed of trust, in some states,  the trustee must record a notice of default and send a copy to the  borrower-  trustor  and to any person who has  recorded  a request  for a copy of notice of default  and notice of sale.  In  addition,  the trustee  must  provide  notice in some states to any other  individual  having an interest of record in the real property,  including any junior  lienholders.  If the deed of trust is not reinstated  within a specified period, a notice of sale must be posted in a public place and, in most states,  published for a specific  period of time in one or more  newspapers  in a specified  manner prior to the date of  trustee's  sale.  In  addition,  some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the  borrower-trustor  has the right to reinstate the loan at any time following default until shortly before the trustee's  sale. In general,  in these states,  the borrower,  or any other person having a junior  encumbrance  on the real estate,  may, during a reinstatement  period,  cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally  accomplished  by judicial  action.  Generally,  the action is initiated by the service of legal  pleadings  upon all  parties  having an  interest of record in the real  property.  Delays in  completion  of the  foreclosure  may occasionally result from difficulties in locating necessary parties.  Judicial  foreclosure  proceedings are often not contested by any of the applicable  parties. If the mortgagee's right to foreclose is contested,  the legal proceedings  necessary to resolve the issue can be time-consuming.

         In the case of foreclosure  under either a mortgage or a deed of trust,  the sale by the referee or other  designated  officer or by the trustee is a public sale.  However,  because of the difficulty a potential  buyer at the sale would have in  determining  the exact status of title and because the physical  condition  of the  property may have  deteriorated  during the  foreclosure  proceedings,  it is uncommon for a third party to purchase the property at a foreclosure  sale.  Rather,  it is common for the lender to purchase the property from the  trustee or referee  for a credit bid less than or equal to the unpaid  principal  amount of the note plus the accrued and unpaid interest  and the  expense of  foreclosure,  in which case the  mortgagor's  debt will be  extinguished  unless the lender  purchases  the property for a lesser amount in order to preserve its right  against a borrower to seek a deficiency  judgment and the remedy is available under state law and the related loan  documents.  In the same states,  there is a statutory  minimum  purchase  price which the lender may offer for the property and generally,  state law controls the amount of foreclosure costs and expenses,  including  attorneys' fees, which may be  recovered  by a lender.  Thereafter,  subject  to the right of the  borrower  in some  states to remain in  possession  during the redemption  period,  the lender will assume the burdens of ownership,  including  obtaining hazard insurance,  paying taxes and making the repairs at its own expense as are necessary to render the property  suitable for sale.  Generally,  the lender will obtain the services of a real estate broker and pay the broker's  commission in connection with the sale of the property.  Depending upon market conditions,  the ultimate  proceeds of the sale of the property may not equal the lender's  investment in the property and, in some states,  the lender may be entitled to a deficiency  judgment.  Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement" in this prospectus.

         A junior  mortgagee  may not foreclose on the property  securing a junior  mortgage  unless it  forecloses  subject to the senior mortgages.  The junior  mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior  mortgages on which the  mortgagor  is  currently in default.  Under either  course of action,  the junior  mortgagee  may add the amounts  paid to the  balance due on the junior  loan,  and may be  subrogated  to the rights of the senior mortgagees.  In addition,  in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale"  clause, the junior mortgagee may be required to pay the full amount of the senior  mortgages to the senior  mortgagees.  Accordingly,  with respect to those single family loans which are junior  mortgage loans,  if the lender  purchases the property,  the lender's title will be subject to all senior liens and claims and  governmental  liens.  The proceeds  received by the referee or trustee from the sale are applied first to the costs,  fees and expenses of sale and then in  satisfaction of the  indebtedness  secured by the mortgage or deed of trust under which the sale was  conducted.  Any  remaining  proceeds are  generally  payable to the holders of junior  mortgages or deeds of trust and other liens and claims in order of their priority,  whether or not the borrower is in default.  Any additional proceeds are generally payable to the  mortgagor  or trustor.  The payment of the proceeds to the holders of junior  mortgages  may occur in the  foreclosure  action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure,  courts have imposed general equitable  principles.  The equitable  principles are generally  designed to relieve the borrower  from the legal effect of its defaults  under the loan  documents.  Examples of judicial  remedies  that have been  fashioned include  judicial  requirements  that the lender  undertake  affirmative and expensive  actions to determine the causes for the borrower's default and the likelihood  that the borrower will be able to reinstate the loan. In some cases,  courts have  substituted  their judgment for the lender's  judgment and have required that lenders  reinstate loans or recast payment  schedules in order to accommodate  borrowers who are suffering from temporary  financial  disability.  In other cases,  courts have limited the right of the lender to foreclose if the default  under the  mortgage  instrument  is not  monetary,  such as the  borrower's  failure to  adequately  maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.  Finally, some courts have been faced with the issue of whether or not federal or state  constitutional  provisions  reflecting  due process  concerns for adequate  notice require that borrowers under deeds of trust or mortgages  receive  notices in addition to the  statutorily-prescribed  minimums.  For the most part,  these cases have  upheld  the notice  provisions  as being  reasonable  or have  found  that the sale by a trustee  under a deed of trust,  or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

         The  Cooperative  shares  owned by the  tenant-stockholder,  together  with the  rights  of the  tenant-  stockholder  under  the proprietary lease or occupancy  agreement,  are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's  certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The
Cooperative may cancel the proprietary lease or occupancy  agreement,  even while pledged,  for failure by the tenant-  stockholder to pay the obligations or charges owed by the  tenant-stockholder,  including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.  Generally,  obligations  and charges arising under a proprietary  lease or occupancy  agreement which are owed to the
Cooperative are made liens upon the shares to which the proprietary lease or occupancy  agreement  relates.  In addition,  the Cooperative may generally  terminate a proprietary  lease or occupancy  agreement in the event the borrower  breaches its covenants in the proprietary lease or occupancy  agreement.  Typically,  the lender and the Cooperative  enter into a recognition  agreement  which,  together with any lender protection  provisions  contained in the proprietary lease or occupancy  agreement,  establishes the rights and obligations of both parties in the event of a default by the  tenant-stockholder  on its obligations  under the proprietary  lease or occupancy  agreement.  A default by the  tenant-stockholder  under the  proprietary  lease or  occupancy  agreement  will usually  constitute  a default  under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the  tenant-stockholder  has defaulted under the proprietary lease or occupancy  agreement,  the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default.  The recognition  agreement  typically  provides that if the  proprietary  lease or occupancy  agreement is terminated,  the Cooperative  will recognize the lender's lien against  proceeds from a sale of the shares and the proprietary lease or occupancy  agreement  allocated to the dwelling,  subject,  however, to the Cooperative's right to sums due under the proprietary  lease or  occupancy  agreement  or which have become  liens on the shares  relating  to the  proprietary  lease or  occupancy agreement.  The total amount owed to the Cooperative by the  tenant-stockholder,  which the lender  generally cannot restrict and does not monitor,  could reduce the amount  realized upon a sale of the  collateral  below the  outstanding  principal  balance of the  cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition  agreements  also generally  provide that in the event the lender  succeeds to the tenant-  shareholder's  shares and proprietary lease or occupancy  agreement as the result of realizing upon its collateral for a cooperative  mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary  lease before  transferring the
Cooperative  shares or assigning the proprietary  lease.  The approval or consent is usually based on the prospective  purchaser's  income and net worth,  among other factors,  and may significantly  reduce the number of potential  purchasers,  which could limit the ability of the  lender to sell and  realize  upon the value of the  collateral.  Generally,  the  lender is not  limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of  cooperative  mortgage  loans,  lenders do not require the  tenant-stockholder  (i.e.,  the borrower) to obtain  title  insurance of any type.  Consequently,  the  existence  of any prior liens or other  imperfections  of title  affecting  the
Cooperative's  building or real estate also may adversely  affect the  marketability  of the shares  allocated to the dwelling unit in the event of foreclosure.

         In New York,  foreclosure on the  Cooperative  shares is accomplished by public sale in accordance with the provisions of Article
9 of the New York UCC and the  security  agreement  relating  to  those  shares.  Article  9 of the New York UCC  requires  that a sale be conducted in a "commercially  reasonable" manner.  Whether a sale has been conducted in a "commercially  reasonable" manner will depend on the facts in each case.  In  determining  commercial  reasonableness,  a court will look to the  notice  given the debtor and the  method, manner,  time,  place and terms of the sale and the sale price.  Generally,  a sale  conducted  according  to the usual  practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides  that the proceeds of the sale will be applied  first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest.  The recognition agreement,  however,  generally provides that the lender's right to  reimbursement  is subject to the right of the  Cooperative  corporation  to receive sums due under the  proprietary lease or  occupancy  agreement.  If there are  proceeds  remaining,  the lender must  account to the  tenant-stockholder  for the surplus.
Conversely,  if a portion of the indebtedness  remains unpaid, the  tenant-stockholder  is generally  responsible for the deficiency.  See
"—Anti-Deficiency Legislation and other Limitations on Lenders" below.

Repossession with respect to Contracts

         General.  Repossession  of  manufactured  housing is governed by state law. A few states have enacted  legislation  that requires that the debtor be given an opportunity  to cure its default  (typically 30 days to bring the account  current)  before  repossession  can commence.  So long as a manufactured  home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state  where it is  located,  repossession  of the home in the event of a default by the  obligor  generally  will be governed by the UCC (except in Louisiana).  Article 9 of the UCC provides the statutory  framework for the  repossession  of  manufactured housing.  While the UCC as adopted by the various states may vary in small particulars,  the general repossession procedure established by the UCC is as follows:

1.       Except  in those  states  where  the  debtor  must  receive  notice of the right to cure a  default,  repossession  can  commence immediately upon default without prior notice.  Repossession may be effected either through  self-help  (peaceable  retaking without court order),  voluntary  repossession or through  judicial  process  (repossession  pursuant to court-issued  writ of replevin).  The self-help and/or voluntary  repossession methods are more commonly employed,  and are accomplished simply by retaking possession of the manufactured home.  In cases in which the debtor  objects or raises a defense to  repossession,  a court  order must be obtained  from the  appropriate state court, and the manufactured  home must then be repossessed in accordance with that order.  Whether the method employed is self-help, voluntary  repossession  or judicial  repossession,  the  repossession  can be accomplished  either by an actual  physical  removal of the manufactured  home to a secure  location  for  refurbishment  and  resale or by  removing  the  occupants  and their  belongings  from the manufactured home and maintaining  possession of the manufactured home on the location where the occupants were residing.  Various factors may affect whether the manufactured home is physically  removed or left on location,  such as the nature and term of the lease of the site on which it is located and the condition of the unit.  In many cases,  leaving the  manufactured  home on location is  preferable,  in the event that the home is already set up, because the expenses of retaking and redelivery  will be saved.  However,  in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2.       Once  repossession  has been achieved,  preparation for the subsequent  disposition of the  manufactured  home can commence.  The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3.       Sale proceeds are to be applied first to repossession  expenses  (expenses incurred in retaking,  storage,  preparing for sale to include  refurbishing  costs and  selling)  and then to  satisfaction  of the  indebtedness.  While some  states  impose  prohibitions  or limitations on deficiency  judgments if the net proceeds from resale do not cover the full amount of the  indebtedness,  the remainder may be sought from the debtor in the form of a deficiency  judgement in those states that do not prohibit or limit deficiency  judgments.  The deficiency  judgment is a personal  judgment against the debtor for the shortfall.  Occasionally,  after resale of a manufactured home and payment of all expenses and  indebtedness,  there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor.  Because the  defaulting  owner of a  manufactured  home generally has very little capital or income  available  following  repossession,  a deficiency  judgment may not be sought in many cases or, if obtained,  will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana  Law. Any contract  secured by a  manufactured  home located in Louisiana will be governed by Louisiana law rather than
Article 9 of the UCC.  Louisiana laws provide  similar  mechanisms for perfection and  enforcement of security  interests in  manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured  home that has been permanently  affixed to real estate will  nevertheless  remain subject to the motor  vehicle  registration  laws unless the obligor and any holder of a security  interest in the  property  execute and file in the real estate  records for the parish in which the property is located a document  converting  the unit into real  property.  A manufactured home that is converted  into real property but is then removed from its site can be converted  back to personal  property  governed by the motor  vehicle  registration  laws if the obligor  executes and files various  documents in the  appropriate  real estate  records and all mortgagees  under real  estate  mortgages  on the  property  and the land to which it was affixed  file  releases  with the motor  vehicle commission.

         So long as a manufactured  home remains  subject to the Louisiana  motor vehicle laws,  liens are recorded on the  certificate of title by the motor vehicle  commissioner  and  repossession  can be accomplished by voluntary  consent of the obligor,  executory  process
(repossession  proceedings  which must be initiated  through the courts but which involve  minimal court  supervision) or a civil suit for possession.  In connection with a voluntary  surrender,  the obligor must be given a full release from liability for all amounts due under the contract.  In executory process  repossessions,  a sheriff's sale (without court supervision) is permitted,  unless the obligor brings suit to enjoin the sale, and the lender is prohibited  from seeking a deficiency  judgment  against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

         Single Family,  Multifamily and Commercial  Properties.  The purposes of a foreclosure  action in respect of a mortgaged property is to enable the lender to realize upon its  security and to bar the  borrower,  and all persons who have  interests in the property  that are subordinate to that of the  foreclosing  lender,  from exercise of their "equity of redemption".  The doctrine of equity of redemption provides  that,  until the property  encumbered  by a mortgage  has been sold in  accordance  with a properly  conducted  foreclosure  and foreclosure  sale,  those having  interests that are  subordinate to that of the  foreclosing  lender have an equity of redemption and may redeem the property by paying the entire debt with  interest.  Those  having an equity of  redemption  must  generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law  (non-statutory)  right which should be distinguished from post-sale statutory rights of redemption.  In some states,  after sale pursuant to a deed of trust or  foreclosure  of a mortgage,  the borrower and  foreclosed  junior lienors are given a statutory  period in which to redeem the property.  In some states,  statutory  redemption may occur only upon payment of the foreclosure  sale price.  In other states,  redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory  right of  redemption  is to  diminish  the ability of the lender to sell the  foreclosed  property  because the exercise of a right of redemption  would defeat the title of any purchase  through a foreclosure.  Consequently,  the practical  effect of the redemption  right is to force the lender to maintain the property and pay the expenses of ownership  until the  redemption  period has expired.  In some states,  a post-sale  statutory  right of redemption  may exist  following a judicial  foreclosure,  but not following a trustee's sale under a deed of trust.

         Manufactured  Homes. While state laws do not usually require notice to be given to debtors prior to repossession,  many states do require  delivery of a notice of default and of the  debtor's  right to cure  defaults  before  repossession.  The law in most states also requires  that the debtor be given  notice of sale prior to the  resale of the home so that the owner may redeem at or before  resale.  In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Single Family,  Multifamily and Commercial Loans. Some states have imposed statutory  prohibitions  which limit the remedies of a beneficiary  under a deed of trust or a mortgagee under a mortgage.  In some states  (including  California),  statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following  non-judicial  foreclosure by power of sale. A deficiency  judgment is a personal  judgment  against the former  borrower  equal in most cases to the  difference  between the net amount realized  upon the public  sale of the real  property  and the  amount due to the  lender.  In the case of a  mortgage  loan  secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency  judgment  against the trust  following foreclosure  or sale  under a deed of trust,  even if  obtainable  under  applicable  law,  may be of  little  value to the  mortgagee  or beneficiary  if there are no trust  assets  against  which the  deficiency  judgment  may be  executed.  Some state  statutes  require the beneficiary  or mortgagee to exhaust the security  afforded  under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before  bringing a personal  action  against the  borrower.  In other  states,  the lender has the option of bringing a personal action against the borrower on the debt without first  exhausting  the security;  however in some of these states,  the lender,  following judgment on the personal  action,  may be deemed to have elected a remedy and may be precluded  from  exercising  remedies with respect to the security.  Consequently,  the practical effect of the election  requirement,  in those states permitting the election, is that lenders will usually  proceed  against the security first rather than bringing a personal  action against the borrower.  Finally,  in some states, statutory  provisions limit any deficiency  judgment against the former borrower  following a foreclosure to the excess of the outstanding debt over the fair  value of the  property  at the time of the public  sale.  The  purpose of these  statutes  is  generally  to prevent a beneficiary or mortgagee  from  obtaining a large  deficiency  judgment  against the former  borrower as a result of low or no bids at the judicial sale.

         Generally,  Article 9 of the UCC governs  foreclosure  on  Cooperative  Shares and the  related  proprietary  lease or  occupancy agreement.  Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances,  including circumstances where the disposition of the collateral  (which,  in the case of a cooperative  mortgage loan,  would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws  limiting or  prohibiting  deficiency  judgments,  numerous  other  federal and state  statutory  provisions, including  the federal  bankruptcy  laws and state laws  affording  relief to  debtors,  may  interfere  with or affect the ability of the secured  mortgage lender to realize upon collateral or enforce a deficiency  judgment.  For example,  under the federal  Bankruptcy  Code, virtually all actions  (including  foreclosure  actions and deficiency  judgment  proceedings) to collect a debt are automatically  stayed upon the filing of the  bankruptcy  petition and,  often,  no interest or principal  payments are made during the course of the bankruptcy case. The delay and the  consequences  thereof  caused by the automatic  stay can be  significant.  Also,  under the Bankruptcy  Code, the filing of a petition in a bankruptcy  by or on behalf of a junior  lienor may stay the senior  lender from taking  action to foreclose out the junior lien.  Moreover,  with respect to federal  bankruptcy  law, a court with federal  bankruptcy  jurisdiction  may permit a debtor through his or her Chapter 11 or Chapter 13  rehabilitative  plan to cure a monetary  default in respect of a mortgage  loan on a debtor's residence by paying  arrearage  within a reasonable time period and reinstating  the original  mortgage loan payment  schedule even though the lender  accelerated  the mortgage  loan and final  judgment of  foreclosure  had been entered in state court  (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition.  Some courts with federal bankruptcy  jurisdiction have approved plans, based on the particular facts of the  reorganization  case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal  bankruptcy  jurisdiction  have also  indicated  that the terms of a mortgage loan secured by property of the debtor may be modified.  These courts have allowed  modifications  that include reducing the amount of each monthly payment,  changing the rate of interest,  altering the repayment schedule,  forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence,  thus leaving the lender a general  unsecured  creditor for the difference  between the value of the residence and the  outstanding  balance of the loan.  Generally,  however,  the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's  principal  residence may not be modified pursuant to a plan confirmed  pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing  multifamily  properties,  federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured  lender to enforce the borrower's  assignment of rents and leases related to the mortgaged  property.
Under Section 362 of the Bankruptcy  Code, the lender will be stayed from enforcing the assignment,  and the legal  proceedings  necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens  arising  under the Code may have  priority  over the lien of a mortgage  or deed of trust.  In  addition,  substantive requirements  are imposed upon  mortgage  lenders in  connection  with the  origination  and the  servicing of mortgage  loans by numerous federal and some state consumer protection laws. These laws include the federal  Truth-in-Lending  Act, Real Estate Settlement  Procedures
Act, Equal Credit  Opportunity  Act, Fair Credit Billing Act, Fair Credit  Reporting Act and related  statutes.  These federal laws impose specific  statutory  liabilities upon lenders who originate  mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments,  numerous other statutory provisions,  including federal  bankruptcy  laws and related state laws, may interfere with or affect the ability of a lender to realize upon  collateral  and/or enforce a deficiency  judgment.  For example,  in a Chapter 13 proceeding  under the federal  bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the  rehabilitation  plan, reduce the amount of the secured  indebtedness to the market value of the home at the time of bankruptcy (as determined by the court),  leaving the party providing  financing as a general  unsecured  creditor for the remainder of the  indebtedness.  A bankruptcy  court may also reduce the monthly  payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

         Under  CERCLA,  and under state law in some  states,  a secured  party which takes a  deed-in-lieu  of  foreclosure,  purchases a mortgaged  property at a  foreclosure  sale,  or operates a mortgaged  property  may become  liable for the costs of cleaning up hazardous substances  regardless of whether they have contaminated the property.  CERCLA imposes strict, as well as joint and several,  liability on several  classes of  potentially  responsible  parties,  including  current  owners and  operators  of the  property  who did not cause or contribute to the contamination.  Furthermore,  liability under CERCLA is not limited to the original or unamortized  principal balance of a loan or to the value of the  property  securing a loan.  Lenders  may be held liable  under  CERCLA as owners or  operators  unless they qualify for the secured  creditor  exemption to CERCLA.  This  exemption  exempts from the  definition of owners and operators  those who, without  participating  in the  management  of a facility,  hold  indicia of  ownership  primarily  to protect a security  interest in the facility.

         The  Conservation  Act amended,  among other things,  the  provisions of CERCLA with respect to lender  liability and the secured creditor  exemption.  The  Conservation  Act offers  substantial  protection  to lenders by defining the  activities in which a lender can engage and still  have the  benefit of the  secured  creditor  exemption.  In order for  lender to be deemed to have  participated  in the management of a mortgaged property,  the lender must actually participate in the operational affairs of the property of the borrower.  The
Conservation Act provides that "merely having the capacity to influence,  or unexercised right to control"  operations does not constitute participation  in management.  A lender will lose the protection of the secured  creditor  exemption only if it exercises  decision-making control over the borrower's  environmental  compliance and hazardous  substance  handling and disposal  practices,  or assumes  day-to-day management of all  operational  functions of the mortgaged  property.  The  Conservation  Act also provides that a lender will continue to have the benefit of the secured creditor  exemption even if it forecloses on a mortgaged  property,  purchases it at a foreclosure sale or accepts a  deed-in-lieu  of  foreclosure  provided  that the lender  seeks to sell the  mortgaged  property  at the  earliest  practicable commercially reasonable time on commercially reasonable terms.

         Other  federal and state laws may impose  liability on a secured party which takes a  deed-in-lieu  of  foreclosure,  purchases a mortgaged property at a foreclosure sale, or operates a mortgaged  property on which  contaminants other than CERCLA hazardous  substances are present, including petroleum,  agricultural chemicals,  hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be  substantial.  It is  possible  that the  cleanup  costs could  become a  liability  of a trust fund and reduce the  amounts  otherwise distributable to the holders of the related series of certificates or notes.  Moreover,  federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs.  All subsequent  liens on the property  generally are  subordinated  to the lien and, in some states,  even prior recorded liens are  subordinated  to such lien. In the latter  states,  the security  interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally,  many residential  mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any  mortgaged  property  prior to the  origination  of the  mortgage  loan or prior to  foreclosure  or  accepting a  deed-in-lieu  of foreclosure.  Accordingly,  the  depositor  has not  made  and will not make  the  evaluations  prior to the  origination  of the  secured contracts.  Neither the master  servicer  nor any servicer  will be required by any  Agreement to  undertake  these  evaluations  prior to foreclosure or accepting a  deed-in-lieu  of  foreclosure.  The depositor  does not make any  representations  or warranties or assume any liability with respect to the absence or effect of contaminants  on any related real property or any casualty  resulting from the presence or effect of contaminants.  However,  neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a  deed-in-lieu  of  foreclosure  if it knows or  reasonably  believes  that there are material  contaminated  conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

         In addition,  substantive  requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage  loans by numerous  federal and some state  consumer  protection  laws.  These laws include TILA, as implemented by Regulation Z,
Real Estate  Settlement  Procedures  Act, as  implemented by Regulation X, Equal Credit  Opportunity  Act, as implemented by Regulation B,
Fair Credit Billing Act, Fair Credit Reporting Act and related  statutes.  These federal laws impose specific  statutory  liabilities upon lenders who  originate  mortgage  loans and who fail to comply with the  provisions of the law. In some cases,  this  liability may affect assignees of the mortgage  loans.  In particular,  an  originator's  failure to comply with certain  requirements  of the federal TILA, as implemented by Regulation Z, could subject both  originators and assignees of such  obligations to monetary  penalties and could result in obligors'  rescinding  the mortgage loans either against the  originators  or assignees.  Further,  the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase  money  transactions  could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

         Some of the  mortgage  loans,  known as High Cost  Loans,  may be subject to special  rules,  disclosure  requirements  and other provisions that were added to the federal TILA by the  Homeownership  Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the  purchase of the  mortgaged  property  and have  interest  rates or  origination  costs in excess of certain prescribed  levels. The Homeownership Act requires certain  additional  disclosures,  specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership  Act.  Purchasers or assignees of any High Cost
Loan,  including any trust,  could be liable under  federal law for all claims and subject to all defenses that the borrower  could assert against the  originator  of the High Cost Loan under the federal TILA or any other law,  unless the purchaser or assignee did not know and could not with  reasonable  diligence  have  determined  that the mortgage loan was subject to the  provisions of the  Homeownership  Act.
Remedies  available to the borrower  include  monetary  penalties,  as well as rescission  rights if the appropriate  disclosures were not given as required or if the particular  mortgage  includes  provisions  prohibited by law. The maximum damages that may be recovered under these  provisions  from an assignee,  including  the trust,  is the  remaining  amount of  indebtedness  plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the  Homeownership  Act, a number of legislative  proposals have been  introduced at the federal,  state and local level that are designed to discourage  predatory  lending  practices.  Some states have enacted,  or may enact,  laws or regulations  that prohibit  inclusion of some  provisions in mortgage loans that have interest rates or  origination  costs in excess of prescribed  levels, and require that borrowers be given certain  disclosures  prior to the  consummation of the mortgage loans. In some cases,  state or local law may impose  requirements and restrictions  greater than those in the Homeownership  Act. An originators'  failure to comply with these laws could  subject  the trust (and other  assignees  of the  mortgage  loans) to monetary  penalties  and could  result in the  borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits  have been brought in various  states  making claims  against  assignees of High Cost Loans for  violations of state law allegedly  committed by the  originator.  Named  defendants in these cases include  numerous  participants  within the secondary  mortgage market, including some securitization trusts.

         Under the  anti-predatory  lending  laws of some  states,  the  borrower  is  required to meet a net  tangible  benefits  test in connection  with the  origination  of the related  mortgage loan.  This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine  that a mortgage loan does not meet the test even if the originator  reasonably  believed that the test was satisfied.  Any  determination  by a court  that the  mortgage  loan  does not meet the test  will  result  in a  violation  of the  state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

         Contracts  often  contain  provisions  obligating  the obligor to pay late charges if payments  are not timely made.  Federal and state law may specifically  limit the amount of late charges that may be collected.  Under the related pooling and servicing  agreement or servicing  agreement,  late charges will be retained by the master  servicer or servicer as  additional  servicing  compensation,  and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed  general  equitable  principles  upon  repossession  and  litigation  involving  deficiency  balances.  These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases,  consumers have asserted that the remedies  provided to secured  parties under the UCC and related laws violate the due process  protections  provided under the 14th Amendment to the Constitution of the United States.  For the most part,  courts have upheld the notice  provisions  of the UCC and related laws as reasonable  or have found that the  repossession  and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of  subjecting  a seller  (and some  related  creditors  and their  assignees)  in a consumer  credit transaction  and any assignee of the  creditor to all claims and defenses  which the debtor in the  transaction  could assert  against the seller of the goods.  Liability  under the FTC Rule is  limited to the  amounts  paid by a debtor on the  Contract,  and the holder of the
Contract may also be unable to collect  amounts  still due under the  Contract.  Most of the  Contracts in a trust fund will be subject to the  requirements  of the FTC Rule.  Accordingly,  the trust fund, as holder of the  Contracts,  will be subject to any claims or defenses that the  purchaser  of the  related  Manufactured  Home may assert  against  the seller of the  Manufactured  Home,  subject to a maximum liability  equal to the amounts paid by the obligor on the Contract.  If an obligor is  successful in asserting the claim or defense,  and if the Seller had or should have had knowledge of the claim or defense,  the master  servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's  representation  and warranty that no claims or defenses exist that would affect the  obligor's  obligation  to make the  required  payments  under the  Contract.  The Seller  would  then have the right to  require  the originating  dealer to  repurchase  the Contract  from it and might also have the right to recover from the dealer any losses  suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

         Transfer of Mortgaged  Properties.  Unless the related prospectus  supplement indicates  otherwise,  the mortgage loans generally contain due-on-sale  clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower sells,  transfers or conveys the property without the prior consent of the lender.  The  enforceability of these clauses has been the subject of legislation or litigation in many states,  and in some cases the  enforceability  of these clauses was limited or denied.  However,  Garn-St  Germain Act preempts state  constitutional,  statutory and case law that  prohibits the  enforcement  of  due-on-sale  clauses and permits  lenders to enforce these clauses in accordance with their terms,  subject to limited exceptions.  The Garn-St Germain Act does "encourage" lenders to permit  assumption  of loans at the  original  rate of interest or at some other rate less than the average of the  original  rate and the market rate.

         The Garn-St  Germain Act also sets forth nine specific  instances in which a mortgage  lender covered by the Garn-St  Germain Act may not  exercise a  due-on-sale  clause,  notwithstanding  the fact that a transfer of the  property may have  occurred.  These  include, amongst  others,  intra-family  transfers,  some  transfers by  operation  of law,  leases of fewer than three years and the creation of a junior  encumbrance.  Regulations  promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The  inability to enforce a due-on-sale  clause may result in a mortgage  loan bearing an interest rate below the current  market rate being assumed by the buyer rather than being paid off,  which may have an impact upon the average life of the mortgage  loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer  of  Manufactured  Homes.  Generally,  Contracts  contain  provisions  prohibiting  the sale or  transfer of the related
Manufactured  Home without the consent of the obligee on the Contract and permitting the  acceleration of the maturity of the Contracts by the obligee on the Contract  upon a sale or transfer that is not  consented  to. The master  servicer  will, or will cause the servicer of the Contract,  to the extent it has knowledge of the  conveyance or proposed  conveyance,  to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale  clauses,  subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a  transfer  of a  Manufactured  Home as to which the master  servicer  or  servicer  of the  Contract  desires to accelerate the maturity of the related Contract,  the master servicer's or servicer's  ability to do so will depend on the  enforceability under state law of the due-on-sale  clause.  The Garn-St Germain Act preempts,  subject to certain  exceptions and conditions,  state laws prohibiting  enforcement of due-on-sale clauses applicable to the Manufactured Homes.  Consequently,  in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment  Charges and Prepayment  Restrictions.  Notes and  mortgages,  as well as  manufactured  housing  conditional  sales contracts and installment loan agreements,  may contain provisions that obligate the borrower to pay a late charge or additional  interest if payments are not timely made, and in some circumstances,  may prohibit prepayments for a specified period and/or condition  prepayments upon the borrower's payment of prepayment fees or yield maintenance  penalties.  In some states,  there are or may be specific limitations upon the late charges which a lender may collect from a borrower for  delinquent  payments or the amounts that a lender may collect from a borrower as an  additional  charge if the loan is prepaid  even when the loans  expressly  provide for the  collection  of those  charges.
Although  the Parity Act permits the  collection  of  prepayment  charges and late fees in  connection  with some types of eligible  loans preempting  any  contrary  state law  prohibitions,  some states may not  recognize  the  preemptive  authority  of the Parity Act or have formally  opted out of the Parity Act. As a result,  it is possible  that  prepayment  charges and late fees may not be collected  even on loans that  provide  for the  payment of those  charges  unless  otherwise  specified  in the related  prospectus  supplement.  The master servicer or another entity  identified in the  accompanying  prospectus  supplement  will be entitled to all  prepayment  charges and late payment  charges  received  on the  loans  and those  amounts  will not be  available  for  payment  on the  bonds.  The  Office of Thrift
Supervision  (OTS),  the agency that  administers  the Parity Act for unregulated  housing  creditors,  withdrew its favorable  Parity Act regulations  and Chief  Counsel  Opinions  that  previously  authorized  lenders  to charge  prepayment  charges  and late fees in certain circumstances  notwithstanding  contrary state law,  effective  with respect to loans  originated on or after July 1, 2003.  However,  the
OTS's ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

         When the mortgagor  encumbers  mortgaged  property  with one or more junior  liens,  the senior lender is subjected to additional risk.  First, the mortgagor may have difficulty  servicing and repaying  multiple loans. In addition,  if the junior loan permits recourse to the  mortgagor  (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan.  Second,  acts of the senior lender that  prejudice  the junior  lender or impair the junior  lender's security may create a superior  equity in favor of the junior  lender.  For example,  if the  mortgagor  and the senior lender agree to an increase in the  principal  amount of or the  interest  rate payable on the senior  loan,  the senior  lender may lose its priority to the extent an existing  junior lender is harmed or the mortgagor is  additionally  burdened.  Third,  if the mortgagor  defaults on the senior loan  and/or any junior  loan or loans,  the  existence  of junior  loans and  actions  taken by junior  lenders  can impair the  security available to the senior lender and can interfere  with or delay the taking of action by the senior lender.  Moreover,  the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

         The trust fund assets may also consist of installment sales contracts.  Under an installment  contract the seller (referred to in this section as the  "lender")  retains legal title to the property and enters into an agreement  with the purchaser  (referred to in this section as the  "borrower")  for the  payment  of the  purchase  price,  plus  interest,  over the term of the  contract.  Only after full performance  by the borrower of the  installment  contract is the lender  obligated to convey title to the property to the  purchaser.  As with mortgage or deed of trust financing,  during the effective period of the installment contract,  the borrower is generally responsible for the  maintaining  the  property  in good  condition  and for paying real  estate  taxes,  assessments  and hazard  insurance  premiums associated with the property.

         The method of enforcing the rights of the lender under an installment  contract  varies on a state-by- state basis depending upon the extent to which state  courts are willing,  or able  pursuant to state  statute,  to enforce the  contract  strictly  according to its terms. The terms of installment  contracts  generally provide that upon a default by the borrower,  the borrower loses his or her right to occupy the property,  the entire  indebtedness is accelerated and the buyer's equitable interest in the property is forfeited.  The lender in this  situation is not required to foreclose in order to obtain title to the  property,  although in some cases a quiet title action is in order if the borrower  has filed the  installment  contract in local land  records and an ejectment  action may be necessary to recover possession.  In a few states,  particularly  in cases of borrower  default during the early years of an installment  contract,  the courts will permit  ejectment of the buyer and a  forfeiture  of his or her  interest in the  property.  However,  most state  legislatures  have enacted  provisions  by  analogy to  mortgage  law  protecting  borrowers  under  installment  contracts  from the harsh  consequences  of forfeiture.  Under these statutes,  a judicial or nonjudicial  foreclosure  may be required,  the lender may be required to give notice of default and the borrower may be granted some grace period during which the  installment  contract may be  reinstated  upon full payment of the defaulted  amount and the borrower may have a  post-foreclosure  statutory  redemption  right.  In other states,  courts in equity may permit a borrower with  significant  investment in the property under an installment  contract for the sale of real estate to share in the proceeds  of sale of the  property  after  the  indebtedness  is  repaid  or may  otherwise  refuse  to  enforce  the  forfeiture  clause.
Nevertheless,  the  lender's  procedures  for  obtaining  possession  and clear title under an  installment  contract in a given state are simpler and less time consuming and costly than are the  procedures for  foreclosing  and obtaining  clear title to a property  subject to one or more liens.

Applicability of Usury Laws

         Title V provides that state usury  limitations  shall not apply to some types of residential  first mortgage loans  originated by some lenders  after March  31,1980.  A similar  federal  statute was in effect with respect to mortgage  loans made during the first three months of 1980. The Office of Thrift  Supervision is authorized to issue rules and  regulations and to publish  interpretations  governing implementation of Title V. The statute  authorized any state to reimpose interest rate limits by adopting,  before April 1, 1983, a law or constitutional  provision which expressly rejects application of the federal law. In addition,  even where Title V is not so rejected, any state is authorized by the law to adopt a provision  limiting  discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that,  subject to the following  conditions,  state usury  limitations  shall not apply to any loan that is secured by a first lien on some kinds of Manufactured  Housing.  Contracts would be covered if they satisfy  conditions  including,  among other things,  terms governing any  prepayments,  late charges and deferral fees and requiring a 30-day notice period prior to instituting any action  leading to  repossession  of or  foreclosure  with  respect to the  related  unit.  Title V  authorized  any state to reimpose limitations  on interest rates and finance  charges by adopting  before April 1,1983 a law or  constitutional  provision  which  expressly rejects  application of the federal law.  Fifteen states adopted this type of law prior to the April 1,1983  deadline.  In addition,  even where Title V was not so rejected,  any state is authorized by the law to adopt a provision  limiting  discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly  rejected or a provision  limiting discount points or other  charges has been  adopted,  no Contract  which  imposes  finance  charges or provides for  discount  points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior  mortgage  loans in many  states.  Any  applicable  usury  limits in effect at  origination  will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage  Pools—Representations  by Sellers," each Seller of a mortgage loan will have  represented that the mortgage loan was originated in compliance  with then  applicable  state laws,  including  usury laws, in all material  respects.
However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

         Alternative  mortgage  instruments,  including  adjustable rate mortgage loans and early ownership mortgage loans,  originated by non-federally  chartered lenders  historically have been subjected to a variety of restrictions.  The restrictions  differed from state to state,  resulting in difficulties in determining  whether a particular  alternative  mortgage  instrument  originated by a state-chartered lender was in compliance with  applicable law. These  difficulties  were  alleviated  substantially  as a result of the enactment of Title
VIII.  Title VIII provides  that,  notwithstanding  any state law to the contrary,  (1)  state-chartered  banks may originate  alternative mortgage  instruments  in accordance  with  regulations  promulgated  by the  Comptroller  of the Currency with respect to  origination of alternative  mortgage instruments by national banks, (2) state-chartered  credit unions may originate  alternative mortgage instruments in accordance with regulations  promulgated by the National Credit Union  Administration with respect to origination of alternative  mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors,  including  state-chartered savings and loan  associations,  state-chartered  savings banks and mutual savings banks and mortgage  banking  companies,  may originate  alternative mortgage  instruments in accordance  with the  regulations  promulgated by the Federal Home Loan Bank Board,  predecessor to the Office of
Thrift Supervision,  with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII provides  that any state may reject  applicability  of the  provisions  of Title VIII by  adopting,  prior to October 15,  1985,  a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

         A number of lawsuits are pending in the United  States  alleging  personal  injury from  exposure to the  chemical  formaldehyde, which is present in many building  materials,  including  components of manufactured  housing such as plywood  flooring and wall paneling.
Some of these lawsuits are pending against  manufacturers  of manufactured  housing,  suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule,  which is  described  above  under  "Consumer  Protection  Laws",  the  holder of any  Contract  secured by a
Manufactured Home with respect to which a formaldehyde  claim has been  successfully  asserted may be liable to the obligor for the amount paid by the obligor on the related  Contract and may be unable to collect  amounts still due under the  Contract.  In the event an obligor is  successful  in asserting  this claim,  the related  securityholders  could suffer a loss if (1) the related  Seller fails or cannot be required to repurchase the affected  Contract for a breach of  representation  and warranty and (2) the master  servicer,  servicer of the
Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the  securityholders  against the  manufacturer  or other  persons who were  directly  liable to the plaintiff for the damages.  Typical  products  liability  insurance policies held by  manufacturers  and component  suppliers of manufactured  homes may not cover  liabilities  arising from  formaldehyde in manufactured  housing,  with the result that  recoveries  from these  manufacturers,  suppliers  or other  persons may be limited to their corporate assets without the benefit of insurance.

The Servicemembers Civil Relief Act

         Under the terms of the Relief Act, a mortgagor who enters  military  service after the  origination of the  mortgagor's  mortgage loan  (including a mortgagor who was in reserve status and is called to active duty after  origination of the mortgage  loan),  may not be charged interest  (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status,  unless a court orders  otherwise  upon  application of the lender.  The Relief Act applies to mortgagors  who are members of the Army,  Navy, Air
Force,  Marines,  National  Guard,  Reserves,  Coast  Guard,  and officers of the U.S.  Public  Health  Service  assigned to duty with the military.  Because the Relief Act applies to mortgagors who enter military  service,  including  reservists who are called to active duty, after  origination  of the related  mortgage  loan, no  information  can be provided as to the number of loans that may be affected by the
Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest  rate in excess of 6% per annum,  application  of the Relief Act would  adversely  affect,  for an  indeterminate  period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan.  Any shortfall in interest  collections  resulting from the  application of the Relief Act or similar  legislation or regulations,  which would not be recoverable  from the related  mortgage loans,  would result in a reduction of the amounts  distributable  to the holders of the related  securities,  and would not be covered by advances by the master  servicer,  any servicer or other  entity or by any form of credit  enhancement  provided in  connection  with the related  series of  securities,  unless described in the  prospectus  supplement.  In  addition,  the Relief Act imposes  limitations  that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract  during the  mortgagor's  period of active duty status,  and,  under some  circumstances,  during an  additional  three month period  thereafter.  Thus, in the event that the
Relief Act or similar  legislation  or  regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the related securities in connection therewith.  Any other interest shortfalls,  deferrals or forgiveness of payments on the mortgage loans  resulting from similar  legislation or regulations  may result in delays in payments or losses to  securityholders  of the related series.

         Certain  states have  enacted or may enact their own  versions  of the Relief Act which may  provide for more  enhanced  consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons  convicted of  drug-related  crimes or of criminal  violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes.  Under procedures  contained in the
Crime Control Act, the government  may seize the property even before  conviction.  The  government  must publish notice of the forfeiture proceeding  and may give notice to all parties  "known to have an alleged  interest in the  property",  including  the holders of mortgage loans.

         A lender may avoid  forfeiture  of its  interest in the  property if it  establishes  that:  (1) its  mortgage  was  executed and recorded  before  commission  of the crime upon which the  forfeiture  is based,  or (2) the lender was, at the time of  execution  of the mortgage,  "reasonably  without cause to believe" that the property was used in, or purchased  with the proceeds of,  illegal drug or RICO activities.

Junior Mortgages

         Some of the mortgage  loans may be secured by mortgages or deeds of trust which are junior to senior  mortgages or deeds of trust which are not part of the trust fund. The rights of the  securityholders,  as mortgagee under a junior mortgage,  are subordinate to those of the  mortgagee  under the  senior  mortgage,  including  the prior  rights of the senior  mortgagee  to receive  hazard  insurance  and condemnation  proceeds  and to cause  the  property  securing  the  mortgage  loan to be sold upon  default  of the  mortgagor,  which may extinguish  the junior  mortgagee's  lien unless the junior  mortgagee  asserts its  subordinate  interest in the property in  foreclosure litigation  and, in some cases,  either  reinitiates  or satisfies the defaulted  senior loan or loans.  A junior  mortgagee may satisfy a defaulted  senior loan in full or, in some states,  may cure the default and bring the senior loan current thereby  reinstating the senior loan, in either event  usually  adding the amounts  expended to the balance due on the junior loan. In most states,  absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior  mortgagee.  Where  applicable law or the terms of the senior  mortgage or deed of trust do not require  notice of default to the junior  mortgagee,  the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard  form of the mortgage or deed of trust used by most  institutional  lenders  confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation  proceedings,  and to apply the proceeds and awards to any  indebtedness  secured by the mortgage or deed of trust, in the order the mortgagee may determine.
Thus,  in the event  improvements  on the property are damaged or  destroyed  by fire or other  casualty,  or in the event the property is taken by condemnation,  the mortgagee or beneficiary  under underlying senior mortgages will have the prior right to collect any insurance proceeds  payable under a hazard  insurance  policy and any award of damages in connection with the  condemnation and to apply the same to the indebtedness  secured by the senior mortgages.  Proceeds in excess of the amount of senior mortgage  indebtedness,  in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another  provision  sometimes  found in the form of the mortgage or deed of trust used by  institutional  lenders  obligates  the mortgagor to pay before  delinquency all taxes and assessments on the property and, when due, all  encumbrances,  charges and liens on the property  which are prior to the  mortgage or deed of trust,  to provide and maintain  fire  insurance  on the  property,  to maintain and repair the property and not to commit or permit any waste  thereof,  and to appear in and defend any action or  proceeding  purporting  to affect  the  property  or the  rights of the  mortgagee  under the  mortgage.  Upon a failure of the  mortgagor  to  perform  any of these obligations,  the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation  itself, at its election,  with the mortgagor  agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the  mortgagor.
All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.
Negative Amortization Loans

         A notable case decided by the United States Court of Appeals,  First Circuit,  held that state restrictions on the compounding of interest  are not  preempted by the  provisions  of the DIDMC and as a result,  a mortgage  loan that  provided for negative  amortization violated New  Hampshire's  requirement  that first mortgage  loans provide for  computation of interest on a simple  interest  basis.  The holding  was  limited to the effect of DIDMC on state laws  regarding  the  compounding  of  interest  and the court did not  address  the applicability of the Parity Act, which authorizes lender to make residential  mortgage loans that provide for negative  amortization.  The
First Circuit's  decision is binding  authority only on Federal District Courts in Maine, New Hampshire,  Massachusetts,  Rhode Island and
Puerto Rico.

                                                     FEDERAL INCOME TAX CONSEQUENCES

General

         The  following  discussion  is the opinion of Thacher  Proffitt & Wood llp,  Orrick,  Herrington  & Sutcliffe  LLP and  Greenberg
Traurig,  LLP counsel to the  depositor,  with respect to the  anticipated  material  federal  income tax  consequences  of the  purchase, ownership and  disposition of offered  securities  offered under this  prospectus and the prospectus  supplement  insofar as it relates to matters of law or legal conclusions with respect thereto.  This discussion is directed solely to securityholders  that hold the securities as capital  assets  within the meaning of Section  1221 of the Code and does not purport to discuss  all federal  income tax  consequences that may be applicable to the individual  circumstances  of particular  categories of investors,  some of which (such as banks,  insurance companies and foreign investors) may be subject special treatment under the Code. Further,  the authorities on which this discussion,  and the  opinion  referred  to  below,  are based are  subject  to change or  differing  interpretations,  which  could  apply  retroactively.
Prospective  investors  should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences  discussed  below,  and no assurance can be given that the IRS will not take contrary  positions.  Taxpayers and preparers of tax returns  (including  those filed by any REMIC or other issuer) should be aware that under applicable  Treasury  regulations a provider of advice on  specific  issues of law is not  considered  an income tax  return  preparer  unless the advice (1) is given with  respect to events that have occurred at the time the advice is rendered and is not given with respect to the  consequences of  contemplated  actions, and (2) is directly  relevant to the  determination  of an entry on a tax return.  Accordingly,  taxpayers are encouraged to consult their own tax  advisors  and tax return  preparers  regarding  the  preparation  of any item on a tax  return,  even where the  anticipated  tax treatment  has been  discussed in this  prospectus.  In addition to the federal  income tax  consequences  described  in this  prospectus, potential  investors are encouraged to consider the state and local tax consequences,  if any, of the purchase,  ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus.

         The following discussion addresses securities of three general types:

1.       REMIC  Certificates  representing  interests in a trust fund, or a portion thereof,  that the REMIC  Administrator  will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

2.       notes representing indebtedness of a trust fund as to which no REMIC election will be made,

3.       Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

4.       securities  representing an ownership interest in some or all of the assets included in the exchangeable  security trust fund for an ES Class.

The  prospectus  supplement for each series of  certificates  will indicate  whether a REMIC election (or elections)  will be made for the related trust fund and, if this election is to be made, will identify all "regular  interests" and "residual  interests" in the REMIC. For purposes of this tax discussion,  references to a  "securityholder,"  "certificateholder"  or a "holder" are to the beneficial  owner of a security or certificate, as the case may be.

         The  prospectus  supplement  for each series of securities  will indicate  which of the foregoing  treatments  will apply to that series.  In addition,  if a  Partnership  Structure is being used,  the tax treatment of such  structure  will be described in the related prospectus supplement.

         The following  discussion is based in part upon the OID  Regulations and in part upon REMIC  Regulations.  The OID Regulations do not adequately address issues relevant to securities such as the offered securities.  In some instances,  the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         Classification  of REMICS.  On or prior to the date of the related  prospectus  supplement with respect to the proposed  issuance of each series of REMIC  Certificates,  any of Thacher Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP or Greenberg  Traurig LLP,
as counsel to the depositor,  or another law firm identified in the related prospectus  supplement,  will deliver its opinion generally to the effect  that,  assuming  compliance  with all  provisions  of the related  pooling and  servicing  agreement,  for federal  income tax purposes,  the related trust fund (or each applicable  portion  thereof) will qualify as a REMIC and the REMIC  Certificates  offered with respect  thereto will be considered to evidence  ownership of REMIC Regular  Certificates  or REMIC  Residual  Certificates  in that REMIC within the meaning of the REMIC Provisions.

         If an entity  electing  to be treated as a REMIC fails to comply  with one or more of the  ongoing  requirements  of the Code for status  as a REMIC  during  any  taxable  year,  the Code  provides  that the  entity  will not be  treated  as a REMIC  for that year and thereafter.  In that event, the entity may be taxable as a corporation under Treasury regulations,  and the related REMIC Certificates may not be accorded the status or given the tax treatment  described  below.  Although the Code  authorizes  the Treasury  Department to issue regulations  providing relief in the event of an inadvertent  termination of REMIC status, no such regulations have been issued.  Any such relief,  moreover,  may be accompanied  by sanctions,  such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the  requirements  for status as a REMIC are not  satisfied.  The pooling and servicing  agreement with respect to each REMIC will include provisions  designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions.  It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization  of Investments in REMIC  Certificates.  In general,  the REMIC Certificates will be "real estate assets" within the meaning of Section  856(c)(4)(A) of the Code and assets  described in Section  7701(a)(19)(C)  of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated.  Moreover,  if 95% or more of the assets of the REMIC qualify for any of the foregoing  treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding  status in their  entirety for that  calendar  year.  Interest  (including  original  issue  discount) on the REMIC Regular  Certificates  and income allocated to the class of REMIC Residual  Certificates will be interest  described in Section  856(c)(3)(B) of the Code to the extent that the  certificates  are treated as "real estate  assets"  within the meaning of Section  856(c)(4)(A)  of the Code. In addition,  the REMIC
Regular  Certificates will be "qualified  mortgages" within the meaning of Section  860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual  interests  therein.  The  determination as to the percentage of the REMIC's assets that constitute  assets  described in the foregoing  sections of the Code will be made with respect to each calendar  quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter.  The REMIC  Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include,  in addition to mortgage  loans,  payments on mortgage loans held pending  distribution  on the REMIC  Certificates  and any property  acquired by foreclosure held pending sale, and may include amounts in reserve  accounts.  It is unclear whether  property  acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing  sections)  otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections  mentioned in the immediately  preceding  paragraph.  In addition,  in some instances  mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related  prospectus  supplement  will  describe  the  mortgage  loans that may not be so treated.  The REMIC  Regulations  do provide, however,  that cash received from  payments on mortgage  loans held pending  distribution  is  considered  part of the mortgage  loans for purposes of Section  856(c)(4)(A)  of the Code.  Furthermore,  foreclosure  property  will qualify as "real estate  assets"  under Section
856(c)(4)(A) of the Code.

         Tiered REMIC Structures.  For some series of REMIC  Certificates,  two or more separate elections may be made to treat designated portions of the related  trust fund as REMICs for  federal  income tax  purposes.  As to each such  series of REMIC  Certificates,  in the opinion of counsel to the depositor,  assuming compliance with all provisions of the related pooling and servicing agreement,  each of the
REMICs in that trust fund will  qualify as a REMIC and the REMIC  Certificates  issued by these  REMICs  will be  considered  to  evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of  determining  whether the REMIC  Certificates  will be "real estate  assets" within the meaning of Section
856(c)(4)(A)  of the Code, and "loans secured by an interest in real property" under Section  7701(a)(19)(C)  of the Code, and whether the income on the  certificates  is  interest  described  in Section  856(c)(3)(B)  of the Code,  all of the REMICs in that trust fund will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General.  Except as otherwise  stated in this  discussion,  REMIC  Regular  Certificates  will be treated for federal  income tax purposes as debt instruments  issued by the REMIC and not as ownership  interests in the REMIC or its assets.  Moreover,  holders of REMIC
Regular  Certificates  that  otherwise  report income under a cash method of accounting  will be required to report income with respect to
REMIC Regular Certificates under an accrual method.

         Original Issue Discount.  A REMIC Regular  Certificate may be issued with "original issue discount" within the meaning of Section
1273(a) of the Code. Any holder of a REMIC Regular  Certificate  issued with original issue discount generally will be required to include original  issue  discount in income as it accrues,  in accordance  with the "constant  yield" method  described  below,  in advance of the receipt of the cash  attributable to that income. In addition,  Section  1272(a)(6) of the Code provides special rules applicable to REMIC
Regular  Certificates  and some other debt  instruments  issued with original issue discount.  Regulations have not been issued under that section.

         The Code requires  that a reasonable  prepayment  assumption be used with respect to mortgage  loans held by a REMIC in computing the accrual of original  issue discount on REMIC Regular  Certificates  issued by that REMIC,  and that  adjustments be made in the amount and rate of accrual of that  discount to reflect  differences  between  the actual  prepayment  rate and the  prepayment  assumption.  The prepayment  assumption is to be determined in a manner  prescribed in Treasury  regulations;  as noted above,  those  regulations have not been issued.  The Committee  Report  indicates that the  regulations  will provide that the prepayment  assumption  used with respect to a
REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular  Certificate.  The Prepayment
Assumption used in reporting  original issue discount for each series of REMIC Regular  Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, none of the depositor,  the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The  original  issue  discount,  if any, on a REMIC  Regular  Certificate  will be the excess of its stated  redemption  price at maturity over its issue price. The issue price of a particular class of REMIC Regular  Certificates  will be the first cash price at which a substantial amount of REMIC Regular  Certificates of that class is sold (excluding sales to bond houses,  brokers and underwriters).  If less than a substantial  amount of a particular class of REMIC Regular  Certificates is sold for cash on or prior to the Closing Date, the issue  price for that class will be the fair  market  value of that  class on the  Closing  Date.  Under the OID  Regulations,  the stated
redemption  price  of a REMIC  Regular  Certificate  is equal  to the  total of all  payments  to be made on the  certificate  other  than
"qualified stated interest." "Qualified stated interest" is interest that is unconditionally  payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified  floating  rate," an "objective  rate," a combination of a single fixed rate and one or more "qualified  floating rates" or one "qualified inverse floating rate," or a combination of "qualified  floating rates"
that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular  Certificates  bearing adjustable  interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the  characteristics of the REMIC Regular  Certificates.  If the original issue discount rules apply to the certificates in a particular series,  the related  prospectus  supplement will describe the manner in which these rules will be applied with  respect to the  certificates  in that series that bear an  adjustable  interest  rate in preparing information returns to the certificateholders and the IRS.

         The first interest  payment on a REMIC Regular  Certificate may be made more than one month after the date of issuance,  which is a period longer than the subsequent  monthly  intervals  between interest  payments.  Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each  distribution  date, in some cases,  as a consequence of this "long first  accrual  period,"  some or all interest  payments may be required to be included in the stated  redemption  price of the
REMIC Regular Certificate and accounted for as original issue discount.  Because interest on REMIC Regular  Certificates must in any event be accounted for under an accrual method,  applying this analysis would result in only a slight  difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition,  if the accrued interest to be paid on the first  distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase  price paid for a REMIC Regular  Certificate  will reflect the accrued  interest.  In such cases,  information  returns to the  certificateholders  and the IRS will be based on the  position  that the portion of the purchase price paid for the  interest  accrued  with  respect to periods  prior to the Closing  Date is treated as part of the overall  cost of the
REMIC  Regular  Certificate  (and not as a separate  asset the cost of which is recovered  entirely  out of interest  received on the next distribution  date) and that portion of the interest  paid on the first  distribution  date in excess of interest  accrued for a number of days  corresponding  to the  number of days from the  Closing  Date to the first  distribution  date  should  be  included  in the  stated
redemption price of the REMIC Regular  Certificate.  However,  the OID Regulations  state that all or some portion of the accrued interest may be treated as a separate  asset the cost of which is recovered  entirely out of interest  paid on the first  distribution  date. It is unclear how an election to do so would be made under the OID  Regulations  and whether such an election  could be made  unilaterally  by a certificateholder.

         Notwithstanding  the general definition of original issue discount,  original issue discount on a REMIC Regular  Certificate will be considered to be de minimis if it is less than 0.25% of the stated  redemption  price of the REMIC  Regular  Certificate  multiplied by its weighted  average life.  For this purpose,  the weighted  average life of a REMIC  Regular  Certificate  is computed as the sum of the amounts determined,  as to each payment included in the stated redemption price of the REMIC Regular  Certificate,  by multiplying (1) the number of complete  years  (rounding  down for partial  years) from the issue date until that  payment is expected to be made  (presumably taking  into  account  the  Prepayment  Assumption)  by (2) a  fraction,  the  numerator  of which is the amount of the  payment,  and the denominator of which is the stated  redemption price at maturity of the REMIC Regular  Certificate.  Under the OID  Regulations,  original issue discount of only a de minimis amount (other than de minimis original issue discount  attributable to a so-called  "teaser"  interest rate or an initial  interest  holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount  attributable to that certificate and a fraction,  the numerator of which is the amount of the principal  payment and the denominator of which is the outstanding  stated principal amount of the REMIC Regular  Certificate.  The
OID Regulations  also would permit a  certificateholder  to elect to accrue de minimis original issue discount into income currently based on a constant  yield method.  See  "REMICS—Taxation  of Owners of REMIC Regular  Certificates—Market  Discount" in this  prospectus  for a description of this election under the OID Regulations.

         If original issue  discount on a REMIC Regular  Certificate is in excess of a de minimis  amount,  the holder of the  certificate must include in ordinary  gross income the sum of the "daily  portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular  Certificate,  including the purchase date but excluding the disposition  date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual  period,"  that is, each period that ends on a date that  corresponds  to the day prior to each  distribution date and begins on the first day following the immediately  preceding  accrual period (or in the case of the first such period,  begins on the Closing Date), a calculation  will be made of the portion of the original issue discount that accrued during the accrual  period.  The portion of original  issue  discount that accrues in any accrual  period will equal the excess,  if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the  distributions  remaining to be made on the REMIC Regular  Certificate,  if any, in future periods and (b) the  distributions  made on the REMIC Regular  Certificate  during the accrual period of amounts included in the stated redemption price,  over (2) the adjusted issue price of the REMIC Regular  Certificate at the beginning of the accrual period.  The present value of the remaining  distributions  referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC  Regular  Certificate  will be received  in future  periods  based on the  mortgage  loans being  prepaid at a rate equal to the
Prepayment  Assumption,  (2) using a discount rate equal to the original yield to maturity of the  certificate and (3) taking into account events (including actual  prepayments) that have occurred before the close of the accrual period.  For these purposes,  the original yield to maturity of the certificate  will be calculated  based on its issue price and assuming that  distributions  on the certificate  will be made in all accrual  periods based on the mortgage  loans being prepaid at a rate equal to the Prepayment  Assumption.  The adjusted issue price of a REMIC Regular  Certificate at the beginning of any accrual period will equal the issue price of the  certificate,  increased by the aggregate  amount of original issue discount that accrued with respect to the  certificate  in prior accrual  periods,  and reduced by the amount of any  distributions  made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount  accruing during any accrual period,  computed as described  above,  will be allocated  ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent  purchaser of a REMIC Regular  Certificate  that purchases a certificate  that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost  attributable  to accrued  qualified  stated  interest) less than its remaining  stated  redemption  price will also be required to include in gross income the daily  portions of any original  issue  discount with respect to the  certificate.  However,  each such daily portion will be reduced,  if the cost of the  certificate is in excess of its
"adjusted  issue price," in proportion to the ratio the excess bears to the aggregate  original issue discount  remaining to be accrued on the REMIC  Regular  Certificate.  The  adjusted  issue  price of a REMIC  Regular  Certificate  on any given day equals the sum of (1) the adjusted  issue price (or, in the case of the first accrual  period,  the issue price) of the  certificate at the beginning of the accrual period which  includes  that day and (2) the daily  portions of original  issue  discount for all days during the accrual  period prior to that day.

         Market Discount. A certificateholder  that purchases a REMIC Regular Certificate at a market discount,  that is, in the case of a
REMIC Regular  Certificate  issued without original issue discount,  at a purchase price less than its remaining stated principal  amount, or in the case of a REMIC Regular  Certificate  issued with original  issue  discount,  at a purchase  price less than its adjusted  issue price will recognize gain upon receipt of each distribution  representing  stated  redemption price. In particular,  under Section 1276 of the Code such a certificateholder  generally will be required to allocate the portion of each distribution  representing stated redemption price  first to  accrued  market  discount  not  previously  included  in income,  and to  recognize  ordinary  income to that  extent.  A certificateholder  may elect to include market discount in income  currently as it accrues rather than including it on a deferred basis in accordance  with the foregoing.  If made, the election will apply to all market  discount  bonds acquired by the  certificateholder  on or after the first day of the first taxable year to which the election applies.  In addition,  the OID Regulations permit a certificateholder to elect to accrue all interest,  discount  (including de minimis market or original issue discount) in income,  and to amortize  premium, based on a constant yield method.  If such an election were made with respect to a REMIC Regular  Certificate  with market  discount,  the certificateholder  would be deemed to have made an election to include  currently market discount in income with respect to all other debt instruments  having  market  discount  that the  certificateholder  acquires  during  the  taxable  year of the  election  or  thereafter.
Similarly,  a  certificateholder  that made this election for a certificate  that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments  having  amortizable bond premium that the  certificateholder  owns or acquires.  See  "REMICS—Taxation  of Owners of REMIC Regular  Certificates—Premium"  below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.

         However,  market  discount  with  respect to a REMIC  Regular  Certificate  will be  considered  to be de minimis for purposes of
Section  1276 of the Code if the  market  discount  is less than  0.25% of the  remaining  stated  redemption  price of the REMIC  Regular
Certificate  multiplied by the number of complete years to maturity  remaining  after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations  payable in  installments,  the OID Regulations  refer to the weighted average maturity of  obligations,  and it is likely that the same rule will be applied with  respect to market  discount,  presumably  taking into account the  Prepayment  Assumption.  If market  discount is treated as de minimis  under this rule,  it appears that the actual  discount would be treated in a manner similar to original issue discount of a de minimis amount.  See  "REMICS—Taxation  of Owners of REMIC Regular
Certificates—Original  Issue  Discount"  above.  This  treatment  would result in discount  being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section  1276(b)(3) of the Code specifically  authorizes the Treasury  Department to issue  regulations  providing for the method for accruing market discount on debt  instruments,  the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury  Department,  the rules  described in the Committee  Report  apply.  The Committee  Report  indicates  that in each accrual period market discount on REMIC Regular  Certificates  should accrue,  at the  certificateholder's  option:  (1) on the basis of a constant yield method,  (2) in the case of a REMIC Regular  Certificate  issued without  original issue discount,  in an amount that bears the same ratio to the total  remaining  market  discount as the stated  interest  paid in the accrual  period bears to the total amount of stated interest  remaining to be paid on the REMIC Regular  Certificate as of the beginning of the accrual period, or (3) in the case of a
REMIC Regular  Certificate  issued with original  issue  discount,  in an amount that bears the same ratio to the total  remaining  market discount as the original  issue discount  accrued in the accrual period bears to the total original issue discount  remaining on the REMIC
Regular  Certificate at the beginning of the accrual  period.  Moreover,  the  Prepayment  Assumption  used in calculating  the accrual of original  issue  discount  is also used in  calculating  the  accrual of market  discount.  Because  the  regulations  referred to in this paragraph  have not been issued,  it is not possible to predict what effect these  regulations  might have on the tax treatment of a REMIC
Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular  Certificates  provide for monthly or other periodic  distributions  throughout  their term, the effect of these rules may be to require  market  discount to be includible in income at a rate that is not  significantly  slower than the rate at which  the  discount  would  accrue if it were  original  issue  discount.  Moreover,  in any  event a holder  of a REMIC  Regular
Certificate  generally will be required to treat a portion of any gain on the sale or exchange of the  certificate  as ordinary  income to the extent of the  market  discount  accrued to the date of  disposition  under one of the  foregoing  methods,  less any  accrued  market discount previously reported as ordinary income.

         Further,  under  Section  1277 of the Code a holder of a REMIC  Regular  Certificate  may be  required  to defer a portion of its interest  deductions  for the taxable year  attributable  to any  indebtedness  incurred or continued to purchase or carry a REMIC Regular
Certificate  purchased  with market  discount.  For these  purposes,  the de minimis rule  referred to above  applies.  Any such  deferred interest  expense  would not exceed the market  discount that accrues  during the taxable year and is, in general,  allowed as a deduction not later than the year in which the market  discount is includible in income.  If a holder  elects to include  market  discount in income currently  as it accrues on all market  discount  instruments  acquired by the holder in that  taxable  year or  thereafter,  the interest deferral rule described above will not apply.

         Premium.  A REMIC Regular  Certificate  purchased at a cost (excluding any portion of the cost  attributable to accrued qualified stated  interest)  greater than its remaining  stated  redemption  price will be considered to be purchased at a premium.  The holder of a
REMIC Regular  Certificate  may elect under Section 171 of the Code to amortize the premium under the constant  yield method over the life of the  certificate.  If made, the election will apply to all debt  instruments  having  amortizable  bond premium that the holder owns or subsequently  acquires.  Amortizable  premium will be treated as an offset to interest income on the related debt instrument,  rather than as a separate  interest  deduction.  The OID Regulations  also permit  certificateholders  to elect to include all interest,  discount and premium in income  based on a constant  yield  method,  further  treating  the  certificateholder  as having made the election to amortize premium generally. See "REMICS—Taxation of Owners of REMIC Regular  Certificates—Market  Discount" above. The Committee Report states that the same rules that apply to accrual of market  discount  (which  rules will  require use of a Prepayment  Assumption  in accruing  market discount with respect to REMIC Regular  Certificates  without regard to whether the  certificates  have original issue discount) will also apply in  amortizing  bond premium  under  Section 171 of the Code.  The use of an  assumption  that there will be no  prepayments  may be required.

         Realized  Losses.  Under Section 166 of the Code,  both corporate  holders of the REMIC Regular  Certificates  and  non-corporate holders of the REMIC  Regular  Certificates  that acquire the  certificates  in connection  with a trade or business  should be allowed to deduct, as ordinary losses,  any losses sustained during a taxable year in which their certificates  become wholly or partially  worthless as the result of one or more  realized  losses on the  mortgage  loans.  However,  it appears  that a  non-corporate  holder that does not acquire a REMIC  Regular  Certificate  in  connection  with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's  certificate  becomes wholly  worthless  (i.e.,  until its outstanding  principal  balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular  Certificate  will be required to accrue  interest and original issue discount with respect to the certificate,  without giving effect to any reductions in distributions  attributable to defaults or delinquencies on the mortgage loans or the certificate  underlying the REMIC  Certificates,  as the case may be, until it can be established  that the reduction  ultimately will not be recoverable.  As a result,  the amount of taxable income reported in any period by the holder of a REMIC Regular  Certificate could exceed the amount of economic income actually  realized by that holder in the period.  Although the holder of a REMIC Regular  Certificate eventually  will recognize a loss or reduction in income  attributable  to previously  accrued and included income that as the result of a realized loss  ultimately  will not be realized,  the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General.  Although  a REMIC is a  separate  entity  for  federal  income  tax  purposes,  a REMIC  generally  is not  subject  to entity-level  taxation,  except with regard to prohibited  transactions and some other  transactions.  See  "—Prohibited  Transactions and
Other Possible  REMIC Taxes" below.  Rather,  the taxable  income or net loss of a REMIC is generally  taken into account by the holder of the REMIC Residual  Certificates.  Accordingly,  the REMIC Residual  Certificates  will be subject to tax rules that differ  significantly from those that would  apply if the REMIC  Residual  Certificates  were  treated  for  federal  income tax  purposes  as direct  ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC  Residual  Certificate  generally  will be  required to report its daily  portion of the  taxable  income or, subject to the  limitations  noted in this  discussion,  the net loss of the REMIC for each day during a calendar  quarter that the holder owned the REMIC Residual  Certificate.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year"  convention  unless otherwise  disclosed in the related  prospectus  supplement.  The daily amounts so allocated  will then be allocated  among the REMIC Residual  Certificateholders  in proportion  to their  respective  ownership  interests  on that day.  Any amount  included in the gross income or allowed as a loss of any
REMIC Residual  Certificateholder  by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be  determined  under  the rules  described  below in  "Taxable  Income  of the  REMIC"  and will be  taxable  to the REMIC  Residual
Certificateholders  without  regard to the  timing or amount of cash  distributions  by the  REMIC.  Ordinary  income  derived  from REMIC
Residual  Certificates  will be "portfolio  income" for purposes of the taxation of taxpayers  subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual  Certificate  that purchased the certificate  from a prior holder of that  certificate  also will be required to report on its  federal  income tax return  amounts  representing  its daily  share of the taxable  income (or net loss) of the
REMIC for each day that it holds the REMIC Residual  Certificate.  Those daily amounts  generally will equal the amounts of taxable income or net loss determined as described above.  The Committee  Report  indicates that some  modifications of the general rules may be made, by regulations,  legislation or otherwise to reduce (or increase) the income of a REMIC Residual  Certificateholder  that purchased the REMIC
Residual  Certificate  from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below)
the REMIC Residual  Certificate would have had in the hands of an original holder of the certificate.  The REMIC Regulations,  however, do not provide for any such modifications.

         Any payments  received by a holder of a REMIC  Residual  Certificate  in connection  with the  acquisition  of the REMIC Residual
Certificate  will be taken into  account in  determining  the income of the holder for federal  income tax  purposes.  Although it appears likely that any of these payments  would be includible in income  immediately  upon its receipt,  the IRS might assert that these payments should be  included  in income  over time  according  to an  amortization  schedule  or  according  to some other  method.  Because of the uncertainty  concerning  the treatment of these  payments,  holders of REMIC  Residual  Certificates  are  encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC  Residual  Certificateholders  will be required to report (or the tax  liability  associated  with the income) may exceed the amount of cash distributions  received from the REMIC for the corresponding  period.  Consequently,  REMIC Residual
Certificateholders  should have other sources of funds  sufficient to pay any federal  income taxes due as a result of their  ownership of
REMIC  Residual  Certificates  or  unrelated  deductions  against  which  income may be offset,  subject to the rules  relating to "excess inclusions" and "noneconomic"  residual  interests  discussed below. The fact that the tax liability  associated with the income allocated to REMIC  Residual  Certificateholders  may  exceed the cash  distributions  received  by the REMIC  Residual  Certificateholders  for the
corresponding period may significantly  adversely affect the REMIC Residual  Certificateholders'  after-tax rate of return. This disparity between income and  distributions  may not be offset by  corresponding  losses or reductions of income  attributable to the REMIC Residual
Certificateholder  until  subsequent tax years and, then, may not be completely  offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable  Income of the REMIC.  The taxable  income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness  income due to the allocation of realized losses to REMIC Regular  Certificates,  less the deductions  allowed to the REMIC for interest  (including  original  issue discount and reduced by any income from premium on issuance) on the REMIC Regular  Certificates (and any other class of REMIC Certificates  constituting  "regular  interests" in the REMIC not offered by the  prospectus),  amortization  of any premium on the mortgage  loans,  bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining  its taxable  income,  the REMIC will have an initial  aggregate basis in its assets equal to the sum of the issue prices of all REMIC  Certificates  (or, if a class of REMIC  Certificates is not sold  initially,  their fair market values).
The aggregate  basis will be allocated  among the mortgage loans and the other assets of the REMIC in proportion to their  respective fair market values.  The issue price of any offered REMIC  Certificates  will be determined in the manner  described above under  "—Taxation of
Owners of REMIC  Regular  Certificates—Original  Issue  Discount."  The issue price of a REMIC  Certificate  received  in exchange  for an interest in the  mortgage  loans or other  property  will equal the fair market  value of the  interests  in the  mortgage  loans or other property.  Accordingly,  if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the  interests  in order to  determine  the basis of the REMIC in the mortgage  loans and other property held by the REMIC.

         Subject to possible  application  of the de minimis rules,  the method of accrual by the REMIC of original issue discount  income and market  discount  income with respect to mortgage  loans that it holds will be  equivalent to the method for accruing  original  issue discount  income for holders of REMIC Regular  Certificates  (that is, under the constant  yield method taking into account the Prepayment
Assumption).  However,  a REMIC that acquires  loans at a market  discount  must include the market  discount in income  currently,  as it accrues, on a constant yield basis. See "—Taxation of Owners of REMIC Regular  Certificates"  above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been  acquired  with  discount (or premium) to the extent that the REMIC's basis  therein, determined as described in the preceding  paragraph,  is less than (or greater than) its stated  redemption  price. Any such discount will be  includible  in the income of the REMIC as it accrues,  in advance of receipt of the cash  attributable  to the income,  under a method similar to the method  described  above for accruing  original issue discount on the REMIC Regular  Certificates.  It is anticipated  that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage  loans.  Premium on any mortgage loan to which the election  applies may be amortized under a constant yield method,  presumably  taking into account a Prepayment  Assumption.  Further, such an election  would not apply to any mortgage loan  originated on or before  September 27, 1985.  Instead,  premium on such a mortgage loan should be allocated  among the principal  payments  thereon and be deductible by the REMIC as those  payments  become due or upon the prepayment of the mortgage loan.

         A REMIC  will be  allowed  deductions  for  interest  (including  original  issue  discount)  on the REMIC  Regular  Certificates
(including any other class of REMIC Certificates  constituting  "regular  interests" in the REMIC not offered by this prospectus) equal to the  deductions  that would be allowed if the REMIC Regular  Certificates  (including any other class of REMIC  Certificates  constituting
"regular  interests"  in the REMIC not offered by this  prospectus)  were  indebtedness  of the REMIC.  Original  issue  discount  will be considered  to accrue for this  purpose as  described  above  under  "—Taxation  of Owners of REMIC  Regular  certificates—Original  Issue
Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular  Certificates  (including any other class of REMIC  Certificates  constituting  "regular  interests" in the REMIC not offered by this prospectus)  described  therein will not apply.

         If a class of REMIC Regular  Certificates  is issued with Issue Premium,  the net amount of interest  deductions that are allowed the REMIC in each  taxable  year with respect to the REMIC  Regular  Certificates  of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year.  Although the matter is not entirely  clear, it is likely that Issue  Premium  would be  amortized  under a constant  yield method in a manner  analogous to the method of accruing  original issue discount described above under "—Taxation of Owners of REMIC Regular certificates—Original Issue Discount."

         As a general  rule,  the  taxable  income of a REMIC will be  determined  in the same  manner as if the REMIC were an  individual having the  calendar  year as its taxable year and using the accrual  method of  accounting.  However,  no item of income,  gain,  loss or deduction allocable to a prohibited  transaction will betaken into account. See "—Prohibited  Transactions and Other Possible REMIC Taxes"
below.  Further, the limitation on miscellaneous  itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions  only to the extent they exceed in the aggregate two percent of the  taxpayer's  adjusted  gross income) will not be applied at the  REMIC  level so that the  REMIC  will be  allowed  deductions  for  servicing,  administrative  and other  non-interest  expenses  in determining its taxable income.  All such expenses will be allocated as a separate item to the holders of REMIC  Certificates,  subject to the limitation of Section 67 of the Code. See "—Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions"  below. If the deductions allowed to the REMIC  exceed its gross  income for a calendar  quarter,  the excess  will be the net loss for the REMIC for that  calendar quarter.

         Basis Rules, Net Losses and  Distributions.  The adjusted basis of a REMIC Residual  Certificate will be equal to the amount paid for the REMIC Residual  Certificate,  increased by amounts  included in the income of the REMIC Residual  Certificateholder  and decreased
(but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual  Certificateholder  is not allowed to take into account any net loss for any calendar  quarter to the extent the net loss exceeds the REMIC Residual  Certificateholder's  adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter  (determined  without  regard to the net loss).  Any loss that is not  currently  deductible by reason of this  limitation  may be carried forward  indefinitely to future calendar quarters and, subject to the same limitation,  may be used only to offset income from the
REMIC  Residual  Certificate.  The  ability of REMIC  Residual  Certificateholders  to deduct  net  losses  may be  subject to  additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any  distribution  on a REMIC Residual  Certificate  will be treated as a nontaxable  return of capital to the extent it does not exceed the holder's  adjusted  basis in the REMIC Residual  Certificate.  To the extent a  distribution  on a REMIC  Residual  Certificate exceeds  the  adjusted  basis,  it will be  treated as gain from the sale of the REMIC  Residual  Certificate.  Holders of REMIC  Residual
Certificates  may be entitled to  distributions  early in the term of the related  REMIC under  circumstances  in which their bases in the
REMIC Residual  Certificates  will not be  sufficiently  large that the  distributions  will be treated as nontaxable  returns of capital.
Their bases in the REMIC Residual  Certificates  will  initially  equal the amount paid for the REMIC  Residual  Certificates  and will be increased by their  allocable  shares of taxable income of the REMIC.  However,  these bases  increases may not occur until the end of the calendar  quarter,  or perhaps the end of the  calendar  year,  with respect to which the REMIC  taxable  income is allocated to the REMIC
Residual  Certificateholders.  To the extent the REMIC Residual  Certificateholders'  initial bases are less than the distributions to the
REMIC Residual  Certificateholders,  and increases in initial bases either occur after the  distributions  or (together with their initial bases)  are less than the  amount of the  distributions,  gain  will be  recognized  to the  REMIC  Residual  Certificateholders  on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The  effect  of  these  rules  is that a REMIC  Residual  Certificateholder  may  not  amortize  its  basis  in a REMIC  Residual
Certificate,  but may only recover its basis through distributions,  through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual  Certificate.  See "—Sales of REMIC Certificates"  below. For a discussion of possible  modifications of these rules that may require  adjustments to income of a holder of a REMIC Residual  Certificate other than an original holder in order to reflect any difference  between the cost of the REMIC Residual  Certificate to the REMIC Residual  Certificateholder  and the adjusted basis the REMIC
Residual  Certificate  would have in the hands of an original  holder,  see "—Taxation of Owners of REMIC  Residual  Certificates—General"
above.

         Excess  Inclusions.  Any "excess  inclusions" with respect to a REMIC Residual  Certificate will be subject to federal income tax in all events.  In general,  the "excess  inclusions"  with respect to a REMIC Residual  Certificate for any calendar  quarter will be the excess,  if any, of (1) the daily portions of REMIC taxable income  allocable to the REMIC  Residual  Certificate  over (2) the sum of the
"daily  accruals" (as defined  below) for each day during the quarter that the REMIC Residual  Certificate  was held by the REMIC Residual
Certificateholder.  The daily  accruals of a REMIC  Residual  Certificateholder  will be  determined  by  allocating  to each day during a calendar  quarter its ratable portion of the product of the "adjusted  issue price" of the REMIC Residual  Certificate at the beginning of the calendar  quarter and 120% of the "long-term  Federal rate" in effect on the Closing Date. For this purpose,  the adjusted issue price of a REMIC  Residual  Certificate  as of the  beginning  of any calendar  quarter  will be equal to the issue price of the REMIC  Residual
Certificate,  increased by the sum of the daily accruals for all prior  quarters and decreased  (but not below zero) by any  distributions made with  respect  to the REMIC  Residual  Certificate  before  the  beginning  of that  quarter.  The  issue  price of a REMIC  Residual
Certificate is the initial  offering price to the public  (excluding  bond houses and brokers) at which a substantial  amount of the REMIC
Residual  Certificates  were sold. The "long-term  Federal rate" is an average of current yields on Treasury  securities  with a remaining term of greater than nine years,  computed and  published  monthly by the IRS.  Although it has not done so, the Treasury has authority to issue  regulations  that would treat the entire amount of income  accruing on a REMIC Residual  Certificate as an excess  inclusion if the
REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders,  an excess inclusion (1) will not be permitted to be offset by deductions,  losses or loss carryovers from other activities,  (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt  organization and
(3) will not be eligible for any rate  reduction  or  exemption  under any  applicable  tax treaty with  respect to the 30% United  States withholding  tax imposed on  distributions  to REMIC Residual  Certificateholders  that are foreign  investors.  See,  however,  "—Foreign investors in REMIC Certificates," below.

         Furthermore,  for  purposes  of the  alternative  minimum  tax,  excess  inclusions  will not be  permitted  to be  offset by the alternative  tax net  operating  loss  deduction  and  alternative  minimum  taxable  income  may not be less than the  taxpayer's  excess inclusions.  The latter rule has the effect of preventing  nonrefundable  tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual  Certificates  held by a real estate  investment  trust, the aggregate  excess  inclusions with respect to the REMIC Residual  Certificates,  reduced (but not below zero) by the real estate  investment trust taxable income (within the meaning of Section  857(b)(2) of the Code,  excluding any net capital  gain),  will be allocated  among the  shareholders  of the trust in proportion  to the  dividends  received  by the  shareholders  from the trust,  and any amount so  allocated  will be treated as an excess inclusion  with respect to a REMIC Residual  Certificate as if held directly by the  shareholder.  Treasury  regulations  yet to be issued could apply a similar rule to regulated  investment  companies,  common trust funds and cooperatives;  the REMIC Regulations  currently do not address this subject.

         Noneconomic REMIC Residual  Certificates.  Under the REMIC Regulations,  transfers of "noneconomic"  REMIC Residual  Certificates will be disregarded  for all federal income tax purposes if "a significant  purpose of the transfer was to enable the transferor to impede the  assessment or collection of tax." If the transfer is  disregarded,  the purported  transferor  will continue to remain liable for any taxes due with  respect  to the income on the  "noneconomic"  REMIC  Residual  Certificate.  The REMIC  Regulations  provide  that a REMIC
Residual  Certificate is  non-economic  unless,  based on the Prepayment  Assumption and on any required or permitted  clean up calls,  or required  liquidation  provided for in the REMIC's  organizational  documents,  (1) the present value of the expected future distributions
(discounted  using the  "applicable  Federal  rate" for  obligations  whose  term ends on the close of the last  quarter  in which  excess inclusions  are expected to accrue with respect to the REMIC  Residual  Certificate,  which rate is computed and published  monthly by the
IRS) on the REMIC Residual  Certificate equals at least the present value of the expected tax on the anticipated  excess  inclusions,  and
(2) the transferor  reasonably expects that the transferee will receive  distributions  with respect to the REMIC Residual  Certificate at or after the time the  taxes  accrue on the  anticipated  excess  inclusions  in an  amount  sufficient  to  satisfy  the  accrued  taxes.
Accordingly,  all  transfers  of REMIC  Residual  Certificates  that may  constitute  noneconomic  residual  interests  will be subject to restrictions  under the terms of the related  pooling and  servicing  agreement  that are intended to reduce the  possibility  of any such transfer  being  disregarded.  These  restrictions  will require  each party to a transfer to provide an affidavit  that no purpose of the transfer is to impede the assessment or collection of tax,  including  representations  as to the financial  condition of the  prospective transferee,  as to which the  transferor  is also  required to make a reasonable  investigation  to determine  the  transferee's  historic payment of its debts and ability to continue to pay its debts as they come due in the future.  The IRS has issued final REMIC  regulations that add to the  conditions  necessary to assure that a transfer of a noneconomic  residual  interest  would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent that it will not cause the income "to be attributable to a foreign  permanent  establishment or fixed base (within the meaning of an applicable income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present value basis than the present value of the net tax detriment  attributable  to holding the residual  interest  reduced by the present value of the projected payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation with specified large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and  circumstances  known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual  interest will not be paid, with an unreasonably low cost for the transfer  specifically  mentioned as negating  eligibility.  The  regulations  generally  apply to transfers of residual  interests  occurring on or after February 4, 2000.
Prior to purchasing a REMIC Residual  Certificate,  prospective  purchasers are  encouraged to consider the  possibility  that a purported transfer of the REMIC Residual  Certificate  by such a purchaser to another  purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related  prospectus  supplement will disclose  whether offered REMIC Residual  Certificates  may be considered  "noneconomic"
residual  interests under the REMIC  Regulations;  provided,  however,  that any disclosure that a REMIC Residual  Certificate will not be considered  "noneconomic" will be based upon assumptions,  and the depositor will make no representation that a REMIC Residual Certificate will not be considered  "noneconomic"  for purposes of the  above-described  rules.  See "—Foreign  Investors in REMIC  Certificates—REMIC
Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the IRS issued final  regulations  relating to the federal income tax treatment of "inducement fees" received by transferees of noneconomic  REMIC  residual  interests.  The  regulations  provide tax accounting  rules for the inclusion of such fees in income over an appropriate  period,  and clarify that inducement fees represent income from sources within the United States.  These rules apply to  taxable  years  ending on or after May 11,  2004.  On the same date,  the IRS  issued  administrative  guidance  addressing  the procedures  by which  transferees  of such REMIC  residual  interests  may obtain  consent  to change the method of  accounting  for REMIC inducement  fee income to one of the methods  provided in the  regulations.  Prospective  purchasers of REMIC  Residual  Certificates  are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market  Rules.  In general,  all  securities  owned by a dealer,  except to the extent  that the dealer has  specifically identified a security as held for  investment,  must be marked to market in accordance  with the applicable Code provision and the related regulations.  However,  the IRS has issued  regulations  which  provide  that for  purposes of this  mark-to-market  requirement,  a REMIC
Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual  Certificates.  The applicable Treasury regulations  indicate,  however, that in the case of a REMIC that is similar to a single class  grantor  trust,  all or a portion of these fees and expenses  should be allocated to the holders of the related REMIC Regular Certificates.  Except as stated in the related prospectus  supplement,  these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC  Residual  Certificates  or REMIC Regular  Certificates  the holders of which receive an allocation of fees and expenses in accordance  with the preceding  discussion,  if any holder thereof is an individual,  estate or trust,  or a "pass-through entity"  beneficially owned by one or more individuals,  estates or trusts,  (1) an amount equal to the individual's,  estate's or trust's share of the fees and expenses  will be added to the gross  income of the holder and (2) the  individual's,  estate's or trust's  share of the fees and expenses will be treated as a  miscellaneous  itemized  deduction  allowable  subject to the  limitation of Section 67 of the
Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's  adjusted gross income.  In addition,  Section 68 of the Code provides that the amount of itemized  deductions  otherwise  allowable for an individual  whose adjusted gross income exceeds a specified  amount will be reduced by the lesser of (1) 3% of the excess of the  individual's  adjusted gross income over the amount or (2) 80% of the amount of itemized  deductions  otherwise  allowable  for the  taxable  year.  The amount of  additional taxable income reportable by REMIC  Certificateholders  that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.  Furthermore,  in determining the alternative  minimum taxable income of such a holder of a REMIC  Certificate that is an  individual,  estate or trust,  or a  "pass-through  entity"  beneficially  owned by one or more  individuals,  estates or  trusts,  no deduction will be allowed for the holder's allocable portion of servicing fees and other  miscellaneous  itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other  deductions  will be included in the holder's  gross income.  Accordingly, these REMIC Certificates may not be appropriate  investments for individuals,  estates, or trusts, or pass-through  entities  beneficially owned by one or more  individuals,  estates or trusts.  Prospective  investors are  encouraged to consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates.  If a REMIC Certificate is sold, the selling  Certificateholder will recognize gain or loss equal to the  difference  between the amount  realized on the sale and its adjusted basis in the REMIC  Certificate.  The adjusted basis of a REMIC
Regular  Certificate  generally  will  equal the cost of the REMIC  Regular  Certificate  to the  certificateholder,  increased  by income reported by the  certificateholder  with respect to the REMIC Regular  Certificate  (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate  received by the  certificateholder  and by any amortized  premium.  The adjusted  basis of a REMIC Residual  Certificate  will be determined as described  under  "—Taxation of Owners of
REMIC Residual  Certificates—Basis  Rules,  Net Losses and  Distributions"  in this  prospectus.  Except as provided in the following four paragraphs,  any such gain or loss will be capital gain or loss,  provided the REMIC  Certificate  is held as a capital asset  (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC  Regular  Certificate  that might  otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the excess,  if any, of (1) the amount that would have been  includible  in the  seller's  income with respect to the REMIC Regular  Certificate  assuming  that income had accrued  thereon at a rate equal to 110% of the  "applicable  Federal rate"  (generally,  a rate based on an average  of current  yields on  Treasury  securities  having a maturity  comparable  to that of the certificate  based on the application of the Prepayment  Assumption  applicable to the  certificate,  which rate is computed and published monthly by the IRS),  determined  as of the date of  purchase of the REMIC  Regular  Certificate,  over (2) the amount of ordinary  income actually  includible in the seller's income prior to the sale. In addition,  gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular  Certificate at a market  discount will be taxable as ordinary  income in an amount not exceeding the portion of the discount that accrued during the period the REMIC  Certificate  was held by the holder,  reduced by any market discount included  in  income  under the  rules  described  above  under  "—Taxation  of  Owners  of REMIC  Regular  Certificates—Market  Discount"
and"—Premium."

         REMIC  Certificates  will be "evidences  of  indebtedness"  within the meaning of Section  582(c)(1) of the Code, so that gain or loss  recognized  from the sale of a REMIC  Certificate  by a bank or thrift  institution  to which this section  applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC  Regular  Certificate  that  might  otherwise  be  capital  gain may be treated as ordinary  income to the extent that the  certificate is held as part of a "conversion  transaction"  within the meaning of Section 1258 of the Code.  A  conversion  transaction  generally  is one in which the  taxpayer  has taken two or more  positions  in the same or  similar property that reduce or eliminate  market risk, if  substantially  all of the taxpayer's  return is  attributable to the time value of the taxpayer's  net investment in the  transaction.  The amount of gain so realized in a conversion  transaction  that is  recharacterized  as ordinary  income  generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate  "applicable  Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion  transaction,  subject to  appropriate  reduction  for prior  inclusion  of interest and other  ordinary  income items from the transaction.

         Finally,  a taxpayer may elect to have net capital gain taxed at ordinary  income rates rather than capital  gains rates in order to include the net capital gain in total net  investment  income for the taxable year,  for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.
         Except as may be provided in Treasury  regulations  yet to be issued,  if the seller of a REMIC Residual  Certificate  reacquires the REMIC Residual  Certificate,  or acquires any other residual  interest in a REMIC or any similar interest in a "taxable mortgage pool"
(as defined in Section 7701(i) of the Code) during the period  beginning six months before,  and ending six months after,  the date of the sale,  such sale will be subject to the "wash  sale" rules of Section  1091 of the Code.  In that  event,  any loss  realized by the REMIC
Residual  Certificateholder  on the sale will not be  deductible,  but  instead  will be added to the REMIC  Residual  Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC  Residual  Certificate  in excess of a threshold  amount  (which amount could need to be aggregated with  similar or previous  losses) may require  disclosure  of such loss on an IRS Form 8886.  Investors  are  encouraged  to consult with their tax advisors as to the need to file such form.

         Prohibited  Transactions  and Other  Possible  REMIC Taxes.  In the event a REMIC engages in a prohibited  transaction,  the Code imposes a 100% tax on the income derived by the REMIC from the prohibited  transaction.  In general,  subject to specified  exceptions,  a prohibited  transaction  means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted  investments,  the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary  investment  pending  distribution on the REMIC  Certificates.  It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition,  a  contribution  to a REMIC made after the day on which the REMIC issues all of its  interests  could result in the imposition  on the REMIC of a tax equal to 100% of the value of the  contributed  property.  Each  pooling and  servicing  agreement  will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs  also are  subject  to federal  income tax at the  highest  corporate  rate on "net  income  from  foreclosure  property,"
determined by reference to the rules applicable to real estate investment trusts.  "Net income from foreclosure  property" generally means gain from the sale of a foreclosure  property that is inventory property and gross income from foreclosure  property other than qualifying rents and other  qualifying  income for a real estate  investment  trust. It is not anticipated  that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent  permitted  by then  applicable  laws,  any tax  resulting  from a prohibited  transaction,  tax  resulting  from a contribution  made after the Closing Date,  tax on "net income from  foreclosure  property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related  master  servicer or trustee in either case out of its own funds,  provided  that the master servicer or the trustee,  as the case may be, has sufficient  assets to do so, and provided  further that the tax arises out of a breach of the master  servicer's or the trustee's  obligations,  as the case may be, under the related  pooling and servicing  agreement and in respect of compliance with applicable  laws and  regulations.  Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual  Certificates to Certain  Organizations.  If a REMIC Residual  Certificate is
transferred  to a  "disqualified  organization"  (as  defined  below),  a tax would be  imposed in an amount  (determined  under the REMIC
Regulations)  equal to the product of (1) the present value  (discounted  using the "applicable  Federal rate" for obligations  whose term ends on the close of the last quarter in which excess  inclusions are expected to accrue with respect to the REMIC  Residual  Certificate, which rate is computed and published  monthly by the IRS) of the total  anticipated  excess  inclusions with respect to the REMIC Residual
Certificate  for periods  after the  transfer  and (2) the highest  marginal  federal  income tax rate  applicable  to  corporations.  The anticipated  excess  inclusions must be determined as of the date that the REMIC Residual  Certificate is transferred and must be based on events that have  occurred up to the time of the  transfer,  the  Prepayment  Assumption  and any required or permitted  clean up calls or required  liquidation  provided for in the REMIC's  organizational  documents.  Such a tax generally would be imposed on the transferor of the REMIC  Residual  Certificate,  except  that where the  transfer  is through an agent for a  disqualified  organization,  the tax would instead be imposed on the agent.  However,  a  transferor  of a REMIC  Residual  Certificate  would in no event be liable for the tax with respect to a transfer if the transferee  furnishes to the  transferor an affidavit that the transferee is not a disqualified  organization and, as of the time of the transfer,  the transferor does not have actual knowledge that the affidavit is false.  Moreover, an entity will not qualify as a REMIC  unless there are  reasonable  arrangements  designed to ensure that (1)  residual  interests in the entity are not held by  disqualified  organizations  and (2)  information  necessary for the  application of the tax described in this prospectus will be made  available.  Restrictions  on the  transfer  of REMIC  Residual  Certificates  and other  provisions  that are  intended to meet this requirement  will be included in the pooling and  servicing  agreement,  and will be  discussed  more fully in any  prospectus  supplement relating to the offering of any REMIC Residual Certificate.

         In  addition,  if a  "pass-through  entity" (as defined  below)  includes in income  excess  inclusions  with  respect to a REMIC
Residual  Certificate,  and a disqualified  organization is the record holder of an interest in the entity,  then a tax will be imposed on the entity  equal to the product of (1) the amount of excess  inclusions  on the REMIC  Residual  Certificate  that are  allocable  to the interest in the  pass-through  entity held by the  disqualified  organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass-through  entity will not be subject to this tax for any period,  however, if each record holder of an interest in the pass-through  entity  furnishes to the pass-through  entity (1) the holder's social security number and a statement under penalties of perjury that the social security  number is that of the  recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified  organization.  For taxable years beginning after December 31,1997,  notwithstanding the preceding two sentences, in the case of a REMIC Residual  Certificate held by an "electing large  partnership,"  all interests in the partnership  shall be treated as held by disqualified  organizations  (without regard to whether the record holders of the partnership furnish statements  described in the preceding  sentence)  and the amount that is subject to tax under the second  preceding  sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

1.       the United States, any State or political  subdivision thereof, any foreign government,  any international  organization,  or any agency or  instrumentality  of the foregoing (but would not include  instrumentalities  described in Section  168(h)(2)(D)  of the Code or
Freddie Mac),

2.       any organization  (other than a cooperative  described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

3.       any organization described in Section 1381(a)(2)(C) of the Code, or

4.       an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a "pass-through  entity" means any regulated investment company,  real estate investment trust, trust,  partnership or certain other entities  described in Section  860E(e)(6) of the Code. In addition,  a person holding an interest in a pass-through  entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination.  A REMIC will terminate  immediately after the distribution date following receipt by the REMIC of the final payment in  respect  of the  mortgage  loans or upon a sale of the  REMIC's  assets  following  the  adoption  by the REMIC of a plan of  complete liquidation.  The last  distribution on a REMIC Regular  Certificate will be treated as a payment in retirement of a debt  instrument.  In the case of a REMIC Residual  Certificate,  if the last  distribution  on the REMIC  Residual  Certificate is less than the REMIC Residual
Certificateholder's  adjusted basis in the certificate,  the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters.  Solely for purposes of the administrative  provisions of the Code, the REMIC will be treated as a partnership  and REMIC  Residual  Certificateholders  will be treated as partners.  The REMIC  Administrator  (or other party described in the related  prospectus  supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably  appointed by the holders of the largest percentage  interest in the related
REMIC  Residual  Certificates  as their agent to perform all of the duties of the "tax  matters  person"  with respect to the REMIC in all respects or (2) will be  designated  as and will act as the "tax matters  person"  with  respect to the related  REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC  Administrator,  as the tax matters person or as agent for the tax matters person,  subject to notice  requirements and various  restrictions  and  limitations,  generally  will  have the  authority  to act on  behalf  of the  REMIC  and the  REMIC  Residual
Certificateholders  in connection with the  administrative and judicial review of items of income,  deduction,  gain or loss of the REMIC, as well as the  REMIC's  classification.  REMIC  Residual  Certificateholders  generally  will be  required  to report  these  REMIC items consistently with their treatment on the REMIC's tax return and may in some  circumstances be bound by a settlement  agreement between the
REMIC  Administrator,  as either tax matters  person or as agent for the tax matters  person,  and the IRS concerning any such REMIC item.
Adjustments made to the REMIC tax return may require a REMIC Residual  Certificateholder to make corresponding  adjustments on its return, and an audit of the REMIC's tax return,  or the  adjustments  resulting  from such an audit,  could result in an audit of a REMIC Residual
Certificateholder's  return.  Any person  that holds a REMIC  Residual  Certificate  as a nominee  for  another  person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest  income,  including any original issue  discount,  with respect to REMIC Regular  Certificates  is required annually,  and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent to individual  holders of REMIC  Regular  Interests  and the IRS;  holders  of REMIC  Regular  Certificates  that are  corporations,  trusts, securities  dealers and some other  non-individuals  will be provided  interest and original issue  discount  income  information  and the information set forth in the following  paragraph upon request in accordance  with the  requirements  of the applicable  regulations.  The information  must be provided by the later of 30 days after the end of the quarter for which the information  was requested,  or two weeks after the receipt of the request.  The REMIC must also comply with rules requiring a REMIC Regular  Certificate issued with original issue discount to disclose the  information to the IRS.  Reporting with respect to the REMIC Residual  Certificates,  including  income,  excess inclusions,  investment  expenses and relevant  information  regarding  qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As  applicable,  the REMIC Regular  Certificate  information  reports will include a statement of the adjusted issue price of the
REMIC  Regular  Certificate  at the  beginning  of each accrual  period.  In addition,  the reports will include  information  required by regulations with respect to computing the accrual of any market discount.  Because exact  computation of the accrual of market discount on a constant  yield  method  would  require  information  relating  to the  holder's  purchase  price that the REMIC may not have,  Treasury regulations  only require that  information  pertaining to the appropriate  proportionate  method of accruing market discount be provided.
See "REMICS—Taxation of Owners of REMIC Regular certificates—Market Discount" in this prospectus.

         The  responsibility  for complying with the foregoing  reporting  rules will be borne by the REMIC  Administrator  or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates.  Payments of interest and principal,  as well as payments of proceeds from the sale of REMIC  Certificates,  may be subject to the "backup  withholding  tax" under  Section  3406 of the Code if  recipients  of the payments  fail to furnish to the payor  certain  information,  including  their  taxpayer  identification  numbers,  or otherwise  fail to establish an exemption from the backup  withholding  tax. Any amounts  deducted and withheld from a distribution  to a recipient  would be allowed as a credit  against the  recipient's  federal  income tax.  Furthermore,  penalties  may be imposed by the IRS on a recipient  of payments that is required to supply information but that does not do so in the proper manner.

         Foreign  Investors  in REMIC  Certificates.  A REMIC  Regular  Certificateholder  that is not a United  States  person and is not subject to federal  income tax as a result of any direct or indirect  connection  to the United  States in addition to its  ownership of a
REMIC Regular  Certificate  will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC
Regular Certificate,  provided that the holder complies to the extent necessary with identification requirements,  including delivery of a statement,  signed by the  certificateholder  under  penalties of perjury,  certifying that the  certificateholder  is not a United States person and  providing  the name and address of the  certificateholder.  This  statement is  generally  made on IRS Form W-8BEN and must be updated whenever required  information has changed or within 3 calendar years after the statement is first delivered.  It is possible that the IRS may assert  that the  foregoing  tax  exemption  should not apply with  respect  to a REMIC  Regular  Certificate  held by a REMIC
Residual  Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual  Certificates.  If the holder does not qualify for exemption,  distributions of interest,  including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships,  estates and trusts,  and in certain  circumstances  certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition,  in certain  circumstances the foregoing rules will not apply to exempt a United States  shareholder of a controlled foreign corporation from taxation on the United States  shareholder's  allocable portion of the interest income received by the controlled foreign corporation.

         Further,  it appears that a REMIC Regular  Certificate  would not be included in the estate of a non- resident  alien  individual and would not be  subject  to United  States  estate  taxes.  However,  certificateholders  who are  non-resident  alien  individuals  are encouraged to consult their tax advisors concerning this question.

         Except as stated in the related  prospectus  supplement,  transfers of REMIC  Residual  Certificates  to  investors  that are not
United States persons will be prohibited under the related pooling and servicing agreement.

Notes

         On or prior to the date of the related  prospectus  supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP or Greenberg  Traurig LLP as counsel to the depositor,  or another law firm  identified  in the related  prospectus  supplement,  will  deliver  its opinion to the effect  that,  assuming  compliance  with all provisions of the  indenture,  owner trust  agreement and other related  documents,  for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity,  as created  pursuant to the terms and conditions of the owner trust  agreement,  will not be  characterized  as an association  (or publicly  traded  partnership)  taxable as a corporation or as a taxable  mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         Notes  held by a domestic  building  and loan  association  will not  constitute  "loans . . .  secured  by an  interest  in real property"  within the meaning of Code section  7701(a)(19)(C)(v);  notes held by a real estate  investment trust will not constitute "real estate  assets"  within the meaning of Code section  856(c)(4)(A),  and interest on notes will not be considered  "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes  generally  will be subject to the same rules of taxation as REMIC  Regular  Certificates  issued by a REMIC,  as described above,  except that (1) income  reportable on any notes issued  without  original  issue discount is not required to be reported under the accrual  method  unless the holder  otherwise  uses the accrual  method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular  Certificate  that does not exceed a specified  amount as ordinary income is  inapplicable  to the notes.  See
"REMICS—Taxation of Owners of REMIC Regular Certificates" and "—Sales of REMIC Certificates" in this prospectus.

Grantor Trust Funds

         Classification  of  Grantor  Trust  Funds.  On or prior to the date of the  related  prospectus  supplement  with  respect to the proposed  issuance of each series of Grantor Trust  Certificates,  any of Thacher Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP
or Greenberg Traurig LLP, as counsel to the depositor,  or another law firm identified in the related prospectus supplement,  will deliver its opinion  generally to the effect that,  assuming  compliance with all provisions of the related pooling and servicing  agreement,  the related  Grantor  Trust Fund will be  classified  as a grantor  trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor  Trust  Fractional  Interest  Certificates.  In the case of Grantor Trust  Fractional  Interest  Certificates,  except as disclosed  in the related  prospectus  supplement,  counsel to the  depositor  will deliver an opinion  that,  in general,  Grantor  Trust
Fractional  Interest  Certificates  will  represent  interests  in (1) "loans . . . secured by an  interest in real  property"  within the meaning of Section  7701(a)(19)(C)(v) of the Code; (2) "obligation[s]  (including any participation or Certificate of beneficial ownership therein) which [are]  principally  secured by an interest in real property" within the meaning of Section  860G(a)(3) of the Code; and (3)
"real estate  assets"  within the meaning of Section  856(c)(4)(A)  of the Code.  In addition,  counsel to the  depositor  will deliver an opinion that interest on Grantor Trust Fractional  Interest  Certificates  will to the same extent be considered  "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor  Trust Strip  Certificates.  Even if Grantor  Trust  Strip  Certificates  evidence  an  interest in a Grantor  Trust Fund consisting  of  mortgage  loans  that  are  "loans  . . .  secured  by an  interest  in real  property"  within  the  meaning  of  Section
7701(a)(19)(C)(v)  of the Code,  and "real estate  assets"  within the meaning of Section  856(c)(4)(A)  of the Code,  and the interest on which is "interest on obligations  secured by mortgages on real property"  within the meaning of Section  856(c)(3)(B)  of the Code, it is unclear  whether the Grantor  Trust  Strip  Certificates,  and the income  therefrom,  will be so  characterized.  However,  the  policies underlying  these  sections  (namely,  to  encourage  or require  investments  in mortgage  loans by thrift  institutions  and real estate investment trusts) may suggest that this  characterization is appropriate.  Counsel to the depositor will not deliver any opinion on these questions.  Prospective  purchasers to which the  characterization  of an investment in Grantor Trust Strip  Certificates  is material are encouraged to consult their tax advisors  regarding whether the Grantor Trust Strip  Certificates,  and the income  therefrom,  will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s]  (including any participation or Certificate of beneficial  ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation  of Owners of  Grantor  Trust  Fractional  Interest  Certificates.  Holders  of a  particular  series of  Grantor  Trust
Fractional  Interest  Certificates  generally  will be required to report on their  federal  income tax returns their shares of the entire income from the mortgage  loans  (including  amounts used to pay  reasonable  servicing  fees and other  expenses) and will be entitled to deduct their shares of any such reasonable  servicing fees and other  expenses.  Because of stripped  interests,  market or original issue discount,  or  premium,  the  amount  includible  in income on account  of a Grantor  Trust  Fractional  Interest  Certificate  may differ significantly  from the amount  distributable  thereon  representing  interest on the mortgage  loans.  Under  Section 67 of the Code,  an individual,  estate or trust holding a Grantor Trust Fractional Interest Certificate  directly or through some pass-through  entities will be  allowed  a  deduction  for the  reasonable  servicing  fees and  expenses  only to the  extent  that  the  aggregate  of the  holder's miscellaneous  itemized  deductions  exceeds two percent of the  holder's  adjusted  gross  income.  In  addition,  Section 68 of the Code provides that the amount of itemized  deductions  otherwise  allowable for an individual  whose  adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the  individual's  adjusted gross income over the amount or (2) 80% of the amount of itemized  deductions  otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of
Grantor Trust  Fractional  Interest  Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.  Further,  certificateholders  (other than corporations)  subject to the alternative minimum tax may not deduct miscellaneous itemized  deductions in determining the holder's  alternative  minimum taxable income.  Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust  Certificates  (including  Grantor Trust Strip  Certificates)  are issued,  the fees and expenses  should be allocated  among the classes of Grantor  Trust  Certificates  using a method that  recognizes  that each such class benefits from the related  services.  In the absence of statutory or  administrative  clarification  as to the method to be used, it currently is intended to base  information  returns or reports to the IRS and  certificateholders  on a method that allocates the expenses among classes of Grantor Trust  Certificates  with respect to each period based on the  distributions  made to each such class during that period.

         The federal  income tax treatment of Grantor Trust  Fractional  Interest  Certificates  of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code.  Grantor Trust  Fractional  Interest  Certificates may be subject to those rules if (1) a class of Grantor Trust Strip  Certificates  is issued as part of the same series of certificates or (2) the depositor or any of its  affiliates  retains (for its own account or for purposes of resale) a right to receive a specified  portion of the interest payable on the mortgage loans.  Further,  the IRS has ruled that an unreasonably  high servicing fee retained by a seller or servicer will be treated as a retained  ownership  interest  in  mortgages  that  constitutes  a stripped  coupon.  For  purposes  of  determining  what constitutes  reasonable  servicing  fees for various types of mortgages the IRS has  established  "safe  harbors." The servicing fees paid with respect to the mortgage  loans for a series of Grantor Trust  Certificates  may be higher than the "safe  harbors" and,  accordingly, may not constitute  reasonable  servicing  compensation.  The related prospectus  supplement will include information  regarding servicing fees paid to the master  servicer,  any  subservicer or their  respective  affiliates  necessary to determine  whether the preceding "safe harbor" rules apply.

         If Stripped  Bond Rules Apply.  If the stripped bond rules apply,  each Grantor Trust  Fractional  Interest  Certificate  will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code,  subject,  however, to the discussion  below regarding the treatment of some stripped bonds as market  discount bonds and the discussion  regarding de minimis market discount.  See  "REMICS—Taxation  of Owners of Grantor Trust Fractional Interest  Certificates—Market  Discount" below. Under the stripped bond rules, the holder of a Grantor Trust  Fractional  Interest  Certificate  (whether a cash or accrual method taxpayer) will be required to report  interest  income from its Grantor Trust  Fractional  Interest  Certificate for each month in an amount equal to the income that accrues on the certificate in that month  calculated  under a constant yield method,  in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional  Interest  Certificate will be the excess of the  certificate's  stated
redemption  price over its issue price.  The issue price of a Grantor Trust  Fractional  Interest  Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest  Certificate.  The stated redemption price of a Grantor
Trust  Fractional  Interest  Certificate  will be the sum of all  payments to be made on the  certificate,  other than  "qualified  stated
interest," if any, as well as the certificate's share of reasonable  servicing fees and other expenses.  See "REMICS—Taxation of Owners of
Grantor Trust  Fractional  Interest  Certificates—If  Stripped Bond Rules Do Not Apply" in this  prospectus for a definition of "qualified stated  interest." In general,  the amount of the income that accrues in any month would equal the product of the holder's  adjusted basis in the Grantor Trust  Fractional  Interest  Certificate at the beginning of the month (see "Sales of Grantor Trust  Certificates"  in this prospectus) and the yield of the Grantor Trust  Fractional  Interest  Certificate to the holder.  This yield would be computed at the rate
(compounded based on the regular interval between  distribution  dates) that, if used to discount the holder's share of future payments on the  mortgage  loans,  would  cause the  present  value of those  future  payments  to equal the price at which the holder  purchased  the certificate.  In computing yield under the stripped bond rules, a certificateholder's  share of future payments on the mortgage loans will not include any payments made in respect of any ownership  interest in the mortgage loans retained by the depositor,  the master servicer, any  subservicer or their  respective  affiliates,  but will include the  certificateholder's  share of any reasonable  servicing fees and other expenses.

         To the extent the Grantor  Trust  Fractional  Interest  Certificates  represent an interest in any pool of debt  instruments  the yield on which may be affected by reason of  prepayments,  for taxable years  beginning  after August 5, 1997,  Section  1272(a)(6) of the
Code requires (1) the use of a reasonable  prepayment  assumption in accruing  original issue discount and (2)  adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment  assumption.  It is uncertain,  if a prepayment assumption is used,  whether the assumed  prepayment  rate would be  determined  based on  conditions at the time of the first sale of the Grantor Trust
Fractional  Interest  Certificate  or, with  respect to any holder,  at the time of purchase  of the  Grantor  Trust  Fractional  Interest
Certificate  by that  holder.  Certificateholders  are advised to consult  their own tax  advisors  concerning  reporting  original  issue discount with respect to Grantor Trust Fractional  Interest  Certificates  and, in particular,  whether a prepayment  assumption should be used in reporting original issue discount.

         In the case of a  Grantor  Trust  Fractional  Interest  Certificate  acquired  at a price  equal to the  principal  amount of the mortgage loans allocable to the certificate,  the use of a prepayment  assumption  generally would not have any significant  effect on the yield used in  calculating  accruals  of interest  income.  In the case,  however,  of a Grantor  Trust  Fractional  Interest  Certificate
acquired  at a discount  or premium  (that is, at a price less than or greater  than the  principal  amount,  respectively),  the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate,  respectively,  the reporting of income.

         If a prepayment  assumption  is not used,  then when a mortgage loan prepays in full,  the holder of a Grantor  Trust  Fractional
Interest  Certificate  acquired  at a discount or a premium  generally  will  recognize  ordinary  income or loss equal to the  difference between the portion of the prepaid  principal  amount of the mortgage  loan that is allocable  to the  certificate  and the portion of the adjusted basis of the certificate that is allocable to the  certificateholder's  interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate  item of income or loss should be  recognized  upon a  prepayment.  Instead,  a prepayment  should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional  Interest  Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular  Certificates.  See  "REMICS—Taxation of
Owners of REMIC Regular  Certificates—Original  Issue Discount" in this prospectus.  It is unclear whether any other  adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently  intended to base information  reports or returns to the IRS and  certificateholders  in transactions  subject to the stripped bond rules on a Prepayment  Assumption  that will be disclosed in the related  prospectus  supplement and on a constant yield computed  using a  representative  initial  offering price for each class of  certificates.  However,  none of the  depositor,  the master servicer or the trustee will make any  representation  that the mortgage loans will in fact prepay at a rate  conforming to the Prepayment
Assumption or any other rate and  certificateholders  should bear in mind that the use of a  representative  initial  offering  price will mean that the  information  returns or reports,  even if otherwise  accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury  regulation  Section  1.1286-1,  some stripped bonds are to be treated as market discount bonds and,  accordingly, any purchaser of such a bond is to account for any discount on the bond as market  discount  rather than  original  issue  discount.  This treatment only applies,  however,  if immediately after the most recent  disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original  issue  discount (or only a de minimis amount of original issue discount) or (2) the annual  stated rate of interest  payable on the  original  bond is no more than one  percentage  point lower than the gross  interest rate payable on the original  mortgage loan (before  subtracting  any servicing fee or any stripped  coupon).  If interest payable on a Grantor Trust  Fractional  Interest  Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage  loans,  the related  prospectus  supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust  Fractional  Interest  Certificate  determined  under the stripped bond rules is less than 0.25% of the stated  redemption price  multiplied by the weighted  average  maturity of the mortgage  loans,  then that original issue discount or market discount will be considered to be de minimis.  Original  issue  discount or market  discount of only a de minimis  amount will be included in income in the same  manner  as de  minimis  original  issue  and  market  discount  described  in  "Characteristics  of  Investments  in  Grantor  Trust
Certificates—If Stripped Bond Rules Do Not Apply" and"—Market Discount" below.

         If Stripped Bond Rules Do Not Apply.  Subject to the discussion  below on original issue discount,  if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate,  the certificateholder  will be required to report its share of the interest income on the mortgage loans in accordance  with the  certificateholder's  normal method of accounting.  The original issue discount rules will apply to a Grantor  Trust  Fractional  Interest  Certificate  to the extent it  evidences  an interest in mortgage  loans issued with original issue discount.

         The original issue discount,  if any, on the mortgage loans will equal the difference  between the stated redemption price of the mortgage loans and their issue price.  Under the OID Regulations,  the stated redemption price is equal to the total of all payments to be made on the mortgage  loan other than  "qualified  stated  interest."  "Qualified  stated  interest" is interest  that is  unconditionally payable at least  annually at a single fixed rate,  or at a "qualified  floating  rate," an "objective  rate," a  combination  of a single fixed rate and one or more "qualified  floating rates" or one "qualified  inverse floating rate," or a combination of "qualified  floating rates" that does not operate in a manner that  accelerates or defers interest  payments on the mortgage loan. In general,  the issue price of a mortgage  loan will be the amount  received by the borrower from the lender under the terms of the mortgage  loan,  less any "points"
paid by the  borrower,  and the stated  redemption  price of a mortgage  loan will equal its  principal  amount,  unless the mortgage loan provides for an initial  below-market rate of interest or the acceleration or the deferral of interest  payments.  The determination as to whether  original  issue  discount  will be  considered  to be de minimis will be  calculated  using the same test  described in the REMIC discussion. See "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above.

         In the case of mortgage loans bearing  adjustable or variable  interest rates,  the related  prospectus  supplement will describe the manner in which the rules will be applied  with  respect to those  mortgage  loans by the master  servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original  issue  discount is in excess of a de minimis  amount,  all original  issue  discount with respect to a mortgage loan will be required to be accrued and reported in income each month,  based on a constant  yield.  Section  1272(a)(6)  of the Code  requires that a prepayment  assumption be made in computing  yield with respect to any pool of debt  instruments the yield on which may be affected by reason of prepayments.  Accordingly,  for certificates or notes backed by these pools, it is intended to base  information  reports and returns to the IRS and  certificateholders  for taxable  years  beginning  after August 5, 1997,  on the use of a  prepayment  assumption.
Certificateholders  are advised to consult their own tax advisors  concerning whether a prepayment  assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional  Interest  Certificates.  Certificateholders  should refer to the related prospectus  supplement  with respect to each series to determine  whether and in what manner the original  issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest  Certificate that purchases the Grantor Trust Fractional Interest  Certificate at a cost less than the certificate's  allocable portion of the aggregate  remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the  certificate's  daily  portions of any original issue discount with  respect to the  mortgage  loans.  However,  each such daily  portion will be reduced,  if the cost of the Grantor  Trust  Fractional
Interest  Certificate to the purchaser is in excess of the  certificate's  allocable  portion of the aggregate  "adjusted issue prices" of the  mortgage  loans held in the related  trust fund,  approximately  in  proportion  to the ratio the excess  bears to the  certificate's allocable  portion of the aggregate  original issue discount  remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage  loan on any given day equals the sum of (1) the adjusted  issue price (or, in the case of the first  accrual  period,  the issue price) of the mortgage loan at the  beginning of the accrual  period that  includes the day and (2) the daily  portions of original  issue discount for all days during the accrual  period prior to the day. The  adjusted  issue price of a mortgage  loan at the  beginning of any accrual  period will equal the issue price of the mortgage  loan,  increased  by the  aggregate  amount of original  issue  discount  with respect to the mortgage  loan that accrued in prior accrual  periods,  and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In  addition  to its  regular  reports,  the master  servicer  or the  trustee,  except as  provided  in the  related  prospectus supplement,  will provide to any holder of a Grantor Trust Fractional  Interest  Certificate such information as the holder may reasonably request  from time to time with respect to original  issue  discount  accruing on Grantor  Trust  Fractional  Interest  Certificates.  See
"Grantor Trust Reporting" below.

         Market  Discount.  If  the  stripped  bond  rules  do  not  apply  to  the  Grantor  Trust  Fractional  Interest  Certificate,  a
certificateholder  may be subject to the market  discount  rules of Sections  1276 through 1278 of the Code to the extent an interest in a mortgage  loan is  considered  to have been  purchased  at a "market  discount,"  that is, in the case of a mortgage  loan issued  without original issue discount,  at a purchase price less than its remaining  stated  redemption  price (as defined  above),  or in the case of a mortgage loan issued with original issue discount,  at a purchase price less than its adjusted issue price (as defined  above).  If market discount is in excess of a de minimis  amount (as described  below),  the holder  generally  will be required to include in income in each month the amount of the  discount  that has  accrued  (under the rules  described  in the next  paragraph)  through the month that has not previously  been included in income,  but limited,  in the case of the portion of the discount that is allocable to any mortgage  loan, to the payment of stated  redemption  price on the mortgage loan that is received by the trust fund in that month.  A  certificateholder  may elect to include market  discount in income  currently as it accrues (under a constant yield method based on the yield of the  certificate to the holder)  rather than including it on a deferred basis in accordance  with the foregoing  under rules similar to those  described in
"—Taxation of Owners of REMIC Regular Certificates—Market Discount" above.

         Section  1276(b)(3) of the Code  authorized the Treasury  Department to issue  regulations  providing for the method for accruing market discount on debt  instruments,  the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury  Department,  some rules  described in the Committee  Report will apply.  Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the  certificateholder's  option: (1) on the basis of a constant yield method, (2)
in the case of a mortgage loan issued  without  original  issue  discount,  in an amount that bears the same ratio to the total  remaining market  discount  as the stated  interest  paid in the accrual  period  bears to the total  stated  interest  remaining  to be paid on the mortgage loan as of the beginning of the accrual  period,  or (3) in the case of a mortgage loan issued with original issue  discount,  in an amount that bears the same ratio to the total remaining  market  discount as the original issue discount  accrued in the accrual period bears to the total original issue discount  remaining at the beginning of the accrual period. The prepayment  assumption,  if any, used in calculating  the accrual of original  issue discount is to be used in calculating  the accrual of market  discount.  The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic  payments of stated  redemption  price,  the market discount may be required to be included in income at a rate that is not  significantly  slower than the rate at which the  discount  would be included in income if it were original issue discount.

         Market  discount  with respect to mortgage  loans may be  considered  to be de minimis and, if so, will be  includible  in income under de minimis rules similar to those  described  above in  "—REMICs—Taxation  of Owners of REMIC  Regular  Certificates—Original  Issue
Discount"  with the exception  that it is less likely that a prepayment  assumption  will be used for purposes of these rules with respect to the mortgage loans.

         Further,  under the rules described in  "—REMICs—Taxation  of Owners of REMIC Regular  Certificates—Market  Discount," above, any discount  that is not original  issue  discount and exceeds a de minimis  amount may require the deferral of interest  expense  deductions attributable  to accrued  market  discount  not yet  includible  in income,  unless an election  has been made to report  market  discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium.  If a  certificateholder  is treated as acquiring the  underlying  mortgage  loans at a premium,  that is, at a price in excess of their remaining  stated  redemption  price,  the  certificateholder  may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985.  Amortizable  premium is treated as an offset to interest income on the related debt instrument,  rather than as a separate interest  deduction.  However,  premium allocable to mortgage loans  originated  before  September 28, 1985 or to mortgage loans for which an  amortization  election is not made, should be allocated  among the payments of stated  redemption  price on the mortgage loan and be allowed as a deduction as these  payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment  assumption  should be used in computing  amortization of premium  allowable under Section 171 of the Code. If premium is not subject to  amortization  using a prepayment  assumption and a mortgage loan prepays in full, the holder of a Grantor Trust  Fractional  Interest  Certificate  acquired at a premium should  recognize a loss,  equal to the  difference  between the portion of the prepaid  principal  amount of the mortgage loan that is allocable to the  certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment  assumption is used to amortize  premium,  it appears that such a loss would be  unavailable.  Instead,  if a prepayment  assumption is used, a prepayment  should be treated as a partial  payment of the stated  redemption price of the Grantor Trust Fractional  Interest  Certificate and accounted for under a method similar to that described for  taking  account  of  original  issue  discount  on REMIC  Regular  Certificates.  See  "REMICS—Taxation  of Owners  of REMIC  Regular
Certificates—Original  Issue  discount"  in this  prospectus.  It is unclear  whether any other  adjustments  would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip  Certificates.  The  "stripped  coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip  Certificates.  Except as described  above in  "Characterization  of Investments in Grantor Trust  Certificates—If
Stripped  Bond Rules Apply," no  regulations  or published  rulings  under Section 1286 of the Code have been issued and some  uncertainty exists as to how it will be applied to securities  such as the Grantor  Trust Strip  Certificates.  Accordingly,  holders of Grantor Trust
Strip  Certificates  are encouraged to consult their own tax advisors  concerning  the method to be used in reporting  income or loss with respect to the certificates.

         The OID  Regulations  do not apply to "stripped  coupons,"  although they provide  general  guidance as to how the original issue discount  sections  of the Code will be  applied.  In  addition,  the  discussion  below is subject  to the  discussion  under  "—Possible
Application of Contingent  Payment Rules" and assumes that the holder of a Grantor Trust Strip  Certificate will not own any Grantor Trust
Fractional Interest Certificates.

         Under the stripped  coupon  rules,  it appears that original  issue  discount will be required to be accrued in each month on the
Grantor Trust Strip  Certificates  based on a constant  yield method.  In effect,  each holder of Grantor Trust Strip  Certificates  would include as  interest  income in each month an amount  equal to the  product of the  holder's  adjusted  basis in the  Grantor  Trust Strip
Certificate  at the  beginning  of that month and the yield of the Grantor  Trust  Strip  Certificate  to the  holder.  The yield would be calculated  based on the price paid for that Grantor Trust Strip  Certificate by its holder and the payments  remaining to be made thereon at the time of the purchase,  plus an allocable  portion of the servicing fees and expenses to be paid with respect to the mortgage loans.
See "Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply" above.

         As noted above,  Section  1272(a)(6)  of the Code  requires  that a  prepayment  assumption  be used in computing  the accrual of original  issue  discount with respect to some  categories of debt  instruments,  and that  adjustments  be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment  assumption.  To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt  instruments the yield on which may be affected by reason of prepayments,  those provisions will apply to the Grantor  Trust Strip  Certificates  for taxable  years  beginning  after  August 5, 1997.  It is  uncertain,  if a prepayment assumption  is used,  whether the assumed  prepayment  rate would be  determined  based on conditions at the time of the first sale of the
Grantor  Trust  Strip  Certificate  or,  with  respect to any  subsequent  holder,  at the time of  purchase  of the  Grantor  Trust Strip
Certificate by that holder.

         The  accrual of income on the Grantor  Trust Strip  Certificates  will be  significantly  slower if a  prepayment  assumption  is permitted to be made than if yield is computed  assuming no prepayments.  It currently is intended to base information  returns or reports to the IRS and  certificateholders  on the Prepayment  Assumption  disclosed in the related prospectus  supplement and on a constant yield computed  using a  representative  initial  offering price for each class of  certificates.  However,  none of the  depositor,  the master servicer or the trustee will make any  representation  that the mortgage loans will in fact prepay at a rate  conforming to the Prepayment
Assumption or at any other rate, and  certificateholders  should bear in mind that the use of a representative initial offering price will mean that the  information  returns or reports,  even if otherwise  accepted as accurate by the IRS, will in any event be accurate only as to the  initial  certificateholders  of each  series  who  bought  at that  price.  Prospective  purchasers  of the  Grantor  Trust  Strip
Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear  under what  circumstances,  if any, the  prepayment of a mortgage loan will give rise to a loss to the holder of a
Grantor  Trust Strip  Certificate.  If a Grantor Trust Strip  Certificate  is treated as a single  instrument  (rather than an interest in discrete  mortgage  loans) and the effect of prepayments is taken into account in computing  yield with respect to the Grantor Trust Strip
Certificate,  it appears that no loss may be available as a result of any particular  prepayment,  except possibly if prepayments occur at a rate faster  than the  Prepayment  Assumption.  However,  if a Grantor  Trust  Strip  Certificate  is treated as an interest in discrete mortgage  loans, or if the Prepayment  Assumption is not used,  then when a mortgage loan is prepaid,  the holder of a Grantor Trust Strip
Certificate  should be able to recognize a loss equal to the portion of the adjusted  issue price of the Grantor  Trust Strip  Certificate that is allocable to the mortgage loan.

         Possible  Application of Contingent  Payment Rules.  The coupon  stripping  rules'  general  treatment of stripped  coupons is to regard them as newly  issued debt  instruments  in the hands of each  purchaser.  To the extent that  payments on the Grantor  Trust Strip
Certificates  would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip  Certificates could be considered to be debt instruments  providing for contingent  payments.  Under the OID Regulations,  debt instruments  providing for contingent  payments are not subject to the same rules as debt  instruments  providing for  noncontingent  payments.  Regulations  were  promulgated  on June 14, 1996, regarding  contingent  payment  debt  instruments  (the  "Contingent  Payment  Regulations"),  but it appears  that  Grantor  Trust  Strip
Certificates,  to the  extent  subject to  Section  1272(a)(6)  of the Code,  as  described  above,  or due to their  similarity  to other mortgage-backed  securities(such  as REMIC regular  interests  and debt  instruments  subject to Section  1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent  Payment  Regulations,  are or may be excepted from these regulations.  Like the
OID  Regulations,  the  Contingent  Payment  Regulations  do not  specifically  address  securities,  such  as  the  Grantor  Trust  Strip
Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the  contingent  payment rules under the Contingent  Payment  Regulations  were to apply,  the holder of a Grantor Trust Strip
Certificate would be required to apply the  "noncontingent  bond method." Under the  "noncontingent  bond method," the issuing entity of a
Grantor Trust Strip  Certificate  determines a projected  payment  schedule on which interest will accrue.  Holders of Grantor Trust Strip
Certificates are bound by the issuing entity's  projected payment  schedule.  The projected payment schedule consists of all noncontingent payments and a projected  amount for each contingent  payment based on the projected yield (as described below) of the Grantor Trust Strip
Certificate.  The projected amount of each payment is determined so that the projected  payment schedule reflects the projected yield. The projected  amount of each payment must reasonably  reflect the relative  expected values of the payments to be received by the holder of a
Grantor Trust Strip Certificate.  The projected yield referred to above is a reasonable rate, not less than the "applicable  Federal rate"
that, as of the issue date, reflects general market conditions,  the credit quality of the Depositor,  and the terms and conditions of the mortgage  loans.  The holder of a Grantor  Trust Strip  Certificate  would be  required  to include as  interest  income in each month the adjusted issue price of the Grantor Trust Strip  Certificate at the beginning of the period  multiplied by the projected  yield, and would add to, or  subtract  from,  the income any  variation  between  the payment  actually  received in that month and the payment  originally projected to be made in that month.

         Assuming that a prepayment  assumption  were used, if the  Contingent  Payment  Regulations or their  principles  were applied to
Grantor Trust Strip  Certificates,  the amount of income  reported with respect thereto would be  substantially  similar to that described under "Taxation of Owners of Grantor Trust Strip  Certificates"  in this  prospectus.  Certificateholders  are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor  Trust  Certificates.  Any gain or loss equal to the  difference  between  the  amount  realized  on the sale or exchange of a Grantor Trust  Certificate and its adjusted basis,  recognized on the sale or exchange of a Grantor Trust  Certificate by an investor who holds the Grantor Trust  Certificate  as a capital asset,  will be capital gain or loss,  except to the extent of accrued and unrecognized  market  discount,  which will be treated as ordinary  income,  and (in the case of banks and other  financial  institutions)
except as provided  under Section 582(c) of the Code.  The adjusted  basis of a Grantor Trust  Certificate  generally will equal its cost, increased by any income reported by the seller  (including  original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss  from the sale of a  Grantor  Trust  Certificate  may be  partially  or  wholly  ordinary  and not  capital  in some circumstances.  Gain  attributable to accrued and unrecognized  market discount will be treated as ordinary  income,  as will gain or loss recognized by banks and other financial  institutions  subject Section 582(c) of the Code.  Furthermore,  a portion of any gain that might otherwise  be capital  gain may be treated as  ordinary  income to the extent  that the  Grantor  Trust  Certificate  is held as part of a
"conversion  transaction" within the meaning of Section 1258 of the Code. A conversion  transaction generally is one in which the taxpayer has taken two or more  positions  in the same or similar  property  that reduce or  eliminate  market risk,  if  substantially  all of the taxpayer's  return is attributable to the time value of the taxpayer's net investment in the  transaction.  The amount of gain realized in a conversion  transaction  that is  recharacterized  as ordinary  income  generally will not exceed the amount of interest that would have accrued on the  taxpayer's  net  investment  at 120% of the  appropriate  "applicable  Federal rate" (which rate is computed and published monthly  by the IRS) at the time the  taxpayer  enters  into the  conversion  transaction,  subject  to  appropriate  reduction  for prior inclusion of interest and other ordinary income items from the transaction.  Finally,  a taxpayer may elect to have net capital gain taxed at ordinary  income  rates rather than capital  gains rates in order to include the net capital  gain in total net  investment  income for that taxable year, for purposes of the rule that limits the deduction of interest on  indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting.  The master servicer or the trustee will furnish to each holder of a Grantor Trust  Fractional  Interest
Certificate  with each  distribution  a statement  setting forth the amount of the  distribution  allocable to principal on the underlying mortgage loans and to interest  thereon at the related  pass-through  rate. In addition,  the master servicer or the trustee will furnish, within a reasonable  time after the end of each calendar year, to each holder of a Grantor Trust  Certificate who was a holder at any time during that year,  information  regarding the amount of servicing  compensation  received by the master  servicer and subservicer (if any)
and any other  customary  factual  information  as the master  servicer or the trustee deems  necessary or desirable to enable  holders of
Grantor Trust  Certificates  to prepare their tax returns and will furnish  comparable  information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing  premium with respect to the Grantor Trust  Certificates are uncertain in various  respects,  there is no  assurance  the IRS will  agree with the trust  fund's  information  reports of these  items of income and expense.  Moreover,  these information  reports,  even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial  certificateholders  that bought their  certificates  at the  representative  initial  offering price used in preparing the reports.

         Except as disclosed in the related prospectus  supplement,  the  responsibility for complying with the foregoing  reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding.  In general,  the rules described in "—REMICS—Backup  Withholding with Respect to REMIC Certificates" in this prospectus will also apply to Grantor Trust Certificates.

         Foreign Investors.  In general, the discussion with respect to REMIC Regular  certificates in "REMICS—Foreign  Investors in REMIC
Certificates" in this prospectus  applies to Grantor Trust  Certificates  except that Grantor Trust Certificates will, except as disclosed in the related  prospectus  supplement,  be eligible for exemption from U.S.  withholding tax, subject to the conditions  described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate  would be exempt under Sections  871(h)(1) and 881(c) of the Code from
United States  withholding tax, and the Grantor Trust Certificate is not held in connection with a  certificateholder's  trade or business in the United  States,  the Grantor Trust  Certificate  will not be subject to United States estate taxes in the estate of a  non-resident alien individual.

Taxation of Classes of Exchangeable Securities

         General

         The arrangement  pursuant to which the ES Classes of a series are created,  sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The  interests in the classes of  securities  that have been  exchanged for ES
Classes will be the assets of the exchangeable  security trust fund, and the ES Classes represent  beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes will  represent  "real estate  assets"  within the meaning of Code Section  856(c)(4)(A)  and assets  described in
Section  7701(a)(19)(C)  of the Code,  and  original  issue  discount  and interest  accruing on ES Classes  will  represent  "interest on obligations  secured by mortgages on real property"  within the meaning of Section  856(c)(3)(B)  of the Code, in each case, to the extent the  securities or income on the  securities  would be qualifying if held directly  (although the matter is not entirely clear for Strips, defined below).  ES Classes will be "qualified  mortgages"  under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

         Tax Accounting for Exchangeable Securities

         An ES Class  represents  beneficial  ownership of an interest in one or more classes of securities on deposit in an  exchangeable security  trust fund,  as  specified in the  applicable  prospectus  supplement.  If it  represents  an interest in more than one class of securities,  a purchaser  must allocate its basis in the ES Class among the  interests in the classes of  securities  in  accordance  with their  relative fair market values as of the time of  acquisition.  Similarly,  on the sale of such an ES Class,  the holder must allocate the amount  received on the sale among the interests in the classes of securities in accordance  with their relative fair market values as of the time of sale.

         The  holder of an ES Class  must  account  separately  for each  interest  in a class of  securities  (there may be only one such interest).  Where the interest  represents a pro rata portion of a class of securities  that are REMIC regular  securities,  the holder of the ES Class should account for such interest as described under  "REMICS—Taxation of Owners of REMIC Regular  Certificates"  above. Where the interest represents  beneficial  ownership of a disproportionate  part of the principal and interest payments on a class of securities
(a  "Strip"),  the holder is  treated as owning,  pursuant  to Section  1286 of the Code,  "stripped  bonds" to the extent of its share of principal  payments  and  "stripped  coupons" to the extent of its share of interest  payments on such class of  securities.  We intend to treat each Strip as a single debt instrument for purposes of information  reporting.  The IRS, however,  could take a different  position.
For example,  the IRS could  contend that a Strip should be treated as a pro rata part of the class of  securities  to the extent that the
Strip represents a pro rata portion  thereof,  and "stripped  bonds" or "stripped  coupons" with respect to the remainder.  An investor is encouraged to consult its tax advisor regarding this matter.
         A holder of an ES Class should  calculate  original issue  discount with respect to each Strip and include it in ordinary  income as it accrues,  which may be before the receipt of cash  attributable to such income,  in accordance with a constant  interest method that takes into account the  compounding of interest.  The holder should  determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments  projected  using a prepayment  assumption,  and then make  periodic  adjustments  to take into account actual prepayment  experience.  With respect to a particular  holder,  Treasury  regulations do not address whether the prepayment assumption  used to calculate  original  issue  discount would be determined at the time of purchase of the Strip or would be the original prepayment  assumption  with  respect to the related  class of  securities.  Further,  if the related  class of  securities  is subject to redemption as described in the applicable prospectus  supplement,  Treasury regulations do not address the extent to which such prepayment assumption  should take into account the  possibility  of the  retirement of the Strip  concurrently  with the redemption of such class of securities.  An investor is  encouraged  to consult its tax  advisor  regarding  these  matters.  For  purposes of  information  reporting relating to original issue  discount,  the original  yield to maturity of the Strip,  determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original  issue  discount  accruing  with respect to a Strip,  computed as described  above,  is negative for any period,  the holder may be entitled to offset such amount only against future  positive  original issue discount  accruing from such Strip (or possibly also against  original issue  discount from prior  periods).  We intend to report by offsetting  negative OID accruals only against future positive  accruals of OID.  Although not entirely  free from doubt,  such a holder may be entitled to deduct a loss to the extent that its remaining  basis would exceed the maximum amount of future  payments to which the holder is entitled with respect to such Strip,  assuming no further prepayments of the Mortgages (or, perhaps,  assuming  prepayments at a rate equal to the prepayment  assumption).  Although the issue is not free from  doubt,  all or a portion  of such loss may be  treated  as a capital  loss if the Strip is a capital  asset in the hands of the holder.

         A holder  realizes gain or loss on the sale of a Strip in an amount equal to the difference  between the amount  realized and its adjusted basis in such Strip.  The holder's  adjusted basis generally is equal to the holder's  allocated cost of the Strip,  increased by income previously included,  and reduced (but not below zero) by distributions  previously  received.  Except as described below, any gain or loss on such sale  generally  is capital  gain or loss if the holder has held its  interest as a capital  asset and is long-term if the interest has been held for the long-term  capital gain holding period (more than one year).  Such gain or loss will be ordinary  income or loss (1) for a bank or thrift  institution or (2) if the securities  are REMIC regular  securities to the extent income  recognized by the holder is less than the income that would have been  recognized  if the yield on such interest  were 110% of the  applicable  federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class",  for several ES Classes,  each, a "Received ES Class," and then sells one of the  Received ES Classes,  the sale may be subject the  investor to the coupon  stripping  rules of Section 1286 of the Code.
The holder must  allocate its basis in the  Exchanged ES Class  between the part of such class  underlying  the Received ES Class that was sold and the part of the Exchanged ES Class  underlying the Received ES Classes that were  retained,  in proportion to their relative fair market values as of the date of such sale.  The holder is treated as purchasing  the interest  retained for the amount of basis  allocated to such interest.  The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt,  a holder that acquires in one  transaction  a combination  of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related  exchangeable  security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an  interest  in one or more ES Classes for an interest in one or more other  related ES Classes  that are part of the same combination,  or vice versa, will not be a taxable exchange.  After the exchange,  the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign  holder of an ES Class is subject to  taxation  in the same manner as foreign  holders of REMIC  Regular  Certificates.
Such manner of taxation is discussed under the heading in this prospectus "—REMICS —Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup  withholding rules similar to those applicable to REMIC Regular  Certificates.  Such manner of taxation is discussed under the heading in this prospectus "—REMICS —Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

Callable Classes

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

                                                            PENALTY AVOIDANCE

         The summary of tax  considerations  contained  in this  prospectus  was written to support the  promotion  and  marketing  of the securities,  and was not  intended or written to be used,  and cannot be used,  by a taxpayer  for the purpose of avoiding  United  States
Federal  income tax  penalties  that may be  imposed.  Each  taxpayer is  encouraged  to seek advice  based on the  taxpayer's  particular circumstances from an independent tax advisor.

                                                     STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences  described in this prospectus in "Federal Income Tax Consequences",  potential investors should consider the state and local tax consequences of the acquisition,  ownership,  and disposition of the securities  offered under this prospectus and the prospectus  supplement.  State and local law may differ  substantially  from the  corresponding  federal tax law,  and the  discussion  above does not purport to describe  any aspect of the tax laws of any state or other  jurisdiction.  Therefore, prospective  investors are  encouraged to consult their own tax advisors with respect to the various state and other tax  consequences  of investments in the securities offered under this prospectus and the prospectus supplement.

                                                           ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose  fiduciary  and  prohibited  transaction  restrictions  on ERISA Plans and on various  other retirement  plans and  arrangements,  including bank collective  investment funds and insurance  company general and separate  accounts in which ERISA Plans are invested.  Section 4975 of the Code imposes essentially the same prohibited transaction  restrictions on Tax Favored
Plans.  ERISA and the  Code  prohibit a broad  range  of  transactions  involving  assets of Plans and  persons  having  obtained  certain relationships to a Plan,  called "Parties in Interest",  unless a statutory or  administrative  exemption is available with respect to any such transaction.

         Some employee benefit plans,  including  governmental plans (as defined in Section 3(32) of ERISA),  and, if no election has been made under  Section  410(d) of the Code,  church plans (as defined in Section  3(33) of ERISA) are not subject to the ERISA  requirements.
Accordingly,  assets of these plans may be invested in the securities without regard to the ERISA considerations  described below, subject to the  provisions of other  applicable  federal,  state and local law. Any such plan which is qualified  and exempt from  taxation  under
Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA  generally  imposes on Plan  fiduciaries  general  fiduciary  requirements,  including  those of  investment  prudence  and diversification  and the  requirement  that a  Plan's  investments  be made for the  exclusive  benefit  of Plan  participants  and  their beneficiaries  and in  accordance  with the  documents  governing  the Plan.  Any person who has  discretionary  authority or control with respect to the management  or disposition  of a Plan's assets, or Plan Assets, and any person who provides  investment  advice with respect to Plan Assets for a fee is a fiduciary of the  investing  Plan.  If the mortgage  loans and other assets  included in the trust fund were to  constitute  Plan Assets,  then any party exercising  management  or  discretionary  control  with  respect to those Plan Assets may be deemed  to  be a Plan "fiduciary," and  thus subject to the fiduciary  responsibility  provisions of ERISA and  the prohibited transaction provisions  of  ERISA  and Section 4975  of  the Code with  respect to  any  investing  Plan. In addition,  the  acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative  exemption is available.  Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons,  called Parties in Interest unless a statutory or administrative  exemption is available.  Some  Parties  in Interest that  participate in a  prohibited  transaction  may be  subject to a penalty (or an excise tax)
imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any  transaction of this sort.

         Some transactions  involving the trust fund might be deemed to constitute  prohibited  transactions under ERISA and the Code with respect to a Plan that purchases the  securities,  if the mortgage loans and other assets included in a trust fund are deemed to be assets of  the  Plan.  The  DOL has  promulgated  the DOL Regulations  concerning  whether  or not Plan  Assets of  a  Plan  would be  deemed  to include an  interest  in the  underlying  assets of an entity,  including a trust fund,  for  purposes of applying  the general  fiduciary responsibility  provisions  of ERISA  and the  prohibited  transaction  provisions  of ERISA  and the  Code.  Under  the DOL  Regulations,
generally,  when a Plan acquires an "equity  interest" in another entity (such as the trust fund),  the  underlying  assets of that entity may be  considered  to be Plan Assets  unless an exception  applies.  Exceptions  contained in the DOL  Regulations  provide that a Plan's assets will not include an undivided  interest in each asset of an entity in which the Plan makes an equity  investment if: (1) the entity is an operating company;  (2) the equity investment made by the Plan is either a  "publicly-offered  security" that is "widely held," both as defined in the DOL Regulations,  or a security issued by an investment  company registered under the Investment Company Act of 1940, as amended;  or (3)  Benefit  Plan  Investors  do not own 25% or more in value of any class of equity  securities  issued by the  entity.  In addition,  the DOL Regulations  provide that the term "equity  interest" means any interest in an entity other than an instrument which is treated as indebtedness  under  applicable  local law and which has no "substantial  equity  features."  Under the DOL  Regulations,  Plan
Assets  will be deemed to include  an  interest  in the  instrument  evidencing  the equity  interest  of a Plan (such as a security  with
"substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations,  Plan Assets may be deemed to include an interest in the  underlying  assets of the entity in which a Plan  acquires an interest  (such as the trust fund).
Without regard to whether the securities are  characterized  as equity  interests,  the purchase,  sale and holding of securities by or on behalf of a Plan  could be  considered  to give rise to a  prohibited  transaction  if the  Issuing  Entity,  the  trustee or any of their respective  affiliates is or becomes a Party in Interest with respect to the Plan.  The  depositor,  Bear,  Stearns & Co. Inc., the master servicer or other  servicer,  any pool  insurer,  any special  hazard  insurer,  the  trustee,  and certain of their  affiliates  might be considered  Parties in Interest with respect to a Plan. If so, the  acquisition,  holding or  disposition of securities by or on behalf of
such Plan could be considered  to give rise to a  "prohibited   transaction"  within the meaning of ERISA and the Code unless an exemption is available.  Neither Plans nor persons  investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class and Statutory Exemptions

         The DOL has  issued  Prohibited  Transaction  Class  Exemptions  ("PTCEs")  which  provide  exemptive  relief to  parties  to any transaction  which  satisfies the conditions of the exemption.  A partial  listing of the PTCEs which may be available for  investments in securities  follows.  In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the  Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a Party in Interest to such  Plan solely by reason of providing services to such plan or entity (other than a Party in Interest that is a fiduciary, or  its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction.  Each of these  exemptions  is available  only  if  specified  conditions are satisfied  and  may provide  relief  for  some, but not all, of the  prohibited  transactions  that a  particular  transaction  may cause.  The  prospectus  supplement  for a  particular offering of securities  may tell you whether the securities  themselves  satisfy the  conditions of these  exemptions.  You are encouraged to consult  with  your advisors regarding the specific scope,  terms  and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         Class exemptions for purchases and sales of securities.

         The  following  exemptions  may  apply to a  purchase  or sale of  securities  between a Plan,  on the one  hand,  and a Party in
Interest, on the other hand:

         o        PTCE  84-14,  which  exempts  certain  transactions  approved on behalf of the Plan by independent qualified professional  asset managers.

         o        PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

         o        PTCE 90-1,  which exempts  certain  transactions  entered into by insurance  company pooled  separate  accounts in which
                  Plans have made investments.

         o        PTCE 91-38,  which exempts certain  transactions  entered into by bank collective  investment  funds in which Plans have made investments.

         o        PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by certain in-house investment managers.

         These  exemptions  do not  expressly  address  prohibited  transactions  that might result from  transactions  incidental  to the operation of a trust.  The issuing  entity cannot assure you that a purchase or sale of securities in reliance on one of these  exemptions will not give rise to indirect, non-exempt prohibited transactions.

         Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

         The  following  exemptions  may  apply to a  purchase  or sale of  securities  between a Plan,  on the one  hand,  and a Party in
Interest,  on the other hand, and may also apply to prohibited  transactions that may result from  transactions  incident to the operation of the Issuing Entity:

         o        PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

         o        PTCE 83-1,  which exempts  certain  transactions  involving the purchase of  pass-through  certificates in mortgage pool investment  trusts from, and the sale of such  certificates to, the pool sponsor,  as well as transactions in connection with the servicing and operation of the pool.

         Prohibited  Transaction  Class Exemption 83-1. The U.S.  Department of Labor has issued an administrative  exemption,  Prohibited
Transaction  Class  Exemption  83-1 ("PTCE  83-1"),  which,  under certain  conditions,  exempts from the  application  of the  prohibited transaction  rules of ERISA and the excise tax  provisions of Section 4975 of the Code  transactions  involving a Plan in connection  with the operation of a "mortgage pool" and the purchase,  sale and holding of "mortgage pool pass-through  certificates." A "mortgage pool" is defined as an investment pool,  consisting solely of interest bearing  obligations  secured by first or second mortgages or deeds of trust on  single-family  residential  property,  property  acquired  in  foreclosure  and  undistributed  cash.  A "mortgage  pool  pass-through certificate" is defined as a certificate which represents a beneficial  undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o        the  depositor  and the trustee  maintain a system of  insurance  or other  protection  for the  mortgage  loans and the property securing such mortgage loans, and for indemnifying  holders of certificates  against reductions in pass-through payments  due to  defaults in loan  payments or property  damage in an amount at least equal to the greater of 1% of the aggregate  principal  balance of the  mortgage  loans,  or 1% of the  principal  balance of the largest  covered  pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o        and the payments made and retained by the depositor in connection  with the trust fund,  together with all funds inuring to the  depositor's  benefit for  administering  the trust fund,  represent no more than  "adequate  consideration"  for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In  addition,  if it is  applicable,  PTCE 83-1  exempts the initial  sale of  certificates  to a Plan with  respect to which the depositor,  the special hazard insurer,  the pool insurer,  the master  servicer,  or other servicer,  or the trustee are or is a party in interest  if the Plan does not pay more than fair  market  value for such  certificate  and the rights  and  interests  evidenced  by such certificate  are not  subordinated  to the rights and interests  evidenced by other  certificates of the same pool. PTCE 83-1 also exempts from the prohibited  transaction  rules any  transactions  in connection  with the servicing and operation of the mortgage pool,  provided that any payments  made to the master  servicer in connection  with the servicing of the trust fund are made in accordance  with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor,  the master servicer,  the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o        the initial  sale,  exchange or transfer of  certificates  is expressly  approved by an  independent  fiduciary  who has authority to manage and control those plan assets being invested in certificates;

         o        the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o        no  investment  management,  advisory or  underwriting  fee, sale  commission,  or similar  compensation  is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o        the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o        at least 50% of the aggregate amount of certificates is acquired by persons  independent of the depositor,  the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before  purchasing  certificates,  a  fiduciary  of a Plan  should  confirm  that the trust fund is a  "mortgage  pool," that the certificates  constitute "mortgage pool pass-through  certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own  determination  as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited  transaction  exemptions.  The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

         The DOL has issued  Exemptions to some  underwriters,  which generally exempt from the application of the prohibited  transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited  transactions  pursuant to Section 4975(a) and (b) of the Code, some  transactions,  among others,  relating to the servicing and operation of mortgage pools and the initial purchase,  holding and subsequent resale of  mortgage-backed  securities or other  "securities"  underwritten by an Underwriter,  as defined below,  provided that  the  conditions  set  forth  in the  Exemption  are  satisfied.  For  purposes  of this  section  "ERISA  Considerations",  the term
"Underwriter" shall include (1) the underwriter, (2) any person directly or indirectly,  through one or more intermediaries,  controlling, controlled by or under common control with the  underwriter and (3) any member of the  underwriting  syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

         First,  the  acquisition  of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second,  the Exemption only applies to securities  evidencing  rights and interests that are not  subordinated  to the rights and interests  evidenced  by other  securities  of the same trust,  unless none of the mortgage  loans has a loan-to-  value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

         Third,  the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest  generic rating  categories by an Exemption Rating Agency.  However,  the securities must be rated in one of the two highest generic  categories by an Exemption Rating Agency if the loan-to-value  ratio or combined  loan-to-value  ratio of any one- to four-family  residential  mortgage loan or home equity loan held in the trust  exceeds 100% but does not exceed 125% at the date of issuance of the  securities,  and in that case the Exemption  will not apply:  (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one-
to four-family  residential  mortgage loan or home equity loan) has a  loan-to-value  ratio or combined  loan-to-value  ratio that exceeds
100% at the Closing Date or (2) to any subordinate securities.

         Fourth,  the trustee cannot be an affiliate of any member of the Restricted Group, other than the Underwriter. The Restricted Group consists of any Underwriter,  the master servicer, any servicer,  any  insurer,  the depositor,  any  counterparty to an "eligible swap" (as described below) and any obligor with respect to assets included in the trust fund  consisting of more than 5% of the aggregate  unamortized principal  balance of the assets in the trust fund as of the date of initial issuance of the securities other than the underwriter.

         Fifth, the sum of all payments made to and retained by the  Underwriter(s)  must represent not more than reasonable  compensation for  underwriting the securities;  the sum of all payments made to and retained by the depositor  pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the  obligations;  and the sum of all payments made to and retained by the master servicer,  the special  servicer and any subservicer  must represent not more than reasonable  compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth,  the investing Plan or Plan Asset investor must be an accredited  investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh,  for Issuing  Entities  other than certain  trusts,  the  documents  establishing  the Issuing  Entity and governing the transaction  must contain  certain  provisions  as described in the  Exemption  intended to protect the assets of the Issuing  Entity from creditors of the Depositor.

         Permitted  trust  funds  include  owner-trusts,  as well as  grantor-trusts  and  REMICs.  Owner-trusts  are  subject  to certain restrictions  in their  governing  documents to ensure that their assets may not be reached by creditors of the  depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption  permits interest rate swaps,  interest rate caps and yield  supplement  agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate  swap or (if purchased by or on behalf of the Issuing Entity) an  interest-rate  cap contract  (collectively,  a
"swap" or "swap  agreement")  is a permitted  trust fund asset if it: (a) is an "eligible  swap;" (b) is with an "eligible  counterparty;"
(c) meets  certain  additional  specific  conditions  which  depend on whether the swap is a "ratings  dependent  swap" or a  "non-ratings dependent swap" and (d) permits the Issuing Entity to make termination  payments to the swap counterparty  (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer,  depositor,  sponsor or any other seller.  Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

         An  "eligible  swap" is one which:  (a) is  denominated  in U.S.  dollars;  (b)  pursuant  to which the  Issuing  Entity  pays or receives,  on or immediately  prior to the respective  payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly  available index (e.g.,  LIBOR or the U.S.  Federal  Reserve's
Cost of Funds Index  (COFI)),  with the Issuing  Entity  receiving  such  payments on at least a  quarterly  basis and  obligated  to make separate payments no more frequently than the counterparty,  with all simultaneous  payments being netted ("allowable interest rate"); (c)
has a notional  amount that does not exceed  either:  (i) the principal  balance of the class of securities to which the swap relates,  or
(ii) the portion of the principal balance of such class represented by obligations  ("allowable  notional  amount");  (d) is not leveraged
(i.e.,  payments are based on the applicable  notional amount,  the day count fractions,  the fixed or floating rates permitted above, and the difference between the products thereof,  calculated on a one-to-one ratio and not on a multiplier of such difference)  ("leveraged");
(e) has a final  termination  date that is  either  the  earlier  of the date on which  the  issuer  terminates  or the  related  class of securities  are fully repaid and (f) does not  incorporate  any provision  which could cause a unilateral  alteration in the  requirements described  in (a) through (d) above.

         An  "eligible  counterparty"  means a bank or other  financial  institution  which  has a rating at the date of  issuance  of the securities,  which is in one of the three  highest long term credit  rating  categories or one of the two highest short term credit rating categories,  utilized by at least one of the exemption rating agencies rating the securities;  provided that, if a counterparty is relying on its short term rating to establish  eligibility  under the Exemption,  such  counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A  "qualified  plan  investor"  is a plan where the  decision  to buy a class of  securities  is made on behalf of the plan by an independent  fiduciary  qualified to understand  the swap  transaction  and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified  professional  asset manager"  ("QPAM")  under PTCE 84-14,  (b) an "in-house  asset manager"
under PTCE 96-23 or (c) has total assets (both plan and non-plan)  under  management  of at least $100 million at the time the  securities are acquired by the plan.

         In "ratings  dependent  swaps" (where the rating of a class of securities is dependent on the terms and  conditions of the swap), the swap  agreement  must provide that if the credit rating of the  counterparty  is withdrawn or reduced by any  exemption  rating agency below a level specified by the exemption  rating agency,  the servicer must,  within the period  specified under the Pooling and Servicing
Agreement:  (a) obtain a replacement swap agreement with an eligible  counterparty  which is acceptable to the exemption rating agency and the terms of which are  substantially  the same as the current swap agreement (at which time the earlier swap  agreement must  terminate);
or (b) cause the swap counterparty to establish any  collateralization  or other  arrangement  satisfactory to the exemption rating agency such that the then current rating by the exemption  rating agency of the particular  class of securities  will not be withdrawn or reduced
(and the terms of the swap  agreement  must  specifically  obligate the  counterparty  to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these  obligations,  holders of the securities  that are employee benefit plans or other retirement  arrangements must be notified in the immediately  following  periodic report which is provided to the holders of the securities but in no event later than the end of the second month  beginning  after the date of such failure.  Sixty days after the receipt of such report,  the exemptive  relief  provided under the Exemption will  prospectively  cease to be applicable to any class of  securities held by an employee  benefit plan or other  retirement  arrangement  which  involves such ratings dependent swap.

         "Non-ratings  dependent  swaps"  (those where the rating of the  securities  does not depend on the terms and  conditions  of the swap) are subject to the following  conditions.  If the credit rating of the  counterparty  is withdrawn or reduced below the lowest level permitted above, the servicer will,  within a specified  period after such rating  withdrawal or reduction:  (a) obtain a replacement swap agreement with an eligible  counterparty,  the terms of which are  substantially the same as the current swap agreement (at which time the earlier swap agreement must  terminate);  (b) cause the  counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the  counterparty if the swap  transaction  were  terminated;  or (c) terminate the swap agreement in accordance with its terms.

         An "eligible  yield  supplement  agreement" is any yield  supplement  agreement or similar  arrangement or (if purchased by or on behalf of the Issuing  Entity) an interest rate cap contract to supplement the interest  rates  otherwise  payable on obligations  held by the trust fund ("EYS  Agreement").  If the EYS Agreement has a notional  principal amount and/or is written on an International  Swaps and
Derivatives  Association,  Inc.  (ISDA) form,  the EYS  Agreement may only be held as an asset of the trust fund if it meets the following conditions:  (a) it is  denominated in U.S.  dollars;  (b) it pays an allowable  interest  rate; (c) it is not leveraged;  (d) it does not allow any of these three  preceding  requirements to be  unilaterally  altered without the consent of the trustee;  (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

         The  Exemption  also  requires that the trust fund meet the  following  requirements:  (1) the trust fund must consist  solely of assets of the type that have been included in other investment  pools; (2) securities  evidencing  interests in the other investment pools must have been rated in one of the four highest  generic  categories of one of the Exemption  Rating  Agencies for at least one year prior to the  acquisition  of securities by or on behalf of a Plan or with Plan Assets;  and (3)  securities  evidencing  interests in the other investment  pools must have been purchased by investors  other than Plans for at least one year prior to any  acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A  fiduciary  of a Plan or any person  investing  Plan  Assets to purchase a security  must make its own  determination  that the conditions set forth above will be satisfied with respect to the security.

         If the general  conditions of the Exemption are satisfied,  the Exemption may provide an exemption from the restrictions  imposed by  Sections  406(a) and 407(a) of ERISA,  and the excise  taxes  imposed by  Sections  4975(a)  and (b) of the Code by reason of Sections
4975(c)(1)(A)  through (D) of the Code, in connection with the direct or indirect sale,  exchange or transfer of securities in the initial issuance of the securities or the direct or indirect  acquisition  or disposition in the secondary  market of securities by a Plan or with
Plan Assets or the continued  holding of securities  acquired by a Plan or with Plan Assets pursuant to either of the foregoing.  However, no exemption is provided from the  restrictions of Sections  406(a)(1)(E),  406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has  discretionary  authority or renders  investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

                  If the specific  conditions  of the  Exemption  are also  satisfied,  the  Exemption  may provide an exemption  from the restrictions  imposed by Sections  406(b)(1) and (b)(2) of ERISA,  and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

         1.       The direct or indirect  sale,  exchange or transfer of  securities  in the initial  issuance of  securities  between the depositor or an Underwriter  and a Plan when the person who has  discretionary  authority or renders  investment  advice with respect to the  investment of Plan Assets in the  securities  is (a) a mortgagor  with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:

                           i.       The Plan is not an Excluded Plan,

                           ii.      Each Plan's  investment in each class of securities does not exceed 25% of the outstanding  securities in the class,

                           iii.     After the  Plan's  acquisition  of the  securities,  no more  than 25% of the  assets  over  which the fiduciary has investment  authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

                           iv.      In the case of initial  issuance (but not secondary market  transactions),  at least 50% of each class of securities  and at least 50% of the  aggregate  interests in the trust fund are acquired by persons independent of the Restricted Group;

         2.       The direct or indirect  acquisition or  disposition in the secondary  market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

         3.       The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

         Further,  if the  specific  conditions  of the  Exemption  are  satisfied,  the  Exemption  may  provide  an  exemption  from the restrictions  imposed by Sections  406(a),  406(b) and 407 of ERISA,  and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for  transactions  in connection with the servicing,  management and operation of the trust fund.
The  depositor  expects that the specific  conditions  of the  Exemption  required for this purpose will be satisfied  with respect to the securities so that the Exemption  would provide an exemption from the  restrictions  imposed by Sections  406(a) and (b) of ERISA (as well as the excise  taxes  imposed  by  Sections  4975(a)  and (b) of the Code by reason of Section  4975(c) of the Code) for  transactions  in connection  with the  servicing,  management  and operation of the trust fund,  provided that the general  conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the  application of the  prohibited  transaction  provisions of Sections  406(a)
and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections  4975(c)(1)(A)  through (D)
of the Code if the  restrictions  are deemed to otherwise  apply merely  because a person is deemed to be a Party in Interest with respect to an  investing  Plan by virtue of  providing  services  to the Plan (or by virtue of having a specified  relationship  to such a person)
solely as a result of the Plan's ownership of securities.

         The Exemption  generally extends exemptive relief to mortgage-backed and asset-backed  securities  transactions using pre-funding accounts for trusts issuing  securities.  With respect to the  securities,  the Exemption will generally  allow mortgage loans  supporting payments to  securityholders,  and having a value equal to no more than 25% of the total principal  amount of the securities being offered by the trust fund, to be  transferred  to the trust fund within the  Pre-Funding  Period instead of requiring that all the mortgage  loans be either  identified or  transferred  on or before the Closing Date. In general,  the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o        the ratio of the amount  allocated to the  pre-funding  account to the total  principal  amount of the securities  being offered must be less than or equal to 25%;

         o        all  additional  mortgage  loans  transferred  to the related trust fund after the Closing Date must meet the same terms and  conditions  for  eligibility  as the  original  mortgage  loans  used to create  the trust  fund,  which  terms and conditions have been approved by one of the Exemption Rating Agencies;

         o        the transfer of the  additional  mortgage loans to the trust fund during the  Pre-Funding  Period must not result in the securities  to be covered by the  Exemption  receiving  a lower  credit  rating  from an  Exemption  Rating  Agency upon termination  of the  Pre-Funding  Period  than the rating that was  obtained at the time of the initial  issuance of the securities by the trust fund;

         o        solely as a result of the use of  pre-funding,  the weighted  average annual  percentage  interest rate for the mortgage loans  included in the related  trust fund on the Closing Date and all  additional  mortgage  loans  transferred  to the related  trust fund after the Closing Date at the end of the Pre- Funding  Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

         o        either:

                  (1)      the  characteristics  of the additional  mortgage loans transferred to the related trust fund after the Closing
                           Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2)      an  independent  accountant  retained by the depositor  must provide the  depositor  with a letter (with copies provided to the  Exemption  Rating Agency  rating the  securities,  the  Underwriter  and the trustee)  stating whether or not the  characteristics  of the  additional  mortgage  loans  transferred to the related trust fund after the Closing Date conform to the  characteristics  described in the  prospectus or  prospectus  supplement and/or agreement.  In preparing the letter, the independent  accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o        the  Pre-Funding  Period  must end no later  than  three  months or 90 days  after the  Closing  Date or earlier in some circumstances  if the  pre-funding  accounts  falls below the minimum  level  specified in the  Agreement or an event of default occurs;

         o        amounts  transferred  to any  pre-funding  accounts  and/or  capitalized  interest  account used in connection  with the pre-funding  may be invested  only in  investments  which are  permitted by the  Exemption  Rating  Agencies  rating the securities and must:

                  (1)      be direct  obligations of, or obligations  fully  guaranteed as to timely payment of principal and interest by, the United States or any agency or  instrumentality  thereof  (provided that the  obligations are backed by the full faith and credit of the United States); or

                  (2)      have been rated (or the obligor has been rated) in one of the three highest  generic  rating  categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         o        the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

         o        the trustee (or any agent with which the trustee  contracts to provide trust  services) must be a substantial  financial institution  or trust  company  experienced  in trust  activities  and familiar  with its duties,  responsibilities  and liabilities with ERISA.  The trustee,  as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Insurance company general accounts

         o        In the event that  securities  which are  certificates do not meet the  requirements  of the Exemption solely because they are  subordinate certificates  or fail to meet a minimum rating requirements  under the Exemption, certain Plans may  be  eligible  to purchase  certificates  pursuant  to Sections I and III of  PTCE 95-60 which  permits insurance company  general  accounts  as defined in PTCE 95-60 to purchase such  certificates if they otherwise meet all of the other requirements of the Exemption.

         o         Insurance  companies  contemplating  the  investment of general  account  assets in the  securities  are  encouraged to consult with their legal advisors with respect to the  applicability  of Section  401(c) of ERISA.  The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

Revolving pool features

         The Exemption  only covers  certificates  backed by a "fixed" pool of loans which requires that all the loans must be transferred to the trust fund or  identified  at closing (or  transferred  within the  Pre-Funding  Period,  if  pre-funding  meeting  the  conditions described above is used).  Accordingly,  certificates  issued by trust funds which feature  revolving pools of assets will not be eligible for a purchase by Plans.  However,  securities  which are notes backed by revolving  pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in "ERISA Considerations Relating to Notes."

ERISA Considerations Relating to Notes

         Under the DOL  Regulations,  the assets of the trust fund would be treated as "plan  assets" of a Plan for the  purposes of ERISA and the Code  only if the  Plan  acquires  an  "equity  interest"  in the  trust  fund and  none of the  exceptions  contained  in the DOL
Regulations  is applicable.  An equity  interest is defined under the DOL  Regulations  as an interest  other than an instrument  which is treated as indebtedness  under applicable local law and which has no substantial  equity features.  Assuming that the notes are treated as indebtedness  without  substantial  equity features for purposes of the DOL Regulations,  then such notes will be eligible for purchase by
Plans. However,  without regard to whether the notes are treated as an "equity interest" for such purposes,  the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited  transaction  if the trust fund or any of its  affiliates is or becomes a party in interest  or  disqualified  person with  respect to such Plan,  or in the event that a note is  purchased  in the secondary  market and such purchase  constitutes  a sale or exchange  between a Plan and a party in interest or  disqualified  person with respect to such Plan.  There can be no assurance  that the trust fund or any of its  affiliates  will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption  permits trust funds which are grantor  trusts,  owner-trusts  or REMICs to issue notes,  as well as  certificates, provided a legal opinion is received to the effect that the  noteholders  have a perfected  security  interest in the trust fund's assets.
The exemptive  relief  provided  under the Exemption for any prohibited  transactions  which could be caused as a result of the operation, management  or  servicing  of the trust fund and its assets  would not be  necessary  with  respect  to notes with no  substantial  equity features which are issued as obligations of the trust fund.  Nevertheless,  because other prohibited  transactions might be involved,  the
Exemption would provide  prohibited  transaction  exemptive  relief,  provided that the same  conditions of the Exemption  described above relating to  certificates  are met with respect to the notes.  The same  limitations of such exemptive  relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not  applicable to the notes,  one or more other  prohibited  transactions  exemptions  may be available to Plans  purchasing or transferring  the notes depending in part upon the type of Plan fiduciary making the decision to acquire the  notes  and  the  circumstances  under which  such decision is made.  These exemptions  include,  but  are  not limited  to, PTCE 90-1
(regarding  investments by insurance company pooled separate accounts),  PTCE 91-38 (regarding  investments by bank collective investments funds), PTCE 84-14 (regarding  transactions  effected by "qualified  professional asset managers"),  PTCE 95-60 (regarding  investments by insurance  company general  accounts) and PTCE 96-23 (regarding  transactions  effected by "in-house asset managers")  (collectively,  the
"Investor-Based  Exemptions").  However,  even if the conditions  specified in these  Investor-Based  Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the  Exemption  is not  applicable  to the  notes,  there can be no  assurance  that any class of notes will be treated as  indebtedness  without  substantial  equity  features  for  purposes of the DOL  Regulations.  There is  increased  uncertainty regarding  the  characterization  of debt  instruments  that do not carry an  investment  grade  rating.  Consequently,  in the event of a withdrawal  or  downgrade  to below  investment  grade of the rating of a class of notes,  the  subsequent  transfer  of such notes or any interest  therein to a Plan  trustee or other person  acting on behalf of a Plan,  or using Plan Assets to effect such  transfer,  will be restricted.  Unless  otherwise  stated in the related  prospectus  supplement,  by  acquiring  a note,  each  purchaser  will be deemed to represent that either (1) it is not acquiring the note with Plan Assets;  or (2) (A) either (i) none of the issuing entity,  the depositor any underwriter,  the trustee,  the master servicer,  any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1,  PTCE 91-38,  PTCE 84-14,  PTCE 95-60,  PTCE 96-23 or some other  prohibited  transaction exemption is applicable to the  acquisition  and holding of the note by such  purchaser  and (B) the notes are rated  investment  grade or better and such person believes that the notes are properly treated as indebtedness  without  substantial  equity features for purposes of the DOL Regulations,  and agrees to so treat the notes. Alternatively,  regardless of the rating of the notes, such person may provide the trustee  with an opinion of counsel,  which  opinion of counsel  will not be at the  expense of the issuing  entity,  the  depositor,  the trustee,  the master  servicer or any other  servicer,  which  opines  that the  purchase,  holding and  transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt  prohibited  transaction under ERISA or Section
4975 of the Code and will not subject the issuing  entity,  the depositor,  the trustee,  the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH  PROSPECTUS  SUPPLEMENT  WILL  CONTAIN  INFORMATION  CONCERNING  CONSIDERATIONS  RELATING  TO ERISA  AND THE  CODE  THAT ARE
APPLICABLE TO THE RELATED  SECURITIES.  BEFORE PURCHASING  SECURITIES IN RELIANCE ON THE EXEMPTION,  THE INVESTOR-BASED  EXEMPTIONS OR ANY
OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE  SECURITIES OF ANY SERIES OR CLASS ARE  ENCOURAGED TO
CONSULT WITH ITS COUNSEL WITH  RESPECT TO THE  POTENTIAL  CONSEQUENCES  UNDER ERISA AND SECTION  4975 OF THE CODE OF THE  ACQUISITION  AND
OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities

         With respect to those  classes of  exchangeable  securities  which were eligible for  exemptive  relief under the Exemption  when purchased,  the Exemption  would also cover the  acquisition  or  disposition  of such  exchangeable  securities  when the  securityholder exercises its exchange rights.  However,  with respect to classes of exchangeable  securities which were not eligible for exemptive relief under the Exemption when  purchased,  the exchange,  purchase or sale of such  securities  pursuant to the exercise of exchange  rights or call rights may give rise to  prohibited  transactions  if a Plan and a Party in Interest  with  respect to such Plan are  involved in the transaction.  However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

         A Plan that is exempt from federal income  taxation  pursuant to Section 501 of the Code  nonetheless  will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

Consultation with Counsel

         There can be no assurance  that the  Exemption or any other DOL  exemption  will apply with respect to any  particular  Plan that acquires  the  securities  or, even if all the  conditions  specified  therein  were  satisfied,  that any such  exemption  would apply to transactions  involving  the trust fund.  Prospective  Plan investors are encouraged to consult  with their  legal counsel  concerning the impact of ERISA and the Code and the  potential  consequences  to their  specific  circumstances  prior to  making  an  investment  in the securities.  Neither the depositor,  the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the  securities  satisfy all legal  requirements  with  respect to the  investment  therein by Plans  generally  or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         Before purchasing a security in reliance on the Exemption,  or an Investor-Based  Exemption,  or any other exemption, a fiduciary of a Plan or other  Plan  Asset  Investor  should  itself  confirm  that (a) all the  specific  and  general  conditions  set forth in the
Exemption,  an  Investor-Based  Exemption or other  exemption  would be satisfied  and (b) in the case of a security  purchased  under the
Exemption,  the security  constitutes a "security" for purposes of the Exemption.  In addition to making its own  determination  as to the availability

of the exemptive relief provided in the Exemption,  and  Investor-Based  Exemption or other exemption,  the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

         A  governmental  plan as  defined  in Section  3(32) of ERISA is not  subject  to ERISA,  or Code  Section  4975.  However,  such governmental  plan may be subject to federal,  state and local law, which is, to a material extent,  similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental  plan should make its own  determination  as to the propriety of such investment  under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                                         LEGAL INVESTMENT MATTERS

         Each class of  certificates  or notes offered by this  prospectus and by the related  prospectus  supplement will be rated at the date of issuance in one of the four highest  rating  categories by at least one Rating Agency.  If so specified in the related  prospectus supplement,  each such class that is rated in one of the two highest  rating  categories  by at least one Rating  Agency  will  constitute
"mortgage  related  securities"  for  purposes of SMMEA,  and, as such,  will be legal  investments  for  persons,  trusts,  corporations, partnerships,  associations,  business trusts and business  entities  (including  depository  institutions,  life insurance  companies and pension  funds)  created  pursuant to or existing  under the laws of the United States or of any State whose  authorized  investments  are subject to state  regulation  to the same extent that,  under  applicable  law,  obligations  issued by or  guaranteed as to principal and interest by the United States or any agency or instrumentality  thereof  constitute legal investments for the entities.  Under SMMEA, if a
State enacted  legislation on or prior to October 3, 1991 specifically  limiting the legal investment  authority of any such entities with respect to "mortgage  related  securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein.  Some States have enacted legislation which overrides the preemption  provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual  commitment to purchase,  hold or invest in "mortgage  related  securities,"  or require the sale or other  disposition  of the  securities,  so long as the  contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment  authority of  federally-chartered  depository  institutions as follows:  federal savings and loan  associations  and federal  savings  banks may invest in, sell or  otherwise  deal with  "mortgage  related  securities"  without limitation as to the percentage of their assets  represented  thereby,  federal credit unions may invest in the  securities,  and national banks may purchase the securities for their own account without regard to the limitations  generally  applicable to investment  securities set forth in 12 U.S.C.  24  (Seventh),  subject in each case to such  regulations  as the  applicable  federal  regulatory  authority  may prescribe.

         The Federal Financial  Institutions  Examination  Council has issued a supervisory policy statement  applicable to all depository institutions,  setting forth  guidelines for and significant  restrictions on investments in "high-risk  mortgage  securities." The policy statement has been adopted by the Federal  Reserve  Board,  the Office of the  Comptroller  of the Currency,  the FDIC and the OTS with an effective date of February 10, 1992. The policy  statement  generally  indicates that a mortgage  derivative  product will be deemed to be high risk if it exhibits  greater price  volatility  than a standard fixed rate  thirty-year  mortgage  security.  According to the policy statement,  prior to purchase,  a depository  institution will be required to determine whether a mortgage  derivative  product that it is considering  acquiring is high-risk,  and if so that the proposed  acquisition would reduce the institution's  overall interest rate risk.
Reliance on analysis  and  documentation  obtained  from a securities  dealer or other  outside  party  without  internal  analysis by the institution  would be  unacceptable.  There can be no assurance  as to which  classes of offered  securities  will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin,  entitled,  "Mortgage  Derivative Products and Mortgage Swaps", which is applicable to thrift institutions  regulated by the OTS. The bulletin  established  guidelines for the investment by savings  institutions in certain
"high-risk"  mortgage  derivative  securities and  limitations on the use of the  securities by insolvent,  undercapitalized  or otherwise
"troubled"  institutions.  According to the bulletin,  such "high-risk" mortgage derivative securities include securities having specified characteristics,  which may include some classes of offered securities.  In addition,  the National Credit Union Administration has issued regulations  governing  federal credit union  investments  which prohibit  investment in specified types of securities,  which may include some classes of offered  securities.  Similar policy  statements have been issued by regulators  having  jurisdiction  over other types of depository institutions.

         Any class of securities  that is not rated in one of the two highest  rating  categories by at least one Rating  Agency,  and any other class of securities specified in the related prospectus  supplement,  will not constitute "mortgage related securities" for purposes of SMMEA.  Prospective  investors in these classes of securities,  in particular,  should consider the matters  discussed in the following paragraph.

         There may be other  restrictions  on the  ability of  investors  either to  purchase  some  classes of offered  securities  or to purchase any class of offered securities  representing more than a specified  percentage of the investors' assets. The depositor will make no representations as to the proper  characterization of any class of offered securities for legal investment or other purposes,  or as to the ability of particular investors to purchase any class of certificates or notes under applicable legal investment  restrictions.  These uncertainties  may adversely  affect the liquidity of any class of certificates  or notes.  Accordingly,  all investors  whose  investment activities are subject to legal  investment laws and  regulations,  regulatory  capital  requirements or review by regulatory  authorities are encouraged to consult  with their own legal advisors in  determining  whether and to what extent the offered  securities  of any class thereof constitute  legal  investments or are subject  to investment,  capital or other  restrictions,  and, if applicable,  whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                                             USE OF PROCEEDS

         Substantially  all of the net proceeds to be received from the sale of  certificates or notes will be applied by the depositor to finance the purchase of, or to repay short-term  loans incurred to finance the purchase of, the mortgage loans and/or mortgage  securities in the  respective  mortgage  pools and to pay other  expenses.  The depositor  expects that it will make  additional  sales of securities similar to the offered  securities from time to time, but the timing and amount of any such additional  offerings will be dependent upon a number of factors,  including the volume of mortgage loans purchased by the depositor,  prevailing  interest rates,  availability of funds and general market conditions.

                                                         METHODS OF DISTRIBUTION

         The depositor will offer the securities in series.  The  distribution  of the securities may be effected from time to time in one or more transactions,  including  negotiated  transactions,  at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment  therefor.  If so specified in the related prospectus  supplement,  Bear, Stearns & Co. Inc., an affiliate of the depositor,  acting as underwriter with other  underwriters,  if any, named in such prospectus  supplement will distribute the securities in a firm commitment  underwriting,  subject to the terms and conditions of the underwriting  agreement. In such event, the related  prospectus  supplement  may also specify that the  underwriters  will not be  obligated  to pay for any  securities  agreed to be purchased by purchasers  pursuant to purchase  agreements  acceptable to the  depositor.  In connection  with the sale of the  securities, underwriters  may receive  compensation  from the depositor or from purchasers of the securities in the form of discounts,  concessions or commissions.  The related prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities,  in addition to the method of distribution  as described in the prospectus  supplement and this base  prospectus,  the  distribution  of any  class  of the  offered  securities  may be  effected  through  one or more  resecuritization transactions, in accordance with Rule 190(b).

         Alternatively,  the related  prospectus  supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously  purchased or agreed to purchase,  will  distribute the  securities.  If Bear,
Stearns & Co. Inc. acts as agent in the sale of securities,  Bear,  Stearns & Co. Inc. will receive a selling  commission  with respect to each  series of  securities,  depending  on market  conditions,  expressed  as a  percentage  of the  aggregate  principal  balance of the securities  sold  hereunder as of the closing date. The exact  percentage  for each series of securities  will be disclosed in the related prospectus  supplement.  To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal,  Bear, Stearns & Co. Inc.
may  realize  losses or profits  based upon the  difference  between  its  purchase  price and the sales  price.  The  related  prospectus supplement  with respect to any series  offered  other than through  underwriters  will contain  information  regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The  depositor  will  indemnify  Bear,  Stearns & Co. Inc. and any  underwriters  against  certain civil  liabilities,  including liabilities  under the  Securities  Act of 1933,  or will  contribute to payments  Bear,  Stearns & Co. Inc. and any  underwriters  may be required to make in respect thereof.

         In the ordinary  course of business,  the depositor and Bear,  Stearns & Co. Inc. may engage in various  securities and financing transactions,  including  repurchase  agreements to provide interim  financing of the depositor's  mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear,  Stearns & Co. Inc. may use this  prospectus  and the related  prospectus  supplement in  connection  with offers and sales related to  market-making  transactions in the securities.  Bear,  Stearns & Co. Inc. may act as principal or agent in such  transactions.
Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The  depositor   anticipates  that  the  securities  will  be  sold  primarily  to   institutional   investors  or  sophisticated
non-institutional  investors.  Purchasers  of  securities,  including  dealers,  may,  depending  on the facts and  circumstances  of such purchases,  be deemed to be "underwriters"  within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard before any such reoffer or sale.

                                                              LEGAL MATTERS

         Legal matters in connection  with the  securities of each series,  including  both federal income tax matters and the legality of the  securities  being  offered,  will be passed  upon for the  depositor  by Thacher  Proffitt & Wood llp,  New York,  New York,  Orrick,
Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                                                          FINANCIAL INFORMATION

         With respect to each series,  a new trust fund will be formed,  and no trust fund will engage in any business  activities or have any assets or obligations  prior to the issuance of the related  series.  Accordingly,  no financial  statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                                                 RATINGS

         It is a condition to the issuance of any class of offered  securities  that they shall have been rated not lower than  investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on  mortgage  pass-through  certificates  and  mortgage-backed  notes  address the  likelihood  of receipt by the holders thereof of all  collections on the underlying  mortgage  assets to which the holders are entitled.  These ratings  address the structural, legal and issuer-related  aspects associated with the certificates and notes, the nature of the underlying  mortgage assets and the credit quality  of the  guarantor,  if any.  Ratings on  mortgage  pass-through  certificates  and  mortgage-backed  notes do not  represent  any assessment  of the  likelihood of principal  prepayments  by borrowers or of the degree by which the  prepayments  might differ from those originally anticipated.  As a result,  securityholders might suffer a lower than anticipated yield, and, in addition,  holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security  rating is not a  recommendation  to buy, sell or hold  securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                                          AVAILABLE INFORMATION

         The depositor is subject to the  informational  requirements  of the Exchange Act and in accordance  therewith  files reports and other  information  with the Commission.  Reports and other  information  filed by the depositor can be inspected and copied at the Public
Reference  Room  maintained by the  Commission at 100 F Street NE,  Washington,  DC 20549,  and its Regional  Offices  located as follows:
Chicago Regional Office, 500 West Madison,  14th Floor,  Chicago,  Illinois 60661; New York Regional Office,  233 Broadway,  New York, New
York  10279.  Copies of the  material  can also be  obtained  from the  Public  Reference  Section  of the  Commission,  100 F Street  NE,
Washington,  DC 20549, at prescribed rates and electronically through the Commission's  Electronic Data Gathering,  Analysis and Retrieval
system at the Commission's Website  (http://www.sec.gov).  Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange  Commission at (800)  SEC-0330.  Exchange Act reports as to any series filed with the Commission  will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including  reports of assessment of compliance with the AB Servicing  Criteria, attestation  reports,  and statements of compliance,  discussed in "Servicing of Mortgage  Loans—Evidence as to Compliance" in the related prospectus  supplement and "Description of the Securities — Reports to  Securityholders"  in this  prospectus,  required to be filed under
Regulation AB), periodic  distribution  reports on Form 10-D,  current reports on Form 8-K and amendments to those reports,  together with such other reports to security  holders or information  about the  securities as shall have been filed with the Commission  will be posted on the trustee's or the securities  administrator's internet web site, as applicable,  as soon as reasonably practicable after it has been electronically  filed with,  or  furnished  to, the  Commission.  The address of the  website  will be provided in the related  Prospectus
Supplement.

         This prospectus does not contain all of the information set forth in the  registration  statement (of which this prospectus forms a part) and exhibits  thereto which the depositor has filed with the Commission  under the Securities Act and to which reference is hereby made.

                                                        REPORTS TO SECURITYHOLDERS

         The master servicer or another  designated person will be required to provide periodic  unaudited  reports  concerning each trust fund to all  registered  holders of offered  securities  of the related  series with respect to each trust fund as are required  under the
Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each  issuing  entity,  so long as it is required to file  reports  under the  Exchange  Act,  those  reports  will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic  distribution  reports will be posted on the website of the sponsor,  depositor,  master servicer or securities administrator,  as applicable,  referenced above under
"Available  Information" as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing  Criteria,  attestation reports,  and statements of compliance will be provided to registered  holders of the related  securities upon request free of charge. See
"Servicing of Mortgage  Loans—Evidence  as to  Compliance"  in the related  prospectus  supplement  and  "Description  of the Securities —
Reports to Securityholders" in this prospectus.

                                                INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus and in the related  prospectus  supplement by reference all documents,  including but not limited to the  financial  statements  and reports  filed or caused to be filed or  incorporated  by reference by the  depositor  with respect to a trust fund pursuant to the  requirements  of Sections  13(a) or 15(d) of the Exchange Act,  prior to the  termination  of the offering of the offered  securities of the related series; provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to a trust fund.

         The  depositor  will  provide or cause to be provided  without  charge to each person to whom this  prospectus  is  delivered  in connection with the offering of one or more classes of offered  securities,  upon written or oral request of the person,  a copy of any or all the reports  incorporated  in this  prospectus  by  reference,  in each case to the extent the  reports  relate to one or more of such classes of the offered  securities,  other than the  exhibits to the  documents,  unless the  exhibits are  specifically  incorporated  by reference in the documents.  Requests should be directed in writing to Structured Asset Mortgage  Investments II Inc., 383 Madison Avenue,
New York,  New York 10179,  Attention:  Secretary,  or by telephone at (212)  272-2000.  The depositor has  determined  that its financial statements will not be material to the offering of any offered securities.

                                                                 GLOSSARY

         Accrual  Security — A security with respect to which some or all of its accrued  interest will not be distributed as interest but rather  an amount  equal to that  interest  will be added to the  principal  balance  thereof  on each  distribution  date for the  period described in the related prospectus supplement.

         Affiliated Seller — Banks,  savings and loan  associations,  mortgage bankers,  mortgage brokers,  investment  banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC.

         Agreement — An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM Loan — A mortgage loan with an adjustable interest rate.

         Assumption Fee — The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         Bankruptcy Amount — The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         Bankruptcy Code — Title 11 of the United States Code, as amended from time to time.

         Bankruptcy Loss — A Realized Loss  attributable to certain actions which may be taken by a bankruptcy  court in connection with a mortgage  loan,  including a reduction by a bankruptcy  court of the  principal  balance of or the mortgage  rate on a mortgage loan or an extension of its maturity.

         Beneficial Owner — A person acquiring an interest in any DTC Registered Security.

         Benefit  Plan  Investors  — Plans  subject  to Part 4 of Title I of  ERISA or  Section  4975 of the  Code  and any  entity  whose underlying assets include Plan Assets by reason of any such Plan's investment in the entity.

         Buydown Account — With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         Buydown Funds — With respect a buydown mortgage loan, the amount  contributed by the seller of the mortgaged  property or another source and placed in the Buydown Account.

         Buydown Period — The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         Call Class — A class of  securities  which  entitles  the holder  thereof  to direct  the  trustee to redeem a Callable  class of securities.

         Callable  Class — A class of securities of a series which is redeemable,  directly or indirectly,  at the direction of the holder of the related Call Class, as provided in the related  prospectus  supplement.  A Callable Class may have a "lock-out period" during which such  securities  cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable
Class exceeds the outstanding principal balance of such assets.

         CERCLA — The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         Class  Factor — For any  exchangeable  security  and any  month,  will be a  truncated  seven  digit  decimal  which,  which when multiplied by the original principal amount of that class, will equal its remaining  principal amount,  after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         Clearstream — Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

         Closing Date — With respect to any series of securities, the date on which the securities are issued.

         Code — The Internal Revenue Code of 1986.

         Commission — The Securities and Exchange Commission.

         Committee Report — The Conference Committee Report accompanying the Tax Reform Act of 1986.

         Conservation Act — The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         Contract — Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         Contributions  Tax — With respect to specific  contributions  to a REMIC made after the Closing Date, a tax on the REMIC equal to
100% of the value of the contributed property.

         Cooperative — With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         Crime Control Act — The Comprehensive Crime Control Act of 1984.

         Defaulted  Mortgage Loss — A Realized Loss other than a Special Hazard Loss,  Extraordinary  Loss or other losses  resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         Deferred  Interest — If an adjustment  to the mortgage  rate on a mortgage loan has caused the amount of accrued  interest on the mortgage  loan in any month to exceed the  scheduled  monthly  payment on the mortgage  loan,  the  resulting  amount of interest that has accrued but is not then payable;

         Deleted Mortgage Loan — A mortgage loan which has been removed from the related trust fund.

         Designated  Seller  Transaction  — A series of  securities  where the related  mortgage  loans are  provided  either  directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         Determination  Date — The close of  business  on the date on which the amount of each  distribution  to  securityholders  will be determined, which shall be stated in each prospectus supplement.

         Distribution  Account — One or more  separate  accounts  for the  collection  of payments on the related  mortgage  loans  and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

         DIDMC — The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL — The U.S. Department of Labor.

         DOL Regulations — Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

         DTC — The Depository Trust Company.

         DTC Registered Security — Any security initially issued through the book-entry facilities of the DTC.

         Eligible  Account  — An  account  maintained  with a  federal  or  state  chartered  depository  institution  (i) the  short-term obligations of which are rated by each of the Rating  Agencies in its highest rating at the time of any deposit  therein,  or (ii) insured by the FDIC (to the limits  established  by the FDIC),  the  uninsured  deposits in which  account are  otherwise  secured  such that,  as evidenced by an opinion of counsel  (obtained  by and at the expense of the person  requesting  that the account be held  pursuant to this clause (ii)) delivered to the trustee prior to the  establishment of the account,  the  securityholders  will have a claim with respect to the funds in the account and a perfected  first priority  security  interest  against any collateral  (which shall be limited to Permitted
Instruments)  securing the funds that is superior to claims of any other  depositors or general  creditors of the  depository  institution with which the  account is  maintained  or (iii) a trust  account or  accounts  maintained  with a federal or state  chartered  depository institution  or trust  company  with  trust  powers  acting in its  fiduciary  capacity  or (iv) an account or  accounts  of a  depository institution  acceptable  to the Rating  Agencies  (as  evidenced  in writing by the Rating  Agencies  that use of any such  account as the
Distribution  Account will not have an adverse effect on the then-current  ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         Equity  Certificates — With respect to any series of notes, the certificate or certificates  representing a beneficial  ownership interest in the related issuing entity.

         ERISA — The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plans — Employee pension and welfare benefit plans subject to ERISA.

         ES Class — A class of exchangeable securities, as described under "Description of the Certificates — Exchangeable Securities."

         Exemption — An  individual  prohibited  transactions  exemption  issued by the DOL to an  underwriter,  as amended by  Prohibited
Transaction  Exemption  ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997),  PTE 2000-58,  65 Fed. Reg. 67765 (November 13, 2000),  and PTE
2002-41, 67 Fed. Reg. 54487 (August 22, 2002) or any amendment thereto.

         Exemption Rating Agency — Standard & Poor's, a division of The McGraw-Hill  Companies,  Inc., Moody's Investors Service, Inc., or
Fitch, Inc. or any other "Rating Agency" within the meaning of the Exemption.

         Exchange Act — The Securities Exchange Act of 1934, as amended.

         Extraordinary Loss — Any Realized Loss occasioned by war, civil  insurrection,  certain  governmental  actions,  nuclear reaction and certain other risks.

         Fraud Loss — A Realized  Loss  incurred  on a  defaulted  mortgage  loan as to which  there was fraud in the  origination  of the mortgage loan.

         Fraud Loss Amount — The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC Rule — The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         Garn-St Germain Act — The Garn-St Germain Depository Institutions Act of 1982.

         Ginnie Mae — The Government National Mortgage Association.

         Global Securities — The certificated  securities  registered in the name of DTC, its nominee or another  depository  representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

         Grantor Trust  Fractional  Interest  Certificate — A Grantor Trust  Certificate  representing  an undivided  equitable  ownership interest in the principal of the mortgage loans  constituting the related Grantor Trust Fund,  together with interest on the Grantor Trust
Certificates at a pass-through rate.

         Grantor Trust Strip  Certificate — A certificate  representing  ownership of all or a portion of the difference  between interest paid on the mortgage loans  constituting the related Grantor Trust Fund (net of normal  administration  fees and any retained  interest of the  depositor)  and interest paid to the holders of Grantor Trust  Fractional  Interest  Certificates  issued with respect to the Grantor
Trust Fund. A Grantor Trust Strip  Certificate  may also  evidence a nominal  ownership  interest in the  principal of the mortgage  loans constituting the related Grantor Trust Fund.

         Grantor  Trust Fund — A trust fund as to which no REMIC  election  will be made and which  qualifies as a "grantor  trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         High Cost Loans — Mortgage loans subject to the Homeownership  Act, which amended TILA to provide new requirements  applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         High LTV Loans — Mortgage  loans with  Loan-to-Value  Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         Homeownership Act —The Home Ownership and Equity Protection Act of 1994.

         Housing Act — The National Housing Act of 1934, as amended.

         Index — With  respect to an ARM Loan,  the related  index will be specified in the related  prospectus  supplement,  will be of a type that are  customarily  used in the debt and fixed income  markets to measure the cost of borrowed  funds,  and may include one of the following indexes:  (1) the weekly average yield on U.S. Treasury  securities  adjusted to a constant maturity of either six months or one year, (2) the weekly  auction  average  investment  yield of U.S.  Treasury  bills of six months,  (3) the daily Bank Prime Loan rate made available by the Federal  Reserve  Board,  (4) the cost of funds of member  institutions  for the Federal Home Loan Bank of San Francisco,
(5) the interbank  offered rates for U.S.  dollar  deposits in the London  market,  each  calculated as of a date prior to each  scheduled interest  rate  adjustment  date which will be  specified in the related  prospectus  supplement  or (6) any other index  described in the related prospectus supplement.

         Insurance  Proceeds — Proceeds received under any hazard,  title,  primary mortgage,  FHA or other insurance policy that provides coverage with respect to a particular  mortgaged  property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related  borrower in accordance  with the  customary  servicing  practices of the master  servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         Intermediary  — An  institution  that is not a participant  in the DTC but clears  through or maintains a custodial  relationship with a participant.

         IRS — The Internal Revenue Service.

         Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         Issuing Entity — With respect to a series of notes,  the Delaware  statutory trust or other trust,  created pursuant to the owner trust agreement, that issues the notes.

         Liquidation  Proceeds — (1) All amounts,  other than Insurance  Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof,  by foreclosure or otherwise,  together with the net operating income
(less reasonable  reserves for future expenses) derived from the operation of any mortgaged  properties acquired by the trust fund through foreclosure  or otherwise and (2) all proceeds of any mortgage loan or mortgage  security  purchased  (or, in the case of a  substitution, amounts  representing a principal  adjustment) by the master servicer,  the depositor,  a Seller or any other person pursuant to the terms of the related  pooling and  servicing  agreement  or  servicing  agreement  as described  under "The  Mortgage  Pools—Representations  by
Sellers,"  "Servicing of Mortgage  Loans—Realization  Upon and Sale of Defaulted Mortgage Loans," "—Assignment of Trust Fund Assets" above and "The Agreements—Termination."

         Loan-to-Value  Ratio — With respect to any mortgage loan at any given time is the ratio  (expressed as a percentage)  of the then outstanding  principal  balance of the mortgage  loan plus the principal  balance of any senior  mortgage loan to the Value of the related mortgaged property.

         Manufactured  Home —  Manufactured  homes  within  the  meaning  of 42 United  States  Code,  Section  5402(6),  which  defines a
"manufactured  home" as "a structure,  transportable  in one or more sections,  which in the traveling mode, is eight body feet or more in width or forty body feet or more in length,  or, when erected on site, is three hundred  twenty or more square feet, and which is built on a permanent  chassis  and  designed  to be used as a dwelling  with or without a  permanent  foundation  when  connected  to the  required utilities,  and includes the plumbing,  heating,  air conditioning,  and electrical systems contained therein;  except that the term shall include any structure  which meets all the  requirements  of this  paragraph  except the size  requirements  and with respect to which the manufacturer  voluntarily  files a  certification  required  by the  Secretary  of Housing and Urban  Development  and  complies  with the standards established under this chapter."

         Master Servicer  Collection  Account — One or more separate  accounts  established by a master  servicer,  into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         Net Mortgage  Rate — With respect to a mortgage  loan,  the mortgage  rate net of the per annum rate or rates  applicable  to the calculation of servicing and administrative fees and any retained interest of the depositor.

         Nonrecoverable  Advance — An advance which, in the good faith judgment of the master servicer or a servicer, as applicable,  will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         Note Margin — With respect to an ARM Loan, the fixed  percentage set forth in the related  mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID Regulations — The rules governing  original issue discount that are set forth in Sections  1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS — The Office of Thrift Supervision.

         Parity Act — The Alternative Mortgage Transaction Parity Act of 1982.

         Parties in  Interest — With  respect to a Plan,  persons  who have  specified  relationships  to the Plans,  either  "Parties  in
Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Section 4975 of the Code.

         Percentage  Interest — With  respect to a security of a  particular  class,  the  percentage  obtained  by  dividing  the initial principal  balance or notional  amount of the security by the aggregate  initial  amount or notional  balance of all the securities of the class.

         Permitted  Investments — United States  government  securities and other  investment grade  obligations  specified in the related pooling and servicing agreement or the related servicing agreement and indenture.
         Piggyback  Loan — A second lien  mortgage  loan  originated  by the same  originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

         Plan Assets — "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         Plans — ERISA Plans and Tax Favored Plans.

         Prepayment  Assumption — With respect to a REMIC Regular  Certificate or a Grantor Trust Certificate,  the prepayment  assumption used in pricing the initial offering of that security.

         Prepayment  Interest  Shortfall — With respect to any mortgage loan with a prepayment  in part or in full the excess,  if any, of interest  accrued and  otherwise  payable on the related  mortgage  loan over the interest  charged to the borrower  (net of servicing and administrative fees and any retained interest of the depositor).

         Primary  Insurance  Covered  Loss — With  respect to a mortgage  loan covered by a Primary  Insurance  Policy,  the amount of the related loss covered pursuant to the terms of the Primary  Insurance  Policy,  which will generally consist of the unpaid principal amount of the mortgage  loan and accrued and unpaid  interest on the mortgage  loan and  reimbursement  of specific  expenses,  less (1) rents or other  payments  collected  or received by the insured  (other than the  proceeds of hazard  insurance)  that are derived from the related mortgaged  property,  (2) hazard insurance  proceeds in excess of the amount required to restore the related mortgaged  property and which have not been applied to the payment of the  mortgage  loan,  (3) amounts  expended  but not  approved by the primary  insurer,  (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         Primary Insurance Policy — A primary mortgage guaranty insurance policy.

         Primary Insurer — An issuer of a Primary Insurance Policy.

         Protected Account — One or more separate accounts  established by each servicer  servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE — Prohibited Transaction Class Exemption.

         Qualified  Substitute  Mortgage  Loan — A mortgage  loan  substituted  for a Deleted  Mortgage  Loan,  meeting  the  requirements described under "The Mortgage Pools— Representations by Sellers" in this prospectus.

         Rating  Agency — A  "nationally  recognized  statistical  rating  organization"  within the  meaning of Section  3(a)(41)  of the
Exchange Act.

         Realized  Loss — Any loss on a mortgage  loan  attributable  to the  mortgagor's  failure to make any  payment  of  principal  or interest as required under the mortgage note.

         Record  Date — The  close of  business  on the last  business  day of the  month  preceding  the  month in which  the  applicable distribution date occurs.

         Relief Act — The Servicemembers Civil Relief Act..

         REMIC — A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC Administrator — The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC Certificates — Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC Provisions — Sections 860A through 860G of the Code.

         REMIC Regular Certificate — A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC Regular Certificateholder — A holder of a REMIC Regular Certificate.

         REMIC Residual Certificate — A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC Residual Certificateholder — A holder of a REMIC Residual Certificate.

         REMIC Regulations — The REMIC Provisions and the related Treasury regulations.

         REO Mortgage  Loan — A mortgage  loan where title to the related  mortgaged  property has been  obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO — The Racketeer Influenced and Corrupt Organizations statute.

         Securities Act — The Securities Act of 1933, as amended.

         Seller — The seller of the  mortgage  loans or mortgage  securities  included  in a trust fund to the  depositor  with  respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         Single Family  Property — An attached or detached  one-family  dwelling unit,  two-to  four-family  dwelling  unit,  condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA — The Secondary Mortgage Market Enhancement Act of 1984.

         Special  Hazard  Amount — The amount of Special  Hazard  Losses that may be  allocated to the credit  enhancement  of the related series.

         Special Hazard Loss — (1) losses due to direct physical  damage to a mortgaged  property other than any loss of a type covered by a hazard  insurance  policy or a flood  insurance  policy,  if  applicable,  and (2) losses from  partial  damage  caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         Strip  Security  — A security  which will be  entitled  to (1)  principal  distributions,  with  disproportionate,  nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

         Tax  Favored  Plans — Plans  that meet the  definition  of "plan" in  Section  4975(e)(1)  of the Code,  including  tax-qualified retirement  plans  described in Section 401(a) of the Code and individual  retirement  accounts and annuities  described in Section 408 of the Code.

         TILA — The Federal Truth-in-Lending Act.

         Title V — Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         Title VIII — Title VIII of the Garn-St Germain Act.

         Unaffiliated Sellers — Banks, savings and loan associations,  mortgage bankers,  mortgage brokers,  investment banking firms, the
Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         United States Person — A citizen or resident of the United States,  a corporation or partnership  (including an entity treated as a corporation  or  partnership  for federal  income tax purposes)  created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia  (except,  in the case of a partnership,  to the extent  provided in  regulations),or  an estate whose income is subject to United States federal  income tax  regardless of its source,  or a trust if a court within the United States is able to exercise  primary  supervision  over the  administration  of the trust and one or more United States persons have the authority to control all substantial  decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury,  which have not yet been issued,  a trust which was in existence on August 20, 1996 (other than a trust  treated as owned by the grantor  under  subpart E of part I of  subchapter  J of chapter 1 of the Code),  and which was  treated as a United  States  person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         Value — With respect to a mortgaged property securing a single family,  multifamily,  commercial or mixed-use loan, the lesser of
(x) the appraised  value  determined in an appraisal  obtained at origination  of the mortgage loan, if any, or, if the related  mortgaged property has been appraised  subsequent to origination,  the value determined in the subsequent  appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent  appraisal).  However, in the case of refinanced, modified or converted single family,  multifamily,  commercial or mixed-use loans, the "Value" of the related  mortgaged  property will be equal to the lesser of (x) the appraised value of the related  mortgaged  property  determined at origination or in an appraisal,  if any, obtained at the time of  refinancing,  modification  or conversion  and (y) the sales price of the related  mortgaged  property or, if the mortgage loan is not a rate and term  refinance  mortgage loan and if the  mortgaged  property was owned for a relatively  short period of time prior to refinancing,  modification or conversion,  the sum of the sales price of the related mortgaged property plus the added value of any  improvements.  With respect to a new  Manufactured  Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the  manufacturer to the dealer  (exclusive of freight to the dealer site),  including  "accessories"
identified in the invoice, plus the actual cost of any accessories  purchased from the dealer, a delivery and set-up allowance,  depending on the size of the unit,  and the cost of state and local taxes,  filing fees and up to three years  prepaid  hazard  insurance  premiums.
With respect to a used  Manufactured  Home, the "Value" is the least of the sale price, the appraised  value, and the National  Automobile
Dealer's  Association book value plus prepaid taxes and hazard  insurance  premiums.  The appraised value of a Manufactured  Home is based upon the age and  condition  of the  manufactured  housing  unit and the  quality  and  condition  of the mobile  home park in which it is situated, if applicable.  An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

===========================================================================================================================

                                                      $1,831,882,000

                                                      (Approximate)

                                      Structured Asset Mortgage Investments II Inc.
                                                        Depositor

                                           Bear Stearns Mortgage Funding Trust
                                           Mortgage Pass-Through Certificates,
                                                     Series 2006-AR5

                                                  Prospectus Supplement

                                                 Bear, Stearns & Co. Inc.
                                                       Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement, such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.
===========================================================================================================================